                                                                    (CHASE LOGO)

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 27, 2006)

                          $3,751,829,100 (Approximate)

                  CHASE MORTGAGE FINANCE TRUST SERIES 2007-A1
                                 Issuing Entity

                       CHASE MORTGAGE FINANCE CORPORATION
                                    Depositor

                            JPMORGAN CHASE BANK, N.A.
                                    Servicer

                             CHASE HOME FINANCE LLC
                               Sponsor and Seller

         MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-A1

     INVESTING IN THESE CERTIFICATES INVOLVES RISKS. YOU SHOULD NOT PURCHASE THESE CERTIFICATES UNLESS YOU FULLY UNDERSTAND THEIR RISKS AND STRUCTURE. SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 4 OF THE PROSPECTUS.

     THESE CERTIFICATES REPRESENT INTERESTS OF THE ISSUING ENTITY ONLY. NEITHER THESE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE OBLIGATIONS OF CHASE MORTGAGE FINANCE CORPORATION, JPMORGAN CHASE BANK, N.A., J.P. MORGAN MORTGAGE ACQUISITION CORP., CHASE HOME FINANCE LLC OR ANY OF THEIR AFFILIATES. THESE CERTIFICATES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR OTHER ENTITY.

     Chase Mortgage Finance Trust Series 2007-A1 will issue seventy-four classes of certificates of which sixty-eight classes are offered by this prospectus supplement and the accompanying prospectus. The table on page S-5 identifies the various classes and specifies certain characteristics of each class, including each class's initial principal balance (or notional amount), interest rate and rating.

     The assets of the issuing entity will consist primarily of two pools of adjustable rate fully amortizing one- to four-family first lien residential mortgage loans with original terms to stated maturity of not more than 30 years. We will divide each mortgage pool into multiple groups.

     Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected distribution date will be March 26, 2007. Credit enhancement for the offered certificates includes subordination, shifting interest and loss allocation features.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriter, J.P. Morgan Securities Inc., will purchase the offered certificates from Chase Mortgage Finance Corporation in the amounts described in "Plan of Distribution" on page S-194 of this prospectus supplement. The underwriter will offer the offered certificates at varying prices to be determined at the time of sale. The proceeds to Chase Mortgage Finance Corporation from the sale of the offered certificates will be approximately 98.38% of the principal balance of the offered certificates plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays to Chase Mortgage Finance Corporation for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

                                    JPMORGAN

           The date of this Prospectus Supplement is February 26, 2007

               LIMITATIONS RELATING TO THE EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Union and Iceland, Norway and Liechtenstein which has implemented the Prospectus Directive (each, a "Relevant Member State"), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than E43,000,000 and (3) an annual net turnover of more than E50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuing Entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

     Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

    IMPORTANT NOTICE ABOUT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and (b) this prospectus supplement, which describes the specific terms of the offered certificates.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where those sections are located. In addition, an index of defined terms can be found beginning on page S-196 of this prospectus supplement and on page 76 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Chase Mortgage Finance Corporation.

                                TABLE OF CONTENTS

TABLE OF CONTENTS ......................................................     S-3
THE SERIES 2007-A1 CERTIFICATES ........................................     S-5
SUMMARY INFORMATION ....................................................    S-13
   The Issuing Entity ..................................................    S-13
   Principal Parties ...................................................    S-13
   Affiliations ........................................................    S-14
   Legal Proceedings ...................................................    S-14
   Cut-off Date ........................................................    S-14
   Closing Date ........................................................    S-14
   The Certificates ....................................................    S-14
   Description of the Pool I Certificates ..............................    S-14
   Description of the Pool II Certificates .............................    S-15
   Exchangeable Certificates ...........................................    S-15
   The Mortgage Loans ..................................................    S-15
   Mortgage Pool I .....................................................    S-16
   Mortgage Pool II ....................................................    S-20
   Distributions on the Certificates ...................................    S-21
   Mortgage Loan Representations and Warranties ........................    S-21
   Fees and Expenses ...................................................    S-22
   Credit Enhancement ..................................................    S-22
   No Cross-Collateralization Among Pools ..............................    S-24
   Optional Termination ................................................    S-24
   Final Scheduled Distribution Date ...................................    S-25
   Legal Investment ....................................................    S-25
   Federal Income Tax Consequences .....................................    S-25
   ERISA Considerations ................................................    S-25
   Ratings .............................................................    S-25
RISK FACTORS ...........................................................    S-26
   Forward-Looking Statements ..........................................    S-26
   Prepayments May Adversely Affect Yield ..............................    S-26
   No Cross-Collateralization Between the Mortgage Pools ...............    S-27
   Changes to the Weighted Average Net Mortgage Rate on the Mortgage
      Loans May Reduce the Yield with Respect to the Certificates ......    S-27
   Attempted Recharacterization of the Transfers from Chase Home Finance
      LLC and J.P. Morgan Mortgage Acquisition Corp. to Chase Mortgage
      Finance Corporation and from Chase Mortgage Finance Corporation to
      the Issuing Entity Could Delay or Reduce Payments to You .........    S-28
   Failure of the Servicer to Perform or the Insolvency of the Servicer
      May Adversely Affect Distributions on Certificates ...............    S-28
   Subordination of Subordinated Certificates and the Class 1-A2, Class
      1-A4, Class 1-A6, Class 2-A2, Class 2-A4, Class 3-A2, Class 4- A2,
      Class 5-A2, Class 6-A2, Class 7-A2, Class 8-A2, Class 9- A2, Class
      10-A2, Class 11-A2, Class 12-A4 and Class 13-A3
      Certificates Increases Risk of Loss to Such Classes ..............    S-28
   Risks Related to the Exchangeable Certificates ......................    S-30
   Geographic Concentration of the Mortgaged Properties May Increase
      Risk of Loss .....................................................    S-31
   Statutory and Judicial Limitations on Foreclosure Procedures May
      Delay Recovery in Respect of the Mortgaged Property and, in some
      Instances, Limit the Amount that May Be Recovered by the
      Foreclosing Lender, Resulting in Losses on the Mortgage Loans
      That Might be Allocated to the Certificates ......................    S-31
   Violations of Predatory Lending Laws/Risks Related to High Cost
      Loans ............................................................    S-31
   Limited Obligations .................................................    S-32
   Mortgage Loans With Interest-Only Payments May Experience Higher
      Default and Prepayment Rates .....................................    S-32
   Recent Developments in the Residential Mortgage Market May
      Adversely Affect the Yields of the Offered Certificates ..........    S-32
   Value of Mortgage Loans May be Affected By, Among Other Things,
      a Decline in Real Estate Values, Which May Result in Losses on
      the Offered Certificates .........................................    S-33
   The Class A-R Certificate Has Tax Implications that are Different
      than Those of the Other Certificates .............................    S-33
   Military Action and Terrorist Attacks May Increase Risk of Loss on
      the Mortgage Loans ...............................................    S-34
   The Lack of Physical Certificates for Some Certificates May Cause
      Delays in Payment and Cause Difficulties in Pledging or Selling
      Your Certificates ................................................    S-35
   Simultaneous Second Lien Risk .......................................    S-35
   Combination or "Layering" of Multiple Risk Factors May Significantly
      Increase Your Risk of Loss .......................................    S-35
   FICO Scores Are Not an Indicator of Future Performance of
      Borrowers ........................................................    S-35
   Certificates May Not Be Appropriate for Individual Investors ........    S-36
THE MORTGAGE LOANS .....................................................    S-37
   General .............................................................    S-37
   Representations and Warranties ......................................    S-37
   Mortgage Pool I .....................................................    S-37
   Mortgage Pool II ....................................................    S-40
PREPAYMENT AND YIELD CONSIDERATIONS ....................................    S-88
   Yield Considerations with Respect to the Class 11-S1 Certificates ...   S-117
   Yield Considerations with Respect to the Class 11-F1 Certificates ...   S-118
   Yield Considerations with Respect to the Class 11-S5 Certificates ...   S-119
   Yield Considerations with Respect to the Class 11-F5 Certificates ...   S-120
   Yield Considerations with Respect to the Class 11-S8 Certificates ...   S-121
   Yield Considerations with Respect to the Class 11-F8 Certificates ...   S-122
   Yield Considerations with Respect to the Class 12-S3 Certificates ...   S-123
   Yield Considerations with Respect to the Class 12-F3 Certificates ...   S-124
   Yield Considerations with Respect to the Class 13-S2 Certificates ...   S-125
   Yield Considerations with Respect to the Class 13-F2 Certificates ...   S-126
   Yield Considerations with Respect to the Exchangeable Certificates
      relating to Mortgage Pool II .....................................   S-127
THE SERVICER ...........................................................   S-127
   JPMorgan Chase Bank, N.A. ...........................................   S-127
ADMINISTRATION OF THE ISSUING ENTITY ...................................   S-130
   Servicing and Administrative Responsibilities .......................   S-130

   Trust Accounts ......................................................   S-131
UNDERWRITING GUIDELINES ................................................   S-134
THE POOLING AND SERVICING AGREEMENT ....................................   S-136
   The Issuing Entity ..................................................   S-136
   Assignment of Mortgage Loans ........................................   S-136
   Servicing ...........................................................   S-137
   Servicing Compensation and Payment of Expenses ......................   S-137
   Adjustment to Servicing Fee in Connection with Prepaid Mortgage
      Loans ............................................................   S-137
   Payments on Mortgage Loans; Collection Account; Certificate
      Account ..........................................................   S-138
   Advances ............................................................   S-138
   Servicer Default ....................................................   S-139
   Resignation of Servicer; Assignment and Merger ......................   S-139
   Evidence as to Compliance ...........................................   S-140
   The Trustee .........................................................   S-140
   Resignation of the Trustee; Assignment and Merger ...................   S-141
   The Originator ......................................................   S-141
   The Paying Agent ....................................................   S-142
   The Custodian .......................................................   S-142
   The Sponsor .........................................................   S-142
   J.P. Morgan Mortgage Acquisition Corp. ..............................   S-143
   Reports to Certificateholders .......................................   S-143
   Optional Termination ................................................   S-145
   Special Servicing Agreements ........................................   S-146
DESCRIPTION OF THE CERTIFICATES ........................................   S-146
   The Pool I Certificates .............................................   S-146
   The Pool II Certificates ............................................   S-148
   Book-Entry Registration .............................................   S-149
   Definitive Certificates .............................................   S-152
   Restrictions on Transfer of the Class A-R Certificate ...............   S-152
   Exchangeable Certificates ...........................................   S-153
   Distributions to Pool I Certificateholders ..........................   S-154
   Example of Distributions ............................................   S-159
   Fees and Expenses of the Issuing Entity .............................   S-160
   Interest ............................................................   S-160
   Principal (Including Prepayments) ...................................   S-163
   Distributions to Pool II Certificateholders .........................   S-169
   Example of Distributions ............................................   S-173
   Fees and Expenses of the Issuing Entity .............................   S-174
   Interest ............................................................   S-175
   Principal (Including Prepayments) ...................................   S-178
   Additional Rights of the Class A-R Certificateholder ................   S-183
   Subordinated Certificates and Shifting Interests ....................   S-183
   Allocation of Losses with respect to Mortgage Pool I ................   S-184
   Allocation of Losses with respect to Mortgage Pool II ...............   S-186
FEDERAL INCOME TAX CONSIDERATIONS ......................................   S-188
   Additional Considerations for the Exchangeable Initial Certificates
      and Exchangeable Certificates ....................................   S-190
   Class A-R Certificate ...............................................   S-189
ERISA CONSIDERATIONS ...................................................   S-190
LEGAL INVESTMENT MATTERS ...............................................   S-193
USE OF PROCEEDS ........................................................   S-193
PLAN OF DISTRIBUTION ...................................................   S-193
LEGAL MATTERS ..........................................................   S-194
RATINGS ................................................................   S-194
Index of Defined Terms .................................................   S-196
ANNEX A: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
   PROCEDURES ..........................................................     A-1
   Initial Settlement ..................................................     A-1
   Secondary Market Trading ............................................     A-1
   Certain U.S. Federal Income Tax Documentation Requirements ..........     A-3
ANNEX B: PERMITTED EXCHANGEABLE CERTIFICATE COMBINATIONS ...............     B-1

                        THE SERIES 2007-A1 CERTIFICATES

                        ORIGINAL
                       CERTIFICATE                                                                EXPECTED RATINGS(3)
OFFERED                 PRINCIPAL    CERTIFICATE            PRINCIPAL               INTEREST     ---------------------
CERTIFICATES           BALANCE (1)       RATE                TYPE(2)                 TYPE(2)     FITCH   MOODY'S   S&P
------------          ------------   -----------   ---------------------------   -------------   -----   -------   ---
Class 1-A1            $ 80,000,000        (7)      Super Senior                  Variable Rate    AAA      Aaa     AAA
Class 1-A2            $ 20,000,000        (7)      Senior Support                Variable Rate    AAA      Aaa     AAA
Class 1-A3            $225,000,000        (7)      Super Senior                  Variable Rate    AAA      Aaa     AAA
Class 1-A4            $ 14,362,000        (7)      Super Senior, Senior Support  Variable Rate    AAA      Aaa     AAA
Class 1-A5            $265,953,000        (7)      Super Senior                  Variable Rate    AAA      Aaa     AAA
Class 1-A6            $ 15,265,000        (7)      Senior Support                Variable Rate    AAA      Aaa     AAA
Class 2-A1            $296,173,000        (8)      Super Senior                  Variable Rate    AAA      Aaa     AAA
Class 2-A2            $ 18,905,000        (8)      Super Senior, Senior Support  Variable Rate    AAA      Aaa     AAA
Class 2-A3            $ 55,000,000        (8)      Super Senior                  Variable Rate    AAA      Aaa     AAA
Class 2-A4            $ 11,180,000        (8)      Senior Support                Variable Rate    AAA      Aaa     AAA
Class 3-A1            $264,113,000        (9)      Super Senior                  Variable Rate    AAA      Aaa     AAA
Class 3-A2            $  7,978,000        (9)      Senior Support                Variable Rate    AAA      Aaa     AAA
Class 4-A1            $112,791,000       (10)      Super Senior                  Variable Rate    AAA      Aaa     AAA
Class 4-A2            $  3,407,000       (10)      Senior Support                Variable Rate    AAA      Aaa     AAA
Class 5-A1            $226,500,000       (11)      Super Senior                  Variable Rate    AAA      Aaa     AAA
Class 5-A2            $  6,842,000       (11)      Senior Support                Variable Rate    AAA      Aaa     AAA
Class 6-A1            $ 32,122,000       (12)      Super Senior                  Variable Rate    AAA      Aaa     AAA
Class 6-A2            $    970,000       (12)      Senior Support                Variable Rate    AAA      Aaa     AAA
Class 7-A1            $168,606,000       (13)      Super Senior                  Variable Rate    AAA      Aaa     AAA
Class 7-A2            $  5,093,000       (13)      Senior Support                Variable Rate    AAA      Aaa     AAA
Class 8-A1            $419,058,000       (14)      Super Senior                  Variable Rate    AAA      Aaa     AAA
Class 8-A2            $ 12,659,000       (14)      Senior Support                Variable Rate    AAA      Aaa     AAA
Class 9-A1            $201,298,000       (15)      Super Senior                  Variable Rate    AAA      Aaa     AAA
Class 9-A2            $  6,081,000       (15)      Senior Support                Variable Rate    AAA      Aaa     AAA
Class 10-A1           $139,054,000       (16)      Super Senior                  Variable Rate    AAA      Aaa     AAA
Class 10-A2           $  4,201,000       (16)      Senior Support                Variable Rate    AAA      Aaa     AAA
Class 11-A1 (4)       $613,032,000       (17)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Component
Class 11-M1 (4)                 (6)      (18)      Super Senior, Exchangeable    Variable Rate    AAA      Aaa     N/A
Class 11-S1 (4)                 (5)      (19)      Exchangeable, Notional        (19)             AAA      Aaa     N/A
                                                   Amount
Class 11-L1 (4)                 (6)      (20)      Super Senior, Exchangeable    Variable Rate    AAA      Aaa     N/A
Class 11-F1 (4)                 (5)      (21)      Exchangeable, Notional        (21)             AAA      Aaa     N/A
                                                   Amount
Class 11-A2           $ 27,016,000       (17)      Senior Support                Variable Rate    AAA      Aa1     N/A
Class 11-A3 (4)                 (6)      (17)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Sequential
Class 11-A4 (4)                 (6)      (17)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Sequential
Class 11-A5 (4)                          (17)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Sequential
Class 11-M5 (4)                 (6)      (18)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Sequential
Class 11-S5 (4)                 (5)      (19)      Exchangeable, Notional        (19)             AAA      Aaa     N/A
                                                   Amount
Class 11-L5 (4)                 (6)      (20)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Sequential
Class 11-F5 (4)                 (5)      (21)      Exchangeable, Notional        (21)             AAA      Aaa     N/A
                                                   Amount
Class 11-A6 (4)                 (6)      (17)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Sequential
Class 11-A7 (4)                 (6)      (17)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Sequential
Class 11-A8 (4)                          (17)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Sequential
Class 11-M8 (4)                 (6)      (18)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Sequential
Class 11-S8 (4)                 (5)      (19)      Exchangeable, Notional        (19)             AAA      Aaa     N/A
                                                   Amount

                        ORIGINAL
                       CERTIFICATE                                                                EXPECTED RATINGS(3)
OFFERED                 PRINCIPAL    CERTIFICATE            PRINCIPAL               INTEREST     ---------------------
CERTIFICATES           BALANCE(1)        RATE                TYPE(2)                 TYPE(2)     FITCH   MOODY'S   S&P
------------          ------------   -----------   ---------------------------   -------------   -----   -------   ---
Class 11-L8 (4)                 (6)      (20)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Sequential
Class 11-F8 (4)                 (5)      (21)      Exchangeable, Notional        (21)             AAA      Aaa     N/A
                                                   Amount
Class 12-A1           $105,487,000       (22)      Super Senior, Sequential      Variable Rate    AAA      Aaa     N/A
Class 12-A2           $ 24,741,000       (22)      Super Senior, Sequential      Variable Rate    AAA      Aaa     N/A
Class 12-A3 (4)       $ 50,197,000       (22)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Sequential
Class 12-M3 (4)                 (6)      (23)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Sequential
Class 12-S3 (4)                 (5)      (19)      Exchangeable, Notional        (19)             AAA      Aaa     N/A
                                                   Amount
Class 12-L3 (4)                 (6)      (24)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Sequential
Class 12-F3 (4)                 (5)      (21)      Exchangeable, Notional        (21)             AAA      Aaa     N/A
                                                   Amount
Class 12-A4           $  7,951,000       (22)      Senior Support                Variable Rate    AAA      Aa1     N/A
Class 13-A1           $180,075,000       (25)      Super Senior, Sequential      Variable Rate    AAA      Aaa     N/A
Class 13-A2 (4)       $ 58,967,000       (25)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Sequential
Class 13-M2 (4)                 (6)      (26)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Sequential
Class 13-S2 (4)                 (5)      (19)      Exchangeable, Notional        (19)             AAA      Aaa     N/A
                                                   Amount
Class 13-L2 (4)                 (6)      (27)      Super Senior, Exchangeable,   Variable Rate    AAA      Aaa     N/A
                                                   Sequential
Class 13-F2 (4)                 (5)      (21)      Exchangeable, Notional        (21)             AAA      Aaa     N/A
                                                   Amount
Class 13-A3           $ 10,535,000       (25)      Senior Support                Variable Rate    AAA      Aa1     N/A
Class A-R             $        100        (7)      Senior, Residual              Variable Rate    AAA      Aaa     AAA
Class I-M             $ 13,211,000       (28)      Subordinated                  Variable Rate    N/A      N/A     AA
Class I-B1            $  5,283,000       (28)      Subordinated                  Variable Rate    N/A      N/A     A
Class I-B2            $  3,962,000       (28)      Subordinated                  Variable Rate    N/A      N/A     BBB
Class II-M            $ 27,527,000       (29)      Subordinated                  Variable Rate    AA       N/A     N/A
Class II-B1           $  7,864,000       (29)      Subordinated                  Variable Rate    A        N/A     N/A
Class II-B2           $  3,370,000       (29)      Subordinated                  Variable Rate    BBB      N/A     N/A

NON-OFFERED
   CERTIFICATES(30)
Class I-B3            $  2,641,000       (28)      Subordinated                  Variable Rate    N/A      N/A     BB
Class I-B4            $  1,320,000       (28)      Subordinated                  Variable Rate    N/A      N/A     B
Class I-B5            $  2,644,465       (28)      Subordinated                  Variable Rate    N/A      N/A     N/A
Class II-B3           $  2,808,000       (29)      Subordinated                  Variable Rate    BB       N/A     N/A
Class II-B4           $  1,685,000       (29)      Subordinated                  Variable Rate    B        N/A     N/A
Class II-B5           $  2,249,307       (29)      Subordinated                  Variable Rate    N/A      N/A     N/A

(1) These amounts are approximate. We may adjust the original certificate principal balances upward or downward by up to 5%.

(2) See "Description of the Certificates" in the accompanying prospectus for a description of the principal types and interest types.

(3)  See "Ratings."

(4) Each of these classes of certificates is exchangeable for certain other classes of offered certificates identified above as "Exchangeable" in the combinations identified in Annex B to this prospectus supplement. See "Description of the Certificates--Exchangeable Certificates."

(5) The Class 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8, Class 11-F8, Class 12-S3, Class 12-F3, Class 13-S2 and Class 13-F2 Certificates are interest-only certificates, have no principal balance, are not entitled to payments of principal and will bear interest on their notional amounts. The notional amounts of the Class 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8, Class 11-F8, Class 12-S3, Class 12-F3, Class 13-S2 and Class 13-F2 Certificates will be zero unless the corresponding exchangeable initial certificates are exchanged as described in this prospectus supplement. The maximum Class 11-S1 notional amount will be $613,032,000, the maximum Class 11-F1 notional amount will be $613,032,000, the maximum Class 11-S5 notional amount will be $161,956,000, the maximum Class 11-F5 notional amount will be $161,956,000, the maximum Class 11-S8 notional amount will be $139,448,000, the maximum Class 11-F8 notional amount will be $139,448,000, the maximum Class 12-S3 notional amount will be $50,197,000, the maximum Class 12-F3 notional amount will be $50,197,000, the maximum Class 13-S2 notional amount will be $58,967,000 and the maximum Class 13-F2 notionial amount will be $58,967,000. Commencing with the interest accrual period related to the distribution date in March 2012, the notional amounts of the Class 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8 and Class 11-F8 Certificates will be zero. Commencing with the interest accrual period related to the distribution date in March 2014, the notional amounts of the Class 12-S3 and Class 12-F3 Certificates will be zero. Commencing with the interest accrual period related to the distribution date in March 2017, the notional amounts of the Class 13-S2 and Class 13-F2 will be zero. See "Description of the Certificates--Exchangeable Certificates" and "ANNEX
     B: PERMITTED EXCHANGEABLE CERTIFICATE COMBINATIONS."

(6) The principal balance of the Class 11-M1, Class 11-L1, Class 11-A3, Class 11-A4, Class 11-A5, Class 11-M5, Class 11-L5, Class 11-A6, Class 11-A7, Class 11-A8, Class 11-M8, Class 11-L8, Class 12-M3, Class 12-L3, Class 13-M2 and Class 13-L2 Certificates will be zero unless the corresponding exchangeable initial certificates are exchanged as described in this prospectus supplement. The maximum outstanding principal balances of (i) the Class 11-M1 Certificates, (ii) the Class 11-L1 Certificates, (iii) the Class 11-A3, Class 11-A4, Class 11-A5, Class 11-M5 and Class 11-L5 Certificates (in the aggregate) and (iv) the Class 11-A6, Class 11-A7, Class 11-A8, Class 11-M8 and Class 11-L8 Certificates (in the aggregate) will each equal the initial outstanding principal balance of the Class 11-A1 Certificates. The maximum outstanding principal balances of (i) the Class 11-M5 Certificates and (ii) the Class 11-L5 Certificates will each equal the maximum outstanding principal balance of the Class 11-A5 Certificates. The maximum outstanding principal balances of (i) the Class 11-M8 Certificates and (ii) the Class 11-L8 Certificates will each equal the maximum outstanding principal balance of the Class 11-A8 Certificates. The maximum outstanding principal balances of (i) the Class 12-M3 Certificates and (ii) the Class 12-L3 Certificates will each equal the initial outstanding principal balance of the Class 12-A3 Certificates. The maximum outstanding principal balances of (i) the Class 13-M2 Certificates and (ii) the Class 13-L2 Certificates will each equal the initial outstanding principal balance of the class 13-A2 Certificates. Any increase (or decrease) in the aggregate outstanding principal balance of the (i) Class 11-M1 Certificates, (ii) Class 11-L1 Certificates, (iii) Class 11-A3, Class 11-A4 or Class 11-A5 Certificates, (iv) Class 11-A6, Class 11-A7 or Class 11-A8 Certificates, (v) Class 11-M5 Certificates, (vi) 11-L5 Certificates, (vii) Class 11-M8 Certificates or (viii) Class 11-L8 Certificates as a result of an exchange will be accompanied by a proportionate reduction (or increase) in the outstanding principal balance of (i) Class 11-A1 Certificates, (ii) Class 11-A1 Certificates, (iii) Class 11-A1 Certificates, (iv) Class 11-A1 Certificates, (v) Class 11-A5 Certificates, (vi) Class 11-A5 Certificates, (vii) Class 11-A8 Certificates and (viii) Class 11-A8 Certificates, respectively. Any increase (or decrease) in the aggregate outstanding principal balance of either the (i) Class 12-M3 Certificates or (ii) Class 12-L3 Certificates as a result of an exchange will be accompanied by a proportionate reduction (or increase) in the outstanding principal balance of Class 12-A3 Certificates. Any increase (or decrease) in the aggregate outstanding principal balance of either the
     (i) Class 13-M2 Certificates or (ii) Class 13-L2 Certificates as a result of an exchange will be accompanied by a proportionate reduction (or increase) in the outstanding principal balance of the Class 13-A2 Certificates. See "Description of the Certificates--Exchangeable Certificates" and "ANNEX B: PERMITTED EXCHANGEABLE CERTIFICATE COMBINATIONS."

(7) The certificate rate on the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6 and Class A-R Certificates will be a per annum rate equal to approximately 4.366% for the distribution date in March 2007 and for each distribution date thereafter will be a per annum rate equal to the weighted average of the net interest rates on the group 1 mortgage loans. See "Description of the Certificates."

(8) The certificate rate on the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will be a per annum rate equal to approximately 4.143% for the distribution date in March 2007 and for each distribution date thereafter will be a per annum rate equal to the weighted average of the net interest rates on the group 2 mortgage loans. See "Description of the Certificates."

(9) The certificate rate on the Class 3-A1 and Class 3-A2 Certificates will be a per annum rate equal to approximately 4.825% for the distribution date in March 2007 and for each distribution date thereafter will be a per annum rate equal to the weighted average of the net interest rates on the group 3 mortgage loans. See "Description of the Certificates."

(10) The certificate rate on the Class 4-A1 and Class 4-A2 Certificates will be a per annum rate equal to approximately 4.501% for the distribution date in March 2007 and for each distribution date thereafter will be a per annum rate equal to the weighted average of the net interest rates on the group 4 mortgage loans. See "Description of the Certificates."

(11) The certificate rate on the Class 5-A1 and Class 5-A2 Certificates will be a per annum rate equal to approximately 4.172% for the distribution date in March 2007 and for each distribution date thereafter will be a per annum rate equal to the weighted average of the net interest rates on the group 5 mortgage loans. See "Description of the Certificates."

(12) The certificate rate on the Class 6-A1 and Class 6-A2 Certificates will be a per annum rate equal to approximately 4.797% for the distribution date in March 2007 and for each distribution date thereafter will be a per annum rate equal to the weighted average of the net interest rates on the group 6 mortgage loans. See "Description of the Certificates."

(13) The certificate rate on the Class 7-A1 and Class 7-A2 Certificates will be a per annum rate equal to approximately 4.617% for the distribution date in March 2007 and for each distribution date thereafter will be a per annum rate equal to the weighted average of the net interest rates on the group 7 mortgage loans. See "Description of the Certificates."

(14) The certificate rate on the Class 8-A1 and Class 8-A2 Certificates will be a per annum rate equal to approximately 4.246% for the distribution date in March 2007 and for each distribution date thereafter will be a per annum rate equal to the weighted average of the net interest rates on the group 8 mortgage loans. See "Description of the Certificates."

(15) The certificate rate on the Class 9-A1 and Class 9-A2 Certificates will be a per annum rate equal to approximately 4.579% for the distribution date in March 2007 and for each distribution date thereafter will be a per annum rate equal to the weighted average of the net interest rates on the group 9 mortgage loans. See "Description of the Certificates."

(16) The certificate rate on the Class 10-A1 and Class 10-A2 Certificates will be a per annum rate equal to approximately 4.921% for the distribution date in March 2007 and for each distribution date thereafter will be a per annum rate equal to the weighted average of the net interest rates on the group 10 mortgage loans. See "Description of the Certificates."

(17) The certificate rate on the Class 11-A1, Class 11-A2, Class 11-A3, Class 11-A4, Class 11-A5, Class 11-A6, Class 11-A7 and Class 11-A8 Certificates will be a per annum rate equal to approximately 5.686% for the distribution date in March 2007 and for each distribution date thereafter will be a per annum rate equal to the weighted average of the net interest rates on the group 11 mortgage loans. See "Description of the Certificates."

(18) The certificate rate on the Class 11-M1, Class 11-M5 and Class 11-M8 Certificates will be a per annum rate equal to approximately 5.436% for the distribution date in March 2007 and for each distribution date thereafter will be a equal to the greater of (x) a per annum rate equal to (i) the weighted average of the net interest rates on the group 11 mortgage loans minus (ii) 0.25% and (y) zero. Commencing with the interest accrual period related to the distribution date in March 2012, the certificate rate applicable to the Class 11-M1, Class 11-M5 and Class 11-M8 Certificates will be a per annum rate equal to the weighted average of the net interest rates on the group 11 mortgage loans. See "Description of the Certificates."

(19) The certificate rate on the Class 11-S1, Class 11-S5, Class 11-S8, Class 12-S3 and Class 13-S2 Certificates will be a per annum rate equal to approximately 0.25% for the distribution date in March 2007 and will remain such rate for each distribution date thereafter through the distribution date in February 2012 with respect to the group 11 certificates, the distribution date in February 2014 with respect to the group 12 certificates and the distribution date in February 2017 with respect to the group 13 certificates. Commencing with the interest accrual period related to the distribution date in March 2012, the certificate rate applicable to the Class 11-S1, Class 11-S5 and Class 11-S8 Certificates will be zero and the Class 11-S1, Class 11-S5 and Class 11-S8 Certificates will no longer be entitled to receive distributions of interest. Commencing with the interest accrual period related to the distribution date in March 2014, the certificate rate applicable to the

     Class 12-S3 Certificates will be zero and the Class 12-S3 Certificates will no longer be entitled to receive distributions of interest. Commencing with the interest accrual period related to the distribution date in March 2017, the certificate rate applicable to the Class 13-S2 Certificates will be zero and the Class 13-S2 Certificates will no longer be entitled to receive distributions of interest. See "Description of the Certificates."

(20) The certificate rate on the Class 11-L1, Class 11-L5 and Class 11-L8 Certificates will be a per annum rate equal to approximately 5.186% for the distribution date in March 2007 and for each distribution date thereafter will be equal to the greater of (x) a per annum rate equal to (i) the weighted average of the net interest rates on the group 11 mortgage loans minus (ii) 0.50% and (y) zero. Commencing with the interest accrual period related to the distribution date in March 2012, the certificate rate applicable to the Class 11-L1, Class 11-L5 and Class 11-L8 Certificates will be a per annum rate equal to the weighted average of the net interest rates on the group 11 mortgage loans. See "Description of the Certificates."

(21) The certificate rate on the Class 11-F1, Class 11-F5, Class 11-F8, Class 12-F3 and Class 13-F2 Certificates will be a per annum rate equal to approximately 0.50% for the distribution date in March 2007 and will remain such rate for each distribution date thereafter through the distribution date in February 2012 with respect to the group 11 certificates, the distribution date in February 2014 with respect to the group 12 certificates and the distribution date in February 2017 with respect to the group 13 certificates. Commencing with the interest accrual period related to the distribution date in March 2012, the certificate rate applicable to the Class 11-F1, Class 11-F5 and Class 11-F8 Certificates will be zero and the Class 11-F1, Class 11-F5 and Class 11-F8 Certificates will no longer be entitled to receive distributions of interest. Commencing with the interest accrual period related to the distribution date in March 2014, the certificate rate applicable to the Class 12-F3 Certificates will be zero and the Class 12-F3 Certificates will no longer be entitled to receive distributions of interest. Commencing with the interest accrual period related to the distribution date in March 2017, the certificate rate applicable to the Class 13-F2 Certificates will be zero and the Class 13-F2 Certificates will no longer be entitled to receive distributions of interest. See "Description of the Certificates."

(22) The certificate rate on the Class 12-A1, Class 12-A2, Class 12-A3 and Class 12-A4 Certificates will be a per annum rate equal to approximately 5.946% for the distribution date in March 2007 and for each distribution date thereafter will be a per annum rate equal to the weighted average of the net interest rates on the group 12 mortgage loans. See "Description of the Certificates."

(23) The certificate rate on the Class 12-M3 Certificates will be a per annum rate equal to approximately 5.696% for the distribution date in March 2007 and for each distribution date thereafter will be a equal to the greater of
     (x) a per annum rate equal to (i) the weighted average of the net interest rates on the group 12 mortgage loans minus (ii) 0.25% and (y) zero. Commencing with the interest accrual period related to the distribution date in March 2014, the certificate rate applicable to the Class 12-M3 Certificates will be a per annum rate equal to the weighted average of the net interest rates on the group 12 mortgage loans. See "Description of the Certificates."

(24) The certificate rate on the Class 12-L3 Certificates will be a per annum rate equal to approximately 5.446% for the distribution date in March 2007 and for each distribution date thereafter will be equal to the greater of
     (x) a per annum rate equal to (i) the weighted average of the net interest rates on the group 12 mortgage loans minus (ii) 0.50% and (y) zero. Commencing with the interest accrual period related to the distribution date in March 2014, the certificate rate applicable to the Class 12-L3 Certificates will be a per annum rate equal to the weighted average of the net interest rates on the group 12 mortgage loans. See "Description of the Certificates."

(25) The certificate rate on the Class 13-A1, Class 13-A2 and Class 13-A3 Certificates will be a per annum rate equal to approximately 6.036% for the distribution date in March 2007 and for each distribution date thereafter will be a per annum rate equal to the weighted average of the net interest rates on the group 13 mortgage loans. See "Description of the Certificates."

(26) The certificate rate on the Class 13-M2 Certificates will be a per annum rate equal to approximately 5.786% for the distribution date in March 2007 and for each distribution date thereafter will be a equal to the greater of
     (x) a per annum rate equal to (i) the weighted average of the net interest rates on the group 13 mortgage loans minus (ii) 0.25% and (y) zero. Commencing with the interest accrual period related to the distribution date in March 2017, the certificate rate applicable to the Class 13-M2 Certificates will be a per annum rate equal to the weighted average of the net interest rates on the group 13 mortgage loans. See "Description of the Certificates."

(27) The certificate rate on the Class 13-L2 Certificates will be a per annum rate equal to approximately 5.536% for the distribution date in March 2007 and for each distribution date thereafter will be equal to the greater of
     (x) a per annum rate equal to (i) the weighted average of the net interest rates on the group 13 mortgage loans minus (ii) 0.50% and (y) zero. Commencing with the interest accrual period related to the distribution date in March 2017, the certificate rate applicable to the Class 13-L2 Certificates will be a per annum rate equal to the weighted average of the net interest rates on the group 13 mortgage loans. See "Description of the Certificates."

(28) The certificate rate on the Class I-M and Class I-B Certificates will be approximately 4.420% per annum for the distribution date in March 2007 and will vary for each distribution date thereafter. See "Description of the Certificates--Interest--Certificate Rate with Respect to the Pool I Subordinated Certificates."

(29) The certificate rate on the Class II-M and Class II-B Certificates will be approximately 5.813% per annum for the distribution date in March 2007 and will vary for each distribution date thereafter. See "Description of the Pool II Certificates--Interest--Certificate Rate with Respect to the Pool II Subordinated Certificates."

(30) The information presented for the non-offered certificates is provided solely to assist your understanding of the offered certificates.

The certificates will also have the following characteristics:

                          DELAY/     INTEREST                          EXPECTED FINAL
               RECORD    ACCRUAL      ACCRUAL     FINAL SCHEDULED       DISTRIBUTION        MINIMUM       INCREMENTAL       CUSIP
   CLASS      DATE(1)   PERIOD(2)   CONVENTION   DISTRIBUTION DATE        DATE(3)        DENOMINATIONS   DENOMINATIONS      NUMBER
   -----      -------   ---------   ----------   -----------------   -----------------   -------------   -------------   -----------
Class 1-A1       CM       24 day      30/360     February 25, 2037     April 25, 2009       $100,000           $1        161630 AA6
Class 1-A2       CM       24 day      30/360     February 25, 2037     April 25, 2009       $100,000           $1        161630 AB4
Class 1-A3       CM       24 day      30/360     February 25, 2037     April 25, 2009       $100,000           $1        161630 AC2
Class 1-A4       CM       24 day      30/360     February 25, 2037     April 25, 2009       $100,000           $1        161630 AD0
Class 1-A5       CM       24 day      30/360     February 25, 2037     April 25, 2009       $100,000           $1        161630 AE8
Class 1-A6       CM       24 day      30/360     February 25, 2037     April 25, 2009       $100,000           $1        161630 AF5
Class 2-A1       CM       24 day      30/360     February 25, 2037     June 25, 2009        $100,000           $1        161630 AG3
Class 2-A2       CM       24 day      30/360     February 25, 2037     June 25, 2009        $100,000           $1        161630 AH1
Class 2-A3       CM       24 day      30/360     February 25, 2037     June 25, 2009        $100,000           $1        161630 AJ7
Class 2-A4       CM       24 day      30/360     February 25, 2037     June 25, 2009        $100,000           $1        161630 AK4
Class 3-A1       CM       24 day      30/360     February 25, 2037     June 25, 2011        $100,000           $1        161630 AL2
Class 3-A2       CM       24 day      30/360     February 25, 2037     June 25, 2011        $100,000           $1        161630 AM0
Class 4-A1       CM       24 day      30/360     February 25, 2037     March 25, 2009       $100,000           $1        161630 AN8
Class 4-A2       CM       24 day      30/360     February 25, 2037     March 25, 2009       $100,000           $1        161630 AP3
Class 5-A1       CM       24 day      30/360     February 25, 2037     June 25, 2009        $ 50,000           $1        161630 AQ1
Class 5-A2       CM       24 day      30/360     February 25, 2037     June 25, 2009        $100,000           $1        161630 AR9
Class 6-A1       CM       24 day      30/360     February 25, 2037    January 25, 2010      $100,000           $1        161630 AS7
Class 6-A2       CM       24 day      30/360     February 25, 2037    January 25, 2010      $100,000           $1        161630 AT5
Class 7-A1       CM       24 day      30/360     February 25, 2037     June 25, 2010        $100,000           $1        161630 AU2
Class 7-A2       CM       24 day      30/360     February 25, 2037     June 25, 2010        $100,000           $1        161630 AV0
Class 8-A1       CM       24 day      30/360     February 25, 2037    October 25, 2010      $100,000           $1        161630 AW8
Class 8-A2       CM       24 day      30/360     February 25, 2037    October 25, 2010      $100,000           $1        161630 AX6
Class 9-A1       CM       24 day      30/360     February 25, 2037     June 25, 2011        $100,000           $1        161630 AY4
Class 9-A2       CM       24 day      30/360     February 25, 2037     June 25, 2011        $100,000           $1        161630 AZ1
Class 10-A1      CM       24 day      30/360     February 25, 2037    January 25, 2014      $100,000           $1        161630 BA5
Class 10-A2      CM       24 day      30/360     February 25, 2037    January 25, 2014      $100,000           $1        161630 BB3
Class 11-A1      CM       24 day      30/360     March 25, 2037        April 25, 2011       $100,000           $1        161630 BC1
Class 11-M1      CM       24 day      30/360     March 25, 2037        April 25, 2011       $100,000           $1        161630 BD9
Class 11-S1      CM       24 day      30/360     March 25, 2037        April 25, 2011       $100,000           $1        161630 BF4
Class 11-L1      CM       24 day      30/360     March 25, 2037        April 25, 2011       $100,000           $1        161630 BE7
Class 11-F1      CM       24 day      30/360     March 25, 2037        April 25, 2011       $100,000           $1        161630 BG2
Class 11-A2      CM       24 day      30/360     March 25, 2037        April 25, 2011       $100,000           $1        161630 BH0
Class 11-A3      CM       24 day      30/360     March 25, 2037        July 25, 2009        $100,000           $1        161630 BJ6
Class 11-A4      CM       24 day      30/360     March 25, 2037       January 25, 2011      $100,000           $1        161630 BK3
Class 11-A5      CM       24 day      30/360     March 25, 2037        April 25, 2011       $100,000           $1        161630 BL1
Class 11-M5      CM       24 day      30/360     March 25, 2037        April 25, 2011       $100,000           $1        161630 BM9
Class 11-S5      CM       24 day      30/360     March 25, 2037        April 25, 2011       $100,000           $1        161630 BN7
Class 11-F5      CM       24 day      30/360     March 25, 2037        April 25, 2011       $100,000           $1        161630 DD7
Class 11-L5      CM       24 day      30/360     March 25, 2037        April 25, 2011       $100,000           $1        161630 BP2
Class 11-A6      CM       24 day      30/360     March 25, 2037        June 25, 2010        $100,000           $1        161630 BQ0
Class 11-A7      CM       24 day      30/360     March 25, 2037      January 25, 2011       $100,000           $1        161630 BR8
Class 11-A8      CM       24 day      30/360     March 25, 2037        April 25, 2011       $100,000           $1        161630 BS6
Class 11-M8      CM       24 day      30/360     March 25, 2037        April 25, 2011       $100,000           $1        161630 BT4
Class 11-L8      CM       24 day      30/360     March 25, 2037        April 25, 2011       $100,000           $1        161630 BV9
Class 11-S8      CM       24 day      30/360     March 25, 2037        April 25, 2011       $100,000           $1        161630 BU1
Class 11-F8      CM       24 day      30/360     March 25, 2037        April 25, 2011       $100,000           $1        161630 BW7
Class 12-A1      CM       24 day      30/360     March 25, 2037       January 25, 2010      $100,000           $1        161630 BX5
Class 12-A2      CM       24 day      30/360     March 25, 2037         May 25, 2011        $100,000           $1        161630 BY3
Class 12-A3      CM       24 day      30/360     March 25, 2037      February 25, 2014      $100,000           $1        161630 BZ0
Class 12-M3      CM       24 day      30/360     March 25, 2037      February 25, 2014      $100,000           $1        161630 CA4
Class 12-S3      CM       24 day      30/360     March 25, 2037      February 25, 2014      $100,000           $1        161630 CB2
Class 12-L3      CM       24 day      30/360     March 25, 2037      February 25, 2014      $100,000           $1        161630 CC0
Class 12-F3      CM       24 day      30/360     March 25, 2037      February 25, 2014      $100,000           $1        161630 CD8
Class 12-A4      CM       24 day      30/360     March 25, 2037      February 25, 2014      $100,000           $1        161630 CE6
Class 13-A1      CM       24 day      30/360     March 25, 2037      October 25, 2011       $100,000           $1        161630 CF3
Class 13-A2      CM       24 day      30/360     March 25, 2037      February 25, 2017      $100,000           $1        161630 CG1
Class 13-M2      CM       24 day      30/360     March 25, 2037      February 25, 2017      $100,000           $1        161630 CH9
Class 13-S2      CM       24 day      30/360     March 25, 2037      February 25, 2017      $100,000           $1        161630 CJ5
Class 13-L2      CM       24 day      30/360     March 25, 2037      February 25, 2017      $100,000           $1        161630 CK2
Class 13-F2      CM       24 day      30/360     March 25, 2037      February 25, 2017      $100,000           $1        161630 CL0
Class 13-A3      CM       24 day      30/360     March 25, 2037      February 25, 2017      $100,000           $1        161630 CM8
Class A-R        CM       24 day      30/360     March 25, 2037        March 25, 2007       $    100           N/A       161630 CN6
Class I-M        CM       24 day      30/360     February 25, 2037    January 25, 2014      $100,000           $1        161630 CP1
Class I-B1       CM       24 day      30/360     February 25, 2037    January 25, 2014      $100,000           $1        161630 CR7

                          DELAY/     INTEREST                          EXPECTED FINAL
               RECORD    ACCRUAL      ACCRUAL     FINAL SCHEDULED       DISTRIBUTION        MINIMUM       INCREMENTAL       CUSIP
   CLASS      DATE(1)   PERIOD(2)   CONVENTION   DISTRIBUTION DATE        DATE(3)        DENOMINATIONS   DENOMINATIONS      NUMBER
   -----      -------   ---------   ----------   -----------------   -----------------   -------------   -------------   -----------
Class I-B2       CM       24 day      30/360     February 25, 2037    January 25, 2014      $100,000           $1        161630 CT3
Class I-B3       CM       24 day      30/360     February 25, 2037    January 25, 2014      $100,000           $1        161630 CX4
Class I-B4       CM       24 day      30/360     February 25, 2037    January 25, 2014      $100,000           $1        161630 CZ9
Class I-B5       CM       24 day      30/360     February 25, 2037    January 25, 2014      $100,000           $1        161630 DB1
Class II-M       CM       24 day      30/360     March 25, 2037      February 25, 2017      $100,000           $1        161630 CQ9
Class II-B1      CM       24 day      30/360     March 25, 2037      February 25, 2017      $100,000           $1        161630 CS5
Class II-B2      CM       24 day      30/360     March 25, 2037      February 25, 2017      $100,000           $1        161630 CU0
Class II-B3      CM       24 day      30/360     March 25, 2037      February 25, 2017      $100,000           $1        161630 CY2
Class II-B4      CM       24 day      30/360     March 25, 2037      February 25, 2017      $100,000           $1        161630 DA3
Class II-B5      CM       24 day      30/360     March 25, 2037      February 25, 2017      $100,000           $1        161630 DC9

(1) CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date.

(2) 24 day = For any distribution date, the interest accrual period will be the calendar month immediately preceding the month in which the related distribution date occurs.

(3) The expected final distribution date is based upon (a) an assumed rate of prepayments on the mortgage loans equal to 25% CPB and (b) the modeling assumptions used in this prospectus supplement, as described under "Prepayment and Yield Considerations."

                               SUMMARY INFORMATION

     This section briefly summarizes certain major characteristics of the certificates and the mortgage loans. The information in this section is supplemented by the information elsewhere in this prospectus supplement and in the prospectus. To fully understand the terms of the certificates, you should read both this prospectus supplement and the accompanying prospectus in their entirety.

THE ISSUING ENTITY

The name of the issuing entity is Chase Mortgage Finance Trust Series 2007-A1. We are forming a trust to own two pools of adjustable rate fully amortizing one- to four-family first lien residential mortgage loans. The mortgage loan pools will be referred to in this prospectus supplement as "mortgage pool I" and "mortgage pool II." The certificates each represent a beneficial ownership interest in only one of the two pools of mortgage loans that comprise the underlying assets of the issuing entity. All payments to you will come only from the amounts received in connection with the related mortgage pool. The certificates only represent interests in a particular portion of the trust and do not represent obligations of its depositor, the sponsor, the seller, or the servicer or the trustee. The certificates will have the original certificate principal balance (or notional amount), certificate rate and other features set forth in the table beginning on page S-5. The issuing entity will issue the certificates under a pooling and servicing agreement dated as of February 1, 2007 among Chase Mortgage Finance Corporation, as depositor, JPMorgan Chase Bank, N.A., as servicer, JPMorgan Chase Bank, N.A., as custodian and The Bank of New York Trust Company, N.A., as trustee and paying agent. See "The Pooling and Servicing Agreement" and "Description of the Certificates" in this prospectus supplement.

PRINCIPAL PARTIES

     Issuing Entity: Chase Mortgage Finance Trust Series 2007-A1. See "The Pooling and Servicing Agreement--The Issuing Entity" in this prospectus supplement.

     Depositor: Chase Mortgage Finance Corporation, a Delaware corporation whose address is 194 Wood Avenue South, Iselin, New Jersey 08830 and whose telephone number is (732) 452-8000. See "Chase Mortgage Finance Corporation" in the prospectus.

     Sponsor, Seller and Subservicer: Chase Home Finance LLC, a Delaware limited liability company whose address is 194 Wood Avenue South, Iselin, New Jersey 08830 and whose telephone number is (732) 452-8000. See "The Pooling and Servicing Agreement--The Sponsor" and "The Pooling and Servicing Agreement --Servicing" in this prospectus supplement.

Seller: J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation whose address is 270 Park Avenue, New York, New York 10017 and whose telephone number is (212) 270-8863. See "The Pooling and Servicing Agreement--J.P. Morgan Mortgage Acquisition Corp." in this supplemental term sheet.

     Servicer and Originator: JPMorgan Chase Bank, N.A., a national banking association whose address is 1111 Polaris Parkway Columbus, Ohio 43240 and whose telephone number is (614) 422-5748. See "JPMorgan Chase Bank, N.A." and "The Pooling and Servicing Agreement--Servicing" in this prospectus supplement

     Trustee: The Bank of New York Trust Company, N.A., a national banking association whose address is 601 Travis, 16th Floor, Houston, Texas 77002 and whose telephone number is (512) 479-2635. See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

     The Paying Agent: The Bank of New York Trust Company, N.A., a national banking association whose address is 601 Travis, 16th Floor, Houston, Texas 77002 and whose telephone number is (512) 479-2635. See "The Pooling and Servicing Agreement--The Paying Agent" in this prospectus supplement.

     Custodian: JPMorgan Chase Bank, N.A., a national banking association whose address is 1080 Oliver Road, Monroe, Louisiana 71201 and whose telephone number is (318) 340-3825. See "The Pooling and Servicing Agreement--The Custodian" in this prospectus supplement.

AFFILIATIONS

Chase Home Finance LLC, JPMorgan Chase Bank, N.A., J.P. Morgan Mortgage Acquisition Corp., Chase Mortgage Finance Corporation and J.P. Morgan Securities Inc. are all affiliated. There are no relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered Certificates.

LEGAL PROCEEDINGS

There are no legal proceedings pending and no legal proceedings known to be contemplated against any of the Trustee, Sponsor, Depositor, Sellers, Servicer or Subservicer that are material to certificateholders.

CUT-OFF DATE

The cut-off date will be February 1, 2007.

CLOSING DATE

The closing date will be on or about February 27, 2007.

THE CERTIFICATES

The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under "The Offered Certificates" in the table on page S-5.

The offered certificates, except for any residual certificates, will be issued in book-entry form. The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the table on page S-7.

DESCRIPTION OF THE POOL I CERTIFICATES

The pool I certificates will have an approximate aggregate initial principal balance of $2,641,672,565, subject to a permitted variance of plus or minus five percent.

The pool I certificates will consist of:

     - Twenty-seven classes of Class A Certificates, which initially will have an approximate aggregate principal balance of $2,612,611,100 and evidence an approximate undivided beneficial interest of 98.90% of mortgage pool I;

     - The Class I-M Certificates, which initially will have an approximate principal balance of $13,211,000 and evidence an approximate undivided beneficial interest of 0.50% of mortgage pool I; and

     - Five classes of Class I-B Certificates, which initially will have an approximate aggregate principal balance of $15,850,465 and evidence an approximate undivided beneficial interest of 0.60% of mortgage pool I.

With respect to the pool I certificates, only the Class A, Class I-M, Class I-B1 and Class I-B2 Certificates are being offered by this prospectus supplement and the accompanying prospectus. The underwriter will sell or otherwise transfer the Class I-B3, Class I-B4 and Class I-B5 Certificates to a limited number of accredited investors (which may include one or more of our affiliates) in a privately placed offering. The Issuing Entity will not issue additional certificates after the closing date.

Generally, with certain limited exceptions discussed at "Description of the Certificates--Distributions to Pool I Certificateholders--Cross-Collateralization Provisions," the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6 and Class A-R Certificates (the "Class 1-A Certificates") will receive distributions from collections on mortgage group 1, the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates (the "Class 2-A Certificates") will receive distributions from collections on mortgage group 2, the Class 3-A1 and Class 3-A2 Certificates (the "Class 3-A Certificates") will receive distributions from collections on mortgage group 3, the Class 4-A1 and Class 4-A2 Certificates (the "Class 4-A Certificates") will receive distributions from collections on mortgage group 4, the Class 5-A1 and Class 5-A2 Certificates (the "Class 5-A Certificates") will receive distributions from collections on mortgage group 5, the Class 6-A1 and Class 6-A2 Certificates (the "Class 6-A Certificates") will receive distributions from collections on mortgage group 6, the Class 7-A1 and Class 7-A2 Certificates (the "Class 7-A Certificates") will receive distributions from collections on mortgage group 7, the Class 8-A1 and Class 8-A2 Certificates (the "Class 8-A Certificates") will receive distributions from collections on mortgage group 8, the Class 9-A1 and Class 9-A2 Certificates (the "Class 9-A Certificates") will receive distributions from collections on mortgage group 9 and the Class 10-A1 and Class 10-A2 Certificates (the "Class 10-A Certificates") will receive distributions from collections on mortgage group 10.

The offered pool I certificates, except for any residual certificates, will be issued in book-entry form. Any residual certificates will be issued in fully registered definitive form.

The pool I certificates represent ownership interests in a specific portion of the assets of the issuing entity primarily consisting of mortgage pool I.

DESCRIPTION OF THE POOL II CERTIFICATES

The pool II certificates will have an approximate aggregate initial principal balance of $1,123,504,307, subject to a permitted variance of plus or minus five percent.

The pool II certificates will consist of:

     - Thirty-five classes of Class A Certificates, which initially will have an approximate aggregate principal balance of $1,078,001,000 and evidence an approximate undivided beneficial interest of 95.95% of mortgage pool II;

     - The Class II-M Certificates, which initially will have an approximate principal balance of $27,527,000 and evidence an approximate undivided beneficial interest of 2.45% of mortgage pool II; and

     - Five classes of Class II-B Certificates, which initially will have an approximate aggregate principal balance of $17,976,307 and evidence an approximate undivided beneficial interest of 1.60% of mortgage pool II.

With respect to the pool II certificates, only the Class A, Class II-M, Class II-B1 and Class II-B2 Certificates are being offered by this prospectus supplement and the accompanying prospectus. The underwriter will sell or otherwise transfer the Class II-B3, Class II-B4 and Class II-B5 Certificates to a limited number of accredited investors (which may include one or more of our affiliates) in a privately placed offering. The Issuing Entity will not issue additional certificates after the closing date.

Generally, with certain limited exceptions discussed at "Description of the Certificates--Distributions to Pool II Certificateholders--Cross-Collateralization Provisions," the Class 11-A1, Class 11-M1, Class 11-S1, Class 11-L1, Class 11-F1, Class 11-A2, Class 11-A3, Class 11-A4, Class 11-A5, Class 11-M5, Class 11-S5, Class 11-L5, Class 11-F5, Class 11-A6, Class 11-A7, Class 11-A8, Class 11-M8, Class 11-S8, Class 11-L8 and Class 11-F8 Certificates (the "Class 11-A Certificates") will receive distributions from collections on mortgage group 11, the Class 12-A1, Class 12-A2, Class 12-A3, Class 12-M3, Class 12-S3, Class 12-L3, Class 12-F3 and Class 12-A4 Certificates (the "Class 12-A Certificates") will receive distributions from collections on mortgage Group 12 and the Class 13-A1, Class 13-A2, Class 13-M2, Class 13-S2, Class 13-L2, Class 13-F2 and Class 13-A3 Certificates (the "Class 13-A Certificates") will receive distributions from collections on mortgage group 13.

The offered pool II certificates, except for any residual certificates, will be issued in book-entry form. Any residual certificates will be issued in fully registered definitive form.

The pool II certificates represent ownership interests in a specific portion of the assets of the issuing entity primarily consisting of mortgage pool II.

EXCHANGEABLE CERTIFICATES

The classes of certificates identified in this prospectus supplement as the "exchangeable initial certificates" will be exchangeable for certain other classes of certificates, identified in this prospectus supplement as the "exchangeable certificates," or for other exchangeable certificates in combinations referred to as the "exchangeable combinations." The exchangeable initial certificates, exchangeable certificates and related exchangeable combinations are identified in Annex B to this prospectus supplement. See "Description of the Certificates--Exchangeable Certificates."

In the event that any initial exchangeable certificate in an exchangeable combination is exchanged for any related exchangeable certificates, such exchangeable certificates will, in the aggregate, be entitled to a proportionate share of the aggregate principal and interest distributable to all the classes of exchangeable initial certificates in the related exchangeable combination. In addition, the exchangeable certificates will, in the aggregate, bear a proportionate share of the aggregate losses and interest shortfalls allocable to all the classes of exchangeable initial certificates in the related exchangeable combination. See "Description of the Certificates--Exchangeable Certificates."

THE MORTGAGE LOANS

The mortgage loans will consist of adjustable rate fully amortizing one- to four-family first lien residential mortgage loans with original terms to stated maturity of not more than 30 years.

The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

We will divide the mortgage loans into two separate pools referred to as "mortgage pool I" and "mortgage pool II."

MORTGAGE POOL I

We will divide mortgage pool I into ten separate groups referred to as "mortgage group 1," "mortgage group 2," "mortgage group 3," "mortgage group 4," "mortgage group 5," "mortgage group 6," "mortgage group 7," "mortgage group 8," "mortgage group 9" and "mortgage group 10."

Mortgage group 1, representing approximately 23.8% of the pool I mortgage loans, generally will consist of mortgage loans with interest rates that adjust, commencing approximately five years after origination, based on the 1-Year LIBOR or 1-Year CMT index.

Mortgage group 2, representing approximately 14.6% of the pool I mortgage loans, generally will consist of mortgage loans with interest rates that adjust, commencing approximately five years after origination, based on the 1-Year LIBOR or 1-Year CMT index.

Mortgage group 3, representing approximately 10.4% of the pool I mortgage loans, generally will consist of mortgage loans with interest rates that adjust, commencing approximately five years after origination, based on the 1-Year LIBOR or 1-Year CMT index. Approximately 38.9% of the mortgage group 3 mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five or ten years following the origination of the related mortgage loan. Following such five- or ten-year interest-only period, the scheduled payment with respect to each such mortgage group 3 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related current mortgage rate.

Mortgage group 4, representing approximately 4.4% of the pool I mortgage loans, generally will consist of mortgage loans with interest rates that adjust, commencing approximately five years after origination, based on the 1-Year LIBOR or 1-Year CMT index. All of the mortgage group 4 mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five years following the origination of the related mortgage loan. Following such five-year interest-only period, the scheduled payment with respect to each such mortgage group 4 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related current mortgage rate.

Mortgage group 5, representing approximately 8.9% of the pool I mortgage loans, generally will consist of mortgage loans with interest rates that adjust, commencing approximately five years after origination, based on the 1-Year LIBOR or 1-Year CMT index. All of the mortgage group 5 mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five years following the origination of the related mortgage loan. Following such five-year interest-only period, the scheduled payment with respect to each such mortgage group 5 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related current mortgage rate.

Mortgage group 6, representing approximately 1.3% of the pool I mortgage loans, generally will consist of mortgage loans with interest rates that adjust, commencing approximately five years after origination, based on the 1-Year LIBOR index. All of the mortgage group 6 mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five years following the origination of the related mortgage loan. Following such five-year interest-only period, the scheduled payment with respect to each such mortgage group 6 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related current mortgage rate.

Mortgage group 7, representing approximately 6.6% of the pool I mortgage loans, generally will consist of mortgage loans with interest rates that adjust, commencing approximately seven years after origination, based on the 1-Year LIBOR or 1-Year CMT index.

Mortgage group 8, representing approximately 16.5% of the pool I mortgage loans, generally will consist of mortgage loans with interest rates that adjust, commencing approximately seven years after origination, based on the 1-Year LIBOR or 1-Year CMT index.

Mortgage group 9, representing approximately 7.9% of the pool I mortgage loans, generally will consist of mortgage loans with interest rates that adjust, commencing approximately seven years after origination, based on the 1-Year LIBOR index. Approximately 40.4% of the mortgage group 9 mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of seven years following the origination of the related mortgage loan. Following such seven-year interest-only period, the scheduled payment with respect to each such mortgage group 9 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related current mortgage rate.

Mortgage group 10, representing approximately 5.5% of the pool I mortgage loans, generally will consist of mortgage loans with interest rates that adjust, commencing approximately seven years after origination, based on the 1-Year LIBOR or 1-Year CMT index. Approximately 70.8% of the mortgage group 10 mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of seven or ten years following the origination of the related mortgage loan. Following such seven- or ten-year interest-only period, the scheduled payment with respect to each such mortgage group 10 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related current mortgage rate.

We expect the mortgage loans in mortgage pool I to have the following approximate characteristics as of February 1, 2007:

Mortgage Pool I

Number of Mortgage Loans                                                   4,496
Aggregate Unpaid Principal Balance                                $2,641,672,565
Range of Unpaid Principal Balances                         $40,449 to $2,775,707
Average Unpaid Principal Balance                                        $587,561
Range of Mortgage Rates                                          3.250% to 6.875%
Weighted Average Mortgage Rate                                             4.676%
Range of Remaining Terms to Stated Maturity             197 months to 359 months
Weighted Average Remaining Term to Stated Maturity                    324 months
Weighted Average Loan Age (1)                                          36 months
Range of Original Loan-to-Value Ratios                            8.44% to 90.00%
Weighted Average Original Loan-to-Value Ratio                              63.92%
Weighted Average Credit Score (2)                                            736
Percentage of Interest-Only Loans                                           25.8%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2) Based on the portion of the mortgage loans in the mortgage pool (99.7)% that were scored.

Mortgage Group 1

Number of Mortgage Loans                                                   1,034
Aggregate Unpaid Principal Balance                                  $627,482,738
Range of Unpaid Principal Balances                         $53,293 to $2,775,707
Average Unpaid Principal Balance                                        $606,850
Range of Mortgage Rates                                          3.250% to 5.375%
Weighted Average Mortgage Rate                                             4.622%
Range of Remaining Terms to Stated Maturity             201 months to 326 months
Weighted Average Remaining Term to Stated Maturity                    320 months
Weighted Average Loan Age (1)                                          40 months
Range of Original Loan-to-Value Ratios                           10.55% to 80.00%
Weighted Average Original Loan-to-Value Ratio                              62.97%
Weighted Average Credit Score (2)                                            733

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2) Based on the portion of the mortgage loans in mortgage group 1 (99.5%) that were scored.

Mortgage Group 2

Number of Mortgage Loans                                                     650
Aggregate Unpaid Principal Balance                                  $385,498,572
Range of Unpaid Principal Balances                        $137,734 to $2,609,323
Average Unpaid Principal Balance                                        $593,075
Range of Mortgage Rates                                          3.875% to 5.375%
Weighted Average Mortgage Rate                                             4.399%
Range of Remaining Terms to Stated Maturity             206 months to 328 months
Weighted Average Remaining Term to Stated Maturity                    327 months
Weighted Average Loan Age (1)                                          33 months
Range of Original Loan-to-Value Ratios                           17.20% to 80.00%
Weighted Average Original Loan-to-Value Ratio                              63.18%
Weighted Average Credit Score (2)                                            733

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2) Based on the portion of the mortgage loans in mortgage group 2 (99.8)% that were scored.

Mortgage Group 3

Number of Mortgage Loans                                                     592
Aggregate Unpaid Principal Balance                                  $275,117,291
Range of Unpaid Principal Balances                        $100,000 to $2,372,468
Average Unpaid Principal Balance                                        $464,725
Range of Mortgage Rates                                          4.000% to 6.500%
Weighted Average Mortgage Rate                                             5.081%
Range of Remaining Terms to Stated Maturity             216 months to 352 months
Weighted Average Remaining Term to Stated Maturity                    334 months
Weighted Average Loan Age (1)                                          26 months
Range of Original Loan-to-Value Ratios                           25.88% to 90.00%
Weighted Average Original Loan-to-Value Ratio                              70.83%
Weighted Average Credit Score (2)                                            733
Percentage of Interest-Only Loans                                           38.9%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2) Based on the portion of the mortgage loans in mortgage group 3 (99.2)% that were scored.

Mortgage Group 4

Number of Mortgage Loans                                                     162
Aggregate Unpaid Principal Balance                                  $117,490,879
Range of Unpaid Principal Balances                        $150,000 to $2,400,000
Average Unpaid Principal Balance                                        $725,252
Range of Mortgage Rates                                          3.750% to 5.375%
Weighted Average Mortgage Rate                                             4.757%
Range of Remaining Terms to Stated Maturity             313 months to 325 months
Weighted Average Remaining Term to Stated Maturity                    321 months
Weighted Average Loan Age (1)                                          39 months
Range of Original Loan-to-Value Ratios                           13.33% to 80.00%
Weighted Average Original Loan-to-Value Ratio                              59.48%
Weighted Average Credit Score                                                739
Percentage of Interest-Only Loans                                          100.0%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

Mortgage Group 5

Number of Mortgage Loans                                                     328
Aggregate Unpaid Principal Balance                                  $235,937,517
Range of Unpaid Principal Balances                        $239,000 to $2,018,000
Average Unpaid Principal Balance                                        $719,322
Range of Mortgage Rates                                          3.750% to 5.375%
Weighted Average Mortgage Rate                                             4.428%
Range of Remaining Terms to Stated Maturity             326 months to 328 months
Weighted Average Remaining Term to Stated Maturity                    327 months
Weighted Average Loan Age (1)                                          33 months
Range of Original Loan-to-Value Ratios                           14.11% to 80.00%
Weighted Average Original Loan-to-Value Ratio                              59.19%
Weighted Average Credit Score                                                743
Percentage of Interest-Only Loans                                          100.0%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

Mortgage Group 6

Number of Mortgage Loans                                                      68
Aggregate Unpaid Principal Balance                                   $33,460,997
Range of Unpaid Principal Balances                        $172,778 to $2,000,000
Average Unpaid Principal Balance                                        $492,073
Range of Mortgage Rates                                          4.375% to 5.375%
Weighted Average Mortgage Rate                                             5.053%
Range of Remaining Terms to Stated Maturity             329 months to 335 months
Weighted Average Remaining Term to Stated Maturity                    331 months
Weighted Average Loan Age (1)                                          29 months
Range of Original Loan-to-Value Ratios                            9.62% to 80.00%
Weighted Average Original Loan-to-Value Ratio                              68.07%
Weighted Average Credit Score                                                732
Percentage of Interest-Only Loans                                          100.0%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

Mortgage Group 7

Number of Mortgage Loans                                                     297
Aggregate Unpaid Principal Balance                                  $175,631,187
Range of Unpaid Principal Balances                        $118,620 to $1,397,708
Average Unpaid Principal Balance                                        $591,351
Range of Mortgage Rates                                          3.625% to 5.375%
Weighted Average Mortgage Rate                                             4.873%
Range of Remaining Terms to Stated Maturity             307 months to 316 months
Weighted Average Remaining Term to Stated Maturity                    315 months
Weighted Average Loan Age (1)                                          45 months
Range of Original Loan-to-Value Ratios                           12.50% to 80.00%
Weighted Average Original Loan-to-Value Ratio                              64.20%
Weighted Average Credit Score (2)                                            738

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2) Based on the portion of the mortgage loans in mortgage group 7 (99.8)% that were scored.

Mortgage Group 8

Number of Mortgage Loans                                                     733
Aggregate Unpaid Principal Balance                                  $436,518,807
Range of Unpaid Principal Balances                        $111,594 to $1,844,363
Average Unpaid Principal Balance                                        $595,524
Range of Mortgage Rates                                          3.375% to 5.375%
Weighted Average Mortgage Rate                                             4.502%
Range of Remaining Terms to Stated Maturity             197 months to 320 months
Weighted Average Remaining Term to Stated Maturity                    318 months
Weighted Average Loan Age (1)                                          42 months
Range of Original Loan-to-Value Ratios                            8.44% to 85.44%
Weighted Average Original Loan-to-Value Ratio                              62.21%
Weighted Average Credit Score (2)                                            739

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2) Based on the portion of the mortgage loans in mortgage group 8 (99.8)% that were scored.

Mortgage Group 9

Number of Mortgage Loans                                                     333
Aggregate Unpaid Principal Balance                                  $209,686,165
Range of Unpaid Principal Balances                         $40,449 to $2,250,000
Average Unpaid Principal Balance                                        $629,688
Range of Mortgage Rates                                          3.875% to 5.375%
Weighted Average Mortgage Rate                                             4.835%
Range of Remaining Terms to Stated Maturity             314 months to 328 months
Weighted Average Remaining Term to Stated Maturity                    323 months
Weighted Average Loan Age (1)                                          37 months
Range of Original Loan-to-Value Ratios                           12.64% to 80.00%
Weighted Average Original Loan-to-Value Ratio                              64.31%
Weighted Average Credit Score                                                737
Percentage of Interest-Only Loans                                           40.4%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

Mortgage Group 10

Number of Mortgage Loans                                                     299
Aggregate Unpaid Principal Balance                                  $144,848,412
Range of Unpaid Principal Balances                        $132,500 to $1,600,000
Average Unpaid Principal Balance                                        $484,443
Range of Mortgage Rates                                          4.125% to 6.875%
Weighted Average Mortgage Rate                                             5.177%
Range of Remaining Terms to Stated Maturity             329 months to 359 months
Weighted Average Remaining Term to Stated Maturity                    336 months
Weighted Average Loan Age (1)                                          24 months
Range of Original Loan-to-Value Ratios                           21.11% to 84.62%
Weighted Average Original Loan-to-Value Ratio                              71.40%
Weighted Average Credit Score                                                742
Percentage of Interest-Only Loans                                           70.8%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

MORTGAGE POOL II

We will divide mortgage pool II into three separate groups referred to as "mortgage group 11," "mortgage group 12" and "mortgage group 13."

Mortgage group 11, representing approximately 59.4% of the pool II mortgage loans, generally will consist of mortgage loans with interest rates that adjust, commencing approximately five years after origination, based on the 1-Year LIBOR index. Approximately 74.6% of the mortgage group 11 mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five or ten years, following the origination of the related mortgage loan. Following such five-year or ten-year interest-only period, the scheduled payment with respect to each such mortgage group 11 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related current mortgage rate.

Mortgage group 12, representing approximately 17.5% of the pool II mortgage loans, generally will consist of mortgage loans with interest rates that adjust, commencing approximately seven years after origination, based on the 1-Year LIBOR index. Approximately 69.3% of the mortgage group 12 mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of seven or ten years, following the origination of the related mortgage loan. Following such seven- or ten-year interest-only period, the scheduled payment with respect to each such mortgage group 12 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related current mortgage rate.

Mortgage group 13, representing approximately 23.2% of the pool II mortgage loans, generally will consist of mortgage loans with interest rates that adjust, commencing approximately ten years after origination, based on the 1-Year LIBOR index. Approximately 76.3% of the mortgage group 13 mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of ten years following the origination of the related mortgage loan. Following such ten-year interest-only period, the scheduled payment with respect to each such mortgage group 13 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related current mortgage rate.

We expect the mortgage loans in mortgage pool II to have the following approximate characteristics as of February 1, 2007:

Mortgage Pool II

Number of Mortgage Loans                                                   1,627
Aggregate Unpaid Principal Balance                                $1,123,504,307
Range of Unpaid Principal Balances                          $2,959 to $3,168,750
Average Unpaid Principal Balance                                        $690,537
Range of Mortgage Rates                                          3.875% to 7.500%
Weighted Average Mortgage Rate                                             6.069%
Range of Remaining Terms to Stated Maturity             180 months to 360 months
Weighted Average Remaining Term to Stated Maturity                    352 months
Weighted Average Loan Age (1)                                           8 months
Range of Original Loan-to-Value Ratios                            5.55% to 95.00%
Weighted Average Original Loan-to-Value Ratio                              69.53%
Weighted Average Credit Score                                                741
Percentage of Interest-Only Loans                                           74.1%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

Mortgage Group 11

Number of Mortgage Loans                                                     959
Aggregate Unpaid Principal Balance                                  $667,064,551
Range of Unpaid Principal Balances                          $2,959 to $3,168,750
Average Unpaid Principal Balance                                        $695,583
Range of Mortgage Rates                                          4.250% to 7.125%
Weighted Average Mortgage Rate                                             5.942%
Range of Remaining Terms to Stated Maturity             328 months to 350 months
Weighted Average Remaining Term to Stated Maturity                    348 months
Weighted Average Loan Age (1)                                          12 months
Range of Original Loan-to-Value Ratios                           13.51% to 90.00%
Weighted Average Original Loan-to-Value Ratio                              69.63%
Weighted Average Credit Score                                                740
Percentage of Interest-Only Loans                                           74.6%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

Mortgage Group 12

Number of Mortgage Loans                                                     312
Aggregate Unpaid Principal Balance                                  $196,327,984
Range of Unpaid Principal Balances                         $55,722 to $3,000,000
Average Unpaid Principal Balance                                        $629,256
Range of Mortgage Rates                                          3.875% to 7.250%
Weighted Average Mortgage Rate                                             6.202%
Range of Remaining Terms to Stated Maturity             318 months to 360 months
Weighted Average Remaining Term to Stated Maturity                    356 months
Weighted Average Loan Age (1)                                           4 months
Range of Original Loan-to-Value Ratios                           14.70% to 95.00%
Weighted Average Original Loan-to-Value Ratio                              68.24%
Weighted Average Credit Score                                                738
Percentage of Interest-Only Loans                                           69.3%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

Mortgage Group 13

Number of Mortgage Loans                                                     356
Aggregate Unpaid Principal Balance                                  $260,111,772
Range of Unpaid Principal Balances                        $142,378 to $2,493,346
Average Unpaid Principal Balance                                        $730,651
Range of Mortgage Rates                                          4.750% to 7.500%
Weighted Average Mortgage Rate                                             6.292%
Range of Remaining Terms to Stated Maturity             180 months to 360 months
Weighted Average Remaining Term to Stated Maturity                    357 months
Weighted Average Loan Age (1)                                           2 months
Range of Original Loan-to-Value Ratios                            5.55% to 95.00%
Weighted Average Original Loan-to-Value Ratio                              70.26%
Weighted Average Credit Score                                                745
Percentage of Interest-Only Loans                                           76.3%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

Before we issue the certificates, we may remove some mortgage loans from the mortgage pools. We also may substitute other mortgage loans for some mortgage loans. This may result in changes in the mortgage pool characteristics shown above and could affect the weighted average lives and yields of the certificates. See "The Mortgage Loans."

DISTRIBUTIONS ON THE CERTIFICATES

The first distribution date will be March 26, 2007. Thereafter, distributions will be made on the 25th day of each month, or on the next business day if the 25th day is not a business day. In general, amounts available for distribution each month from mortgage pool I or mortgage pool II net of certain unreimbursed expenses to the trustee, the servicer and the paying agent will be distributed by the paying agent in the following order of priority:

     First, the holders of the Class A Certificates related to such mortgage pool will receive, on a pro rata basis, the interest distributions to which they are entitled on that distribution date;

     Second, the holders of the Class A Certificates related to such mortgage pool will receive, from payments in respect of principal with respect to the related mortgage group, the payments of principal to which they are entitled on that distribution date. Principal is allocated as described under "Description of the Certificates--Distributions to Certificateholders--Principal (Including Prepayments)," and, consequently, on any given distribution date, some class or classes of Class A Certificates may not receive a principal distribution;

     Third, the holders of the Class M Certificates related to such mortgage pool will receive the payments of interest and then principal to which they are entitled on that distribution date; and

     Fourth, the holders of the Class B Certificates related to such mortgage pool will receive, in numerical order (that is, first to the Class I-B1 or II-B1 Certificates (as applicable), then to the Class I-B2 or II-B2 Certificates (as applicable), etc.) the payments of interest and then principal to which they are entitled on that distribution date.

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The sellers have made certain representations and warranties concerning the mortgage loans. The benefit of those representations and warranties will be assigned by the depositor to the trustee for the benefit of certificateholders under the pooling and servicing agreement. Such representations and warranties will include that none of the mortgage loans held by the issuing entity will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a related mortgage loan, or receipt of notice of that breach, the applicable seller will be required either to (1) cure that breach, (2) repurchase the affected mortgage loan from the issuing entity or (3) in certain circumstances, substitute another mortgage loan.

Pursuant to the pooling and servicing agreement, in order to substitute a new mortgage loan for a mortgage loan that has been removed from the assets of the issuing entity because of a breach of a representation or warranty, (a) substitution must take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution. See "The Pooling and Servicing Agreement--Representations and Warranties" in this prospectus supplement.

FEES AND EXPENSES

Before payments are made on the certificates, the servicer will be paid a monthly fee calculated as 0.2560% per annum on the total principal balance of the mortgage loans (subject to reduction as described in this prospectus supplement). The servicer will deduct this fee from the collection account prior to distributions of any amounts to certificateholders.

The servicer will pay the fees of the trustee, the custodian and the paying agent. Certain nominal setup fees of the trustee will be paid by the depositor.

Expenses of the servicer and the trustee will be reimbursed before distributions are made on the certificates. See "Fees and Expenses of the Issuing Entity" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement reduces the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the offered certificates will consist of subordination utilizing a shifting interest structure.

     Subordination. The rights of the holders of each class of Class B Certificates related to a mortgage pool to receive distributions will be subordinated to the rights of the holders of the related Class A and Class M Certificates and the holders of the classes of related Class B Certificates with lower numerical designations, if any, to receive distributions. The rights of the holders of the Class M Certificates related to a mortgage pool to receive distributions will be subordinated to the rights of the holders of the related Class A Certificates to receive distributions.

In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

     Priority of Distributions. By the preferential right of the holders of such classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal due on the more senior classes of certificates and, if necessary, by the right of such more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates.

     Allocation of Losses. By the allocation to the more junior classes of certificates (in inverse order of seniority), until their respective certificate principal balances have been reduced to zero, of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of such losses to the more senior classes of certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy). In addition, on any distribution date after the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, so long as the Class 1-A2 Certificates have a principal balance greater than zero, any losses (other than excess losses) that would otherwise be allocated to the Class 1-A1 Certificates will be allocated to the Class 1-A2 Certificates.

     Similarly, on any distribution date after the aggregate principal balance of the Class I-M Certificates and the Class I-B Certificates has been reduced to zero, so long as the Class 1-A6 Certificates have a principal balance greater than zero, any losses (other than excess losses) that would otherwise be allocated to the Class 1-A3, Class 1-A4 and Class 1-A5 Certificates will be allocated to the Class 1-A6 Certificates. Similarly, on any distribution date after the aggregate principal balance of the Class I-M, Class I-B and Class 1-A6 Certificates has been reduced to zero, so long as the Class 1-A4 Certificates have a principal balance greater than zero, any losses (other than excess losses) that would otherwise be allocated to the Class 1-A3 Certificates will be allocated to the Class 1-A4 Certificates.

     Similarly, on any distribution date after the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, so long as the Class 2-A4 Certificates have a principal balance greater than zero, any losses (other than excess losses) that would otherwise be allocated to the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates will be allocated to the Class 2-A4 Certificates.

     Similarly, on any distribution date after the aggregate principal balance of the Class I-M, Class I-B and Class 2-A4 Certificates has been reduced to zero, so long as the Class 2-A2 Certificates have a principal balance greater than zero, any losses (other than excess losses) that would otherwise be allocated to the Class 2-A1 Certificates will be allocated to the Class 2-A2 Certificates.

     Similarly, on any distribution date after the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, so long as the Class 3-A2 Certificates have a principal balance greater than zero, any losses (other than excess losses) that would otherwise be allocated to the Class 3-A1 Certificates will be allocated to the Class 3-A2 Certificates.

     Similarly, on any distribution date after the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, so long as the Class 4-A2 Certificates have a principal balance greater than zero, any losses (other than excess losses) that would otherwise be allocated to the Class 4-A1 Certificates will be allocated to the Class 4-A2 Certificates.

     Similarly, on any distribution date after the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, so long as the Class 5-A2 Certificates have a principal balance greater than zero, any losses (other than excess losses) that would otherwise be allocated to the Class 5-A1 Certificates will be allocated to the Class 5-A2 Certificates.

     Similarly, on any distribution date after the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, so long as the Class 6-A2 Certificates have a principal balance greater than zero, any losses (other than excess losses) that would otherwise be allocated to the Class 6-A1 Certificates will be allocated to the Class 6-A2 Certificates.

     Similarly, on any distribution date after the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, so long as the Class 7-A2 Certificates have a principal balance greater than zero, any losses (other than excess losses) that would otherwise be allocated to the Class 7-A1 Certificates will be allocated to the Class 7-A2 Certificates.

     Similarly, on any distribution date after the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, so long as the Class 8-A2 Certificates have a principal balance greater than zero, any losses (other than excess losses) that would otherwise be allocated to the Class 8-A1 Certificates will be allocated to the Class 8-A2 Certificates.

     Similarly, on any distribution date after the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, so long as the Class 9-A2 Certificates have a principal balance greater than zero, any losses (other than excess losses) that would otherwise be allocated to the Class 9-A1 Certificates will be allocated to the Class 9-A2 Certificates.

     Similarly, on any distribution date after the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, so long as the Class 10-A2 Certificates have a principal balance greater than zero, any losses (other than excess losses) that would otherwise be allocated to the Class 10-A1 Certificates will be allocated to the Class 10-A2 Certificates.

     Similarly, on any distribution date after the aggregate principal balance of the Class II-M and Class II-B Certificates has been reduced to zero, so long as the Class 11-A2 Certificates have a principal balance greater than zero, any losses (other than excess losses) that would otherwise be allocated to the Class 11-A1, Class 11-M1, Class 11-L1, Class 11-A3, Class 11-A4, Class 11-A5, Class 11-M5, Class 11-L5, Class 11-A6, Class 11-A7, Class 11-A8, Class 11-M8 and Class 11-L8 Certificates will be allocated to the Class 11-A2 Certificates; provided, that any losses (other than excess losses) that are allocated to the Class 11-A1 Certificates will be allocated pro rata among the Class 11-A1 Components (as defined in this prospectus supplement) based upon their outstanding principal balances.

     Similarly, on any distribution date after the aggregate principal balance of the Class II-M and Class II-B Certificates has been reduced to zero, so long as the Class 12-A4 Certificates have a principal balance greater than zero, any losses (other than excess losses) that would otherwise be allocated to the Class 12-A1, Class 12-A2, Class 12-A3, Class 12-M3 and Class 12-L3 Certificates will be allocated to the Class 12-A4 Certificates.

     Similarly, on any distribution date after the aggregate principal balance of the Class II-M and Class II-B Certificates has been reduced to zero, so long as the Class 13-A3 Certificates have a principal balance greater than zero, any losses (other than excess losses) that would otherwise be allocated to the Class 13-A1, Class 13-A2, Class 13-M2 and Class 13-L2 Certificates will be allocated to the Class 13-A3 Certificates.

     The charts below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit enhancement provided to the various classes of offered certificates relating to each mortgage pool:

Mortgage Pool I

                                    INITIAL CREDIT
                                      ENHANCEMENT
CLASS       CREDIT ENHANCEMENT        PERCENTAGE
-----   -------------------------   --------------
I-A     Class I-M and Class I-B          1.10%
I-M     Class I-B                        0.60%
I-B1    Class I-B2, Class I-B3,
        Class I-B4 and Class I-B5        0.40%
I-B2    Class I-B3, Class I-B4
        and Class I-B5                   0.25%

Mortgage Pool II

                                    INITIAL CREDIT
                                      ENHANCEMENT
CLASS       CREDIT ENHANCEMENT        PERCENTAGE
-----   -------------------------   --------------
II-A    Class II-M and Class II-B        4.05%
II-M    Class II-B                       1.60%
II-B1   Class II-B2, Class II-B3,
        Class II-B4 and Class II-
        B5                               0.90%
II-B2   Class II-B3, Class II-B4
        and Class II-B5                  0.60%

     Shifting of Interests. In order to increase the period during which the Class M and Class B Certificates related to a mortgage pool remain available as credit enhancement to the related Class A Certificates, during the first eleven years, the related Class A Certificates will generally receive a disproportionately large, but decreasing, share of principal prepayments and other unscheduled recoveries as described in this prospectus supplement. This will result in an accelerated distribution of principal to such Class A Certificates and, in the absence of realized losses on the mortgage loans, an increase in the percentage interest evidenced by related Class M and Class B Certificates in the principal balance of the mortgage loans in the related mortgage pool, thereby increasing the likelihood that holders of such Class A Certificates will be paid the full amount of principal to which they are entitled.

NO CROSS-COLLATERALIZATION AMONG POOLS

Interest and principal on the senior certificates and subordinate certificates will be payable solely from collections on the mortgage loans in the related mortgage pool. If the senior certificates or subordinate certificates relating to one mortgage pool are no longer outstanding, then principal and interest payments on the mortgage loans in such mortgage pool will not be distributed to the outstanding senior certificates or subordinate certificates relating to the other mortgage pool.

OPTIONAL TERMINATION

Subject to certain restrictions, the servicer will have the option (but not the obligation) to (i) purchase all of the mortgage loans in mortgage pool I after the aggregate unpaid principal balance of such mortgage loans is reduced to less than 1% of the aggregate unpaid principal balance of such mortgage loans as of the cut-off date and (ii) purchase all of the mortgage loans in mortgage pool II after the aggregate unpaid principal balance of such mortgage loans is reduced to less than 5% of the aggregate unpaid principal balance of such mortgage loans as of the cut-off date. See "The Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for all classes of offered certificates relating to mortgage pool I will be the distribution date in February 2037 and the final scheduled distribution date for all classes of offered certificates relating to mortgage pool II will be the distribution date in March 2037. The final scheduled distribution date has been determined by adding one month to the month of scheduled maturity of the latest maturing mortgage loan in the assets of the issuing entity relating to each mortgage pool. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier than the applicable final scheduled distribution date. See "Prepayment and Yield Considerations" in this prospectus supplement.

LEGAL INVESTMENT

As of the closing date, each class of Class A and Class M Certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. The Class I-B1, Class I-B2, Class II-B1 and Class II-B2 Certificates will not constitute "mortgage related securities." You should consult with your legal advisor in determining whether and to what extent the certificates constitute legal investments for you. See "Legal Investment Matters" in this prospectus supplement and in the prospectus.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider. See "Legal Investment Matters" in this prospectus supplement and in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity will elect to be treated as including one or more real estate mortgage investment conduits in a tiered structure. The certificates (other than the Class A-R Certificate, the exchangeable initial certificates and the exchangeable certificates) will represent ownership of regular interests in a real estate mortgage investment conduit and will generally be treated as debt instruments for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on the portion of your certificates that represents a regular interest in a REMIC in accordance with the accrual method of accounting regardless of your usual method of accounting. The Class A-R Certificate will represent ownership of the residual interest in each of the real estate mortgage investment conduits. The exchangeable initial certificates and the exchangeable certificates will represent beneficial ownership of interests in the underlying REMIC regular interests corresponding to those certificates. See "Federal Income Tax Considerations" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

In general, subject to important considerations described under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the offered certificates (other than the Class A-R Certificate) will be eligible for purchase by retirement or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended. You should consult with your own counsel with respect to the legal consequences of an ERISA plan's acquisition and ownership of the certificates. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

RATINGS

The issuance of the offered certificates is conditioned on the certificates receiving the ratings from S&P, Moody's and Fitch indicated under the heading "Expected Ratings" in the chart shown on page S-5 of this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than you originally anticipated, could adversely affect your yield. See "Ratings" in this prospectus supplement.

                                  RISK FACTORS

FORWARD-LOOKING STATEMENTS

     In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. Such forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. Such statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

     -    economic conditions and industry competition;

     -    political, social and economic conditions;

     -    the law and government regulatory initiatives; and

     -    interest rate fluctuations.

     We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which such statements were originally based.

PREPAYMENTS MAY ADVERSELY AFFECT YIELD

     The rate of distributions in reduction of the principal balance of any class of offered certificates, the aggregate amount of distributions of principal and interest on any class of offered certificates and the yield to maturity of any class of offered certificates will be directly related to the rate of payments of principal on the mortgage loans and to the amount and timing of mortgagor defaults resulting in realized losses. The rate of principal payments on the mortgage loans will in turn be affected by, among other things:

     -    the amortization schedules of the mortgage loans;

     - the rate of principal prepayments (including partial prepayments and prepayments resulting from refinancing) thereon by mortgagors;

     -    liquidations of defaulted mortgage loans;

     - repurchases of mortgage loans by us as a result of defective documentation or breaches of representations and warranties; and

     - optional purchase by the servicer of all of the mortgage loans in connection with the termination of the issuing entity.

     See "Prepayment and Yield Considerations" and "The Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties," "--Repurchase or Substitution" and "--Termination; Purchase of Mortgage Loans" in the prospectus.

     Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time without penalty.

     The rate of payments (including prepayments, liquidations and defaults) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors.

     - If prevailing rates for similar mortgage loans fall below the mortgage interest rates on the mortgage loans, the rate of prepayments generally would be expected to increase.

     - Conversely, if interest rates on similar mortgage loans rise above the mortgage interest rates on the mortgage loans, the rate of prepayments generally would be expected to decrease.

     If you purchase any offered certificates at a discount (other than the Class 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8, Class 11-F8, Class 12-S3, Class 12-F3, Class 13-S2 and Class 13-F2 Certificates), you should consider the risk that a slower than anticipated rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the mortgage loans will result in an actual yield that is lower than your expected yield.

See "Prepayment and Yield Considerations."

     If you purchase the Class 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8, Class 11-F8, Class 12-S3, Class 12-F3, Class 13-S2 or Class 13-F2 Certificates or any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the mortgage loans will result in an actual yield that is lower than your expected yield. See "Prepayment and Yield Considerations." Such classes of Certificates will be highly sensitive to the rate and timing of principal payments. If you purchase the Class 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8 or Class 11-F8 Certificates, you should fully consider the risk that a rapid rate of principal payments on the group 11 mortgage loans will have a negative effect on your expected yield and, under certain circumstances, you might not recoup your initial investment. If you purchase the Class 12-S3 or Class 12-F3 Certificates, you should fully consider the risk that a rapid rate of principal payments on the group 12 mortgage loans will have a negative effect on your expected yield and, under certain circumstances, you might not recoup your initial investment. If you purchase the Class 13-S2 or Class 13-F2 Certificates, you should fully consider the risk that a rapid rate of principal payments on the group 13 mortgage loans will have a negative effect on your expected yield and, under certain circumstances, you might not recoup your initial investment. See "Prepayment and Yield Considerations--Yield Considerations with Respect to the Class 11-S1 Certificates," " --Yield Considerations with Respect to the Class 11-F1 Certificates," " " --Yield Considerations with Respect to the Class 11-S5 Certificates," " --Yield Considerations with Respect to the Class 11-F5 Certificates," " --Yield Considerations with Respect to the Class 11-S8 Certificates," " --Yield Considerations with Respect to the Class 11-F8 Certificates," " --Yield Considerations with Respect to the Class 12-S3 Certificates," " --Yield Considerations with Respect to the Class 12-F3 Certificates," " --Yield Considerations with Respect to the Class 13-S2 Certificates," and " --Yield Considerations with Respect to the Class 13-F2 Certificates."

NO CROSS-COLLATERALIZATION BETWEEN THE MORTGAGE POOLS

     Interest and principal on the senior certificates and subordinate certificates will be payable solely from collections on the mortgage loans in the related mortgage pool. If the senior certificates or subordinate certificates relating to one mortgage pool are no longer outstanding, then principal and interest payments on the mortgage loans in such mortgage pool will not be distributed to the outstanding senior certificates or subordinate certificates relating to the other mortgage pool.

CHANGES TO THE WEIGHTED AVERAGE NET MORTGAGE RATE ON THE MORTGAGE LOANS MAY REDUCE THE YIELD WITH RESPECT TO THE CERTIFICATES

     On each distribution date, the certificate rates on the certificates will be affected by the weighted average of the net mortgage rates on the related pool or groups of mortgage loans. Therefore, to the extent that the weighted average of the net mortgage rates on all the mortgage loans in a pool or group of mortgage loans related to such certificates is ever decreased, investors in the related certificates may experience a lower yield.

     The mortgage rate on each mortgage loan will be fixed for an initial period from the date of origination of such mortgage loan as described in this prospectus supplement under "The Mortgage Loans," after which the mortgage rate will adjust to equal the sum of either the 1-year LIBOR index or the 1-year CMT index and a related margin. Mortgage rate adjustments may be subject to the limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the mortgage rate may be subject to an initial cap and an overall maximum and minimum lifetime mortgage rate. See "The Mortgage Loans" in this prospectus supplement.

     The weighted average net mortgage rate on the mortgage loans may decrease, and may decrease significantly, after the mortgage rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins and changes in the relevant index. If as a result of such mortgage rate adjustments, the weighted average of the net mortgage rates on the mortgage loans in a pool or group of mortgage loans is reduced, investors in some or all of the related certificates will experience a lower yield as described above. In addition, if, despite increases in the relevant index, the mortgage rate on any mortgage loan cannot increase due to a maximum mortgage rate limitation or a periodic cap, the yield on certain certificates could be adversely affected. Finally, because the certificate rate on each class of offered certificates will be based on or limited by the weighted average of the net mortgage rates on one or more groups of mortgage loans, disproportionate principal payments on the mortgage loans having net mortgage rates higher or lower than the then current certificate rate on such certificates will affect the certificate rate for such certificates for future periods and the yield on such certificates.
See "Prepayment and Yield Considerations" in this prospectus supplement.

ATTEMPTED RECHARACTERIZATION OF THE TRANSFERS FROM CHASE HOME FINANCE LLC AND J.P. MORGAN MORTGAGE ACQUISITION CORP. TO CHASE MORTGAGE FINANCE CORPORATION AND FROM CHASE MORTGAGE FINANCE CORPORATION TO THE ISSUING ENTITY COULD DELAY OR REDUCE PAYMENTS TO YOU

     We expect that the transfers of the mortgage loans from Chase Home Finance LLC and J.P. Mortgan Mortgage Acquisition Corp. to Chase Mortgage Finance Corporation and the transfer from Chase Mortgage Finance Corporation to the issuing entity will each be characterized as a sale. Each of Chase Home Finance LLC, J.P. Morgan Mortgage Acquisition Corp. and Chase Mortgage Finance Corporation has documented its respective transfer as a sale. However, a bankruptcy trustee or creditor of either Chase Home Finance LLC or J.P. Morgan Mortgage Acquisition Corp. may take the position that the transfer of the mortgage loans to Chase Mortgage Finance Corporation should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, Chase Mortgage Finance Corporation would be required to go through court proceedings to establish its rights to collections on the mortgage loans. Similarly, a bankruptcy trustee or creditor of Chase Mortgage Finance Corporation may take the position that the transfer of the mortgage loans to the issuing entity should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, the trustee would be required to go through court proceedings to establish its rights to collections on the mortgage loans. If any or all of these events occur, payments on your certificates could be delayed or reduced.

FAILURE OF THE SERVICER TO PERFORM OR THE INSOLVENCY OF THE SERVICER MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES

     The amount and timing of distributions on the certificates generally will be dependent on the servicer performing its servicing obligations in an adequate and timely manner. See "The Pooling and Servicing Agreement." If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the mortgage loans. As a result, shortfalls in the distributions due on the certificates could occur.

     If the servicer becomes the subject of bankruptcy or similar proceedings, the trustee's claim to collections in the servicer's possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on the certificates may be delayed or reduced.

SUBORDINATION OF SUBORDINATED CERTIFICATES AND THE CLASS 1-A2, CLASS 1-A4, CLASS 1-A6, CLASS 2-A2, CLASS 2-A4, CLASS 3-A2, CLASS 4-A2, CLASS 5-A2, CLASS 6-A2, CLASS 7-A2, CLASS 8-A2, CLASS 9-A2, CLASS 10-A2, CLASS 11-A2, CLASS 12-A4 AND CLASS 13-A3 CERTIFICATES INCREASES RISK OF LOSS TO SUCH CLASSES

     The rights of the holders of the Class M Certificates to receive distributions with respect to the mortgage loans will be subordinated to such rights of the holders of the Class A Certificates. The rights of the holders of a class of Class B Certificates to receive distributions with respect to the mortgage loans will be subordinated to such rights of the holders of the Class A Certificates, the Class M Certificates and the classes of Class B Certificates with lower numerical designations, all to the extent described in this prospectus supplement under "Description of the Certificates--Subordinated Certificates and Shifting Interests."

     If you purchase the Class 1-A6 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class 1-A3, Class 1-A4 and Class 1-A5 Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy) will be borne by the Class 1-A6 Certificates (in addition to other realized losses allocated to the Class 1-A6 Certificates) and not by the Class 1-A3, Class 1-A4 and Class 1-A5 Certificates so long as the principal balance of the Class 1-A6 Certificates is greater than zero. Similarly, if you purchase the Class 1-A2 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class 1-A1 Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy) will be borne by the Class 1-A2 Certificates (in addition to other realized losses allocated to the Class 1-A2 Certificates) and not by the Class 1-A1 Certificates so long as the principal balance of the Class 1-A2 Certificates is greater than zero. Similarly, if you purchase the Class 1-A4 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class I-M, Class I-B and Class 1-A6 Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class 1-A3 Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy) will be borne by the Class 1-A4 Certificates (in addition to other realized losses allocated to the Class 1-A4 Certificates) and not by the Class 1-A3 Certificates so long as the principal balance of the Class 1-A4 Certificates is greater than zero. Similarly, if you purchase the Class 2-A4 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy) will be borne by the Class 2-A4 Certificates (in addition to other realized losses allocated to the Class 2-A4 Certificates) and not by the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates so long as the principal balance of the Class 2-A4 Certificates is greater than zero. Similarly, if you purchase the Class 2-A2 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class I-M, Class I-B and Class 2-A4 Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class 2-A1 Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy) will be borne by the Class 2-A2 Certificates (in addition to other realized losses allocated to the Class 2-A2 Certificates) and not by the Class 2-A1 Certificates so long as the principal balance of the Class 2-A2 Certificates is greater than zero. Similarly, if you purchase the Class 3-A2 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class 3-A1 Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy) will be borne by the Class 3-A2 Certificates (in addition to other realized losses allocated to the Class 3-A2 Certificates) and not by the Class 3-A1 Certificates so long as the principal balance of the Class 3-A2 Certificates is greater than zero. Similarly, if you purchase the Class 4-A2 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class 4-A1 Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy) will be borne by the Class 4-A2 Certificates (in addition to other realized losses allocated to the Class 4-A2 Certificates) and not by the Class 4-A1 Certificates so long as the principal balance of the Class 4-A2 Certificates is greater than zero. Similarly, if you purchase the Class 5-A2 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class 5-A1 Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy) will be borne by the Class 5-A2 Certificates (in addition to other realized losses allocated to the Class 5-A2 Certificates) and not by the Class 5-A1 Certificates so long as the principal balance of the Class 5-A2 Certificates is greater than zero. Similarly, if you purchase the Class 6-A2 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class 6-A1 Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy) will be borne by the Class 6-A2 Certificates (in addition to other realized losses allocated to the Class 6-A2 Certificates) and not by the Class 6-A1 Certificates so long as the principal balance of the Class 6-A2 Certificates is greater than zero. Similarly, if you purchase the Class 7-A2 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class 7-A1 Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy) will be borne by the Class 7-A2 Certificates (in addition to other realized losses allocated to the Class 7-A2 Certificates) and not by the Class 7-A1 Certificates so long as the principal balance of the Class 7-A2 Certificates is greater than zero. Similarly, if you purchase the Class 8-A2 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class 8-A1 Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy) will be borne by the Class 8-A2 Certificates (in addition to other realized losses allocated to the Class 8-A2 Certificates) and not by the Class 8-A1 Certificates so long as the principal balance of the Class 8-A2 Certificates is greater than zero. Similarly, if you purchase the Class 9-A2 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class 9-A1 Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy) will be borne by the Class 9-A2 Certificates (in addition to other realized losses allocated to the Class 9-A2 Certificates) and not by the Class 9-A1 Certificates so long as the principal balance of the Class 9-A2 Certificates is greater than zero. Similarly, if you purchase the Class 10-A2 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class I-M and Class I-B Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class 10-A1 Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy) will be borne by the Class 10-A2 Certificates (in addition to other realized losses allocated to the Class 10-A2 Certificates) and not by the Class 10-A1 Certificates so long as the principal balance of the Class 10-A2 Certificates is greater than zero.

     If you purchase the Class 11-A2 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class II-M and Class II-B Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class 11-A1, Class 11-M1, Class 11-L1, Class 11-A3, Class 11-A4, Class 11-A5, Class 11-M5, Class 11-L5, Class 11-A6, Class 11-A7, Class 11-A8, Class 11-M8 and Class 11-L8 Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy) will be borne by the Class 11-A2 Certificates (in addition to other realized losses allocated to the Class 11-A2 Certificates) and not by the Class 11-A1, Class 11-M1, Class 11-L1, Class 11-A3, Class 11-A4, Class 11-A5, Class 11-M5, Class 11-L5, Class 11-A6, Class 11-A7, Class 11-A8, Class 11-M8 and Class 11-L8 Certificates so long as the principal balance of the Class 11-A2 Certificates is greater than zero. Similarly, if you purchase the Class 12-A4 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class II-M and Class II-B Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class 12-A1, Class 12-A2, Class 12-A3, Class 12-M3 and Class 12-L3 Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy) will be borne by the Class 12-A4 Certificates (in addition to other realized losses allocated to the Class 12-A4 Certificates) and not by the Class 12-A1, Class 12-A2, Class 12-A3, Class 12-M3 and Class 12-L3 Certificates so long as the principal balance of the Class 12-A4 Certificates is greater than zero. Similarly, if you purchase the Class 13-A3 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class II-M and Class II-B Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class 13-A1, Class 13-A2, Class 13-M2 and Class 13-L2 Certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy) will be borne by the Class 13-A3 Certificates (in addition to other realized losses allocated to the Class 13-A3 Certificates) and not by the Class 13-A1, Class 13-A2, Class 13-M2 and Class 13-L2 Certificates so long as the principal balance of the Class 13-A3 Certificates is greater than zero.

RISKS RELATED TO THE EXCHANGEABLE CERTIFICATES

     The characteristics of the exchangeable certificates will reflect the characteristics of the related exchangeable initial certificates. Investors should consider a number of factors that will limit a certificateholder's ability to exchange any exchangeable initial certificates for any related exchangeable certificates and vice versa:

- At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as described in this prospectus supplement.

- A certificateholder that does not own the certificates may be unable to obtain the necessary exchangeable initial certificates or exchangeable certificates.

- The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

- Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

- Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

- Only the combinations described in this prospectus supplement will be permitted.

     See "Description of the Certificates--Exchangeable Certificates" and "ANNEX
B: PERMITTED EXCHANGEABLE CERTIFICATE COMBINATIONS" in this prospectus supplement.

GEOGRAPHIC CONCENTRATION OF THE MORTGAGED PROPERTIES MAY INCREASE RISK OF LOSS

     We expect approximately 43.1%, 18.2% and 7.3% of the pool I mortgage loans (by aggregate principal balance as of the cut-off date) to be secured by mortgaged properties located in the states of California, New York and Florida, respectively. We expect approximately 43.9%, 16.3% and 8.1% of the pool II mortgage loans (by aggregate principal balance as of the cut-off date) to be secured by mortgaged properties located in the states of California, New York and Florida, respectively. Consequently, losses and prepayments on the mortgage loans and resultant payments on the offered certificates may, both generally and particularly, be affected significantly by changes in the housing markets and regional economies of, and the occurrence of natural disasters (such as earthquakes, fires, floods or hurricanes) in, such states. In particular, large areas in southern California have experienced or are experiencing severe wildfires, which have damaged or destroyed hundreds of residences in those areas. Certain of the mortgage loans in the mortgage pool may be secured by properties located in counties that have been declared federal disaster areas. Any such properties may have been damaged or destroyed, or may be in danger of being damaged or destroyed, by these wildfires, which could result in increased losses or in insurance payments or repurchases and which will constitute prepayments on any affected mortgage loan. In addition, properties located in these four counties which have not been damaged or destroyed may decrease in value as a result of the wildfires and any such decrease in value could result in increased losses or prepayments on the related mortgage loans.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE CERTIFICATES

     Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates.

VIOLATIONS OF PREDATORY LENDING LAWS/RISKS RELATED TO HIGH COST LOANS

     Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the issuing entity, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the mortgage loans are found to have been originated in violation of predatory or abusive lending laws and the sellers do not repurchase the affected mortgage loans and pay any related liabilities, certificateholders could incur losses.

LIMITED OBLIGATIONS

     The assets of the issuing entity are the sole source of distributions on the certificates. The certificates represent interests in the assets of the issuing entity only and are not the obligations of any other entity. None of the sellers, the depositor, the underwriter, the trustee, the servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the ratings of the certificates. If credit enhancement is not available, holders of certificates may suffer losses on their investments.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS MAY EXPERIENCE HIGHER DEFAULT AND PREPAYMENT RATES

     Approximately 25.8% of the pool I mortgage loans as of the cut-off date provide for payment of interest at the related mortgage rate, but no payment of principal, for a specified period following the origination of the mortgage loan. Approximately 74.1% of the pool II mortgage loans as of the cut-off date provide for payment of interest at the related mortgage rate, but no payment of principal, for a specified period following the origination of the mortgage loan. Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage rate. The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the offered certificates than would have been the case had these mortgage loans not been included in the assets of the issuing entity. If you purchase any offered certificates at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the initial term of a mortgage loan as a disincentive to prepayment. If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss and prepayment.

RECENT DEVELOPMENTS IN THE RESIDENTIAL MORTGAGE MARKET MAY ADVERSELY AFFECT THE YIELDS OF THE OFFERED CERTIFICATES

     Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

     Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers' monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

     Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

     In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase these loans in the event of breaches of representations and warranties may also affect the performance of the offered certificates.

     The inability of the originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the offered certificates.

     The mortgage loans in the trust fund do not include subprime mortgage loans; however, the originator of the mortgage loans in the trust fund may underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market. You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES OR NOTES.

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

THE CLASS A-R CERTIFICATE HAS TAX IMPLICATIONS THAT ARE DIFFERENT THAN THOSE OF THE OTHER CERTIFICATES

     The Class A-R Certificateholder will be required to report on its federal income tax returns as ordinary income the taxable income of each of the real estate mortgage investment conduits included in the issuing entity, regardless of the amount or timing of its receipt of cash payments. Accordingly, the Class A-R Certificateholder may have tax liabilities that exceed the distributions received on its Class A-R Certificate. The requirement that the Class A-R Certificateholder report the taxable income and net loss of each of the real estate mortgage investment conduits will continue until the class principal balances of all classes of certificates have been reduced to zero, even though the Class A-R Certificateholder has received full payment of its stated interest and principal. It is expected that all or a substantial portion of each real estate mortgage investment conduit's taxable income will be treated as "excess inclusion" income to the Class A-R Certificateholder which:

     -    will not be subject to offset by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for tax treaty rate reduction or statutory exemption for withholding tax.

     An individual Class A-R Certificateholder may be limited in its ability to deduct servicing fees and other non-interest expenses of each real estate mortgage investment conduit. Because of the special tax treatment of real

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estate mortgage investment conduit residual interests, the taxable income arising in a given year on a real estate mortgage investment conduit residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.

     Therefore, the after-tax yield on the Class A-R Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Considerations--Class A-R Certificate" in this prospectus supplement and "Federal Income Tax Consequences--Income from Residual Certificates" in the prospectus.

MILITARY ACTION AND TERRORIST ATTACKS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City and Washington, D.C. Although the damaged and destroyed properties consisted primarily of commercial and government buildings, these tragic events may nevertheless have an adverse effect on the value of residential real estate in the United States, particularly in the New York City and Washington, D.C. metropolitan areas. In addition, it is possible (although we cannot predict the likelihood) that these events, or any consequential or subsequent events involving the United States, may have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally or economic conditions in the New York City or Washington, D.C. metropolitan areas or other areas of the United States.

     As a result of the terrorist attacks, President Bush has authorized the placement of over 150,000 military reservists and members of the National Guard on active duty status. In addition, in connection with the military action against Iraq commenced in March 2003, President Bush ordered the activation of several thousand members of the armed forces reserves. To the extent that any such person on active duty status is a mortgagor under a mortgage loan, the interest rate limitations and other provisions of the Servicemembers Civil Relief Act, would apply to the mortgage loan during the period of active duty. Reservists could be called to active duty in Iraq, Afghanistan or other parts of the world. There is no way of knowing whether any additional reservists will be called up and, if so, how many. During the continuation of military conflict additional military reservists and members of the National Guard may be called to active duty. In addition, other mortgagors who enter military service after the origination of their mortgage loans (including mortgagors who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Servicemembers Civil Relief Act. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Servicemembers Civil Relief Act. See "Description of the Certificates--Subordinated Certificates and Shifting Interests" in this prospectus supplement and "Material Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus.

     The California Military and Veterans Code was amended on June 20, 2002, to provide protection equivalent to that provided by the Servicemembers Civil Relief Act, to California National Guard members called up to active service by the Governor, California National Guard members called up to active service by the President and reservists called to active duty. Those eligible under the California Military and Veterans Code must obtain a certificate signed by an authorized officer of the military department, branch or unit in which the service member is serving to qualify for the relief afforded by the California Military and Veterans Code.

     The recent amendment of the California Military and Veterans Code could result in shortfalls in interest and could affect the ability of the servicer to foreclose on the affected mortgage loan in a timely fashion. In addition, the California Military and Veterans Code, like the Servicemembers Civil Relief Act, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The California Military and Veterans Code could have an effect on the timing of payments on the mortgage loans and therefore on the cash flow available for distribution on the certificates. None of Chase Mortgage Finance Corporation, JPMorgan Chase Bank, N.A., Chase Home Finance LLC, J.P. Morgan Mortgage Acquisition Corp. or J. P. Morgan Securities Inc. has undertaken a determination as to which mortgage loans, if any, may be affected by the California Code or the Relief Act. See "Material Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus.

THE LACK OF PHYSICAL CERTIFICATES FOR SOME CERTIFICATES MAY CAUSE DELAYS IN PAYMENT AND CAUSE DIFFICULTIES IN PLEDGING OR SELLING YOUR CERTIFICATES

     You will not have a physical certificate if you own an offered certificate (other than the Class A-R Certificates). As a result, you will be able to transfer your certificates only through The Depository Trust Company, participating organizations, indirect participants and certain banks. The ability to pledge a certificate of one of these classes to a person that does not participate in the DTC system may be limited because of the lack of a physical certificate. In addition, you may experience some delay in receiving distributions on these certificates because distributions will not be sent directly to you. Instead, all distributions will be sent to The Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations will in turn credit those distributions to the participating organizations. Those organizations will in turn credit accounts you have either directly with them or indirectly with them through participants.

SIMULTANEOUS SECOND LIEN RISK

     With respect to a portion of the mortgage loans, at the time of origination of the first lien mortgage loan, the originator may have originated a second lien mortgage loan on the same property that is not included in the assets of the issuing entity. With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan even though the first lien loan is current, which would constitute a default on the first lien loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property may also be encumbered by a second lien mortgage to a mortgagee other than the originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

COMBINATION OR "LAYERING" OF MULTIPLE RISK FACTORS MAY SIGNIFICANTLY INCREASE YOUR RISK OF LOSS

     Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, prospective investors in the offered certificates should consider the potential effects on those certificates of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also were originated concurrently with second lien loans not included in the trust fund. Many of these loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks. There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related certificates may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the mortgage loans and the offered certificates.

FICO SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS

     Investors should be aware that FICO scores are based on past payment history of the borrower. Investors are encouraged not to rely on FICO scores as an indicator of future borrower performance. The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian, which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300s to the 900s. Although FICO Scores are based solely on the information at the particular credit repository, FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. FICO Scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

CERTIFICATES MAY NOT BE APPROPRIATE FOR INDIVIDUAL INVESTORS

     The offered certificates may not be an appropriate investment for individual investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates. This may be the case because, among other things:

     - The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

     - The rate of principal distributions on, and the weighted average life of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and as such the offered certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     - You may not be able to reinvest amounts distributed in respect of principal on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the certificate rate on the offered certificates; or

     - It is possible that a secondary market for the offered certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

     You should also carefully consider the further risks and other special considerations discussed above and under the headings "Prepayment and Yield Considerations" in this prospectus supplement and "Risk Factors" in the prospectus.

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations applicable to the offered certificates.

                               THE MORTGAGE LOANS

GENERAL

     The mortgage pools with respect to the Certificates, consisting of mortgage pool I ("MORTGAGE POOL I") and mortgage pool II ("MORTGAGE POOL II," collectively with Mortgage Pool I, the "MORTGAGE POOLS" and, each, a "MORTGAGE POOL") will consist of approximately 6,123 conventional fully amortizing mortgage loans (the "MORTGAGE LOANS") evidenced by adjustable interest rate promissory notes (each, a "MORTGAGE NOTE") having an aggregate principal balance on February 1, 2007 (the "CUT-OFF DATE") of approximately $3,765,176,872. References in this prospectus supplement to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, based on the outstanding principal balances of the Mortgage Loans as of the Cut-off Date, after giving effect to Monthly Payments (defined in this prospectus supplement) due on or prior to the Cut-off Date, whether or not received. References to percentages of Mortgaged Properties (defined in this prospectus supplement) refer, in each case, to the percentages of aggregate principal balances of the related Mortgage Loans (determined as described in the preceding sentence). The Mortgage Notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties (the "MORTGAGED PROPERTIES"). The Mortgaged Properties consist of individual dwelling units, individual cooperative apartment dwelling units, individual condominium units, two-family dwelling units, three- or four-family dwelling units, condotels and planned unit developments. The assets of the issuing entity created by the Pooling and Servicing Agreement (the "ISSUING ENTITY") include, in addition to the Mortgage Pool, (i) the amounts held from time to time in one or more accounts (collectively, the "ACCOUNTS") maintained by The Bank of New York Trust Company, N.A. in the name of the Trustee pursuant to the Pooling and Servicing Agreement (the "AGREEMENT") to be dated as of February 1, 2007 by and among Chase Mortgage Finance Corporation (the "DEPOSITOR"), JPMorgan Chase Bank, N.A. ("JPMORGAN"), as servicer (in such capacity, the "SERVICER"), The Bank of New York Trust Company, N.A., as trustee (the "TRUSTEE") and paying agent (in such capacity, the "PAYING AGENT") and JPMorgan Chase Bank, N.A., as custodian (in such capacity, the "CUSTODIAN"), (ii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure, (iii) all insurance policies and the proceeds thereof described below and (iv) certain rights to require repurchase of the Mortgage Loans by the Depositor for breach of representation or warranty.

     The Depositor will cause the Mortgage Loans to be assigned to the Trustee. The Servicer will service the Mortgage Loans either by itself or through other mortgage servicing institutions (the "SUBSERVICERS"), pursuant to the Agreement. With respect to those Mortgage Loans serviced by the Servicer through a Subservicer, the Servicer will remain liable for its servicing obligations under the Agreement as if the Servicer alone were servicing such Mortgage Loans. JPMorgan will engage Chase Home Finance LLC as its subservicer to perform its Mortgage Loan servicing duties under the Agreement.

REPRESENTATIONS AND WARRANTIES

     The Depositor will make certain representations and warranties for the benefit of the Trustee with respect to the Mortgage Loans as described in the prospectus under "The Mortgage Pool" and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" and "--Repurchase or Substitution" and will be obligated to repurchase any Mortgage Loan as to which there is a material breach of any such representation or warranty. Such repurchase will constitute the sole remedy available to Certificateholders for a breach of such representations or warranties. The Trustee, upon receipt of written notice of such material breach, will enforce the repurchase obligations of the Depositor. In lieu of such repurchase obligation, the Depositor may, within two years after the date of initial delivery of the Certificates, substitute for the affected Mortgage Loans substitute mortgage loans, as described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" and "--Repurchase or Substitution" in the prospectus.

MORTGAGE POOL I

     Mortgage Pool I will consist of approximately 4,496 conventional fully amortizing mortgage loans (the "POOL I MORTGAGE LOANS") evidenced by adjustable interest rate promissory notes (each, a "POOL I MORTGAGE NOTE") having an aggregate principal balance on the Cut-off Date of approximately $2,641,672,565. Approximately 25.8% of the Pool I Mortgage Loans as of the Cut-Off Date provide for payment of interest at the related mortgage rate, but no payment of principal, for a specified period following the origination of the Mortgage Loan. Following the applicable period, the monthly payment with respect to each of these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the related mortgage rate.

     Mortgage Pool I will be divided into ten groups, referred to as "MORTGAGE GROUP 1," "MORTGAGE GROUP 2," "MORTGAGE GROUP 3," "MORTGAGE GROUP 4," "MORTGAGE GROUP 5," "MORTGAGE GROUP 6," "MORTGAGE GROUP 7," "MORTGAGE GROUP 8," "MORTGAGE GROUP 9" and "MORTGAGE GROUP 10" (each, a "POOL I MORTGAGE GROUP").

     Mortgage Group 1, representing approximately 23.8% of all of the Pool I Mortgage Loans, generally will consist of 30-year first lien Mortgage Loans with interest rates that adjust, commencing approximately five years after origination, based on the 1-Year LIBOR or 1-Year CMT index (the "GROUP 1 MORTGAGE LOANS"). The Group 1 Mortgage Loans are subject to a weighted average Periodic Rate Cap of 5.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of 2.000% with respect to each Adjustment Date thereafter. Generally, all of the Group 1 Mortgage Loans have a maximum Mortgage Rate equal to the initial Mortgage Rate plus 5.000% and have a minimum Mortgage Rate equal to the applicable margin with respect to such Mortgage Loans.

     Mortgage Group 2, representing approximately 14.6% of all of the Pool I Mortgage Loans, generally will consist of 30-year first lien Mortgage Loans with interest rates that adjust, commencing approximately five years after origination, based on the 1-Year LIBOR or 1-Year CMT index (the "GROUP 2 MORTGAGE LOANS"). The Group 2 Mortgage Loans are subject to a weighted average Periodic Rate Cap of 5.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of 2.000% with respect to each Adjustment Date thereafter. Generally, all of the Group 2 Mortgage Loans have a maximum Mortgage Rate equal to the initial Mortgage Rate plus 5.000% and have a minimum Mortgage Rate equal to the applicable margin with respect to such Mortgage Loans.

     Mortgage Group 3, representing approximately 10.4% of all of the Pool I Mortgage Loans, generally will consist of 30-year first lien Mortgage Loans with interest rates that adjust, commencing approximately five years after origination, based on the 1-Year LIBOR or 1-Year CMT index (the "GROUP 3 MORTGAGE LOANS"). Approximately 38.9% of the Group 3 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five or ten years following the origination of the related Mortgage Loan. Following such five-year or ten-year interest-only period, the scheduled payment with respect to each such Group 3 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate. The Group 3 Mortgage Loans are subject to a weighted average Periodic Rate Cap of 5.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of 2.000% with respect to each Adjustment Date thereafter. Generally, all of the Group 3 Mortgage Loans have a maximum Mortgage Rate equal to the initial Mortgage Rate plus 5.000% and have a minimum Mortgage Rate equal to the applicable margin with respect to such Mortgage Loans.

     Mortgage Group 4, representing approximately 4.4% of all of the Pool I Mortgage Loans, generally will consist of 30-year first lien Mortgage Loans with interest rates that adjust, commencing approximately five years after origination, based on the 1-Year LIBOR or 1-Year CMT index (the "GROUP 4 MORTGAGE LOANS"). All of the Group 4 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years following the origination of the related Mortgage Loan. Following such five-year interest-only period, the scheduled payment with respect to each such Group 4 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate. The Group 4 Mortgage Loans are subject to a weighted average Periodic Rate Cap of 2.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of 2.000% with respect to each Adjustment Date thereafter. Generally, all of the Group 4 Mortgage Loans have a maximum Mortgage Rate equal to the initial Mortgage Rate plus 6.000% and have a minimum Mortgage Rate equal to the applicable margin with respect to such Mortgage Loans.

     Mortgage Group 5, representing approximately 8.9% of all of the Pool I Mortgage Loans, generally will consist of 30-year first lien Mortgage Loans with interest rates that adjust, commencing approximately five years after origination, based on the 1-Year LIBOR or 1-Year CMT index (the "GROUP 5 MORTGAGE LOANS"). All of the

Group 5 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years following the origination of the related Mortgage Loan. Following such five-year interest-only period, the scheduled payment with respect to each such Group 5 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate. The Group 5 Mortgage Loans are subject to a weighted average Periodic Rate Cap of 2.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of 2.000% with respect to each Adjustment Date thereafter. Generally, all of the Group 5 Mortgage Loans have a maximum Mortgage Rate equal to the initial Mortgage Rate plus 6.000% and have a minimum Mortgage Rate equal to the applicable margin with respect to such Mortgage Loans.

     Mortgage Group 6, representing approximately 1.3% of all of the Pool I Mortgage Loans, generally will consist of 30-year first lien Mortgage Loans with interest rates that adjust, commencing approximately five years after origination, based on the 1-Year LIBOR index (the "GROUP 6 MORTGAGE LOANS"). All of the Group 6 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years following the origination of the related Mortgage Loan. Following such five-year interest-only period, the scheduled payment with respect to each such Group 6 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate. The Group 6 Mortgage Loans are subject to a weighted average Periodic Rate Cap of 2.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of 2.000% with respect to each Adjustment Date thereafter. Generally, all of the Group 6 Mortgage Loans have a maximum Mortgage Rate equal to the initial Mortgage Rate plus 6.000% and have a minimum Mortgage Rate equal to the applicable margin with respect to such Mortgage Loans.

     Mortgage Group 7, representing approximately 6.6% of all of the Pool I Mortgage Loans, generally will consist of 30-year first lien Mortgage Loans with interest rates that adjust, commencing approximately seven years after origination, based on the 1-Year LIBOR or 1-Year CMT index (the "GROUP 7 MORTGAGE LOANS"). The Group 2 Mortgage Loans are subject to a weighted average Periodic Rate Cap of 5.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of 2.000% with respect to each Adjustment Date thereafter. Generally, all of the Group 7 Mortgage Loans have a maximum Mortgage Rate equal to the initial Mortgage Rate plus 5.000% and have a minimum Mortgage Rate equal to the applicable margin with respect to such Mortgage Loans.

     Mortgage Group 8, representing approximately 16.5% of all of the Pool I Mortgage Loans, generally will consist of 30-year first lien Mortgage Loans with interest rates that adjust, commencing approximately seven years after origination, based on the 1-Year LIBOR or 1-Year CMT index (the "GROUP 8 MORTGAGE LOANS"). The Group 8 Mortgage Loans are subject to a weighted average Periodic Rate Cap of 5.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of 2.000% with respect to each Adjustment Date thereafter. Generally, all of the Group 8 Mortgage Loans have a maximum Mortgage Rate equal to the initial Mortgage Rate plus 5.000% and have a minimum Mortgage Rate equal to the applicable margin with respect to such Mortgage Loans.

     Mortgage Group 9, representing approximately 7.9% of all of the Pool I Mortgage Loans, generally will consist of 30-year first lien Mortgage Loans with interest rates that adjust, commencing approximately seven years after origination, based on the 1-Year LIBOR index (the "GROUP 9 MORTGAGE LOANS"). Approximately 40.4% of the Group 9 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of seven years following the origination of the related Mortgage Loan. Following such seven-year interest-only period, the scheduled payment with respect to each such Group 9 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate. The Group 9 Mortgage Loans are subject to a weighted average Periodic Rate Cap of 5.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of 2.000% with respect to each Adjustment Date thereafter. Generally, all of the Group 9 Mortgage Loans have a maximum Mortgage Rate equal to the initial Mortgage Rate plus 5.000% and have a minimum Mortgage Rate equal to the applicable margin with respect to such Mortgage Loans.

     Mortgage Group 10, representing approximately 5.5% of all of the Pool I Mortgage Loans, generally will consist of 30-year first lien Mortgage Loans with interest rates that adjust, commencing approximately seven years after origination, based on the 1-Year LIBOR or 1-Year CMT index (the "GROUP 10 MORTGAGE LOANS"). Approximately 70.8% of the Group 10 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of seven or ten years following the origination of the related Mortgage Loan. Following such seven- or ten-year interest-only period, the scheduled payment with respect to each such Group 10 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate. The Group 10 Mortgage Loans are subject to a weighted average Periodic Rate Cap of 5.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of 2.000% with respect to each Adjustment Date thereafter. Generally, all of the Group 10 Mortgage Loans have a maximum Mortgage Rate equal to the initial Mortgage Rate plus 5.000% and have a minimum Mortgage Rate equal to the applicable margin with respect to such Mortgage Loans.

     Statistical data with respect to the Pool I Mortgage Loans are set forth below. The Pool I Mortgage Loans were originated between August 2002 and December 2006.

     The weighted average number of months from and including the first Monthly Payment on the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans, Group 4 Mortgage Loans, Group 5 Mortgage Loans, Group 6 Mortgage Loans, Group 7 Mortgage Loans, Group 8 Mortgage Loans, Group 9 Mortgage Loans and Group 10 Mortgage Loans, to and including the Cut off Date, was approximately 40 months, 33 months, 26 months, 39 months, 33 months, 29 months, 45 months, 42 months, 37 months and 24 months, respectively.

     As of the Cut-Off Date, none of the Pool I Mortgage Loans were delinquent 30 days or more (calculated using the Mortgage Bankers Association (MBA) method). Under the MBA method, a Mortgage Loan will be considered 30 days delinquent as to a Monthly Payment if such Monthly Payment is not received by the end of the day immediately preceding the next Due Date for such Mortgage Loan.

     No zip code area contains greater than approximately 1.5% of the Mortgaged Properties relating to Mortgage Pool I.

MORTGAGE POOL II

     Mortgage Pool II will consist of approximately 1,627 conventional fully amortizing mortgage loans (the "POOL II MORTGAGE LOANS") evidenced by adjustable interest rate promissory notes (each, a "POOL II MORTGAGE NOTE") having an aggregate principal balance on the Cut-off Date of approximately $1,123,504,307. Approximately 74.1% of the Pool II Mortgage Loans as of the Cut-Off Date provide for payment of interest at the related mortgage rate, but no payment of principal, for a specified period following the origination of the Mortgage Loan. Following the applicable period, the monthly payment with respect to each of these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the related mortgage rate.

     Mortgage Pool II will be divided into three groups, referred to as "MORTGAGE GROUP 11", "MORTGAGE GROUP 12" and "MORTGAGE GROUP 13" (each, a "POOL II MORTGAGE GROUP").

     Mortgage Group 11, representing approximately 59.4% of all of the Pool II Mortgage Loans, generally will consist of 30-year first lien Mortgage Loans with interest rates that adjust, commencing approximately five years after origination, based on the 1-Year LIBOR index (the "GROUP 11 MORTGAGE LOANS"). Approximately 74.6% of the Group 11 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five years or ten years following the origination of the related Mortgage Loan. Following such five- or ten year interest-only period, the scheduled payment with respect to each such Group 11 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate. The Group 11 Mortgage Loans are subject to a weighted average Periodic Rate Cap of 4.997% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of 2.000% with respect to each Adjustment Date thereafter. Generally, all of the Group 11 Mortgage Loans have a maximum Mortgage Rate equal to the initial Mortgage Rate plus 5.000% and have a minimum Mortgage Rate equal to the applicable margin with respect to such Mortgage Loans.

     Mortgage Group 12, representing approximately 17.5% of all of the Pool II Mortgage Loans, generally will consist of 30-year first lien Mortgage Loans with interest rates that adjust, commencing approximately seven years after origination, based on the 1-Year LIBOR index (the "GROUP 12 MORTGAGE LOANS"). Approximately 69.3% of the Group 12 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of seven or ten years following the origination of the related Mortgage Loan. Following such seven- or ten-year interest-only period, the scheduled payment with respect to each such Group 12 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate. The Group 12 Mortgage Loans are subject to a weighted average Periodic Rate Cap of 4.991% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of 2.000% with respect to each Adjustment Date thereafter. Generally, all of the Group 12 Mortgage Loans have a maximum Mortgage Rate equal to the initial Mortgage Rate plus 5.000% and have a minimum Mortgage Rate equal to the applicable margin with respect to such Mortgage Loans.

     Mortgage Group 13, representing approximately 23.2% of all of the Pool II Mortgage Loans, generally will consist of 30-year first lien Mortgage Loans with interest rates that adjust, commencing approximately ten years after origination, based on the 1-Year LIBOR index (the "GROUP 13 MORTGAGE LOANS"). Approximately 76.3% of the Group 13 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of ten years following the origination of the related Mortgage Loan. Following such ten-year interest-only period, the scheduled payment with respect to each such Group 13 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate. The Group 13 Mortgage Loans are subject to a weighted average Periodic Rate Cap of 5.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of 2.000% with respect to each Adjustment Date thereafter. Generally, all of the Group 13 Mortgage Loans have a maximum Mortgage Rate equal to the initial Mortgage Rate plus 5.000% and have a minimum Mortgage Rate equal to the applicable margin with respect to such Mortgage Loans.

     Statistical data with respect to the Pool II Mortgage Loans are set forth below. The Pool II Mortgage Loans were originated between July 2003 and January 2007.

     The weighted average number of months from and including the first Monthly Payment on the Group 11 Mortgage Loans, Group 12 Mortgage Loans and Group 13 Mortgage Loans, to and including the Cut off Date, was approximately 12 months, 4 months and 2 months, respectively.

     As of the Cut-Off Date, none of the Pool II Mortgage Loans were delinquent 30 days or more (calculated using the Mortgage Bankers Association (MBA) method). Under the MBA method, a Mortgage Loan will be considered 30 days delinquent as to a Monthly Payment if such Monthly Payment is not received by the end of the day immediately preceding the next Due Date for such Mortgage Loan.

     No zip code area contains greater than approximately 1.1% of the Mortgaged Properties relating to Mortgage Pool II.

     Monthly payments of principal and/or interest on the Mortgage Loans ("MONTHLY PAYMENTS") will be due on the first day of each month (each, a "DUE DATE").

     All of the Mortgage Loans having original loan-to-value ratios of greater than 80% are insured under Primary Mortgage Insurance Policies (as defined in the prospectus). Not more than approximately 0.2% of the Mortgage Loans in any one Mortgage Pool are insured by any one Primary Mortgage Insurance Policy insurer. At the time of origination of the Mortgage Loans, each of the Primary Mortgage Insurance Policy insurers was approved by Fannie Mae or Freddie Mac.

     As set forth in the tables below, "CREDIT SCORES" are statistical scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. None of the Depositor, Chase Home Finance LLC or JPMorgan Chase Bank, N.A. makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

     A standard hazard insurance policy is required to be maintained by the Mortgagor with respect to each Mortgage Loan in an amount equal to the maximum insurable value of the improvements securing such Mortgage Loan or the principal balance of such Mortgage Loan, whichever is less. No mortgage pool insurance policy, special hazard insurance policy or mortgagor bankruptcy insurance will be maintained with respect to the Mortgage Pool, nor will any Mortgage Loan be insured by the FHA or guaranteed by the VA.

     The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as presently constituted. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate. Other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The information set forth in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued. If any of the characteristics as of the Cut-off Date of the Mortgage Loans on the date of initial issuance of the Certificates vary materially from those described in this prospectus supplement, revised information regarding such Mortgage Loans will be included in a Current Report on Form 8-K of the Depositor that will be available to purchasers of the Certificates at, and filed with the Securities and Exchange Commission within 15 days of, the initial delivery of the Certificates. In any event, no more than 5% of the Mortgage Loans described in this prospectus supplement will be removed from or added to the Mortgage Pool prior to the issuance of the Certificates unless a revised prospectus supplement is delivered to prospective investors in the Offered Certificates.

     Additional data with respect to the Mortgage Loans are set forth in the following tables (totals may not sum due to rounding).

                      CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE POOL I

CUT-OFF DATE STATED PRINCIPAL BALANCE(1)-POOL 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
CUT-OFF DATE STATED              MORTGAGE        BALANCE          BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
0.01 - 100,000.00 ............         4    $      259,391.23       0.01%
100,000.01 - 200,000.00 ......        22         3,288,625.41       0.12
200,000.01 - 300,000.00 ......        31         7,891,113.19       0.30
300,000.01 - 400,000.00 ......       192        72,280,619.93       2.74
400,000.01 - 500,000.00 ......     2,140       948,377,110.99      35.90
500,000.01 - 600,000.00 ......       648       355,407,005.14      13.45
600,000.01 - 700,000.00 ......       442       284,101,037.11      10.75
700,000.01 - 800,000.00 ......       235       175,686,848.43       6.65
800,000.01 - 900,000.00 ......       203       172,598,048.99       6.53
900,000.01 - 1,000,000.00 ....       302       286,634,484.28      10.85
1,000,000.01 - 1,100,000.00 ..       191       200,310,364.00       7.58
1,100,000.01 - 1,200,000.00 ..        10        11,538,455.99       0.44
1,200,000.01 - 1,300,000.00 ..         9        11,325,250.98       0.43
1,300,000.01 - 1,400,000.00 ..        12        16,235,000.86       0.61
1,400,000.01 - 1,500,000.00 ..        24        34,749,744.59       1.32
1,500,000.01 - 2,000,000.00 ..        22        39,794,330.82       1.51
2,000,000.01 - 2,500,000.00 ..         7        15,810,102.76       0.60
2,500,000.01 - 3,000,000.00 ..         2         5,385,030.39       0.20
                                   -----    -----------------     ------
Total ........................     4,496    $2,641,672,565.09     100.00%
                                   =====    =================     ======

(1) As of the Cut-off Date, the average Stated Principal Balance of the Pool I Mortgage Loans is expected to be approximately $587,561.

CURRENT MORTGAGE RATES(1)-POOL 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF CURRENT                 MORTGAGE        BALANCE          BALANCE
MORTGAGE RATES (%)                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
3.001 - 3.250 ................         1    $      185,985.71       0.01%
3.251 - 3.500 ................         5         2,898,723.30       0.11
3.501 - 3.750 ................        29        17,204,852.13       0.65
3.751 - 4.000 ................       111        75,360,107.03       2.85
4.001 - 4.250 ................       732       455,904,954.52      17.26
4.251 - 4.500 ................       992       618,241,800.69      23.40
4.501 - 4.750 ................       798       469,879,983.46      17.79
4.751 - 5.000 ................       809       460,138,140.85      17.42
5.001 - 5.250 ................       728       388,967,877.10      14.72
5.251 - 5.500 ................       288       151,205,140.30       5.72
5.501 - 5.750 ................         1           624,000.00       0.02
6.251 - 6.500 ................         1           501,000.00       0.02
6.751 - 7.000 ................         1           560,000.00       0.02
                                   -----    -----------------     ------
Total ........................     4,496    $2,641,672,565.09     100.00%
                                   =====    =================     ======

(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Pool I Mortgage Loans is expected to be approximately 4.676%.

REMAINING TERM TO MATURITY(1)-POOL 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
REMAINING TERM (MONTHS)            LOANS       OUTSTANDING      OUTSTANDING
-----------------------          --------   -----------------   -----------
196 - 200 ....................         1    $      613,982.95       0.02%
201 - 205 ....................         2         1,030,530.45       0.04
206 - 210 ....................         2           802,355.23       0.03
216 - 220 ....................         1           433,367.23       0.02
306 - 310 ....................         1           926,744.55       0.04
311 - 315 ....................       346       206,441,121.93       7.81
316 - 320 ....................     1,456       894,620,875.15      33.87
321 - 325 ....................       552       346,503,298.29      13.12
326 - 330 ....................     1,292       791,023,646.28      29.94
331 - 335 ....................       476       222,927,533.37       8.44
336 - 340 ....................       350       167,723,742.07       6.35
341 - 345 ....................         3         1,476,494.00       0.06
346 - 350 ....................        11         5,198,873.59       0.20
351 - 355 ....................         1           420,000.00       0.02
356 - 360 ....................         2         1,530,000.00       0.06
                                   -----    -----------------     ------
Total ........................     4,496    $2,641,672,565.09     100.00%
                                   =====    =================     ======

(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Pool I Mortgage Loans is expected to be approximately 324.

ORIGINAL LOAN-TO-VALUE RATIOS(1)-POOL 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF ORIGINAL                MORTGAGE        BALANCE          BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING      OUTSTANDING
------------------------         --------   -----------------   -----------
00.01 - 10.00 ................         2    $      881,252.59       0.03%
10.01 - 20.00 ................        38        25,409,688.01       0.96
20.01 - 30.00 ................       121        76,797,397.13       2.91
30.01 - 40.00 ................       229       160,675,403.94       6.08
40.01 - 50.00 ................       376       255,784,092.99       9.68
50.01 - 60.00 ................       571       376,766,128.14      14.26
60.01 - 70.00 ................       923       592,637,903.72      22.43
70.01 - 75.00 ................       708       417,709,713.55      15.81
75.01 - 80.00 ................     1,522       732,363,921.58      27.72
80.01 - 85.00 ................         2           877,001.74       0.03
85.01 - 90.00 ................         4         1,770,061.70       0.07
                                   -----    -----------------     ------
Total ........................     4,496    $2,641,672,565.09     100.00%
                                   =====    =================     ======

(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Pool I Mortgage Loans is expected to be approximately 63.92%.

CREDIT SCORE(1)-POOL 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
RANGE OF CREDIT SCORE              LOANS       OUTSTANDING      OUTSTANDING
---------------------            --------   -----------------   -----------
Not Available ................        10    $    7,700,401.95       0.29%
<= 600 .......................        10         5,525,131.38       0.21
601 - 620 ....................        22        11,279,778.13       0.43
621 - 640 ....................        55        33,534,930.36       1.27
641 - 660 ....................       114        70,019,379.32       2.65
661 - 680 ....................       274       158,880,170.69       6.01
681 - 700 ....................       423       262,110,587.40       9.92
701 - 720 ....................       586       353,137,123.95      13.37
721 - 740 ....................       644       382,416,218.51      14.48
741 - 760 ....................       809       474,228,288.65      17.95
761 - 780 ....................       921       532,371,642.20      20.15
781 - 800 ....................       548       308,524,900.38      11.68
801 - 820 ....................        77        40,360,499.18       1.53
821 - 840 ....................         2         1,082,878.10       0.04
881 - 900 ....................         1           500,634.89       0.02
                                   -----    -----------------     ------
Total ........................     4,496    $2,641,672,565.09     100.00%
                                   =====    =================     ======

(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Pool I Mortgage Loans is expected to be approximately 736. See "Description of the Mortgage Pools - The Mortgage Loans" in this prospectus supplement.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)-POOL 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
STATE                              LOANS       OUTSTANDING      OUTSTANDING
-----                            --------   -----------------   -----------
California ...................     1,951    $1,138,344,459.42      43.09%
New York .....................       758       481,675,501.65      18.23
Florida ......................       335       192,530,345.84       7.29
Connecticut ..................       169       112,646,630.71       4.26
Texas ........................       163        95,715,206.29       3.62
New Jersey ...................       144        82,297,040.46       3.12
Massachusetts ................       108        64,845,548.40       2.45
Virginia .....................       121        57,686,391.31       2.18
Illinois .....................        97        50,270,449.44       1.90
Colorado .....................        75        43,731,678.97       1.66
Maryland .....................        81        41,811,588.84       1.58
Pennsylvania .................        49        31,302,286.79       1.18
Georgia ......................        59        30,444,540.08       1.15
Arizona ......................        58        29,255,014.86       1.11
Michigan .....................        43        22,536,880.51       0.85
Washington ...................        38        19,935,952.69       0.75
North Carolina ...............        32        17,909,375.63       0.68
District of Columbia .........        27        17,298,277.46       0.65
Nevada .......................        24        14,770,944.57       0.56
Missouri .....................        26        13,585,613.17       0.51
Oregon .......................        22        12,597,462.61       0.48
Utah .........................        19        12,498,526.05       0.47
Ohio .........................        14         8,212,122.77       0.31
Rhode Island .................        13         6,881,107.58       0.26
Wisconsin ....................         6         5,547,027.13       0.21
Minnesota ....................         9         5,135,311.07       0.19
Delaware .....................         8         4,851,460.61       0.18
Hawaii .......................         3         3,642,395.97       0.14
South Carolina ...............         6         2,958,340.22       0.11
Vermont ......................         5         2,921,801.08       0.11
Idaho ........................         3         2,703,085.35       0.10
Maine ........................         3         2,122,509.93       0.08
New Hampshire ................         4         2,062,489.29       0.08
Alabama ......................         4         1,767,711.74       0.07
Wyoming ......................         2         1,430,275.75       0.05
Oklahoma .....................         3         1,424,070.59       0.05
Kansas .......................         3         1,315,474.66       0.05
Indiana ......................         3         1,287,408.36       0.05
Tennessee ....................         3         1,231,203.15       0.05
West Virginia ................         2           820,004.53       0.03
Kentucky .....................         1           637,610.64       0.02
Louisiana ....................         1           548,629.10       0.02
New Mexico ...................         1           482,809.82       0.02
                                   -----    -----------------     ------
Total ........................     4,496    $2,641,672,565.09     100.00%
                                   =====    =================     ======

(1) As of the Cut off Date, no more than approximately 1.49% of the Pool 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

OCCUPANCY TYPE(1)-POOL 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
OCCUPANCY TYPE                     LOANS       OUTSTANDING      OUTSTANDING
--------------                   --------   -----------------   -----------
Primary ......................     4,234    $2,485,555,299.36      94.09%
Secondary ....................       254       152,095,767.92       5.76
Investment ...................         8         4,021,497.81       0.15
                                   -----    -----------------     ------
Total ........................     4,496    $2,641,672,565.09     100.00%
                                   =====    =================     ======

(1) Based upon representations of the related borrowers at the time of origination.

PROPERTY TYPE-POOL 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING      OUTSTANDING
-------------                    --------   -----------------   -----------
Single Family ................     2,614    $1,571,608,994.91      59.49%
Planned Unit Development .....       973       537,893,297.66      20.36
Condominium ..................       595       344,766,717.27      13.05
Co-operative Unit ............       292       171,206,353.70       6.48
Two- to Four- Family .........        22        16,197,201.55       0.61
                                   -----    -----------------     ------
Total ........................     4,496    $2,641,672,565.09     100.00%
                                   =====    =================     ======

LOAN PURPOSE-POOL 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Rate / Term Refi .............     2,038    $1,250,328,403.27      47.33%
Purchase .....................     1,813     1,015,803,927.94      38.45
Cash-out .....................       645       375,540,233.88      14.22
                                   -----    -----------------     ------
Total ........................     4,496    $2,641,672,565.09     100.00%
                                   =====    =================     ======

LOAN DOCUMENTATION-POOL 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN DOCUMENTATION                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
Full .........................     3,402    $2,011,805,905.10      76.16%
Reduced Documentation - NIV ..       348       252,497,973.67       9.56
Signature Series Refinance ...       484       252,309,225.82       9.55
Simply Signature .............       262       125,059,460.50       4.73
                                   -----    -----------------     ------
Total ........................     4,496    $2,641,672,565.09     100.00%
                                   =====    =================     ======

MARGIN(1)-POOL 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
MARGIN (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------                       --------   -----------------   -----------
2.250 ........................     4,352    $2,458,477,119.84      93.07%
2.500 ........................       139       178,783,814.30       6.77
2.750 ........................         5         4,411,630.95       0.17
                                   -----    -----------------     ------
Total ........................     4,496    $2,641,672,565.09     100.00%
                                   =====    =================     ======

(1) As of the Cut-off Date, the weighted average Margin of the Pool I Mortgage Loans is expected to be approximately 2.268%.

MAXIMUM MORTGAGE RATE(1)-POOL 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF MAXIMUM                 MORTGAGE        BALANCE          BALANCE
MORTGAGE RATE (%)                  LOANS       OUTSTANDING      OUTSTANDING
-----------------                --------   -----------------   -----------
8.001 - 8.250 ................         1    $      185,985.71       0.01%
8.251 - 8.500 ................         5         2,898,723.30       0.11
8.501 - 8.750 ................        27        15,559,508.38       0.59
8.751 - 9.000 ................        96        61,991,737.96       2.35
9.001 - 9.250 ................       620       371,259,118.45      14.05
9.251 - 9.500 ................       827       500,695,400.33      18.95
9.501 - 9.750 ................       709       408,708,142.18      15.47
9.751 - 10.000 ...............       733       414,302,913.02      15.68
10.001 - 10.250 ..............       777       438,662,015.03      16.61
10.251 - 10.500 ..............       434       256,040,577.14       9.69
10.501 - 10.750 ..............        92        63,441,185.03       2.40
10.751 - 11.000 ..............        90        58,363,443.81       2.21
11.001 - 11.250 ..............        64        35,791,851.23       1.35
11.251 - 11.500 ..............        20        13,211,963.52       0.50
11.751 - 12.000 ..............         1           560,000.00       0.02
                                   -----    -----------------     ------
Total ........................     4,496    $2,641,672,565.09     100.00%
                                   =====    =================     ======

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Pool I Mortgage Loans is expected to be approximately 9.822%.

NEXT RATE ADJUSTMENT DATE(1)-POOL 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
NEXT RATE ADJUSTMENT DATE          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
March 2008 ...................         5    $    4,624,112.89       0.18%
April 2008 ...................        25        16,651,666.03       0.63
May 2008 .....................       116        69,737,569.16       2.64
June 2008 ....................        85        50,969,482.25       1.93
July 2008 ....................        73        41,508,293.24       1.57
August 2008 ..................       155        97,863,284.15       3.70
September 2008 ...............       151        95,280,582.14       3.61
October 2008 .................        91        58,844,048.21       2.23
November 2008 ................        71        44,844,111.59       1.70
December 2008 ................        80        51,019,176.57       1.93
January 2009 .................        72        44,952,186.69       1.70
February 2009 ................        60        38,139,518.86       1.44
March 2009 ...................       140        87,573,495.12       3.32
April 2009 ...................       364       237,470,697.39       8.99
May 2009 .....................       550       356,911,748.46      13.51
June 2009 ....................       136        70,019,733.05       2.65
July 2009 ....................        48        23,126,542.72       0.88
August 2009 ..................        50        23,087,775.62       0.87
September 2009 ...............        68        34,556,629.62       1.31
October 2009 .................        71        34,479,778.47       1.31
November 2009 ................        71        31,921,719.93       1.21
December 2009 ................        76        34,585,890.05       1.31
January 2010 .................        59        27,520,665.09       1.04
February 2010 ................        58        26,787,082.50       1.01
March 2010 ...................        56        27,097,243.31       1.03
April 2010 ...................       113        56,290,290.31       2.13
May 2010 .....................       153        88,148,144.37       3.34
June 2010 ....................       135        80,106,977.66       3.03
July 2010 ....................       189       115,777,459.51       4.38
August 2010 ..................       264       157,816,551.90       5.97
September 2010 ...............       233       139,955,821.61       5.30
October 2010 .................       107        68,824,528.75       2.61
November 2010 ................        55        33,597,733.96       1.27
December 2010 ................        33        20,914,030.49       0.79
January 2011 .................        22        13,164,400.75       0.50
February 2011 ................        10         5,730,272.56       0.22
March 2011 ...................        20        11,806,559.12       0.45
April 2011 ...................        30        19,796,898.85       0.75
May 2011 .....................        66        37,115,506.77       1.41
June 2011 ....................        36        18,205,943.72       0.69
July 2011 ....................        11         4,904,379.15       0.19
August 2011 ..................         6         2,597,992.40       0.10
September 2011 ...............        16         6,923,264.71       0.26
October 2011 .................        25        10,825,322.64       0.41
November 2011 ................        39        18,587,148.63       0.70
December 2011 ................        41        19,672,357.47       0.74
January 2012 .................        11         4,781,501.31       0.18
February 2012 ................        14         6,881,048.30       0.26
March 2012 ...................        35        16,193,289.44       0.61
April 2012 ...................        77        38,466,678.35       1.46
May 2012 .....................        17        11,063,905.40       0.42
June 2012 ....................         5         2,421,523.85       0.09
October 2013 .................         1           560,000.00       0.02
January 2014 .................         1           970,000.00       0.04
                                   -----    -----------------     ------
Total ........................     4,496    $2,641,672,565.09     100.00%
                                   =====    =================     ======

(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Pool I Mortgage Loans is expected to be approximately 33 months.

CURRENT CREDIT SCORE(1)-POOL 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF CURRENT                 MORTGAGE        BALANCE          BALANCE
CREDIT SCORE                       LOANS       OUTSTANDING      OUTSTANDING
----------------                 --------   -----------------   -----------
Not Available ................        39    $   29,612,085.60       1.12%
< = 600 ......................        36        23,948,199.41       0.91
601 - 620 ....................        28        15,930,788.85       0.60
621 - 640 ....................        47        26,266,024.83       0.99
641 - 660 ....................       126        72,446,353.15       2.74
661 - 680 ....................       182       112,575,928.51       4.26
681 - 700 ....................       287       171,286,634.83       6.48
701 - 720 ....................       393       244,914,922.17       9.27
721 - 740 ....................       454       264,447,168.98      10.01
741 - 760 ....................       579       329,467,039.48      12.47
761 - 780 ....................       859       516,870,318.79      19.57
781 - 800 ....................       897       509,518,991.21      19.29
801 - 820 ....................       479       273,492,182.54      10.35
821 - 840 ....................        90        50,895,926.74       1.93
                                   -----    -----------------     ------
Total ........................     4,496    $2,641,672,565.09     100.00%
                                   =====    =================     ======

(1) Based upon the lesser of the borrower's and co-borrower's, if any, credit score which was obtained from Experian within six months of the Closing Date. As of the Cut-off Date, the weighted average non-zero Current Credit Score of the Pool I Mortgage Loans is expected to be approximately 751.

MORTGAGE GROUP 1

CUT-OFF DATE STATED PRINCIPAL BALANCE(1)-GROUP 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF CUT-OFF DATE STATED     MORTGAGE        BALANCE          BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING      OUTSTANDING
----------------------------     --------   -----------------   -----------
0.01 - 100,000.00 ............         2     $    118,942.28        0.02%
100,000.01 - 200,000.00 ......         7        1,080,522.17        0.17
200,000.01 - 300,000.00 ......         9        2,221,170.81        0.35
300,000.01 - 400,000.00 ......        54       20,328,739.55        3.24
400,000.01 - 500,000.00 ......       376      167,870,191.69       26.75
500,000.01 - 600,000.00 ......       191      104,636,308.39       16.68
600,000.01 - 700,000.00 ......       115       73,694,960.39       11.74
700,000.01 - 800,000.00 ......        69       51,576,189.87        8.22
800,000.01 - 900,000.00 ......        69       58,398,308.00        9.31
900,000.01 - 1,000,000.00 ....        86       80,672,495.34       12.86
1,000,000.01 - 1,100,000.00 ..        42       43,341,604.30        6.91
1,100,000.01 - 1,200,000.00 ..         2        2,336,657.69        0.37
1,200,000.01 - 1,300,000.00 ..         1        1,222,560.30        0.19
1,300,000.01 - 1,400,000.00 ..         2        2,650,843.72        0.42
1,400,000.01 - 1,500,000.00 ..         3        4,218,695.45        0.67
1,500,000.01 - 2,000,000.00 ..         2        3,569,206.11        0.57
2,000,000.01 - 2,500,000.00 ..         3        6,769,634.97        1.08
2,500,000.01 - 3,000,000.00 ..         1        2,775,707.26        0.44
                                   -----     ---------------      ------
Total ........................     1,034     $627,482,738.29      100.00%
                                   =====     ===============      ======

(1) As of the Cut-off Date, the average Stated Principal Balance of the Group 1 Mortgage Loans is expected to be approximately $606,850.

CURRENT MORTGAGE RATES(1)-GROUP 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF CURRENT                 MORTGAGE        BALANCE          BALANCE
MORTGAGE RATES (%)                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
3.001 - 3.250 ................         1     $    185,985.71        0.03%
3.251 - 3.500 ................         2        1,074,144.98        0.17
3.501 - 3.750 ................         6        4,138,231.06        0.66
3.751 - 4.000 ................        30       21,115,223.47        3.37
4.001 - 4.250 ................       174      105,923,031.65       16.88
4.251 - 4.500 ................       238      141,679,079.86       22.58
4.501 - 4.750 ................       279      166,907,928.56       26.60
4.751 - 5.000 ................       190      114,460,842.25       18.24
5.001 - 5.250 ................        96       61,296,716.12        9.77
5.251 - 5.500 ................        18       10,701,554.63        1.71
                                   -----     ---------------      ------
Total ........................     1,034     $627,482,738.29      100.00%
                                   =====     ===============      ======

(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Group 1 Mortgage Loans is expected to be approximately 4.622%.

REMAINING TERM TO MATURITY(1)-GROUP 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF REMAINING               MORTGAGE        BALANCE          BALANCE
TERM (MONTHS)                      LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
201 - 205 ....................         2     $  1,030,530.45        0.16%
311 - 315 ....................       129       77,766,264.33       12.39
316 - 320 ....................       516      314,920,972.52       50.19
321 - 325 ....................       315      190,798,880.92       30.41
326 - 330 ....................        72       42,966,090.07        6.85
                                   -----     ---------------      ------
Total ........................     1,034     $627,482,738.29      100.00%
                                   =====     ===============      ======

(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Group 1 Mortgage Loans is expected to be approximately 320.

ORIGINAL LOAN-TO-VALUE RATIOS(1)-GROUP 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF ORIGINAL                MORTGAGE        BALANCE          BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING      OUTSTANDING
------------------------         --------   -----------------   -----------
10.01 - 20.00 ................         9     $  5,816,845.36        0.93%
20.01 - 30.00 ................        27       15,940,777.23        2.54
30.01 - 40.00 ................        58       40,240,785.99        6.41
40.01 - 50.00 ................       103       73,112,868.40       11.65
50.01 - 60.00 ................       141       93,166,728.66       14.85
60.01 - 70.00 ................       229      146,011,522.34       23.27
70.01 - 75.00 ................       178      108,603,929.33       17.31
75.01 - 80.00 ................       289      144,589,280.98       23.04
                                   -----     ---------------      ------
Total ........................     1,034     $627,482,738.29      100.00%
                                   =====     ===============      ======

(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Group 1 Mortgage Loans is expected to be approximately 62.97%.

CREDIT SCORE(1)-GROUP 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
RANGE OF CREDIT SCORE              LOANS       OUTSTANDING      OUTSTANDING
---------------------            --------   -----------------   -----------
Not Available ................         2     $  3,197,027.72        0.51%
<= 600 .......................         2        1,199,260.42        0.19
601 - 620 ....................         9        4,516,980.74        0.72
621 - 640 ....................        20       11,548,006.74        1.84
641 - 660 ....................        39       24,979,350.82        3.98
661 - 680 ....................        67       41,827,724.65        6.67
681 - 700 ....................        91       57,079,280.22        9.10
701 - 720 ....................       141       86,251,758.09       13.75
721 - 740 ....................       163       97,476,100.66       15.53
741 - 760 ....................       164       98,183,880.86       15.65
761 - 780 ....................       200      120,219,505.30       19.16
781 - 800 ....................       123       75,262,602.69       11.99
801 - 820 ....................        13        5,741,259.38        0.91
                                   -----     ---------------      ------
Total ........................     1,034     $627,482,738.29      100.00%
                                   =====     ===============      ======

(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Group 1 Mortgage Loans is expected to be approximately 733. See "The Mortgage Loans - General" in this prospectus supplement.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)-GROUP 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
STATE                              LOANS       OUTSTANDING      OUTSTANDING
-----                            --------   -----------------   -----------
California ...................      432      $256,709,113.54       40.91%
New York .....................      169       111,421,728.25       17.76
Florida ......................       79        46,746,514.49        7.45
Texas ........................       50        28,630,032.82        4.56
Massachusetts ................       36        22,214,449.91        3.54
Connecticut ..................       31        21,235,013.65        3.38
New Jersey ...................       35        21,143,756.74        3.37
Colorado .....................       23        15,143,961.36        2.41
Pennsylvania .................       19        12,490,947.85        1.99
Illinois .....................       19         9,512,682.47        1.52
Arizona ......................       17         9,219,369.56        1.47
Georgia ......................       15         8,710,458.43        1.39
Maryland .....................       15         7,977,982.23        1.27
Virginia .....................       15         6,863,742.84        1.09
Michigan .....................       12         6,679,031.77        1.06
District of Columbia .........        7         6,365,200.72        1.01
Missouri .....................       10         5,561,333.80        0.89
Utah .........................        8         5,243,991.98        0.84
Wisconsin ....................        3         2,814,422.60        0.45
Oregon .......................        6         2,717,966.05        0.43
Nevada .......................        4         2,454,225.84        0.39
North Carolina ...............        4         2,083,712.04        0.33
Washington ...................        3         2,037,811.41        0.32
Vermont ......................        3         1,822,306.40        0.29
Maine ........................        2         1,601,578.59        0.26
Rhode Island .................        3         1,583,170.49        0.25
Delaware .....................        2         1,529,503.24        0.24
Minnesota ....................        2         1,519,591.22        0.24
South Carolina ...............        2         1,101,782.41        0.18
New Hampshire ................        2           964,392.67        0.15
Idaho ........................        1           920,313.69        0.15
Wyoming ......................        1           633,986.01        0.10
New Mexico ...................        1           482,809.82        0.08
Ohio .........................        1           469,293.36        0.07
Tennessee ....................        1           455,786.08        0.07
Oklahoma .....................        1           420,773.96        0.07
                                  -----      ---------------      ------
Total ........................    1,034      $627,482,738.29      100.00%
                                  =====      ===============      ======

(1) As of the Cut off Date, no more than approximately 1.75% of the Group 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

OCCUPANCY TYPE(1)-GROUP 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
OCCUPANCY TYPE                     LOANS       OUTSTANDING      OUTSTANDING
--------------                   --------   -----------------   -----------
Primary ......................      925      $561,049,468.74       89.41%
Secondary ....................      108        65,990,823.28       10.52
Investment ...................        1           442,446.27        0.07
                                  -----      ---------------      ------
Total ........................    1,034      $627,482,738.29      100.00%
                                  =====      ===============      ======

(1) Based upon representations of the related borrowers at the time of origination.

PROPERTY TYPE-GROUP 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING      OUTSTANDING
-------------                    --------   -----------------   -----------
Single Family ................      600      $372,146,128.19       59.31%
Planned Unit Development .....      234       131,116,834.70       20.90
Condominium ..................      136        86,682,558.24       13.81
Co-operative Unit ............       58        32,850,984.80        5.24
Two-to Four- Family ..........        6         4,686,232.36        0.75
                                  -----      ---------------      ------
Total ........................    1,034      $627,482,738.29      100.00%
                                  =====      ===============      ======

LOAN PURPOSE-GROUP 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Rate / Term Refi .............      588      $362,018,963.75       57.69%
Purchase .....................      281       166,690,069.20       26.56
Cash-out .....................      165        98,773,705.34       15.74
                                  -----      ---------------      ------
Total ........................    1,034      $627,482,738.29      100.00%
                                  =====      ===============      ======

LOAN DOCUMENTATION-GROUP 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN DOCUMENTATION                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
Full .........................      762      $466,771,162.05       74.39%
Signature Series Refinance ...      147        79,490,994.44       12.67
Reduced Documentation - NIV ..      102        69,347,393.36       11.05
Simply Signature .............       23        11,873,188.44        1.89
                                  -----      ---------------      ------
Total ........................    1,034      $627,482,738.29      100.00%
                                  =====      ===============      ======

MARGIN(1)-GROUP 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
MARGIN (%)                         LOANS       OUTSTANDING      OUTSTANDING
-----------                      --------   -----------------   -----------
2.250 ........................       993     $578,484,431.69       92.19%
2.500 ........................        38       45,836,197.52        7.30
2.750 ........................         3        3,162,109.08        0.50
                                   -----     ---------------      ------
Total ........................     1,034     $627,482,738.29      100.00%
                                   =====     ===============      ======

(1) As of the Cut-off Date, the weighted average Margin of the Group 1 Mortgage Loans is expected to be approximately 2.271%.

MAXIMUM MORTGAGE RATE(1)-GROUP 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
MAXIMUM MORTGAGE RATE (%)          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
8.001 - 8.250 ................        1      $    185,985.71        0.03%
8.251 - 8.500 ................        2         1,074,144.98        0.17
8.501 - 8.750 ................        6         4,138,231.06        0.66
8.751 - 9.000 ................       30        21,115,223.47        3.37
9.001 - 9.250 ................      174       105,923,031.65       16.88
9.251 - 9.500 ................      238       141,679,079.86       22.58
9.501 - 9.750 ................      279       166,907,928.56       26.60
9.751 - 10.000 ...............      190       114,460,842.25       18.24
10.001 - 10.250 ..............       96        61,296,716.12        9.77
10.251 - 10.500 ..............       18        10,701,554.63        1.71
                                  -----      ---------------      ------
Total ........................    1,034      $627,482,738.29      100.00%
                                  =====      ===============      ======

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans is expected to be approximately 9.622%.

NEXT RATE ADJUSTMENT DATE(1)-GROUP 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
NEXT RATE ADJUSTMENT DATE          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
March 2008 ...................        2      $  1,434,112.89        0.23%
April 2008 ...................       19        12,209,838.84        1.95
May 2008 .....................      108        64,122,312.60       10.22
June 2008 ....................       80        47,598,330.30        7.59
July 2008 ....................       67        36,920,672.25        5.88
August 2008 ..................      144        90,423,440.62       14.41
September 2008 ...............      140        87,042,481.14       13.87
October 2008 .................       85        52,936,048.21        8.44
November 2008 ................       55        33,847,430.72        5.39
December 2008 ................       61        37,786,551.87        6.02
January 2009 .................       57        34,026,400.47        5.42
February 2009 ................       41        23,192,840.97        3.70
March 2009 ...................      103        62,976,187.34       10.04
April 2009 ...................       72        42,966,090.07        6.85
                                  -----      ---------------      ------
Total ........................    1,034      $627,482,738.29      100.00%
                                  =====      ===============      ======

(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Group 1 Mortgage Loans is expected to be approximately 20 months.

CURRENT CREDIT SCORE(1)-GROUP 1

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT CREDIT SCORE               LOANS       OUTSTANDING      OUTSTANDING
--------------------             --------   -----------------   -----------
Not Available ................       10      $  6,018,234.06        0.96%
< = 600 ......................       14         9,462,656.49        1.51
601 - 620 ....................        9         5,024,999.10        0.80
621 - 640 ....................        7         3,269,385.33        0.52
641 - 660 ....................       28        16,860,463.53        2.69
661 - 680 ....................       42        24,368,650.36        3.88
681 - 700 ....................       64        42,172,641.97        6.72
701 - 720 ....................       87        53,781,957.14        8.57
721 - 740 ....................       90        58,151,955.23        9.27
741 - 760 ....................      133        80,652,348.35       12.85
761 - 780 ....................      201       122,901,782.89       19.59
781 - 800 ....................      216       130,314,329.23       20.77
801 - 820 ....................      110        61,320,090.33        9.77
821 - 840 ....................       23        13,183,244.28        2.10
                                  -----      ---------------      ------
Total ........................    1,034      $627,482,738.29      100.00%
                                  =====      ===============      ======

(1) Based upon the lesser of the borrower's and co-borrower's, if any, credit score which was obtained from Experian within six months of the Closing Date. As of the Cut-off Date, the weighted average non-zero Current Credit Score of the Group 1 Mortgage Loans is expected to be approximately 751.

MORTGAGE GROUP 2

CUT-OFF DATE STATED PRINCIPAL BALANCE(1)-GROUP 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
CUT-OFF DATE STATED              MORTGAGE        BALANCE          BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
100,000.01 - 200,000.00 ......        2      $    276,843.68        0.07%
200,000.01 - 300,000.00 ......        2           530,508.83        0.14
300,000.01 - 400,000.00 ......       29        11,000,355.71        2.85
400,000.01 - 500,000.00 ......      302       132,899,198.84       34.47
500,000.01 - 600,000.00 ......      106        58,095,607.31       15.07
600,000.01 - 700,000.00 ......       57        36,683,245.35        9.52
700,000.01 - 800,000.00 ......       37        27,571,172.71        7.15
800,000.01 - 900,000.00 ......       30        25,615,741.04        6.64
900,000.01 - 1,000,000.00 ....       35        32,947,224.31        8.55
1,000,000.01 - 1,100,000.00 ..       33        34,227,131.60        8.88
1,100,000.01 - 1,200,000.00 ..        2         2,296,929.18        0.60
1,200,000.01 - 1,300,000.00 ..        2         2,499,273.59        0.65
1,300,000.01 - 1,400,000.00 ..        2         2,729,326.68        0.71
1,400,000.01 - 1,500,000.00 ..        6         8,525,677.48        2.21
1,500,000.01 - 2,000,000.00 ..        4         6,991,012.51        1.81
2,500,000.01 - 3,000,000.00 ..        1         2,609,323.13        0.68
                                    ---      ---------------      ------
Total ........................      650      $385,498,571.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the average Stated Principal Balance of the Group 2 Mortgage Loans is expected to be approximately $593,075.

CURRENT MORTGAGE RATES(1)-GROUP 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT MORTGAGE RATES (%)         LOANS       OUTSTANDING      OUTSTANDING
--------------------------       --------   -----------------   -----------
3.751 - 4.000 ................       11      $  8,448,621.00        2.19%
4.001 - 4.250 ................      272       158,585,282.91       41.14
4.251 - 4.500 ................      249       152,574,086.36       39.58
4.501 - 4.750 ................       61        33,933,498.52        8.80
4.751 - 5.000 ................       44        24,930,122.73        6.47
5.001 - 5.250 ................       10         5,630,932.55        1.46
5.251 - 5.500 ................        3         1,396,027.88        0.36
                                    ---      ---------------      ------
Total ........................      650      $385,498,571.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Group 2 Mortgage Loans is expected to be approximately 4.399%.

REMAINING TERM TO MATURITY(1)-GROUP 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
REMAINING TERM (MONTHS)            LOANS       OUTSTANDING      OUTSTANDING
-----------------------          --------   -----------------   -----------
206 - 210 ....................        2      $    802,355.23        0.21%
326 - 330 ....................      648       384,696,216.72       99.79
                                    ---      ---------------      ------
Total ........................      650      $385,498,571.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Group 2 Mortgage Loans is expected to be approximately 327.

ORIGINAL LOAN-TO-VALUE RATIOS(1)-GROUP 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF ORIGINAL                MORTGAGE        BALANCE          BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING      OUTSTANDING
------------------------         --------   -----------------   -----------
10.01 - 20.00 ................        7      $  4,074,624.60        1.06%
20.01 - 30.00 ................       19        12,222,727.40        3.17
30.01 - 40.00 ................       29        20,726,914.59        5.38
40.01 - 50.00 ................       61        41,754,168.17       10.83
50.01 - 60.00 ................       86        54,972,019.12       14.26
60.01 - 70.00 ................      141        89,889,298.39       23.32
70.01 - 75.00 ................      113        66,679,554.14       17.30
75.01 - 80.00 ................      194        95,179,265.54       24.69
                                    ---      ---------------      ------
Total ........................      650      $385,498,571.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Group 2 Mortgage Loans is expected to be approximately 63.18%.

CREDIT SCORE(1)-GROUP 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CREDIT SCORE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Not Available ................        1      $    837,463.70        0.22%
<= 600 .......................        2           827,025.78        0.21
601 - 620 ....................        3         1,763,287.15        0.46
621 - 640 ....................        9         6,223,463.83        1.61
641 - 660 ....................       20        15,240,403.88        3.95
661 - 680 ....................       45        27,387,127.95        7.10
681 - 700 ....................       72        43,863,133.73       11.38
701 - 720 ....................       75        42,526,702.00       11.03
721 - 740 ....................       89        57,117,803.38       14.82
741 - 760 ....................      120        69,106,419.89       17.93
761 - 780 ....................      121        69,102,021.54       17.93
781 - 800 ....................       84        46,085,175.08       11.95
801 - 820 ....................        9         5,418,544.04        1.41
                                    ---      ---------------      ------
Total ........................      650      $385,498,571.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Group 2 Mortgage Loans is expected to be approximately 733. See "The Mortgage Loans - General" in this prospectus supplement.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)-GROUP 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
STATE                             LOANS        OUTSTANDING      OUTSTANDING
-----                            --------   -----------------   -----------
California ...................      422      $249,627,980.38        64.75%
New York .....................       43        28,840,880.04         7.48
Florida ......................       24        14,502,466.28         3.76
Texas ........................       22        14,195,022.82         3.68
Massachusetts ................       20        12,761,385.20         3.31
Connecticut ..................       16        10,718,562.89         2.78
Colorado .....................       14         7,408,152.88         1.92
New Jersey ...................       10         5,717,562.37         1.48
Pennsylvania .................        7         5,224,726.78         1.36
Michigan .....................        9         4,571,920.48         1.19
Virginia .....................        7         3,362,709.40         0.87
Rhode Island .................        6         3,243,541.70         0.84
Arizona ......................        6         2,831,468.03         0.73
Washington ...................        6         2,783,805.98         0.72
Illinois .....................        6         2,629,283.40         0.68
Oregon .......................        5         2,356,237.30         0.61
Georgia ......................        5         2,296,433.50         0.60
Nevada .......................        3         2,055,142.93         0.53
Maryland .....................        3         1,788,103.54         0.46
Ohio .........................        2         1,546,003.86         0.40
Missouri .....................        3         1,347,678.48         0.35
Utah .........................        2         1,263,136.70         0.33
New Hampshire ................        2         1,098,096.62         0.28
Hawaii .......................        1           609,499.13         0.16
Maine ........................        1           520,931.34         0.14
Delaware .....................        1           472,873.71         0.12
North Carolina ...............        1           448,326.72         0.12
Alabama ......................        1           433,890.71         0.11
West Virginia ................        1           428,721.61         0.11
District of Columbia .........        1           414,027.17         0.11
                                    ---      ---------------       ------
Total ........................      650      $385,498,571.95       100.00%
                                    ===      ===============       ======

(1) As of the Cut off Date, no more than approximately 2.01% of the Group 2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

OCCUPANCY TYPE(1)-GROUP 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
OCCUPANCY TYPE                     LOANS       OUTSTANDING      OUTSTANDING
--------------                   --------   -----------------   -----------
Primary ......................      612      $361,724,855.75       93.83%
Secondary ....................       35        22,288,364.31        5.78
Investment ...................        3         1,485,351.89        0.39
                                    ---      ---------------      ------
Total ........................      650      $385,498,571.95      100.00%
                                    ===      ===============      ======

(1) Based upon representations of the related borrowers at the time of origination.

PROPERTY TYPE-GROUP 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING      OUTSTANDING
-------------                    --------   -----------------   -----------
Single Family ................      403      $245,238,204.22       63.62%
Planned Unit Development .....      156        87,032,686.39       22.58
Condominium ..................       68        39,083,055.78       10.14
Co-operative Unit ............       18        10,695,470.24        2.77
Two-to Four- Family ..........        5         3,449,155.32        0.89
                                    ---      ---------------      ------
Total ........................      650      $385,498,571.95      100.00%
                                    ===      ===============      ======

LOAN PURPOSE-GROUP 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Rate / Term Refi .............      392      $231,152,145.46       59.96%
Purchase .....................      144        86,991,655.50       22.57
Cash-out .....................      114        67,354,770.99       17.47
                                    ---      ---------------      ------
Total ........................      650      $385,498,571.95      100.00%
                                    ===      ===============      ======

LOAN DOCUMENTATION-GROUP 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN DOCUMENTATION                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
Full .........................      457      $270,448,227.83       70.16%
Signature Series Refinance ...      106        53,641,411.40       13.91
Reduced Documentation - NIV ..       58        45,364,217.58       11.77
Simply Signature .............       29        16,044,715.14        4.16
                                    ---      ---------------      ------
Total ........................      650      $385,498,571.95      100.00%
                                    ===      ===============      ======

MARGIN(1)-GROUP 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
MARGIN (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------                       --------   -----------------   -----------
2.250 ........................      634      $363,663,547.16       94.34%
2.500 ........................       16        21,835,024.79        5.66
                                    ---      ---------------      ------
Total ........................      650      $385,498,571.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Margin of the Group 2 Mortgage Loans is expected to be approximately 2.264%.

MAXIMUM MORTGAGE RATE(1)-GROUP 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
MAXIMUM MORTGAGE RATE (%)          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
8.751 - 9.000 ................       11      $  8,448,621.00        2.19%
9.001 - 9.250 ................      272       158,585,282.91       41.14
9.251 - 9.500 ................      249       152,574,086.36       39.58
9.501 - 9.750 ................       61        33,933,498.52        8.80
9.751 - 10.000 ...............       44        24,930,122.73        6.47
10.001 - 10.250 ..............       10         5,630,932.55        1.46
10.251 - 10.500 ..............        3         1,396,027.88        0.36
                                    ---      ---------------      ------
Total ........................      650      $385,498,571.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 Mortgage Loans is expected to be approximately 9.399%.

NEXT RATE ADJUSTMENT DATE(1)-GROUP 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
NEXT RATE ADJUSTMENT DATE          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
April 2009 ...................      180      $114,015,658.71       29.58%
May 2009 .....................      380       228,531,417.59       59.28
June 2009 ....................       90        42,951,495.65       11.14
                                    ---      ---------------      ------
Total ........................      650      $385,498,571.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Group 2 Mortgage Loans is expected to be approximately 27 months.

CURRENT CREDIT SCORE(1)-GROUP 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT CREDIT SCORE               LOANS       OUTSTANDING      OUTSTANDING
--------------------             --------   -----------------   -----------
Not Available ................        9      $  6,663,399.85        1.73%
< = 600 ......................        3         1,426,872.47        0.37
601 - 620 ....................        4         3,089,737.52        0.80
621 - 640 ....................        8         5,589,510.12        1.45
641 - 660 ....................       18        10,430,020.49        2.71
661 - 680 ....................       30        23,763,709.14        6.16
681 - 700 ....................       41        22,178,525.94        5.75
701 - 720 ....................       53        37,041,839.31        9.61
721 - 740 ....................       75        42,220,920.75       10.95
741 - 760 ....................       91        51,462,457.44       13.35
761 - 780 ....................      110        66,692,839.53       17.30
781 - 800 ....................      134        73,439,673.61       19.05
801 - 820 ....................       62        34,538,626.38        8.96
821 - 840 ....................       12         6,960,439.40        1.81
                                    ---      ---------------      ------
Total ........................      650      $385,498,571.95      100.00%
                                    ===      ===============      ======

(1) Based upon the lesser of the borrower's and co-borrower's, if any, credit score which was obtained from Experian within six months of the Closing Date. As of the Cut-off Date, the weighted average non-zero Current Credit Score of the Group 2 Mortgage Loans is expected to be approximately 747.

MORTGAGE GROUP 3

CUT-OFF DATE STATED PRINCIPAL BALANCE(1)-GROUP 3

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
CUT-OFF DATE STATED              MORTGAGE        BALANCE          BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
0.01 - 100,000.00 ............        1      $     99,999.99        0.04%
100,000.01 - 200,000.00 ......        6           931,848.33        0.34
200,000.01 - 300,000.00 ......        3           691,477.89        0.25
300,000.01 - 400,000.00 ......       16         5,863,195.44        2.13
400,000.01 - 500,000.00 ......      509       221,254,832.96       80.42
500,000.01 - 600,000.00 ......       16         8,900,613.35        3.24
600,000.01 - 700,000.00 ......       14         8,968,016.29        3.26
700,000.01 - 800,000.00 ......        3         2,284,470.16        0.83
800,000.01 - 900,000.00 ......        2         1,669,011.18        0.61
900,000.01 - 1,000,000.00 ....       13        12,492,570.73        4.54
1,000,000.01 - 1,100,000.00 ..        5         5,299,725.11        1.93
1,200,000.01 - 1,300,000.00 ..        1         1,243,602.63        0.45
1,400,000.01 - 1,500,000.00 ..        1         1,500,000.00        0.55
1,500,000.01 - 2,000,000.00 ..        1         1,545,459.37        0.56
2,000,000.01 - 2,500,000.00 ..        1         2,372,467.79        0.86
                                    ---      ---------------      ------
Total ........................      592      $275,117,291.22      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the average Stated Principal Balance of the Group 3 Mortgage Loans is expected to be approximately $464,725.

CURRENT MORTGAGE RATES(1)-GROUP 3

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT MORTGAGE RATES (%)         LOANS       OUTSTANDING      OUTSTANDING
--------------------------       --------   -----------------   -----------
3.751 - 4.000 ................        2      $  1,399,382.12        0.51%
4.001 - 4.250 ................        3         1,208,432.50        0.44
4.251 - 4.500 ................       15         7,299,024.46        2.65
4.501 - 4.750 ................       70        31,814,254.53       11.56
4.751 - 5.000 ................      156        71,424,153.18       25.96
5.001 - 5.250 ................      241       112,954,606.67       41.06
5.251 - 5.500 ................      103        47,892,437.76       17.41
5.501 - 5.750 ................        1           624,000.00        0.23
6.251 - 6.500 ................        1           501,000.00        0.18
                                    ---      ---------------      ------
Total ........................      592      $275,117,291.22      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Group 3 Mortgage Loans is expected to be approximately 5.081%.

REMAINING TERM TO MATURITY(1)-GROUP 3

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
REMAINING TERM (MONTHS)            LOANS       OUTSTANDING      OUTSTANDING
-----------------------          --------   -----------------   -----------
216 - 220 ....................        1      $    433,367.23        0.16%
326 - 330 ....................       67        31,034,552.62       11.28
331 - 335 ....................      307       143,856,707.05       52.29
336 - 340 ....................      202        92,697,296.73       33.69
341 - 345 ....................        3         1,476,494.00        0.54
346 - 350 ....................       11         5,198,873.59        1.89
351 - 355 ....................        1           420,000.00        0.15
                                    ---      ---------------      ------
Total ........................      592      $275,117,291.22      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Group 3 Mortgage Loans is expected to be approximately 334.

ORIGINAL LOAN-TO-VALUE RATIOS(1)-GROUP 3

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
ORIGINAL LOAN-TO-VALUE           MORTGAGE        BALANCE          BALANCE
RATIOS (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
20.01 - 30.00 ................        8      $  3,965,530.33        1.44%
30.01 - 40.00 ................       15         9,297,590.39        3.38
40.01 - 50.00 ................       26        14,039,345.89        5.10
50.01 - 60.00 ................       50        23,029,624.17        8.37
60.01 - 70.00 ................       83        40,746,677.75       14.81
70.01 - 75.00 ................       69        33,428,219.83       12.15
75.01 - 80.00 ................      337       148,799,187.67       54.09
80.01 - 85.00 ................        1           454,750.00        0.17
85.01 - 90.00 ................        3         1,356,365.19        0.49
                                    ---      ---------------      ------
Total ........................      592      $275,117,291.22      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Group 3 Mortgage Loans is expected to be approximately 70.83%.

CREDIT SCORE(1)-GROUP 3

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CREDIT SCORE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Not Available ................        4      $  2,294,878.77        0.83%
<= 600 .......................        4         1,994,423.16        0.72
601 - 620 ....................        4         1,974,642.66        0.72
621 - 640 ....................        9         5,045,836.72        1.83
641 - 660 ....................       12         5,076,984.54        1.85
661 - 680 ....................       48        22,291,536.67        8.10
681 - 700 ....................       63        29,455,619.31       10.71
701 - 720 ....................       80        36,212,261.97       13.16
721 - 740 ....................       74        34,713,332.26       12.62
741 - 760 ....................      102        49,375,198.85       17.95
761 - 780 ....................      110        50,623,700.94       18.40
781 - 800 ....................       68        30,156,258.26       10.96
801 - 820 ....................       14         5,902,617.11        2.15
                                    ---      ---------------      ------
Total ........................      592      $275,117,291.22      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Group 3 Mortgage Loans is expected to be approximately 733. See "The Mortgage Loans - General" in this prospectus supplement.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)-GROUP 3

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
STATE                              LOANS       OUTSTANDING      OUTSTANDING
-----                            --------   -----------------   -----------
California ...................      249      $114,185,055.83       41.50%
New York .....................       60        31,792,995.87       11.56
Florida ......................       54        24,017,716.81        8.73
Virginia .....................       38        16,924,532.56        6.15
Maryland .....................       25        11,108,396.87        4.04
Arizona ......................       19         8,774,330.46        3.19
New Jersey ...................       19         8,364,091.12        3.04
Illinois .....................       17         8,048,828.38        2.93
Colorado .....................       10         6,184,098.04        2.25
Connecticut ..................       13         5,168,525.83        1.88
Massachusetts ................       12         5,146,474.59        1.87
Texas ........................       12         4,950,221.17        1.80
Nevada .......................        7         4,150,378.18        1.51
Michigan .....................        9         4,035,441.12        1.47
Pennsylvania .................        7         3,473,204.55        1.26
Ohio .........................        5         2,918,262.52        1.06
Washington ...................        6         2,590,330.42        0.94
Georgia ......................        5         2,170,866.94        0.79
South Carolina ...............        4         1,856,557.81        0.67
Delaware .....................        3         1,384,499.91        0.50
North Carolina ...............        3         1,356,511.50        0.49
Missouri .....................        2           903,817.56        0.33
Indiana ......................        2           876,294.36        0.32
District of Columbia .........        2           874,889.62        0.32
Oklahoma .....................        1           481,593.80        0.18
Wisconsin ....................        1           441,552.74        0.16
Minnesota ....................        1           433,847.81        0.16
Rhode Island .................        1           431,979.63        0.16
Kansas .......................        1           426,936.09        0.16
Oregon .......................        1           423,023.91        0.15
Alabama ......................        1           420,000.00        0.15
Vermont ......................        1           410,752.30        0.15
West Virginia ................        1           391,282.92        0.14
                                    ---      ---------------      ------
Total ........................      592      $275,117,291.22      100.00%
                                    ===      ===============      ======

(1) As of the Cut off Date, no more than approximately 1.23% of the Group 3 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

OCCUPANCY TYPE(1)-GROUP 3

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
OCCUPANCY TYPE                     LOANS       OUTSTANDING      OUTSTANDING
--------------                   --------   -----------------   -----------
Primary ......................      553      $255,495,473.77       92.87%
Secondary ....................       36        18,174,912.66        6.61
Investment ...................        3         1,446,904.79        0.53
                                    ---      ---------------      ------
Total ........................      592      $275,117,291.22      100.00%
                                    ===      ===============      ======

(1) Based upon representations of the related borrowers at the time of origination.

PROPERTY TYPE-GROUP 3

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING      OUTSTANDING
-------------                    --------   -----------------   -----------
Single Family ................      321      $148,685,880.76       54.04%
Planned Unit Development .....      142        66,408,912.49       24.14
Condominium ..................      108        50,336,465.90       18.30
Co-operative Unit ............       20         8,817,270.88        3.20
Two-to Four- Family ..........        1           868,761.19        0.32
                                    ---      ---------------      ------
Total ........................      592      $275,117,291.22      100.00%
                                    ===      ===============      ======

LOAN PURPOSE-GROUP 3

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Purchase .....................      401      $182,465,520.16       66.32%
Cash-out .....................       96        48,002,539.85       17.45
Rate / Term Refi .............       95        44,649,231.21       16.23
                                    ---      ---------------      ------
Total ........................      592      $275,117,291.22      100.00%
                                    ===      ===============      ======

LOAN DOCUMENTATION-GROUP 3

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN DOCUMENTATION                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
Full .........................      406      $189,682,763.39       68.95%
Simply Signature .............      112        50,472,536.61       18.35
Signature Series Refinance ...       59        26,408,740.42        9.60
Reduced Documentation - NIV ..       15         8,553,250.80        3.11
                                    ---      ---------------      ------
Total ........................      592      $275,117,291.22      100.00%
                                    ===      ===============      ======

MARGIN(1)-GROUP 3

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
MARGIN (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------                       --------   -----------------   -----------
2.250 ........................      586      $266,369,485.18       96.82%
2.500 ........................        6         8,747,806.04        3.18
                                    ---      ---------------      ------
Total ........................      592      $275,117,291.22      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Margin of the Group 3 Mortgage Loans is expected to be approximately 2.258%.

MAXIMUM MORTGAGE RATE(1)-GROUP 3

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
MAXIMUM MORTGAGE RATE (%)          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
8.751 - 9.000 ................        2      $  1,399,382.12        0.51%
9.001 - 9.250 ................        3         1,208,432.50        0.44
9.251 - 9.500 ................       15         7,299,024.46        2.65
9.501 - 9.750 ................       70        31,814,254.53       11.56
9.751 - 10.000 ...............      156        71,424,153.18       25.96
10.001 - 10.250 ..............      241       112,954,606.67       41.06
10.251 - 10.500 ..............      103        47,892,437.76       17.41
10.501 - 10.750 ..............        1           624,000.00        0.23
11.251 - 11.500 ..............        1           501,000.00        0.18
                                    ---      ---------------      ------
Total ........................      592      $275,117,291.22      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 3 Mortgage Loans is expected to be approximately 10.081%.

NEXT RATE ADJUSTMENT DATE(1)-GROUP 3

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
NEXT RATE ADJUSTMENT DATE          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
July 2009 ....................       28      $ 12,481,843.25        4.54%
August 2009 ..................       39        18,552,709.37        6.74
September 2009 ...............       57        29,236,590.40       10.63
October 2009 .................       59        27,454,779.09        9.98
November 2009 ................       64        28,835,166.49       10.48
December 2009 ................       69        31,242,265.98       11.36
January 2010 .................       58        27,087,905.09        9.85
February 2010 ................       56        25,286,006.01        9.19
March 2010 ...................       48        22,219,177.06        8.08
April 2010 ...................       61        28,048,148.59       10.19
May 2010 .....................       15         7,341,654.98        2.67
June 2010 ....................       23        10,235,677.32        3.72
July 2010 ....................        3         1,476,494.00        0.54
January 2011 .................        7         3,411,348.93        1.24
February 2011 ................        1           365,908.04        0.13
March 2011 ...................        1           430,400.00        0.16
April 2011 ...................        2           991,216.62        0.36
June 2011 ....................        1           420,000.00        0.15
                                    ---      ---------------      ------
Total ........................      592      $275,117,291.22      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Group 3 Mortgage Loans is expected to be approximately 34 months.

CURRENT CREDIT SCORE(1)-GROUP 3

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT CREDIT SCORE               LOANS       OUTSTANDING      OUTSTANDING
--------------------             --------   -----------------   -----------
Not Available ................        2      $    862,114.86        0.31%
< = 600 ......................        7         3,657,342.32        1.33
601 - 620 ....................        2           843,020.02        0.31
621 - 640 ....................       13         5,539,881.30        2.01
641 - 660 ....................       20         8,706,494.31        3.16
661 - 680 ....................       37        17,604,395.52        6.40
681 - 700 ....................       56        28,343,957.31       10.30
701 - 720 ....................       73        32,526,274.33       11.82
721 - 740 ....................       68        31,801,784.61       11.56
741 - 760 ....................       80        36,507,688.80       13.27
761 - 780 ....................       98        47,247,208.14       17.17
781 - 800 ....................       87        38,677,334.22       14.06
801 - 820 ....................       40        19,318,606.79        7.02
821 - 840 ....................        9         3,481,188.69        1.27
                                    ---      ---------------      ------
Total ........................      592      $275,117,291.22      100.00%
                                    ===      ===============      ======

(1) Based upon the lesser of the borrower's and co-borrower's, if any, credit score which was obtained from Experian within six months of the Closing Date. As of the Cut-off Date, the weighted average non-zero Current Credit Score of the Group 3 Mortgage Loans is expected to be approximately 738.

MORTGAGE GROUP 4

CUT-OFF DATE STATED PRINCIPAL BALANCE(1)-GROUP 4

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
CUT-OFF DATE STATED              MORTGAGE        BALANCE          BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
100,000.01 - 200,000.00 ......        1      $    150,000.00        0.13%
200,000.01 - 300,000.00 ......        2           524,900.10        0.45
300,000.01 - 400,000.00 ......        5         1,864,339.40        1.59
400,000.01 - 500,000.00 ......       45        20,630,153.75       17.56
500,000.01 - 600,000.00 ......       21        11,641,519.66        9.91
600,000.01 - 700,000.00 ......       21        13,615,631.31       11.59
700,000.01 - 800,000.00 ......        9         6,727,911.30        5.73
800,000.01 - 900,000.00 ......       16        13,584,537.93       11.56
900,000.01 - 1,000,000.00 ....       19        18,468,691.57       15.72
1,000,000.01 - 1,100,000.00 ..       17        18,295,194.17       15.57
1,500,000.01 - 2,000,000.00 ..        5         9,587,999.49        8.16
2,000,000.01 - 2,500,000.00 ..        1         2,400,000.00        2.04
                                    ---      ---------------      ------
Total ........................      162      $117,490,878.68      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the average Stated Principal Balance of the Group 4 Mortgage Loans is expected to be approximately $725,252.

CURRENT MORTGAGE RATES(1)-GROUP 4

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT MORTGAGE RATES (%)         LOANS       OUTSTANDING      OUTSTANDING
--------------------------       --------   -----------------   -----------
3.501 - 3.750 ................        1      $    899,843.75        0.77%
3.751 - 4.000 ................        7         5,235,929.17        4.46
4.001 - 4.250 ................       12         8,751,229.56        7.45
4.251 - 4.500 ................       26        19,992,686.45       17.02
4.501 - 4.750 ................       30        21,395,166.04       18.21
4.751 - 5.000 ................       49        35,841,615.28       30.51
5.001 - 5.250 ................       29        19,784,842.08       16.84
5.251 - 5.500 ................        8         5,589,566.35        4.76
                                    ---      ---------------      ------
Total ........................      162      $117,490,878.68      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Group 4 Mortgage Loans is expected to be approximately 4.757%.

REMAINING TERM TO MATURITY(1)-GROUP 4

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
REMAINING TERM (MONTHS)            LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
311 - 315 ....................       17      $ 13,247,083.75       11.27%
316 - 320 ....................       39        29,544,717.47       25.15
321 - 325 ....................      106        74,699,077.46       63.58
                                    ---      ---------------      ------
Total ........................      162      $117,490,878.68      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Group 4 Mortgage Loans is expected to be approximately 321.

ORIGINAL LOAN-TO-VALUE RATIOS(1)-GROUP 4

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF ORIGINAL                   OF          PRINCIPAL        PRINCIPAL
MORTGAGE LOAN-TO-VALUE           MORTGAGE        BALANCE          BALANCE
RATIOS (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
10.01 - 20.00 ................        5      $  3,674,259.56        3.13%
20.01 - 30.00 ................        5         3,241,973.06        2.76
30.01 - 40.00 ................       16        12,293,120.22       10.46
40.01 - 50.00 ................       10         7,899,053.92        6.72
50.01 - 60.00 ................       29        25,654,644.94       21.84
60.01 - 70.00 ................       50        37,805,391.99       32.18
70.01 - 75.00 ................       20        12,831,011.96       10.92
75.01 - 80.00 ................       27        14,091,423.03       11.99
                                    ---      ---------------      ------
Total ........................      162      $117,490,878.68      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Group 4 Mortgage Loans is expected to be approximately 59.48%.

CREDIT SCORE(1)-GROUP 4

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CREDIT SCORE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
621 - 640 ....................        1      $    564,134.69        0.48%
661 - 680 ....................        9         5,946,951.21        5.06
681 - 700 ....................       11         7,556,771.29        6.43
701 - 720 ....................       25        22,457,185.59       19.11
721 - 740 ....................       32        20,560,066.63       17.50
741 - 760 ....................       34        26,045,955.63       22.17
761 - 780 ....................       32        23,049,038.71       19.62
781 - 800 ....................       16        10,092,624.93        8.59
801 - 820 ....................        2         1,218,150.00        1.04
                                    ---      ---------------      ------
Total ........................      162      $117,490,878.68      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Group 4 Mortgage Loans is expected to be approximately 739. See "The Mortgage Loans - General" in this prospectus supplement.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)-GROUP 4

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
STATE                              LOANS       OUTSTANDING      OUTSTANDING
-----                            --------   -----------------   -----------
California ...................       59      $ 40,387,749.83       34.38%
New York .....................       30        24,779,188.52       21.09
Florida ......................       28        20,032,367.32       17.05
Connecticut ..................        5         5,281,903.54        4.50
Illinois .....................        8         4,691,850.27        3.99
Texas ........................        6         3,875,126.28        3.30
Arizona ......................        4         2,434,683.02        2.07
North Carolina ...............        3         2,115,316.33        1.80
Hawaii .......................        1         2,000,000.00        1.70
Washington ...................        3         1,892,250.00        1.61
Massachusetts ................        2         1,861,500.00        1.58
Michigan .....................        2         1,804,214.51        1.54
Colorado .....................        3         1,653,455.70        1.41
New Jersey ...................        3         1,309,971.35        1.11
Ohio .........................        1         1,099,000.00        0.94
Virginia .....................        1           737,000.00        0.63
Pennsylvania .................        1           540,800.00        0.46
District of Columbia .........        1           498,502.01        0.42
Georgia ......................        1           496,000.00        0.42
                                    ---      ---------------      ------
Total ........................      162      $117,490,878.68      100.00%
                                    ===      ===============      ======

(1) As of the Cut off Date, no more than approximately 2.56% of the Group 4 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

OCCUPANCY TYPE(1)-GROUP 4

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
OCCUPANCY TYPE                     LOANS       OUTSTANDING      OUTSTANDING
--------------                   --------   -----------------   -----------
Primary ......................      162      $117,490,878.68      100.00%
                                    ---      ---------------      ------
Total ........................      162      $117,490,878.68      100.00%
                                    ===      ===============      ======

;(1) Based upon representations of the related borrowers at the time of origination.

PROPERTY TYPE-GROUP 4

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING      OUTSTANDING
-------------                    --------   -----------------   -----------
Single Family ................       92      $ 67,947,145.82       57.83%
Planned Unit Development .....       36        25,884,634.45       22.03
Condominium ..................       29        20,462,503.90       17.42
Co-operative Unit ............        5         3,196,594.51        2.72
                                    ---      ---------------      ------
Total ........................      162      $117,490,878.68      100.00%
                                    ===      ===============      ======

LOAN PURPOSE-GROUP 4

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Purchase                             94      $67,783,795.08        57.69%
Rate / Term Refi                     49       33,770,908.01         28.74
Cash-out                             19       15,936,175.59         13.56
                                    ---      ---------------      ------
Total                               162      $117,490,878.68      100.00%
                                    ===      ===============      ======

LOAN DOCUMENTATION-GROUP 4

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN DOCUMENTATION                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
Full .........................      125      $ 90,020,049.22       76.62%
Reduced Documentation - NIV ..       29        21,408,330.08       18.22
Signature Series Refinance ...        4         3,590,999.85        3.06
Simply Signature .............        4         2,471,499.53        2.10
                                    ---      ---------------      ------
Total ........................      162      $117,490,878.68      100.00%
                                    ===      ===============      ======

MARGIN(1)-GROUP 4

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
MARGIN (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------                       --------   -----------------   -----------
2.250 ........................      157      $107,902,879.19       91.84%
2.500 ........................       5          9,587,999.49        8.16
                                    ---      ---------------      ------
Total ........................      162      $117,490,878.68      100.00%
                                    ===      ===============      ======

;(1) As of the Cut-off Date, the weighted average Margin of the Group 4 Mortgage
     Loans is expected to be approximately 2.270%.

MAXIMUM MORTGAGE RATE(1)-GROUP 4

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
MAXIMUM MORTGAGE RATE (%)          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
9.501 - 9.750 ................        1      $    899,843.75        0.77%
9.751 - 10.000 ...............        7         5,235,929.17        4.46
10.001 - 10.250 ..............       12         8,751,229.56        7.45
10.251 - 10.500 ..............       26        19,992,686.45       17.02
10.501 - 10.750 ..............       30        21,395,166.04       18.21
10.751 - 11.000 ..............       49        35,841,615.28       30.51
11.001 - 11.250 ..............       29        19,784,842.08       16.84
11.251 - 11.500 ..............        8         5,589,566.35        4.76
                                    ---      ---------------      ------
Total ........................      162      $117,490,878.68      100.00%
                                    ===      ===============      ======

;(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 4 Mortgage Loans is expected to be approximately 10.757%.

NEXT RATE ADJUSTMENT DATE(1)-GROUP 4

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
NEXT RATE ADJUSTMENT DATE          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
March 2008 ...................        3      $  3,190,000.00        2.72%
April 2008 ...................        6         4,441,827.19        3.78
May 2008 .....................        8         5,615,256.56        4.78
June 2008 ....................        5         3,371,151.95        2.87
July 2008 ....................        6         4,587,620.99        3.90
August 2008 ..................       11         7,439,843.53        6.33
September 2008 ...............       11         8,238,101.00        7.01
October 2008 .................        6         5,908,000.00        5.03
November 2008 ................       16        10,996,680.87        9.36
December 2008 ................       19        13,232,624.70       11.26
January 2009 .................       15        10,925,786.22        9.30
February 2009 ................       19        14,946,677.89       12.72
March 2009 ...................       37        24,597,307.78       20.94
                                    ---      ---------------      ------
Total ........................      162      $117,490,878.68      100.00%
                                    ===      ===============      ======

;(1) As of the Cut-off Date, the weighted average months to the Next Rate
     Adjustment Date of the Group 4 Mortgage Loans is expected to be approximately 21 months.

CURRENT CREDIT SCORE(1)-GROUP 4

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT CREDIT SCORE               LOANS       OUTSTANDING      OUTSTANDING
--------------------             --------   -----------------   -----------
Not Available ................        1      $    786,000.00        0.67%
< = 600 ......................        1           711,192.50        0.61
601 - 620 ....................        1           610,919.87        0.52
641 - 660 ....................        4         3,002,563.98        2.56
661 - 680 ....................        5         3,084,985.46        2.63
681 - 700 ....................        7         5,902,843.81        5.02
701 - 720 ....................       10        10,367,884.56        8.82
721 - 740 ....................       23        17,370,063.47       14.78
741 - 760 ....................       17        10,881,205.52        9.26
761 - 780 ....................       29        21,091,969.93       17.95
781 - 800 ....................       47        30,728,424.09       26.15
801 - 820 ....................       16        12,451,825.49       10.60
821 - 840 ....................        1           501,000.00        0.43
                                    ---      ---------------      ------
Total ........................      162      $117,490,878.68      100.00%
                                    ===      ===============      ======

;(1) Based upon the lesser of the borrower's and co-borrower's, if any, credit score which was obtained from Experian within six months of the Closing Date. As of the Cut-off Date, the weighted average non-zero Current Credit Score of the Group 4 Mortgage Loans is expected to be approximately 756.

MORTGAGE GROUP 5

CUT-OFF DATE STATED PRINCIPAL BALANCE(1)-GROUP 5

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
RANGE OF                            OF         PRINCIPAL       PRINCIPAL
CUT-OFF DATE STATED              MORTGAGE       BALANCE         BALANCE
PRINCIPAL BALANCES ($)             LOANS      OUTSTANDING     OUTSTANDING
----------------------           --------   ---------------   -----------
200,000.01 - 300,000.00 ......       1      $    238,999.98       0.10%
300,000.01 - 400,000.00 ......       6         2,186,864.61       0.93
400,000.01 - 500,000.00 ......     109        49,751,199.10      21.09
500,000.01 - 600,000.00 ......      35        19,580,568.98       8.30
600,000.01 - 700,000.00 ......      45        29,481,357.95      12.50
700,000.01 - 800,000.00 ......      26        19,578,922.07       8.30
800,000.01 - 900,000.00 ......      17        14,535,625.03       6.16
900,000.01 - 1,000,000.00 ....      39        38,162,806.74      16.17
1,000,000.01 - 1,100,000.00 ..      27        29,165,202.71      12.36
1,100,000.01 - 1,200,000.00 ..       3         3,455,550.60       1.46
1,200,000.01 - 1,300,000.00 ..       3         3,820,992.00       1.62
1,300,000.01 - 1,400,000.00 ..       3         4,066,846.16       1.72
1,400,000.01 - 1,500,000.00 ..      11        16,253,580.95       6.89
1,500,000.01 - 2,000,000.00 ..       2         3,641,000.00       1.54
2,000,000.01 - 2,500,000.00 ..       1         2,018,000.00       0.86
                                   ---      ---------------     ------
Total ........................     328      $235,937,516.88     100.00%
                                   ===      ===============     ======

;(1) As of the Cut-off Date, the average Stated Principal Balance of the Group 5
     Mortgage Loans is expected to be approximately $719,322.

CURRENT MORTGAGE RATES(1)-GROUP 5

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
RANGE OF                         MORTGAGE       BALANCE         BALANCE
CURRENT MORTGAGE RATES (%)         LOANS      OUTSTANDING     OUTSTANDING
--------------------------       --------   ---------------   -----------
3.501 - 3.750 ................        1     $    745,500.00       0.32%
3.751 - 4.000 ................        7        7,292,286.81       3.09
4.001 - 4.250 ................      101       76,734,759.60      32.52
4.251 - 4.500 ................      134       94,575,209.98      40.08
4.501 - 4.750 ................       57       39,628,050.88      16.80
4.751 - 5.000 ................       18       12,282,170.49       5.21
5.001 - 5.250 ................        8        3,540,202.97       1.50
5.251 - 5.500 ................        2        1,139,336.15       0.48
                                    ---     ---------------     ------
Total ........................      328     $235,937,516.88     100.00%
                                    ===     ===============     ======

;(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Group 5 Mortgage Loans is expected to be approximately 4.428%.

REMAINING TERM TO MATURITY(1)-GROUP 5

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
RANGE OF                         MORTGAGE       BALANCE         BALANCE
REMAINING TERM (MONTHS)            LOANS      OUTSTANDING     OUTSTANDING
-----------------------          --------   ---------------   -----------
326 - 330 ....................      328     $235,937,516.88     100.00%
                                    ---     ---------------     ------
Total ........................      328     $235,937,516.88     100.00%
                                    ===     ===============     ======

;(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Group 5 Mortgage Loans is expected to be approximately 327.

ORIGINAL LOAN-TO-VALUE RATIOS(1)-GROUP 5

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
RANGE OF                            OF         PRINCIPAL       PRINCIPAL
ORIGINAL LOAN-TO-VALUE           MORTGAGE       BALANCE         BALANCE
RATIOS (%)                         LOANS      OUTSTANDING     OUTSTANDING
----------------------           --------   ---------------   -----------
10.01 - 20.00 ................        4     $  3,419,991.99       1.45%
20.01 - 30.00 ................       13        9,912,505.01       4.20
30.01 - 40.00 ................       26       22,743,412.68       9.64
40.01 - 50.00 ................       31       24,762,386.04      10.50
50.01 - 60.00 ................       61       56,321,384.68      23.87
60.01 - 70.00 ................       75       55,748,632.76      23.63
70.01 - 75.00 ................       53       30,653,777.35      12.99
75.01 - 80.00 ................       65       32,375,426.37      13.72
                                    ---     ---------------     ------
Total ........................      328     $235,937,516.88     100.00%
                                    ===     ===============     ======

;(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Group 5 Mortgage Loans is expected to be approximately 59.19%.

CREDIT SCORE(1)-GROUP 5

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
RANGE OF                         MORTGAGE       BALANCE         BALANCE
CREDIT SCORE                       LOANS      OUTSTANDING     OUTSTANDING
------------                     --------   ---------------   -----------
621 - 640 ....................        1     $    678,888.13       0.29%
641 - 660 ....................        3        1,899,999.99       0.81
661 - 680 ....................        6        5,557,750.00       2.36
681 - 700 ....................       25       21,599,481.08       9.15
701 - 720 ....................       55       40,796,758.45      17.29
721 - 740 ....................       56       38,794,213.14      16.44
741 - 760 ....................       67       46,393,846.95      19.66
761 - 780 ....................       64       44,503,453.55      18.86
781 - 800 ....................       42       29,109,118.36      12.34
801 - 820 ....................        9        6,604,007.23       2.80
                                    ---     ---------------     ------
Total ........................      328     $235,937,516.88     100.00%
                                    ===     ===============     ======

(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Group 5 Mortgage Loans is expected to be approximately 743. See "The Mortgage Loans - General" in this prospectus supplement.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)-GROUP 5

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
STATE                              LOANS      OUTSTANDING     OUTSTANDING
-----                            --------   ---------------   -----------
California ...................      216     $158,596,762.11      67.22%
New York .....................       33       24,765,070.11      10.50
Florida ......................       22       13,931,326.95       5.90
Connecticut ..................       10        9,059,748.90       3.84
Texas ........................        5        3,726,896.74       1.58
Virginia .....................        6        3,098,619.40       1.31
Georgia ......................        6        2,998,124.19       1.27
Pennsylvania .................        3        2,918,750.00       1.24
New Jersey ...................        3        2,246,557.85       0.95
North Carolina ...............        4        2,096,790.93       0.89
District of Columbia .........        2        1,825,319.30       0.77
Maryland .....................        3        1,550,826.57       0.66
Illinois .....................        2        1,334,866.67       0.57
Colorado .....................        3        1,303,461.96       0.55
Arizona ......................        2        1,106,972.40       0.47
Oregon .......................        1        1,090,000.00       0.46
Delaware .....................        1          998,999.99       0.42
Washington ...................        2          881,104.74       0.37
Michigan .....................        1          740,000.00       0.31
Massachusetts ................        1          597,318.07       0.25
Nevada .......................        1          575,000.00       0.24
Utah .........................        1          495,000.00       0.21
                                    ---     ---------------     ------
Total ........................      328     $235,937,516.88     100.00%
                                    ===     ===============     ======

(1) As of the Cut off Date, no more than approximately 3.73% of the Group 5 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

OCCUPANCY TYPE(1)-GROUP 5

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
OCCUPANCY TYPE                     LOANS      OUTSTANDING     OUTSTANDING
--------------                   --------   ---------------   -----------
Primary ......................      328     $235,937,516.88     100.00%
                                    ---     ---------------     ------
Total ........................      328     $235,937,516.88     100.00%
                                    ===     ===============     ======

(1) Based upon representations of the related borrowers at the time of origination.

PROPERTY TYPE-GROUP 5

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
PROPERTY TYPE                      LOANS      OUTSTANDING     OUTSTANDING
-------------                    --------   ---------------   -----------
Single Family ................      194     $149,295,090.45      63.28%
Planned Unit Development .....       80       49,514,632.32      20.99
Condominium ..................       42       29,374,178.83      12.45
Co-operative Unit ............       12        7,753,615.28       3.29
                                    ---     ---------------     ------
Total ........................      328     $235,937,516.88     100.00%
                                    ===     ===============     ======

LOAN PURPOSE-GROUP 5

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
LOAN PURPOSE                       LOANS      OUTSTANDING     OUTSTANDING
------------                     --------   ---------------   -----------
Rate / Term Refi .............      157     $118,969,177.90      50.42%
Purchase .....................      129       88,864,417.09      37.66
Cash-out .....................       42       28,103,921.89      11.91
                                    ---     ---------------     ------
Total ........................      328     $235,937,516.88     100.00%
                                    ===     ===============     ======

LOAN DOCUMENTATION-GROUP 5

                                                              PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
LOAN DOCUMENTATION                 LOANS      OUTSTANDING     OUTSTANDING
------------------               --------   ---------------   -----------
Full .........................      258     $180,038,136.13      76.31%
Reduced Documentation - NIV ..       58       47,653,587.92      20.20
Signature Series Refinance ...        8        5,574,895.30       2.36
Simply Signature .............        4        2,670,897.53       1.13
                                    ---     ---------------     ------
Total ........................      328     $235,937,516.88     100.00%
                                    ===     ===============     ======

MARGIN(1)-GROUP 5

                                                              PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
MARGIN (%)                         LOANS      OUTSTANDING     OUTSTANDING
----------                       --------   ---------------   -----------
2.250 ........................      304     $202,088,604.56       85.65%
2.500 ........................       24       33,848,912.32       14.35
                                    ---     ---------------      ------
Total ........................      328     $235,937,516.88      100.00%
                                    ===     ===============      ======

(1) As of the Cut-off Date, the weighted average Margin of the Group 5 Mortgage Loans is expected to be approximately 2.286%.

MAXIMUM MORTGAGE RATE(1)-GROUP 5

                                                              PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
RANGE OF                         MORTGAGE       BALANCE         BALANCE
MAXIMUM MORTGAGE RATE (%)          LOANS      OUTSTANDING     OUTSTANDING
-------------------------        --------   ---------------   -----------
9.501 - 9.750 ................        1     $    745,500.00       0.32%
9.751 - 10.000 ...............        7        7,292,286.81       3.09
10.001 - 10.250 ..............      101       76,734,759.60      32.52
10.251 - 10.500 ..............      134       94,575,209.98      40.08
10.501 - 10.750 ..............       57       39,628,050.88      16.80
10.751 - 11.000 ..............       18       12,282,170.49       5.21
11.001 - 11.250 ..............        8        3,540,202.97       1.50
11.251 - 11.500 ..............        2        1,139,336.15       0.48
                                    ---     ---------------     ------
Total ........................      328     $235,937,516.88     100.00%
                                    ===     ===============     ======

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 5 Mortgage Loans is expected to be approximately 10.428%.

NEXT RATE ADJUSTMENT DATE(1)-GROUP 5

                                                              PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
NEXT RATE                        MORTGAGE       BALANCE         BALANCE
ADJUSTMENT DATE                    LOANS      OUTSTANDING     OUTSTANDING
---------------                  --------   ---------------   -----------
April 2009 ...................      112     $ 80,488,948.61      34.11%
May 2009 .....................      170      128,380,330.87      54.41
June 2009 ....................       46       27,068,237.40      11.47
                                    ---     ---------------     ------
Total ........................      328     $235,937,516.88     100.00%
                                    ===     ===============     ======

(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Group 5 Mortgage Loans is expected to be approximately 27 months.

CURRENT CREDIT SCORE(1)-GROUP 5

                                                              PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
RANGE OF                         MORTGAGE       BALANCE         BALANCE
CURRENT CREDIT SCORE               LOANS      OUTSTANDING     OUTSTANDING
--------------------             --------   ---------------   -----------
Not Available ................        2     $  2,028,565.56       0.86%
< = 600 ......................        4        3,566,345.89       1.51
601 - 620 ....................        2          917,945.72       0.39
621 - 640 ....................        3        1,816,815.47       0.77
641 - 660 ....................        8        4,535,424.57       1.92
661 - 680 ....................       10        8,123,900.37       3.44
681 - 700 ....................       18       15,404,675.60       6.53
701 - 720 ....................       35       27,743,336.94      11.76
721 - 740 ....................       38       26,632,095.85      11.29
741 - 760 ....................       45       30,995,208.04      13.14
761 - 780 ....................       64       45,502,780.42      19.29
781 - 800 ....................       58       41,125,233.40      17.43
801 - 820 ....................       34       22,638,099.53       9.59
821 - 840 ....................        7        4,907,089.52       2.08
                                    ---     ---------------     ------
Total ........................      328     $235,937,516.88     100.00%
                                    ===     ===============     ======

(1) Based upon the lesser of the borrower's and co-borrower's, if any, credit score which was obtained from Experian within six months of the Closing Date. As of the Cut-off Date, the weighted average non-zero Current Credit Score of the Group 5 Mortgage Loans is expected to be approximately 749.

MORTGAGE GROUP 6

CUT-OFF DATE STATED PRINCIPAL BALANCE(1)-GROUP 6

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
CUT-OFF DATE STATED              MORTGAGE        BALANCE          BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
100,000.01 - 200,000.00 ......        1       $   172,777.96        0.52%
200,000.01 - 300,000.00 ......        1           249,999.13        0.75
300,000.01 - 400,000.00 ......        5         1,763,728.67        5.27
400,000.01 - 500,000.00 ......       55        24,423,823.04       72.99
600,000.01 - 700,000.00 ......        1           627,581.00        1.88
900,000.01 - 1,000,000.00 ....        2         1,998,155.88        5.97
1,000,000.01 - 1,100,000.00 ..        1         1,092,656.60        3.27
1,100,000.01 - 1,200,000.00 ..        1         1,132,275.00        3.38
1,500,000.01 - 2,000,000.00 ..        1         2,000,000.00        5.98
                                    ---       --------------      ------
Total ........................       68       $33,460,997.28      100.00%
                                    ===       ==============      ======

(1) As of the Cut-off Date, the average Stated Principal Balance of the Group 6 Mortgage Loans is expected to be approximately $492,073.

CURRENT MORTGAGE RATES(1)-GROUP 6

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT MORTGAGE RATES (%)         LOANS       OUTSTANDING      OUTSTANDING
--------------------------       --------   -----------------   -----------
4.251 - 4.500 ................        5       $ 2,978,503.93        8.90%
4.501 - 4.750 ................        4         1,793,968.11        5.36
4.751 - 5.000 ................       23        10,239,658.04       30.60
5.001 - 5.250 ................       27        12,466,806.18       37.26
5.251 - 5.500 ................        9         5,982,061.02       17.88
                                    ---       --------------      ------
Total ........................       68       $33,460,997.28      100.00%
                                    ===       ==============      ======

(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Group 6 Mortgage Loans is expected to be approximately 5.053%.

REMAINING TERM TO MATURITY (1)-GROUP 6

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
REMAINING TERM (MONTHS)            LOANS       OUTSTANDING      OUTSTANDING
-----------------------          --------   -----------------   -----------
326 - 330 ....................       31       $15,179,765.72       45.37%
331 - 335 ....................       37        18,281,231.56       54.63
                                    ---       --------------      ------
Total ........................       68       $33,460,997.28      100.00%
                                    ===       ==============      ======

(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Group 6 Mortgage Loans is expected to be approximately 331.

ORIGINAL LOAN-TO-VALUE RATIOS(1)-GROUP 6

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
ORIGINAL LOAN-TO-VALUE           MORTGAGE        BALANCE          BALANCE
RATIOS (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
00.01 - 10.00 ................        1       $   500,000.00        1.49%
10.01 - 20.00 ................        2         1,998,155.88        5.97
20.01 - 30.00 ................        1           448,541.49        1.34
30.01 - 40.00 ................        1           441,500.00        1.32
40.01 - 50.00 ................        2         2,429,930.00        7.26
50.01 - 60.00 ................        2           923,602.37        2.76
60.01 - 70.00 ................       12         6,009,835.58       17.96
70.01 - 75.00 ................        4         1,692,249.90        5.06
75.01 - 80.00 ................       43        19,017,182.06       56.83
                                    ---       --------------      ------
Total ........................       68       $33,460,997.28      100.00%
                                    ===       ==============      ======

(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Group 6 Mortgage Loans is expected to be approximately 68.07%.

CREDIT SCORE(1)-GROUP 6

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CREDIT SCORE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
641 - 660 ....................        2       $   938,024.31        2.80%
661 - 680 ....................        4         2,335,319.91        6.98
681 - 700 ....................       12         7,945,010.40       23.74
701 - 720 ....................        7         3,028,911.84        9.05
721 - 740 ....................       10         5,149,279.97       15.39
741 - 760 ....................       10         4,347,821.36       12.99
761 - 780 ....................        9         3,722,221.57       11.12
781 - 800 ....................       12         4,931,826.92       14.74
801 - 820 ....................        1           435,000.00        1.30
821 - 840 ....................        1           627,581.00        1.88
                                    ---       --------------      ------
Total ........................       68       $33,460,997.28      100.00%
                                    ===       ==============      ======

(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Group 6 Mortgage Loans is expected to be approximately 732. See "The Mortgage Loans - General" in this prospectus supplement.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)-GROUP 6

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
STATE                              LOANS       OUTSTANDING      OUTSTANDING
-----                            --------   -----------------   -----------
California ...................       32       $16,389,590.63       48.98%
New York .....................       12         6,908,340.17       20.65
Florida ......................        7         2,765,837.15        8.27
Illinois .....................        4         1,820,441.78        5.44
New Jersey ...................        4         1,802,338.60        5.39
Virginia .....................        2           889,555.28        2.66
Georgia ......................        1           469,500.00        1.40
Maryland .....................        1           429,271.65        1.28
Michigan .....................        1           427,200.00        1.28
North Carolina ...............        1           423,532.00        1.27
Arizona ......................        1           423,286.19        1.27
Connecticut ..................        1           362,103.83        1.08
Tennessee ....................        1           350,000.00        1.05
                                    ---       --------------      ------
Total ........................       68       $33,460,997.28      100.00%
                                    ===       ==============      ======

(1) As of the Cut off Date, no more than approximately 5.98% of the Group 6 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

OCCUPANCY TYPE(1)-GROUP 6

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
OCCUPANCY TYPE                     LOANS       OUTSTANDING      OUTSTANDING
--------------                   --------   -----------------   -----------
Primary ......................       68       $33,460,997.28      100.00%
                                    ---       --------------      ------
Total ........................       68       $33,460,997.28      100.00%
                                    ===       ==============      ======

(1) Based upon representations of the related borrowers at the time of origination.

PROPERTY TYPE-GROUP 6

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING      OUTSTANDING
-------------                    --------   -----------------   -----------
Single Family ................       34       $17,450,658.00       52.15%
Planned Unit Development .....       19         8,949,750.15       26.75
Condominium ..................       13         6,175,459.15       18.46
Co-operative Unit ............        2           885,129.98        2.65
                                    ---       --------------      ------
Total ........................       68       $33,460,997.28      100.00%
                                    ===       ==============      ======

LOAN PURPOSE-GROUP 6

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Purchase .....................       57       $27,778,564.47       83.02%
Rate / Term Refi .............       10         4,682,432.81       13.99
Cash-out .....................        1         1,000,000.00        2.99
                                    ---       --------------      ------
Total ........................       68       $33,460,997.28      100.00%
                                    ===       ==============      ======

LOAN DOCUMENTATION-GROUP 6

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN DOCUMENTATION                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
Full .........................       54       $26,467,350.21       79.10%
Simply Signature .............       10         4,343,749.58       12.98
Reduced Documentation - NIV ..        4         2,649,897.49        7.92
                                    ---       --------------      ------
Total ........................       68       $33,460,997.28      100.00%
                                    ===       ==============      ======

MARGIN(1)-GROUP 6

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
MARGIN (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------                       --------   -----------------   -----------
2.250 ........................       66       $30,328,722.28       90.64%
2.500 ........................        2         3,132,275.00        9.36
                                    ---       --------------      ------
Total ........................       68       $33,460,997.28      100.00%
                                    ===       ==============      ======

(1) As of the Cut-off Date, the weighted average Margin of the Group 6 Mortgage Loans is expected to be approximately 2.273%.

MAXIMUM MORTGAGE RATE(1)-GROUP 6

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
MAXIMUM MORTGAGE RATE (%)          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
10.251 - 10.500 ..............        5       $ 2,978,503.93        8.90%
10.501 - 10.750 ..............        4         1,793,968.11        5.36
10.751 - 11.000 ..............       23        10,239,658.04       30.60
11.001 - 11.250 ..............       27        12,466,806.18       37.26
11.251 - 11.500 ..............        9         5,982,061.02       17.88
                                    ---       --------------      ------
Total ........................       68       $33,460,997.28      100.00%
                                    ===       ==============      ======

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 6 Mortgage Loans is expected to be approximately 11.053%.

NEXT RATE ADJUSTMENT DATE(1)-GROUP 6

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
NEXT RATE ADJUSTMENT DATE          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
July 2009 ....................       20       $10,644,699.47       31.81%
August 2009 ..................       11         4,535,066.25       13.55
September 2009 ...............       10         4,393,294.67       13.13
October 2009 .................       12         7,024,999.38       20.99
November 2009 ................        7         3,086,553.44        9.22
December 2009 ................        7         3,343,624.07        9.99
January 2010 .................        1           432,760.00        1.29
                                    ---       --------------      ------
Total ........................       68       $33,460,997.28      100.00%
                                    ===       ==============      ======

(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Group 6 Mortgage Loans is expected to be approximately 31 months.

CURRENT CREDIT SCORE(1)-GROUP 6

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT CREDIT SCORE               LOANS       OUTSTANDING      OUTSTANDING
--------------------             --------   -----------------   -----------
Not Available ................        1       $   441,640.92        1.32%
< = 600 ......................        1         2,000,000.00        5.98
601 - 620 ....................        1           500,000.00        1.49
621 - 640 ....................        2         1,466,356.33        4.38
641 - 660 ....................        3         2,029,210.84        6.06
661 - 680 ....................        2         1,548,998.09        4.63
681 - 700 ....................        7         3,155,531.81        9.43
701 - 720 ....................        3         1,325,665.78        3.96
721 - 740 ....................        8         3,487,843.22       10.42
741 - 760 ....................        8         3,322,190.54        9.93
761 - 780 ....................       12         5,834,545.28       17.44
781 - 800 ....................       15         6,344,463.53       18.96
801 - 820 ....................        4         1,583,000.00        4.73
821 - 840 ....................        1           421,550.94        1.26
                                    ---       --------------      ------
Total ........................       68       $33,460,997.28      100.00%
                                    ===       ==============      ======

(1) Based upon the lesser of the borrower's and co-borrower's, if any, credit score which was obtained from Experian within six months of the Closing Date. As of the Cut-off Date, the weighted average non-zero Current Credit Score of the Group 6 Mortgage Loans is expected to be approximately 730.

MORTGAGE GROUP 7

CUT-OFF DATE STATED PRINCIPAL BALANCE(1)-GROUP 7

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
CUT-OFF DATE STATED              MORTGAGE        BALANCE          BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
100,000.01 - 200,000.00 ......        1      $    118,619.94        0.07%
200,000.01 - 300,000.00 ......        1           219,768.35        0.13
300,000.01 - 400,000.00 ......       14         5,441,490.39        3.10
400,000.01 - 500,000.00 ......      115        51,306,665.60       29.21
500,000.01 - 600,000.00 ......       65        35,654,527.87       20.30
600,000.01 - 700,000.00 ......       34        21,849,132.42       12.44
700,000.01 - 800,000.00 ......       13         9,465,256.65        5.39
800,000.01 - 900,000.00 ......       17        14,397,166.62        8.20
900,000.01 - 1,000,000.00 ....       20        18,747,356.04       10.67
1,000,000.01 - 1,100,000.00 ..       14        14,375,829.62        8.19
1,200,000.01 - 1,300,000.00 ..        1         1,288,822.46        0.73
1,300,000.01 - 1,400,000.00 ..        2         2,766,551.10        1.58
                                    ---      ---------------      ------
Total ........................      297      $175,631,187.06      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the average Stated Principal Balance of the Group 7 Mortgage Loans is expected to be approximately $591,351.

CURRENT MORTGAGE RATES(1)-GROUP 7

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
CURRENT MORTGAGE                 MORTGAGE        BALANCE          BALANCE
RATES (%)                          LOANS       OUTSTANDING      OUTSTANDING
----------------                 --------   -----------------   -----------
3.501 - 3.750 ................        1      $    564,018.71        0.32%
3.751 - 4.000 ................        1           580,140.38        0.33
4.001 - 4.250 ................       12         6,563,301.87        3.74
4.251 - 4.500 ................       33        22,238,979.07       12.66
4.501 - 4.750 ................       66        37,407,643.87       21.30
4.751 - 5.000 ................      101        59,344,177.28       33.79
5.001 - 5.250 ................       66        38,568,188.24       21.96
5.251 - 5.500 ................       17        10,364,737.64        5.90
                                    ---      ---------------      ------
Total ........................      297      $175,631,187.06      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Group 7 Mortgage Loans is expected to be approximately 4.873%.

REMAINING TERM TO MATURITY(1)-GROUP 7

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
REMAINING TERM (MONTHS)            LOANS       OUTSTANDING      OUTSTANDING
-----------------------          --------   -----------------   -----------
306 - 310 ....................        1      $    926,744.55        0.53%
311 - 315 ....................      193       110,905,860.82       63.15
316 - 320 ....................      103        63,798,581.69       36.33
                                    ---      ---------------      ------
Total ........................      297      $175,631,187.06      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Group 7 Mortgage Loans is expected to be approximately 315.

ORIGINAL LOAN-TO-VALUE RATIOS(1)-GROUP 7

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
ORIGINAL LOAN-TO-VALUE           MORTGAGE        BALANCE          BALANCE
RATIOS (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
10.01 - 20.00 ................        3      $  2,271,097.82        1.29%
20.01 - 30.00 ................        9         6,236,502.02        3.55
30.01 - 40.00 ................       15         9,641,124.78        5.49
40.01 - 50.00 ................       25        15,639,565.41        8.90
50.01 - 60.00 ................       35        22,027,077.11       12.54
60.01 - 70.00 ................       51        34,484,870.26       19.63
70.01 - 75.00 ................       58        35,429,227.84       20.17
75.01 - 80.00 ................      101        49,901,721.82       28.41
                                    ---      ---------------      ------
Total ........................      297      $175,631,187.06      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Group 7 Mortgage Loans is expected to be approximately 64.20%.

CREDIT SCORE(1)-GROUP 7

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CREDIT SCORE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Not Available ................        1      $    416,583.16        0.24%
601 - 620 ....................        1           560,117.90        0.32
641 - 660 ....................        6         4,340,170.10        2.47
661 - 680 ....................       19        10,808,636.06        6.15
681 - 700 ....................       24        17,198,901.62        9.79
701 - 720 ....................       41        24,260,415.63       13.81
721 - 740 ....................       45        26,891,937.54       15.31
741 - 760 ....................       54        31,133,670.11       17.73
761 - 780 ....................       63        37,123,472.29       21.14
781 - 800 ....................       36        19,328,720.16       11.01
801 - 820 ....................        5         2,612,630.50        1.49
821 - 840 ....................        1           455,297.10        0.26
881 - 900 ....................        1           500,634.89        0.29
                                    ---      ---------------      ------
Total ........................      297      $175,631,187.06      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Group 7 Mortgage Loans is expected to be approximately 738. See "The Mortgage Loans - General" in this prospectus supplement.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)-GROUP 7

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
STATE                              LOANS       OUTSTANDING      OUTSTANDING
-----                            --------   -----------------   -----------
California ...................       93      $ 53,350,880.74       30.38%
New York .....................       66        41,303,372.22       23.52
Texas ........................       27        16,449,454.06        9.37
Florida ......................       23        13,842,392.20        7.88
Connecticut ..................       16         9,466,243.03        5.39
New Jersey ...................        9         5,711,793.18        3.25
Maryland .....................       10         5,580,313.33        3.18
Massachusetts ................        6         3,826,665.74        2.18
Illinois .....................        7         3,556,777.68        2.03
Virginia .....................        7         3,134,256.45        1.78
Oregon .......................        4         3,049,245.45        1.74
Colorado .....................        5         2,717,710.92        1.55
Arizona ......................        4         2,013,030.25        1.15
North Carolina ...............        3         1,852,884.49        1.05
Washington ...................        3         1,763,671.26        1.00
Georgia ......................        3         1,487,667.70        0.85
Nevada .......................        1         1,288,822.46        0.73
Minnesota ....................        2         1,196,831.15        0.68
Missouri .....................        2         1,170,647.99        0.67
Pennsylvania .................        2           909,906.96        0.52
Michigan .....................        1           603,930.60        0.34
District of Columbia .........        1           502,049.07        0.29
Ohio .........................        1           429,899.98        0.24
Alabama ......................        1           422,740.15        0.24
                                    ---      ---------------      ------
Total ........................      297      $175,631,187.06      100.00%
                                    ===      ===============      ======

(1) As of the Cut off Date, no more than approximately 2.53% of the Group 7 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

OCCUPANCY TYPE(1)-GROUP 7

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
OCCUPANCY TYPE                     LOANS       OUTSTANDING      OUTSTANDING
--------------                   --------   -----------------   -----------
Primary ......................      279      $166,224,143.66       94.64%
Secondary ....................       18         9,407,043.40        5.36
                                    ---      ---------------      ------
Total ........................      297      $175,631,187.06      100.00%
                                    ===      ===============      ======

(1) Based upon representations of the related borrowers at the time of origination.

PROPERTY TYPE-GROUP 7

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING      OUTSTANDING
-------------                    --------   -----------------   -----------
Single Family ................      177      $102,821,645.60       58.54%
Planned Unit Development .....       62        37,324,463.61       21.25
Condominium ..................       33        20,253,636.99       11.53
Co-operative Unit ............       23        13,897,444.71        7.91
Two-to Four- Family ..........        2         1,333,996.15        0.76
                                    ---      ---------------      ------
Total ........................      297      $175,631,187.06      100.00%
                                    ===      ===============      ======

LOAN PURPOSE-GROUP 7

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Rate / Term Refi .............      155      $ 94,240,486.69       53.66%
Purchase .....................      103        58,458,618.45       33.28
Cash-out .....................       39        22,932,081.92       13.06
                                    ---      ---------------      ------
Total ........................      297      $175,631,187.06      100.00%
                                    ===      ===============      ======

LOAN DOCUMENTATION-GROUP 7

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN DOCUMENTATION                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
Full .........................      254      $149,962,550.13       85.38%
Signature Series Refinance ...       34        18,044,600.85       10.27
Reduced Documentation - NIV ..        8         6,693,193.04        3.81
Simply Signature .............        1           930,843.04        0.53
                                    ---      ---------------      ------
Total ........................      297      $175,631,187.06      100.00%
                                    ===      ===============      ======


MARGIN(1)-GROUP 7

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
MARGIN (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------                       --------   -----------------   -----------
2.250 ........................      281      $158,939,642.31       90.50%
2.500 ........................       16        16,691,544.75        9.50
                                    ---      ---------------      ------
Total ........................      297      $175,631,187.06      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Margin of the Group 7 Mortgage Loans is expected to be approximately 2.274%.

MAXIMUM MORTGAGE RATE(1)-GROUP 7

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
MAXIMUM MORTGAGE RATE (%)          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
8.501 - 8.750 ................        1      $    564,018.71        0.32%
8.751 - 9.000 ................        1           580,140.38        0.33
9.001 - 9.250 ................       12         6,563,301.87        3.74
9.251 - 9.500 ................       33        22,238,979.07       12.66
9.501 - 9.750 ................       66        37,407,643.87       21.30
9.751 - 10.000 ...............      101        59,344,177.28       33.79
10.001 - 10.250 ..............       66        38,568,188.24       21.96
10.251 - 10.500 ..............       17        10,364,737.64        5.90
                                    ---      ---------------      ------
Total ........................      297      $175,631,187.06      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 7 Mortgage Loans is expected to be approximately 9.873%.

NEXT RATE ADJUSTMENT DATE(1)-GROUP 7

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
NEXT RATE ADJUSTMENT DATE          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
September 2009 ...............        1      $    926,744.55        0.53%
February 2010 ................        2         1,501,076.49        0.85
March 2010 ...................        8         4,878,066.25        2.78
April 2010 ...................       51        27,802,141.72       15.83
May 2010 .....................      132        76,724,576.36       43.69
June 2010 ....................      103        63,798,581.69       36.33
                                    ---      ---------------      ------
Total ........................      297      $175,631,187.06      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Group 7 Mortgage Loans is expected to be approximately 39 months.

CURRENT CREDIT SCORE(1)-GROUP 7

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT CREDIT SCORE               LOANS       OUTSTANDING      OUTSTANDING
--------------------             --------   -----------------   -----------
Not Available ................        2      $  1,351,007.44        0.77%
601 - 620 ....................        2           918,278.66        0.52
621 - 640 ....................        2         1,017,054.17        0.58
641 - 660 ....................        7         3,555,987.77        2.02
661 - 680 ....................        8         4,767,336.60        2.71
681 - 700 ....................       14         8,279,929.31        4.71
701 - 720 ....................       28        17,663,778.85       10.06
721 - 740 ....................       23        14,307,907.38        8.15
741 - 760 ....................       41        22,382,796.99       12.74
761 - 780 ....................       66        41,074,445.08       23.39
781 - 800 ....................       56        31,264,118.51       17.80
801 - 820 ....................       39        23,563,052.34       13.42
821 - 840 ....................        9         5,485,493.96        3.12
                                    ---      ---------------      ------
Total ........................      297      $175,631,187.06      100.00%
                                    ===      ===============      ======

(1) Based upon the lesser of the borrower's and co-borrower's, if any, credit score which was obtained from Experian within six months of the Closing Date. As of the Cut-off Date, the weighted average non-zero Current Credit Score of the Group 7 Mortgage Loans is expected to be approximately 759.

MORTGAGE GROUP 8

CUT-OFF DATE STATED PRINCIPAL BALANCE(1)-GROUP 8

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
CUT-OFF DATE STATED              MORTGAGE        BALANCE          BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
100,000.01 - 200,000.00 ......        2      $    285,574.82        0.07%
200,000.01 - 300,000.00 ......        9         2,364,532.69        0.54
300,000.01 - 400,000.00 ......       46        17,501,697.03        4.01
400,000.01 - 500,000.00 ......      249       112,475,809.77       25.77
500,000.01 - 600,000.00 ......      148        80,558,718.26       18.45
600,000.01 - 700,000.00 ......      109        69,919,672.06       16.02
700,000.01 - 800,000.00 ......       51        38,165,428.72        8.74
800,000.01 - 900,000.00 ......       34        28,979,587.91        6.64
900,000.01 - 1,000,000.00 ....       58        54,610,737.92       12.51
1,000,000.01 -
   1,100,000.00 ..............       19        19,525,293.83        4.47
1,100,000.01 -
   1,200,000.00 ..............        2         2,317,043.52        0.53
1,300,000.01 -
   1,400,000.00 ..............        1         1,351,114.32        0.31
1,400,000.01 -
   1,500,000.00 ..............        1         1,409,538.37        0.32
1,500,000.01 -
   2,000,000.00 ..............        4         7,054,057.91        1.62
                                    ---      ---------------      ------
Total ........................      733      $436,518,807.13      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the average Stated Principal Balance of the Group 8 Mortgage Loans is expected to be approximately $595,524.

CURRENT MORTGAGE RATES(1)-GROUP 8

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT MORTGAGE RATES (%)         LOANS       OUTSTANDING      OUTSTANDING
--------------------------       --------   -----------------   -----------
3.251 - 3.500 ................        3      $  1,824,578.32        0.42%
3.501 - 3.750 ................       20        10,857,258.61        2.49
3.751 - 4.000 ................       50        29,081,148.66        6.66
4.001 - 4.250 ................      138        83,122,640.60       19.04
4.251 - 4.500 ................      242       145,475,776.62       33.33
4.501 - 4.750 ................      132        76,819,897.89       17.60
4.751 - 5.000 ................      100        60,256,717.19       13.80
5.001 - 5.250 ................       39        24,088,266.53        5.52
5.251 - 5.500 ................        9         4,992,522.71        1.14
                                    ---      ---------------      ------
Total ........................      733      $436,518,807.13      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Group 8 Mortgage Loans is expected to be approximately 4.502%.

REMAINING TERM TO MATURITY(1)-GROUP 8

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
REMAINING TERM (MONTHS)            LOANS       OUTSTANDING      OUTSTANDING
-----------------------          --------   -----------------   -----------
196 - 200 ....................        1      $    613,982.95        0.14%
316 - 320 ....................      732       435,904,824.18       99.86
                                    ---      ---------------      ------
Total ........................      733      $436,518,807.13      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Group 8 Mortgage Loans is expected to be approximately 318.

ORIGINAL LOAN-TO-VALUE RATIOS(1)-GROUP 8

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF ORIGINAL                MORTGAGE        BALANCE          BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING      OUTSTANDING
-----------------------          --------   -----------------   -----------
00.01 - 10.00 ................        1      $    381,252.59        0.09%
10.01 - 20.00 ................        5         2,854,118.92        0.65
20.01 - 30.00 ................       29        18,007,518.58        4.13
30.01 - 40.00 ................       50        34,137,595.90        7.82
40.01 - 50.00 ................       76        48,424,459.51       11.09
50.01 - 60.00 ................       94        57,395,731.21       13.15
60.01 - 70.00 ................      152        95,154,698.02       21.80
70.01 - 75.00 ................      120        76,545,785.92       17.54
75.01 - 80.00 ................      205       103,203,949.97       23.64
85.01 - 90.00 ................        1           413,696.51        0.09
                                    ---      ---------------      ------
Total ........................      733      $436,518,807.13      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Group 8 Mortgage Loans is expected to be approximately 62.21%.

CREDIT SCORE(1)-GROUP 8

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
RANGE OF CREDIT SCORE              LOANS       OUTSTANDING      OUTSTANDING
---------------------            --------   -----------------   -----------
Not Available ................        2      $    954,448.60        0.22%
<= 600 .......................        1           524,425.56        0.12
601 - 620 ....................        5         2,464,749.68        0.56
621 - 640 ....................        8         4,817,644.18        1.10
641 - 660 ....................       11         5,446,383.00        1.25
661 - 680 ....................       49        28,024,876.84        6.42
681 - 700 ....................       63        42,940,485.70        9.84
701 - 720 ....................       84        50,411,235.90       11.55
721 - 740 ....................      104        59,936,311.01       13.73
741 - 760 ....................      138        84,099,127.12       19.27
761 - 780 ....................      175       102,999,529.42       23.60
781 - 800 ....................       86        49,939,571.35       11.44
801 - 820 ....................        7         3,960,018.77        0.91
                                    ---      ---------------      ------
Total ........................      733      $436,518,807.13      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Group 8 Mortgage Loans is expected to be approximately 739. See "The Mortgage Loans - General" in this prospectus supplement.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)-GROUP 8

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
STATE                              LOANS       OUTSTANDING      OUTSTANDING
-----                            --------   -----------------   -----------
New York .....................      211      $127,450,470.93        29.20%
California ...................      202       122,290,402.53       28.01
Connecticut ..................       51        32,047,127.08        7.34
Florida ......................       47        28,389,437.77        6.50
Texas ........................       30        17,734,998.75        4.06
New Jersey ...................       26        16,666,832.30        3.82
Massachusetts ................       21        12,958,270.48        2.97
Illinois .....................       20        11,121,362.16        2.55
Virginia .....................       22        11,065,193.39        2.53
Georgia ......................       11         5,520,211.28        1.26
Colorado .....................       10         5,176,175.31        1.19
Washington ...................        9         4,678,334.15        1.07
Maryland .....................       10         4,323,576.88        0.99
Missouri .....................        8         4,151,372.45        0.95
North Carolina ...............        6         3,974,587.27        0.91
District of Columbia .........        7         3,936,637.84        0.90
Pennsylvania .................        5         3,341,593.95        0.77
Utah .........................        5         2,906,904.70        0.67
Wisconsin ....................        2         2,291,051.79        0.52
Minnesota ....................        4         1,985,040.89        0.45
Michigan .....................        4         1,976,982.21        0.45
Oregon .......................        4         1,938,496.62        0.44
Idaho ........................        2         1,782,771.66        0.41
Ohio .........................        3         1,344,663.05        0.31
Arizona ......................        2         1,048,212.03        0.24
Hawaii .......................        1         1,032,896.84        0.24
Rhode Island .................        2           975,620.90        0.22
Kansas .......................        2           888,538.57        0.20
Wyoming ......................        1           796,289.74        0.18
Vermont ......................        1           688,742.38        0.16
Kentucky .....................        1           637,610.64        0.15
Oklahoma .....................        1           521,702.83        0.12
Delaware .....................        1           465,583.76        0.11
Indiana ......................        1           411,114.00        0.09
                                    ---      ---------------      ------
Total ........................      733      $436,518,807.13      100.00%
                                    ===      ===============      ======

(1) As of the Cut off Date, no more than approximately 2.84% of the Group 8 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

OCCUPANCY TYPE(1)-GROUP 8

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
OCCUPANCY TYPE                     LOANS       OUTSTANDING      OUTSTANDING
--------------                   --------   -----------------   -----------
Primary ......................      692      $408,410,755.48       93.56%
Secondary ....................       41        28,108,051.65        6.44
                                    ---      ---------------      ------
Total ........................      733      $436,518,807.13      100.00%
                                    ===      ===============      ======

(1) Based upon representations of the related borrowers at the time of origination.

PROPERTY TYPE-GROUP 8

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING      OUTSTANDING
-------------                    --------   -----------------   -----------
Single Family ................      446      $268,936,001.39       61.61%
Planned Unit Development .....      118        66,071,130.46       15.14
Co-operative Unit ............       94        56,313,162.65       12.90
Condominium ..................       69        40,721,169.78        9.33
Two-to Four- Family ..........        6         4,477,342.85        1.03
                                    ---      ---------------      ------
Total ........................      733      $436,518,807.13      100.00%
                                    ===      ===============      ======

LOAN PURPOSE-GROUP 8

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Rate / Term Refi .............      420      $256,787,072.58       58.83%
Purchase .....................      234       135,103,492.28       30.95
Cash-out .....................       79        44,628,242.27       10.22
                                    ---      ---------------      ------
Total ........................      733      $436,518,807.13      100.00%
                                    ===      ===============      ======

LOAN DOCUMENTATION-GROUP 8

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN DOCUMENTATION                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
Full .........................      608      $360,991,780.80       82.70%
Signature Series Refinance ...       73        39,925,519.24        9.15
Reduced Documentation - NIV ..       48        33,718,898.49        7.72
Simply Signature .............        4         1,882,608.60        0.43
                                    ---      ---------------      ------
Total ........................      733      $436,518,807.13      100.00%
                                    ===      ===============      ======

MARGIN(1)-GROUP 8

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
MARGIN (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------                       --------   -----------------   -----------
2.250 ........................      707      $407,655,944.22       93.39%
2.500 ........................       24        27,613,341.04        6.33
2.750 ........................        2         1,249,521.87        0.29
                                    ---      ---------------      ------
Total ........................      733      $436,518,807.13      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Margin of the Group 8 Mortgage Loans is expected to be approximately 2.267%.

MAXIMUM MORTGAGE RATE(1)-GROUP 8

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
MAXIMUM MORTGAGE RATE (%)          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
8.251 - 8.500 ................        3      $  1,824,578.32        0.42%
8.501 - 8.750 ................       20        10,857,258.61        2.49
8.751 - 9.000 ................       49        28,240,995.57        6.47
9.001 - 9.250 ................      139        83,962,793.69       19.23
9.251 - 9.500 ................      242       145,475,776.62       33.33
9.501 - 9.750 ................      132        76,819,897.89       17.60
9.751 - 10.000 ...............      100        60,256,717.19       13.80
10.001 - 10.250 ..............       39        24,088,266.53        5.52
10.251 - 10.500 ..............        9         4,992,522.71        1.14
                                    ---      ---------------      ------
Total ........................      733      $436,518,807.13      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 8 Mortgage Loans is expected to be approximately 9.502%.

NEXT RATE ADJUSTMENT DATE(1)-GROUP 8

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
NEXT RATE ADJUSTMENT DATE          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
July 2010 ....................      169      $101,774,039.04       23.31%
August 2010 ..................      245       141,992,734.26       32.53
September 2010 ...............      218       128,430,124.72       29.42
October 2010 .................      101        64,321,909.11       14.74
                                    ---      ---------------      ------
Total ........................      733      $436,518,807.13      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Group 8 Mortgage Loans is expected to be approximately 42 months.

CURRENT CREDIT SCORE(1)-GROUP 8

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
RANGE OF CURRENT CREDIT SCORE      LOANS       OUTSTANDING      OUTSTANDING
-----------------------------    --------   -----------------   -----------
Not Available ................        6      $  6,309,475.22        1.45%
< = 600 ......................        2           954,687.11        0.22
601 - 620 ....................        2           984,652.53        0.23
621 - 640 ....................        6         3,390,371.18        0.78
641 - 660 ....................       20        13,332,538.28        3.05
661 - 680 ....................       27        17,397,337.39        3.99
681 - 700 ....................       34        20,538,266.22        4.71
701 - 720 ....................       55        35,723,450.46        8.18
721 - 740 ....................       67        36,912,651.88        8.46
741 - 760 ....................       75        44,551,277.22       10.21
761 - 780 ....................      148        90,680,812.13       20.77
781 - 800 ....................      172        98,222,604.35       22.50
801 - 820 ....................      103        58,838,392.10       13.48
821 - 840 ....................       16         8,682,291.06        1.99
                                    ---      ---------------      ------
Total ........................      733      $436,518,807.13      100.00%
                                    ===      ===============      ======

(1) Based upon the lesser of the borrower's and co-borrower's, if any, credit score which was obtained from Experian within six months of the Closing Date. As of the Cut-off Date, the weighted average non-zero Current Credit Score of the Group 8 Mortgage Loans is expected to be approximately 758.

MORTGAGE GROUP 9

CUT-OFF DATE STATED PRINCIPAL BALANCE(1)-GROUP 9

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
CUT-OFF DATE STATED              MORTGAGE        BALANCE          BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
0.01 - 100,000.00 ............        1      $     40,448.96        0.02%
100,000.01 - 200,000.00 ......        1           139,938.51        0.07
200,000.01 - 300,000.00 ......        2           551,899.98        0.26
300,000.01 - 400,000.00 ......       11         4,121,379.00        1.97
400,000.01 - 500,000.00 ......      129        57,567,831.84       27.45
500,000.01 - 600,000.00 ......       53        29,152,453.93       13.90
600,000.01 - 700,000.00 ......       38        24,161,544.36       11.52
700,000.01 - 800,000.00 ......       23        17,266,812.66        8.23
800,000.01 - 900,000.00 ......       16        13,740,458.61        6.55
900,000.01 - 1,000,000.00 ....       28        26,584,449.29       12.68
1,000,000.01 - 1,100,000.00...       26        27,552,779.91       13.14
1,300,000.01 - 1,400,000.00...        1         1,348,320.13        0.64
1,400,000.01 - 1,500,000.00...        1         1,402,252.34        0.67
1,500,000.01 - 2,000,000.00...        2         3,805,595.43        1.81
2,000,000.01 - 2,500,000.00...        1         2,250,000.00        1.07
                                    ---      ---------------      ------
Total ........................      333      $209,686,164.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the average Stated Principal Balance of the Group 9 Mortgage Loans is expected to be approximately $629,688.

CURRENT MORTGAGE RATES(1)-GROUP 9

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF CURRENT                 MORTGAGE        BALANCE          BALANCE
MORTGAGE RATES (%)                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
3.751 - 4.000 ................        3      $  2,207,375.42        1.05%
4.001 - 4.250 ................       19        14,597,054.83        6.96
4.251 - 4.500 ................       44        28,694,502.44       13.68
4.501 - 4.750 ................       86        54,523,509.25       26.00
4.751 - 5.000 ................       78        47,723,983.81       22.76
5.001 - 5.250 ................       68        40,363,651.27       19.25
5.251 - 5.500 ................       35        21,576,087.93       10.29
                                    ---      ---------------      ------
Total ........................      333      $209,686,164.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Group 9 Mortgage Loans is expected to be approximately 4.835%.

REMAINING TERM TO MATURITY(1)-GROUP 9

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
REMAINING TERM (MONTHS)            LOANS       OUTSTANDING      OUTSTANDING
-----------------------          --------   -----------------   -----------
311 - 315 ....................        7      $  4,521,913.03        2.16%
316 - 320 ....................       66        50,451,779.29       24.06
321 - 325 ....................      131        81,005,339.91       38.63
326 - 330 ....................      129        73,707,132.72       35.15
                                    ---      ---------------      ------
Total ........................      333      $209,686,164.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Group 9 Mortgage Loans is expected to be approximately 323.

ORIGINAL LOAN-TO-VALUE RATIOS(1)-GROUP 9

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF ORIGINAL                MORTGAGE        BALANCE          BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING      OUTSTANDING
------------------------         --------   -----------------   -----------
10.01 - 20.00 ................        3      $  1,300,593.88        0.62%
20.01 - 30.00 ................        8         5,896,322.02        2.81
30.01 - 40.00 ................       13         8,529,094.44        4.07
40.01 - 50.00 ................       30        22,397,548.66       10.68
50.01 - 60.00 ................       43        29,521,342.85       14.08
60.01 - 70.00 ................       81        58,411,799.26       27.86
70.01 - 75.00 ................       54        32,002,408.93       15.26
75.01 - 80.00 ................      101        51,627,054.91       24.62
                                    ---      ---------------      ------
Total ........................      333      $209,686,164.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Group 9 Mortgage Loans is expected to be approximately 64.31%.

CREDIT SCORE(1)-GROUP 9

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
RANGE OF CREDIT SCORE              LOANS       OUTSTANDING      OUTSTANDING
---------------------            --------   -----------------   -----------
621 - 640 ....................        7      $  4,656,956.07        2.22%
641 - 660 ....................       16         9,668,534.31        4.61
661 - 680 ....................        9         5,350,633.06        2.55
681 - 700 ....................       29        18,081,172.12        8.62
701 - 720 ....................       50        32,904,964.56       15.69
721 - 740 ....................       36        24,296,977.66       11.59
741 - 760 ....................       67        40,184,013.62       19.16
761 - 780 ....................       86        52,910,545.54       25.23
781 - 800 ....................       28        18,282,763.42        8.72
801 - 820 ....................        5         3,349,604.59        1.60
                                    ---      ---------------      ------
Total ........................      333      $209,686,164.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Group 9 Mortgage Loans is expected to be approximately 737. See "The Mortgage Loans - General" in this prospectus supplement.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)-GROUP 9

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
STATE                              LOANS       OUTSTANDING      OUTSTANDING
-----                            --------   -----------------   -----------
New York .....................       91      $ 61,181,799.69       29.18%
California ...................      102        59,737,872.34       28.49
Connecticut ..................       20        15,121,494.28        7.21
Florida ......................       23        14,917,098.80        7.11
New Jersey ...................       16         9,328,157.66        4.45
Maryland .....................       10         7,289,947.44        3.48
Virginia .....................        9         5,462,547.29        2.61
Illinois .....................        9         5,278,008.26        2.52
Massachusetts ................        7         4,223,808.93        2.01
Texas ........................        6         3,374,022.32        1.61
Georgia ......................        5         3,288,200.54        1.57
North Carolina ...............        5         2,720,964.49        1.30
Utah .........................        3         2,589,492.67        1.23
District of Columbia..........        5         2,474,722.05        1.18
Colorado .....................        3         2,353,985.25        1.12
Nevada .......................        4         2,268,541.30        1.08
Washington ...................        3         1,617,742.07        0.77
Pennsylvania .................        3         1,526,263.23        0.73
Oregon .......................        1         1,022,493.28        0.49
Michigan .....................        2           831,879.44        0.40
Rhode Island .................        1           646,794.86        0.31
Louisiana ....................        1           548,629.10        0.26
Arizona ......................        1           514,438.82        0.25
Alabama ......................        1           491,080.88        0.23
Missouri .....................        1           450,762.89        0.21
Tennessee ....................        1           425,417.07        0.20
                                    ---      ---------------      ------
Total ........................      333      $209,686,164.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut off Date, no more than approximately 3.85% of the Group 9 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

OCCUPANCY TYPE(1)-GROUP 9

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
OCCUPANCY TYPE                     LOANS       OUTSTANDING      OUTSTANDING
--------------                   --------   -----------------   -----------
Primary ......................      321      $203,199,918.70       96.91%
Secondary ....................       11         5,839,451.39        2.78
Investment ...................        1           646,794.86        0.31
                                    ---      ---------------      ------
Total ........................      333      $209,686,164.95      100.00%
                                    ===      ===============      ======

(1) Based upon representations of the related borrowers at the time of origination.

PROPERTY TYPE-GROUP 9

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING      OUTSTANDING
-------------                    --------   -----------------   -----------
Single Family ................      185      $119,379,001.37       56.93%
Planned Unit Development .....       57        33,639,889.52       16.04
Co-operative Unit ............       43        28,271,365.81       13.48
Condominium ..................       47        27,984,194.57       13.35
Two-to Four- Family ..........        1           411,713.68        0.20
                                    ---      ---------------      ------
Total ........................      333      $209,686,164.95      100.00%
                                    ===      ===============      ======

LOAN PURPOSE-GROUP 9

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Purchase .....................      179      $111,731,093.59       53.28%
Rate / Term Refi .............      114        73,854,647.17       35.22
Cash-out .....................       40        24,100,424.19       11.49
                                    ---      ---------------      ------
Total ........................      333      $209,686,164.95      100.00%
                                    ===      ===============      ======

LOAN DOCUMENTATION-GROUP 9

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN DOCUMENTATION                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
Full .........................      273      $176,165,436.10       84.01%
Reduced Documentation - NIV ..       22        13,685,619.31        6.53
Signature Series Refinance ...       22        11,877,079.20        5.66
Simply Signature .............       16         7,958,030.34        3.80
                                    ---      ---------------      ------
Total ........................      333      $209,686,164.95      100.00%
                                    ===      ===============      ======

MARGIN(1)-GROUP 9

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
MARGIN (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------                       --------   -----------------   -----------
2.250 ........................      328      $202,557,450.35       96.60%
2.500 ........................        5         7,128,714.60        3.40
                                    ---      ---------------      ------
Total ........................      333      $209,686,164.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Margin of the Group 9 Mortgage Loans is expected to be approximately 2.258%.

MAXIMUM MORTGAGE RATE(1)-GROUP 9

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
MAXIMUM MORTGAGE RATE (%)          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
8.751 - 9.000 ................        3      $  2,207,375.42        1.05%
9.001 - 9.250 ................       19        14,597,054.83        6.96
9.251 - 9.500 ................       44        28,694,502.44       13.68
9.501 - 9.750 ................       86        54,523,509.25       26.00
9.751 - 10.000 ...............       78        47,723,983.81       22.76
10.001 - 10.250 ..............       68        40,363,651.27       19.25
10.251 - 10.500 ..............       35        21,576,087.93       10.29
                                    ---      ---------------      ------
Total ........................      333      $209,686,164.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 9 Mortgage Loans is expected to be approximately 9.835%.

NEXT RATE ADJUSTMENT DATE(1)-GROUP 9

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
NEXT RATE ADJUSTMENT DATE          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
April 2010 ...................        1      $    440,000.00        0.21%
May 2010 .....................        6         4,081,913.03        1.95
June 2010 ....................        9         6,072,718.65        2.90
July 2010 ....................       17        12,526,926.47        5.97
August 2010 ..................       19        15,823,817.64        7.55
September 2010 ...............       15        11,525,696.89        5.50
October 2010 .................        6         4,502,619.64        2.15
November 2010 ................       55        33,597,733.96       16.02
December 2010 ................       33        20,914,030.49        9.97
January 2011 .................       15         9,753,051.82        4.65
February 2011 ................        9         5,364,364.52        2.56
March 2011 ...................       19        11,376,159.12        5.43
April 2011 ...................       28        18,805,682.23        8.97
May 2011 .....................       66        37,115,506.77       17.70
June 2011 ....................       35        17,785,943.72        8.48
                                    ---      ---------------      ------
Total ........................      333      $209,686,164.95      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Group 9 Mortgage Loans is expected to be approximately 47 months.

CURRENT CREDIT SCORE(1)-GROUP 9

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT CREDIT SCORE               LOANS       OUTSTANDING      OUTSTANDING
--------------------             --------   -----------------   -----------
Not Available ................        3      $  2,638,392.23        1.26%
< = 600 ......................        3         1,706,742.63        0.81
601 - 620 ....................        1           480,847.93        0.23
621 - 640 ....................        4         2,679,052.70        1.28
641 - 660 ....................       12         7,139,225.87        3.40
661 - 680 ....................        9         6,153,282.29        2.93
681 - 700 ....................       25        15,818,501.58        7.54
701 - 720 ....................       23        15,435,936.04        7.36
721 - 740 ....................       38        22,698,210.64       10.82
741 - 760 ....................       46        27,894,821.84       13.30
761 - 780 ....................       67        43,828,970.68       20.90
781 - 800 ....................       50        30,839,401.54       14.71
801 - 820 ....................       45        27,305,855.52       13.02
821 - 840 ....................        7         5,066,923.46        2.42
                                    ---      ---------------      ------
Total ........................      333      $209,686,164.95      100.00%
                                    ===      ===============      ======

(1) Based upon the lesser of the borrower's and co-borrower's, if any, credit score which was obtained from Experian within six months of the Closing Date. As of the Cut-off Date, the weighted average non-zero Current Credit Score of the Group 9 Mortgage Loans is expected to be approximately 752.

MORTGAGE GROUP 10

CUT-OFF DATE STATED PRINCIPAL BALANCE(1)-GROUP 10

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
CUT-OFF DATE STATED              MORTGAGE        BALANCE          BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
100,000.01 - 200,000.00 ......        1      $    132,500.00        0.09%
200,000.01 - 300,000.00 ......        1           297,855.43        0.21
300,000.01 - 400,000.00 ......        6         2,208,830.13        1.52
400,000.01 - 500,000.00 ......      251       110,197,404.40       76.08
500,000.01 - 600,000.00 ......       13         7,186,687.39        4.96
600,000.01 - 700,000.00 ......        8         5,099,895.98        3.52
700,000.01 - 800,000.00 ......        4         3,050,684.29        2.11
800,000.01 - 900,000.00 ......        2         1,677,612.67        1.16
900,000.01 - 1,000,000.00 ....        2         1,949,996.46        1.35
1,000,000.01 - 1,100,000.00 ..        7         7,434,946.15        5.13
1,200,000.01 - 1,300,000.00 ..        1         1,250,000.00        0.86
1,300,000.01 - 1,400,000.00 ..        1         1,321,998.75        0.91
1,400,000.01 - 1,500,000.00 ..        1         1,440,000.00        0.99
1,500,000.01 - 2,000,000.00 ..        1         1,600,000.00        1.10
                                    ---      ---------------      ------
Total ........................      299      $144,848,411.65      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the average Stated Principal Balance of the Group 10 Mortgage Loans is expected to be approximately $484,443.

CURRENT MORTGAGE RATES(1)-GROUP 10

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT MORTGAGE RATES (%)         LOANS       OUTSTANDING      OUTSTANDING
--------------------------       --------   -----------------   -----------
4.001 - 4.250 ................        1      $    419,221.00        0.29%
4.251 - 4.500 ................        6         2,733,951.52        1.89
4.501 - 4.750 ................       13         5,656,065.81        3.90
4.751 - 5.000 ................       50        23,634,700.60       16.32
5.001 - 5.250 ................      144        70,273,664.49       48.52
5.251 - 5.500 ................       84        41,570,808.23       28.70
6.751 - 7.000 ................        1           560,000.00        0.39
                                    ---      ---------------      ------
Total ........................      299      $144,848,411.65      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Group 10 Mortgage Loans is expected to be approximately 5.177%.

REMAINING TERM TO MATURITY(1)-GROUP 10

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
REMAINING TERM (MONTHS)            LOANS       OUTSTANDING      OUTSTANDING
-----------------------          --------   -----------------   -----------
326 - 330 ....................       17      $  7,502,371.55        5.18%
331 - 335 ....................      132        60,789,594.76       41.97
336 - 340 ....................      148        75,026,445.34       51.80
356 - 360 ....................        2         1,530,000.00        1.06
                                    ---      ---------------      ------
Total ........................      299      $144,848,411.65      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Group 10 Mortgage Loans is expected to be approximately 336.

ORIGINAL LOAN-TO-VALUE RATIOS(1)-GROUP 10

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF ORIGINAL                MORTGAGE        BALANCE          BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING      OUTSTANDING
------------------------         --------   -----------------   -----------
20.01 - 30.00 ................        2      $    924,999.99        0.64%
30.01 - 40.00 ................        6         2,624,264.95        1.81
40.01 - 50.00 ................       12         5,324,766.99        3.68
50.01 - 60.00 ................       30        13,753,973.03        9.50
60.01 - 70.00 ................       49        28,375,177.37       19.59
70.01 - 75.00 ................       39        19,843,548.35       13.70
75.01 - 80.00 ................      160        73,579,429.23       50.80
80.01 - 85.00 ................        1           422,251.74        0.29
                                    ---      ---------------      ------
Total ........................      299      $144,848,411.65      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Group 10 Mortgage Loans is expected to be approximately 71.40%.

CREDIT SCORE(1)-GROUP 10

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CREDIT SCORE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
<= 600 .......................        1      $    979,996.46        0.68%
641 - 660 ....................        5         2,429,528.37        1.68
661 - 680 ....................       18         9,349,614.34        6.45
681 - 700 ....................       33        16,390,731.93       11.32
701 - 720 ....................       28        14,286,929.92        9.86
721 - 740 ....................       35        17,480,196.26       12.07
741 - 760 ....................       53        25,358,354.26       17.51
761 - 780 ....................       61        28,118,153.34       19.41
781 - 800 ....................       53        25,336,239.21       17.49
801 - 820 ....................       12         5,118,667.56        3.53
                                    ---      ---------------      ------
Total ........................      299      $144,848,411.65      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Group 10 Mortgage Loans is expected to be approximately 742. See "The Mortgage Loans - General" in this prospectus supplement.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)-GROUP 10

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
STATE                              LOANS       OUTSTANDING      OUTSTANDING
-----                            --------   -----------------   -----------
California ...................      144      $ 67,069,051.49       46.30%
New York .....................       43        23,231,655.85       16.04
Florida ......................       28        13,385,188.07        9.24
New Jersey ...................       19        10,005,979.29        6.91
Virginia .....................       14         6,148,234.70        4.24
Connecticut ..................        6         4,185,907.68        2.89
Georgia ......................        7         3,007,077.50        2.08
Texas ........................        5         2,779,431.33        1.92
Illinois .....................        5         2,276,348.37        1.57
Nevada .......................        4         1,978,833.86        1.37
Colorado .....................        4         1,790,677.55        1.24
Maryland .....................        4         1,763,170.33        1.22
Washington ...................        3         1,690,902.66        1.17
Massachusetts ................        3         1,255,675.48        0.87
Arizona ......................        2           889,224.10        0.61
Pennsylvania .................        2           876,093.47        0.60
Michigan .....................        2           866,280.38        0.60
North Carolina ...............        2           836,749.86        0.58
District of Columbia .........        1           406,929.68        0.28
Ohio .........................        1           405,000.00        0.28
                                    ---      ---------------      ------
Total ........................      299      $144,848,411.65      100.00%
                                    ===      ===============      ======

(1) As of the Cut off Date, no more than approximately 2.32% of the Group 10 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

OCCUPANCY TYPE(1)-GROUP 10

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
OCCUPANCY TYPE                     LOANS       OUTSTANDING      OUTSTANDING
--------------                   --------   -----------------   -----------
Primary ......................      294      $142,561,290.42       98.42%
Secondary ....................        5         2,287,121.23        1.58
                                    ---      ---------------      ------
Total ........................      299      $144,848,411.65      100.00%
                                    ===      ===============      ======

(1) Based upon representations of the related borrowers at the time of origination.

PROPERTY TYPE-GROUP 10

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING      OUTSTANDING
-------------                    --------   -----------------   -----------
Single Family ................      162      $ 79,709,239.11       55.03%
Planned Unit Development .....       69        31,950,363.57       22.06
Condominium ..................       50        23,693,494.13       16.36
Co-operative Unit ............       17         8,525,314.84        5.89
Two-to Four- Family ..........        1           970,000.00        0.67
                                    ---      ---------------      ------
Total ........................      299      $144,848,411.65      100.00%
                                    ===      ===============      ======

LOAN PURPOSE-GROUP 10

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Purchase .....................      191      $ 89,936,702.12       62.09%
Rate / Term Refi .............       58        30,203,337.69       20.85
Cash-out .....................       50        24,708,371.84       17.06
                                    ---      ---------------      ------
Total ........................      299      $144,848,411.65      100.00%
                                    ===      ===============      ======

LOAN DOCUMENTATION-GROUP 10

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN DOCUMENTATION                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
Full .........................      205      $101,258,449.24       69.91%
Simply Signature .............       59        26,411,391.69       18.23
Signature Series Refinance ...       31        13,754,985.12        9.50
Reduced Documentation - NIV ..        4         3,423,585.60        2.36
                                    ---      ---------------      ------
Total ........................      299      $144,848,411.65      100.00%
                                    ===      ===============      ======

MARGIN(1)-GROUP 10

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
MARGIN (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------                       --------   -----------------   -----------
2.250 ........................      296      $140,486,412.90       96.99%
2.500 ........................        3         4,361,998.75        3.01
                                    ---      ---------------      ------
Total ........................      299      $144,848,411.65      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Margin of the Group 10 Mortgage Loans is expected to be approximately 2.258%.

MAXIMUM MORTGAGE RATE(1)-GROUP 10

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
MAXIMUM MORTGAGE RATE (%)          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
9.001 - 9.250 ................        1      $    419,221.00        0.29%
9.251 - 9.500 ................        6         2,733,951.52        1.89
9.501 - 9.750 ................       13         5,656,065.81        3.90
9.751 - 10.000 ...............       50        23,634,700.60       16.32
10.001 - 10.250 ..............      144        70,273,664.49       48.52
10.251 - 10.500 ..............       84        41,570,808.23       28.70
11.751 - 12.000 ..............        1           560,000.00        0.39
                                    ---      ---------------      ------
Total ........................      299      $144,848,411.65      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 10 Mortgage Loans is expected to be approximately 10.177%.

NEXT RATE ADJUSTMENT DATE(1)-GROUP 10

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
NEXT RATE ADJUSTMENT DATE          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
July 2011 ....................       11      $  4,904,379.15        3.39%
August 2011 ..................        6         2,597,992.40        1.79
September 2011 ...............       16         6,923,264.71        4.78
October 2011 .................       25        10,825,322.64        7.47
November 2011 ................       39        18,587,148.63       12.83
December 2011 ................       41        19,672,357.47       13.58
January 2012 .................       11         4,781,501.31        3.30
February 2012 ................       14         6,881,048.30        4.75
March 2012 ...................       35        16,193,289.44       11.18
April 2012 ...................       77        38,466,678.35       26.56
May 2012 .....................       17        11,063,905.40        7.64
June 2012 ....................        5         2,421,523.85        1.67
October 2013 .................        1           560,000.00        0.39
January 2014 .................        1           970,000.00        0.67
                                    ---      ---------------      ------
Total ........................      299      $144,848,411.65      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Group 10 Mortgage Loans is expected to be approximately 60 months.

CURRENT CREDIT SCORE(1)-GROUP 10

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT CREDIT SCORE               LOANS       OUTSTANDING      OUTSTANDING
--------------------             --------   -----------------   -----------
Not Available ................        3      $  2,513,255.46        1.74%
< = 600 ......................        1           462,360.00        0.32
601 - 620 ....................        4         2,560,387.50        1.77
621 - 640 ....................        2         1,497,598.23        1.03
641 - 660 ....................        6         2,854,423.51        1.97
661 - 680 ....................       12         5,763,333.29        3.98
681 - 700 ....................       21         9,491,761.28        6.55
701 - 720 ....................       26        13,304,798.76        9.19
721 - 740 ....................       24        10,863,735.95        7.50
741 - 760 ....................       43        20,817,044.74       14.37
761 - 780 ....................       64        32,014,964.71       22.10
781 - 800 ....................       62        28,563,408.73       19.72
801 - 820 ....................       26        11,934,634.06        8.24
821 - 840 ....................        5         2,206,705.43        1.52
                                    ---      ---------------      ------
Total ........................      299      $144,848,411.65      100.00%
                                    ===      ===============      ======

(1) Based upon the lesser of the borrower's and co-borrower's, if any, credit score which was obtained from Experian within six months of the Closing Date. As of the Cut-off Date, the weighted average non-zero Current Credit Score of the Group 10 Mortgage Loans is expected to be approximately 751.

MORTGAGE POOL II

CUT-OFF DATE STATED PRINCIPAL BALANCE(1)-POOL 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
CUT-OFF DATE STATED              MORTGAGE        BALANCE          BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
0.01 - 100,000.00 ............         5    $      235,514.84       0.02%
100,000.01 - 200,000.00 ......        28         4,493,496.31       0.40
200,000.01 - 300,000.00 ......        28         7,178,414.50       0.64
300,000.01 - 400,000.00 ......        48        17,157,545.38       1.53
400,000.01 - 500,000.00 ......       288       137,402,106.94      12.23
500,000.01 - 600,000.00 ......       460       252,443,065.24      22.47
600,000.01 - 700,000.00 ......       306       197,055,543.32      17.54
700,000.01 - 800,000.00 ......        89        67,091,533.87       5.97
800,000.01 - 900,000.00 ......        73        62,161,693.42       5.53
900,000.01 - 1,000,000.00 ....       100        96,919,849.75       8.63
1,000,000.01 - 1,100,000.00 ..        77        83,061,731.39       7.39
1,100,000.01 - 1,200,000.00 ..        16        18,893,376.65       1.68
1,200,000.01 - 1,300,000.00 ..        21        26,206,315.68       2.33
1,300,000.01 - 1,400,000.00 ..        13        17,515,179.83       1.56
1,400,000.01 - 1,500,000.00 ..        30        44,002,723.90       3.92
1,500,000.01 - 2,000,000.00 ..        33        61,650,114.35       5.49
2,000,000.01 - 2,500,000.00 ..         9        20,867,351.64       1.86
2,500,000.01 - 3,000,000.00 ..         2         6,000,000.00       0.53
3,000,000.01 - 3,500,000.00 ..         1         3,168,750.00       0.28
                                   -----    -----------------     ------
Total ........................     1,627    $1,123,504,307.01     100.00%
                                   =====    =================     ======

(1) As of the Cut-off Date, the average Stated Principal Balance of the Pool II Mortgage Loans is expected to be approximately $690,537.

CURRENT MORTGAGE RATES(1)-POOL 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT MORTGAGE RATES (%)         LOANS       OUTSTANDING      OUTSTANDING
--------------------------       --------   -----------------   -----------
3.751 - 4.000 ................         1    $      607,000.39       0.05%
4.001 - 4.250 ................         4         3,500,898.54       0.31
4.251 - 4.500 ................         2         1,225,519.70       0.11
4.501 - 4.750 ................         7         5,655,355.05       0.50
4.751 - 5.000 ................        11         7,449,115.43       0.66
5.001 - 5.250 ................        15        12,978,177.23       1.16
5.251 - 5.500 ................        82        59,339,785.01       5.28
5.501 - 5.750 ................       222       161,980,654.65      14.42
5.751 - 6.000 ................       445       311,684,690.14      27.74
6.001 - 6.250 ................       384       265,208,075.58      23.61
6.251 - 6.500 ................       276       185,116,368.64      16.48
6.501 - 6.750 ................       118        79,770,015.47       7.10
6.751 - 7.000 ................        48        24,344,889.61       2.17
7.001 - 7.250 ................        11         4,103,761.57       0.37
7.251 - 7.500 ................         1           540,000.00       0.05
                                   -----    -----------------     ------
Total ........................     1,627    $1,123,504,307.01     100.00%
                                   =====    =================     ======

(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Pool II Mortgage Loans is expected to be approximately 6.069%.

REMAINING TERM TO MATURITY(1)-POOL 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
REMAINING TERM (MONTHS)            LOANS       OUTSTANDING      OUTSTANDING
-----------------------          --------   -----------------   -----------
176 - 180 ....................         1    $      960,000.00       0.09%
316 - 320 ....................         1           607,000.39       0.05
326 - 330 ....................         4         3,026,745.31       0.27
331 - 335 ....................         2         1,743,476.55       0.16
336 - 340 ....................         3         1,465,230.54       0.13
341 - 345 ....................         3         1,168,495.91       0.10
346 - 350 ....................       959       667,180,950.50      59.38
351 - 355 ....................        85        39,767,973.95       3.54
356 - 360 ....................       569       407,584,433.86      36.28
                                   -----    -----------------     ------
Total ........................     1,627    $1,123,504,307.01     100.00%
                                   =====    =================     ======

(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Pool II Mortgage Loans is expected to be approximately 352.

ORIGINAL LOAN-TO-VALUE RATIOS(1)-POOL 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
ORIGINAL LOAN-TO-VALUE           MORTGAGE        BALANCE          BALANCE
RATIOS (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
00.01 - 10.00 ................         1    $      221,992.00       0.02%
10.01 - 20.00 ................         7         3,777,569.53       0.34
20.01 - 30.00 ................        25        19,836,012.67       1.77
30.01 - 40.00 ................        33        24,897,278.94       2.22
40.01 - 50.00 ................        73        63,495,832.37       5.65
50.01 - 60.00 ................       138       116,030,674.60      10.33
60.01 - 70.00 ................       301       264,397,526.49      23.53
70.01 - 75.00 ................       201       142,652,464.93      12.70
75.01 - 80.00 ................       819       476,401,636.96      42.40
80.01 - 85.00 ................         7         3,176,463.94       0.28
85.01 - 90.00 ................        15         6,773,500.35       0.60
90.01 - 95.00 ................         7         1,843,354.23       0.16
                                   -----    -----------------     ------
Total ........................     1,627    $1,123,504,307.01     100.00%
                                   =====    =================     ======

(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Pool II Mortgage Loans is expected to be approximately 69.53%.

CREDIT SCORE(1)-POOL 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CREDIT SCORE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
<= 600 .......................        11    $    7,525,228.61       0.67%
601 - 620 ....................         8         6,023,270.28       0.54
621 - 640 ....................        23        18,199,932.60       1.62
641 - 660 ....................        48        31,330,751.07       2.79
661 - 680 ....................        78        51,451,117.35       4.58
681 - 700 ....................       137        95,340,089.40       8.49
701 - 720 ....................       211       139,753,011.07      12.44
721 - 740 ....................       245       160,704,293.35      14.30
741 - 760 ....................       254       181,526,461.26      16.16
761 - 780 ....................       271       185,841,980.68      16.54
781 - 800 ....................       234       172,744,688.90      15.38
801 - 820 ....................        93        62,643,977.13       5.58
821 - 840 ....................        14        10,419,505.31       0.93
                                   -----    -----------------     ------
Total ........................     1,627    $1,123,504,307.01     100.00%
                                   =====    =================     ======

(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Pool II Mortgage Loans is expected to be approximately 741. See "The Mortgage Loans - General" in this prospectus supplement.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)-POOL 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
STATE                              LOANS       OUTSTANDING      OUTSTANDING
-----                            --------   -----------------   -----------
California ...................       743    $  492,757,541.37      43.86%
New York .....................       221       182,683,527.90      16.26
Florida ......................       143        90,478,819.29       8.05
New Jersey ...................        66        49,518,825.66       4.41
Arizona ......................        60        37,780,832.02       3.36
Connecticut ..................        34        32,476,829.71       2.89
Texas ........................        42        32,410,335.86       2.88
Illinois .....................        48        32,375,247.63       2.88
Virginia .....................        35        19,422,458.80       1.73
Pennsylvania .................        23        17,966,941.88       1.60
Michigan .....................        28        17,087,109.81       1.52
Maryland .....................        30        16,317,538.67       1.45
Nevada .......................        18        13,249,286.80       1.18
Massachusetts ................        15        11,909,970.66       1.06
Colorado .....................        17        11,869,160.06       1.06
Georgia ......................        15         8,750,050.49       0.78
Oregon .......................        13         8,677,407.44       0.77
Washington ...................        13         7,096,957.81       0.63
North Carolina ...............         8         5,866,339.68       0.52
Hawaii .......................         9         5,590,433.61       0.50
Utah .........................         5         4,157,293.47       0.37
Wyoming ......................         2         3,477,350.58       0.31
Ohio .........................         7         3,110,184.57       0.28
Indiana ......................         4         2,995,594.35       0.27
District of Columbia .........         3         2,829,324.50       0.25
Maine ........................         4         2,489,173.70       0.22
Wisconsin ....................         2         1,267,844.03       0.11
Idaho ........................         1         1,200,000.00       0.11
Kentucky .....................         2         1,014,674.12       0.09
New Mexico ...................         1           985,372.82       0.09
South Carolina ...............         3           911,725.48       0.08
Alabama ......................         3           815,239.70       0.07
Minnesota ....................         2           713,798.47       0.06
Rhode Island .................         1           688,000.00       0.06
Nebraska .....................         1           608,435.34       0.05
Tennessee ....................         1           560,000.00       0.05
Vermont ......................         1           544,000.00       0.05
Louisiana ....................         1           379,680.77       0.03
Missouri .....................         1           290,999.96       0.03
Kansas .......................         1           180,000.00       0.02
                                   -----    -----------------     ------
Total ........................     1,627    $1,123,504,307.01     100.00%
                                   =====    =================     ======

(1) As of the Cut off Date, no more than approximately 1.08% of the Pool 2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

OCCUPANCY TYPE(1)-POOL 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
OCCUPANCY TYPE                     LOANS       OUTSTANDING      OUTSTANDING
--------------                   --------   -----------------   -----------
Primary ......................     1,463    $1,005,443,287.00      89.49%
Secondary ....................       163       117,425,770.01      10.45
Investment ...................         1           635,250.00       0.06
                                   -----    -----------------     ------
Total ........................     1,627    $1,123,504,307.01     100.00%
                                   =====    =================     ======

(1) Based upon representations of the related borrowers at the time of origination.

PROPERTY TYPE-POOL 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING      OUTSTANDING
-------------                    --------   -----------------   -----------
Single Family ................       844    $  590,267,658.01      52.54%
Planned Unit Development .....       418       285,543,517.30      25.42
Condominium ..................       304       204,287,231.57      18.18
Co-operative Unit ............        51        37,037,970.50       3.30
Two-to Four- Family ..........        10         6,367,929.63       0.57
                                   -----    -----------------     ------
Total ........................     1,627    $1,123,504,307.01     100.00%
                                   =====    =================     ======

LOAN PURPOSE-POOL 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Purchase .....................     1,085    $  764,578,498.97      68.05%
Cash-out .....................       316       191,581,483.11      17.05
Rate / Term Refi .............       226       167,344,324.93      14.89
                                   -----    -----------------     ------
Total ........................     1,627    $1,123,504,307.01     100.00%
                                   =====    =================     ======

LOAN DOCUMENTATION-POOL 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN DOCUMENTATION                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
Simply Signature .............       863    $  541,254,953.21      48.18%
Full .........................       706       526,882,685.41      46.90
Reduced Documentation - NIV ..        51        51,264,576.08       4.56
Signature Series Refinance ...         7         4,102,092.31       0.37
                                   -----    -----------------     ------
Total ........................     1,627    $1,123,504,307.01     100.00%
                                   =====    =================     ======

MARGIN(1)-POOL 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
MARGIN (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------                       --------   -----------------   -----------
2.250 ........................     1,500    $  924,673,877.75      82.30%
2.500 ........................       127       198,830,429.26      17.70
                                   -----    -----------------     ------
Total ........................     1,627    $1,123,504,307.01     100.00%
                                   =====    =================     ======

(1) As of the Cut-off Date, the weighted average Margin of the Pool II Mortgage Loans is expected to be approximately 2.294%.

MAXIMUM MORTGAGE RATE(1)-POOL 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
MAXIMUM MORTGAGE RATE (%)          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
9.001 - 9.250 ................         4    $    3,500,898.54       0.31%
9.251 - 9.500 ................         2         1,225,519.70       0.11
9.501 - 9.750 ................         7         5,655,355.05       0.50
9.751 - 10.000 ...............        12         8,056,115.82       0.72
10.001 - 10.250 ..............        14        12,422,177.23       1.11
10.251 - 10.500 ..............        82        59,339,785.01       5.28
10.501 - 10.750 ..............       222       161,980,654.65      14.42
10.751 - 11.000 ..............       443       309,898,690.14      27.58
11.001 - 11.250 ..............       383       265,060,832.62      23.59
11.251 - 11.500 ..............       277       186,155,915.19      16.57
11.501 - 11.750 ..............       121        81,219,711.88       7.23
11.751 - 12.000 ..............        48        24,344,889.61       2.17
12.001 - 12.250 ..............        11         4,103,761.57       0.37
12.251 - 12.500 ..............         1           540,000.00       0.05
                                   -----    -----------------     ------
Total ........................     1,627    $1,123,504,307.01     100.00%
                                   =====    =================     ======

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Pool II Mortgage Loans is expected to be approximately 11.071%.

NEXT RATE ADJUSTMENT DATE(1)-POOL 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
NEXT RATE ADJUSTMENT DATE          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
June 2009 ....................         2    $    1,942,099.67       0.17%
July 2009 ....................         1           528,645.64       0.05
August 2009 ..................         1           556,000.00       0.05
November 2009 ................         1           964,223.22       0.09
December 2009 ................         1           779,253.33       0.07
April 2010 ...................         1           806,729.39       0.07
May 2010 .....................         1           487,414.29       0.04
July 2010 ....................         1           299,989.71       0.03
August 2010 ..................         1           607,000.39       0.05
December 2010 ................        94        64,654,337.27       5.75
January 2011 .................       289       193,215,744.52      17.20
February 2011 ................       176       122,275,096.80      10.88
March 2011 ...................       171       123,784,646.69      11.02
April 2011 ...................       220       156,770,370.76      13.95
June 2012 ....................         1           171,086.86       0.02
September 2012 ...............         2           868,506.20       0.08
December 2012 ................         1           523,011.04       0.05
January 2013 .................         1           492,581.32       0.04
April 2013 ...................         3         1,475,354.99       0.13
May 2013 .....................        10         3,592,012.00       0.32
June 2013 ....................         3           655,944.87       0.06
July 2013 ....................         9         5,421,197.08       0.48
August 2013 ..................        21        12,471,655.39       1.11
September 2013 ...............        30        12,680,221.57       1.13
October 2013 .................        41        23,493,611.65       2.09
November 2013 ................       120        80,047,488.72       7.12
December 2013 ................        52        40,040,283.49       3.56
January 2014 .................        12         9,673,727.99       0.86
February 2014 ................         5         4,114,300.00       0.37
December 2015 ................         1           474,322.41       0.04
March 2016 ...................         1         1,486,000.00       0.13
April 2016 ...................         2         2,029,484.70       0.18
May 2016 .....................         1         1,496,250.00       0.13
June 2016 ....................         2           724,779.81       0.06
July 2016 ....................         4         1,123,851.79       0.10
August 2016 ..................         2           881,641.97       0.08
September 2016 ...............         3           720,419.47       0.06
October 2016 .................         7         5,191,525.11       0.46
November 2016 ................        82        59,481,698.63       5.29
December 2016 ................       109        77,583,279.86       6.91
January 2017 .................        91        66,500,508.41       5.92
February 2017 ................        51        42,418,010.00       3.78
                                   -----    -----------------     ------
Total ........................     1,627    $1,123,504,307.01     100.00%
                                   =====    =================     ======

(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Pool II Mortgage Loans is expected to be approximately 70 months.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)-POOL 2

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
ORIGINAL COMBINED                MORTGAGE        BALANCE          BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING      OUTSTANDING
------------------------         --------   -----------------   -----------
00.01 - 10.00 ................         1    $      221,992.00       0.02%
10.01 - 20.00 ................         2         1,499,115.28       0.13
20.01 - 30.00 ................        21        15,461,043.21       1.38
30.01 - 40.00 ................        19        14,962,072.36       1.33
40.01 - 50.00 ................        49        42,168,499.55       3.75
50.01 - 60.00 ................        92        77,863,208.34       6.93
60.01 - 70.00 ................       164       137,298,598.88      12.22
70.01 - 75.00 ................       146       111,122,783.91       9.89
75.01 - 80.00 ................       408       271,748,349.32      24.19
80.01 - 85.00 ................        94        64,173,463.24       5.71
85.01 - 90.00 ................       323       212,798,749.02      18.94
90.01 - 95.00 ................       134        81,398,029.58       7.25
95.01 - 100.00 ...............       174        92,788,402.32       8.26
                                   -----    -----------------     ------
Total ........................     1,627    $1,123,504,307.01     100.00%
                                   =====    =================     ======

(1) Although all of the Pool II Mortgage Loans are secured by first liens, as more fully described below, this table sets forth the Combined Loan-to-Value Ratios of certain Mortgage Loans having certain junior lien mortgages as of the time of origination. The "Combined Loan-to-Value Ratio" of a Mortgage Loan is equal to: (1) the sum of: (a) the principal balance of the Mortgage Loan as of its date of origination, and (b) the principal balance, as of its date of origination, of any junior lien mortgage loan (or, in the case of any junior lien revolving home equity line of credit, the maximum available line of credit with respect to that junior lien mortgage loan) secured by the same mortgaged property, provided (i) such junior lien revolving home equity line of credit and the related Mortgage Loan were originated by JPMorgan Chase Bank, N.A. and (ii) such junior lien mortgage loan was originated either (A) contemporaneously with the related Mortgage Loan or (B) if the related Mortgage Loan was a refinancing of an existing mortgage loan, during the twelve months preceding the date of origination of the related Mortgage Loan, divided by (2) the lesser of (a) the appraisal value and (b) the sales price of the related Mortgaged Property. As a result of the foregoing, the "Combined Loan-to-Value Ratio" of any Mortgage Loan will not reflect the presence or amount of any junior lien mortgage loan secured by the same mortgaged property if the conditions set forth in clauses (1)(b)(i) and (1)(b)(ii) are not satisfied. As of the Cut-off Date, those Pool II Mortgage Loans that had, at the time of their origination, junior lien mortgage loans satisfying the conditions set forth in clauses (1)(b)(i) and (1)(b)(ii), had a weighted average Combined Loan-to-Value Ratio of 77.91%.

MORTGAGE GROUP 11

CUT-OFF DATE STATED PRINCIPAL BALANCE(1)-GROUP 11

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
CUT-OFF DATE STATED              MORTGAGE        BALANCE          BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
0.01 - 100,000.00 ............        2      $      8,845.75        0.00%
100,000.01 - 200,000.00 ......        1           109,889.33        0.02
200,000.01 - 300,000.00 ......        2           599,989.71        0.09
300,000.01 - 400,000.00 ......       11         4,112,338.56        0.62
400,000.01 - 500,000.00 ......      155        75,359,969.70       11.30
500,000.01 - 600,000.00 ......      310       170,116,135.14       25.50
600,000.01 - 700,000.00 ......      217       139,120,432.20       20.86
700,000.01 - 800,000.00 ......       55        41,279,741.97        6.19
800,000.01 - 900,000.00 ......       45        38,366,050.72        5.75
900,000.01 - 1,000,000.00 ....       62        60,025,997.50        9.00
1,000,000.01 - 1,100,000.00 ..       42        45,296,350.64        6.79
1,100,000.01 - 1,200,000.00 ..        5         5,991,395.46        0.90
1,200,000.01 - 1,300,000.00 ..       11        13,776,656.08        2.07
1,300,000.01 - 1,400,000.00 ..        5         6,847,845.52        1.03
1,400,000.01 - 1,500,000.00 ..       14        20,461,963.65        3.07
1,500,000.01 - 2,000,000.00 ..       16        30,278,410.70        4.54
2,000,000.01 - 2,500,000.00 ..        4         9,143,788.66        1.37
2,500,000.01 - 3,000,000.00 ..        1         3,000,000.00        0.45
3,000,000.01 - 3,500,000.00 ..        1         3,168,750.00        0.48
                                    ---      ---------------      ------
Total ........................      959      $667,064,551.29      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the average Stated Principal Balance of the Group 11 Mortgage Loans is expected to be approximately $695,583.

CURRENT MORTGAGE RATES(1)-GROUP 11

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT MORTGAGE RATES (%)         LOANS       OUTSTANDING      OUTSTANDING
--------------------------       --------   -----------------   -----------
4.001 - 4.250 ................        4      $  3,500,898.54        0.52%
4.251 - 4.500 ................        2         1,225,519.70        0.18
4.501 - 4.750 ................        5         4,664,715.68        0.70
4.751 - 5.000 ................        4         3,463,815.43        0.52
5.001 - 5.250 ................       12         8,933,960.59        1.34
5.251 - 5.500 ................       69        50,729,140.83        7.60
5.501 - 5.750 ................      179       131,219,608.82       19.67
5.751 - 6.000 ................      342       234,177,847.83       35.11
6.001 - 6.250 ................      219       144,400,253.45       21.65
6.251 - 6.500 ................       96        67,433,208.79       10.11
6.501 - 6.750 ................       19        12,807,816.84        1.92
6.751 - 7.000 ................        7         4,397,875.46        0.66
7.001 - 7.250 ................        1           109,889.33        0.02
                                    ---      ---------------      ------
Total ........................      959      $667,064,551.29      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Group 11 Mortgage Loans is expected to be approximately 5.942%.

REMAINING TERM TO MATURITY(1)-GROUP 11

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
REMAINING TERM (MONTHS)            LOANS       OUTSTANDING      OUTSTANDING
-----------------------          --------   -----------------   -----------
326 - 330 ....................        4      $  3,026,745.31        0.45%
331 - 335 ....................        2         1,743,476.55        0.26
336 - 340 ....................        2         1,294,143.68        0.19
341 - 345 ....................        1           299,989.71        0.04
346 - 350 ....................      950       660,700,196.04       99.05
                                    ---      ---------------      ------
Total ........................      959      $667,064,551.29      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Group 11 Mortgage Loans is expected to be approximately 348.

ORIGINAL LOAN-TO-VALUE RATIOS(1)-GROUP 11

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF ORIGINAL                MORTGAGE        BALANCE          BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING      OUTSTANDING
------------------------         --------   -----------------   -----------
10.01 - 20.00 ................        3      $  2,018,453.25        0.30%
20.01 - 30.00 ................       13        11,233,518.92        1.68
30.01 - 40.00 ................       16        12,989,150.38        1.95
40.01 - 50.00 ................       49        43,171,970.97        6.47
50.01 - 60.00 ................       78        66,829,287.23       10.02
60.01 - 70.00 ................      181       155,595,248.00       23.33
70.01 - 75.00 ................      112        82,290,336.43       12.34
75.01 - 80.00 ................      497       287,602,181.93       43.11
80.01 - 85.00 ................        3         1,561,962.14        0.23
85.01 - 90.00 ................        7         3,772,442.04        0.57
                                    ---      ---------------      ------
Total ........................      959      $667,064,551.29      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Group 11 Mortgage Loans is expected to be approximately 69.63%.

CREDIT SCORE(1)-GROUP 11

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CREDIT SCORE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
<= 600 .......................       10      $  6,278,794.53        0.94%
601 - 620 ....................        7         5,493,785.58        0.82
621 - 640 ....................       13         8,879,152.05        1.33
641 - 660 ....................       33        22,325,566.97        3.35
661 - 680 ....................       43        31,831,406.63        4.77
681 - 700 ....................       85        58,108,274.74        8.71
701 - 720 ....................      115        80,898,506.64       12.13
721 - 740 ....................      138        90,593,420.46       13.58
741 - 760 ....................      160       110,395,627.16       16.55
761 - 780 ....................      164       113,679,214.03       17.04
781 - 800 ....................      114        84,115,490.76       12.61
801 - 820 ....................       63        44,045,806.43        6.60
821 - 840 ....................       14        10,419,505.31        1.56
                                    ---      ---------------      ------
Total ........................      959      $667,064,551.29      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Group 11 Mortgage Loans is expected to be approximately 740. See "The Mortgage Loans - General" in this prospectus supplement.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)-GROUP 11

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
STATE                              LOANS       OUTSTANDING      OUTSTANDING
-----                            --------   -----------------   -----------
California ...................      511      $336,569,201.31       50.46%
New York .....................       84        72,531,884.97       10.87
Florida ......................       85        60,567,527.83        9.08
Arizona ......................       46        30,603,516.96        4.59
Illinois .....................       40        27,993,317.17        4.20
New Jersey ...................       27        22,036,848.76        3.30
Texas ........................       29        20,040,276.84        3.00
Michigan .....................       20        13,134,681.61        1.97
Connecticut ..................       13        12,161,634.19        1.82
Virginia .....................       14         9,569,208.65        1.43
Nevada .......................       11         8,129,582.52        1.22
Maryland .....................       14         7,782,279.57        1.17
Colorado .....................        9         7,267,218.33        1.09
North Carolina ...............        7         5,324,475.25        0.80
Massachusetts ................        5         4,406,923.15        0.66
Washington ...................        8         4,373,856.15        0.66
Georgia ......................        6         3,585,096.39        0.54
Pennsylvania .................        5         3,514,886.01        0.53
Hawaii .......................        6         3,415,647.50        0.51
Oregon .......................        4         3,015,380.15        0.45
Indiana ......................        2         1,534,453.28        0.23
Maine ........................        2         1,315,668.14        0.20
District of Columbia .........        1         1,286,843.12        0.19
Wisconsin ....................        2         1,267,844.03        0.19
Utah .........................        1         1,242,227.42        0.19
New Mexico ...................        1           985,372.82        0.15
Kentucky .....................        1           902,674.12        0.14
Nebraska .....................        1           608,435.34        0.09
Tennessee ....................        1           560,000.00        0.08
Ohio .........................        1           549,600.00        0.08
Minnesota ....................        1           488,000.00        0.07
Alabama ......................        1           299,989.71        0.04
                                    ---      ---------------      ------
Total ........................      959      $667,064,551.29      100.00%
                                    ===      ===============      ======

(1) As of the Cut off Date, no more than approximately 1.01% of the Group 11 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

OCCUPANCY TYPE(1)-GROUP 11

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
OCCUPANCY TYPE                     LOANS       OUTSTANDING      OUTSTANDING
--------------                   --------   -----------------   -----------
Primary ......................      862      $599,516,100.29       89.87%
Secondary ....................       96        66,913,201.00       10.03
Investment ...................        1           635,250.00        0.10
                                    ---      ---------------      ------
Total ........................      959      $667,064,551.29      100.00%
                                    ===      ===============      ======

(1) Based upon representations of the related borrowers at the time of origination.

PROPERTY TYPE-GROUP 11

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING      OUTSTANDING
-------------                    --------   -----------------   -----------
Single Family ................      478      $338,647,824.67       50.77%
Planned Unit Development .....      288       198,612,140.41       29.77
Condominium ..................      177       117,368,533.39       17.59
Co-operative Unit ............       11         9,474,894.87        1.42
Two-to Four- Family ..........        5         2,961,157.95        0.44
                                    ---      ---------------      ------
Total ........................      959      $667,064,551.29      100.00%
                                    ===      ===============      ======

LOAN PURPOSE-GROUP 11

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Purchase .....................      716      $489,543,792.34       73.39%
Cash-out .....................      126        89,139,043.72       13.36
Rate / Term Refi .............      117        88,381,715.23       13.25
                                    ---      ---------------      ------
Total ........................      959      $667,064,551.29      100.00%
                                    ===      ===============      ======

LOAN DOCUMENTATION-GROUP 11

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN DOCUMENTATION                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
Simply Signature .............      628      $393,802,822.59       59.04%
Full .........................      300       241,845,522.97       36.26
Reduced Documentation - NIV ..       26        28,261,074.70        4.24
Signature Series Refinance ...        5         3,155,131.03        0.47
                                    ---      ---------------      ------
Total ........................      959      $667,064,551.29      100.00%
                                    ===      ===============      ======

MARGIN(1)-GROUP 11

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
MARGIN (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------                       --------   -----------------   -----------
2.250 ........................      901      $574,416,737.87       86.11%
2.500 ........................       58        92,647,813.42       13.89
                                    ---      ---------------      ------
Total ........................      959      $667,064,551.29      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Margin of the Group 11 Mortgage Loans is expected to be approximately 2.285%.

MAXIMUM MORTGAGE RATE(1)-GROUP 11

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
MAXIMUM MORTGAGE RATE (%)          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
9.001 - 9.250 ................        4      $  3,500,898.54        0.52%
9.251 - 9.500 ................        2         1,225,519.70        0.18
9.501 - 9.750 ................        5         4,664,715.68        0.70
9.751 - 10.000 ...............        4         3,463,815.43        0.52
10.001 - 10.250 ..............       11         8,377,960.59        1.26
10.251 - 10.500 ..............       69        50,729,140.83        7.60
10.501 - 10.750 ..............      179       131,219,608.82       19.67
10.751 - 11.000 ..............      342       234,177,847.83       35.11
11.001 - 11.250 ..............      220       144,956,253.45       21.73
11.251 - 11.500 ..............       96        67,433,208.79       10.11
11.501 - 11.750 ..............       19        12,807,816.84        1.92
11.751 - 12.000 ..............        7         4,397,875.46        0.66
12.001 - 12.250 ..............        1           109,889.33        0.02
                                    ---      ---------------      ------
Total ........................      959      $667,064,551.29      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 11 Mortgage Loans is expected to be approximately 10.943%.

NEXT RATE ADJUSTMENT DATE(1)-GROUP 11

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
NEXT RATE ADJUSTMENT DATE          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
June 2009 ....................        2      $  1,942,099.67        0.29%
July 2009 ....................        1           528,645.64        0.08
August 2009 ..................        1           556,000.00        0.08
November 2009 ................        1           964,223.22        0.14
December 2009 ................        1           779,253.33        0.12
April 2010 ...................        1           806,729.39        0.12
May 2010 .....................        1           487,414.29        0.07
July 2010 ....................        1           299,989.71        0.04
December 2010 ................       94        64,654,337.27        9.69
January 2011 .................      289       193,215,744.52       28.97
February 2011 ................      176       122,275,096.80       18.33
March 2011 ...................      171       123,784,646.69       18.56
April 2011 ...................      220       156,770,370.76       23.50
                                    ---      ---------------      ------
Total ........................      959      $667,064,551.29      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Group 11 Mortgage Loans is expected to be approximately 48 months.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)-GROUP 11

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
ORIGINAL COMBINED LOAN-          MORTGAGE        BALANCE          BALANCE
TO-VALUE RATIOS (%)                LOANS       OUTSTANDING      OUTSTANDING
-----------------------          --------   -----------------   -----------
10.01 - 20.00 ................        1      $  1,000,000.00        0.15%
20.01 - 30.00 ................       11         9,244,446.57        1.39
30.01 - 40.00 ................        8         6,603,957.52        0.99
40.01 - 50.00 ................       33        29,740,323.75        4.46
50.01 - 60.00 ................       45        40,205,706.44        6.03
60.01 - 70.00 ................       84        70,607,969.16       10.58
70.01 - 75.00 ................       84        62,928,479.29        9.43
75.01 - 80.00 ................      241       161,946,704.02       24.28
80.01 - 85.00 ................       46        35,024,162.31        5.25
85.01 - 90.00 ................      202       131,819,535.83       19.76
90.01 - 95.00 ................       87        54,650,674.07        8.19
95.01 - 100.00 ...............      117        63,292,592.33        9.49
                                    ---      ---------------      ------
Total ........................      959      $667,064,551.29      100.00%
                                    ===      ===============      ======

(1) Although all of the Group 11 Mortgage Loans are secured by first liens, as more fully described below, this table sets forth the Combined Loan-to-Value Ratios of certain Group 11 Mortgage Loans having certain junior lien mortgages as of the time of origination. The "Combined Loan-to-Value Ratio" of a Mortgage Loan is equal to: (1) the sum of: (a) the principal balance of the Mortgage Loan as of its date of origination, and (b) the principal balance, as of its date of origination, of any junior lien mortgage loan (or, in the case of any junior lien revolving home equity line of credit, the maximum available line of credit with respect to that junior lien mortgage loan) secured by the same mortgaged property, provided (i) such junior lien revolving home equity line of credit and the related Mortgage Loan were originated by JPMorgan Chase Bank, N.A. and (ii) such junior lien mortgage loan was originated either (A) contemporaneously with the related Mortgage Loan or (B) if the related Mortgage Loan was a refinancing of an existing mortgage loan, during the twelve months preceding the date of origination of the related Mortgage Loan, divided by
     (2) the lesser of (a) the appraisal value and (b) the sales price of the related Mortgaged Property. As a result of the foregoing, the "Combined Loan-to-Value Ratio" of any Mortgage Loan will not reflect the presence or amount of any junior lien mortgage loan secured by the same mortgaged property if the conditions set forth in clauses (1)(b)(i) and (1)(b)(ii) are not satisfied. As of the Cut-off Date, those Group 11 Mortgage Loans that had, at the time of their origination, junior lien mortgage loans satisfying the conditions set forth in clauses (1)(b)(i) and (1)(b)(ii), had a weighted average Combined Loan-to-Value Ratio of 78.76%.

MORTGAGE GROUP 12

CUT-OFF DATE STATED PRINCIPAL BALANCE(1)-GROUP 12

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
CUT-OFF DATE STATED              MORTGAGE        BALANCE          BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
0.01 - 100,000.00 ............        3      $    226,669.09        0.12%
100,000.01 - 200,000.00 ......       23         3,722,861.04        1.90
200,000.01 - 300,000.00 ......       23         5,843,182.80        2.98
300,000.01 - 400,000.00 ......       30        10,512,112.85        5.35
400,000.01 - 500,000.00 ......       53        24,640,359.88       12.55
500,000.01 - 600,000.00 ......       62        33,992,250.34       17.31
600,000.01 - 700,000.00 ......       41        26,668,273.26       13.58
700,000.01 - 800,000.00 ......       12         9,149,831.58        4.66
800,000.01 - 900,000.00 ......       11         9,397,441.59        4.79
900,000.01 - 1,000,000.00 ....       15        14,534,676.72        7.40
1,000,000.01 - 1,100,000.00 ..       13        13,966,101.04        7.11
1,100,000.01 - 1,200,000.00 ..        2         2,400,000.00        1.22
1,200,000.01 - 1,300,000.00 ..        6         7,464,165.31        3.80
1,300,000.01 - 1,400,000.00 ..        1         1,305,000.00        0.66
1,400,000.01 - 1,500,000.00 ..        4         5,847,494.38        2.98
1,500,000.01 - 2,000,000.00 ..        9        16,823,347.04        8.57
2,000,000.01 - 2,500,000.00 ..        3         6,834,216.64        3.48
2,500,000.01 - 3,000,000.00 ..        1         3,000,000.00        1.53
                                    ---      ---------------      ------
Total ........................      312      $196,327,983.56      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the average Stated Principal Balance of the Group 12 Mortgage Loans is expected to be approximately $629,256.

CURRENT MORTGAGE RATES(1)-GROUP 12

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT MORTGAGE RATES (%)         LOANS       OUTSTANDING      OUTSTANDING
--------------------------       --------   -----------------   -----------
3.751 - 4.000 ................        1      $    607,000.39        0.31%
5.001 - 5.250 ................        2         3,184,216.64        1.62
5.251 - 5.500 ................        8         5,706,837.07        2.91
5.501 - 5.750 ................       12         7,617,601.71        3.88
5.751 - 6.000 ................       66        48,014,024.16       24.46
6.001 - 6.250 ................       86        56,253,914.65       28.65
6.251 - 6.500 ................       90        52,715,018.34       26.85
6.501 - 6.750 ................       27        14,566,582.44        7.42
6.751 - 7.000 ................       17         7,130,993.92        3.63
7.001 - 7.250 ................        3           531,794.24        0.27
                                    ---      ---------------      ------
Total ........................      312      $196,327,983.56      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Group 12 Mortgage Loans is expected to be approximately 6.202%.

REMAINING TERM TO MATURITY(1)-GROUP 12

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
REMAINING TERM (MONTHS)            LOANS       OUTSTANDING      OUTSTANDING
-----------------------          --------   -----------------   -----------
316 - 320 ....................        1      $    607,000.39        0.31%
336 - 340 ....................        1           171,086.86        0.09
341 - 345 ....................        2           868,506.20        0.44
346 - 350 ....................        5         2,490,947.35        1.27
351 - 355 ....................       73        34,821,030.91       17.74
356 - 360 ....................      230       157,369,411.85       80.16
                                    ---      ---------------      ------
Total ........................      312      $196,327,983.56      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Group 12 Mortgage Loans is expected to be approximately 356.

ORIGINAL LOAN-TO-VALUE RATIOS(1)-GROUP 12

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF ORIGINAL                MORTGAGE        BALANCE          BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING      OUTSTANDING
------------------------         --------   -----------------   -----------
10.01 - 20.00 ................        2      $    610,001.00        0.31%
20.01 - 30.00 ................        4         2,448,101.19        1.25
30.01 - 40.00 ................       11         7,366,204.31        3.75
40.01 - 50.00 ................       12         9,903,047.66        5.04
50.01 - 60.00 ................       31        26,750,072.59       13.63
60.01 - 70.00 ................       55        51,356,083.81       26.16
70.01 - 75.00 ................       47        25,560,527.08       13.02
75.01 - 80.00 ................      137        68,492,604.37       34.89
80.01 - 85.00 ................        3         1,164,501.80        0.59
85.01 - 90.00 ................        5         1,199,113.51        0.61
90.01 - 95.00 ................        5         1,477,726.24        0.75
                                    ---      ---------------      ------
Total ........................      312      $196,327,983.56      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Group 12 Mortgage Loans is expected to be approximately 68.24%.

CREDIT SCORE(1)-GROUP 12

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CREDIT SCORE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
<= 600 .......................        1      $  1,246,434.08        0.63%
621 - 640 ....................        5         4,575,380.55        2.33
641 - 660 ....................       11         6,922,204.29        3.53
661 - 680 ....................       20        10,424,713.18        5.31
681 - 700 ....................       26        14,418,335.94        7.34
701 - 720 ....................       42        24,375,545.83       12.42
721 - 740 ....................       56        37,366,777.64       19.03
741 - 760 ....................       42        28,126,099.49       14.33
761 - 780 ....................       39        22,051,912.82       11.23
781 - 800 ....................       54        38,440,553.96       19.58
801 - 820 ....................       16         8,380,025.78        4.27
                                    ---      ---------------      ------
Total ........................      312      $196,327,983.56      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Group 12 Mortgage Loans is expected to be approximately 738. See "The Mortgage Loans - General" in this prospectus supplement.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)-GROUP 12

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
STATE                              LOANS       OUTSTANDING      OUTSTANDING
-----                            --------   -----------------   -----------
New York .....................       69      $ 51,013,603.74       25.98%
California ...................       65        40,651,099.86       20.71
Florida ......................       40        19,397,784.57        9.88
New Jersey ...................       25        17,706,009.38        9.02
Pennsylvania .................       16        13,073,402.63        6.66
Connecticut ..................        8         8,056,216.69        4.10
Virginia .....................       17         7,292,809.23        3.71
Illinois .....................        8         4,381,930.46        2.23
Maryland .....................        8         3,779,987.94        1.93
Arizona ......................        9         3,272,054.91        1.67
Georgia ......................        5         3,115,183.48        1.59
Oregon .......................        6         3,092,433.73        1.58
Nevada .......................        3         2,959,308.75        1.51
Texas ........................        2         2,781,399.49        1.42
Massachusetts ................        3         2,372,513.54        1.21
Michigan .....................        6         2,352,428.20        1.20
District of Columbia .........        2         1,542,481.38        0.79
Idaho ........................        1         1,200,000.00        0.61
Ohio .........................        3         1,100,584.57        0.56
Hawaii .......................        1         1,037,164.16        0.53
Indiana ......................        1         1,022,141.07        0.52
Washington ...................        2         1,010,102.15        0.51
Colorado .....................        2           924,000.00        0.47
Rhode Island .................        1           688,000.00        0.35
North Carolina ...............        1           541,864.43        0.28
Louisiana ....................        1           379,680.77        0.19
Utah .........................        1           353,000.00        0.18
Alabama ......................        1           292,000.00        0.15
Missouri .....................        1           290,999.96        0.15
Minnesota ....................        1           225,798.47        0.12
Kansas .......................        1           180,000.00        0.09
South Carolina ...............        1           130,000.00        0.07
Kentucky .....................        1           112,000.00        0.06
                                    ---      ---------------      ------
Total ........................      312      $196,327,983.56      100.00%
                                    ===      ===============      ======

(1) As of the Cut off Date, no more than approximately 2.64% of the Group 12 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

OCCUPANCY TYPE(1)-GROUP 12

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
OCCUPANCY TYPE                     LOANS       OUTSTANDING      OUTSTANDING
--------------                   --------   -----------------   -----------
Primary ......................      281      $175,171,552.22       89.22%
Secondary ....................       31        21,156,431.34       10.78
                                    ---      ---------------      ------
Total ........................      312      $196,327,983.56      100.00%
                                    ===      ===============      ======

(1) Based upon representations of the related borrowers at the time of origination.

PROPERTY TYPE-GROUP 12

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING      OUTSTANDING
-------------                    --------   -----------------   -----------
Single Family ................      166      $106,040,719.25       54.01%
Condominium ..................       58        37,558,693.31       19.13
Planned Unit Development .....       63        37,359,019.09       19.03
Co-operative Unit ............       21        12,922,780.23        6.58
Two-to Four- Family ..........        4         2,446,771.68        1.25
                                    ---      ---------------      ------
Total ........................      312      $196,327,983.56      100.00%
                                    ===      ===============      ======

LOAN PURPOSE-GROUP 12

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Purchase .....................      145      $109,102,578.96       55.57%
Cash-out .....................      123        56,971,960.13       29.02
Rate / Term Refi .............       44        30,253,444.47       15.41
                                    ---      ---------------      ------
Total ........................      312      $196,327,983.56      100.00%
                                    ===      ===============      ======

LOAN DOCUMENTATION-GROUP 12

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN DOCUMENTATION                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
Full .........................      238      $148,774,457.46       75.78%
Simply Signature .............       60        35,513,580.58       18.09
Reduced Documentation - NIV ..       14        12,039,945.52        6.13
                                    ---      ---------------      ------
Total ........................      312      $196,327,983.56      100.00%
                                    ===      ===============      ======

MARGIN(1)-GROUP 12

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
MARGIN (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------                       --------   -----------------   -----------
2.250 ........................      285      $152,106,146.33       77.48%
2.500 ........................       27        44,221,837.23       22.52
                                    ---      ---------------      ------
Total ........................      312      $196,327,983.56      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Margin of the Group 12 Mortgage Loans is expected to be approximately 2.306%.

MAXIMUM MORTGAGE RATE(1)-GROUP 12

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
MAXIMUM MORTGAGE RATE (%)          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
9.751 - 10.000 ...............        1      $    607,000.39        0.31%
10.001 - 10.250 ..............        2         3,184,216.64        1.62
10.251 - 10.500 ..............        8         5,706,837.07        2.91
10.501 - 10.750 ..............       12         7,617,601.71        3.88
10.751 - 11.000 ..............       64        46,228,024.16       23.55
11.001 - 11.250 ..............       84        55,550,671.69       28.29
11.251 - 11.500 ..............       91        53,754,564.89       27.38
11.501 - 11.750 ..............       30        16,016,278.85        8.16
11.751 - 12.000 ..............       17         7,130,993.92        3.63
12.001 - 12.250 ..............        3           531,794.24        0.27
                                    ---      ---------------      ------
Total ........................      312      $196,327,983.56      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 12 Mortgage Loans is expected to be approximately 11.213%.

NEXT RATE ADJUSTMENT DATE(1)-GROUP 12

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
NEXT RATE ADJUSTMENT DATE          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
August 2010 ..................        1      $    607,000.39        0.31%
June 2012 ....................        1           171,086.86        0.09
September 2012 ...............        2           868,506.20        0.44
December 2012 ................        1           523,011.04        0.27
January 2013 .................        1           492,581.32        0.25
April 2013 ...................        3         1,475,354.99        0.75
May 2013 .....................       10         3,592,012.00        1.83
June 2013 ....................        3           655,944.87        0.33
July 2013 ....................        9         5,421,197.08        2.76
August 2013 ..................       21        12,471,655.39        6.35
September 2013 ...............       30        12,680,221.57        6.46
October 2013 .................       41        23,493,611.65       11.97
November 2013 ................      120        80,047,488.72       40.77
December 2013 ................       52        40,040,283.49       20.39
January 2014 .................       12         9,673,727.99        4.93
February 2014 ................        5         4,114,300.00        2.10
                                    ---      ---------------      ------
Total ........................      312      $196,327,983.56      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Group 12 Mortgage Loans is expected to be approximately 80 months.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)-GROUP 12

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
ORIGINAL COMBINED                MORTGAGE        BALANCE          BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING      OUTSTANDING
------------------------         --------   -----------------   -----------
20.01 - 30.00 ................        4      $  1,910,001.00        0.97%
30.01 - 40.00 ................        6         4,746,190.59        2.42
40.01 - 50.00 ................        8         5,874,782.18        2.99
50.01 - 60.00 ................       26        21,557,011.98       10.98
60.01 - 70.00 ................       39        33,267,554.86       16.94
70.01 - 75.00 ................       37        24,354,933.57       12.41
75.01 - 80.00 ................       83        43,665,918.85       22.24
80.01 - 85.00 ................       27        13,887,613.05        7.07
85.01 - 90.00 ................       47        28,697,825.86       14.62
90.01 - 95.00 ................       21        11,590,166.37        5.90
95.01 - 100.00 ...............       14         6,775,985.25        3.45
                                    ---      ---------------      ------
Total ........................      312      $196,327,983.56      100.00%
                                    ===      ===============      ======

(1) Although all of the Group 12 Mortgage Loans are secured by first liens, as more fully described below, this table sets forth the Combined Loan-to-Value Ratios of certain Group 12 Mortgage Loans having certain junior lien mortgages as of the time of origination. The "Combined Loan-to-Value Ratio" of a Mortgage Loan is equal to: (1) the sum of: (a) the principal balance of the Mortgage Loan as of its date of origination, and (b) the principal balance, as of its date of origination, of any junior lien mortgage loan (or, in the case of any junior lien revolving home equity line of credit, the maximum available line of credit with respect to that junior lien mortgage loan) secured by the same mortgaged property, provided (i) such junior lien revolving home equity line of credit and the related Mortgage Loan were originated by JPMorgan Chase Bank, N.A. and (ii) such junior lien mortgage loan was originated either (A) contemporaneously with the related Mortgage Loan or (B) if the related Mortgage Loan was a refinancing of an existing mortgage loan, during the twelve months preceding the date of origination of the related Mortgage Loan, divided by
     (2) the lesser of (a) the appraisal value and (b) the sales price of the related Mortgaged Property. As a result of the foregoing, the "Combined Loan-to-Value Ratio" of any Mortgage Loan will not reflect the presence or amount of any junior lien mortgage loan secured by the same mortgaged property if the conditions set forth in clauses (1)(b)(i) and (1)(b)(ii) are not satisfied. As of the Cut-off Date, those Group 12 Mortgage Loans that had, at the time of their origination, junior lien mortgage loans satisfying the conditions set forth in clauses (1)(b)(i) and (1)(b)(ii), had a weighted average Combined Loan-to-Value Ratio of 74.74%.

MORTGAGE GROUP 13

CUT-OFF DATE STATED PRINCIPAL BALANCE(1)-GROUP 13

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
RANGE OF                            OF          PRINCIPAL        PRINCIPAL
CUT-OFF DATE STATED              MORTGAGE        BALANCE          BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING      OUTSTANDING
----------------------           --------   -----------------   -----------
100,000.01 - 200,000.00 ......        4      $    660,745.94        0.25%
200,000.01 - 300,000.00 ......        3           735,241.99        0.28
300,000.01 - 400,000.00 ......        7         2,533,093.97        0.97
400,000.01 - 500,000.00 ......       80        37,401,777.36       14.38
500,000.01 - 600,000.00 ......       88        48,334,679.76       18.58
600,000.01 - 700,000.00 ......       48        31,266,837.86       12.02
700,000.01 - 800,000.00 ......       22        16,661,960.32        6.41
800,000.01 - 900,000.00 ......       17        14,398,201.11        5.54
900,000.01 - 1,000,000.00 ....       23        22,359,175.53        8.60
1,000,000.01 - 1,100,000.00 ..       22        23,799,279.71        9.15
1,100,000.01 - 1,200,000.00 ..        9        10,501,981.19        4.04
1,200,000.01 - 1,300,000.00 ..        4         4,965,494.29        1.91
1,300,000.01 - 1,400,000.00 ..        7         9,362,334.31        3.60
1,400,000.01 - 1,500,000.00 ..       12        17,693,265.87        6.80
1,500,000.01 - 2,000,000.00 ..        8        14,548,356.61        5.59
2,000,000.01 - 2,500,000.00 ..        2         4,889,346.34        1.88
                                    ---      ---------------      ------
Total ........................      356      $260,111,772.16      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the average Stated Principal Balance of the Group 13 Mortgage Loans is expected to be approximately $730,651.

CURRENT MORTGAGE RATES(1)-GROUP 13

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CURRENT MORTGAGE RATES (%)         LOANS       OUTSTANDING      OUTSTANDING
--------------------------       --------   -----------------   -----------
4.501 - 4.750 ................        2      $    990,639.37        0.38%
4.751 - 5.000 ................        7         3,985,300.00        1.53
5.001 - 5.250 ................        1           860,000.00        0.33
5.251 - 5.500 ................        5         2,903,807.11        1.12
5.501 - 5.750 ................       31        23,143,444.12        8.90
5.751 - 6.000 ................       37        29,492,818.15       11.34
6.001 - 6.250 ................       79        64,553,907.48       24.82
6.251 - 6.500 ................       90        64,968,141.51       24.98
6.501 - 6.750 ................       72        52,395,616.19       20.14
6.751 - 7.000 ................       24        12,816,020.23        4.93
7.001 - 7.250 ................        7         3,462,078.00        1.33
7.251 - 7.500 ................        1           540,000.00        0.21
                                    ---      ---------------      ------
Total ........................      356      $260,111,772.16      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Group 13 Mortgage Loans is expected to be approximately 6.292%.

REMAINING TERM TO MATURITY(1)-GROUP 13

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
REMAINING TERM (MONTHS)            LOANS       OUTSTANDING      OUTSTANDING
-----------------------          --------   -----------------   -----------
176 - 180 ....................        1      $    960,000.00        0.37%
346 - 350 ....................        4         3,989,807.11        1.53
351 - 355 ....................       12         4,946,943.04        1.90
356 - 360 ....................      339       250,215,022.01       96.20
                                    ---      ---------------      ------
Total ........................      356      $260,111,772.16      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Group 13 Mortgage Loans is expected to be approximately 357.

ORIGINAL LOAN-TO-VALUE RATIOS(1)-GROUP 13

                                                                 PERCENT OF
RANGE OF                          NUMBER        AGGREGATE        AGGREGATE
ORIGINAL                            OF          PRINCIPAL        PRINCIPAL
LOAN-TO-VALUE                    MORTGAGE        BALANCE          BALANCE
RATIOS (%)                         LOANS       OUTSTANDING      OUTSTANDING
-------------                    --------   -----------------   -----------
00.01 - 10.00 ................        1      $    221,992.00        0.09%
10.01 - 20.00 ................        2         1,149,115.28        0.44
20.01 - 30.00 ................        8         6,154,392.56        2.37
30.01 - 40.00 ................        6         4,541,924.25        1.75
40.01 - 50.00 ................       12        10,420,813.74        4.01
50.01 - 60.00 ................       29        22,451,314.78        8.63
60.01 - 70.00 ................       65        57,446,194.68       22.09
70.01 - 75.00 ................       42        34,801,601.42       13.38
75.01 - 80.00 ................      185       120,306,850.66       46.25
80.01 - 85.00 ................        1           450,000.00        0.17
85.01 - 90.00 ................        3         1,801,944.80        0.69
90.01 - 95.00 ................        2           365,627.99        0.14
                                    ---      ---------------      ------
Total ........................      356      $260,111,772.16      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Group 13 Mortgage Loans is expected to be approximately 70.26%.

CREDIT SCORE(1)-GROUP 13

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
CREDIT SCORE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
601 - 620 ....................        1      $    529,484.70        0.20%
621 - 640 ....................        5         4,745,400.00        1.82
641 - 660 ....................        4         2,082,979.81        0.80
661 - 680 ....................       15         9,194,997.54        3.54
681 - 700 ....................       26        22,813,478.72        8.77
701 - 720 ....................       54        34,478,958.60       13.26
721 - 740 ....................       51        32,744,095.25       12.59
741 - 760 ....................       52        43,004,734.61       16.53
761 - 780 ....................       68        50,110,853.83       19.27
781 - 800 ....................       66        50,188,644.18       19.30
801 - 820 ....................       14        10,218,144.92        3.93
                                    ---      ---------------      ------
Total ........................      356      $260,111,772.16      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Group 13 Mortgage Loans is expected to be approximately 745. See "The Mortgage Loans - General" in this prospectus supplement.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)-GROUP 13

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
STATE                              LOANS       OUTSTANDING      OUTSTANDING
-----                            --------   -----------------   -----------
California ...................      167      $115,537,240.20       44.42%
New York .....................       68        59,138,039.19       22.74
Connecticut ..................       13        12,258,978.83        4.71
Florida ......................       18        10,513,506.89        4.04
New Jersey ...................       14         9,775,967.52        3.76
Texas ........................       11         9,588,659.53        3.69
Massachusetts ................        7         5,130,533.97        1.97
Maryland .....................        8         4,755,271.16        1.83
Arizona ......................        5         3,905,260.15        1.50
Colorado .....................        6         3,677,941.73        1.41
Wyoming ......................        2         3,477,350.58        1.34
Oregon .......................        3         2,569,593.56        0.99
Utah .........................        3         2,562,066.05        0.98
Virginia .....................        4         2,560,440.92        0.98
Nevada .......................        4         2,160,395.53        0.83
Georgia ......................        4         2,049,770.62        0.79
Washington ...................        3         1,712,999.51        0.66
Michigan .....................        2         1,600,000.00        0.62
Ohio .........................        3         1,460,000.00        0.56
Pennsylvania .................        2         1,378,653.24        0.53
Maine ........................        2         1,173,505.56        0.45
Hawaii .......................        2         1,137,621.95        0.44
South Carolina ...............        2           781,725.48        0.30
Vermont ......................        1           544,000.00        0.21
Indiana ......................        1           439,000.00        0.17
Alabama ......................        1           223,249.99        0.09
                                    ---      ---------------      ------
Total ........................      356      $260,111,772.16      100.00%
                                    ===      ===============      ======

(1) As of the Cut off Date, no more than approximately 2.22% of the Group 13 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

OCCUPANCY TYPE(1)-GROUP 13

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
OCCUPANCY TYPE                     LOANS       OUTSTANDING      OUTSTANDING
--------------                   --------   -----------------   -----------
Primary ......................      320      $230,755,634.49       88.71%
Secondary ....................       36        29,356,137.67       11.29
                                    ---      ---------------      ------
Total ........................      356      $260,111,772.16      100.00%
                                    ===      ===============      ======

(1) Based upon representations of the related borrowers at the time of origination.

PROPERTY TYPE-GROUP 13

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING      OUTSTANDING
-------------                    --------   -----------------   -----------
Single Family ................      200      $145,579,114.09       55.97%
Planned Unit Development .....       67        49,572,357.80       19.06
Condominium ..................       69        49,360,004.87       18.98
Co-operative Unit ............       19        14,640,295.40        5.63
Two-to Four- Family ..........        1           960,000.00        0.37
                                    ---      ---------------      ------
Total ........................      356      $260,111,772.16      100.00%
                                    ===      ===============      ======

LOAN PURPOSE-GROUP 13

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING      OUTSTANDING
------------                     --------   -----------------   -----------
Purchase .....................      224      $165,932,127.67       63.79%
Rate / Term Refi .............       65        48,709,165.23       18.73
Cash-out .....................       67        45,470,479.26       17.48
                                    ---      ---------------      ------
Total ........................      356      $260,111,772.16      100.00%
                                    ===      ===============      ======

LOAN DOCUMENTATION-GROUP 13

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
LOAN DOCUMENTATION                 LOANS       OUTSTANDING      OUTSTANDING
------------------               --------   -----------------   -----------
Full .........................      168      $136,262,704.98       52.39%
Simply Signature .............      175       111,938,550.04       43.03
Reduced Documentation - NIV ..       11        10,963,555.86        4.21
Signature Series Refinance ...        2           946,961.28        0.36
                                    ---      ---------------      ------
Total ........................      356      $260,111,772.16      100.00%
                                    ===      ===============      ======

MARGIN(1)-GROUP 13

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
MARGIN (%)                         LOANS       OUTSTANDING      OUTSTANDING
----------                       --------   -----------------   -----------
2.250 ........................      314      $198,150,993.55       76.18%
2.500 ........................       42        61,960,778.61       23.82
                                    ---      ---------------      ------
Total ........................      356      $260,111,772.16      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Margin of the Group 13 Mortgage Loans is expected to be approximately 2.310%.

MAXIMUM MORTGAGE RATE(1)-GROUP 13

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
RANGE OF                         MORTGAGE        BALANCE          BALANCE
MAXIMUM MORTGAGE RATE(%)           LOANS       OUTSTANDING      OUTSTANDING
------------------------         --------   -----------------   -----------
9.501 - 9.750 ................        2      $    990,639.37        0.38%
9.751 - 10.000 ...............        7         3,985,300.00        1.53
10.001 - 10.250 ..............        1           860,000.00        0.33
10.251 - 10.500 ..............        5         2,903,807.11        1.12
10.501 - 10.750 ..............       31        23,143,444.12        8.90
10.751 - 11.000 ..............       37        29,492,818.15       11.34
11.001 - 11.250 ..............       79        64,553,907.48       24.82
11.251 - 11.500 ..............       90        64,968,141.51       24.98
11.501 - 11.750 ..............       72        52,395,616.19       20.14
11.751 - 12.000 ..............       24        12,816,020.23        4.93
12.001 - 12.250 ..............        7         3,462,078.00        1.33
12.251 - 12.500 ..............        1           540,000.00        0.21
                                    ---      ---------------      ------
Total ........................      356      $260,111,772.16      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 13 Mortgage Loans is expected to be approximately 11.292%.

NEXT RATE ADJUSTMENT DATE(1)-GROUP 13

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
NEXT RATE ADJUSTMENT DATE          LOANS       OUTSTANDING      OUTSTANDING
-------------------------        --------   -----------------   -----------
December 2015 ................        1      $    474,322.41        0.18%
March 2016 ...................        1         1,486,000.00        0.57
April 2016 ...................        2         2,029,484.70        0.78
May 2016 .....................        1         1,496,250.00        0.58
June 2016 ....................        2           724,779.81        0.28
July 2016 ....................        4         1,123,851.79        0.43
August 2016 ..................        2           881,641.97        0.34
September 2016 ...............        3           720,419.47        0.28
October 2016 .................        7         5,191,525.11        2.00
November 2016 ................       82        59,481,698.63       22.87
December 2016 ................      109        77,583,279.86       29.83
January 2017 .................       91        66,500,508.41       25.57
February 2017 ................       51        42,418,010.00       16.31
                                    ---      ---------------      ------
Total ........................      356      $260,111,772.16      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Group 13 Mortgage Loans is expected to be approximately 118 months.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)-GROUP 13

                                                                 PERCENT OF
RANGE OF                          NUMBER        AGGREGATE        AGGREGATE
ORIGINAL COMBINED                   OF          PRINCIPAL        PRINCIPAL
LOAN-                            MORTGAGE        BALANCE          BALANCE
TO-VALUE RATIOS (%)                LOANS       OUTSTANDING      OUTSTANDING
-------------------              --------   -----------------   -----------
00.01 - 10.00 ................        1      $    221,992.00        0.09%
10.01 - 20.00 ................        1           499,115.28        0.19
20.01 - 30.00 ................        6         4,306,595.64        1.66
30.01 - 40.00 ................        5         3,611,924.25        1.39
40.01 - 50.00 ................        8         6,553,393.62        2.52
50.01 - 60.00 ................       21        16,100,489.92        6.19
60.01 - 70.00 ................       41        33,423,074.86       12.85
70.01 - 75.00 ................       25        23,839,371.05        9.17
75.01 - 80.00 ................       84        66,135,726.45       25.43
80.01 - 85.00 ................       21        15,261,687.88        5.87
85.01 - 90.00 ................       74        52,281,387.33       20.10
90.01 - 95.00 ................       26        15,157,189.14        5.83
95.01 - 100.00 ...............       43        22,719,824.74        8.73
                                    ---      ---------------      ------
Total ........................      356      $260,111,772.16      100.00%
                                    ===      ===============      ======

(1) Although all of the Group 13 Mortgage Loans are secured by first liens, as more fully described below, this table sets forth the Combined Loan-to-Value Ratios of certain Group 13 Mortgage Loans having certain junior lien mortgages as of the time of origination. The "Combined Loan-to-Value Ratio" of a Mortgage Loan is equal to: (1) the sum of: (a) the principal balance of the Mortgage Loan as of its date of origination, and (b) the principal balance, as of its date of origination, of any junior lien mortgage loan (or, in the case of any junior lien revolving home equity line of credit, the maximum available line of credit with respect to that junior lien mortgage loan) secured by the same mortgaged property, provided (i) such junior lien revolving home equity line of credit and the related Mortgage Loan were originated by JPMorgan Chase Bank, N.A. and (ii) such junior lien mortgage loan was originated either (A) contemporaneously with the related Mortgage Loan or (B) if the related Mortgage Loan was a refinancing of an existing mortgage loan, during the twelve months preceding the date of origination of the related Mortgage Loan, divided by
     (2) the lesser of (a) the appraisal value and (b) the sales price of the related Mortgaged Property. As a result of the foregoing, the "Combined Loan-to-Value Ratio" of any Mortgage Loan will not reflect the presence or amount of any junior lien mortgage loan secured by the same mortgaged property if the conditions set forth in clauses (1)(b)(i) and (1)(b)(ii) are not satisfied. As of the Cut-off Date, those Group 13 Mortgage Loans that had, at the time of their origination, junior lien mortgage loans satisfying the conditions set forth in clauses (1)(b)(i) and (1)(b)(ii), had a weighted average Combined Loan-to-Value Ratio of 78.13%.

                     DELINQUENCY AND FORECLOSURE INFORMATION

MORTGAGE POOL I

As of the Cut-off Date, 306 Mortgage Loans, representing 6.8% of Mortgage Pool I by loan number and 7.4% of Mortgage Pool I by aggregate principal balance, had experienced one delinquency of 30-59 days in the past twelve months.

As of the Cut-off Date, 75 Mortgage Loans in Mortgage Group 1, representing 7.3% of Mortgage Group 1 by loan number and 7.9% of Mortgage Group 1 by aggregate principal balance, had experienced one delinquency of 30-59 days in the past twelve months.

As of the Cut-off Date, 45 Mortgage Loans in Mortgage Group 2, representing 6.9% of Mortgage Group 2 by loan number and 7.3% of Mortgage Group 2 by aggregate principal balance, had experienced one delinquency of 30-59 days in the past twelve months.

As of the Cut-off Date, 40 Mortgage Loans in Mortgage Group 3, representing 6.8% of Mortgage Group 3 by loan number and 7.4% of Mortgage Group 3 by aggregate principal balance, had experienced one delinquency of 30-59 days in the past twelve months.

As of the Cut-off Date, 8 Mortgage Loans in Mortgage Group 4, representing 4.9% of Mortgage Group 4 by loan number and 6.2% of Mortgage Group 4 by aggregate principal balance, had experienced one delinquency of 30-59 days in the past twelve months.

As of the Cut-off Date, 15 Mortgage Loans in Mortgage Group 5, representing 4.6% of Mortgage Group 5 by loan number and 4.6% of Mortgage Group 5 by aggregate principal balance, had experienced one delinquency of 30-59 days in the past twelve months.

As of the Cut-off Date, 5 Mortgage Loans in Mortgage Group 6, representing 7.4% of Mortgage Group 6 by loan number and 8.4% of Mortgage Group 6 by aggregate principal balance, had experienced one delinquency of 30-59 days in the past twelve months.

As of the Cut-off Date, 26 Mortgage Loans in Mortgage Group 7, representing 8.8% of Mortgage Group 7 by loan number and 9.0% of Mortgage Group 7 by aggregate principal balance, had experienced one delinquency of 30-59 days in the past twelve months.

As of the Cut-off Date, 51 Mortgage Loans in Mortgage Group 8, representing 7.0% of Mortgage Group 8 by loan number and 7.4% of Mortgage Group 8 by aggregate principal balance, had experienced one delinquency of 30-59 days in the past twelve months.

As of the Cut-off Date, 21 Mortgage Loans in Mortgage Group 9, representing 6.3% of Mortgage Group 9 by loan number and 7.9% of Mortgage Group 9 by aggregate principal balance, had experienced one delinquency of 30-59 days in the past twelve months.

As of the Cut-off Date, 20 Mortgage Loans in Mortgage Group 10, representing 6.7% of Mortgage Group 10 by loan number and 7.3% of Mortgage Group 10 by aggregate principal balance, had experienced one delinquency of 30-59 days in the past twelve months.

As of the Cut-off Date, none of the Pool I Mortage Loans had experienced more than one delinquency or a delinquency lasting longer than 59 days. As of the Cut-off Date, none of the Pool I Mortgage Loans were delinquent 30 days or more.

MORTGAGE POOL II

As of the Cut-off Date, 50 Mortgage Loans, representing 3.1% of Mortgage Pool II by loan number and 3.2% of Mortgage Pool II by aggregate principal balance, had experienced one delinquency of 30-59 days in the past twelve months.

As of the Cut-off Date, 48 Mortgage Loans in Mortgage Group 11, representing 5.0% of Mortgage Group 11 by loan number and 5.2% of Mortgage Group 11 by aggregate principal balance, had experienced one delinquency of 30-59 days in the past twelve months.

As of the Cut-off Date, 2 Mortgage Loans in Mortgage Group 12, representing 0.6% of Mortgage Group 12 by loan number and 0.7% of Mortgage Group 12 by aggregate principal balance, had experienced one delinquency of 30-59 days in the past twelve months.

As of the Cut-off Date, none of the Mortgage Loans in Mortgage Group 13 had experienced a delinquency of 30-59 days in the past twelve months.

As of the Cut-off Date, none of the Pool II Mortgage Loans had experienced more than one delinquency or a delinquency lasting longer than 59 days. As of the Cut-off Date, none of the Pool II Mortgage Loans were delinquent 30 days or more.

                       PREPAYMENT AND YIELD CONSIDERATIONS

POOL I OFFERED CERTIFICATES

The rate of principal payments on the Offered Certificates relating to Mortgage Pool I (the "POOL I OFFERED CERTFICATES"), the aggregate amount of each interest payment on the Pool I Offered Certificates and the yield to maturity of the Pool I Offered Certificates are related to the rate and timing of payments of principal on the underlying Pool I Mortgage Loans. Generally, with certain limited exceptions discussed at "Description of the Certificates--Distributions to Pool I Certificateholders--Cross-Collateralization Provisions" in this prospectus supplement, the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6 and Class A-R Certificates will receive payments from collections on the Group 1 Mortgage Loans, the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will receive payments from collections on the Group 2 Mortgage Loans, the Class 3-A1 and Class 3-A2 Certificates will receive payments from collections on the Group 3 Mortgage Loans, the Class 4-A1 and Class 4-A2 Certificates will receive payments from collections on the Group 4 Mortgage Loans, the Class 5-A1 and Class 5-A2 Certificates will receive payments from collections on the Group 5 Mortgage Loans, the Class 6-A1 and Class 6-A2 Certificates will receive payments from collections on the Group 6 Mortgage Loans, the Class 7-A1 and Class 7-A2 Certificates will receive payments from collections on the Group 7 Mortgage Loans, the Class 8-A1 and Class 8-A2 Certificates will receive payments from collections on the Group 8 Mortgage Loans, the Class 9-A1 and Class 9-A2 Certificates will receive payments from collections on the Group 9 Mortgage Loans and the Class 10-A1 and Class 10-A2 Certificates will receive payments from collections on the Group 10 Mortgage Loans. The principal payments on the Pool I Mortgage Loans may be in the form of scheduled principal payments or prepayments (for this purpose, the term "prepayment" includes prepayments in full, curtailments and liquidations due to default, casualty, condemnation and the like, as well as repurchases by a mortgage loan seller). Any such prepayments will result in distributions to holders of Pool I Certificates ("POOL I CERTIFICATEHOLDERS") of principal amounts which would otherwise be distributed over the remaining terms of the Pool I Mortgage Loans. In addition, because, for at least eleven years after the issuance of the Certificates, the Class A Pool I Certificateholders in the aggregate will be entitled to receive a percentage of certain amounts, including principal prepayments, which is generally greater than their proportionate interest in Mortgage Pool I, the rate of principal prepayments on the Pool I Mortgage Loans will have a greater effect on the rate of principal payments and the amount of interest payments on, and the yield to maturity of, such Certificates than if such Pool I Certificateholders were entitled only to their proportionate interest in such amounts. In general, the prepayment rate may be influenced by a number of factors, including general economic conditions and homeowner mobility.

     Mortgagors are permitted to prepay the Pool I Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal on the Pool I Certificates may also be affected by any repurchase of the Pool I Mortgage Loans as to which there has been a material breach of a representation or warranty or defect in documentation, or by a purchase by the Servicer of certain Pool I Mortgage Loans modified at the request of a Mortgagor (including Mortgagors with respect to which the Servicer has solicited such a request). See "The Mortgage Loans--General" and "The Pooling and Servicing Agreement--Optional Termination." In such event, the repurchase price will be passed through to the related Certificateholders as a prepayment of principal in the month following the month of such repurchase.

     The rate of prepayments with respect to mortgage loans on one- to four-family residences has fluctuated significantly in recent years. The Depositor believes that in a fluctuating interest rate environment a predominant factor affecting the prepayment rate on a large pool of mortgage loans is the difference between the interest rates on the mortgage loans (giving consideration to the cost of any refinancing) and prevailing mortgage rates. In general, if mortgage interest rates were to fall below the interest rates on the Pool I Mortgage Loans, the rate of prepayment would be expected to increase. Conversely, in general, if mortgage interest rates were to rise above the interest rates on the Pool I Mortgage Loans, the rate of prepayment would be expected to decrease. Also, in a rising interest rate environment, borrowers may refinance into a fixed rate loan in order to prevent further increases to the rate for their Pool I Mortgage Loan. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Additionally, in general, mortgage loans having relatively high principal balances and/or relatively low loan-to-value ratios may be more likely to prepay than mortgage loans having relatively low principal balances and/or relatively high loan-to-value ratios. Therefore, if a mortgage pool consists of mortgage loans which generally have relatively high principal balances and relatively low loan-to-value ratios, the rate of prepayments with respect to such mortgage pool could be higher than would otherwise be the case. In addition, prepayments generally will also result from home sales by mortgagors and from foreclosures due to defaults on mortgage loans. There is no historical prepayment data available for Mortgage Pool I, and comparable data is not available because the Pool I Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by Ginnie Mae, Fannie Mae or Freddie Mac may not be comparable to prepayments expected to be experienced by Mortgage Pool I, because the Pool I Mortgage Loans have characteristics which differ from mortgage loans underlying pass-through certificates issued by Ginnie Mae, Fannie Mae and Freddie Mac.

     As described in this prospectus supplement, approximately 25.8% of the Pool I Mortgage Loans provide for only monthly interest payments for the first five, seven or ten years, respectively, following origination. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Pool I Mortgage Loans during such interest-only period. In addition, because no principal is due on the Pool I Mortgage Loans during such interest-only period, the Pool I Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on the Pool I Mortgage Loans are recalculated on the basis of a 25-, 23- or 20-year level payment amortization schedule, as applicable, as described in this prospectus supplement, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the Mortgage Loans were calculated on the basis of a 30 year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Pool I Mortgage Loans.

     All of the Pool I Mortgage Loans are 1-Year LIBOR indexed Mortgage Loans or 1-Year CMT indexed Mortgage Loans. Increases and decreases in the Mortgage Rate on a Pool I Mortgage Loan will be limited by the maximum Mortgage Rate and the minimum Mortgage Rate, if any, and will be based on the relevant index in effect on the applicable date prior to the related interest rate adjustment date plus the applicable margin. The relevant index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Pool I Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some borrowers who prefer the certainty provided by fixed rate mortgage loans may, nevertheless, obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Pool I Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

     "1-YEAR LIBOR" means the average of the interbank offered rates for one-year United States dollar deposits in the London market as published in the The Wall Street Journal and as most recently available forty-five days preceding such adjustment date, as specified in the related Mortgage Note.

     "1-YEAR CMT" means the average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

     On each Distribution Date the Certificate Rates on each class of Class I-A Certificates will be affected by the weighted average of the net Mortgage Rates of the Mortgage Loans in the related Mortgage Group. Therefore, to the extent that the weighted average of the net Mortgage Rates of the Mortgage Loans in the related Mortgage Group decreases, investors in the the related class of Class I-A Certificates may experience a lower yield. On each Distribution Date, the Certificate Rates on the Pool I Subordinated Certificates will be affected by the weighted average of the Net Mortgage Rates on the Pool I Mortgage Loans. Therefore, to the extent that the weighted average of the Net Mortgage Rates on the Pool I Mortgage Loans decreases, investors in the Pool I Subordinated Certificates may experience a lower yield.

     The Mortgage Rate on each Pool I Mortgage Loan will be fixed for an initial period from the date of origination of such Mortgage Loan as described under "The Mortgage Loans," after which the Mortgage Rate will adjust to equal the sum of the relevant index and a related margin. Mortgage Rate adjustments may be subject to the limitations stated in the Mortgage Note with respect to increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the Mortgage Rate may be subject to an initial cap and an overall maximum and minimum lifetime Mortgage Rate. See "The Mortgage Loans".

     The weighted average net Mortgage Rate on the Pool I Mortgage Loans may decrease, and may decrease significantly, after the Mortgage Rates on the Pool I Mortgage Loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins and changes in the relevant index. If as a result of such Mortgage Rate adjustments, the weighted average of the net Mortgage Rates on all the Pool I Mortgage Loans or a Pool I Mortgage Group is reduced, investors in some or all of the Certificates will experience a lower yield as described above. In addition, if, despite increases in the relevant index, the Mortgage Rate on any Pool I Mortgage Loan cannot increase due to a maximum Mortgage Rate limitation or a periodic cap, the yield on certain Pool I Certificates could be adversely affected. Finally, because the Certificate Rate on each class of Pool I Offered Certificates will be based on or limited by the weighted average of the net Mortgage Rates on all the Pool I Mortgage Loans or a Pool I Mortgage Group, disproportionate principal payments on the Pool I Mortgage Loans having net Mortgage Rates higher or lower than the then-current Certificate Rate on such Certificates will affect the Certificate Rate for such Certificates for future periods and the yield on such Certificates.

     The timing of changes in the rate of prepayments on the Pool I Mortgage Loans may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to an investor in the Pool I Offered Certificates, even if the average rate of principal payments is consistent with an investor's expectations. Because the rate of distribution of principal of the Pool I Certificates will be directly related to the actual amortization (including prepayments) of the Pool I Mortgage Loans, which may include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the distributions on the Pool I Offered Certificates are likely to differ from those reflected in the following tables, even if all the Pool I Mortgage Loans prepay at the indicated percentages of the CPR (as defined below), as applicable. In addition, it is not likely that the Pool I Mortgage Loans will prepay at a constant rate until maturity or that all of the Pool I Mortgage Loans will prepay at the same rate. In general, the earlier a payment of principal on the Pool I Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, if principal payments occur at a rate higher (or lower) than the rate anticipated by an investor in the Pool I Offered Certificates during the period immediately following the issuance of the Certificates, the effect on such investor's yield will not be equally offset by a subsequent like reduction (or increase) in the rate of principal payments. If a Pool I Offered Certificate is offered at a discount from its original principal amount and if the purchaser of such Pool I Offered Certificate calculates its yield to maturity based on a faster assumed rate of payment of principal than that actually received on such Certificate, its actual yield to maturity will be lower than that so calculated. If the purchaser of a Pool I Offered

Certificate offered at a premium to its original principal amount calculates its yield to maturity based on a slower assumed rate of payment of principal than that actually received on the Pool I Certificates, the yield to maturity will be lower than that so calculated and, under certain circumstances, such a purchaser may fail to recoup its initial investment. No assurances can be given as to the rate or timing of payments on the Pool I Mortgage Loans. The Class 1-A Certificates, Class 2-A Certificates, Class 3-A Certificates, Class 4-A Certificates, Class 5-A Certificates, Class 6-A Certificates, Class 7-A Certificates, Class 8-A Certificates, Class 9-A Certificates and Class 10-A Certificates will be highly sensitive to the rate and timing of principal prepayments on the Group 1 Mortgage Loans, the Group 2 Mortgage Loans, the Group 3 Mortgage Loans, the Group 4 Mortgage Loans, the Group 5 Mortgage Loans, the Group 6 Mortgage Loans, the Group 7 Mortgage Loans, the Group 8 Mortgage Loans, the Group 9 Mortgage Loans and the Group 10 Mortgage Loans, respectively.

     If the aggregate principal balance of the Pool I Non-Offered Class B Certificates is reduced to zero, the yield to maturity on the Class I-B2 Certificates will be extremely sensitive to losses on the Pool I Mortgage Loans (and the timing thereof), because the entire amount of any such losses (other than Excess Losses (defined in this prospectus supplement)) which occur after the aggregate principal balance of the Pool I Non-Offered Class B Certificates has been reduced to zero will be allocable to the Class I-B2 Certificates, as described in this prospectus supplement. If the aggregate principal balance of the Class I-B2 Certificates and the Pool I Non-Offered Class B Certificates is reduced to zero, the yield to maturity on the Class I-B1 Certificates will be extremely sensitive to losses on the Pool I Mortgage Loans and the timing thereof because the entire amount of any such losses (other than Excess Losses) which occur after the aggregate principal balance of the Class I-B2 Certificates and the Pool I Non-Offered Class B Certificates has been reduced to zero will be allocable to the Class I-B1 Certificates, as described in this prospectus supplement. If the aggregate principal balance of the Class I-B Certificates is reduced to zero, the yield to maturity on the Class I-M Certificates will be extremely sensitive to losses on the Pool I Mortgage Loans and the timing thereof because the entire amount of any such losses (other than Excess Losses) which occur after the aggregate principal balance of the Class I-B Certificates has been reduced to zero will be allocable to the Class I-M Certificates, as described in this prospectus supplement. In addition, as described in this prospectus supplement, for at least eleven years after the issuance of the Pool I Certificates or such lesser time as the Class I-A Certificates are outstanding, each class of Pool I Subordinated Certificates (defined in this prospectus supplement) will be entitled to receive a percentage of certain amounts, including principal prepayments, which is generally less than their proportionate interest in Mortgage Pool I. See "Description of the Certificates--Subordinated Certificates and Shifting Interests."

     No assurance can be given as to the rate or timing of principal payments or prepayments on the Pool I Mortgage Loans. In addition, it is unlikely that prepayments on the Pool I Mortgage Loans will occur at a constant rate even if the average prepayment experience equals the indicated levels of CPR.

     In the event of acceleration of Pool I Mortgage Loans as a result of enforcement of "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties, the level of prepayments on the respective Mortgage Loans will be increased, thereby shortening the weighted average lives of the Pool I Offered Certificates. See "Yield, Maturity and Weighted Average Life Considerations" in the Prospectus.

     The yield to holders of the Pool I Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the level of the relevant index and the amount of and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to the respective Pool I Certificateholders.

     The yield to Pool I Certificateholders will be lower than the yield otherwise produced by the applicable Certificate Rate and the applicable purchase price of the Pool I Certificates because monthly distributions will not be payable to the holders until the 25th day (or if that day is not a business day, the following business day) of the month following the month in which interest accrues on the Pool I Mortgage Loans (without any additional distribution of interest or earnings on them for the delay). In addition, the yield to Pool I Certificateholders may be reduced as a result of Prepayment Interest Shortfalls (defined in this prospectus supplement) to the extent described in this prospectus supplement. See "The Pooling and Servicing Agreement--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans."

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement with respect to Mortgage Pool I is CPR ("CPR"). CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, 30% CPR assumes a constant prepayment rate of 30% per annum. In addition, the tables below indicate the weighted average life in years to maturity using CPB. CPB is equivalent to CPR, with the additional assumption that each mortgage loan that reaches the end of its initial fixed rate period is prepaid in full on its first interest rate adjustment date.

     The tables set forth below are based on the assumption that the Pool I Mortgage Loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including Mortgage Pool I.

     The tables set forth below have been prepared on the basis of the respective expected original principal balances of the Pool I Offered Certificates. For purposes of preparation of the tables, it has been assumed that the Pool I Mortgage Loans on the Closing Date consist of 155 Mortgage Loans having the characteristics described below and that (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning March 1, 2007, (ii) any principal prepayments on the Mortgage Loans are received on the last day of each month beginning in February 2007 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Pool I Mortgage Loans, (iv) optional termination of the Issuing Entity does not occur except as otherwise noted, (v) there are no partial prepayments on the Pool I Mortgage Loans and prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Pool I Mortgage Loans prepay at the indicated constant percentages of the applicable CPR, (vii) the date of issuance for the Pool I Certificates is February 28, 2007, (viii) cash distributions are received by the Pool I Certificateholders on the 25th day of each month when due, (ix) the scheduled monthly payments for each hypothetical mortgage loan are computed based upon the unpaid principal balance, mortgage rate and remaining term to stated maturity such that each hypothetical mortgage loan will fully amortize on its maturity date, (x) 1-Year CMT is constant at 5.050% and (y) 1-Year LIBOR is constant at 5.390%. The assumptions set forth in this paragraph are referred to in this prospectus supplement as the "POOL I MODELING ASSUMPTIONS."

             ASSUMED MORTGAGE LOAN CHARACTERISTICS (MORTGAGE POOL I)

                                                       ORIGINAL REMAINING  ORIGINAL                 MONTHS TO   INITIAL SUBSEQUENT
                                       GROSS     NET    TERM TO  TERM TO  INTEREST-         MAXIMUM NEXT RATE  PERIODIC  PERIODIC
MORTGAGE                 PRINCIPAL   MORTGAGE MORTGAGE MATURITY  MATURITY ONLY TERM MARGIN MORTGAGE ADJUSTMENT RATE CAP  RATE CAP
  GROUP      INDEX      BALANCE ($)  RATE (%) RATE (%) (MONTHS)  (MONTHS)  (MONTHS)   (%)  RATE (%)    DATE       (%)       (%)
-------- ------------ -------------- -------- -------- -------- --------- --------- ------ -------- ---------- -------- ----------
   1     1 Year CMT     1,763,037.50 4.453199 4.197199    360      314        0      2.250   9.453      14       5.000     2.000
   1     1 Year CMT       713,055.68 4.846239 4.590239    360      315        0      2.250   9.846      15       5.000     2.000
   1     1 Year CMT     1,567,730.38 4.551774 4.295774    360      316        0      2.250   9.552      16       5.000     2.000
   1     1 Year CMT       408,458.96 4.750000 4.494000    360      317        0      2.250   9.750      17       5.000     2.000
   1     1 Year CMT       687,674.89 4.750000 4.494000    360      321        0      2.250   9.750      21       5.000     2.000
   1     1 Year CMT     1,489,940.95 4.666242 4.410242    360      324        0      2.250   9.666      24       5.000     2.000
   1     1 Year LIBOR     430,768.48 4.000000 3.744000    240      201        0      2.250   9.000      21       5.000     2.000
   1     1 Year LIBOR     599,761.97 4.875000 4.619000    240      205        0      2.250   9.875      25       5.000     2.000
   1     1 Year LIBOR   1,434,112.89 5.040813 4.784813    360      313        0      2.250  10.041      13       5.000     2.000
   1     1 Year LIBOR  10,446,801.34 4.858253 4.602253    360      314        0      2.275   9.858      14       5.000     2.000
   1     1 Year LIBOR  63,409,256.92 4.731081 4.475081    360      315        0      2.270   9.731      15       5.000     2.000
   1     1 Year LIBOR  46,030,599.92 4.699585 4.443585    360      316        0      2.266   9.700      16       5.000     2.000
   1     1 Year LIBOR  36,512,213.29 4.515213 4.259213    360      317        0      2.250   9.515      17       5.000     2.000
   1     1 Year LIBOR  90,423,440.62 4.383321 4.127321    360      318        0      2.292   9.383      18       5.000     2.000
   1     1 Year LIBOR  87,042,481.14 4.442398 4.186398    360      319        0      2.284   9.442      19       5.000     2.000
   1     1 Year LIBOR  52,936,048.21 4.528482 4.272482    360      320        0      2.289   9.528      20       5.000     2.000
   1     1 Year LIBOR  32,728,987.35 4.647212 4.391212    360      321        0      2.259   9.647      21       5.000     2.000
   1     1 Year LIBOR  37,786,551.87 4.833682 4.577682    360      322        0      2.258   9.834      22       5.000     2.000
   1     1 Year LIBOR  34,026,400.47 4.886783 4.630783    360      323        0      2.260   9.887      23       5.000     2.000
   1     1 Year LIBOR  21,702,900.02 4.909652 4.653652    360      324        0      2.262   9.910      24       5.000     2.000
   1     1 Year LIBOR  62,376,425.37 4.771391 4.515391    360      325        0      2.261   9.771      25       5.000     2.000
   1     1 Year LIBOR  42,966,090.07 4.607529 4.351529    360      326        0      2.250   9.608      26       5.000     2.000

   2     1 Year CMT       626,893.66 4.875000 4.619000    360      326        0      2.250   9.875      26       5.000     2.000
   2     1 Year CMT       427,756.94 4.625000 4.369000    360      327        0      2.250   9.625      27       5.000     2.000
   2     1 Year LIBOR     406,982.48 4.250000 3.994000    240      206        0      2.250   9.250      26       5.000     2.000
   2     1 Year LIBOR     395,372.75 4.500000 4.244000    240      208        0      2.250   9.500      28       5.000     2.000
   2     1 Year LIBOR 112,981,782.57 4.432542 4.176542    360      326        0      2.264   9.433      26       5.000     2.000
   2     1 Year LIBOR 228,103,660.65 4.356484 4.100484    360      327        0      2.267   9.356      27       5.000     2.000
   2     1 Year LIBOR  42,556,122.90 4.528187 4.272187    360      328        0      2.250   9.528      28       5.000     2.000

   3     1 Year CMT       437,389.47 5.375000 5.119000    360      337       60      2.250  10.375      37       5.000     2.000
   3     1 Year LIBOR     433,367.23 5.375000 5.119000    240      216        0      2.250  10.375      36       5.000     2.000
   3     1 Year LIBOR  12,481,843.25 4.900069 4.644069    360      329        0      2.250   9.900      29       5.000     2.000
   3     1 Year LIBOR  15,546,493.26 5.157873 4.901873    360      330        0      2.250  10.158      30       5.000     2.000
   3     1 Year LIBOR  17,335,347.37 5.107248 4.851248    360      331        0      2.250  10.107      31       5.000     2.000
   3     1 Year LIBOR  21,092,143.00 4.952632 4.696632    360      332        0      2.268   9.953      32       5.000     2.000
   3     1 Year LIBOR  24,876,631.40 4.895227 4.639227    360      333        0      2.250   9.895      33       5.000     2.000
   3     1 Year LIBOR  21,553,831.35 4.867002 4.611002    360      334        0      2.264   9.867      34       5.000     2.000
   3     1 Year LIBOR  16,019,712.05 4.964328 4.708328    360      335        0      2.250   9.964      35       5.000     2.000
   3     1 Year LIBOR  12,881,915.83 5.111860 4.855860    360      336        0      2.250  10.112      36       5.000     2.000
   3     1 Year LIBOR  10,590,054.04 5.147106 4.891106    360      337        0      2.306  10.147      37       5.000     2.000
   3     1 Year LIBOR  13,128,978.87 5.131988 4.875988    360      338        0      2.250  10.132      38       5.000     2.000
   3     1 Year LIBOR   1,307,559.10 5.246452 4.990452    360      339        0      2.250  10.246      39       5.000     2.000
   3     1 Year LIBOR     365,908.04 5.125000 4.869000    360      348        0      2.250  10.125      48       5.000     2.000
   3     1 Year LIBOR     490,216.62 5.375000 5.119000    360      350        0      2.250  10.375      50       5.000     2.000
   3     1 Year LIBOR   3,006,216.11 5.142732 4.886732    360      330       60      2.332  10.143      30       5.000     2.000
   3     1 Year LIBOR  11,901,243.03 5.165148 4.909148    360      331       60      2.273  10.165      31       5.000     2.000
   3     1 Year LIBOR   6,362,636.09 5.308737 5.052737    360      332       60      2.250  10.309      32       5.000     2.000
   3     1 Year LIBOR   3,958,535.09 5.223942 4.967942    360      333       60      2.250  10.224      33       5.000     2.000
   3     1 Year LIBOR   9,688,434.63 5.117946 4.861946    360      334       60      2.250  10.118      34       5.000     2.000
   3     1 Year LIBOR  11,068,193.04 5.165436 4.909436    360      335       60      2.284  10.165      35       5.000     2.000
   3     1 Year LIBOR  11,970,722.95 5.170135 4.914135    360      336       60      2.250  10.170      36       5.000     2.000
   3     1 Year LIBOR  11,191,733.55 5.217546 4.961546    360      337       60      2.250  10.218      37       5.000     2.000
   3     1 Year LIBOR  14,919,169.72 5.173340 4.917340    360      338       60      2.250  10.173      38       5.000     2.000
   3     1 Year LIBOR   6,034,095.88 5.152588 4.896588    360      339       60      2.250  10.153      39       5.000     2.000
   3     1 Year LIBOR  10,235,677.32 5.235860 4.979860    360      340       60      2.250  10.236      40       5.000     2.000
   3     1 Year LIBOR   1,476,494.00 5.118853 4.862853    360      341       60      2.250  10.119      41       5.000     2.000
   3     1 Year LIBOR   3,411,348.93 5.298663 5.042663    360      347       60      2.250  10.299      47       5.000     2.000
   3     1 Year LIBOR     430,400.00 5.250000 4.994000    360      349       60      2.250  10.250      49       5.000     2.000
   3     1 Year LIBOR     501,000.00 6.500000 6.244000    360      350      120      2.250  11.500      50       5.000     2.000
   3     1 Year LIBOR     420,000.00 5.000000 4.744000    360      352      120      2.250  10.000      52       5.000     2.000

   4     1 Year CMT     1,100,000.00 5.125000 4.869000    360      322       60      2.250  11.125      22       2.000     2.000
   4     1 Year CMT       492,012.83 5.250000 4.994000    360      324       60      2.250  11.250      24       2.000     2.000

                                                       ORIGINAL REMAINING  ORIGINAL                 MONTHS TO   INITIAL SUBSEQUENT
                                       GROSS     NET    TERM TO  TERM TO  INTEREST-         MAXIMUM NEXT RATE  PERIODIC  PERIODIC
MORTGAGE                 PRINCIPAL   MORTGAGE MORTGAGE MATURITY  MATURITY ONLY TERM MARGIN MORTGAGE ADJUSTMENT RATE CAP  RATE CAP
  GROUP      INDEX      BALANCE ($)  RATE (%) RATE (%) (MONTHS)  (MONTHS)  (MONTHS)   (%)  RATE (%)    DATE       (%)       (%)
-------- ------------ -------------- -------- -------- -------- --------- --------- ------ -------- ---------- -------- ----------
   4     1 Year LIBOR   3,190,000.00 4.809561 4.553561    360      313       60      2.250  10.810      13       2.000     2.000
   4     1 Year LIBOR   4,441,827.19 4.898826 4.642826    360      314       60      2.250  10.899      14       2.000     2.000
   4     1 Year LIBOR   5,615,256.56 4.789724 4.533724    360      315       60      2.250  10.790      15       2.000     2.000
   4     1 Year LIBOR   3,371,151.95 4.612810 4.356810    360      316       60      2.250  10.613      16       2.000     2.000
   4     1 Year LIBOR   4,587,620.99 4.315350 4.059350    360      317       60      2.250  10.315      17       2.000     2.000
   4     1 Year LIBOR   7,439,843.53 4.387863 4.131863    360      318       60      2.250  10.388      18       2.000     2.000
   4     1 Year LIBOR   8,238,101.00 4.485102 4.229102    360      319       60      2.250  10.485      19       2.000     2.000
   4     1 Year LIBOR   5,908,000.00 4.594469 4.338469    360      320       60      2.333  10.594      20       2.000     2.000
   4     1 Year LIBOR  10,996,680.87 4.852335 4.596335    360      321       60      2.250  10.852      21       2.000     2.000
   4     1 Year LIBOR  12,132,624.70 4.675169 4.419169    360      322       60      2.291  10.675      22       2.000     2.000
   4     1 Year LIBOR  10,925,786.22 4.946469 4.690469    360      323       60      2.250  10.946      23       2.000     2.000
   4     1 Year LIBOR  14,454,665.06 5.050016 4.794016    360      324       60      2.282  11.050      24       2.000     2.000
   4     1 Year LIBOR  24,597,307.78 4.776858 4.520858    360      325       60      2.289  10.777      25       2.000     2.000

   5     1 Year CMT     3,245,234.79 4.555117 4.299117    360      326       60      2.342  10.555      26       2.000     2.000
   5     1 Year CMT     2,189,726.16 4.414388 4.158388    360      327       60      2.421  10.414      27       2.000     2.000
   5     1 Year LIBOR  77,243,713.82 4.487708 4.231708    360      326       60      2.275  10.488      26       2.000     2.000
   5     1 Year LIBOR 126,190,604.71 4.364423 4.108423    360      327       60      2.287  10.364      27       2.000     2.000
   5     1 Year LIBOR  27,068,237.40 4.536405 4.280405    360      328       60      2.295  10.536      28       2.000     2.000

   6     1 Year LIBOR  10,644,699.47 5.084207 4.828207    360      329       60      2.297  11.084      29       2.000     2.000
   6     1 Year LIBOR   4,535,066.25 5.186884 4.930884    360      330       60      2.250  11.187      30       2.000     2.000
   6     1 Year LIBOR   4,393,294.67 5.123031 4.867031    360      331       60      2.250  11.123      31       2.000     2.000
   6     1 Year LIBOR   7,024,999.38 4.987443 4.731443    360      332       60      2.290  10.987      32       2.000     2.000
   6     1 Year LIBOR   3,086,553.44 4.982205 4.726205    360      333       60      2.250  10.982      33       2.000     2.000
   6     1 Year LIBOR   3,343,624.07 4.892189 4.636189    360      334       60      2.250  10.892      34       2.000     2.000
   6     1 Year LIBOR     432,760.00 5.000000 4.744000    360      335       60      2.250  11.000      35       2.000     2.000

   7     1 Year CMT     1,014,617.35 4.500000 4.244000    360      312        0      2.250   9.500      36       5.000     2.000
   7     1 Year CMT       554,136.12 5.000000 4.744000    360      314        0      2.250  10.000      38       5.000     2.000
   7     1 Year CMT     1,660,709.04 4.799495 4.543495    360      315        0      2.250   9.799      39       5.000     2.000
   7     1 Year CMT     3,782,211.78 4.868978 4.612978    360      316        0      2.250   9.869      40       5.000     2.000
   7     1 Year LIBOR     926,744.55 4.875000 4.619000    360      307        0      2.250   9.875      31       5.000     2.000
   7     1 Year LIBOR     486,459.14 4.625000 4.369000    360      312        0      2.250   9.625      36       5.000     2.000
   7     1 Year LIBOR   4,878,066.25 5.214929 4.958929    360      313        0      2.303  10.215      37       5.000     2.000
   7     1 Year LIBOR  27,248,005.60 4.846521 4.590521    360      314        0      2.269   9.847      38       5.000     2.000
   7     1 Year LIBOR  75,063,867.32 4.932613 4.676613    360      315        0      2.269   9.933      39       5.000     2.000
   7     1 Year LIBOR  60,016,369.91 4.790727 4.534727    360      316        0      2.283   9.791      40       5.000     2.000

   8     1 Year CMT     7,470,165.45 4.482647 4.226647    360      317        0      2.250   9.497      41       5.000     2.000
   8     1 Year CMT     3,276,812.67 4.384489 4.128489    360      318        0      2.250   9.384      42       5.000     2.000
   8     1 Year CMT     4,398,970.92 4.264999 4.008999    360      319        0      2.250   9.265      43       5.000     2.000
   8     1 Year CMT     4,460,807.78 4.794911 4.538911    360      320        0      2.250   9.795      44       5.000     2.000
   8     1 Year LIBOR     613,982.95 4.250000 3.994000    240      197        0      2.250   9.250      41       5.000     2.000
   8     1 Year LIBOR  93,689,890.64 4.489382 4.233382    360      317        0      2.280   9.489      41       5.000     2.000
   8     1 Year LIBOR 138,715,921.59 4.439498 4.183498    360      318        0      2.269   9.439      42       5.000     2.000
   8     1 Year LIBOR 124,031,153.80 4.519176 4.263176    360      319        0      2.259   9.519      43       5.000     2.000
   8     1 Year LIBOR  59,861,101.33 4.636656 4.380656    360      320        0      2.265   9.637      44       5.000     2.000

   9     1 Year LIBOR  32,197,733.96 4.889773 4.633773    360      321        0      2.258   9.890      45       5.000     2.000
   9     1 Year LIBOR  13,757,147.86 5.155467 4.899467    360      322        0      2.250  10.155      46       5.000     2.000
   9     1 Year LIBOR   6,275,866.73 5.169627 4.913627    360      323        0      2.250  10.170      47       5.000     2.000
   9     1 Year LIBOR   3,463,642.16 5.160751 4.904751    360      324        0      2.250  10.161      48       5.000     2.000
   9     1 Year LIBOR   9,074,578.39 5.078236 4.822236    360      325        0      2.250  10.078      49       5.000     2.000
   9     1 Year LIBOR  15,815,965.68 4.710883 4.454883    360      326        0      2.279   9.711      50       5.000     2.000
   9     1 Year LIBOR  29,297,093.38 4.660915 4.404915    360      327        0      2.257   9.661      51       5.000     2.000
   9     1 Year LIBOR  15,080,472.83 4.870957 4.614957    360      328        0      2.273   9.871      52       5.000     2.000
   9     1 Year LIBOR     440,000.00 4.875000 4.619000    360      314       84      2.250   9.875      38       5.000     2.000
   9     1 Year LIBOR   4,081,913.03 4.891934 4.635934    360      315       84      2.250   9.892      39       5.000     2.000
   9     1 Year LIBOR   6,072,718.65 4.856582 4.600582    360      316       84      2.250   9.857      40       5.000     2.000
   9     1 Year LIBOR  12,526,926.47 4.670434 4.414434    360      317       84      2.250   9.670      41       5.000     2.000
   9     1 Year LIBOR  15,823,817.64 4.605615 4.349615    360      318       84      2.250   9.606      42       5.000     2.000
   9     1 Year LIBOR  11,525,696.89 4.618101 4.362101    360      319       84      2.250   9.618      43       5.000     2.000
   9     1 Year LIBOR   4,502,619.64 4.675530 4.419530    360      320       84      2.250   9.676      44       5.000     2.000
   9     1 Year LIBOR   1,400,000.00 5.089286 4.833286    360      321       84      2.250  10.089      45       5.000     2.000
   9     1 Year LIBOR   7,156,882.63 5.144065 4.888065    360      322       84      2.320  10.144      46       5.000     2.000
   9     1 Year LIBOR   3,477,185.09 5.278684 5.022684    360      323       84      2.250  10.279      47       5.000     2.000
   9     1 Year LIBOR   1,900,722.36 5.121103 4.865103    360      324       84      2.250  10.121      48       5.000     2.000
   9     1 Year LIBOR   2,301,580.73 4.856946 4.600946    360      325       84      2.250   9.857      49       5.000     2.000

                                                       ORIGINAL REMAINING  ORIGINAL                 MONTHS TO   INITIAL SUBSEQUENT
                                       GROSS     NET    TERM TO  TERM TO  INTEREST-         MAXIMUM NEXT RATE  PERIODIC  PERIODIC
MORTGAGE                 PRINCIPAL   MORTGAGE MORTGAGE MATURITY  MATURITY ONLY TERM MARGIN MORTGAGE ADJUSTMENT RATE CAP  RATE CAP
  GROUP      INDEX      BALANCE ($)  RATE (%) RATE (%) (MONTHS)  (MONTHS)  (MONTHS)   (%)  RATE (%)    DATE       (%)       (%)
-------- ------------ -------------- -------- -------- -------- --------- --------- ------ -------- ---------- -------- ----------
   9     1 Year LIBOR   2,989,716.55 5.024781 4.768781    360      326       84      2.250  10.025      50       5.000     2.000
   9     1 Year LIBOR   7,818,413.39 4.601699 4.345699    360      327       84      2.250   9.602      51       5.000     2.000
   9     1 Year LIBOR   2,705,470.89 4.851905 4.595905    360      328       84      2.250   9.852      52       5.000     2.000

   10    1 Year CMT       758,684.34 5.125000 4.869000    360      333        0      2.250  10.125      57       5.000     2.000
   10    1 Year CMT       527,982.93 5.125000 4.869000    360      334       84      2.250  10.125      58       5.000     2.000
   10    1 Year CMT       603,868.95 5.375000 5.119000    360      336       84      2.250  10.375      60       5.000     2.000
   10    1 Year CMT       506,556.06 5.375000 5.119000    360      338       84      2.250  10.375      62       5.000     2.000
   10    1 Year LIBOR   4,472,080.11 4.993295 4.737295    360      329        0      2.250   9.993      53       5.000     2.000
   10    1 Year LIBOR   1,269,062.79 4.878864 4.622864    360      330        0      2.250   9.879      54       5.000     2.000
   10    1 Year LIBOR   4,664,010.33 5.183531 4.927531    360      331        0      2.250  10.184      55       5.000     2.000
   10    1 Year LIBOR   6,438,204.77 5.193981 4.937981    360      332        0      2.250  10.194      56       5.000     2.000
   10    1 Year LIBOR   7,900,585.32 5.080998 4.824998    360      333        0      2.250  10.081      57       5.000     2.000
   10    1 Year LIBOR  13,400,145.02 5.203307 4.947307    360      334        0      2.275  10.203      58       5.000     2.000
   10    1 Year LIBOR   1,668,368.38 5.220356 4.964356    360      335        0      2.250  10.220      59       5.000     2.000
   10    1 Year LIBOR   1,662,377.71 5.185798 4.929798    360      336        0      2.250  10.186      60       5.000     2.000
   10    1 Year LIBOR     432,299.04 5.375000 5.119000    360      329       84      2.250  10.375      53       5.000     2.000
   10    1 Year LIBOR   1,328,929.61 5.295048 5.039048    360      330       84      2.250  10.295      54       5.000     2.000
   10    1 Year LIBOR   2,259,254.38 5.248030 4.992030    360      331       84      2.250  10.248      55       5.000     2.000
   10    1 Year LIBOR   4,387,117.87 5.126107 4.870107    360      332       84      2.250  10.126      56       5.000     2.000
   10    1 Year LIBOR   9,927,878.97 5.071344 4.815344    360      333       84      2.250  10.071      57       5.000     2.000
   10    1 Year LIBOR   5,744,229.52 5.206994 4.950994    360      334       84      2.250  10.207      58       5.000     2.000
   10    1 Year LIBOR   3,113,132.93 5.216433 4.960433    360      335       84      2.250  10.216      59       5.000     2.000
   10    1 Year LIBOR   4,614,801.64 5.149554 4.893554    360      336       84      2.250  10.150      60       5.000     2.000
   10    1 Year LIBOR  16,193,289.44 5.151106 4.895106    360      337       84      2.250  10.151      61       5.000     2.000
   10    1 Year LIBOR  37,960,122.29 5.192720 4.936720    360      338       84      2.250  10.193      62       5.000     2.000
   10    1 Year LIBOR  11,063,905.40 5.221040 4.965040    360      339       84      2.319  10.221      63       5.000     2.000
   10    1 Year LIBOR   2,421,523.85 5.236728 4.980728    360      340       84      2.250  10.237      64       5.000     2.000
   10    1 Year LIBOR     560,000.00 6.875000 6.619000    360      356      120      2.250  11.875      80       5.000     2.000
   10    1 Year LIBOR     970,000.00 5.375000 5.119000    360      359      120      2.250  10.375      83       5.000     2.000

     There will be differences between the characteristics of the Pool I Mortgage Loans actually included in the assets of the Issuing Entity and the characteristics assumed in preparing the following tables. Such differences may affect the percentages of the original principal balance outstanding set forth in the tables and the weighted average lives of the Pool I Offered Certificates, and could cause the outstanding principal balance of any Pool I Offered Certificate to be reduced to zero earlier or later than indicated by the tables.

     Variations in actual prepayment experience and the principal balances of Pool I Mortgage Loans that prepay may increase or decrease the percentages of the original principal balances outstanding and the weighted average lives shown in the following tables. Such variations may occur even if the average prepayment experience of all such Pool I Mortgage Loans equals the indicated levels of CPR. There is no assurance that the Pool I Mortgage Loans will prepay at any constant level of CPR.

     Based on the foregoing assumptions, the following tables indicate the weighted average life of each class of Pool I Offered Certificates and set forth the percentages of the original principal balance of each class of Pool I Offered Certificates that would be outstanding after each of the dates shown at various percentages of the CPR.

     The weighted average lives of the Pool I Offered Certificates as set forth on the following tables are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total principal distribution on such Certificates.

     No assurance can be given as to the rate or timing of principal payments or prepayments on any of the Pool I Mortgage Loans.

      PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW

                         CLASS 1-A1, CLASS 1-A2, CLASS 1-A3, CLASS
                                 1-A4, CLASS 1-A5 AND CLASS          CLASS 2-A1, CLASS 2-A2, CLASS 2-A3, AND
                                     1-A6 CERTIFICATES                       CLASS 2-A4 CERTIFICATES
                         -----------------------------------------  -----------------------------------------
DISTRIBUTION DATE          0%    10%   20%   25%   30%   40%   50%    0%    10%   20%   25%   30%   40%   50%
-----------------        -----  ----  ----  ----  ----  ----  ----  -----  ----  ----  ----  ----  ----  ----
Initial Percentage ....    100   100   100   100   100   100   100    100   100   100   100   100   100   100
February 25, 2008 .....     98    88    78    73    68    58    48     98    88    78    73    68    58    48
February 25, 2009 .....     96    78    61    54    47    34    24     96    78    61    54    47    34    24
February 25, 2010 .....     95    69    48    40    32    20    11     95    69    48    39    32    20    11
February 25, 2011 .....     93    61    38    29    22    12     6     93    61    38    29    22    12     6
February 25, 2012 .....     92    54    30    21    15     7     3     92    54    30    21    15     7     3
February 25, 2013 .....     90    47    23    16    10     4     1     90    47    23    16    10     4     1
February 25, 2014 .....     88    42    18    12     7     2     1     88    42    18    12     7     2     1
February 25, 2015 .....     86    37    14     9     5     1     *     86    37    14     9     5     1     *
February 25, 2016 .....     84    32    11     6     3     1     *     84    32    11     6     3     1     *
February 25, 2017 .....     82    28     9     5     2     *     *     82    28     9     5     2     *     *
February 25, 2018 .....     79    25     7     3     2     *     *     80    25     7     3     2     *     *
February 25, 2019 .....     76    21     5     2     1     *     *     77    22     5     2     1     *     *
February 25, 2020 .....     73    18     4     2     1     *     *     74    19     4     2     1     *     *
February 25, 2021 .....     70    16     3     1     *     *     *     71    16     3     1     *     *     *
February 25, 2022 .....     67    14     2     1     *     *     *     68    14     2     1     *     *     *
February 25, 2023 .....     63    12     2     1     *     *     *     64    12     2     1     *     *     *
February 25, 2024 .....     59    10     1     *     *     *     *     61    10     1     *     *     *     *
February 25, 2025 .....     55     8     1     *     *     *     *     57     8     1     *     *     *     *
February 25, 2026 .....     50     7     1     *     *     *     *     52     7     1     *     *     *     *
February 25, 2027 .....     45     5     1     *     *     *     *     47     6     1     *     *     *     *
February 25, 2028 .....     40     4     *     *     *     *     *     42     5     *     *     *     *     *
February 25, 2029 .....     34     3     *     *     *     *     *     37     4     *     *     *     *     *
February 25, 2030 .....     28     2     *     *     *     *     *     31     3     *     *     *     *     *
February 25, 2031 .....     21     2     *     *     *     *     *     24     2     *     *     *     *     *
February 25, 2032 .....     13     1     *     *     *     *     *     18     1     *     *     *     *     *
February 25, 2033 .....      5     *     *     *     *     *     *     10     1     *     *     *     *     *
February 25, 2034 .....      *     *     *     *     *     *     0      2     *     *     *     *     *     *
February 25, 2035 .....      0     0     0     0     0     0     0      0     0     0     0     0     0     0
February 25, 2036 .....      0     0     0     0     0     0     0      0     0     0     0     0     0     0
February 25, 2037 .....      0     0     0     0     0     0     0      0     0     0     0     0     0     0

   Weighted Average
      Life in Years
      to Maturity .....  17.36  7.36  4.09  3.26  2.67  1.90  1.41  17.72  7.39  4.09  3.25  2.66  1.89  1.41
   Weighted Average
      Life in Years
      to Optional
      Clean-up Call ...  17.36  7.35  4.06  3.23  2.64  1.88  1.40  17.72  7.38  4.06  3.23  2.64  1.88  1.40
   Weighted Average
      Life in Years
      to Maturity
      using CPB (**) ..   1.61  1.48  1.35  1.28  1.22  1.09  0.97   2.17  1.94  1.72  1.62  1.51  1.31  1.13

(*)  Less than 0.5% but greater than 0.0%.

(**) Assumes the mortgage loans pay at the above percentages on each column of CPB.

      PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW

                                 CLASS 3-A1, AND CLASS 3-A2                 CLASS 4-A1 AND CLASS 4-A2
                                        CERTIFICATES                               CERTIFICATES
                         -----------------------------------------  -----------------------------------------
DISTRIBUTION DATE          0%    10%   20%   25%   30%   40%   50%    0%    10%   20%   25%   30%   40%   50%
-----------------        -----  ----  ----  ----  ----  ----  ----  -----  ----  ----  ----  ----  ----  ----
Initial Percentage ....    100   100   100   100   100   100   100    100   100   100   100   100   100   100
February 25, 2008 .....     99    89    79    74    69    59    49    100    90    80    75    70    60    49
February 25, 2009 .....     98    79    62    55    47    35    24    100    80    63    56    48    35    24
February 25, 2010 .....     97    70    49    40    33    20    12     98    71    50    41    33    21    12
February 25, 2011 .....     95    62    39    30    23    12     6     97    63    39    30    23    12     6
February 25, 2012 .....     94    55    30    22    16     7     3     95    56    31    22    16     7     3
February 25, 2013 .....     92    49    24    16    11     4     1     93    49    24    16    11     4     1
February 25, 2014 .....     91    43    19    12     7     2     1     91    43    19    12     7     2     1
February 25, 2015 .....     89    38    15     9     5     1     *     89    38    15     9     5     1     *
February 25, 2016 .....     87    33    12     6     3     1     *     87    33    12     6     3     1     *
February 25, 2017 .....     85    29     9     5     2     1     *     85    29     9     5     2     *     *
February 25, 2018 .....     82    26     7     3     2     *     *     82    25     7     3     2     *     *
February 25, 2019 .....     80    22     5     2     1     *     *     79    22     5     2     1     *     *
February 25, 2020 .....     77    19     4     2     1     *     *     76    19     4     2     1     *     *
February 25, 2021 .....     74    17     3     1     *     *     *     73    16     3     1     *     *     *
February 25, 2022 .....     71    14     2     1     *     *     *     69    14     2     1     *     *     *
February 25, 2023 .....     68    12     2     1     *     *     *     66    12     2     1     *     *     *
February 25, 2024 .....     64    11     1     *     *     *     *     62    10     1     *     *     *     *
February 25, 2025 .....     60     9     1     *     *     *     *     57     8     1     *     *     *     *
February 25, 2026 .....     56     7     1     *     *     *     *     52     7     1     *     *     *     *
February 25, 2027 .....     51     6     1     *     *     *     *     47     6     1     *     *     *     *
February 25, 2028 .....     46     5     *     *     *     *     *     42     5     *     *     *     *     *
February 25, 2029 .....     41     4     *     *     *     *     *     36     3     *     *     *     *     *
February 25, 2030 .....     35     3     *     *     *     *     *     29     3     *     *     *     *     *
February 25, 2031 .....     29     2     *     *     *     *     *     22     2     *     *     *     *     *
February 25, 2032 .....     22     2     *     *     *     *     *     15     1     *     *     *     *     *
February 25, 2033 .....     15     1     *     *     *     *     *      7     *     *     *     *     *     *
February 25, 2034 .....      7     *     *     *     *     *     *      *     *     *     *     *     *     0
February 25, 2035 .....      1     *     *     *     *     *     0      0     0     0     0     0     0     0
February 25, 2036 .....      *     *     *     *     *     0     0      0     0     0     0     0     0     0
February 25, 2037 .....      0     0     0     0     0     0     0      0     0     0     0     0     0     0

   Weighted Average
      Life in Years to
      Maturity ........  18.61  7.61  4.17  3.31  2.71  1.92  1.43  18.00  7.59  4.20  3.34  2.73  1.94  1.44
   Weighted Average
      Life in Years to
      Optional
      Clean-up Call ...  18.59  7.59  4.14  3.28  2.68  1.90  1.41  18.00  7.58  4.18  3.31  2.71  1.92  1.43
   Weighted
      Average Life in
      Years to
      Maturity using
      CPB (**) ........   2.81  2.43  2.08  1.93  1.77  1.49  1.24   1.74  1.59  1.44  1.37  1.29  1.15  1.01

(*)  Less than 0.5% but greater than 0.0%.

(**) Assumes the mortgage loans pay at the above percentages on each column of CPB.

      PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW

                                 CLASS 5-A1 AND CLASS 5-A2                    CLASS 6-A1, AND CLASS
                                        CERTIFICATES                            6-A2 CERTIFICATES
                         -----------------------------------------  -----------------------------------------
DISTRIBUTION DATE          0%    10%   20%   25%   30%   40%   50%    0%    10%   20%   25%   30%   40%   50%
-----------------        -----  ----  ----  ----  ----  ----  ----  -----  ----  ----  ----  ----  ----  ----
Initial Percentage ....    100   100   100   100   100   100   100    100   100   100   100   100   100   100
February 25, 2008 .....    100    90    80    75    70    60    49    100    90    80    75    70    60    49
February 25, 2009 .....    100    81    64    56    48    35    24    100    81    64    56    48    35    24
February 25, 2010 .....     99    72    50    41    33    21    12     99    72    50    41    34    21    12
February 25, 2011 .....     97    63    39    30    23    12     6     98    64    40    31    23    12     6
February 25, 2012 .....     96    56    31    22    16     7     3     96    56    31    23    16     7     3
February 25, 2013 .....     94    49    24    16    11     4     1     95    50    25    17    11     4     1
February 25, 2014 .....     92    44    19    12     7     3     1     93    44    19    12     8     3     1
February 25, 2015 .....     90    38    15     9     5     1     *     91    39    15     9     5     1     *
February 25, 2016 .....     88    34    12     7     3     1     *     89    34    12     7     4     1     *
February 25, 2017 .....     86    30     9     5     2     1     *     87    30     9     5     2     1     *
February 25, 2018 .....     83    26     7     3     2     *     *     84    26     7     4     2     *     *
February 25, 2019 .....     80    22     5     3     1     *     *     82    23     6     3     1     *     *
February 25, 2020 .....     78    20     4     2     1     *     *     79    20     4     2     1     *     *
February 25, 2021 .....     74    17     3     1     *     *     *     76    17     3     1     1     *     *
February 25, 2022 .....     71    14     2     1     *     *     *     72    15     3     1     *     *     *
February 25, 2023 .....     67    12     2     1     *     *     *     69    13     2     1     *     *     *
February 25, 2024 .....     63    10     1     *     *     *     *     65    11     1     *     *     *     *
February 25, 2025 .....     59     9     1     *     *     *     *     61     9     1     *     *     *     *
February 25, 2026 .....     55     7     1     *     *     *     *     56     8     1     *     *     *     *
February 25, 2027 .....     50     6     1     *     *     *     *     52     6     1     *     *     *     *
February 25, 2028 .....     44     5     *     *     *     *     *     46     5     *     *     *     *     *
February 25, 2029 .....     39     4     *     *     *     *     *     41     4     *     *     *     *     *
February 25, 2030 .....     32     3     *     *     *     *     *     35     3     *     *     *     *     *
February 25, 2031 .....     26     2     *     *     *     *     *     28     2     *     *     *     *     *
February 25, 2032 .....     18     1     *     *     *     *     *     21     1     *     *     *     *     *
February 25, 2033 .....     11     1     *     *     *     *     *     13     1     *     *     *     *     *
February 25, 2034 .....      2     *     *     *     *     *     *      5     *     *     *     *     *     *
February 25, 2035 .....      0     0     0     0     0     0     0      0     0     0     0     0     0     0
February 25, 2036 .....      0     0     0     0     0     0     0      0     0     0     0     0     0     0
February 25, 2037 .....      0     0     0     0     0     0     0      0     0     0     0     0     0     0
   Weighted Average
      Life in Years to
      Maturity ........  18.47  7.68  4.23  3.36  2.74  1.94  1.44  18.84  7.75  4.25  3.37  2.75  1.95  1.45
   Weighted Average
      Life in Years to
      Optional
      Clean-up Call ...  18.47  7.67  4.20  3.33  2.72  1.92  1.43  18.84  7.73  4.22  3.34  2.73  1.93  1.43
   Weighted Average
      Life in Years to
      Maturity using
      CPB (**) ........   2.22  1.98  1.75  1.65  1.54  1.34  1.14   2.56  2.25  1.96  1.82  1.69  1.44  1.21

(*)  Less than 0.5% but greater than 0.0%.

(**) Assumes the mortgage loans pay at the above percentages on each column of CPB.

     PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW

                           CLASS 7-A1 AND CLASS 7-A2 CERTIFICATES     CLASS 8-A1 AND CLASS 8-A2 CERTIFICATES
                         -----------------------------------------  -----------------------------------------
DISTRIBUTION DATE         0%     10%   20%   25%   30%   40%   50%    0%    10%   20%   25%   30%   40%   50%
-----------------        -----  ----  ----  ----  ----  ----  ----  -----  ----  ----  ----  ----  ----  ----
Initial Percentage.....    100  100    100   100   100   100   100    100   100   100   100   100   100   100
February 25, 2008......     98   88     78    73    68    58    48     98    88    78    73    68    58    48
February 25, 2009......     96   78     61    54    47    34    24     96    77    61    53    46    34    23
February 25, 2010......     94   68     48    39    32    20    11     94    68    47    39    32    20    11
February 25, 2011......     92   60     37    29    22    12     6     92    60    37    29    22    12     6
February 25, 2012......     91   53     29    21    15     7     3     90    53    29    21    15     7     3
February 25, 2013......     89   47     23    16    10     4     1     88    47    23    16    10     4     1
February 25, 2014......     87   41     18    11     7     2     1     87    41    18    11     7     2     1
February 25, 2015......     85   36     14     8     5     1     *     85    36    14     8     5     1     *
February 25, 2016......     83   32     11     6     3     1     *     82    32    11     6     3     1     *
February 25, 2017......     80   28      9     4     2     *     *     80    28     9     4     2     *     *
February 25, 2018......     78   24      7     3     2     *     *     78    24     7     3     2     *     *
February 25, 2019......     75   21      5     2     1     *     *     75    21     5     2     1     *     *
February 25, 2020......     72   18      4     2     1     *     *     72    18     4     2     1     *     *
February 25, 2021......     69   16      3     1     *     *     *     69    16     3     1     *     *     *
February 25, 2022......     65   13      2     1     *     *     *     65    13     2     1     *     *     *
February 25, 2023......     61   11      2     1     *     *     *     62    11     2     1     *     *     *
February 25, 2024......     57    9      1     *     *     *     *     58    10     1     *     *     *     *
February 25, 2025......     53    8      1     *     *     *     *     53     8     1     *     *     *     *
February 25, 2026......     48    6      1     *     *     *     *     49     7     1     *     *     *     *
February 25, 2027......     43    5      *     *     *     *     *     44     5     *     *     *     *     *
February 25, 2028......     37    4      *     *     *     *     *     38     4     *     *     *     *     *
February 25, 2029......     31    3      *     *     *     *     *     33     3     *     *     *     *     *
February 25, 2030......     25    2      *     *     *     *     *     26     2     *     *     *     *     *
February 25, 2031......     18    1      *     *     *     *     *     20     2     *     *     *     *     *
February 25, 2032......     10    1      *     *     *     *     *     12     1     *     *     *     *     *
February 25, 2033......      2    *      *     *     *     *     *      4     *     *     *     *     *     *
February 25, 2034......      0    0      0     0     0     0     0      0     0     0     0     0     0     0
February 25, 2035......      0    0      0     0     0     0     0      0     0     0     0     0     0     0
February 25, 2036......      0    0      0     0     0     0     0      0     0     0     0     0     0     0
February 25, 2037......      0    0      0     0     0     0     0      0     0     0     0     0     0     0
Weighted Average Life
   in Years to
   Maturity............  16.90  7.26  4.06  3.23  2.65  1.89  1.41  17.02  7.26  4.05  3.23  2.65  1.89  1.41
Weighted Average Life
   in Years to Optional
   Clean-up Call.......  16.90  7.25  4.03  3.21  2.63  1.87  1.40  17.02  7.25  4.02  3.20  2.62  1.87  1.40
Weighted Average Life
   in Years to
   Maturity using
   CPB (**)............   3.14  2.67  2.25  2.06  1.88  1.56  1.28   3.39  2.84  2.36  2.15  1.95  1.60  1.30

(*)  Less than 0.5% but greater than 0.0%.

(**) Assumes the mortgage loans pay at the above percentages on each column of CPB.

     PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW

                          CLASS 9-A1, AND CLASS 9-A2 CERTIFICATES    CLASS 10-A1 AND CLASS 10-A2 CERTIFICATES
                         -----------------------------------------  -----------------------------------------
DISTRIBUTION DATE          0%    10%   20%   25%   30%   40%   50%    0%    10%   20%   25%   30%   40%   50%
-----------------        -----  ----  ----  ----  ----  ----  ----  -----  ----  ----  ----  ----  ----  ----
Initial Percentage.....    100   100   100   100   100   100   100   100    100   100   100   100   100   100
February 25, 2008......     99    89    79    74    69    59    49   100     89    79    74    69    59    49
February 25, 2009......     98    79    62    55    47    35    24    99     80    63    55    48    35    24
February 25, 2010......     97    70    49    40    33    20    12    98     71    50    41    33    21    12
February 25, 2011......     95    62    39    30    22    12     6    98     64    40    31    23    12     6
February 25, 2012......     93    55    30    22    15     7     3    97     57    32    23    16     7     3
February 25, 2013......     92    48    24    16    11     4     1    96     50    25    17    11     4     1
February 25, 2014......     90    43    19    12     7     2     1    94     44    19    12     8     3     1
February 25, 2015......     88    37    15     9     5     1     *    92     39    15     9     5     2     *
February 25, 2016......     86    33    11     6     3     1     *    90     35    12     7     4     1     *
February 25, 2017......     83    29     9     5     2     *     *    88     30     9     5     2     1     *
February 25, 2018......     81    25     7     3     2     *     *    86     27     7     4     2     *     *
February 25, 2019......     78    22     5     2     1     *     *    83     23     6     3     1     *     *
February 25, 2020......     75    19     4     2     1     *     *    80     20     4     2     1     *     *
February 25, 2021......     72    16     3     1     *     *     *    77     17     3     1     1     *     *
February 25, 2022......     69    14     2     1     *     *     *    74     15     3     1     *     *     *
February 25, 2023......     65    12     2     1     *     *     *    71     13     2     1     *     *     *
February 25, 2024......     61    10     1     *     *     *     *    67     11     1     *     *     *     *
February 25, 2025......     57     8     1     *     *     *     *    63      9     1     *     *     *     *
February 25, 2026......     52     7     1     *     *     *     *    58      8     1     *     *     *     *
February 25, 2027......     47     6     1     *     *     *     *    54      6     1     *     *     *     *
February 25, 2028......     42     5     *     *     *     *     *    49      5     *     *     *     *     *
February 25, 2029......     36     3     *     *     *     *     *    43      4     *     *     *     *     *
February 25, 2030......     30     3     *     *     *     *     *    37      3     *     *     *     *     *
February 25, 2031......     23     2     *     *     *     *     *    31      2     *     *     *     *     *
February 25, 2032......     15     1     *     *     *     *     *    24      2     *     *     *     *     *
February 25, 2033......      7     *     *     *     *     *     *    16      1     *     *     *     *     *
February 25, 2034......      1     *     *     *     *     *     *     8      *     *     *     *     *     0
February 25, 2035......      0     0     0     0     0     0     0     1      *     *     *     *     *     0
February 25, 2036......      0     0     0     0     0     0     0     *      *     *     *     *     0     0
February 25, 2037......      0     0     0     0     0     0     0     0      0     0     0     0     0     0
Weighted Average Life
   in Years to
   Maturity............  17.83  7.49  4.15  3.30  2.70  1.92  1.43  19.27  7.81  4.26  3.37  2.75  1.94  1.44
Weighted Average Life
   in Years to Optional
   Clean-up Call.......  17.83  7.49  4.12  3.27  2.67  1.90  1.41  19.24  7.79  4.22  3.34  2.72  1.92  1.43
Weighted Average Life
   in Years to Maturity
   using CPB (**)......   3.79  3.11  2.54  2.29  2.07  1.67  1.34  4.89   3.81  2.97  2.62  2.31  1.79  1.40

(*)  Less than 0.5% but greater than 0.0%.

(**) Assumes the mortgage loans pay at the above percentages on each column of CPB.

     PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW

                             CLASS I-M, I-B1, I-B2 CERTIFICATES
                         ------------------------------------------
DISTRIBUTION DATE          0%    10%    20%   25%   30%   40%   50%
-----------------        -----  -----  ----  ----  ----  ----  ----
Initial Percentage.....    100    100   100   100   100   100   100
February 25, 2008......     99     99    99    99    99    99    99
February 25, 2009......     97     97    97    97    97    84    69
February 25, 2010......     96     96    96    88    80    64    48
February 25, 2011......     94     94    78    65    55    38    24
February 25, 2012......     93     93    62    48    38    22    12
February 25, 2013......     91     91    48    35    26    13     6
February 25, 2014......     89     85    38    26    18     8     3
February 25, 2015......     87     75    30    19    12     5     1
February 25, 2016......     85     66    23    14     8     3     1
February 25, 2017......     83     58    18    10     6     2     *
February 25, 2018......     80     50    14     7     4     1     *
February 25, 2019......     78     44    11     5     3     1     *
February 25, 2020......     75     38     8     4     2     *     *
February 25, 2021......     72     33     6     3     1     *     *
February 25, 2022......     68     28     5     2     1     *     *
February 25, 2023......     65     24     4     1     1     *     *
February 25, 2024......     61     20     3     1     *     *     *
February 25, 2025......     56     17     2     1     *     *     *
February 25, 2026......     52     14     2     *     *     *     *
February 25, 2027......     47     11     1     *     *     *     *
February 25, 2028......     42      9     1     *     *     *     *
February 25, 2029......     36      7     1     *     *     *     *
February 25, 2030......     30      5     *     *     *     *     *
February 25, 2031......     23      4     *     *     *     *     *
February 25, 2032......     16      2     *     *     *     *     *
February 25, 2033......      8      1     *     *     *     *     *
February 25, 2034......      2      *     *     *     *     *     *
February 25, 2035......      *      *     *     *     *     *     0
February 25, 2036......      *      *     *     *     *     0     0
February 25, 2037......      0      0     0     0     0     0     0
Weighted Average Life
   in Years to
   Maturity............   17.75  12.14  6.98  5.79  5.01  3.91  3.11
Weighted Average Life
   in Years to Optional
   Clean-up Call.......  17.74  12.12  6.92  5.73  4.95  3.85  3.05
Weighted Average Life
   in Years to Maturity
   using CPB (**)......   2.96   2.90  2.79  2.69  2.58  2.43  2.21

(*)  Less than 0.5% but greater than 0.0%.

(**) Assumes the mortgage loans pay at the above percentages on each column of CPB.

POOL II OFFERED CERTIFICATES

The rate of principal payments on the Offered Certificates relating to Mortgage Pool II (the "POOL II OFFERED CERTFICATES") (other than the Class 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8, Class 11-F8, Class 12-S3, Class 12-F3, Class 13-S2 and Class 13-F2 Certificates), the aggregate amount of each interest payment on the Pool II Offered Certificates and the yield to maturity of the Pool II Offered Certificates are related to the rate and timing of payments of principal on the underlying Pool II Mortgage Loans. Generally, with certain limited exceptions discussed at "Description of the Certificates--Distributions to Certificateholders--Cross-Collateralization
Provisions" in this prospectus supplement, the Class 11-A1, Class 11-M1, Class 11-S1, Class 1-L1, Class 11-F1, Class 11-A2, Class 11-A3, Class 11-A4, Class 11-A5, Class 11-M5, Class 11-S5, Class 11-L5, Class 11-F5, Class 11-A6, Class 11-A7, Class 11-A8, Class 11-M8, Class 11-S8, Class 11-L8 and Class 11-F8 Certificates will receive payments from collections on the Group 11 Mortgage Loans, the Class 12-A1, Class 12-A2, Class 12-A3, Class 12-M3, Class 12-S3, Class 12-L3, Class 12-F3 and Class 12-A4 Certificates will receive payments from collections on the Group 12 Mortgage Loans and the Class 13-A1, Class 13-A2, Class 13-M2, Class 13-S2, Class 13-L2, Class 13-F2 and Class 13-A3 Certificates will receive payments from collections on the Group 13 Mortgage Loans. The principal payments on the Pool II Mortgage Loans may be in the form of scheduled principal payments or prepayments (for this purpose, the term "prepayment" includes prepayments in full, curtailments and liquidations due to default, casualty, condemnation and the like, as well as repurchases by a mortgage loan seller). Any such prepayments will result in distributions to holders of Pool II Certificates ("POOL II CERTIFICATEHOLDERS") of principal amounts that would otherwise be distributed over the remaining terms of the Pool II Mortgage Loans. In addition, because, for at least eleven years after the issuance of the Pool II Certificates, the Class II-A Certificateholders (other than the Class 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8, Class 11-F8, Class 12-S3, Class 12-F3, Class 13-S2 and Class 13-F2 Certificateholders) in the aggregate will be entitled to receive a percentage of certain amounts, including principal prepayments, which is generally greater than their proportionate interest in Mortgage Pool II, the rate of principal prepayments on Pool II Mortgage Loans will have a greater effect on the rate of principal payments and the amount of interest payments on, and the yield to maturity of, the Pool II Certificates than if Pool II Certificateholders were entitled only to their proportionate interest in such amounts. In general, the prepayment rate may be influenced by a number of factors, including general economic conditions and homeowner mobility.

     Mortgagors are permitted to prepay the Pool II Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal on the Pool II Certificates may also be affected by any repurchase of the Pool II Mortgage Loans as to which there has been a material breach of a representation or warranty or defect in documentation, or by a purchase by the Servicer of certain Pool II Mortgage Loans modified at the request of a Mortgagor (including Mortgagors with respect to which the Servicer has solicited such a request). See "The Mortgage Loans--General" and "The Pooling and Servicing Agreement--Optional Termination." In such event, the repurchase price will be passed through to the related Certificateholders as a prepayment of principal in the month following the month of such repurchase.

     The rate of prepayments with respect to mortgage loans on one- to four-family residences has fluctuated significantly in recent years. The Depositor believes that in a fluctuating interest rate environment a predominant factor affecting the prepayment rate on a large pool of mortgage loans is the difference between the interest rates on the mortgage loans (giving consideration to the cost of any refinancing) and prevailing mortgage rates. In general, if mortgage interest rates were to fall below the interest rates on the Pool II Mortgage Loans, the rate of prepayment would be expected to increase. Conversely, in general, if mortgage interest rates were to rise above the interest rates on the Pool II Mortgage Loans, the rate of prepayment would be expected to decrease. Also, in a rising interest rate environment, borrowers may refinance into a fixed rate loan in order to prevent further increases to the rate for their Pool II Mortgage Loan. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Additionally, in general, mortgage loans having relatively high principal balances and/or relatively low loan-to-value ratios may be more likely to prepay than mortgage loans having relatively low principal balances and/or relatively high loan-to-value ratios. Therefore, if a mortgage pool consists of mortgage loans which generally have relatively high principal balances and relatively low loan-to-value ratios, the rate of prepayments with respect to such mortgage pool could be higher than would otherwise be the case. In addition, prepayments generally will also result from home sales by mortgagors and from foreclosures due to defaults on mortgage loans. There is no historical prepayment data available for Mortgage Pool II, and comparable data is not available because the Pool II Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by Ginnie Mae, Fannie Mae or Freddie Mac may not be comparable to prepayments expected to be experienced by Mortgage Pool II, because the Pool II Mortgage Loans have characteristics which differ from mortgage loans underlying pass-through certificates issued by Ginnie Mae, Fannie Mae and Freddie Mac.

     As described in this prospectus supplement, approximately 74.1% of the Pool II Mortgage Loans provide for only monthly interest payments for the first five, seven or ten years following origination. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Mortgage Loans during such interest-only period. In addition, because no principal is due on the Pool II Mortgage Loans during such interest-only period, the Pool II Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on the Mortgage Loans are recalculated on the basis of a 25-, 23- or 20-year level payment amortization schedule, as applicable, as described in this prospectus supplement, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the Mortgage Loans were calculated on the basis of a 30 year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

     All of the Pool II Mortgage Loans are 1-Year LIBOR indexed Mortgage Loans. Increases and decreases in the Mortgage Rate on a Pool II Mortgage Loan will be limited by the maximum Mortgage Rate and the minimum Mortgage Rate, if any, and will be based on the index in effect on the applicable date prior to the related interest rate adjustment date plus the applicable margin. The 1-Year LIBOR index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Pool II Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some borrowers who prefer the certainty provided by fixed rate mortgage loans may, nevertheless, obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

     "1-YEAR LIBOR" means the average of the interbank offered rates for one-year United States dollar deposits in the London market as published in the The Wall Street Journal and as most recently available forty-five days preceding such adjustment date, as specified in the related Mortgage Note.

     On each distribution date the Certificate Rates on each class of the Class II-A Certificates (other than the Class 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8, Class 11-F8, Class 12-S3, Class 12-F3, Class 13-S2 and Class 13-F2 Certificates) will be affected by the weighted average of the net Mortgage Rates of the Mortgage Loans in the related Mortgage Group. Therefore, to the extent that the weighted average of the net Mortgage Rates of the Mortgage Loans in a Mortgage Group decreases, investors in the related class of Pool II Certificates may experience a lower yield. On each Distribution Date the Certificate Rates on the Pool II Subordinated Certificates will be affected by the weighted average of the net Mortgage Rates on the Pool II Mortgage Loans. Therefore, to the extent that the weighted average of the net Mortgage Rates on the Pool II Mortgage Loans decreases, investors in the Pool II Subordinated Certificates may experience a lower yield.

     The Mortgage Rate on each Pool II Mortgage Loan will be fixed for an initial period from the date of origination of such Mortgage Loan as described under "The Mortgage Loans," after which the Mortgage Rate will adjust to equal the sum of 1-Year LIBOR and a related margin. Mortgage Rate adjustments may be subject to the limitations stated in the Mortgage Note with respect to increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the Mortgage Rate may be subject to an initial cap and an overall maximum and minimum lifetime Mortgage Rate. See "The Mortgage Loans".

     The weighted average net Mortgage Rate on the Pool II Mortgage Loans may decrease, and may decrease significantly, after the Mortgage Rates on the Pool II Mortgage Loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins and changes in 1-Year LIBOR. If as a result of such Mortgage Rate adjustments, the weighted average of the net Mortgage Rates on all the Pool II Mortgage Loans or a Pool II Mortgage Group is reduced, investors in some or all of the Certificates will experience a lower yield as described above. In addition, if, despite increases in 1-Year LIBOR, the Mortgage Rate on any Pool II Mortgage Loan cannot increase due to a maximum Mortgage Rate limitation or a periodic cap, the yield on certain Certificates could be adversely affected. Finally, because the Certificate Rate on each class of Pool II Offered Certificates will be based on or limited by the weighted average of the net Mortgage Rates on all the Pool II Mortgage Loans or a Pool II Mortgage Group, disproportionate principal payments on the Pool II Mortgage Loans having net Mortgage Rates higher or lower than the then-current Certificate Rate on such Certificates will affect the Certificate Rate for such Certificates for future periods and the yield on such Certificates.

     The timing of changes in the rate of prepayments on the Pool II Mortgage Loans may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to an investor in the Pool II Offered Certificates, even if the average rate of principal payments is consistent with an investor's expectations. Because the rate of distribution of principal of the Pool II Certificates will be directly related to the actual amortization (including prepayments) of the Pool II Mortgage Loans, which may include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the distributions on the Pool II Offered Certificates are likely to differ from those reflected in the following tables, even if all the Pool II Mortgage Loans prepay at the indicated percentages of the CPR (as defined below), as applicable. In addition, it is not likely that the Pool II Mortgage Loans will prepay at a constant rate until maturity or that all of the Pool II Mortgage Loans will prepay at the same rate. In general, the earlier a payment of principal on the Pool II Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, if principal payments occur at a rate higher (or lower) than the rate anticipated by an investor in the Pool II Offered Certificates during the period immediately following the issuance of the Certificates, the effect on such investor's yield will not be equally offset by a subsequent like reduction (or increase) in the rate of principal payments. If a Pool II Offered Certificate is offered at a discount from its original principal amount and if the purchaser of such Pool II Offered Certificate calculates its yield to maturity based on a faster assumed rate of payment of principal than that actually received on such Certificate, its actual yield to maturity will be lower than that so calculated. If the purchaser of a Pool II Offered Certificate offered at a premium to its original principal amount or a purchaser of a Class 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8, Class 11-F8, Class 12-S3, Class 12-F3, Class 13-S2 and Class 13-F2 Certificate, in either case, calculates its yield to maturity based on a slower assumed rate of payment of principal than that actually received on the Pool II Certificates, the yield to maturity will be lower than that so calculated and, under certain circumstances, such a purchaser may fail to recoup its initial investment. No assurances can be given as to the rate or timing of payments on the Pool II Mortgage Loans. The Class 11-A Certificates, Class 12-A Certificates and Class 13-A Certificates will be highly sensitive to the rate and timing of principal prepayments on the Group 11 Mortgage Loans, the Group 12 Mortgage Loans and the Group 13 Mortgage Loans, respectively.

     If the aggregate principal balance of the Pool II Non-Offered Class B Certificates is reduced to zero, the yield to maturity on the Class II-B2 Certificates will be extremely sensitive to losses on the Pool II Mortgage Loans (and the timing thereof), because the entire amount of any such losses (other than Excess Losses (defined in this prospectus supplement)) which occur after the aggregate principal balance of the Pool II Non-Offered Class B Certificates has been reduced to zero will be allocable to the Class II-B2 Certificates, as described in this prospectus supplement. If the aggregate principal balance of the Class II-B2 Certificates and the Pool II Non-Offered Class B Certificates is reduced to zero, the yield to maturity on the Class II-B1 Certificates will be extremely sensitive to losses on the Pool II Mortgage Loans and the timing thereof because the entire amount of any such losses (other than Excess Losses) which occur after the aggregate principal balance of the Class II-B2 Certificates and the Pool II Non-Offered Class B Certificates has been reduced to zero will be allocable to the Class II-B1 Certificates, as described in this prospectus supplement. If the aggregate principal balance of the Class II-B Certificates is reduced to zero, the yield to maturity on the Class II-M Certificates will be extremely sensitive to losses on the Pool II Mortgage Loans and the timing thereof because the entire amount of any such losses (other than Excess Losses) which occur after the aggregate principal balance of the Class II-B Certificates has been reduced to zero will be allocable to the Class II-M Certificates, as described in this prospectus supplement. In addition, as described in this prospectus supplement, for at least eleven years after the issuance of the Pool II Certificates or such lesser time as the Class II-A Certificates are outstanding, each class of Pool II Subordinated Certificates (defined in this prospectus supplement) will be entitled to receive a percentage of certain amounts, including principal prepayments, which is generally less than their proportionate interest in Mortgage Pool II. See "Description of the Certificates--Subordinated Certificates and Shifting Interests."

     No assurance can be given as to the rate or timing of principal payments or prepayments on the Pool II Mortgage Loans. In addition, it is unlikely that prepayments on the Pool II Mortgage Loans will occur at a constant rate even if the average prepayment experience equals the indicated levels of CPR.

     In the event of acceleration of Pool II Mortgage Loans as a result of enforcement of "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties, the level of prepayments on the respective Mortgage Loans will be increased, thereby shortening the weighted average lives of the Pool II Offered Certificates. See "Yield, Maturity and Weighted Average Life Considerations" in the Prospectus.

     The yield to holders of the Pool II Offered Certificates will depend upon, among other things, the price at which such Pool II Offered Certificates are purchased, the level of the relevant index and the amount of and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to the respective Pool II Certificateholders.

     The yield to Pool II Certificateholders will be lower than the yield otherwise produced by the applicable Certificate Rate and the applicable purchase price of the Pool II Certificates because monthly distributions will not be payable to the holders until the 25th day (or if that day is not a business day, the following business day) of the month following the month in which interest accrues on the Pool II Mortgage Loans (without any additional distribution of interest or earnings on them for the delay). In addition, the yield to Pool II Certificateholders may be reduced as a result of Prepayment Interest Shortfalls (defined in this prospectus supplement) to the extent described in this prospectus supplement. See "The Pooling and Servicing Agreement--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans."

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement with respect to Mortgage Pool II is CPR ("CPR"). CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, 30% CPR assumes a constant prepayment rate of 30% per annum. In addition, the tables below indicate the weighted average life in years to maturity using CPB. CPB is equivalent to CPR, with the additional assumption that each mortgage loan that reaches the end of its initial fixed rate period is prepaid in full on its first interest rate adjustment date.

     The tables set forth below are based on the assumption that the Pool II Mortgage Loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including Mortgage Pool II.

     The tables set forth below have been prepared on the basis of the respective expected original principal balances (or initial notional amounts, in the case of the Class 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8, Class 11-F8, Class 12-S3, Class 12-F3, Class 13-S2 and Class 13-F2 Certificates) of the Pool II Offered Certificates. For purposes of preparation of the tables, it has been assumed that the Pool II Mortgage Loans on the Closing Date consist of 64 Mortgage Loans having the characteristics described below and that (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning March 1, 2007, (ii) any principal prepayments on the Mortgage Loans are received on the last day of each month beginning in February 2007 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Pool II Mortgage Loans, (iv) optional termination of the Issuing Entity does not occur except as otherwise noted, (v) there are no partial prepayments on the Pool II Mortgage Loans and prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Pool II Mortgage Loans prepay at the indicated constant percentages of the applicable CPR, (vii) the date of issuance for the Pool II Certificates is February 28, 2007, (viii) cash distributions are received by the Pool II Certificateholders on the 25th day of each month when due, (ix) the scheduled monthly payments for each hypothetical mortgage loan are computed based upon the unpaid principal balance, mortgage rate and remaining term to stated maturity such that each hypothetical mortgage loan will fully amortize on its maturity date and (x) 1-Year LIBOR is constant at 5.390%. The assumptions set forth in this paragraph are referred to in this prospectus supplement as the "POOL II MODELING ASSUMPTIONS."

                 ASSUMED MORTGAGE LOAN CHARACTERISTICS (POOL II)

                                                       ORIGINAL REMAINING  ORIGINAL                  MONTHS TO  INITIAL SUBSEQUENT
                                       GROSS     NET    TERM TO  TERM TO  INTEREST-         MAXIMUM  NEXT RATE PERIODIC  PERIODIC
MORTGAGE                 PRINCIPAL   MORTGAGE MORTGAGE MATURITY  MATURITY ONLY TERM MARGIN MORTGAGE ADJUSTMENT RATE CAP  RATE CAP
  GROUP      INDEX      BALANCE ($)  RATE (%) RATE (%) (MONTHS)  (MONTHS)  (MONTHS)   (%)  RATE (%)    DATE       (%)       (%)
-------- ------------ -------------- -------- -------- -------- --------- --------- ------ -------- ---------- -------- ----------
   11    1 Year LIBOR   1,942,099.67 4.250000 3.994000    360      328         0     2.434   9.250       28      5.000     2.000
   11    1 Year LIBOR     528,645.64 5.125000 4.869000    360      329         0     2.250  10.125       29      5.000     2.000
   11    1 Year LIBOR     964,223.22 4.750000 4.494000    360      333         0     2.250   9.750       33      5.000     2.000
   11    1 Year LIBOR     779,253.33 4.750000 4.494000    360      334         0     2.250   9.750       34      5.000     2.000
   11    1 Year LIBOR     806,729.39 5.750000 5.494000    360      338         0     2.250  10.750       38      5.000     2.000
   11    1 Year LIBOR     487,414.29 5.250000 4.994000    360      339         0     2.250  10.250       39      5.000     2.000
   11    1 Year LIBOR  13,355,237.04 5.941008 5.685008    360      346         0     2.353  10.941       46      5.000     2.000
   11    1 Year LIBOR  42,384,242.17 5.798678 5.542678    360      347         0     2.265  10.799       47      5.000     2.000
   11    1 Year LIBOR  35,888,705.03 5.795117 5.539117    360      348         0     2.264  10.795       48      5.000     2.000
   11    1 Year LIBOR  32,390,609.68 5.890761 5.634761    360      349         0     2.299  10.891       49      5.000     2.000
   11    1 Year LIBOR  40,005,390.20 5.821811 5.565811    360      350         0     2.302  10.822       50      5.000     2.000
   11    1 Year LIBOR     556,000.00 5.125000 4.869000    360      330        60     2.250  11.125       30      2.000     2.000
   11    1 Year LIBOR     299,989.71 5.000000 4.744000    360      341        60     2.250  10.000       41      5.000     2.000
   11    1 Year LIBOR  51,299,100.23 5.967244 5.711244    360      346        60     2.264  10.967       46      5.000     2.000
   11    1 Year LIBOR 150,831,502.35 5.994275 5.738275    360      347        60     2.281  10.994       47      5.000     2.000
   11    1 Year LIBOR  86,386,391.77 5.968912 5.712912    360      348        60     2.289  10.969       48      5.000     2.000
   11    1 Year LIBOR  91,394,037.01 5.948946 5.692946    360      349        60     2.294  10.949       49      5.000     2.000
   11    1 Year LIBOR  66,248,433.24 5.920851 5.664851    360      350        60     2.277  10.921       50      5.000     2.000
   11    1 Year LIBOR  50,516,547.32 6.219494 5.963494    360      350       120     2.293  11.219       50      5.000     2.000
   12    1 Year LIBOR     607,000.39 3.875000 3.619000    360      318         0     2.250   9.875       42      2.000     2.000
   12    1 Year LIBOR     171,086.86 5.625000 5.369000    360      340         0     2.250  10.625       64      5.000     2.000
   12    1 Year LIBOR     774,559.17 6.375000 6.119000    360      343         0     2.250  11.375       67      5.000     2.000
   12    1 Year LIBOR     569,986.25 6.250000 5.994000    360      351         0     2.250  11.250       75      5.000     2.000
   12    1 Year LIBOR   3,004,429.15 6.108471 5.852471    360      353         0     2.411  11.108       77      5.000     2.000
   12    1 Year LIBOR   2,060,618.20 6.370497 6.114497    360      354         0     2.250  11.370       78      5.000     2.000
   12    1 Year LIBOR   8,832,230.71 6.253265 5.997265    360      356         0     2.301  11.253       80      5.000     2.000
   12    1 Year LIBOR  18,574,821.95 6.088459 5.832459    360      357         0     2.297  11.088       81      5.000     2.000
   12    1 Year LIBOR  14,100,510.18 5.898202 5.642202    360      358         0     2.347  10.898       82      5.000     2.000
   12    1 Year LIBOR   7,445,656.26 5.930736 5.674736    360      359         0     2.291  10.931       83      5.000     2.000
   12    1 Year LIBOR   4,114,300.00 6.013508 5.757508    360      360         0     2.337  11.014       84      5.000     2.000
   12    1 Year LIBOR      93,947.03 5.500000 5.244000    360      343        84     2.250  10.500       67      5.000     2.000
   12    1 Year LIBOR     523,011.04 6.375000 6.119000    360      346        84     2.250  11.375       70      5.000     2.000
   12    1 Year LIBOR     492,581.32 6.000000 5.744000    360      347        84     2.250  11.000       71      5.000     2.000
   12    1 Year LIBOR   1,289,999.99 6.061047 5.805047    360      350        84     2.250  11.061       74      5.000     2.000
   12    1 Year LIBOR     185,355.00 5.500000 5.244000    360      350       120     2.250  10.500       74      5.000     2.000
   12    1 Year LIBOR   3,022,025.75 6.391926 6.135926    360      351       120     2.250  11.392       75      5.000     2.000
   12    1 Year LIBOR     655,944.87 6.283700 6.027700    360      352       120     2.250  11.284       76      5.000     2.000
   12    1 Year LIBOR   2,416,767.93 6.642343 6.386343    360      353       120     2.250  11.642       77      5.000     2.000
   12    1 Year LIBOR  10,411,037.19 6.467077 6.211077    360      354       120     2.369  11.467       78      5.000     2.000
   12    1 Year LIBOR  12,680,221.57 6.501448 6.245448    360      355       120     2.303  11.501       79      5.000     2.000
   12    1 Year LIBOR  14,661,380.94 6.382484 6.126484    360      356       120     2.321  11.382       80      5.000     2.000
   12    1 Year LIBOR  61,472,666.77 6.226276 5.970276    360      357       120     2.289  11.251       81      5.000     2.000
   12    1 Year LIBOR  25,939,773.31 6.126897 5.870897    360      358       120     2.323  11.129       82      5.000     2.000
   12    1 Year LIBOR   2,228,071.73 6.210413 5.954413    360      359       120     2.250  11.210       83      5.000     2.000
   13    1 Year LIBOR     529,484.70 5.500000 5.244000    360      350         0     2.250  10.500      110      5.000     2.000
   13    1 Year LIBOR   2,421,257.17 6.568418 6.312418    360      356         0     2.387  11.568      116      5.000     2.000
   13    1 Year LIBOR  18,786,502.01 6.194404 5.938404    360      357         0     2.315  11.194      117      5.000     2.000
   13    1 Year LIBOR  17,870,124.91 6.243814 5.987814    360      358         0     2.313  11.244      118      5.000     2.000
   13    1 Year LIBOR  13,360,916.69 6.075179 5.819179    360      359         0     2.341  11.075      119      5.000     2.000
   13    1 Year LIBOR   8,584,710.00 6.213899 5.957899    360      360         0     2.370  11.214      120      5.000     2.000
   13    1 Year LIBOR     960,000.00 6.125000 5.869000    180      180       120     2.250  11.125      120      5.000     2.000
   13    1 Year LIBOR     474,322.41 5.500000 5.244000    360      346       120     2.250  10.500      106      5.000     2.000
   13    1 Year LIBOR   1,486,000.00 5.875000 5.619000    360      349       120     2.500  10.875      109      5.000     2.000
   13    1 Year LIBOR   1,500,000.00 5.750000 5.494000    360      350       120     2.500  10.750      110      5.000     2.000
   13    1 Year LIBOR   1,496,250.00 6.250000 5.994000    360      351       120     2.500  11.250      111      5.000     2.000
   13    1 Year LIBOR     724,779.81 6.682124 6.426124    360      352       120     2.250  11.682      112      5.000     2.000
   13    1 Year LIBOR   1,123,851.79 6.722766 6.466766    360      353       120     2.250  11.723      113      5.000     2.000
   13    1 Year LIBOR     881,641.97 6.443288 6.187288    360      354       120     2.250  11.443      114      5.000     2.000
   13    1 Year LIBOR     720,419.47 6.750000 6.494000    360      355       120     2.250  11.750      115      5.000     2.000
   13    1 Year LIBOR   2,770,267.94 6.480411 6.224411    360      356       120     2.358  11.480      116      5.000     2.000
   13    1 Year LIBOR  40,695,196.62 6.351812 6.095812    360      357       120     2.285  11.352      117      5.000     2.000
   13    1 Year LIBOR  59,713,154.95 6.469051 6.213051    360      358       120     2.294  11.469      118      5.000     2.000

                                                       ORIGINAL REMAINING  ORIGINAL                  MONTHS TO  INITIAL SUBSEQUENT
                                       GROSS     NET    TERM TO  TERM TO  INTEREST-         MAXIMUM  NEXT RATE PERIODIC  PERIODIC
MORTGAGE                 PRINCIPAL   MORTGAGE MORTGAGE MATURITY  MATURITY ONLY TERM MARGIN MORTGAGE ADJUSTMENT RATE CAP  RATE CAP
  GROUP      INDEX      BALANCE ($)  RATE (%) RATE (%) (MONTHS)  (MONTHS)  (MONTHS)   (%)  RATE (%)    DATE       (%)       (%)
-------- ------------ -------------- -------- -------- -------- --------- --------- ------ -------- ---------- -------- ----------
   13    1 Year LIBOR  53,139,591.72 6.222520 5.966520    360      359       120     2.291  11.223      119      5.000     2.000
   13    1 Year LIBOR  32,873,300.00 6.203522 5.947522    360      360       120     2.338  11.204      120      5.000     2.000

     There will be differences between the characteristics of the Pool II Mortgage Loans actually included in the assets of the Issuing Entity and the characteristics assumed in preparing the following tables. Such differences may affect the percentages of the original principal balance outstanding set forth in the tables and the weighted average lives of the Pool II Offered Certificates, and could cause the outstanding principal balance of any Pool II Offered Certificate to be reduced to zero earlier or later than indicated by the tables.

     Variations in actual prepayment experience and the principal balances of Pool II Mortgage Loans that prepay may increase or decrease the percentages of the original principal balances outstanding and the weighted average lives shown in the following tables. Such variations may occur even if the average prepayment experience of all such Pool II Mortgage Loans equals the indicated levels of CPR. There is no assurance that the Pool II Mortgage Loans will prepay at any constant level of CPR.

     Based on the foregoing assumptions, the following tables indicate the weighted average life of each class of Pool II Offered Certificates and set forth the percentages of the original principal balance of each class of Pool II Offered Certificates that would be outstanding after each of the dates shown at various percentages of the CPR.

     The weighted average lives of the Pool II Offered Certificates as set forth on the following tables are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total principal distribution on such Certificates.

     No assurance can be given as to the rate or timing of principal payments or prepayments on any of the Pool II Mortgage Loans.

     PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW

                                             CLASS 11-A1,
                                   CLASS 11-A2. CLASS 11-M1, 11-L1                      CLASS 11-A3
                                             CERTIFICATES                               CERTIFICATES
                              -----------------------------------------  -----------------------------------------
DISTRIBUTION DATE               0%    10%   20%   25%   30%   40%   50%    0%    10%   20%   25%   30%   40%   50%
-----------------             -----  ----  ----  ----  ----  ----  ----  -----  ----  ----  ----  ----  ----  ----
Initial Percentage .........    100   100   100   100   100   100   100    100   100   100   100   100   100   100
February 25, 2008 ..........    100    89    79    74    68    58    48     99    80    60    50    40    21     1
February 25, 2009 ..........     99    80    62    54    47    34    23     99    61    28    13     0     0     0
February 25, 2010 ..........     99    71    49    40    32    19    11     98    45     3     0     0     0     0
February 25, 2011 ..........     98    63    39    30    22    12     5     97    30     0     0     0     0     0
February 25, 2012 ..........     97    56    30    22    15     7     3     95    16     0     0     0     0     0
February 25, 2013 ..........     96    49    24    16    11     4     1     92     4     0     0     0     0     0
February 25, 2014 ..........     94    43    19    12     7     2     1     89     0     0     0     0     0     0
February 25, 2015 ..........     93    38    15     9     5     1     *     86     0     0     0     0     0     0
February 25, 2016 ..........     91    34    12     7     3     1     *     83     0     0     0     0     0     0
February 25, 2017 ..........     89    30     9     5     2     *     *     79     0     0     0     0     0     0
February 25, 2018 ..........     87    26     7     3     2     *     *     75     0     0     0     0     0     0
February 25, 2019 ..........     85    23     6     3     1     *     *     71     0     0     0     0     0     0
February 25, 2020 ..........     82    20     4     2     1     *     *     66     0     0     0     0     0     0
February 25, 2021 ..........     79    17     3     1     1     *     *     61     0     0     0     0     0     0
February 25, 2022 ..........     76    15     3     1     *     *     *     55     0     0     0     0     0     0
February 25, 2023 ..........     73    13     2     1     *     *     *     49     0     0     0     0     0     0
February 25, 2024 ..........     70    11     2     *     *     *     *     43     0     0     0     0     0     0
February 25, 2025 ..........     66    10     1     *     *     *     *     36     0     0     0     0     0     0
February 25, 2026 ..........     62     8     1     *     *     *     *     28     0     0     0     0     0     0
February 25, 2027 ..........     58     7     1     *     *     *     *     20     0     0     0     0     0     0
February 25, 2028 ..........     53     6     *     *     *     *     *     12     0     0     0     0     0     0
February 25, 2029 ..........     48     5     *     *     *     *     *      2     0     0     0     0     0     0
February 25, 2030 ..........     43     4     *     *     *     *     *      0     0     0     0     0     0     0
February 25, 2031 ..........     37     3     *     *     *     *     *      0     0     0     0     0     0     0
February 25, 2032 ..........     31     2     *     *     *     *     *      0     0     0     0     0     0     0
February 25, 2033 ..........     24     1     *     *     *     *     *      0     0     0     0     0     0     0
February 25, 2034 ..........     17     1     *     *     *     *     *      0     0     0     0     0     0     0
February 25, 2035 ..........      9     *     *     *     *     *     *      0     0     0     0     0     0     0
February 25, 2036 ..........      *     *     *     *     *     *     0      0     0     0     0     0     0     0
February 25, 2037 ..........      0     0     0     0     0     0     0      0     0     0     0     0     0     0
Weighted Average Life in
   Years to Maturity .......  20.11  7.76  4.19  3.30  2.68  1.88  1.39  14.91  2.87  1.41  1.10  0.90  0.64  0.48
Weighted Average Life in
   Years to Optional
   Clean-up Call ...........  20.10  7.63  4.02  3.16  2.56  1.79  1.33  14.91  2.87  1.41  1.10  0.90  0.64  0.48
Weighted Average Life in
   Years to Maturity using
   CPB (**) ................   3.95  3.21  2.59  2.32  2.07  1.65  1.31   3.83  2.47   1.4  1.10  0.90  0.64  0.48

(*)  Less than 0.5% but greater than 0.0%.

(**) Assumes the mortgage loans pay at the above percentages on each column of CPB.

     PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW

                                             CLASS 11-A4                         CLASS 11-A5, 11-L5, 11-M5
                                             CERTIFICATES                               CERTIFICATES
                              -----------------------------------------  -----------------------------------------
DISTRIBUTION DATE               0%    10%   20%   25%   30%   40%   50%    0%    10%   20%   25%   30%   40%   50%
-----------------             -----  ----  ----  ----  ----  ----  ----  -----  ----  ----  ----  ----  ----  ----
Initial Percentage .........    100   100   100   100   100   100   100    100    100  100   100   100   100   100
February 25, 2008 ..........    100    92    84    80    76    69    61    100    100  100   100   100   100   100
February 25, 2009 ..........     99    85    72    66    59    21     0    100    100  100   100   100   100    86
February 25, 2010 ..........     99    78    62    39    16     0     0    100    100  100   100   100    74    41
February 25, 2011 ..........     99    72    35     9     0     0     0    100    100  100   100    84    44    20
February 25, 2012 ..........     98    67    12     0     0     0     0    100    100  100    83    58    26    10
February 25, 2013 ..........     97    62     0     0     0     0     0    100    100   91    61    40    15     5
February 25, 2014 ..........     96    49     0     0     0     0     0    100    100   72    45    28     9     2
February 25, 2015 ..........     95    35     0     0     0     0     0    100    100   56    33    19     5     1
February 25, 2016 ..........     93    22     0     0     0     0     0    100    100   44    25    13     3     1
February 25, 2017 ..........     92    10     0     0     0     0     0    100    100   35    18     9     2     *
February 25, 2018 ..........     90     0     0     0     0     0     0    100     99   27    13     6     1     *
February 25, 2019 ..........     89     0     0     0     0     0     0    100     87   21    10     4     1     *
February 25, 2020 ..........     87     0     0     0     0     0     0    100     76   16     7     3     *     *
February 25, 2021 ..........     85     0     0     0     0     0     0    100     66   13     5     2     *     *
February 25, 2022 ..........     82     0     0     0     0     0     0    100     57   10     4     1     *     *
February 25, 2023 ..........     80     0     0     0     0     0     0    100     49    7     3     1     *     *
February 25, 2024 ..........     77     0     0     0     0     0     0    100     42    6     2     1     *     *
February 25, 2025 ..........     75     0     0     0     0     0     0    100     36    4     1     *     *     *
February 25, 2026 ..........     72     0     0     0     0     0     0    100     30    3     1     *     *     *
February 25, 2027 ..........     68     0     0     0     0     0     0    100     26    2     1     *     *     *
February 25, 2028 ..........     65     0     0     0     0     0     0    100     21    2     *     *     *     *
February 25, 2029 ..........     61     0     0     0     0     0     0    100     17    1     *     *     *     *
February 25, 2030 ..........     48     0     0     0     0     0     0    100     14    1     *     *     *     *
February 25, 2031 ..........     31     0     0     0     0     0     0    100     11    1     *     *     *     *
February 25, 2032 ..........     12     0     0     0     0     0     0    100      8    *     *     *     *     *
February 25, 2033 ..........      0     0     0     0     0     0     0     90      6    *     *     *     *     *
February 25, 2034 ..........      0     0     0     0     0     0     0     63      3    *     *     *     *     *
February 25, 2035 ..........      0     0     0     0     0     0     0     33      2    *     *     *     *     *
February 25, 2036 ..........      0     0     0     0     0     0     0      2      *    *     *     *     *     0
February 25, 2037 ..........      0     0     0     0     0     0     0      0      0    0     0     0     0     0
Weighted Average Life in
   Years to Maturity .......  20.42  6.24  3.14  2.45  1.98  1.39  1.03  27.42  17.02 9.67  7.67  6.24  4.36  3.20
Weighted Average Life in
   Years to Optional Clean-
   up Call .................  20.42  6.24  3.14  2.45  1.98  1.39  1.03  27.41  16.51 9.03  7.13  5.78  4.04  2.97
Weighted Average Life in
   Years to Maturity using
   CPB (**) ................   3.96  3.36  2.81   2.4  1.97  1.39  1.03   4.13  4.10  4.06  4.02  3.96  3.51  2.90

(*)  Less than 0.5% but greater than 0.0%.

(**) Assumes the mortgage loans pay at the above percentages on each column of CPB.

     PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW

                                             CLASS 11-A6                                 CLASS 11-A7
                                             CERTIFICATES                               CERTIFICATES
                              -----------------------------------------  ------------------------------------------
DISTRIBUTION DATE               0%    10%   20%   25%   30%   40%   50%    0%    10%    20%   25%   30%   40%   50%
-----------------             -----  ----  ----  ----  ----  ----  ----  -----  -----  ----  ----  ----  ----  ----
Initial Percentage .........    100   100   100   100   100   100   100    100    100   100   100   100   100   100
February 25, 2008 ..........     99    83    67    59    51    34    18    100    100   100   100   100   100   100
February 25, 2009 ..........     99    68    40    28    16     0     0    100    100   100   100   100    81     *
February 25, 2010 ..........     98    54    19     5     0     0     0    100    100   100   100    67     0     0
February 25, 2011 ..........     98    42     4     0     0     0     0    100    100   100    51     0     0     0
February 25, 2012 ..........     96    31     0     0     0     0     0    100    100    57     0     0     0     0
February 25, 2013 ..........     94    20     0     0     0     0     0    100    100    10     0     0     0     0
February 25, 2014 ..........     91    11     0     0     0     0     0    100    100     0     0     0     0     0
February 25, 2015 ..........     89     3     0     0     0     0     0    100    100     0     0     0     0     0
February 25, 2016 ..........     86     0     0     0     0     0     0    100     82     0     0     0     0     0
February 25, 2017 ..........     83     0     0     0     0     0     0    100     52     0     0     0     0     0
February 25, 2018 ..........     80     0     0     0     0     0     0    100     25     0     0     0     0     0
February 25, 2019 ..........     76     0     0     0     0     0     0    100      1     0     0     0     0     0
February 25, 2020 ..........     72     0     0     0     0     0     0    100      0     0     0     0     0     0
February 25, 2021 ..........     68     0     0     0     0     0     0    100      0     0     0     0     0     0
February 25, 2022 ..........     63     0     0     0     0     0     0    100      0     0     0     0     0     0
February 25, 2023 ..........     58     0     0     0     0     0     0    100      0     0     0     0     0     0
February 25, 2024 ..........     53     0     0     0     0     0     0    100      0     0     0     0     0     0
February 25, 2025 ..........     47     0     0     0     0     0     0    100      0     0     0     0     0     0
February 25, 2026 ..........     41     0     0     0     0     0     0    100      0     0     0     0     0     0
February 25, 2027 ..........     34     0     0     0     0     0     0    100      0     0     0     0     0     0
February 25, 2028 ..........     27     0     0     0     0     0     0    100      0     0     0     0     0     0
February 25, 2029 ..........     19     0     0     0     0     0     0    100      0     0     0     0     0     0
February 25, 2030 ..........     10     0     0     0     0     0     0    100      0     0     0     0     0     0
February 25, 2031 ..........      1     0     0     0     0     0     0    100      0     0     0     0     0     0
February 25, 2032 ..........      0     0     0     0     0     0     0     59      0     0     0     0     0     0
February 25, 2033 ..........      0     0     0     0     0     0     0      8      0     0     0     0     0     0
February 25, 2034 ..........      0     0     0     0     0     0     0      0      0     0     0     0     0     0
February 25, 2035 ..........      0     0     0     0     0     0     0      0      0     0     0     0     0     0
February 25, 2036 ..........      0     0     0     0     0     0     0      0      0     0     0     0     0     0
February 25, 2037 ..........      0     0     0     0     0     0     0      0      0     0     0     0     0     0
Weighted Average Life in
   Years to Maturity .......  16.33  3.63  1.80  1.40  1.14  0.81  0.60  25.19  10.16  5.20  4.06  3.27  2.28  1.69
Weighted Average Life in
   Years to Optional Clean-
   up Call .................  16.33  3.63  1.80  1.40  1.14  0.81  0.60  25.19  10.16  5.20  4.06  3.27  2.28  1.69
Weighted Average Life in
   Years to Maturity using
   CPB (**) ................   3.86  2.72  1.77  1.40  1.14  0.81  0.60   4.07   3.99  3.91  3.75  3.24  2.28  1.69

(*)  Less than 0.5% but greater than 0.0%.

(**) Assumes the mortgage loans pay at the above percentages on each column of CPB.

     PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW

                                 CLASS 11-A8, CLASS 11-M8, CLASS 11-L8                    CLASS 12-A1
                                              CERTIFICATES                                CERTIFICATES
                              -------------------------------------------  -----------------------------------------
DISTRIBUTION DATE               0%    10%    20%    25%   30%   40%   50%    0%    10%   20%   25%   30%   40%   50%
-----------------             -----  -----  -----  ----  ----  ----  ----  -----  ----  ----  ----  ----  ----  ----
Initial Percentage .........    100    100    100   100   100   100   100    100   100   100   100   100   100   100
February 25, 2008 ..........    100    100    100   100   100   100   100     99    82    64    55    46    28    11
February 25, 2009 ..........    100    100    100   100   100   100   100     99    65    35    21     8     0     0
February 25, 2010 ..........    100    100    100   100   100    86    47     98    50    12     0     0     0     0
February 25, 2011 ..........    100    100    100   100    98    51    23     97    37     0     0     0     0     0
February 25, 2012 ..........    100    100    100    96    67    30    12     96    25     0     0     0     0     0
February 25, 2013 ..........    100    100    100    71    47    18     6     95    14     0     0     0     0     0
February 25, 2014 ..........    100    100     83    53    32    11     3     95     5     0     0     0     0     0
February 25, 2015 ..........    100    100     65    39    22     6     1     94     0     0     0     0     0     0
February 25, 2016 ..........    100    100     51    29    15     4     1     93     0     0     0     0     0     0
February 25, 2017 ..........    100    100     40    21    10     2     *     91     0     0     0     0     0     0
February 25, 2018 ..........    100    100     31    15     7     1     *     87     0     0     0     0     0     0
February 25, 2019 ..........    100    100     24    11     5     1     *     83     0     0     0     0     0     0
February 25, 2020 ..........    100     88     19     8     3     *     *     79     0     0     0     0     0     0
February 25, 2021 ..........    100     76     15     6     2     *     *     75     0     0     0     0     0     0
February 25, 2022 ..........    100     66     11     4     1     *     *     70     0     0     0     0     0     0
February 25, 2023 ..........    100     57      9     3     1     *     *     64     0     0     0     0     0     0
February 25, 2024 ..........    100     49      7     2     1     *     *     58     0     0     0     0     0     0
February 25, 2025 ..........    100     42      5     2     *     *     *     52     0     0     0     0     0     0
February 25, 2026 ..........    100     35      4     1     *     *     *     45     0     0     0     0     0     0
February 25, 2027 ..........    100     30      3     1     *     *     *     38     0     0     0     0     0     0
February 25, 2028 ..........    100     25      2     1     *     *     *     30     0     0     0     0     0     0
February 25, 2029 ..........    100     20      1     *     *     *     *     22     0     0     0     0     0     0
February 25, 2030 ..........    100     16      1     *     *     *     *     13     0     0     0     0     0     0
February 25, 2031 ..........    100     12      1     *     *     *     *      3     0     0     0     0     0     0
February 25, 2032 ..........    100      9      *     *     *     *     *      0     0     0     0     0     0     0
February 25, 2033 ..........    100      6      *     *     *     *     *      0     0     0     0     0     0     0
February 25, 2034 ..........     73      4      *     *     *     *     *      0     0     0     0     0     0     0
February 25, 2035 ..........     38      2      *     *     *     *     *      0     0     0     0     0     0     0
February 25, 2036 ..........      2      *      *     *     *     *     0      0     0     0     0     0     0     0
February 25, 2037 ..........      0      0      0     0     0     0     0      0     0     0     0     0     0     0
Weighted Average Life in
   Years to Maturity .......  27.67  17.91  10.27  8.16  6.64  4.65  3.40  17.29  3.28  1.60  1.25  1.02  0.72  0.54
Weighted Average Life in
   Years to Optional Clean-
   up Call .................  27.65  17.32   9.53  7.53  6.11  4.27  3.13  17.29  3.28  1.60  1.25  1.02  0.72  0.54
Weighted Average Life in
   Years to Maturity using
   CPB (**) ................   4.14   4.12   4.08  4.04  4.00  3.65  3.06   6.43  3.21  1.60  1.25  1.02  0.72  0.54

(*)  Less than 0.5% but greater than 0.0%.

(**) Assumes the mortgage loans pay at the above percentages on each column of CPB.

     PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW

                                             CLASS 12-A2                    CLASS 12-A3, CLASS 12-M3, CLASS 12-L3
                                             CERTIFICATES                               CERTIFICATES
                              -----------------------------------------  ------------------------------------------
DISTRIBUTION DATE               0%    10%   20%   25%   30%   40%   50%    0%    10%    20%   25%   30%   40%   50%
-----------------             -----  ----  ----  ----  ----  ----  ----  -----  -----  ----  ----  ----  ----  ----
Initial Percentage .........    100   100   100   100   100   100   100    100    100   100   100   100   100   100
February 25, 2008 ..........    100   100   100   100   100   100   100    100    100   100   100   100   100   100
February 25, 2009 ..........    100   100   100   100   100    42     0    100    100   100   100   100   100    82
February 25, 2010 ..........    100   100   100    86    29     0     0    100    100   100   100   100    70    38
February 25, 2011 ..........    100   100    78    13     0     0     0    100    100   100   100    80    42    19
February 25, 2012 ..........    100   100    21     0     0     0     0    100    100   100    79    56    25    10
February 25, 2013 ..........    100   100     0     0     0     0     0    100    100    88    59    39    15     5
February 25, 2014 ..........    100   100     0     0     0     0     0    100    100    70    44    27     9     2
February 25, 2015 ..........    100    87     0     0     0     0     0    100    100    56    33    19     5     1
February 25, 2016 ..........    100    56     0     0     0     0     0    100    100    44    25    13     3     1
February 25, 2017 ..........    100    28     0     0     0     0     0    100    100    35    18     9     2     *
February 25, 2018 ..........    100     *     0     0     0     0     0    100    100    27    13     6     1     *
February 25, 2019 ..........    100     0     0     0     0     0     0    100     88    21    10     4     1     *
February 25, 2020 ..........    100     0     0     0     0     0     0    100     77    17     7     3     *     *
February 25, 2021 ..........    100     0     0     0     0     0     0    100     67    13     5     2     *     *
February 25, 2022 ..........    100     0     0     0     0     0     0    100     58    10     4     1     *     *
February 25, 2023 ..........    100     0     0     0     0     0     0    100     50     8     3     1     *     *
February 25, 2024 ..........    100     0     0     0     0     0     0    100     43     6     2     1     *     *
February 25, 2025 ..........    100     0     0     0     0     0     0    100     37     4     1     *     *     *
February 25, 2026 ..........    100     0     0     0     0     0     0    100     32     3     1     *     *     *
February 25, 2027 ..........    100     0     0     0     0     0     0    100     27     3     1     *     *     *
February 25, 2028 ..........    100     0     0     0     0     0     0    100     22     2     *     *     *     *
February 25, 2029 ..........    100     0     0     0     0     0     0    100     18     1     *     *     *     *
February 25, 2030 ..........    100     0     0     0     0     0     0    100     15     1     *     *     *     *
February 25, 2031 ..........    100     0     0     0     0     0     0    100     12     1     *     *     *     *
February 25, 2032 ..........     65     0     0     0     0     0     0    100      9     *     *     *     *     *
February 25, 2033 ..........     16     0     0     0     0     0     0    100      7     *     *     *     *     *
February 25, 2034 ..........      0     0     0     0     0     0     0     82      5     *     *     *     *     *
February 25, 2035 ..........      0     0     0     0     0     0     0     53      3     *     *     *     *     *
February 25, 2036 ..........      0     0     0     0     0     0     0     23      1     *     *     *     *     *
February 25, 2037 ..........      0     0     0     0     0     0     0      0      0     0     0     0     0     0
Weighted Average Life in
   Years to Maturity .......  25.33  9.27  4.52  3.50  2.82  1.98  1.47  28.11  17.23  9.64  7.59  6.15  4.28  3.13
Weighted Average Life in
   Years to Optional Clean-
   up Call .................  25.33  9.27  4.52  3.50  2.82  1.98  1.47  27.97  16.64  8.98  7.05  5.68  3.96  2.91
Weighted Average Life in
   Years to Maturity using
   CPB (**) ................   6.74  6.63  4.51  3.50  2.82  1.98  1.47   6.81   6.78  6.53  5.98  5.32  4.07  3.09

(*)  Less than 0.5% but greater than 0.0%.

(**) Assumes the mortgage loans pay at the above percentages on each column of CPB.

     PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW

                                             CLASS 12-A4                                CLASS 13-A1
                                             CERTIFICATES                              CERTIFICATES
                              -----------------------------------------  -----------------------------------------
DISTRIBUTION DATE               0%    10%   20%   25%   30%   40%   50%    0%    10%   20%   25%   30%   40%   50%
-----------------             -----  ----  ----  ----  ----  ----  ----  -----  ----  ----  ----  ----  ----  ----
Initial Percentage .........    100   100   100   100   100   100   100    100   100   100   100   100   100   100
February 25, 2008 ..........    100    89    79    74    68    58    48    100    86    72    65    58    44    31
February 25, 2009 ..........     99    80    62    54    46    34    23     99    73    50    39    29    12     0
February 25, 2010 ..........     99    71    49    40    32    19    11     99    62    32    20    10     0     0
February 25, 2011 ..........     98    63    39    30    22    12     5     98    51    19     7     0     0     0
February 25, 2012 ..........     98    56    31    22    15     7     3     98    42     8     0     0     0     0
February 25, 2013 ..........     97    50    24    16    11     4     1     97    34     0     0     0     0     0
February 25, 2014 ..........     97    44    19    12     7     2     1     97    27     0     0     0     0     0
February 25, 2015 ..........     96    40    15     9     5     1     *     96    20     0     0     0     0     0
February 25, 2016 ..........     96    36    12     7     4     1     *     96    15     0     0     0     0     0
February 25, 2017 ..........     95    32    10     5     3     1     *     95    10     0     0     0     0     0
February 25, 2018 ..........     93    28     8     4     2     *     *     92     5     0     0     0     0     0
February 25, 2019 ..........     90    24     6     3     1     *     *     89     *     0     0     0     0     0
February 25, 2020 ..........     88    21     5     2     1     *     *     85     0     0     0     0     0     0
February 25, 2021 ..........     85    19     4     1     1     *     *     82     0     0     0     0     0     0
February 25, 2022 ..........     82    16     3     1     *     *     *     78     0     0     0     0     0     0
February 25, 2023 ..........     79    14     2     1     *     *     *     73     0     0     0     0     0     0
February 25, 2024 ..........     76    12     2     1     *     *     *     69     0     0     0     0     0     0
February 25, 2025 ..........     72    10     1     *     *     *     *     64     0     0     0     0     0     0
February 25, 2026 ..........     68     9     1     *     *     *     *     59     0     0     0     0     0     0
February 25, 2027 ..........     64     7     1     *     *     *     *     53     0     0     0     0     0     0
February 25, 2028 ..........     59     6     1     *     *     *     *     47     0     0     0     0     0     0
February 25, 2029 ..........     54     5     *     *     *     *     *     41     0     0     0     0     0     0
February 25, 2030 ..........     49     4     *     *     *     *     *     34     0     0     0     0     0     0
February 25, 2031 ..........     43     3     *     *     *     *     *     26     0     0     0     0     0     0
February 25, 2032 ..........     37     3     *     *     *     *     *     18     0     0     0     0     0     0
February 25, 2033 ..........     30     2     *     *     *     *     *      9     0     0     0     0     0     0
February 25, 2034 ..........     23     1     *     *     *     *     *      0     0     0     0     0     0     0
February 25, 2035 ..........     15     1     *     *     *     *     0      0     0     0     0     0     0     0
February 25, 2036 ..........      6     *     *     *     *     *     0      0     0     0     0     0     0     0
February 25, 2037 ..........      0     0     0     0     0     0     0      0     0     0     0     0     0     0
Weighted Average Life in
   Years to Maturity .......  21.40  7.98  4.24  3.32  2.69  1.88  1.39  19.44  4.76  2.31   1.8  1.46  1.03  0.76
Weighted Average Life in
   Years to Optional Clean-
   up Call .................  21.36  7.82  4.05  3.17  2.56  1.79  1.33  19.44  4.76  2.31   1.8  1.46  1.03  0.76
Weighted Average Life in
   Years to Maturity using
   CPB (**) ................   6.58  4.67  3.37  2.87  2.46  1.83  1.38   9.56  4.63  2.31  1.80  1.46  1.03  0.76

(*)  Less than 0.5% but greater than 0.0%.

(**) Assumes the mortgage loans pay at the above percentages on each column of CPB.

     PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW

                            CLASS 13-A2, CLASS 13-M2, CLASS 13-L2
                                         CERTIFICATES                          CLASS 13-A3 CERTIFICATES
                         -------------------------------------------  -----------------------------------------
DISTRIBUTION DATE          0%    10%    20%    25%   30%   40%   50%    0%    10%   20%   25%   30%   40%   50%
-----------------        -----  -----  -----  ----  ----  ----  ----  -----  ----  ----  ----  ----  ----  ----
Initial Percentage ....    100    100    100   100   100   100   100    100   100   100   100   100   100   100
February 25, 2008 .....    100    100    100   100   100   100   100    100    89    79    74    69    58    48
February 25, 2009 .....    100    100    100   100   100   100    93     99    80    62    54    47    34    23
February 25, 2010 .....    100    100    100   100   100    79    44     99    71    49    40    32    20    11
February 25, 2011 .....    100    100    100   100    90    47    22     99    63    39    30    22    12     5
February 25, 2012 .....    100    100    100    90    63    28    11     98    56    31    22    16     7     3
February 25, 2013 .....    100    100    100    67    44    17     5     98    50    25    17    11     4     1
February 25, 2014 .....    100    100     79    50    31    10     3     98    45    20    12     8     2     1
February 25, 2015 .....    100    100     63    37    21     6     1     97    40    16     9     5     1     *
February 25, 2016 .....    100    100     50    28    15     4     1     97    36    12     7     4     1     *
February 25, 2017 .....    100    100     40    21    10     2     *     96    32    10     5     3     1     *
February 25, 2018 .....    100    100     31    15     7     1     *     94    28     8     4     2     *     *
February 25, 2019 .....    100    100     24    11     5     1     *     91    25     6     3     1     *     *
February 25, 2020 .....    100     88     19     8     3     *     *     89    22     5     2     1     *     *
February 25, 2021 .....    100     76     15     6     2     *     *     86    19     4     1     1     *     *
February 25, 2022 .....    100     66     11     4     2     *     *     83    16     3     1     *     *     *
February 25, 2023 .....    100     58      9     3     1     *     *     80    14     2     1     *     *     *
February 25, 2024 .....    100     50      7     2     1     *     *     77    12     2     1     *     *     *
February 25, 2025 .....    100     43      5     2     *     *     *     73    10     1     *     *     *     *
February 25, 2026 .....    100     36      4     1     *     *     *     69     9     1     *     *     *     *
February 25, 2027 .....    100     31      3     1     *     *     *     65     8     1     *     *     *     *
February 25, 2028 .....    100     26      2     1     *     *     *     60     6     1     *     *     *     *
February 25, 2029 .....    100     21      2     *     *     *     *     55     5     *     *     *     *     *
February 25, 2030 .....    100     17      1     *     *     *     *     50     4     *     *     *     *     *
February 25, 2031 .....    100     14      1     *     *     *     *     44     3     *     *     *     *     *
February 25, 2032 .....    100     11      1     *     *     *     *     38     3     *     *     *     *     *
February 25, 2033 .....    100      8      *     *     *     *     *     31     2     *     *     *     *     *
February 25, 2034 .....     97      5      *     *     *     *     *     24     1     *     *     *     *     *
February 25, 2035 .....     65      3      *     *     *     *     *     16     1     *     *     *     *     *
February 25, 2036 .....     31      1      *     *     *     *     *      8     *     *     *     *     *     0
February 25, 2037 .....      0      0      0     0     0     0     0      0     0     0     0     0     0     0
Weighted Average Life
   in Years to Maturity  28.46  18.05  10.18  8.02  6.50  4.52  3.30  21.67  8.04  4.25  3.34  2.70  1.89  1.39
Weighted Average Life
   in Years to Optional
   Clean-up Call ......  28.25  17.36   9.43  7.40  5.97  4.15  3.05  21.61  7.87  4.07  3.18  2.57  1.80  1.33
Weighted Average Life
   in Years to Maturity
   using CPB (**) .....  9.95    9.88   8.56  7.33  6.21  4.47  3.29  9.66   5.93  3.85  3.16  2.63  1.88  1.39

(*)  Less than 0.5% but greater than 0.0%.

(**) Assumes the mortgage loans pay at the above percentages on each column of CPB.

     PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE
                       PERCENTAGES OF CPR SET FORTH BELOW

                            CLASS II-M, II-B1, II-B2 CERTIFICATES
                         ------------------------------------------
DISTRIBUTION DATE          0%    10%    20%   25%   30%   40%   50%
-----------------        -----  -----  ----  ----  ----  ----  ----
Initial Percentage ....    100    100   100   100   100   100   100
February 25, 2008 .....    100    100   100   100   100   100   100
February 25, 2009 .....     99     99    99    99    99    86    73
February 25, 2010 .....     99     99    99    91    83    66    51
February 25, 2011 .....     98     98    82    68    58    40    26
February 25, 2012 .....     98     98    65    51    40    24    13
February 25, 2013 .....     97     97    51    37    28    14     6
February 25, 2014 .....     96     91    41    28    19     8     3
February 25, 2015 .....     94     81    32    21    13     5     2
February 25, 2016 .....     93     72    25    15     9     3     1
February 25, 2017 .....     92     64    20    11     6     2     *
February 25, 2018 .....     90     56    16     8     4     1     *
February 25, 2019 .....     87     49    12     6     3     1     *
February 25, 2020 .....     85     43     9     4     2     *     *
February 25, 2021 .....     82     38     7     3     1     *     *
February 25, 2022 .....     79     33     6     2     1     *     *
February 25, 2023 .....     76     28     4     2     1     *     *
February 25, 2024 .....     72     24     3     1     *     *     *
February 25, 2025 .....     69     21     3     1     *     *     *
February 25, 2026 .....     65     18     2     1     *     *     *
February 25, 2027 .....     61     15     1     *     *     *     *
February 25, 2028 .....     56     12     1     *     *     *     *
February 25, 2029 .....     51     10     1     *     *     *     *
February 25, 2030 .....     46      8     1     *     *     *     *
February 25, 2031 .....     40      6     *     *     *     *     *
February 25, 2032 .....     33      5     *     *     *     *     *
February 25, 2033 .....     27      3     *     *     *     *     *
February 25, 2034 .....     19      2     *     *     *     *     *
February 25, 2035 .....     11      1     *     *     *     *     *
February 25, 2036 .....      3      *     *     *     *     *     *
February 25, 2037 .....      0      0     0     0     0     0     0
Weighted Average Life
   in Years to Maturity  20.69  13.25  7.33  6.03  5.19  4.01  3.24
Weighted Average Life
   in Years to Optional
   Clean-up Call ......  20.67  12.94  6.96  5.69  4.86  3.72  2.94
Weighted Average Life
   in Years to Maturity
   using CPB (**) .....  5.89    5.70  4.81  4.42  4.11  3.51  3.01

(*)  Less than 0.5% but greater than 0.0%.

(**) Assumes the mortgage loans pay at the above percentages on each column of CPB.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS 11-S1 CERTIFICATES

     The yield to maturity of the Class 11-S1 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults), which may fluctuate significantly from time to time, on the Group 11 Mortgage Loans. A faster rate of principal payments on the Group 11 Mortgage Loans than anticipated by investors will have a material negative effect on the yield to maturity of the Class 11-S1 Certificates. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Group 11 Mortgage Loans will have a material negative effect on the yield to an investor in the Class 11-S1 Certificates and could result in any case in the failure of investors in the Class 11-S1 Certificates to recoup their initial investments.

     The following table illustrates the significant effect that principal prepayments on the Group 11 Mortgage Loans have upon the yield to maturity of the Class 11-S1 Certificates. The actual prices to be paid for the Class 11-S1 Certificates have not been determined and will be dependent on the characteristics of the Group 11 Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class 11-S1 Certificates, stated on a corporate bond equivalent basis, under seven different prepayment assumptions based on CPB described above. The table is based on the Modeling Assumptions, and assumes further that the purchase price of the Class 11-S1 Certificates is approximately 0.503217% (expressed as a percentage of the maximum Class 11-S1 Notional Amount and excluding accrued interest).

                            CLASS 11-S1 CERTIFICATES
                                 PRE-TAX YIELD
                                      CPB

  0%     10%     20%     25%    30%     40%      50%
-----   -----   -----   ----   ----   ------   ------
39.33   27.02   13.94   7.10   0.00   (15.01)  (31.50)

     Based upon the above assumptions, at approximately 30% of CPB, the pre-tax yield to maturity of the Class 11-S1 Certificates will be approximately 0%. If the rate of prepayments on the Group 11 Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class 11-S1 Certificateholders would not fully recoup their initial investments. Any change in the composition of the Group 11 Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on any of the Group 11 Mortgage Loans.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 11-S1 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price plus accrued interest. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class 11-S1 Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class 11-S1 Certificates when such reinvestment rates are considered.

     There will be differences between the characteristics of the Group 11 Mortgage Loans actually included in the assets of the Issuing Entity and the characteristics assumed in preparing the table above. The pre-tax yield of the Class 11-S1 Certificates may therefore differ even if all the Group 11 Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Group 11 Mortgage Loan will prepay at a constant rate until maturity or that all the Group 11 Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Group 11 Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class 11-S1 Certificate, even if the average rate of principal prepayments on the Group 11 Mortgage Loans is consistent with an investor's expectations.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS 11-F1 CERTIFICATES

     The yield to maturity of the Class 11-F1 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults), which may fluctuate significantly from time to time, on the Group 11 Mortgage Loans. A faster rate of principal payments on the Group 11 Mortgage Loans than anticipated by investors will have a material negative effect on the yield to maturity of the Class 11-F1 Certificates. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Group 11 Mortgage Loans will have a material negative effect on the yield to an investor in the Class 11-F1 Certificates and could result in any case in the failure of investors in the Class 11-F1 Certificates to recoup their initial investments.

     The following table illustrates the significant effect that principal prepayments on the Group 11 Mortgage Loans have upon the yield to maturity of the Class 11-F1 Certificates. The actual prices to be paid for the Class 11-F1 Certificates have not been determined and will be dependent on the characteristics of the Group 11 Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class 11-F1 Certificates, stated on a corporate bond equivalent basis, under seven different prepayment assumptions based on CPB described above. The table is based on the Modeling Assumptions, and assumes further that the purchase price of the Class 11-F1 Certificates is approximately 1.006434% (expressed as a percentage of the maximum Class 11-F1 Notional Amount and excluding accrued interest).

                            CLASS 11-F1 CERTIFICATES
                                  PRE-TAX YIELD
                                      CPB

  0%     10%     20%     25%    30%     40%       50%
-----   -----   -----   ----   ----   ------    ------
39.33   27.02   13.94   7.10   0.00   (15.01)   (31.50)

     Based upon the above assumptions, at approximately 30% of CPB, the pre-tax yield to maturity of the Class 11-F1 Certificates will be approximately 0%. If the rate of prepayments on the Group 11 Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class 11-F1 Certificateholders would not fully recoup their initial investments. Any change in the composition of the Group 11 Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on any of the Group 11 Mortgage Loans.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 11-F1 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price plus accrued interest. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class 11-F1 Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class 11-F1 Certificates when such reinvestment rates are considered.

     There will be differences between the characteristics of the Group 11 Mortgage Loans actually included in the assets of the Issuing Entity and the characteristics assumed in preparing the table above. The pre-tax yield of the Class 11-F1 Certificates may therefore differ even if all the Group 11 Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Group 11 Mortgage Loan will prepay at a constant rate until maturity or that all the Group 11 Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Group 11 Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class 11-F1 Certificate, even if the average rate of principal prepayments on the Group 11 Mortgage Loans is consistent with an investor's expectations.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS 11-S5 CERTIFICATES

     The yield to maturity of the Class 11-S5 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults), which may fluctuate significantly from time to time, on the Group 11 Mortgage Loans. A faster rate of principal payments on the Group 11 Mortgage Loans than anticipated by investors will have a material negative effect on the yield to maturity of the Class 11-S5 Certificates. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Group 11 Mortgage Loans will have a material negative effect on the yield to an investor in the Class 11-S5 Certificates and could result in any case in the failure of investors in the Class 11-S5 Certificates to recoup their initial investments.

     The following table illustrates the significant effect that principal prepayments on the Group 11 Mortgage Loans have upon the yield to maturity of the Class 11-S5 Certificates. The actual prices to be paid for the Class 11-S5 Certificates have not been determined and will be dependent on the characteristics of the Group 11 Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class 11-S5 Certificates, stated on a corporate bond equivalent basis, under seven different prepayment assumptions based on CPB described above. The table is based on the Modeling Assumptions, and assumes further that the purchase price of the Class 11-S5 Certificates is approximately 0.974580% (expressed as a percentage of the maximum Class 11-S5 Notional Amount and excluding accrued interest).

                            CLASS 11-S5 CERTIFICATES
                                  PRE-TAX YIELD
                                       CPB

 0%     10%    20%    25%    30%    40%       50%
----   ----   ----   ----   ----   -----    ------
2.05   1.74   1.18   0.76   0.00   (6.39)   (17.61)

     Based upon the above assumptions, at approximately 30% of CPB, the pre-tax yield to maturity of the Class 11-S5 Certificates will be approximately 0%. If the rate of prepayments on the Group 11 Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class 11-S5 Certificateholders would not fully recoup their initial investments. Any change in the composition of the Group 11 Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on any of the Group 11 Mortgage Loans.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 11-S5 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price plus accrued interest. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class 11-S5 Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class 11-S5 Certificates when such reinvestment rates are considered.

     There will be differences between the characteristics of the Group 11 Mortgage Loans actually included in the assets of the Issuing Entity and the characteristics assumed in preparing the table above. The pre-tax yield of the Class 11-S5 Certificates may therefore differ even if all the Group 11 Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Group 11 Mortgage Loan will prepay at a constant rate until maturity or that all the Group 11 Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Group 11 Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class 11-S5 Certificate, even if the average rate of principal prepayments on the Group 11 Mortgage Loans is consistent with an investor's expectations.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS 11-F5 CERTIFICATES

     The yield to maturity of the Class 11-F5 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults), which may fluctuate significantly from time to time, on the Group 11 Mortgage Loans. A faster rate of principal payments on the Group 11 Mortgage Loans than anticipated by investors will have a material negative effect on the yield to maturity of the Class 11-F5 Certificates. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Group 11 Mortgage Loans will have a material negative effect on the yield to an investor in the Class 11-F5 Certificates and could result in any case in the failure of investors in the Class 11-F5 Certificates to recoup their initial investments.

     The following table illustrates the significant effect that principal prepayments on the Group 11 Mortgage Loans have upon the yield to maturity of the Class 11-F5 Certificates. The actual prices to be paid for the Class 11-F5 Certificates have not been determined and will be dependent on the characteristics of the Group 11 Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class 11-F5 Certificates, stated on a corporate bond equivalent basis, under seven different prepayment assumptions based on CPB described above. The table is based on the Modeling Assumptions, and assumes further that the purchase price of the Class 11-F5 Certificates is approximately 1.949160% (expressed as a percentage of the maximum Class 11-F5 Notional Amount and excluding accrued interest).

                            CLASS 11-F5 CERTIFICATES
                                  PRE-TAX YIELD
                                       CPB

 0%     10%    20%    25%    30%    40%       50%
----   ----   ----   ----   ----   -----    ------
2.05   1.74   1.18   0.76   0.00   (6.39)   (17.61)

     Based upon the above assumptions, at approximately 30% of CPB, the pre-tax yield to maturity of the Class 11-F5 Certificates will be approximately 0%. If the rate of prepayments on the Group 11 Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class 11-F5 Certificateholders would not fully recoup their initial investments. Any change in the composition of the Group 11 Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on any of the Group 11 Mortgage Loans.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 11-F5 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price plus accrued interest. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class 11-F5 Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class 11-F5 Certificates when such reinvestment rates are considered.

     There will be differences between the characteristics of the Group 11 Mortgage Loans actually included in the assets of the Issuing Entity and the characteristics assumed in preparing the table above. The pre-tax yield of the Class 11-F5 Certificates may therefore differ even if all the Group 11 Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Group 11 Mortgage Loan will prepay at a constant rate until maturity or that all the Group 11 Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Group 11 Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class 11-F5 Certificate, even if the average rate of principal prepayments on the Group 11 Mortgage Loans is consistent with an investor's expectations.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS 11-S8 CERTIFICATES

     The yield to maturity of the Class 11-S8 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults), which may fluctuate significantly from time to time, on the Group 11 Mortgage Loans. A faster rate of principal payments on the Group 11 Mortgage Loans than anticipated by investors will have a material negative effect on the yield to maturity of the Class 11-S8 Certificates. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Group 11 Mortgage Loans will have a material negative effect on the yield to an investor in the Class 11-S8 Certificates and could result in any case in the failure of investors in the Class 11-S8 Certificates to recoup their initial investments.

     The following table illustrates the significant effect that principal prepayments on the Group 11 Mortgage Loans have upon the yield to maturity of the Class 11-S8 Certificates. The actual prices to be paid for the Class 11-S8 Certificates have not been determined and will be dependent on the characteristics of the Group 11 Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class 11-S8 Certificates, stated on a corporate bond equivalent basis, under seven different prepayment assumptions based on CPB described above. The table is based on the Modeling Assumptions, and assumes further that the purchase price of the Class 11-S8 Certificates is approximately 0.984708% (expressed as a percentage of the maximum Class 11-S8 Notional Amount and excluding accrued interest).

                            CLASS 11-S8 CERTIFICATES
                                  PRE-TAX YIELD
                                       CPB

 0%     10%    20%    25%    30%    40%      50%
----   ----   ----   ----   ----   -----   ------
1.67   1.40   0.93   0.49   0.00   (4.68)  (14.89)

     Based upon the above assumptions, at approximately 30% of CPB, the pre-tax yield to maturity of the Class 11-S8 Certificates will be approximately 0%. If the rate of prepayments on the Group 11 Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class 11-S8 Certificateholders would not fully recoup their initial investments. Any change in the composition of the Group 11 Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on any of the Group 11 Mortgage Loans.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 11-S8 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price plus accrued interest. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class 11-S8 Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class 11-S8 Certificates when such reinvestment rates are considered.

     There will be differences between the characteristics of the Group 11 Mortgage Loans actually included in the assets of the Issuing Entity and the characteristics assumed in preparing the table above. The pre-tax yield of the Class 11-S8 Certificates may therefore differ even if all the Group 11 Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Group 11 Mortgage Loan will prepay at a constant rate until maturity or that all the Group 11 Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Group 11 Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class 11-S8 Certificate, even if the average rate of principal prepayments on the Group 11 Mortgage Loans is consistent with an investor's expectations.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS 11-F8 CERTIFICATES

     The yield to maturity of the Class 11-F8 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults), which may fluctuate significantly from time to time, on the Group 11 Mortgage Loans. A faster rate of principal payments on the Group 11 Mortgage Loans than anticipated by investors will have a material negative effect on the yield to maturity of the Class 11-F8 Certificates. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Group 11 Mortgage Loans will have a material negative effect on the yield to an investor in the Class 11-F8 Certificates and could result in any case in the failure of investors in the Class 11-F8 Certificates to recoup their initial investments.

     The following table illustrates the significant effect that principal prepayments on the Group 11 Mortgage Loans have upon the yield to maturity of the Class 11-F8 Certificates. The actual prices to be paid for the Class 11-F8 Certificates have not been determined and will be dependent on the characteristics of the Group 11 Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class 11-F8 Certificates, stated on a corporate bond equivalent basis, under seven different prepayment assumptions based on CPB described above. The table is based on the Modeling Assumptions, and assumes further that the purchase price of the Class 11-F8 Certificates is approximately 1.969416% (expressed as a percentage of the maximum Class 11-F8 Notional Amount and excluding accrued interest).

                            CLASS 11-F8 CERTIFICATES
                                  PRE-TAX YIELD
                                       CPB

 0%     10%    20%    25%    30%    40%      50%
----   ----   ----   ----   ----   -----   ------
1.67   1.40   0.93   0.49   0.00   (4.68)  (14.89)

     Based upon the above assumptions, at approximately 30% of CPB, the pre-tax yield to maturity of the Class 11-F8 Certificates will be approximately 0%. If the rate of prepayments on the Group 11 Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class 11-F8 Certificateholders would not fully recoup their initial investments. Any change in the composition of the Group 11 Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on any of the Group 11 Mortgage Loans.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 11-F8 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price plus accrued interest. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class 11-F8 Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class 11-F8 Certificates when such reinvestment rates are considered.

     There will be differences between the characteristics of the Group 11 Mortgage Loans actually included in the assets of the Issuing Entity and the characteristics assumed in preparing the table above. The pre-tax yield of the Class 11-F8 Certificates may therefore differ even if all the Group 11 Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Group 11 Mortgage Loan will prepay at a constant rate until maturity or that all the Group 11 Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Group 11 Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class 11-F8 Certificate, even if the average rate of principal prepayments on the Group 11 Mortgage Loans is consistent with an investor's expectations.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS 12-S3 CERTIFICATES

     The yield to maturity of the Class 12-S3 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults), which may fluctuate significantly from time to time, on the Group 12 Mortgage Loans. A faster rate of principal payments on the Group 12 Mortgage Loans than anticipated by investors will have a material negative effect on the yield to maturity of the Class 12-S3 Certificates. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Group 12 Mortgage Loans will have a material negative effect on the yield to an investor in the Class 12-S3 Certificates and could result in any case in the failure of investors in the Class 12-S3 Certificates to recoup their initial investments.

     The following table illustrates the significant effect that principal prepayments on the Group 12 Mortgage Loans have upon the yield to maturity of the Class 12-S3 Certificates. The actual prices to be paid for the Class 12-S3 Certificates have not been determined and will be dependent on the characteristics of the Group 12 Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class 12-S3 Certificates, stated on a corporate bond equivalent basis, under seven different prepayment assumptions based on CPB described above. The table is based on the Modeling Assumptions, and assumes further that the purchase price of the Class 12-S3 Certificates is approximately 1.314096% (expressed as a percentage of the maximum Class 12-S3 Notional Amount and excluding accrued interest).

                            CLASS 12-S3 CERTIFICATES
                                  PRE-TAX YIELD
                                       CPB

 0%     10%    20%    25%    30%     40%      50%
----   ----   ----   ----   ----   ------   ------
7.64   7.52   6.51   3.92   0.00   (10.61)  (24.36)

     Based upon the above assumptions, at approximately 30% of CPB, the pre-tax yield to maturity of the Class 12-S3 Certificates will be approximately 0%. If the rate of prepayments on the Group 12 Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class 12-S3 Certificateholders would not fully recoup their initial investments. Any change in the composition of the Group 12 Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on any of the Group 12 Mortgage Loans.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 12-S3 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price plus accrued interest. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class 12-S3 Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class 12-S3 Certificates when such reinvestment rates are considered.

     There will be differences between the characteristics of the Group 12 Mortgage Loans actually included in the assets of the Issuing Entity and the characteristics assumed in preparing the table above. The pre-tax yield of the Class 12-S3 Certificates may therefore differ even if all the Group 12 Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Group 12 Mortgage Loan will prepay at a constant rate until maturity or that all the Group 12 Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Group 12 Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class 12-S3 Certificate, even if the average rate of principal prepayments on the Group 12 Mortgage Loans is consistent with an investor's expectations.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS 12-F3 CERTIFICATES

     The yield to maturity of the Class 12-F3 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults), which may fluctuate significantly from time to time, on the Group 12 Mortgage Loans. A faster rate of principal payments on the Group 12 Mortgage Loans than anticipated by investors will have a material negative effect on the yield to maturity of the Class 12-F3 Certificates. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Group 12 Mortgage Loans will have a material negative effect on the yield to an investor in the Class 12-F3 Certificates and could result in any case in the failure of investors in the Class 12-F3 Certificates to recoup their initial investments.

     The following table illustrates the significant effect that principal prepayments on the Group 12 Mortgage Loans have upon the yield to maturity of the Class 12-F3 Certificates. The actual prices to be paid for the Class 12-F3 Certificates have not been determined and will be dependent on the characteristics of the Group 12 Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class 12-F3 Certificates, stated on a corporate bond equivalent basis, under seven different prepayment assumptions based on CPB described above. The table is based on the Modeling Assumptions, and assumes further that the purchase price of the Class 12-F3 Certificates is approximately 2.628192% (expressed as a percentage of the maximum Class 12-F3 Notional Amount and excluding accrued interest).

                            CLASS 12-F3 CERTIFICATES
                                  PRE-TAX YIELD
                                       CPB

  0%    10%    20%    25%    30%     40%      50%
----   ----   ----   ----   ----   ------   ------
7.64   7.52   6.51   3.92   0.00   (10.61)  (24.36)

     Based upon the above assumptions, at approximately 30% of CPB, the pre-tax yield to maturity of the Class 12-F3 Certificates will be approximately 0%. If the rate of prepayments on the Group 12 Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class 12-F3 Certificateholders would not fully recoup their initial investments. Any change in the composition of the Group 12 Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on any of the Group 12 Mortgage Loans.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 12-F3 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price plus accrued interest. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class 12-F3 Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class 12-F3 Certificates when such reinvestment rates are considered.

     There will be differences between the characteristics of the Group 12 Mortgage Loans actually included in the assets of the Issuing Entity and the characteristics assumed in preparing the table above. The pre-tax yield of the Class 12-F3 Certificates may therefore differ even if all the Group 12 Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Group 12 Mortgage Loan will prepay at a constant rate until maturity or that all the Group 12 Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Group 12 Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class 12-F3 Certificate, even if the average rate of principal prepayments on the Group 12 Mortgage Loans is consistent with an investor's expectations.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS 13-S2 CERTIFICATES

     The yield to maturity of the Class 13-S2 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults), which may fluctuate significantly from time to time, on the Group 13 Mortgage Loans. A faster rate of principal payments on the Group 13 Mortgage Loans than anticipated by investors will have a material negative effect on the yield to maturity of the Class 13-S2 Certificates. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Group 13 Mortgage Loans will have a material negative effect on the yield to an investor in the Class 13-S2 Certificates and could result in any case in the failure of investors in the Class 13-S2 Certificates to recoup their initial investments.

     The following table illustrates the significant effect that principal prepayments on the Group 13 Mortgage Loans have upon the yield to maturity of the Class 13-S2 Certificates. The actual prices to be paid for the Class 13-S2 Certificates have not been determined and will be dependent on the characteristics of the Group 13 Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class 13-S2 Certificates, stated on a corporate bond equivalent basis, under seven different prepayment assumptions based on CPB described above. The table is based on the Modeling Assumptions, and assumes further that the purchase price of the Class 13-S2 Certificates is approximately 1.536438% (expressed as a percentage of the maximum Class 13-S2 Notional Amount and excluding accrued interest).

                            CLASS 13-S2 CERTIFICATES
                                  PRE-TAX YIELD
                                       CPB

  0%     10%     20%    25%    30%     40%      50%
-----   -----   ----   ----   ----   ------   ------
10.54   10.43   7.87   4.42   0.00   (11.19)  (25.21)

     Based upon the above assumptions, at approximately 30% of CPB, the pre-tax yield to maturity of the Class 13-S2 Certificates will be approximately 0%. If the rate of prepayments on the Group 13 Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class 13-S2 Certificateholders would not fully recoup their initial investments. Any change in the composition of the Group 13 Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on any of the Group 13 Mortgage Loans.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 13-S2 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price plus accrued interest. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class 13-S2 Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class 13-S2 Certificates when such reinvestment rates are considered.

     There will be differences between the characteristics of the Group 13 Mortgage Loans actually included in the assets of the Issuing Entity and the characteristics assumed in preparing the table above. The pre-tax yield of the Class 13-S2 Certificates may therefore differ even if all the Group 13 Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Group 13 Mortgage Loan will prepay at a constant rate until maturity or that all the Group 13 Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Group 13 Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class 13-S2 Certificate, even if the average rate of principal prepayments on the Group 13 Mortgage Loans is consistent with an investor's expectations.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS 13-F2 CERTIFICATES

     The yield to maturity of the Class 13-F2 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults), which may fluctuate significantly from time to time, on the Group 13 Mortgage Loans. A faster rate of principal payments on the Group 13 Mortgage Loans than anticipated by investors will have a material negative effect on the yield to maturity of the Class 13-F2 Certificates. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Group 13 Mortgage Loans will have a material negative effect on the yield to an investor in the Class 13-F2 Certificates and could result in any case in the failure of investors in the Class 13-F2 Certificates to recoup their initial investments.

     The following table illustrates the significant effect that principal prepayments on the Group 13 Mortgage Loans have upon the yield to maturity of the Class 13-F2 Certificates. The actual prices to be paid for the Class 13-F2 Certificates have not been determined and will be dependent on the characteristics of the Group 13 Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class 13-F2 Certificates, stated on a corporate bond equivalent basis, under seven different prepayment assumptions based on CPB described above. The table is based on the Modeling Assumptions, and assumes further that the purchase price of the Class 13-F2 Certificates is approximately 3.072876% (expressed as a percentage of the maximum Class 13-F2 Notional Amount and excluding accrued interest).

                            CLASS 13-F2 CERTIFICATES
                                  PRE-TAX YIELD
                                       CPB

  0%     10%     20%    25%    30%     40%      50%
-----   -----   ----   ----   ----   ------   ------
10.54   10.43   7.87   4.42   0.00   (11.19)  (25.21)

     Based upon the above assumptions, at approximately 30% of CPB, the pre-tax yield to maturity of the Class 13-F2 Certificates will be approximately 0%. If the rate of prepayments on the Group 13 Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class 13-F2 Certificateholders would not fully recoup their initial investments. Any change in the composition of the Group 13 Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on any of the Group 13 Mortgage Loans.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 13-F2 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price plus accrued interest. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class 13-F2 Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class 13-F2 Certificates when such reinvestment rates are considered.

     There will be differences between the characteristics of the Group 13 Mortgage Loans actually included in the assets of the Issuing Entity and the characteristics assumed in preparing the table above. The pre-tax yield of the Class 13-F2 Certificates may therefore differ even if all the Group 13 Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Group 13 Mortgage Loan will prepay at a constant rate until maturity or that all the Group 13 Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Group 13 Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class 13-F2 Certificate, even if the average rate of principal prepayments on the Group 13 Mortgage Loans is consistent with an investor's expectations.

YIELD CONSIDERATIONS WITH RESPECT TO THE EXCHANGEABLE CERTIFICATES RELATING TO MORTGAGE POOL II

     The yield to maturity of any class of Exchangeable Certificates generally will depend on the yield to maturity of the related classes of Exchangeable Initial Certificates.

                                  THE SERVICER

JPMORGAN CHASE BANK, N.A.

     JPMorgan Chase Bank, N.A. ("JPMORGAN"), a national banking association, is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan's main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. JPMorgan is an affiliate of JPMorgan Securities, Inc., the underwriter. JPMorgan is rated "RPS1", "Strong" and "SQ1", by Fitch, S&P and Moody's, respectively. JPMorgan does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the Agreement.

     Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC ("CHF"), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC") was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

     JPMorgan may perform any or all of its obligations under its servicing agreement through one or more subservicers. JPMorgan has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMorgan will remain liable for its servicing duties and obligations under its servicing agreement as if JPMorgan alone were servicing the Mortgage Loans. As a result we are providing disclosure regarding CHF. CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

     JPMorgan is the product of numerous mergers and acquisitions. Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank's operations. As JPMorgan's mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (including conforming, jumbo, Alt-A and community development programs), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

     Servicing operations, for "prime" quality mortgage loans are audited internally by JPMorgan's General Audit and Risk groups and subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency. JPMorgan utilizes committees assembled on a quarterly basis to analyze compliance to Fair Debit Collections and Fair Lending legislation. JPMorgan employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

     JPMorgan as a servicer has made numerous changes to its servicing procedures during the past three years in order to improve its servicing processes and to increase efficiencies including the expansion of its customer care operational centers to Manila, Philippines and Costa Rica.

     Neither JPMorgan nor CHF is in default or has been terminated for cause under any servicing agreement with respect to prime mortgage loans to which it is a party.

     No material litigation or governmental proceeding is pending against JPMorgan or CHF or their properties that would have a material adverse effect on the Certificates. The financial condition of JPMorgan and the financial condition of CHF do not pose any material risks to their respective ability to service the mortgage loans.

     JPMorgan, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 9:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday. There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

     Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters. In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

     CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor. Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status. Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security, and to effectively manage any initiated legal action.

     Under the terms of the Agreement, the Servicer may agree to modification upon the request of the mortgagor provided either the modification is in lieu of a refinancing and the servicer purchases the related mortgage loan for a price equal to the outstanding principal balance of the Mortgage Loan or such modification meets certain criteria limiting the type of and extent of such modifications.

     Under the terms of the Agreement, the Servicer generally will not be liable for any losses on the Mortgage Loans.

     The Servicer is required to make advances of delinquent monthly payments of interest and principal to the extent described in this prospectus supplement. See "--Advances" below. The Servicer has not failed to make a required advance in connection with any mortgage-backed securitization.

     Chase Home Finance LLC. Because JPMorgan does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMorgan does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses. Therefore, JPMorgan is providing below information relating to the portfolio of "prime" mortgage loans (exclusive of FHA and VA loans) secured by one- to four-family residential properties which were originated by or for JPMorgan or its affiliates and which are serviced or subserviced by CHF (exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of JPMorgan or (ii) a master servicing arrangement).

       AGGREGATE PRIME SERVICING PORTFOLIO (EXCLUSIVE OF FHA AND VA LOANS)
                       PRINCIPAL BALANCE AS OF (BILLIONS):

      DECEMBER 31,
------------------------
 2006     2005     2004
------   ------   ------
$452.6   $402.6   $372.6

       AGGREGATE PRIME SERVICING PORTFOLIO (EXCLUSIVE OF FHA AND VA LOANS)
                      BY NUMBER OF LOANS AS OF (MILLIONS):
                                  DECEMBER 31,

 2006    2005    2004
-----   -----   -----
2.814   2.643   2.598

     Collection Procedures. CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the applicable mortgage and applicable state law.

     JPMorgan will service Mortgage Loans substantially in accordance with the procedures set forth under "The Pooling and Servicing Agreement--Servicing" below.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

     The Servicer, the Subservicer, the Paying Agent, the Trustee and the Custodian will have the following responsibilities with respect to the Issuing
Entity:

PARTY:              RESPONSIBILITIES:
------              -----------------
Servicer ........   Performing the servicing functions with respect to the
                    Mortgage Loans and the Mortgaged Properties in accordance
                    with the provisions of the Pooling and Servicing Agreement, including, but not limited to:

                    - collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Collection
                         Account, and delivering all amounts on deposit in the Collection Account to the Paying Agent for deposit in the Certificate Account on the Servicer Remittance
                         Date;

                    - collecting amounts with respect to taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                    - making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans to the extent that the Servicer believes such Advances will be recoverable;

                    - making Advances in respect of customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage to the extent not paid by the borrower;

                    -    providing monthly loan-level reports to the Paying
                         Agent;

                    - preparing and filing periodic reports with the Securities Exchange Commission on behalf of the Issuing
                         Entity with respect to the Certificates.

                    - maintenance of certain insurance policies relating to the Mortgage Loans; and

                    -    enforcement of foreclosure proceedings.

                    See "The Servicer" and "The Pooling and Servicing
                    Agreement--Servicing" above.

Subservicer .....   Performing the functions of the Servicer as its agent.

                    See "The Servicer" and "The Pooling and Servicing
                    Agreement--Servicing" above.

Paying Agent ....   -    Receiving monthly remittances from the Servicer for
                         deposit in the Certificate Account and distributing all
                         amounts on deposit in the Certificate Account to the
                         Certificateholders in accordance with the priorities
                         described under "Descriptions of the
                         Certificates-Distributions of Interest" and
                         "--Distributions of Principal" on each Distribution
                         Date;

                    - preparing and distributing annual investor reports required by the tax code necessary to enable
                         Certificateholders to prepare their tax returns;

                    - preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information received from the Servicer;

                    - administration of any Exchangeable Certificates and any related Exchangeable Initial Certificates pursuant to the terms of the Agreement; and

                    - preparing and filing annual federal and (if required) state tax returns on behalf of the Issuing Entity.

Trustee .........   -    Acting as fiduciary of the trust assets;

                    - sending notice to investors in connection with an event of default where a responsible officer of the Trustee has received notice of such event of default; and

                    - acting as successor servicer in the event the Servicer resigns or is removed, unless another successor servicer is appointed.

                    See "The Pooling and Servicing Agreement--The Trustee" in the prospectus.

Custodian .......   Holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the
                    Trustee.

                    See "The Pooling and Servicing Agreement--The Custodian" below.

TRUST ACCOUNTS

     All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution to the Certificateholders, be deposited in the Trust Accounts, which are accounts established in the name of the Trustee by the Paying Agent or the Servicer. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in eligible investments, as described under "The Agreements--Investment of Funds" in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be as retained or distributed as follows:

TRUST ACCOUNT:        RESPONSIBLE PARTY:   APPLICATION OF ANY INVESTMENT EARNINGS:
--------------        ------------------   ---------------------------------------
Collection
   Account ........   Servicer             Any investment earnings will be paid as compensation to
                                           the Servicer, and will not be available for distributions to
                                           Certificateholders.

Certificate
   Account ........   Paying Agent         Any investment earnings will be paid as compensation to
                                           the Paying Agent, and will not be available for
                                           distributions to Certificateholders.

If funds deposited in any Trust Accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

The diagram below illustrates the flow of collections and other payments on the mortgage loans through the Trust Accounts described above.

                                FLOW OF PAYMENTS

                                  (FLOW CHART)

                             UNDERWRITING GUIDELINES

     General. The Mortgage Loans were originated by or for JPMorgan or its affiliates generally using underwriting guidelines originally established by Chase Home Finance LLC as set forth below. JPMorgan is a wholly owned bank subsidiary of JPMorgan Chase & Co. ("JPMORGAN CHASE"), a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

     As of December 31, 2006, JPMorgan Chase Bank, National Association, had total assets of $1,179.4 billion, total net loans of $416.7 billion, total deposits of $650.6 billion, and total stockholder's equity of $96.0 billion. These figures are extracted from JPMorgan's unaudited Consolidated Reports of Condition and Income as of December 31, 2006, which are filed with the Federal Deposit Insurance Corporation.

     Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC ("CHF"), a wholly-owned, Delaware limited liability company.

     CHF acquired the Mortgage Loans originated by or for JPMorgan or its affiliates after the origination. JPMorgan (or a predecessor in interest) or its affiliates have been originating or acquiring mortgage loans for over 50 years and have been originating or acquiring mortgage loans similar to the Mortgage Loans at least since 1998. JPMorgan and its affiliates originated approximately $94.6 billion, $85.4 billion and $ 74.1 billion in mortgage loans during 2004, 2005 and 2006, respectively.

     Underwriting Guidelines. The following is a description of the underwriting policies customarily employed with respect to residential mortgage loans which JPMorgan or an affiliate originated during the period of origination of the Mortgage Loans.

     The Mortgage Loans were originated in a manner generally consistent, except as to loan amounts, with Fannie Mae or Freddie Mac published underwriting guidelines. Therefore, each Mortgage Loan originated in such a manner should generally meet the credit, appraisal and underwriting standards described in such published underwriting guidelines, except for the original principal balances of such Mortgage Loans. Initially, a prospective borrower is required to fill out an application designed to provide pertinent information about the borrower's assets, liabilities, income and credit, the property to be financed and the type of loan desired. A three-file merged credit report for each borrower is obtained, which summarizes each repository's credit score, credit history and depth, and any derogatory public records. The middle of three credit scores is used if there is a single applicant and the lower of both middle credit scores is used if there are joint applicants. In addition, employment, income and assets are verified. Self-employed prospective borrowers are generally required to submit their federal income tax returns for the last two years and in certain cases a separate statement of income and expenses is independently verified by a third party.

     Once the necessary information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes and insurance) as well as to meet other financial obligations and monthly living expenses. For loans with a loan-to-value ratio of 80% or less, lending guidelines require that all current fixed obligations of the borrower (including mortgage payments based on mortgage rates at the time of the application and other expenses related to the residence) generally may not exceed 40% of the borrower's gross income in the case of a borrower with income of under $75,000, 42% of the borrower's gross income in the case of a borrower with income of between $75,000 and $150,000 and 44% of the borrower's gross income in the case of a borrower with income in excess of $150,000. For interest-only mortgage loans with a loan-to-value ratio between 80.01% and 95%, lending guidelines require that the mortgage payments (based on mortgage rates at the time of application) plus applicable real property taxes, any common charges (such as Home Owner's Association Fees or Co-op charges) and hazard insurance, as well as all other monthly obligations (revolving debt, car payments, etc.), generally may not exceed 40% of the borrower's gross income. For adjustable rate amortizing mortgage loans with a loan-to-value ratio greater than or equal to 80.01% with a Minimum Credit Risk Score of 620 - 659, lending guidelines require that all current fixed obligations of the borrower (including mortgage payments, based on mortgage rates at the time of application and other expenses related to the residence) generally may not exceed 36% of the borrower's gross income. For adjustable rate amortizing mortgage loans with a loan-to-value ratio greater than or equal to 80.01%, with a Minimum Credit Risk Score greater than or equal to 660, lending guidelines require that all current fixed obligations of the borrower (including mortgage payments, based on mortgage rates at the time of application, and other expenses related to the residence) generally may not exceed 40% of the borrower's gross income. Other credit considerations may cause a departure from these guidelines in certain cases. Where there are two individuals signing the mortgage note, the income and debts of both are included in the computation.

     "Reduced Documentation" program Mortgage Loans were originated under the "no ratio" or "no income verification" guidelines. Under the "no ratio" guidelines, no income is stated or verified but source(s) of income and employment are verified; under the "no income verification" guidelines, income is stated but not verified, however employment is verified; assets are verified in the case of both such guidelines.

     For "Signature Series Streamlined--Refinance" program Mortgage Loans, verification and documentation of application information is reduced for borrowers who refinance fully amortizing mortgage loans serviced by CHF or JPMorgan. In order to qualify for this refinance program, the borrower must have demonstrated overall creditworthiness as defined in the program guides. In addition, a documented servicing record with respect to such borrower of at least 24 months must be available. If there are multiple lenders during such 24 month period, CHF or JPMorgan must have been the servicer for at least the most recent 12 months.

     For "No Doc" program Mortgage Loans, no employment information, sources of income, income amount or assets are disclosed. Additionally, employment verification is not required. The underwriting for such mortgage loans is based primarily or entirely on a stronger credit profile (evidenced by a higher minimum FICO credit risk score), a lower maximum product limit and additional due diligence performed on the collateral.

     The "Stated Income Stated Asset" program (which is sometimes referred to as "Simply Signature") is a "reactive" program. While income and assets are not verified, eligibility and approval are determined by an automated underwriting system and are based on a stronger borrower credit history and profile.

     An appraisal (which in certain circumstances may be a confirmation of an existing appraisal) is required for each property to be financed. The appraisal is conducted by an independent fee appraiser who estimates the mortgaged property's market value. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the lower of purchase price or appraised value determines the maximum amount which will be advanced against the property. For certain jumbo loans in high value markets, the lower value of two appraisals would be used if certain dollar amounts and loan-to-value thresholds are exceeded. An automated valuation model may be used instead of an independent fee appraiser.

     From time to time, exceptions and/or variances to underwriting policies may be made. Such exceptions and/or variances may be made only if specifically approved on a loan-by-loan basis by certain credit and-underwriting personnel who have the authority to make such exceptions and/or variances. Exceptions and/or variances may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

     A search of the liens of record to which the property being financed is subject at the time of origination is obtained. Title insurance is required in the case of all mortgage loans.

                       THE POOLING AND SERVICING AGREEMENT

     The Certificates will be issued pursuant to the Agreement. The following summaries, together with the summaries set forth under "The Pooling and Servicing Agreement" in the accompanying prospectus, describe the material provisions of the Agreement. The summaries below do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, such provisions or terms are as specified in the Agreement. See "The Pooling and Servicing Agreement" in the prospectus.

THE ISSUING ENTITY

     On the Closing Date, and until the termination of the Issuing Entity pursuant to the Agreement, Chase Mortgage Finance Trust Series 2007-A1 (the "ISSUING ENTITY") will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Agreement by the Depositor. The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

     The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor and the Servicer will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Agreement. See "The Servicer" and "The Pooling and Servicing Agreement."

     The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically set forth in the Agreement. Under the Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Agreement, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity, without the amendment of the Agreement by Certificateholders and the other parties thereto as described under "The Pooling and Servicing Agreement--Amendment" in the prospectus.

     If the assets of the Issuing Entity are insufficient to pay the Certificateholders all principal and interest owed, holders of Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or the Originator, it is not anticipated that the assets of the Issuing Entity would become part of any of their bankruptcy estates or subject to the bankruptcy control of a third party.

ASSIGNMENT OF MORTGAGE LOANS

     The Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with the rights to all principal and interest due on or with respect to the Mortgage Loans after the Cut-off Date other than interest accrued on the Mortgage Loans prior to the Cut-off Date. The Bank of New York Trust Company, N.A., as authenticating agent (in such capacity, the "AUTHENTICATING AGENT"), will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement (the "MORTGAGE LOAN SCHEDULE"). The Mortgage Loan Schedule will specify, among other things, with respect to each Mortgage Loan, the original principal balance and the unpaid principal balance as of the close of business on the Cut-off Date; the Monthly Payment; the months remaining to stated maturity of the Mortgage Note; and the Mortgage Rate.

     In addition, the Depositor will, as to each Mortgage Loan (other than a Co-op Loan), deliver or cause to be delivered to the Custodian on behalf of the Trustee the Mortgage Note (together with all amendments and modifications thereto) endorsed without recourse to the Trustee or its designee, the original or a certified copy of the mortgage (together with all amendments and modifications thereto) with evidence of recording indicated thereon and an original or certified copy of an assignment of the mortgage in recordable form. If the note or mortgage was signed utilizing a power of attorney, a certified true copy of the document that was sent for recording is required. With the exception of assignments relating to Mortgaged Properties in certain states, the Depositor does not expect to cause the assignments to be recorded. Alternatively, with respect to each Co-op Loan, the Depositor will deliver or cause to be delivered to the Custodian on behalf of the Trustee the Mortgage Note (together with all amendments and modifications thereto) endorsed without recourse to the Trustee or its designee, the security agreement and the related financing statement creating a security interest in the stock pledged to secure such Co-op Loan, together with all amendments and modifications to the security agreement and financing statement, an assignment of the security agreement and financing statement, the related stock certificate and stock power in blank, the original proprietary lease and assignment of the lease, and the original stock recognition agreement executed by the related residential cooperative housing corporation.

     Under the terms of the Agreement, the Depositor's conveyance of the Mortgage Loans to the Trustee is intended to constitute a purchase and sale and not a loan. However, to the extent that the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge and not a sale, the Agreement will constitute a security agreement such that the Depositor will be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans.

SERVICING

     The Mortgage Loans will be serviced by the Servicer generally in accordance with procedures described in the accompanying prospectus under the headings "Servicing of the Mortgage Loans" and "Description of the Certificates."

     When any Mortgaged Property is conveyed by the Mortgagor, the Servicer generally will enforce any "due-on-sale" clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties will affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives and yields to maturity of the Offered Certificates. See "Prepayment and Yield Considerations" in this prospectus supplement and "Prepayment and Yield Considerations" in the prospectus. The terms of the Mortgage Loans or applicable law, however, may provide that the Servicer is prohibited from exercising the "due-on-sale" clause if information is submitted so as to evaluate the intended buyer as if a new loan were being made to the buyer and it can reasonably be determined that the security under the related Mortgage Note will not be impaired by the assumption of the Mortgage Loan and that the risk of a breach of any covenant in the Mortgage Note is acceptable. Upon any such assumption, a fee equal to a specified percentage of the outstanding principal balance of the Mortgage Loan is typically required, which sum will be retained by the Servicer as additional servicing compensation.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer will be paid a monthly fee (the "SERVICING FEE") (including the Trustee's fee) with respect to each Mortgage Loan in an amount equal to 0.2560% (the "SERVICING FEE RATE") per annum of the unpaid principal balance of each Mortgage Loan. As additional servicing compensation, the Servicer is entitled to retain all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges to the extent collected from the borrower.

     The Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pools and incurred by the Servicer in connection with its responsibilities under the Agreement. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the prospectus for information regarding other possible compensation to the Servicer and for information regarding expenses payable by the Servicer.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS

     When a Mortgagor makes a full or partial principal prepayment of a Mortgage Loan between Due Dates, the Mortgagor generally is required to pay interest on the principal balance thereof only to the date of prepayment. In order to minimize any resulting shortfall in interest (such shortfall, a "PREPAYMENT INTEREST SHORTFALL"), the aggregate amount of the Servicing Fee will be reduced (the amount of any such reduction, "COMPENSATING INTEREST") to the extent necessary to include an amount in payments to the holders of the Offered Certificates equal to a full month's interest payment at the applicable Net Mortgage Rate (defined in this prospectus supplement) with


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respect to such prepaid Mortgage Loan; provided, however, that such reductions in the Servicing Fee will be made only up to the product of (i) one-twelfth of 0.125% and (ii) the aggregate scheduled principal balance of the Mortgage Loans with respect to the related Distribution Date.

     Any Prepayment Interest Shortfalls (adjusted to the applicable Net Mortgage
Rate) in excess of the amount of any Compensating Interest payable by the Servicer (such excess, the "NON-SUPPORTED INTEREST SHORTFALL") will be allocated on such Distribution Date pro rata among the outstanding classes of Certificates based upon the amount of interest which each such class would otherwise be paid on such Distribution Date and will consequently reduce the yield on the applicable classes of Certificates. Any principal prepayment, together with a full month's interest thereon at the applicable Net Mortgage Rate (to the extent described in the preceding paragraph), will be paid on the Distribution Date in the month following the month in which the last day of the related Principal Prepayment Period (defined in this prospectus supplement) occurred. See "Prepayment and Yield Considerations" in the prospectus.

PAYMENTS ON MORTGAGE LOANS; COLLECTION ACCOUNT; CERTIFICATE ACCOUNT

     The Agreement provides that the Servicer for the benefit of the Certificateholders will establish and maintain a collection account (the "COLLECTION ACCOUNT"), into which the Servicer is generally required to deposit or cause to be deposited on a daily basis the payments and collections described in "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Collection Account" in the prospectus, except that the Servicer may deduct its Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more investments acceptable to S&P, Moody's and Fitch (as provided in the Agreement) that mature, unless payable on demand, no later than two business days prior to the Distribution Date (the "SERVICER REMITTANCE DATE"). The Servicer will be entitled to all income and gain realized from any such investment, and such income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect of any such investments out of its own funds as such losses are realized.

     The Paying Agent will be obligated to establish an account (the "CERTIFICATE ACCOUNT"), into which the Servicer will deposit or cause to be deposited on the Servicer Remittance Date the Available Distribution Amount (including any Advances with respect to such Servicer Remittance Date) for the related Distribution Date, together with certain other amounts specified in the Agreement. Subject to the restrictions set forth in the Agreement, the Paying Agent is permitted to direct the investment of funds in the Certificate Account. Any such investments are required to mature, unless payable on demand, no later than the related Distribution Date. The Paying Agent will be entitled to all income and gain realized from any such investment, and such income and gain will be subject to withdrawal by the Paying Agent from time to time. The Paying Agent will be required to deposit the amount of any losses incurred in respect of any such investments out of its own funds as such losses are realized.

ADVANCES

     In the event that any Mortgagor fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Servicer will advance the entire amount of such payment, net of the applicable Servicing Fee, less the amount of any such payment that the Servicer determines in its sole discretion will not be recoverable out of liquidation proceeds or otherwise (such amount, an "ADVANCE"). The amount of any Monthly Payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a Mortgagor providing for the postponement or modification of the Due Date or amount of such Mortgagor's Monthly Payment. The Servicer will be entitled to reimbursement for any such Advance from related late payments on the Mortgage Loan as to which such Advance was made. Furthermore, in the event that any Mortgage Loan as to which an Advance has been made is foreclosed while held by the Issuing Entity, the Servicer will be entitled to reimbursement for such Advance from related liquidation proceeds or insurance proceeds prior to payment to Certificateholders of the Scheduled Principal Balance of such Mortgage Loan.

     If the Servicer makes a good-faith judgment that all or any portion of any Advance made by it with respect to any Mortgage Loan may not ultimately be recoverable from related liquidation proceeds (a "NON-RECOVERABLE ADVANCE"), the Servicer will so notify the Trustee and the Servicer will be entitled to reimbursement for such Non-recoverable Advance from recoveries on all other unrelated Mortgage Loans. The Servicer's judgment that it has


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made a Non-recoverable Advance with respect to any Mortgage Loan will be based upon its assessment of the value of the related Mortgaged Property and such other facts and circumstances as it may deem appropriate in evaluating the likelihood of receiving liquidation proceeds, net of expenses, equal to or greater than the aggregate amount of unreimbursed Advances made with respect to such Mortgage Loan. No party that makes an Advance is entitled to interest on those Advances.

SERVICER DEFAULT

     Events of default by the Servicer under the Agreement include (i) any failure by the Servicer to remit any payment as required under the Agreement, which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; (ii) any breach by the Servicer in a material respect of any representation or warranty in the Agreement or any failure on the part of the Servicer duly to observe or perform in any material respect an other of the covenants or agreements on the part of the Servicer set forth in the Agreement, which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; (iii) written notice from the Servicer to the Trustee and any Paying Agent that the Servicer is unable to make an Advance required by the Agreement; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If the Servicer is in default in its obligations under the Agreement, the Trustee may if it has received written notice of such default, and must if directed to do so by Certificateholders having more than 50% of the Percentage Interests, terminate the Servicer and either appoint a successor servicer in accordance with the Agreement or succeed to the responsibilities of the Servicer. Upon any such termination, the Trustee will give prompt written notice thereof to Certificateholders. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor servicer out of payments on Mortgage Loans as it and such successor servicer agree, provided that such compensation may not exceed the Servicing Fee Rate set forth in the Agreement without the consent of all Certificateholders. Costs associated with a Servicer termination will be paid from the assets of the Issuing Entity.

RESIGNATION OF SERVICER; ASSIGNMENT AND MERGER

     The Servicer may not resign from its obligations and duties under the Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties under the Agreement are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer or (ii) with the prior written consent of the Depositor and the Trustee, which will not be unreasonably withheld or delayed. The Servicer may assign or transfer its rights, duties or obligations under the Agreement; provided that the person accepting such assignment or delegation is a person that is qualified to service mortgage loans on behalf of FNMA or FHLMC, is approved in advance in writing by the Trustee and the Depositor, is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Agreement; provided further that each Rating Agency's rating of any of the classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified or reduced or withdrawn as a result of such assignment and delegation. No such resignation will become effective until a successor servicer has assumed the related Servicer's obligations and duties under the Agreement.

     Any Person into which the Depositor or the Servicer may be merged or consolidated, or to whom the Depositor or the Servicer has sold substantially all of its assets, or any corporation resulting from any merger, conversion or consolidation to which the Depositor or the Servicer are a party, or any person succeeding to the business of the Depositor or the Servicer, will be the successor of the Depositor or the Servicer, respectively, under the Agreement.

     In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor servicer out of payments on Mortgage Loans as it and such successor servicer agree, provided that such compensation may not exceed the Servicing Fee Rate set forth in the Agreement without


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the consent of all Certificateholders. Costs associated with a Servicer resignation or merger or consolidation will be paid from the assets of the Issuing Entity.

EVIDENCE AS TO COMPLIANCE

     The Agreement will require the Servicer and any party required by Item 1123 of Regulation AB (defined in this prospectus supplement) to deliver annually to the Depositor and the Trustee an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, for each year in which a Report on Form 10-K is required to be filed, the Servicer and each party, if any, that performs a discrete function specified by Item 1122(d) of Regulation AB (defined in this prospectus supplement) for more than 5% of the Mortgage Loans will be required to deliver annually to the Trustee, a report (an "ASSESSMENT OF COMPLIANCE") that assesses compliance by that party with the servicing criteria set forth in item 1122(d) of Regulation AB (17 C.F.R. 229, 1122) that contains the following:

     - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     - a statement that the party used the criteria in Item 1122(d) of Regulation AB (defined in this prospectus supplement) to assess compliance with the applicable servicing criteria;

     - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

     - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the servicing criteria.

     Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "ATTESTATION REPORT") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

     For each year in which a Report on Form 10-K is required to be filed, the Servicer will cause all such items to be filed on a form 10-K.

     "REGULATION AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123.

THE TRUSTEE

     The Trustee under the Agreement is The Bank of New York Trust Company, N.A., a wholly owned subsidiary of The Bank of New York Company, Inc. (NYSE: BK) (the "BANK"). The Bank holds consolidated assets in excess of $108 billion and has a presence in more than 90 cities worldwide. The Bank's operations include a full range of securities services, treasury management, investment management, and private banking services. The Bank of New York Trust Company, N.A. is a national banking association with its office located at 601 Travis, 16th Floor, Houston, Texas 77002. The Bank of New York Trust Company, N.A. acts as trustee through its Global Corporate Trust Division in the Securities Services line of business. The Global Corporate Trust Division offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from offices across the U.S. and around the world.


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     Asset classes for which The Bank of New York Trust Company, N.A. serves as trustee include residential mortgages, credit cards, auto loans, equipment loans and leases, trade receivables, commercial leases, franchise loans, and student loans.

     The Bank of New York Trust Company, N.A. will also act as the paying agent, certificate registrar and authenticating agent as set forth in the Agreement.

RESIGNATION OF THE TRUSTEE; ASSIGNMENT AND MERGER

     The Trustee may at any time resign and be discharged from its duties under the Agreement by giving written notice to the Depositor, the Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the resigning Trustee and one copy to the successor trustee; provided that such appointment does not result in a reduction or withdrawal of the rating of any of the classes of Certificates that have been rated. If no successor trustee is appointed and has accepted appointment within thirty (30) days after the giving of such notice of resignation, the Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time, the Trustee shall cease to be eligible under the Agreement and shall fail to resign after written request therefor by the Depositor, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument may be delivered to the Trustee so removed and one copy to the successor trustee.

     The holders of Certificates evidencing in the aggregate more than 50% of percentage interest may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Certificateholders or their attorneys-in-fact duly authorized, one complete set of which instruments must be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed.

     Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, will be the successor of the Trustee hereunder, provided such corporation is eligible under the Agreement, without the execution or filing of any paper or any further act on the part of the Servicer, the Depositor or the Certificateholders.

     Costs associated with the appointment of a successor Trustee will be paid from the assets of the Issuing Entity.

THE ORIGINATOR

     The Mortgage Loans were originated by or for JPMorgan (the "ORIGINATOR") or an affiliate generally using underwriting guidelines established by CHF as set forth above. See "Underwriting Guidelines" in this prospectus supplement. JPMorgan is a wholly owned bank subsidiary of JPMorgan Chase & Co. ("JPMORGAN CHASE"), a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

     As of December 31, 2006, JPMorgan Chase Bank, National Association, had total assets of $1,179.4 billion, total net loans of $416.7 billion, total deposits of $650.6 billion, and total stockholder's equity of $96.0 billion. These figures are extracted from JPMorgan's unaudited Consolidated Reports of Condition and Income as of December 31, 2006, which are filed with the Federal Deposit Insurance Corporation.

     Additional information, including the most recent Form 10-K for the year ended December 31, 2005, of JPMorgan Chase & Co., the 2005 Annual Report of JPMorgan Chase & Co. and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by JPMorgan Chase & Co., as they


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become available, may be obtained without charge by each person to whom this prospectus supplement is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017.

THE PAYING AGENT

     The Paying Agent is The Bank of New York Trust Company, N.A. ("BNY") a wholly owned subsidiary of The Bank of New York Company, Inc. (NYSE: BK). BNY holds consolidated assets in excess of $108 billion and has a presence in more than 90 cities worldwide. BNY's operations include a full range of securities services, treasury management, investment management, and private banking services. BNY is a national banking association with its office located at 601 Travis, 16th Floor, Houston, Texas 77002. BNY acts as Paying Agent through its Global Corporate Trust Division in the Securities Services line of business. The Global Corporate Trust Division offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from offices across the U.S. and around the world.

     Asset classes for which BNY serves as trustee include residential mortgages, credit cards, auto loans, equipment loans and leases, trade receivables, commercial leases, franchise loans, and student loans.

     Since 1993, BNY or its predecessors have been responsible for calculating and making distributions to holders of asset-backed securities. BNY has previously been appointed to the role of paying agent for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool.

     The Servicer will pay the ongoing fees of the Paying Agent (except for nominal set-up fees which may be paid by the Depositor); however, if the Servicer does not pay the ongoing fees of the Paying Agent, the Paying Agent may be paid its fees from amounts held by the Issuing Entity.

     The Bank of New York Trust Company, N.A. will also act as the Trustee, certificate registrar and authenticating agent as set forth in the Agreement.

THE CUSTODIAN

     The Custodian is JPMorgan Chase Bank, N.A. (in such capacity, the "Custodian"). The Servicer will generally not have responsibility for custody of the Mortgage Loan documents described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" above. The Custodian will hold the related Mortgage Loan documents on behalf of the Trustee. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by the custodian. The Custodian will maintain the Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files. The Servicer will pay the fees of the Custodian.

THE SPONSOR

     CHF (also referred to as the "SPONSOR") acquired the Mortgage Loans originated by or for JPMorgan or its affiliates after the origination. CHF is a limited liability company formed in Delaware. CHF is in the business of acquiring, servicing and subservicing residential mortgage loans, selling loans in the secondary market, providing financial and transactional advice to its customers, and assisting in structuring, arranging and completing financial transactions. CHF (or a predecessor in interest) and its affiliates have been originating or acquiring mortgage loans for over 50 years and have been originating or acquiring mortgage loans similar to the Mortgage Loans at least since 1988. The prime mortgage portfolio held by CHF and its affiliates for investment as of December 31 of 2004, 2005 and 2006 was $37.0 billion, $30.8 billion and $20.9 billion, respectively. CHF and its affiliates originated approximately $94.6 billion, $85.4 billion and $74.1 billion of mortgage loans during 2004, 2005 and 2006, respectively. CHF (or a successor in interest) has been securitizing mortgage loans since 1988.

     The Sponsor has an active program of securitizing residential mortgage loans. The Sponsor, through its affiliate, Chase Mortgage Finance Corporation, has been securitizing mortgage loans similar to the Mortgage Loans since 1988. In addition, since 1998 the Sponsor, through its affiliate Chase Funding, Inc., has engaged in a program


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for securitizing subprime mortgage loans. No such securitization transaction has experienced an event of default or similar difficulty.

     In connection with transactions involving Chase Mortgage Finance Corporation, the Sponsor generally has either originated and/or acquired the securitized mortgage loans and been responsible for all representations and warranties made with respect to the mortgage loans. The Sponsor also generally has been responsible for servicing the securitized mortgage loans, acting either directly as servicer or indirectly as subservicer for JPMorgan.

     For static pool information regarding the Sponsor please refer to http://www.jpmorgan.com/staticpool/mbs/CMFC2007-A1. This website includes information regarding transactions which closed prior to January 1, 2006. ANY INFORMATION RELATED TO TRANSACTIONS WHICH CLOSED PRIOR TO JANUARY 1, 2006 INFORMATION WILL BE DEEMED NOT TO BE PART OF THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR THE REGISTRATION STATEMENT.

J.P. MORGAN MORTGAGE ACQUISITION CORP.

     J.P. Morgan Mortgage Acquisition Corp. ("JPMAC," and also referred to as a "SELLER") acquired a portion of the Mortgage Loans after the origination by or for JPMorgan or its affiliates. JPMAC has sold such Mortgage Loans to the Depositor for sale to the Issuing Entity. JPMAC, a Delaware corporation incorporated on July 12, 2002, is a direct, wholly-owned subsidiary of JPMorgan. The principal executive offices of JPMAC are located at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 270-8863.

     JPMAC has been engaged in the securitization of assets since its incorporation. In connection with these activities, JPMAC uses special purpose entities primarily for (but not limited to) the securitization of commercial and residential mortgages and home equity loans.

     During fiscal years 2006, 2005 and 2004, JPMAC securitized approximately $40,639,100,533, $24,053,832,713 and $4,510,234,249 of residential mortgages, respectively. During this period, no securitizations of mortgage loans sponsored by JPMAC of a type similar to the Mortgage Loans included in the current transaction have defaulted or experienced an early amortization or trigger event.

     In the normal course of its securitization program, JPMAC acquires mortgage loans from third party originators and through its affiliates. Employees of JPMAC or its affiliates structure securitization transactions in which the mortgage loans are sold to the Depositor. In consideration for the Mortgage Loans which JPMAC sold to the Depositor, the Depositor has caused the issuance of the Certificates. JPMAC will receive a portion of the net proceeds from the sale of the Offered Certificates.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Paying Agent will cause to be forwarded or made available on its designee's website located at www.jpmorgan.com/sfr to each certificateholder, the trustee and the Depositor a statement generally setting forth, among other information:

     (i) with respect to each class of Certificates the amount of such distribution to Holders of such class allocable to principal;

     (ii) with respect to each class of Certificates the amount of such distribution to Holders of such class allocable to interest;

     (iii) for each Mortgage Pool, the aggregate amount of any principal prepayments and repurchase proceeds included in the distributions to Certificateholders;

     (iv) for each Mortgage Pool, the aggregate amount of any Advances by the Servicer;


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     (v) the number of Outstanding Mortgage Loans in each Mortgage Pool and the
Mortgage Pool Principal Balances as of the close of business as of the end of the related Principal Prepayment Period;

     (vi) the related amount of the Servicing Fees (as adjusted if applicable) retained or withdrawn from the Collection Account by the Servicer;

     (vii) for each Mortgage Pool, the number and aggregate principal amounts of Mortgage Loans (A) delinquent (using the MBA method) (1) by one month, (2) by two months and (3) by three or more months, (B) in foreclosure and (C) in bankruptcy, in each case, as of the end of the close of business on the first day of the calendar month of such Distribution Date;

     (viii) for each Mortgage Pool, the number and the principal balance of Mortgage Loans with respect to any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     (ix) for each Mortgage Pool, the aggregate amount of all Advances recovered during the related Due Period;

     (x) with respect to the following Distribution Date, the Class I-A Percentage, the Class II-A Percentage, the Class I-M Percentage, the Class II-M Percentage, the Class I-B1 Percentage, the Class II-B1 Percentage, the Class I-B2 Percentage, the Class II-B2 Percentage, the Pool I Non-Offered Class B Percentage, the Pool II Non-Offered Class B Percentage, the aggregate principal balance of the Class I-A Certificates, the aggregate principal balance of the Class II-A Certificates, the aggregate principal balance of the Class I-M Certificates, the aggregate principal balance of the Class II-M Certificates, the aggregate principal balance of the Class I-B Certificates, the aggregate principal balance of the Class II-B Certificates, the Class I-A Prepayment Percentage, the Class II-A Prepayment Percentage, the level of Pool I Credit Support, if any, with respect to each class of Pool I Subordinated Certificates and the level of Pool II Credit Support, if any, with respect to each class of Pool II Subordinated Certificates;

     (xi) for each Mortgage Pool, the aggregate amount of Realized Losses during the related Due Period and the aggregate amount of Realized Losses since the Cut-off Date;

     (xii) the allocation to each class of Certificate of any Realized Losses during the related Due Period;

     (xiii) the outstanding certificate principal balance of each class of Certificates immediately prior to and after giving effect to the distributions to each class on such Distribution Date;

     (xiv) with respect to each class of Certificates, any amounts not covered by Compensating Interest on such Distribution Date;

     (xv) for each Mortgage Pool, the number of Mortgage Loans with respect to which a reduction in the Mortgage Rate has occurred pursuant to the Servicemembers Civil Relief Act, as well as the amount of interest not required to be paid with respect to any such Mortgage Loans during the related due period as a result of such reductions; both in the aggregate and for each class of Certificates;

     (xvi) for each Mortgage Pool, updated pool composition information such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts;

     (xvii) for each Mortgage Pool, any material changes to methodology regarding calculations of delinquencies and charge-offs;

     (xviii) for each Mortgage Pool, any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

     (xix) for each Mortgage Pool, material breaches of pool asset representations or warranties or transaction covenants;


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     (xx) for each Mortgage Pool, information on ratio, coverage or other test used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

     (xxi) for each Mortgage Pool, if applicable, information regarding any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable; and

     (xxii) for each Mortgage Pool, any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

     In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent will prepare and deliver to each Certificateholder of record during the previous calendar year, upon its written request, a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

OPTIONAL TERMINATION

     Subject to certain restrictions, the Servicer may, on any Distribution Date, purchase from the Issuing Entity all Pool I Mortgage Loans remaining outstanding at such time as the aggregate unpaid principal balance of such Pool I Mortgage Loans is less than 1% of the aggregate unpaid scheduled principal balance of Pool I Mortgage Loans on the Cut-off Date. Subject to certain restrictions, the Servicer may, on any Distribution Date, purchase from the Issuing Entity all Pool II Mortgage Loans remaining outstanding at such time as the aggregate unpaid principal balance of such Pool II Mortgage Loans is less than 5% of the aggregate unpaid scheduled principal balance of the Pool II Mortgage Loans on the Cut-off Date.

     With respect to an optional termination with respect to either Mortgage Pool I or Mortgage Pool II, the repurchase price will equal the sum of (i) the unpaid principal amount of the Mortgage Loans in such Mortage Pool (other than any such Mortgage Loans as to which the related Mortgaged Properties have been acquired and whose fair market values are included in clause (ii) below), plus accrued interest thereon at the Net Mortgage Rate to the next Due Date and (ii) the fair market value of any such acquired properties (as determined by an appraisal to be conducted by an appraiser selected by the Trustee), in each case less any unreimbursed Advances made with respect to such Mortgage Loans. Upon any such purchase, the holders of the Offered Certificates related to such Mortgage Pool will receive the outstanding principal balance of such Offered Certificates plus accrued interest thereon at their respective Certificate Rates. Such amounts will be distributed to the applicable Certificateholders on the Distribution Date in the month following the month of purchase.

     Pursuant to the terms of the Agreement, the Paying Agent will give prompt notice of any termination, specifying the Distribution Date upon which the applicable Certificateholders may surrender their Certificates to the Paying Agent for payment and cancellation no later than the 25th day of the month preceding the month of such final distribution. Such notice will specify (i) the Distribution Date upon which final payment on the applicable Certificates will be made and (ii) that the Record Date otherwise applicable to such Distribution Date is not applicable. Payments on such Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Paying Agent.

     Upon presentation and surrender of the applicable Certificates, the Paying Agent will notify the Servicer and the Servicer will cause to be distributed to the applicable Certificateholders an amount equal to (a) the amount otherwise distributable on such Distribution Date, if not in connection with a purchase; or (b) if the Servicer elected to so purchase, the purchase price determined pursuant to the terms of the Agreement.

SPECIAL SERVICING AGREEMENTS

     The Agreement may permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of a class of Class I-B Certificates or Class II-B Certificates or of a class of securities representing interests in the Class I-B Certificates or Class II-B Certificates and/or other subordinated mortgage pass-through certificates. Pursuant to such agreement, such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans in a Mortgage Group related to such Class I-B Certificates or Class II-B Certificates. Such commencement or delay at such holder's direction will be taken by the Servicer only after such holder deposits a specified amount of cash with the Servicer. Such cash will be available for distribution to Pool I Certificateholders or Pool II Certificateholders, as applicable, if liquidation proceeds are less than the outstanding principal balance of the related Mortgage Loan.

                         DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement. A copy of the Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the Certificates at, and will be filed with the Securities and Exchange Commission within 15 days of, the initial delivery of the Certificates. Reference is made to the prospectus for additional information regarding the terms and conditions of the Agreement. The approximate initial principal amount of the Offered Certificates will be $3,751,829,100, subject to a permitted variance of plus or minus 5%. Any difference between the aggregate principal balance of the Certificates as of the date of issuance of the Certificates and the approximate aggregate initial principal balance thereof as of the date of this prospectus supplement will be allocated among the various classes of Certificates so as to retain materially the characteristics thereof described in this prospectus supplement.

     The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

THE POOL I CERTIFICATES

     Interest and principal on the Pool I Certificates will be payable solely from collections on the Pool I Mortgage Loans.

     Initially, the Class I-A Certificates will evidence in the aggregate a beneficial interest of approximately 98.90% in the aggregate principal balance of the Pool I Mortgage Loans held by the Issuing Entity (the "CLASS I-A PERCENTAGE"), the Class I-M Certificates will evidence a beneficial interest of approximately 0.50% in the aggregate principal balance of the Pool I Mortgage Loans held by the Issuing Entity (the "CLASS I-M PERCENTAGE"), the Class I-B1 Certificates will evidence a beneficial interest of approximately 0.20% in the aggregate principal balance of the Pool I Mortgage Loans held by the Issuing Entity (the "CLASS I-B1 PERCENTAGE"), the Class I-B2 Certificates will evidence a beneficial interest of approximately 0.15% in the aggregate principal balance of the Pool I Mortgage Loans held by the Issuing Entity (the "CLASS I-B2 PERCENTAGE") and the Pool I Non-Offered Class B Certificates will evidence in the aggregate the remaining beneficial interest (the "POOL I NON-OFFERED CLASS B PERCENTAGE") in the aggregate principal balance of the Pool I Mortgage Loans held by the Issuing Entity. Initially, the Pool I Non-Offered Class B Percentage will be approximately 0.25%. The Class I-A Percentage, the Class I-M Percentage, the Class I-B1 Percentage and the Class I-B2 Percentage will vary from time to time to the extent that the respective Class I-A, Class I-M, Class I-B1 or Class I-B2 Certificateholders do not receive amounts due to them on any Distribution Date, losses are realized on the Pool I Mortgage Loans, or principal prepayments are made or certain other unscheduled amounts of principal are received in respect of the Pool I Mortgage Loans. See "Description of the Certificates--Subordinated Certificates and Shifting Interests." The Pool I Non-Offered Class B Certificates will be sold or otherwise transferred to a limited number of institutional investors (which may include one or more affiliates of the Depositor) in a privately placed offering and are not offered by this prospectus supplement.

     The Pool I Certificates will consist of the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6 and Class A-R Certificates (collectively, the "CLASS 1-A CERTIFICATES"), Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates (collectively, the "CLASS 2-A CERTIFICATES"), Class 3-A1 and Class 3-A2 Certificates (collectively, the "CLASS 3-A CERTIFICATES"), Class 4-A1 and Class 4-A2 Certificates (collectively, the

"CLASS 4-A CERTIFICATES"), Class 5-A1 and Class 5-A2 Certificates (collectively, the "CLASS 5-A CERTIFICATES"), Class 6-A1 and Class 6-A2 Certificates (collectively, the "CLASS 6-A CERTIFICATES"), Class 7-A1 and Class 7-A2 Certificates (collectively, the "CLASS 7-A CERTIFICATES"), Class 8-A1 and Class 8-A2 Certificates (collectively, the "CLASS 8-A CERTIFICATES"), Class 9-A1 and Class 9-A2 Certificates (collectively, the "CLASS 9-A CERTIFICATES"), Class 10-A1 and Class 10-A2 Certificates (collectively, the "CLASS 10-A CERTIFICATES," and together with the Class 1-A, Class 2-A, Class 3-A, Class 4-A, Class 5-A, Class 6-A, Class 7-A, Class 8-A and Class 9-A Certificates, the "CLASS I-A CERTIFICATES" or the "POOL I SENIOR CERTIFICATES"), Class I-M Certificates and the Class I-B1, Class I-B2, Class I-B3, Class I-B4 and Class I-B5 Certificates (collectively, the "CLASS I-B CERTIFICATES" and collectively with the Class I-M Certificates, the "POOL I SUBORDINATED CERTIFICATES"). The Pool I Senior Certificates and the Class I-M, Class I-B1 and Class I-B2 Certificates are sometimes collectively referred to in this prospectus supplement as the "POOL I OFFERED CERTIFICATES." Only the Pool I Offered Certificates and the Pool II Offered Certificates (defined in this prospectus supplement and, collectively with the Pool I Offered Certificates, the "OFFERED CERTIFICATES") are offered under this prospectus supplement. The Class I-B3, Class I-B4 and Class I-B5 Certificates are collectively referred to as the "POOL I PRIVATELY-OFFERED CERTIFICATES." The Pool I Privately-Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Pool I Privately-Offered Certificates provided in this prospectus supplement is solely for informational purposes.

     The following table and the next full paragraph set forth the original certificate form, the minimum denomination and the incremental denomination of the Pool I Offered Certificates.

                                                                        ORIGINAL          MINIMUM       INCREMENTAL
CLASSES                                                             CERTIFICATE FORM   DENOMINATION   DENOMINATION(1)
-------                                                             ----------------   ------------   ---------------
Classes 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5,
   Class 1-A6, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4,
   Class 3-A1, Class 3-A2, Class 4-A1, Class 4-A2, Class 5-A1,
   Class 5-A2, Class 6-A1, Class 6-A2, Class 7-A1, Class 7-A2,
   Class 8-A1, Class 8-A2, Class 9-A1, Class 9-A2, Class 10-A1,
   Class 10-A2, Class I-M, Class I-B1 and Class I-B2 ............      Book-Entry        $100,000            $1
Class A-R .......................................................      Definitive        $    100           N/A

----------
(1) If necessary, in order to aggregate the initial principal balance of a class, one certificate of such class will be issued in an incremental denomination of less than that shown.

     The Class A-R Certificate as well as other Definitive Certificates (defined in this prospectus supplement), if any, will be transferable and exchangeable at the Agency & Trust Office. No service charge will be made for any registration or transfer of Offered Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer. The Offered Certificates, other than the Class AR Certificate (the "BOOK-ENTRY CERTIFICATES"), will be represented initially by one or more physical certificates registered in the name of Cede & Co. ("CEDE") as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the Book-Entry Certificates (a "CERTIFICATE OWNER") will be entitled to receive a certificate representing such person's interest in the assets of the Issuing Entity, except as set forth below under "Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by the Book-Entry Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below) and all references in this prospectus supplement to distributions, notices, reports and statements to the Book-Entry Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "Book-Entry Registration."

     The "POOL I FINAL SCHEDULED DISTRIBUTION DATE" of each class of Offered Certificates is the Distribution Date in February 2037, which is the Distribution Date occurring in the month that is one month following the latest stated maturity date of any Pool I Mortgage Loan.

     The rate of principal payments of the Pool I Certificates will depend on the rate of principal payments of the related Pool I Mortgage Loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of those Pool I Mortgage Loans, the level of prevailing interest rates and other economic factors, and no assurance can be given as to the actual payment experience. The principal balance of each class of Pool I Certificates may be reduced to zero earlier or later than the Pool I Final Scheduled Distribution Date.

THE POOL II CERTIFICATES

     Interest and principal on the Pool II Certificates will be payable solely from collections on the Pool II Mortgage Loans.

     Initially, the Class II-A Certificates will evidence in the aggregate a beneficial interest of approximately 95.95% in the aggregate principal balance of the Pool II Mortgage Loans held by the Issuing Entity (the "CLASS II-A PERCENTAGE"), the Class II-M Certificates will evidence a beneficial interest of approximately 2.45% in the aggregate principal balance of the Pool II Mortgage Loans held by the Issuing Entity (the "CLASS II-M PERCENTAGE"), the Class II-B1 Certificates will evidence a beneficial interest of approximately 0.70% in the aggregate principal balance of the Pool II Mortgage Loans held by the Issuing Entity (the "CLASS II-B1 PERCENTAGE"), the Class II-B2 Certificates will evidence a beneficial interest of approximately 0.30% in the aggregate principal balance of the Pool II Mortgage Loans held by the Issuing Entity (the "CLASS II-B2 PERCENTAGE") and the Pool II Non-Offered Class B Certificates will evidence in the aggregate the remaining beneficial interest (the "POOL II NON-OFFERED CLASS B PERCENTAGE") in the aggregate principal balance of the Pool II Mortgage Loans held by the Issuing Entity. Initially, the Pool II Non-Offered Class B Percentage will be approximately 0.60%. The Class II-A Percentage, the Class II-M Percentage, the Class II-B1 Percentage and the Class II-B2 Percentage will vary from time to time to the extent that the respective Class II-A, Class II-M, Class II-B1 or Class II-B2 Certificateholders do not receive amounts due to them on any Distribution Date, losses are realized on the Pool II Mortgage Loans, or principal prepayments are made or certain other unscheduled amounts of principal are received in respect of the Pool II Mortgage Loans. See "Description of the Certificates--Subordinated Certificates and Shifting Interests." The Pool II Non-Offered Class B Certificates will be sold or otherwise transferred to a limited number of institutional investors (which may include one or more affiliates of the Depositor) in a privately placed offering and are not offered by this prospectus supplement.

     The Pool II Certificates will consist of the Class 11-A1, Class 11-M1, Class 11-S1, Class 11-L1, Class 11-F1, Class 11-A2, Class 11-A3, Class 11-A4, Class 11-A5, Class 11-M5, Class 11-S5, Class 11-L5, Class 11-F5, Class 11-A6, Class 11-A7, Class 11-A8, Class 11-M8, Class 11-S8, Class 11-L8 and Class 11-F8 Certificates (collectively, the "CLASS 11-A CERTIFICATES"), Class 12-A1, Class 12-A2, Class 12-A3, Class 12-M3, Class 12-S3, Class 12-L3, Class 12-F3 and Class 12-A4 Certificates (collectively, the "CLASS 12-A CERTIFICATES"), Class 13-A1, Class 13-A2, Class 13-M2, Class 13-S2, Class 13-L2, Class 13-F2 and Class 13-A3 Certificates (collectively, the "CLASS 13-A CERTIFICATES," and together with the Class 11-A and Class 12-A Certificates, the "CLASS II-A CERTIFICATES" or the "POOL II SENIOR CERTIFICATES"), Class II-M Certificates and the Class II-B1, Class II-B2, Class II-B3, Class II-B4 and Class II-B5 Certificates (collectively, the "CLASS II-B CERTIFICATES" and collectively with the Class II-M Certificates, the "POOL II SUBORDINATED CERTIFICATES"). The Pool II Senior Certificates and the Class II-M, Class II-B1 and Class II-B2 Certificates are sometimes collectively referred to in this prospectus supplement as the "POOL II OFFERED CERTIFICATES." Only the Pool II Offered Certificates and the Pool I Offered Certificates are offered under this prospectus supplement. The Class II-B3, Class II-B4 and Class II-B5 Certificates are collectively referred to as the "POOL II PRIVATELY-OFFERED CERTIFICATES." The Pool II Privately-Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Pool II Privately-Offered Certificates provided in this prospectus supplement is solely for informational purposes.

     The following table and the next full paragraph set forth the original certificate form, the minimum denomination and the incremental denomination of the Offered Certificates.

                                                                        ORIGINAL          MINIMUM       INCREMENTAL
CLASSES                                                             CERTIFICATE FORM   DENOMINATION   DENOMINATION(1)
-------                                                             ----------------   ------------   ---------------
Classes 11-A1, Class 11-M1, Class 11-S1, Class 11-L1, Class
   11-F1,Class 11-A2, Class 11-A3, Class 11-A4, Class 11-A5,
   Class 11-M5, Class 11-S5, Class 11-L5, Class 11-F5, Class 11-
   A6, Class 11-A7, Class 11-A8, Class 11-M8, Class 11-S8,
   Class 11-L8, Class 11-F8, Class 12-A1, Class 12-A2, Class 12-
   A3, Class 12-M3, Class 12-S3, Class 12-L3, Class 12-F3, Class
   12-A4, Class 13-A1, Class 13-A2, Class 13-M2, Class 13-S2,
   Class 13-L2, Class 13-F2, Class 13-A3, Class II-M, Class II-B1
   and Class II-B2 ..............................................      Book-Entry        $100,000            $1

----------
(1) If necessary, in order to aggregate the initial principal balance of a class, one Certificate of such class will be issued in an incremental denomination of less than that shown.

     The Class 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8, Class 11-F8, Class 12-S3, Class 12-F3, Class 13-S2 and Class 13-F2 Certificates will have no principal balance, but will be issuable in denominations of $100,000 based on the Class 11-S1 Notional Amount, Class 11-F1 Notional Amount, Class 11-S5 Notional Amount, Class 11-F5 Notional Amount, Class 11-S8 Notional Amount, Class 11-F8 Notional Amount, Class 12-S3 Notional Amount, Class 12-F3 Notional Amount, Class 13-S2 Notional Amount and Class 13-F2 Notional Amount, respectively (each as defined in this prospectus supplement) (or integral multiples of $1 in excess thereof).

     The "POOL II FINAL SCHEDULED DISTRIBUTION DATE" of each class of Offered Certificates is the Distribution Date in March 2037, which is the Distribution Date occurring in the month that is one month following the latest stated maturity date of any Pool II Mortgage Loan.

     The rate of principal payments of the Pool II Certificates will depend on the rate of principal payments of the related Pool II Mortgage Loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of those Pool II Mortgage Loans, the level of prevailing interest rates and other economic factors, and no assurance can be given as to the actual payment experience. The principal balance of each class of Pool II Certificates may be reduced to zero earlier or later than the Pool II Final Scheduled Distribution Date.

BOOK-ENTRY REGISTRATION

     Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank) ("CLEARSTREAM LUXEMBOURG") or the Euroclear Bank S.A./N.V. ("EUROCLEAR") in Europe if they are Participants in such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede, as the nominee for DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depository for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually, the "RELEVANT DEPOSITORY" and collectively, the "EUROPEAN DEPOSITORIES"). Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede, as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. The Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such

Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "PARTICIPANT") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

     The Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Paying Agent through DTC and DTC Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect Participants with whom the Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess certificates, the Rules provide a mechanism by which the Certificate Owners will receive distributions and will be able to transfer their interests.

     The Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, the Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect Participants by instructing such Participants and indirect Participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, it is possible that credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income Tax Consequences--Taxation of Certain Foreign Investors" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depository, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream Luxembourg or Euroclear.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     Clearstream Luxembourg holds securities for its Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled through Clearstream Luxembourg in many currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

     Euroclear was created to hold securities for its Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the Book-Entry Certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Book-Entry Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Paying Agent to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, the Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede. Distributions with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Taxation of Certain Foreign Investors" in the prospectus.

     Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce

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the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports will be provided to Cede, as nominee of DTC, and may be made available by Cede to the Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

     DTC has advised the Paying Agent that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Offered Certificates.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Depositor, the Servicer, the Paying Agent or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

     The Class A-R (together with any other Certificates issued in fully registered, certificated form, the "DEFINITIVE CERTIFICATES") will be issued in fully registered, certificated form. The Certificates other than the Class A-R Certificates will only be issued in fully registered, certificated form to Certificate Owners or their nominees, rather than to DTC or its nominee, if (i) the Depositor advises the Servicer in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either event described in the immediately preceding paragraph, the Paying Agent is required to notify DTC which in turn will notify all Certificate Owners, through Participants, of the availability of Definitive Certificates in exchange for Book-Entry Certificates. Upon surrender by Cede, as nominee of DTC, of the Definitive Certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Paying Agent or its agent will reissue the Book-Entry Certificates as Definitive Certificates to Certificate Owners.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATE

     The Class A-R Certificate will be subject to the following restrictions on transfer, and the Class A-R Certificate will contain a legend describing such restrictions.

     The REMIC provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the prospectus) and (ii) certain Pass-Through Entities (as defined in the prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an "electing large partnership" as defined in the Code) with respect to the Class A-R Certificate to the extent it has

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received an affidavit from the owner thereof that such owner is not a
Disqualified Organization or a nominee for a Disqualified Organization. The Agreement will provide that no legal or beneficial interest in the Class A-R Certificate may be transferred to or registered in the name of any person unless
(i) the proposed purchaser provides to the Trustee and the Paying Agent an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Trustee and the Paying Agent that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby,
(iii) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due, (iv) will not cause income from the Class A-R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and (v) will not transfer the Class A-R Certificate to any person or entity that does not provide a similar affidavit or letter.

     In addition, the Class A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person (defined below), unless (i) such person holds such Class A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor, the Trustee and the Paying Agent with an effective Internal Revenue Service Form W-8ECI (or any successor thereto), or (ii) the transferee delivers to the transferor, the Trustee and the Paying Agent an opinion of a nationally recognized tax counsel to the effect that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. The term "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     The Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Paying Agent provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. See "Federal Income Tax Consequences--REMIC Certificates; --Income from Residual Certificates; --Taxation of Certain Foreign Investors; --Transfers of Residual Certificates; --Servicing Compensation and Other REMIC Pool Expenses" in the prospectus.

     The Class A-R Certificate may not be purchased by or transferred to a Plan (defined in this prospectus supplement) or a person acting on behalf of or investing the assets of a Plan. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

EXCHANGEABLE CERTIFICATES

General

     The classes of certificates identified in Annex B of this prospectus supplement as the "EXCHANGEABLE INITIAL CERTIFICATES" will be exchangeable for certain other classes of certificates, identified in Annex B of this prospectus supplement as the "EXCHANGEABLE CERTIFICATES," or for other exchangeable certificates in combinations referred to as the "EXCHANGEABLE COMBINATIONS."

     The holder of the Exchangeable Initial Certificates in any Exchangeable Combination may exchange all or part of each class of such Exchangeable Initial Certificates for a proportionate interest in the related Exchangeable Certificates. The holder of any class of Exchangeable Certificates may exchange all or part of such class for a proportionate interest in each such class of Exchangeable Initial Certificates or for other Exchangeable Certificates in the related Exchangeable Combination set forth in Annex B.

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     The classes of Exchangeable Initial Certificates and Exchangeable
Certificates that are outstanding on any date and the outstanding principal balances (or notional amounts, as applicable) of any such classes will depend upon the aggregate distributions of principal made to such classes, as well as any exchanges that may have occurred on or prior to such date. For the purposes of the exchanges set forth in Annex B and the calculation of the principal balance of any class of Exchangeable Initial Certificates, to the extent that exchanges of Exchangeable Initial Certificates for Exchangeable Certificates occur, the aggregate principal balance of the Exchangeable Initial Certificates will be deemed to include the principal balance (or notional amount, as applicable) of such Exchangeable Certificates issued in the exchange, and the principal balance (or notional amount, as applicable) of such Exchangeable Certificates will be deemed to be zero. Exchangeable Initial Certificates in any Exchangeable Combination and the related Exchangeable Certificates may be exchanged only in the specified proportion that the original principal balances (or notional amounts, as applicable) of such certificates bear to one another as shown in Annex B.

     Any holders of Exchangeable Certificates will be the beneficial owners of an interest in the Exchangeable Initial Certificates in the related Exchangeable Combination and will receive a proportionate share, in the aggregate, of the aggregate distributions on those certificates. With respect to any Distribution Date, the aggregate amount of principal and interest distributable to any classes of Exchangeable Certificates and the Exchangeable Initial Certificates in the related Exchangeable Combination then outstanding on such Distribution Date will be equal to the aggregate amount of principal and interest otherwise distributable to all of the Exchangeable Initial Certificates in the related Exchangeable Combination on such Distribution Date as if no Exchangeable Certificates were then outstanding.

Procedures

     If a Certificateholder wishes to exchange certificates, the certificateholder must notify the current relationship manager or administrator at the Paying Agent listed on the most recent report to Certificteholders no later than two business days before the proposed date of exchange. The notice must be on the Certificeholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, the outstanding certificate principal balance (or notional amount, as applicable) and the original certificate principal balance (or notional amount, as applicable) of the Certificates to be exchanged, the Certificateholder's DTC participant number and the proposed date of exchange. After receiving the notice, the Paying Agent will e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second business day before the proposed Exchange Date.

     In connection with each exchange, the certificateholder must pay the Paying Agent a fee equal to $4,000.

     The Paying Agent will make the first distribution on an Exchangeable Initial Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

DISTRIBUTIONS TO POOL I CERTIFICATEHOLDERS

     Distributions of principal and interest on the Pool I Certificates will be made on the 25th day of each month or, if such day is not a business day, the next succeeding business day (each, a "DISTRIBUTION DATE"), beginning March 26, 2007, to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which payment is made (each, a "RECORD DATE"). Distributions will be made to each class as described below and on a pro rata basis among the Certificates of each class. Distributions of principal and interest on the Book-Entry Certificates will initially be made by the Trustee directly to Cede by wire transfer. Distributions with respect to the Definitive Certificates and, upon the issuance of Definitive Certificates to persons other than Cede, distributions of principal and interest on such Definitive Certificates will be made by the Trustee directly to holders in whose names such Certificates were registered at the close of business on the related Record Date. Such distributions will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register, or, upon written request to the Trustee delivered at least ten business days prior to the first Distribution Date for which distribution by wire transfer is to be made, by a holder of an

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Offered Certificate having an original aggregate principal balance of at least
$5,000,000 (or by a holder which holds all of the Certificates of a class), by wire transfer to such Certificateholder, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

     Principal received or advanced as part of a regularly scheduled Monthly Payment on each Pool I Mortgage Loan will be passed through monthly on the Distribution Date occurring in the month in which the related Due Date occurs. The Class I-A Certificateholders will be entitled to an amount equal to the Class I-A Percentage (defined in this prospectus supplement) of scheduled principal amounts due or advanced with respect to each Pool I Mortgage Loan. Principal prepayments and certain other unscheduled amounts of principal received during the period from the first day of any month to the last day of such month (each, a "PRINCIPAL PREPAYMENT PERIOD") will be passed through on the Distribution Date occurring in the month following the month of receipt. The Class I-A Certificateholders will be entitled to an amount equal to the Class I-A Prepayment Percentage (defined in this prospectus supplement) of the principal prepayments and such unscheduled amounts of principal with respect to the Mortgage Loans.

     For purposes of allocating distributions and losses among the Class I-A Certificates, the Pool I Mortgage Loans will be divided into 10 separate mortgage groups (each, a "MORTGAGE GROUP"). The Class 1-A Certificates, Class 2-A Certificates, Class 3-A Certificates, Class 4-A Certificates, Class 5-A Certificates, Class 6-A Certificates, Class 7-A Certificates, Class 8-A Certificates, Class 9-A Certificates and Class 10-A Certificates will generally receive payments of principal and interest from collections of principal and interest on the Mortgage Loans in "MORTGAGE GROUP 1," "MORTGAGE GROUP 2," "MORTGAGE GROUP 3," "MORTGAGE GROUP 4," "MORTGAGE GROUP 5," "MORTGAGE GROUP 6," "MORTGAGE GROUP 7 " and "MORTGAGE GROUP 8," "MORTGAGE GROUP 9," and "MORTGAGE GROUP 10," respectively.

     The aggregate amount available for distribution to Pool I Certificateholders on each Distribution Date will be the Pool I Available Distribution Amount. The "POOL I AVAILABLE DISTRIBUTION AMOUNT" means, generally as of any Distribution Date, an amount equal to the sum of the amounts on deposit in the Collection Account as of the close of business on the related Servicer Remittance Date relating to Mortgage Pool I (including amounts to be advanced by the Servicer in respect of delinquent Monthly Payments), except: (a) amounts received as late payments or other recoveries of principal or interest (including liquidation proceeds and insurance proceeds) and applied to the reimbursement of unreimbursed Advances and amounts representing reimbursement for Advances determined to be non-recoverable and amounts representing reimbursement for certain losses and expenses incurred by the Servicer, as described in the Agreement; (b) the Servicing Fee, as adjusted as provided in the Agreement with respect to principal prepayments; (c) all amounts representing Monthly Payments due after the related Due Date; (d) all principal prepayments received after the related Principal Prepayment Period; (e) all liquidation proceeds, insurance proceeds, condemnation proceeds and repurchase proceeds received after the calendar month preceding such Distribution Date; and
(f) all income from investments held in the Collection Account for the account of the Servicer.

     (I) On each Distribution Date prior to the Pool I Credit Support Depletion Date (defined in this prospectus supplement), the Pool I Available Distribution Amount will be allocated among the applicable classes of Pool I Certificates and distributed to the holders of record thereof as of the related Record Date as follows:

     first, (A) from payments in respect of interest on the Group 1 Mortgage Loans, to each class of the Class 1-A Certificates, the sum of (i) the Interest Accrual Amount with respect to each such class and (ii) any Interest Shortfall with respect to each such class; (B) from payments in respect of interest on the Group 2 Mortgage Loans, to each class of the Class 2-A Certificates, the sum of
(i) the Interest Accrual Amount with respect to each such class and (ii) any Interest Shortfall with respect to each such class; (C) from payments in respect of interest on the Group 3 Mortgage Loans, to each class of the Class 3-A Certificates, the sum of (i) the Interest Accrual Amount with respect to each such class and (ii) any Interest Shortfall with respect to each such class; and
(D) from payments in respect of interest on the Group 4 Mortgage Loans, to each class of the Class 4-A Certificates, the sum of (i) the Interest Accrual Amount with respect to each such class and (ii) any Interest Shortfall with respect to each such class; (E) from payments in respect of interest on the Group 5 Mortgage Loans, to each class of the Class 5-A Certificates, the sum of (i) the Interest Accrual Amount with respect to each such class and (ii) any Interest Shortfall with respect to each such class; (F) from payments in respect of interest on the Group 6 Mortgage Loans, to each

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class of the Class 6-A Certificates, the sum of (i) the Interest Accrual Amount
with respect to each such class and (ii) any Interest Shortfall with respect to each such class; (G) from payments in respect of interest on the Group 7 Mortgage Loans, to each class of the Class 7-A Certificates, the sum of (i) the Interest Accrual Amount with respect to each such class and (ii) any Interest Shortfall with respect to each such class; (H) from payments in respect of interest on the Group 8 Mortgage Loans, to each class of the Class 8-A Certificates, the sum of (i) the Interest Accrual Amount with respect to each such class and (ii) any Interest Shortfall with respect to each such class; (I) from payments in respect of interest on the Group 9 Mortgage Loans, to each class of the Class 9-A Certificates, the sum of (i) the Interest Accrual Amount with respect to each such class and (ii) any Interest Shortfall with respect to each such class; and (J) from payments in respect of interest on the Group 10 Mortgage Loans, to each class of the Class 10-A Certificates, the sum of (i) the Interest Accrual Amount with respect to each such class and (ii) any Interest Shortfall with respect to each such class;

     second, (A) from payments in respect of principal on the Group 1 Mortgage Loans, to each class of the Class 1-A Certificates, up to the Class 1-A Optimal Principal Amount (allocated among such classes as described below under "--Principal (Including Prepayments)--Allocation of the Class 1-A Optimal Principal Amount"); (B) from payments in respect of principal on the Group 2 Mortgage Loans, to each class of the Class 2-A Certificates, up to the Class 2-A Optimal Principal Amount (allocated among such classes as described below under "--Principal (Including Prepayments)--Allocation of the Class 2-A Optimal Principal Amount"); (C) from payments in respect of principal on the Group 3 Mortgage Loans, to each class of the Class 3-A Certificates, up to the Class 3-A Optimal Principal Amount (allocated among such classes as described below under "--Principal (Including Prepayments)--Allocation of the Class 3-A Optimal Principal Amount"); (D) from payments in respect of principal on the Group 4 Mortgage Loans, to each class of the Class 4-A Certificates, up to the Class 4-A Optimal Principal Amount (allocated among such classes as described below under "--Principal (Including Prepayments)--Allocation of the Class 4-A Optimal Principal Amount"); (E) from payments in respect of principal on the Group 5 Mortgage Loans, to each class of the Class 5-A Certificates, up to the Class 5-A Optimal Principal Amount (allocated among such classes as described below under "--Principal (Including Prepayments)--Allocation of the Class 5-A Optimal Principal Amount"); (F) from payments in respect of principal on the Group 6 Mortgage Loans, to each class of the Class 6-A Certificates, up to the Class 6-A Optimal Principal Amount (allocated among such classes as described below under "--Principal (Including Prepayments)--Allocation of the Class 6-A Optimal Principal Amount"); (G) from payments in respect of principal on the Group 7 Mortgage Loans, to each class of the Class 7-A Certificates, up to the Class 7-A Optimal Principal Amount (allocated among such classes as described below under "Principal (Including Prepayments)--Allocation of the Class 7-A Optimal Principal Amount"); (H) from payments in respect of principal on the Group 8 Mortgage Loans, to each class of the Class 8-A Certificates, up to the Class 8-A Optimal Principal Amount (allocated among such classes as described below under "--Principal (Including Prepayments)--Allocation of the Class 8-A Optimal Principal Amount"); (I) from payments in respect of principal on the Group 9 Mortgage Loans, to each class of the Class 9-A Certificates, up to the Class 9-A Optimal Principal Amount (allocated among such classes as described below under "--Principal (Including Prepayments)--Allocation of the Class 9-A Optimal Principal Amount"); and (J) from payments in respect of principal on the Group 10 Mortgage Loans, to each class of the Class 10-A Certificates, up to the Class 10-A Optimal Principal Amount (allocated among such classes as described below under "--Principal (Including Prepayments)--Allocation of the Class 10-A Optimal Principal Amount");

     third, to the Class I-M Certificates, the sum of (i) the Interest Accrual Amount with respect to such class and (ii) any Interest Shortfall with respect to such class;

     fourth, to the Class I-M Certificates, in an amount up to the portion of the Pool I Subordinated Optimal Principal Amount allocable to the Class I-M Certificates as described below under "--Principal (Including
Prepayments)--Allocation of the Pool I Subordinated Optimal Principal Amount");

     fifth, to the Class I-B1 Certificates, the sum of (i) the Interest Accrual Amount with respect to such class and (ii) any Interest Shortfall with respect to such class;

     sixth, to the Class I-B1 Certificates, in an amount up to the portion of the Pool I Subordinated Optimal Principal Amount allocable to the Class I- B1 Certificates as described below under "--Principal (Including
Prepayments)--Allocation of the Subordinated Optimal Principal Amount");

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     seventh, to the Class I-B2 Certificates, the sum of (i) the Interest
Accrual Amount with respect to such class and (ii) any Interest Shortfall with respect to such class;

     eighth, to the Class I-B2 Certificates, in an amount up to the portion of the Pool I Subordinated Optimal Principal Amount allocable to the Class I-B2 Certificates as described below under "--Principal (Including
Prepayments)--Allocation of the Subordinated Optimal Principal Amount");

     ninth, to the Class I-B3 Certificates, the sum of (i) the Interest Accrual Amount with respect to such class and (ii) any Interest Shortfall with respect to such class;

     tenth, to the Class I-B3 Certificates, in an amount up to the portion of the Pool I Subordinated Optimal Principal Amount allocable to the Class I-B3 Certificates as described below under "--Principal (Including
Prepayments)--Allocation of the Subordinated Optimal Principal Amount");

     eleventh, to the Class I-B4 Certificates, the sum of (i) the Interest Accrual Amount with respect to such class and (ii) any Interest Shortfall with respect to such class;

     twelfth, to the Class I-B4 Certificates, in an amount up to the portion of the Pool I Subordinated Optimal Principal Amount allocable to the Class I-B4 Certificates as described below under "--Principal (Including
Prepayments)--Allocation of the Subordinated Optimal Principal Amount");

     thirteenth, to the Class I-B5 Certificates, the sum of (i) the Interest Accrual Amount with respect to such class and (ii) any Interest Shortfall with respect to such class;

     fourteenth, to the Class I-B5 Certificates, in an amount up to the portion of the Pool I Subordinated Optimal Principal Amount allocable to the Class I-B5 Certificates as described below under "--Principal (Including
Prepayments)--Allocation of the Subordinated Optimal Principal Amount"); and

     fifteenth, to the Class A-R Certificate, the remaining portion, if any (which is expected to be zero), of the Pool I Available Distribution Amount for such Distribution Date.

     (II) On any Distribution Date on or after the Pool I Credit Support Depletion Date (defined in this prospectus supplement), the Pool I Available Distribution Amount will be allocated, first, to each class of the Class I-A Certificates, the sum of (i) the Interest Accrual Amount with respect to each such class and (ii) the Interest Shortfall with respect to each such class and, second, to each class of the Class I-A Certificates as a payment of principal thereon, pro rata, in the case of interest, based on the amount of interest distributable and in the case of principal, based upon their respective outstanding balances and not in accordance with the priorities set forth above.

     Cross-Collateralization Provisions. In addition to the foregoing distributions, the Class I-A Certificates may receive additional distributions on any Distribution Date prior to the Pool I Credit Support Depletion Date (defined in this prospectus supplement) under the circumstances specified in
(A), (B) and (C) below:

     (A) On any Distribution Date, to the extent that, after giving effect to the distributions in priority first above, the portion of the Pool I Available Distribution Amount with respect to a Pool I Mortgage Group is insufficient to distribute in full to the classes of Pool I Certificates related to such Mortgage Group amounts described in priority second above (such shortfall, the "DEFICIENCY AMOUNT") and, after giving effect to the distributions in priority first above, the portions of the Pool I Available Distribution Amount with respect to any of the other Mortgage Groups exceeds the amount required to distribute in full to the classes of Pool I Certificates related to such other Mortgage Group the amounts described in priority second above, an amount up to such excess will be distributed to the classes of Pool I Certificates, that suffered the Deficiency Amount, in reduction of the Deficiency Amount. If more than one Certificate Group relating to Mortgage Pool I on any Distribution Date is entitled to a distribution pursuant to this paragraph, such distribution shall be allocated among such Certificate Groups, pro rata, on the basis of the Deficiency Amounts of such Certificate Groups. If more than one Certificate Group on any Distribution Date is required to make distributions pursuant to this paragraph, such distributions shall be allocated among such Certificate Groups, pro rata, on the basis of the amounts by which the Available


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Distribution Amount for each such Group exceed the amounts required to distribute in full to the classes of Certificates in such related Certificate Groups the amounts described in priority second above.

     (B) On any Distribution Date on or after the date on which the aggregate principal balance of the Class 1-A Certificates, the aggregate principal balance of the Class 2-A Certificates, the aggregate principal balance of the Class 3-A Certificates, the aggregate principal balance of the Class 4-A Certificates, the aggregate principal balance of the Class 5-A Certificates, the aggregate principal balance of the Class 6-A Certificates, the aggregate principal balance of the Class 7-A Certificates, the aggregate principal balance of the Class 8-A Certificates, the aggregate principal balance of the Class 9-A Certificates or the aggregate principal balance of the Class 10-A Certificates has been reduced to zero, all principal (in excess of that needed to reduce such aggregate principal balance to zero) received on the Pool I Mortgage Loans in the Mortgage Group relating to such Class I-A Certificates that have been paid in full, will be paid as principal to the remaining Class I-A Certificates related to each other Mortgage Group pro rata based upon their respective outstanding principal balances in accordance with the order set forth above in reduction of the principal balances thereof, provided that on such Distribution Date either (a) the Pool I Aggregate Subordinated Percentage for such Distribution Date is less than 200% of the initial Pool I Aggregate Subordinated Percentage, or (b) the average outstanding principal balance of the Pool I Mortgage Loans in any Group delinquent 60 days or more over the prior six months, as a percentage of the corresponding Group 1 Subordinated Amount, Group 2 Subordinated Amount, Group 3 Subordinated Amount, Group 4 Subordinated Amount, Group 5 Subordinated Amount, Group 6 Subordinated Amount, Group 7 Subordinated Amount, Group 8 Subordinated Amount, Group 9 Subordinated Amount or Group 10 Subordinated Amount (each as defined in this prospectus supplement), is greater than or equal to 50%. For purposes of the foregoing, the "POOL I AGGREGATE SUBORDINATED PERCENTAGE" for any Distribution Date is equal to the aggregate principal balance of the Pool I Subordinated Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Pool I Mortgage Loans immediately prior to such Distribution Date.

     (C) If on any Distribution Date on which the aggregate principal balance of the Class 1-A Certificates, the aggregate principal balance of the Class 2-A Certificates, the aggregate principal balance of the Class 3-A Certificates, the aggregate principal balance of the Class 4-A Certificates, the aggregate principal balance of the Class 5-A Certificates, the aggregate principal balance of the Class 6-A Certificates, the aggregate principal balance of the Class 7-A Certificates, the aggregate principal balance of the Class 8-A Certificates, the aggregate principal balance of the Class 9-A Certificates or the aggregate principal balance of the Class 10-A Certificates would be greater than the outstanding principal balance of the Pool I Mortgage Loans in the related Group as of such date (giving effect to any Advances but prior to giving effect to any principal prepayments received with respect to such Pool I Mortgage Loans that have not been passed through to the Certificateholders) (an "UNDERCOLLATERALIZED GROUP"), after giving effect to distributions to be made on such Distribution Date, the portion of the Pool I Available Distribution Amount in respect of principal on the Pool I Mortgage Loans in any of the other Groups that is not an Undercollateralized Group (an "OVERCOLLATERALIZED GROUP") otherwise allocable to the Pool I Subordinated Certificates will be distributed to the classes of Class I-A Certificates relating to the Undercollateralized Group (in accordance with the priorities set forth in this prospectus supplement), in reduction of the principal balances thereof, until the aggregate principal balance of the Class I-A Certificates related to the Undercollateralized Group is equal to the outstanding principal balance of the Pool I Mortgage Loans in the related Undercollateralized Group as of such date (giving effect to any Advances but prior to giving effect to any principal prepayments received with respect to such Pool I Mortgage Loans that have not been passed through to the Certificateholders). Moreover, the Pool I Available Distribution Amount with respect to any Overcollateralized Group will be further reduced (after distributions of interest to the Class I-A Certificates included in the Overcollateralized Group) in an amount equal to one month's interest on the amount by which the Undercollateralized Group is undercollateralized at the per annum rate equal to the Group 1 Net WAC (if Mortgage Group 1 is an Undercollateralized Group), the Group 2 Net WAC (if Mortgage Group 2 is an Undercollateralized Group), the Group 3 Net WAC (if Mortgage Group 3 is an Undercollateralized Group), the Group 4 Net WAC (if Mortgage Group 4 is an Undercollateralized Group), the Group 5 Net WAC (if Mortgage Group 5 is an Undercollateralized Group), the Group 6 Net WAC (if Mortgage Group 6 is an Undercollateralized Group), the Group 7 Net WAC (if Mortgage Group 7 is an Undercollateralized Group), the Group 8 Net WAC (if Mortgage Group 8 is an Undercollateralized Group), the Group 9 Net WAC (if Mortgage Group 9 is an Undercollateralized Group) and the Group 10 Net WAC (if Mortgage Group 10 is an Undercollateralized Group), plus any shortfall of such amounts from prior Distribution Dates; provided, however, that in no event will the Pool I Available Distribution Amount with respect to any Overcollateralized Group on any Distribution Date be reduced by more than the sum of (i) the overcollateralized amount with respect to the Overcollateralized Group and (ii) interest thereon at the weighted average Certificate Rate on the related Certificate Group. Such amounts will be distributed to the applicable classes of Certificates in the priority of interest payable on such Distribution Date. If two or more Groups are Undercollateralized Groups then amounts will be distributed to the Undercollateralized Groups pro rata based upon the amounts of under-collateralization with respect to each Undercollateralized Group. If two or more Groups are Overcollateralized Groups then any amounts distributed to the Undercollateralized Groups will be allocated from each Overcollateralized Group pro rata based upon amounts available with respect to each Overcollateralized Group.

     The reduction in the Pool I Available Distribution Amount of any Overcollateralized Group to pay interest to any Undercollateralized Group as described above may cause a shortfall in the amount of principal and interest otherwise distributable to the Pool I Subordinated Certificates and further to the amount of principal otherwise distributable to the Pool I Certificates related to the Undercollateralized Group because the Pool I Certificates in the Overcollateralized Groups, if any, may have a Certificate Rate lower than that of the Undercollateralized Groups. Such shortfall will be payable from amounts otherwise distributable first from the Pool I Subordinated Certificates in reverse order of their priority of payment and then from the Pool I Certificates related to the applicable Undercollateralized Group in respect of principal.

     "POOL I NON-OFFERED CLASS B CERTIFICATES" means the Class I-B3, Class I-B4 and Class I-B5 Certificates, referred to collectively.

     "POOL I CERTIFICATES" means the Class I-A, Class I-M and Class I-B Certificates, referred to collectively.

     The "POOL I CREDIT SUPPORT DEPLETION DATE" is the first Distribution Date on which the aggregate outstanding principal balance of the Pool I Subordinated Certificates has been or will be reduced to zero.

     With respect to each Mortgage Loan, the "NET MORTGAGE RATE" equals the applicable Mortgage Rate less the Servicing Fee Rate (without regard to any modification to such Mortgage Loan). With respect to each Mortgage Loan, the "MORTGAGE RATE" equals the per annum rate of interest borne by such Mortgage Loan, as specified in the related Mortgage Note.

EXAMPLE OF DISTRIBUTIONS

     The following sets forth an example of distributions on the Pool I Certificates for the Distribution Date in March (all dates are assumed to be business days as defined in the Agreement):

February 2 through
March 1 ..........   Due Period:                 Payments due on the first day
                                                 of the month of the related
                                                 Distribution Date from
                                                 borrowers will be deposited in
                                                 the Servicer's collection
                                                 account as received and will
                                                 include scheduled principal
                                                 payments plus interest on
                                                 February 1 principal balances
                                                 of the Mortgage Loans.

February 1 through
February 28 ......   Principal Prepayment        Prepayments in full or in part
                     Period:                     received by the Servicer during
                                                 the related Principal
                                                 Prepayment Period will be
                                                 deposited into the Certificate
                                                 Account for remittance to the
                                                 Paying Agent on March 23.

February 28 ......   Record Date:                With respect to some or all
                                                 classes of Offered Certificates
                                                 distributions will be made to
                                                 Certificateholders of record as
                                                 of the last business day of the
                                                 prior month.

March 23 .........   Servicer Remittance Date:   The Servicer will remit
                                                 collections and recoveries in
                                                 respect of the Mortgage Loans
                                                 including any Advances required
                                                 to be made by the Servicer for
                                                 that Distribution Date to the
                                                 Paying Agent two business days
                                                 prior to the related
                                                 Distribution Date.

March 25 .........   Distribution Date:          The Paying Agent will make
                                                 distributions to
                                                 Certificateholders on the 25th
                                                 day of each month, or, if such
                                                 day is not a business day, on
                                                 the next succeeding business
                                                 day.

Succeeding months follow the same pattern.

FEES AND EXPENSES OF THE ISSUING ENTITY

     In consideration of their duties on behalf of the Issuing Entity, the Servicer and the Trustee will receive from the assets of the Issuing Entity certain fees as set forth in the following table:

                   FREQUENCY                                                         HOW AND WHEN FEE IS
FEE PAYABLE TO:   OF PAYMENT:                 AMOUNT OF FEE:                                PAID:
---------------   -----------                 --------------                         -------------------
Servicer          Monthly       For each Mortgage Loan, a monthly fee       Deducted by the Servicer from the
                                paid to the Servicer out of interest        Collection Account in respect of
                                collections received from the related       each Mortgage Loan serviced by the
                                Mortgage Loan calculated on the             Servicer, before payment of any
                                outstanding principal balance of each       amounts to Certificateholders.
                                Mortgage Loan as a per annum percentage
                                for each Mortgage Loan.

Paying Agent      Monthly       Any investment earnings on amounts on       Withdrawn and retained by the
                                deposit in the Certificate Account. In      Paying Agent.
                                addition, the Servicer will pay a monthly
                                fee to the Paying Agent.

Trustee           Monthly       A monthly fee paid to the Trustee by the    Remitted directly by the Paying
                                Paying Agent out of amounts received from   Agent from amounts received from
                                the Servicer.                               the Servicer from the Servicing Fee.

Custodian         Monthly       Paid directly by the Servicer.              Paid directly by the Servicer.

     The fees of the Servicer, Paying Agent and Trustee as set forth in the table above may not be increased without amendment of the Pooling and Servicing Agreement as described under "The Pooling and Servicing Agreement--Amendment" in the prospectus.

     Expenses of the Depositor, the Servicer, the Paying Agent and the Trustee will be reimbursed before payments are made on the Certificates.

INTEREST

     On each Distribution Date, interest will be payable to each class of Certificates in an amount equal to the sum of (i) the Interest Accrual Amount with respect to such class and (ii) any Interest Shortfall with respect to such class.

     As of any Distribution Date, the "INTEREST ACCRUAL AMOUNT" with respect to any class of Certificates, means generally one month's interest at the Certificate Rate on the outstanding principal balance thereof, minus any Non-Supported Interest Shortfalls allocated to each such class on such Distribution Date (as described in this prospectus supplement under "The Pooling and Servicing Agreement--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans").

     As of any Distribution Date, the "INTEREST SHORTFALL" with respect to any class of Certificates means the sum of any portions of the Interest Accrual Amounts with respect to any previous Distribution Amounts which remain unpaid (before giving effect to distributions made on such Distribution Date).

     For any class of Certificates, the "CERTIFICATE RATE" is the per annum rate of interest specified for such class on the table on page S-5 hereof and described further in this prospectus supplement.

     The "SCHEDULED PRINCIPAL BALANCE" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied prepayments, the payment of principal due on such first day of the month and any reduction of the principal balance of such Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

     Interest will accrue on the Certificates at their respective Certificate Rates during the calendar month immediately preceding the month in which the related Distribution Date occurs, in each case calculated on the basis of a 360-day year of twelve 30-day months (each such period, an "INTEREST ACCRUAL PERIOD"). The Certificate Rates on the Class I-A Certificates are as follows:

     (i) The Certificate Rate on the Class 1-A Certificates will be a per annum rate equal to the Group 1 Net WAC (as defined in this prospectus supplement). The Certificate Rate on the Class 1-A Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 4.366% per annum;

     (ii) The Certificate Rate on the Class 2-A Certificates will be a per annum rate equal to the Group 2 Net WAC (as defined in this prospectus supplement). The Certificate Rate on the Class 2-A Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 4.143% per annum;

     (iii) The Certificate Rate on the Class 3-A Certificates will be a per annum rate equal to the Group 3 Net WAC (as defined in this prospectus supplement). The Certificate Rate on the Class 3-A Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 4.825% per annum; and

     (iv) The Certificate Rate on the Class 4-A Certificates will be a per annum rate equal to the Group 4 Net WAC (as defined in this prospectus supplement). The Certificate Rate on the Class 4-A Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 4.501% per annum.

     (v) The Certificate Rate on the Class 5-A Certificates will be a per annum rate equal to the Group 5 Net WAC (as defined in this prospectus supplement). The Certificate Rate on the Class 5-A Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 4.172% per annum.

     (vi) The Certificate Rate on the Class 6-A Certificates will be a per annum rate equal to the Group 6 Net WAC (as defined in this prospectus supplement). The Certificate Rate on the Class 6-A Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 4.797% per annum.

     (vii) The Certificate Rate on the Class 7-A Certificates will be a per annum rate equal to the Group 7 Net WAC (as defined in this prospectus supplement). The Certificate Rate on the Class 7-A Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 4.617% per annum.

     (viii) The Certificate Rate on the Class 8-A Certificates will be a per annum rate equal to the Group 8 Net WAC (as defined in this prospectus supplement). The Certificate Rate on the Class 8-A Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 4.246% per annum.

     (ix) The Certificate Rate on the Class 9-A Certificates will be a per annum rate equal to the Group 9 Net WAC (as defined in this prospectus supplement). The Certificate Rate on the Class 9-A Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 4.579% per annum.

     (x) The Certificate Rate on the Class 10-A Certificates will be a per annum rate equal to the Group 10 Net WAC (as defined in this prospectus supplement). The Certificate Rate on the Class 10-A Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 4.921% per annum.

     "GROUP 1 NET WAC" means, as of any Distribution Date, the weighted average of the Net Mortgage Rates of the Group 1 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Scheduled Principal Balances as of that date.

     "GROUP 2 NET WAC" means, as of any Distribution Date, the weighted average of the Net Mortgage Rates of the Group 2 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Scheduled Principal Balances as of that date.

     "GROUP 3 NET WAC" means, as of any Distribution Date, the weighted average of the Net Mortgage Rates of the Group 3 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Scheduled Principal Balances as of that date.

     "GROUP 4 NET WAC" means, as of any Distribution Date, the weighted average of the Net Mortgage Rates of the Group 4 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Scheduled Principal Balances as of that date.

     "GROUP 5 NET WAC" means, as of any Distribution Date, the weighted average of the Net Mortgage Rates of the Group 5 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Scheduled Principal Balances as of that date.

     "GROUP 6 NET WAC" means, as of any Distribution Date, the weighted average of the Net Mortgage Rates of the Group 6 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Scheduled Principal Balances as of that date.

     "GROUP 7 NET WAC" means, as of any Distribution Date, the weighted average of the Net Mortgage Rates of the Group 7 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Scheduled Principal Balances as of that date.

     "GROUP 8 NET WAC" means, as of any Distribution Date, the weighted average of the Net Mortgage Rates of the Group 8 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Scheduled Principal Balances as of that date.

     "GROUP 9 NET WAC" means, as of any Distribution Date, the weighted average of the Net Mortgage Rates of the Group 9 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Scheduled Principal Balances as of that date.

     "GROUP 10 NET WAC" means, as of any Distribution Date, the weighted average of the Net Mortgage Rates of the Group 10 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Scheduled Principal Balances as of that date.

     Certificate Rate with Respect to the Pool I Subordinated Certificates

     On any Distribution Date, the Certificate Rate on each class of Pool I Subordinated Certificates will equal the fraction, expressed as a percentage,
(I) the numerator of which will equal the sum of (i) the product of (x) Group 1 Net WAC and (y) the excess of the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans over the aggregate outstanding principal balance of the Class 1-A Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "GROUP 1 SUBORDINATED AMOUNT"), (ii) the product of (x) Group 2 Net WAC and (y) the excess of the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans over the aggregate outstanding principal balance of the Class 2-A Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "GROUP 2 SUBORDINATED AMOUNT"), (iii) the product of (x) Group 3 Net WAC and (y) the excess of the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans over the aggregate outstanding principal balance of the Class 3-A Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "GROUP 3 SUBORDINATED AMOUNT"), (iv) the product of (x) Group 4 Net WAC and (y) the excess of the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans over the aggregate outstanding principal balance of the Class 4-A Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "GROUP 4 SUBORDINATED AMOUNT"), (v) the product of (x) Group 5 Net WAC and (y) the excess of the aggregate Scheduled Principal Balance of the Group 5 Mortgage Loans over the aggregate outstanding principal balance of the Class 5-A Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "GROUP 5 SUBORDINATED AMOUNT"), (vi) the product of (x) Group 6 Net WAC and (y) the excess of the aggregate Scheduled Principal Balance of the Group 6 Mortgage Loans over the aggregate outstanding principal balance of the Class 6-A Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "GROUP 6 SUBORDINATED AMOUNT"), (vii) the product of (x) Group 7 Net WAC and (y) the excess of the aggregate Scheduled Principal Balance of the Group 7 Mortgage Loans over the aggregate outstanding principal balance of the Class 7-A Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "GROUP 7 SUBORDINATED AMOUNT"), (viii) the product of (x) Group 8 Net WAC and (y) the excess of the aggregate Scheduled Principal Balance of the Group 8 Mortgage Loans over the aggregate outstanding principal balance of the Class 8-A Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "GROUP 8 SUBORDINATED AMOUNT"), (ix) the product of (x) Group 9 Net WAC and (y) the excess of the aggregate Scheduled Principal Balance of the Group 9 Mortgage Loans over the aggregate outstanding principal balance of the Class 9-A Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "GROUP 9 SUBORDINATED AMOUNT") and (x) the product of (x) Group 10 Net WAC and (y) the excess of the aggregate Scheduled Principal Balance of the Group 10 Mortgage Loans over the aggregate outstanding principal balance of the Class 10-A Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "GROUP 10 SUBORDINATED AMOUNT,"and along with each of the Group 1 Subordinated Amount, the Group 2 Subordinated Amount, the Group 3 Subordinated Amount, the Group 4 Subordinated Amount, the Group 5 Subordinated Amount, the Group 6 Subordinated Amount, the Group 7 Subordinated Amount, the Group 8 Subordinated Amount, the Group 9 Subordinated Amount and the Group 10 Subordinated Amount, a "POOL I SUBORDINATED AMOUNT") and (II) the denominator of which will equal the sum of the Group 1 Subordinated Amount, the Group 2 Subordinated Amount, the Group 3 Subordinated Amount, the Group 4 Subordinated Amount, the Group 5 Subordinated Amount, the Group 6 Subordinated Amount, the Group 7 Subordinated Amount, the Group 8 Subordinated Amount, the Group 9 Subordinated Amount and the Group 10 Subordinated Amount. The initial Certificate Rate with respect to each class of Pool I Subordinated Certificates will be approximately 4.420%.

     "POOL I AGGREGATE SUBORDINATED AMOUNT" means the sum of the Group 1 Subordinated Amount, the Group 2 Subordinated Amount, the Group 3 Subordinated Amount, the Group 4 Subordinated Amount, the Group 5 Subordinated Amount, the Group 6 Subordinated Amount, the Group 7 Subordinated Amount, the Group 8 Subordinated Amount, the Group 9 Subordinated Amount and the Group 10 Subordinated Amount.

PRINCIPAL (INCLUDING PREPAYMENTS)

     (A) On each Distribution Date prior to the Pool I Credit Support Depletion Date, distributions in respect of principal will be made on each Distribution Date to the Class A Certificates as described below.

     Allocation of the Class 1-A Optimal Principal Amount

     On each Distribution Date, the Class 1-A Optimal Principal Amount (defined in this prospectus supplement) will be distributed to the Class 1-A Certificates, as follows:

     First, to the Class A-R Certificates, until the principal balance of such class has been reduced to zero;

     Second, concurrently, as follows:

          (I) 16.1139579103%, to the Class 1-A1 and Classs 1-A2 Certificates, pro rata, based upon their outstanding principal balances, until the principal balance of each such class has been reduced to zero;

          (II) 83.8860420897%, concurrently, as follows:

               (a) 97.0676937262%, concurrently, as follows:

                    (i) 47.3688689233%, to the Class 1-A3 and Class 1-A4
Certificates, pro rata, based upon their outstanding principal balances, until the principal balance of each such class has been reduced to zero;

                    (ii) 52.6311310767%, to the Class 1-A5 Certificates, until the principal balance of such class has been reduced to zero; and

               (b) 2.9323062738%, to the Class 1-A6 Certificates, until the principal balance of such class has been reduced to zero.

     Allocation of the Class 2-A Optimal Principal Amount

     On each Distribution Date, the Class 2-A Optimal Principal Amount (defined in this prospectus supplement) will be distributed to the Class 2-A Certificates, as follows:

     Concurrently:

          (I) 97.0676025159%, concurrently, as follows:

               (a) 85.1382681489%, to the Class 2-A1 and Class 2-A2
Certificates, pro rata, based upon their outstanding principal balances, until the principal balance of each such class has been reduced to zero;

               (b) 14.8617318511%, to the Class 2-A3 Certificates, until the principal balance of such class has been reduced to zero;

          (II) 2.9323974841%, to the Class 2-A4 Certificates, until the principal balance of such class has been reduced to zero.

     Allocation of the Class 3-A Optimal Principal Amount

     On each Distribution Date, the Class 3-A Optimal Principal Amount (defined in this prospectus supplement) will be distributed to the Class 3-A Certificates, pro rata, based upon their outstanding principal balances, until the principal balance of each such class has been reduced to zero.

     Allocation of the Class 4-A Optimal Principal Amount

     On each Distribution Date, the Class 4-A Optimal Principal Amount (defined in this prospectus supplement) will be distributed to the Class 4-A Certificates, pro rata, based upon their outstanding principal balances, until the principal balance of each such class has been reduced to zero.

     Allocation of the Class 5-A Optimal Principal Amount

     On each Distribution Date, the Class 5-A Optimal Principal Amount (defined in this prospectus supplement) will be distributed to the Class 5-A Certificates, pro rata, based upon their outstanding principal balances, until the principal balance of each such class has been reduced to zero.

     Allocation of the Class 6-A Optimal Principal Amount

     On each Distribution Date, the Class 6-A Optimal Principal Amount (defined in this prospectus supplement) will be distributed to the Class 6-A Certificates, pro rata, based upon their outstanding principal balances, until the principal balance of each such class has been reduced to zero.

     Allocation of the Class 7-A Optimal Principal Amount

     On each Distribution Date, the Class 7-A Optimal Principal Amount (defined in this prospectus supplement) will be distributed to the Class 7-A Certificates, pro rata, based upon their outstanding principal balances, until the principal balance of each such class has been reduced to zero.

     Allocation of the Class 8-A Optimal Principal Amount

     On each Distribution Date, the Class 8-A Optimal Principal Amount (defined in this prospectus supplement) will be distributed to the Class 8-A Certificates, pro rata, based upon their outstanding principal balances, until the principal balance of each such class has been reduced to zero.

     Allocation of the Class 9-A Optimal Principal Amount

     On each Distribution Date, the Class 9-A Optimal Principal Amount (defined in this prospectus supplement) will be distributed to the Class 9-A Certificates, pro rata, based upon their outstanding principal balances, until the principal balance of each such class has been reduced to zero.

     Allocation of the Class 10-A Optimal Principal Amount

     On each Distribution Date, the Class 10-A Optimal Principal Amount (defined in this prospectus supplement) will be distributed to the Class 10-A Certificates, pro rata, based upon their outstanding principal balances, until the principal balance of each such class has been reduced to zero.

     (B) On each Distribution Date on or after the Pool I Credit Support Depletion Date, all principal and interest distributions in respect of the Pool I Mortgage Loans will be paid, first, to each class of the Class I-A Certificates, the sum of (i) the Interest Accrual Amount with respect to each such class and (ii) the Interest Shortfall with respect to each such class and, second, to each class of the Class I-A Certificates as a payment of principal thereon, pro rata, in the case of interest, based on the amount of interest distributable and in the case of principal, based upon their respective outstanding balances and not in accordance with the priorities set forth above.

     Principal distributions made on each class of Certificates will be paid pro rata among the Certificates of such class in accordance with their respective outstanding principal balances. The "CLASS 1-A OPTIMAL PRINCIPAL AMOUNT," the "CLASS 2-A OPTIMAL PRINCIPAL AMOUNT," the "CLASS 3-A OPTIMAL PRINCIPAL AMOUNT," "CLASS 4-A OPTIMAL PRINCIPAL AMOUNT," the "CLASS 5-A OPTIMAL PRINCIPAL AMOUNT," the "CLASS 6-A OPTIMAL PRINCIPAL AMOUNT," "CLASS 7-A OPTIMAL PRINCIPAL AMOUNT," the "CLASS 8-A OPTIMAL PRINCIPAL AMOUNT," the "CLASS 9-A OPTIMAL PRINCIPAL AMOUNT" and the "CLASS 10-A OPTIMAL PRINCIPAL AMOUNT" (each, a "CLASS I-A OPTIMAL PRINCIPAL AMOUNT") mean generally as of any Distribution Date, an amount, not in excess of the applicable Class I-A Principal Balance equal to the sum of: (a) an amount equal to the applicable Class I-A Percentage of the principal portion of all Monthly Payments whether or not received, which were due on the related Due Date on outstanding Mortgage Loans in the related Group as of such Due Date; (b) an amount equal to the applicable Class I-A Prepayment Percentage of all principal prepayments received during the related Principal Prepayment Period on Mortgage Loans in the related Group; (c) with respect to each Mortgage Loan in the related Group not described in (d) below, an amount equal to the applicable Class I-A Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related Principal Prepayment Period, net of related unreimbursed servicing Advances and net of any portion thereof which, as to any Mortgage Loan in the related Group, constitutes a late collection with respect to which an advance has previously been made; (d) with respect to each Mortgage Loan in the related Group with respect to which the related Mortgage

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Loan has become a Liquidated Mortgage Loan (defined below) during the calendar month preceding such Distribution Date, an amount equal to the lesser of (i) the applicable Class I-A Percentage of an amount equal to the principal balance of such Mortgage Loan in the related Group (net of advances with respect to principal) as of the Due Date immediately preceding the date on which the related Mortgage Loan became a Liquidated Mortgage Loan and (ii) the applicable Class I-A Prepayment Percentage of the net liquidation proceeds, if any, with respect to such Liquidated Mortgage Loans in the related Group (net of any unreimbursed advances); (e) with respect to each Mortgage Loan in the related Group repurchased during the calendar month preceding such Distribution Date, an amount equal to the applicable Class I-A Prepayment Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the applicable Class I-A Certificateholders); and (f) while none of the Pool I Subordinated Certificates remains outstanding, the excess of the outstanding principal balance of the Class 1-A Certificates, the Class 2-A Certificates, the Class 3-A Certificates, Class 4-A Certificates, Class 5-A Certificates, Class 6-A Certificates, Class 7-A Certificates, Class 8-A Certificates, Class 9-A Certificates or Class 10-A Certificates, as applicable (calculated after giving effect to reductions thereof on such Distribution Date with respect to amounts described in (a)-(e) above), over the outstanding principal balance of the Mortgage Loans in the applicable Group as of such date (giving effect to any advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Loans that have not been passed through to the Certificateholders).

     A "LIQUIDATED MORTGAGE LOAN" is a Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, liquidation proceeds or otherwise, have been recovered.

     As of any Distribution Date, the "CLASS 1-A PERCENTAGE," the "CLASS 2-A PERCENTAGE," the "CLASS 3-A PERCENTAGE," the "CLASS 4-A PERCENTAGE," the "CLASS 5-A PERCENTAGE," the "CLASS 6-A PERCENTAGE," the "CLASS 7-A PERCENTAGE," the "CLASS 8-A PERCENTAGE," the "CLASS 9-A PERCENTAGE" and the "CLASS 10-A PERCENTAGE" (each, a "CLASS I-A PERCENTAGE") will equal a fraction, expressed as a percentage, the numerator of which is the applicable Class I-A Principal Balance and the denominator of which is the outstanding principal balance of the Mortgage Loans in the applicable Group as of such date (giving effect to any advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Loans that have not been passed through to the Certificateholders) immediately prior to the Due Date in the month of such Distribution Date.

     The "CLASS 1-A PRINCIPAL BALANCE," the "CLASS 2-A PRINCIPAL BALANCE," the "CLASS 3-A PRINCIPAL BALANCE," the "CLASS 4-A PRINCIPAL BALANCE," the "CLASS 5-A PRINCIPAL BALANCE," the "CLASS 6-A PRINCIPAL BALANCE," the "CLASS 7-A PRINCIPAL BALANCE," the "CLASS 8-A PRINCIPAL BALANCE," the "CLASS 9-A PRINCIPAL BALANCE" and the "CLASS 10-A PRINCIPAL BALANCE" (each, a "CLASS I-A PRINCIPAL BALANCE") mean, generally, as of any Distribution Date, (a) the applicable Class I-A Principal Balance for such Certificate Group for the preceding Distribution Date less (b) amounts distributed to the applicable Class I-A Certificateholders on such preceding Distribution Date allocable to principal (including advances) and any losses allocated to the applicable Class I-A Certificates; provided that the Class 1-A Principal Balance on the first Distribution Date will be the initial principal balance of the Class 1-A Certificates, which is expected to be approximately $620,580,100, the Class 2-A Principal Balance on the first Distribution Date will be the initial principal balance of the Class 2-A Certificates, which is expected to be approximately $381,258,000, the Class 3-A Principal Balance on the first Distribution Date will be the initial principal balance of the Class 3-A Certificates, which is expected to be approximately $272,091,000, the Class 4-A Principal Balance on the first Distribution Date will be the initial principal balance of the Class 4-A Certificates, which is expected to be approximately $116,198,000, the Class 5-A Principal Balance on the first Distribution Date will be the initial principal balance of the Class 5-A Certificates, which is expected to be approximately $233,342,000, the Class 6-A Principal Balance on the first Distribution Date will be the initial principal balance of the Class 6-A Certificates, which is expected to be approximately $33,092,000, the Class 7-A Principal Balance on the first Distribution Date will be the initial principal balance of the Class 7-A Certificates, which is expected to be approximately $173,699,000, the Class 8-A Principal Balance on the first Distribution Date will be the initial principal balance of the Class 8-A Certificates, which is expected to be approximately $431,717,000, the Class 9-A Principal Balance on the first Distribution Date will be the initial principal balance of the Class 9-A Certificates, which is expected to be approximately $207,379,000 and the Class 10-A Principal Balance on the first Distribution Date will be the initial principal balance of the Class 10-A Certificates, which is expected to be approximately $143,255,000.

     The "CLASS 1-A PREPAYMENT PERCENTAGE," the "CLASS 2-A PREPAYMENT PERCENTAGE," the "CLASS 3-A PREPAYMENT PERCENTAGE," the "CLASS 4-A PREPAYMENT PERCENTAGE," the "CLASS 5-A PREPAYMENT PERCENTAGE," the "CLASS 6-A PREPAYMENT PERCENTAGE," the "CLASS 7-A PREPAYMENT PERCENTAGE," the "CLASS 8-A PREPAYMENT PERCENTAGE," the "CLASS 9-A PREPAYMENT PERCENTAGE" and the "CLASS 10-A PREPAYMENT PERCENTAGE" (each, a "CLASS I-A PREPAYMENT PERCENTAGE") mean, generally, as of any Distribution Date up to and including the Distribution Date in February 2014, 100%; as of any Distribution Date in the first year thereafter, the applicable Class A Percentage plus 70% of the applicable Subordinated Percentage for such Distribution Date; as of any Distribution Date in the second year thereafter, the applicable Class A Percentage plus 60% of the applicable Subordinated Percentage for such Distribution Date; as of any Distribution Date in the third year thereafter, the applicable Class A Percentage plus 40% of the applicable Subordinated Percentage for such Distribution Date; as of any Distribution Date in the fourth year thereafter, the applicable Class A Percentage plus 20% of the applicable Subordinated Percentage for such Distribution Date; and as of any Distribution Date after the fourth year thereafter, the applicable Class A Percentage; provided that, if any Class A Percentage as of any such Distribution Date is greater than the initial applicable Class A Percentage, each Class A Prepayment Percentage shall be 100%; and provided further that whenever the Class A Percentage equals 0%, the Class A Prepayment Percentage will equal 0%; and provided further, however, that no reduction of any Class A Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding principal balance of the Mortgage Loans with respect to all ten Mortgage Groups, each taken individually, delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Issuing Entity) does not equal or exceed 50% of the related Subordinated Percentage of the outstanding principal balance of the Mortgage Loans in the related Mortgage Group with respect to the related Pool as of such date and (ii) cumulative Realized Losses with respect to each of the ten Mortgage Groups do not exceed
(a) 30% of the related Pool I Subordinated Amount as of the date of issuance of the Certificates (the "POOL I ORIGINAL SUBORDINATED PRINCIPAL BALANCE") if such Distribution Date occurs in the year beginning with and including the seventh anniversary of the first Distribution Date, (b) 35% of the related Pool I Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the eighth anniversary of the first Distribution Date, (c) 40% of the related Pool I Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the ninth anniversary of the first Distribution Date, (d) 45% of the related Pool I Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the tenth anniversary of the first Distribution Date, and (e) 50% of the related Pool I Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the eleventh anniversary of the first Distribution Date or thereafter, provided, notwithstanding the foregoing, if the following conditions are met:

     (i) the related Pool I Aggregate Subordinated Percentage is greater than or equal to twice such percentage calculated as of the Closing Date;

     (ii) the outstanding principal balance of all Mortgage Loans in each Mortgage Group delinquent 60 days or more (including Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of the related Pool I Subordinated Amount (without giving effect to any payments on such Distribution Date), does not equal or exceed 50%; and

     (iii) cumulative Realized Losses with respect to the Mortgage Loans in each Mortgage Group do not exceed, as a percentage of the related Pool I Subordinated Amount as of the Closing Date plus the pro rata portion (based upon the outstanding principal balance of each outstanding Certificate Group) of the Pool I Subordinated Amount for each Mortgage Pool for which the related Class A Certificates have been reduced to zero,

          (a) for any Distribution Date on or prior to the February 2010 Distribution Date, 20%, or

          (b) for any Distribution Date after the February 2010 Distribution Date, 30%,

then the related Class A Prepayment Percentage for such Distribution Date will equal:

     (i) for any Distribution Date on or prior to the February 2010 Distribution Date, the related Class A Percentage plus 50% of the related Subordinated Percentage, or

     (ii) for any Distribution Date after the February 2010 Distribution Date, the related Class A Percentage.

     As of any Distribution Date, the "CLASS 1-A SUBORDINATED PERCENTAGE" means the difference between 100% and the Class 1-A Percentage, the "CLASS 2-A SUBORDINATED PERCENTAGE" means the difference between 100% and the Class 2-A Percentage, the "CLASS 3-A SUBORDINATED PERCENTAGE" means the difference between 100% and the Class 3-A Percentage, the "CLASS 4-A SUBORDINATED PERCENTAGE" means the difference between 100% and the Class 4-A Percentage, the "CLASS 5-A SUBORDINATED PERCENTAGE" means the difference between 100% and the Class 5-A Percentage, the "CLASS 6-A SUBORDINATED PERCENTAGE" means the difference between 100% and the Class 6-A Percentage, the "CLASS 7-A SUBORDINATED PERCENTAGE" means the difference between 100% and the Class 7-A Percentage, the "CLASS 8-A SUBORDINATED PERCENTAGE" means the difference between 100% and the Class 8-A Percentage, the "CLASS 9-A SUBORDINATED PERCENTAGE" means the difference between 100% and the Class 9-A Percentage and the "CLASS 10-A SUBORDINATED PERCENTAGE" means the difference between 100% and the Class 10-A Percentage (each, a "POOL I SUBORDINATED PERCENTAGE"). As of any Distribution Date, the "CLASS 1-A SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class 1-A Prepayment Percentage, the "CLASS 2-A SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class 2-A Prepayment Percentage, the "CLASS 3-A SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class 3-A Prepayment Percentage, the "CLASS 4-A SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class 4-A Prepayment Percentage, the "CLASS 5-A SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class 5-A Prepayment Percentage, the "CLASS 6-A SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class 6-A Prepayment Percentage, the "CLASS 7-A SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class 7-A Prepayment Percentage, the "CLASS 8-A SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class 8-A Prepayment Percentage, the "CLASS 9-A SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class 9-A Prepayment Percentage and the "CLASS 10-A SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class 10-A Prepayment Percentage (each, a "POOL I SUBORDINATED PREPAYMENT PERCENTAGE").

     Each of (i) the Class 1-A Certificates, collectively, (ii) the Class 2-A Certificates, collectively, (iii) the Class 3-A Certificates, collectively, (iv) the Class 4-A Certificates, collectively, (v) the Class 5-A Certificates, collectively, (vi) the Class 6-A Certificates, collectively, (vii) the Class 7-A Certificates, collectively, (viii) the Class 8-A Certificates, collectively,
(ix) the Class 9-A Certificates, collectively, (x) the Class 10-A Certificates, collectively, (xi) the Class 11-A Certificates, collectively, (xii) the Class 12-A Certificates, collectively and (xiii) the Class 13-A Certificates, collectively is sometimes referred to in this prospectus supplement as a "CERTIFICATE GROUP."

     Allocation of the Pool I Subordinated Optimal Principal Amount

     On each Distribution Date, distributions in respect of principal will be made to each class of Pool I Subordinated Certificates up to an amount equal to the portion of the Pool I Subordinated Optimal Principal Amount (defined below) allocable to such class, calculated as described below.

     The "POOL I SUBORDINATED OPTIMAL PRINCIPAL AMOUNT" means generally as of any Distribution Date, an amount, not in excess of the aggregate outstanding principal balance of the Pool I Subordinated Certificates, equal to the sum of the amounts with respect to each of Mortgage Group 1, Mortgage Group 2, Mortgage Group 3, Mortgage Group 4, Mortgage Group 5, Mortgaeg Group 6, Mortgage Group 7, Mortgage Group 8, Mortgage Group 9 and Mortgage Group 10 of: (a) an amount equal to the applicable Pool I Subordinated Percentage of the principal portion of all Monthly Payments whether or not received, which were due on the related Due Date on related outstanding Mortgage Loans in the related Group as of such Due Date;
(b) an amount equal to the applicable Pool I Subordinated Prepayment Percentage of all principal prepayments with respect to related Mortgage Loans received during the related Principal Prepayment Period; (c) with respect to each Pool I Mortgage Loan not described in (d) below, an amount equal to the applicable Pool I Subordinated Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related Principal Prepayment Period, net of related unreimbursed servicing Advances and net of any portion thereof which, as to any Pool I Mortgage Loan, constitutes a late collection with respect to which an Advance has previously been made; (d) with respect to each Pool I Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, an amount equal to the portion (if any) of the net liquidation proceeds with respect to such Mortgage Loan (net of any unreimbursed Advances) that was not included in the Class I-A Optimal Principal Amount with respect to such Distribution Date; and (e) with respect to each Pool I Mortgage Loan repurchased during the related Principal Prepayment Period, an amount equal to the applicable Pool I Subordinated Prepayment Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the Pool I Subordinated Certificateholders).

     On each Distribution Date, the Pool I Subordinated Optimal Principal Amount will be allocated among the outstanding classes of Pool I Subordinated Certificates entitled to receive distributions in respect thereof on such Distribution Date, as described in the second succeeding sentence. Each such class will be allocated its pro rata portion of the Pool I Subordinated Optimal Principal Amount based upon the outstanding principal balances of all classes of Pool I Subordinated Certificates entitled to distributions in respect of the Pool I Subordinated Optimal Principal Amount on such Distribution Date. On each Distribution Date, the Pool I Subordinated Optimal Principal Amount will be allocated among the following classes of Certificates: (i) any class of Pool I Subordinated Certificates which has current Pool I Credit Support (defined in this prospectus supplement) (before giving effect to any distribution of principal thereon on such Distribution Date) greater than or equal to the original Pool I Credit Support for such class; (ii) the class of Pool I Subordinated Certificates having the lowest numerical class designation of any outstanding class of Subordinated Certificates which does not meet the criteria in (i) above; and (iii) the Class I-B5 Certificates if all other outstanding classes of Pool I Subordinated Certificates meet the criteria in (i) above or if no other class of Pool I Subordinated Certificates is outstanding; provided, however, that no class of Pool I Subordinated Certificates will receive any distribution in respect of the Pool I Subordinated Optimal Principal Amount on any Distribution Date if on such Distribution Date any class of Pool I Subordinated Certificates having a lower numerical class designation than such class fails to meet the criteria in (i) above. After the allocations in (i) through (iii) above, any remaining portion of the Pool I Subordinated Optimal Principal Amount shall be allocated to the class of Pool I Subordinated Certificates having the lowest numerical class designation of any outstanding class of Pool I Subordinated Certificates. For the purposes of (ii) above, the Class I-M Certificates will be deemed to have a lower numerical class designation than each class of Class I-B Certificates.

     Each class of Pool I Subordinated Certificates (other than the Class I-B5 Certificates) will have the benefit of a level of credit support, expressed as a percentage of the aggregate outstanding principal balance of the Pool I Certificates ("POOL I CREDIT SUPPORT"). Pool I Credit Support for such classes of Certificates will equal in each case the percentage obtained by dividing the aggregate outstanding principal balance of all classes of Pool I Subordinated Certificates having higher numerical class designations than such class by the aggregate outstanding principal balance of all outstanding classes of Pool I Certificates (for this purpose, the Class I-M Certificates shall be deemed to have a lower numerical class designation than each class of Class I-B Certificates). Generally, the level of Pool I Credit Support for any class will decrease to the extent Realized Losses are allocated to any class of Pool I Subordinated Certificates having a higher numerical class designation and will increase to the extent that any class or classes of Pool I Certificates not subordinated to such class receive a disproportionate portion of payments (including prepayments) of principal on the Pool I Mortgage Loans.

DISTRIBUTIONS TO POOL II CERTIFICATEHOLDERS

     Distributions of principal and interest on the Pool II Certificates will be made on the 25th day of each month or, if such day is not a business day, the next succeeding business day (each, a "DISTRIBUTION DATE"), beginning March 26, 2007, to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which payment is made (each, a "RECORD DATE"). Distributions will be made to each class as described below and on a pro rata basis among the Certificates of each class. Distributions of principal and interest on the Book-Entry Certificates will initially be made by the Trustee directly to Cede by wire transfer. Distributions with respect to the Definitive Certificates and, upon the issuance of Definitive Certificates to persons other than Cede, distributions of principal and interest on such Definitive Certificates will be made by the Trustee directly to holders in whose names such Certificates were registered at the close of business on the related Record Date. Such distributions will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register, or, upon written request to the Trustee delivered at least ten business days prior to the first Distribution Date for which distribution by wire transfer is to be made, by a holder of an Offered Certificate having an original aggregate principal balance of at least $5,000,000 (or by a holder which holds all of the Certificates of a class), by wire transfer to such Certificateholder, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

     Principal received or advanced as part of a regularly scheduled Monthly Payment on each Pool II Mortgage Loan will be passed through monthly on the Distribution Date occurring in the month in which the related Due Date occurs. The Class II-A Certificateholders will be entitled to an amount equal to the Class II-A Percentage (defined in this prospectus supplement) of scheduled principal amounts due or advanced with respect to each Pool II Mortgage Loan. Principal prepayments and certain other unscheduled amounts of principal received during the period from the first day of any month to the last day of such month (each, a "PRINCIPAL PREPAYMENT PERIOD") will be passed through on the Distribution Date occurring in the month following the month of receipt. The Class II-A Certificateholders will be entitled to an amount equal to the Class II-A Prepayment Percentage (defined in this prospectus supplement) of the principal prepayments and such unscheduled amounts of principal with respect to the Mortgage Loans.

     For purposes of allocating distributions and losses among the Class II-A Certificates, the Pool II Mortgage Loans will be divided into three separate mortgage groups. The Class 11-A Certificates, Class 12-A Certificates and Class 13-A Certificates will generally receive payments of principal and interest from collections of principal and interest on the Mortgage Loans in "MORTGAGE GROUP 11," "MORTGAGE GROUP 12," and "MORTGAGE GROUP 13," respectively.

     The aggregate amount available for distribution to Pool II Certificateholders on each Distribution Date will be the Pool II Available Distribution Amount. The "POOL II AVAILABLE DISTRIBUTION AMOUNT" means, generally as of any Distribution Date, an amount equal to the sum of the amounts on deposit in the Collection Account as of the close of business on the related Servicer Remittance Date relating to Mortgage Pool II (including amounts to be advanced by the Servicer in respect of delinquent Monthly Payments), except: (a) amounts received as late payments or other recoveries of principal or interest (including liquidation proceeds and insurance proceeds) and applied to the reimbursement of unreimbursed Advances and amounts representing reimbursement for Advances determined to be non-recoverable and amounts representing reimbursement for certain losses and expenses incurred by the Servicer, as described in the Agreement; (b) the Servicing Fee, as adjusted as provided in the Agreement with respect to principal prepayments; (c) all amounts representing Monthly Payments due after the related Due Date; (d) all principal prepayments received after the related Principal Prepayment Period; (e) all liquidation proceeds, insurance proceeds, condemnation proceeds and repurchase proceeds received after the calendar month preceding such Distribution Date; and
(f) all income from investments held in the Collection Account for the account of the Servicer.

     (I) On each Distribution Date prior to the Pool II Credit Support Depletion Date (defined in this prospectus supplement), the Pool II Available Distribution Amount will be allocated among the applicable classes of Pool II Certificates and distributed to the holders of record thereof as of the related Record Date as follows:

     first, (A) from payments in respect of interest on the Group 11 Mortgage Loans, to each class of the Class 11-A Certificates, the sum of (i) the Interest Accrual Amount with respect to each such class and (ii) any Interest Shortfall with respect to each such class; (B) from payments in respect of interest on the Group 12 Mortgage Loans, to each class of the Class 12-A Certificates, the sum of (i) the Interest Accrual Amount with respect to each such class and (ii) any Interest Shortfall with respect to each such class; and (C) from payments in respect of interest on the Group 13 Mortgage Loans, to each class of the Class 13-A Certificates, the sum of (i) the Interest Accrual Amount with respect to each such class and (ii) any Interest Shortfall with respect to each such class;

     second, (A) from payments in respect of principal on the Group 11 Mortgage Loans, to each class of the Class 11-A Certificates (excluding the Class 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8 and Class 11-F8 Certificates), up to the Class 11-A Optimal Principal Amount (allocated among such classes as described below under "--Principal (Including Prepayments)--Allocation of the Class 11-A Optimal Principal Amount"); (B) from payments in respect of principal on the Group 12 Mortgage Loans, to each class of the Class 12-A Certificates (excluding the Class 12-S3 and Class 12-F3 Certificates), up to the Class 12-A Optimal Principal Amount (allocated among such classes as described below under "--Principal (Including Prepayments)--Allocation of the Class 12-A Optimal Principal Amount"); and (C) from payments in respect of principal on the Group 13 Mortgage Loans, to each class of the Class 13-A Certificates (excluding the Class 13-S2 and Class 13-F2 Certificates), up to the Class 13-A Optimal Principal Amount (allocated among such classes as described below under "--Principal (Including Prepayments)--Allocation of the Class 13-A Optimal Principal Amount");

     third, to the Class II-M Certificates, the sum of (i) the Interest Accrual Amount with respect to such class and (ii) any Interest Shortfall with respect to such class;

     fourth, to the Class II-M Certificates, in an amount up to the portion of the Pool II Subordinated Optimal Principal Amount allocable to the Class II-M Certificates as described below under "--Principal (Including
Prepayments)--Allocation of the Subordinated Optimal Principal Amount");

     fifth, to the Class II-B1 Certificates, the sum of (i) the Interest Accrual Amount with respect to such class and (ii) any Interest Shortfall with respect to such class;

     sixth, to the Class II-B1 Certificates, in an amount up to the portion of the Pool II Subordinated Optimal Principal Amount allocable to the Class II-B1 Certificates as described below under "--Principal (Including
Prepayments)--Allocation of the Subordinated Optimal Principal Amount");

     seventh, to the Class II-B2 Certificates, the sum of (i) the Interest Accrual Amount with respect to such class and (ii) any Interest Shortfall with respect to such class;

     eighth, to the Class II-B2 Certificates, in an amount up to the portion of the Pool II Subordinated Optimal Principal Amount allocable to the Class II-B2 Certificates as described below under "--Principal (Including
Prepayments)--Allocation of the Subordinated Optimal Principal Amount");

     ninth, to the Class II-B3 Certificates, the sum of (i) the Interest Accrual Amount with respect to such class and (ii) any Interest Shortfall with respect to such class;

     tenth, to the Class II-B3 Certificates, in an amount up to the portion of the Pool II Subordinated Optimal Principal Amount allocable to the Class II-B3 Certificates as described below under "--Principal (Including
Prepayments)--Allocation of the Subordinated Optimal Principal Amount");

     eleventh, to the Class II-B4 Certificates, the sum of (i) the Interest Accrual Amount with respect to such class and (ii) any Interest Shortfall with respect to such class;

     twelfth, to the Class II-B4 Certificates, in an amount up to the portion of the Pool II Subordinated Optimal Principal Amount allocable to the Class II-B4 Certificates as described below under "--Principal (Including
Prepayments)--Allocation of the Subordinated Optimal Principal Amount");

     thirteenth, to the Class II-B5 Certificates, the sum of (i) the Interest Accrual Amount with respect to such class and (ii) any Interest Shortfall with respect to such class;

     fourteenth, to the Class II-B5 Certificates, in an amount up to the portion of the Pool II Subordinated Optimal Principal Amount allocable to the Class II-B5 Certificates as described below under "Principal (Including
Prepayments)--Allocation of the Subordinated Optimal Principal Amount"); and

     fifteenth, to the Class A-R Certificate, the remaining portion, if any (which is expected to be zero), of the Available Distribution Amount for such Distribution Date.

     (II) On any Distribution Date on or after the Pool II Credit Support Depletion Date (defined in this prospectus supplement), the Pool II Available Distribution Amount will be allocated, first, to each class of the Class II-A Certificates, the sum of (i) the Interest Accrual Amount with respect to each such class and (ii) the Interest Shortfall with respect to each such class and, second, to each class of the Class II-A Certificates as a payment of principal thereon, pro rata, in the case of interest, based on the amount of interest distributable and in the case of principal, based upon their respective outstanding balances and not in accordance with the priorities set forth above.

     Cross-Collateralization Provisions. In addition to the foregoing distributions, the Class II-A Certificates may receive additional distributions on any Distribution Date prior to the Pool II Credit Support Depletion Date (defined in this prospectus supplement) under the circumstances specified in
(A), (B) and (C) below:

     (A) On any Distribution Date, to the extent that, after giving effect to the distributions in priority first above, the portion of the Pool II Available Distribution Amount with respect to a Pool II Mortgage Group is insufficient to distribute in full to the classes of Pool II Certificates related to such Mortgage Group amounts described in priority second above (such shortfall, the "DEFICIENCY AMOUNT") and, after giving effect to the distributions in priority first above, the portions of the Pool II Available Distribution Amount with respect to any of the other Mortgage Groups exceeds the amount required to distribute in full to the classes of Pool II Certificates related to such other Mortgage Groups the amounts described in priority second above, an amount up to such excess will be distributed to the classes of Pool II Certificates in the Certificate Group, that suffered the Deficiency Amount, in reduction of the Deficiency Amount. If more than one Certificate Group relating to Mortgage Pool II on any Distribution Date is entitled to a distribution pursuant to this paragraph, such distribution shall be allocated among such Certificate Groups, pro rata, on the basis of the Deficiency Amounts of such Certificate Groups. If more than one Certificate Group on any Distribution Date is required to make distributions pursuant to this paragraph, such distributions shall be allocated among such Certificate Groups, pro rata, on the basis of the amounts by which the Available Distribution Amount for each such Group exceed the amounts required to distribute in full to the classes of Certificates in such related Certificate Groups the amounts described in priority second above.

     (B) On any Distribution Date on or after the date on which the aggregate principal balance of the Class 11-A Certificates, the aggregate principal balance of the Class 12-A Certificates or the aggregate principal balance of the Class 13-A Certificates has been reduced to zero, all principal (in excess of that needed to reduce such aggregate principal balance to zero) received on the Pool II Mortgage Loans in the Mortgage Group relating to such Class II-A Certificates that have been paid in full, will be paid as principal to the remaining Class II-A Certificates related to each other Mortgage Group pro rata based upon their respective outstanding principal balances in accordance with the order set forth above in reduction of the principal balances thereof, provided that on such Distribution Date either (a) the Aggregate Subordinated Percentage for such Distribution Date is less than 200% of the initial Aggregate Subordinated Percentage, or (b) the average outstanding principal balance of the Pool II Mortgage Loans in any Group delinquent 60 days or more over the prior six months, as a percentage of the corresponding Group 11 Subordinated Amount, Group 12 Subordinated Amount or Group 13 Subordinated Amount (each as defined in this prospectus supplement), is greater than or equal to 50%. For purposes of the foregoing, the "POOL II AGGREGATE SUBORDINATED PERCENTAGE" for any Distribution Date is equal to the aggregate principal balance of the Pool I Subordinated Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Pool II Mortgage Loans immediately prior to such Distribution Date.

     (C) If on any Distribution Date on which the aggregate principal balance of the Class 11-A Certificates, the aggregate principal balance of the Class 12-A Certificates or the aggregate principal balance of the Class 13-A Certificates would be greater than the outstanding principal balance of the Pool II Mortgage Loans in the related Group as of such date (giving effect to any Advances but prior to giving effect to any principal prepayments received with respect to such Pool II Mortgage Loans that have not been passed through to the Certificateholders) (an "UNDERCOLLATERALIZED GROUP"), after giving effect to distributions to be made on such Distribution Date, the portion of the Pool II Available Distribution Amount in respect of principal on the Pool II Mortgage Loans in any of the other Groups that is not an Undercollateralized Group (an "OVERCOLLATERALIZED GROUP") otherwise allocable to the Pool II Subordinated Certificates will be distributed to the classes of Class II-A Certificates relating to the Undercollateralized Group (in accordance with the priorities set forth in this prospectus supplement), in reduction of the principal balances thereof, until the aggregate principal balance of the Class II-A Certificates related to the Undercollateralized Group is equal to the outstanding principal balance of the Pool II Mortgage Loans in the related Undercollateralized Group as of such date (giving effect to any Advances but prior to giving effect to any principal prepayments received with respect to such Pool II Mortgage Loans that have not been passed through to the Certificateholders). Moreover, the Pool II Available Distribution Amount with respect to any Overcollateralized Group will be further reduced (after distributions of interest to the Class II-A Certificates included in the Overcollateralized Group) in an amount equal to one month's interest on the amount by which the Undercollateralized Group is undercollateralized at the per annum rate equal to the Group 11 Net WAC (if Mortgage Group 11 is an Undercollateralized Group), the Group 12 Net WAC (if Mortgage Group 12 is an Undercollateralized Group) and the Group 13 Net WAC (if Mortgage Group 13 is an Undercollateralized Group), plus any shortfall of such amounts from prior Distribution Dates; provided, however, that in no event will the Pool II Available Distribution Amount with respect to any Overcollateralized Group on any Distribution Date be reduced by more than the sum of (i) the overcollateralized amount with respect to the Overcollateralized Group and (ii) interest thereon at the weighted average Certificate Rate on the related Certificate Group. Such amounts will be distributed to the applicable classes of Certificates in the priority of interest payable on such Distribution Date. If two or more Groups are Undercollateralized Groups then amounts will be distributed to the Undercollateralized Groups pro rata based upon the amounts of under-collateralization with respect to each Undercollateralized Group. If two or more Groups are Overcollateralized Groups then any amounts distributed to the Undercollateralized Groups will be allocated from each Overcollateralized Group pro rata based upon amounts available with respect to each Overcollateralized Group.

     The reduction in the Pool II Available Distribution Amount of any Overcollateralized Group to pay interest to any Undercollateralized Group as described above may cause a shortfall in the amount of principal and interest otherwise distributable to the Pool II Subordinated Certificates and further to the amount of principal otherwise distributable to the Pool II Certificates related to the Undercollateralized Group because the Pool II Certificates in the Overcollateralized Groups, if any, may have a Certificate Rate lower than that of the Undercollateralized Groups. Such shortfall will be payable from amounts otherwise distributable first from the Pool II Subordinated Certificates in reverse order of their priority of payment and then from the Pool II Certificates related to the applicable Undercollateralized Group in respect of principal.

     "POOL II NON-OFFERED CLASS B CERTIFICATES" means the Class II-B3, Class II-B4 and Class II-B5 Certificates, referred to collectively.

     "POOL II CERTIFICATES" means the Class II-A, Class II-M and Class II-B Certificates, referred to collectively.

     The "POOL II CREDIT SUPPORT DEPLETION DATE" is the first Distribution Date on which the aggregate outstanding principal balance of the Pool II Subordinated Certificates has been or will be reduced to zero.

     The Class 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8, Class 11-F8, Class 12-S3, Class 12-F3, Class 13-S2 and Class 13-F2 Certificates will not be entitled to receive principal.

     With respect to each Mortgage Loan, the "NET MORTGAGE RATE" equals the applicable Mortgage Rate less the Servicing Fee Rate (without regard to any modification to such Mortgage Loan). With respect to each Mortgage Loan, the "MORTGAGE RATE" equals the per annum rate of interest borne by such Mortgage Loan, as specified in the related Mortgage Note.

EXAMPLE OF DISTRIBUTIONS

     The following sets forth an example of distributions on the Pool II Certificates for the Distribution Date in March (all dates are assumed to be business days as defined in the Agreement):

February 2 through
March 1...................   Due Period:            Payments due on the first day of the month of the related
                                                    Distribution Date from borrowers will be deposited in the
                                                    Servicer's collection account as received and will include scheduled principal payments plus interest on February 1
                                                    principal balances of the Mortgage Loans.

February 1 through
February 28...............   Principal Prepayment   Prepayments in full or in part received by the Servicer
                             Period:                during the related Principal Prepayment Period will be
                                                    deposited into the Certificate Account for remittance to
                                                    the Paying Agent on March 23.

February 28...............   Record Date:           With respect to some or all classes of Offered
                                                    Certificates distributions will be made to
                                                    Certificateholders of record as of the last business day
                                                    of the prior month.

March 23..................   Servicer Remittance    The Servicer will remit collections and recoveries in
                             Date:                  respect of the Mortgage Loans including any Advances
                                                    required to be made by the Servicer for that Distribution
                                                    Date to the Paying Agent two business days prior to the
                                                    related Distribution Date.

March 25..................   Distribution Date:     The Paying Agent will make distributions to
                                                    Certificateholders on the 25th day of each month, or, if
                                                    such day is not a business day, on the next succeeding
                                                    business day.

Succeeding months follow the same pattern.

FEES AND EXPENSES OF THE ISSUING ENTITY

     In consideration of their duties on behalf of the Issuing Entity, the Servicer and the Trustee will receive from the assets of the Issuing Entity certain fees as set forth in the following table:

                   FREQUENCY
FEE PAYABLE TO:   OF PAYMENT:                 AMOUNT OF FEE:                      HOW AND WHEN FEE IS PAID:
---------------   -----------                 --------------                      -------------------------
Servicer          Monthly       For each Mortgage Loan, a monthly fee       Deducted by the Servicer from the
                                paid to the Servicer out of interest        Collection Account in respect of
                                collections received from the related       each Mortgage Loan serviced by the
                                Mortgage Loan calculated on the             Servicer, before payment of any
                                outstanding principal balance of each       amounts to Certificateholders.
                                Mortgage Loan as a per annum percentage
                                for each Mortgage Loan.

Paying Agent      Monthly       Any investment earnings on amounts on       Withdrawn and retained by the
                                deposit in the Certificate Account. In      Paying Agent.
                                addition, the Servicer will pay a monthly
                                fee to the Paying Agent.

Trustee           Monthly       A monthly fee paid to the Trustee by the    Remitted directly by the Paying
                                Paying Agent out of amounts received from   Agent from amounts received from
                                the Servicer.                               the Servicer from the Servicing Fee.

Custodian         Monthly       Paid directly by the Servicer.              Paid directly by the Servicer.

     The fees of the Servicer, Paying Agent and Trustee as set forth in the table above may not be increased without amendment of the Pooling and Servicing Agreement as described under "The Pooling and Servicing Agreement--Amendment" in the prospectus.

     Expenses of the Depositor, the Servicer, the Paying Agent and the Trustee will be reimbursed before payments are made on the Certificates.

INTEREST

     On each Distribution Date, interest will be payable to each class of Certificates in an amount equal to the sum of (i) the Interest Accrual Amount with respect to such class and (ii) any Interest Shortfall with respect to such class.

     As of any Distribution Date, the "INTEREST ACCRUAL AMOUNT" with respect to any class of Certificates, means generally one month's interest at the Certificate Rate on the outstanding principal balance thereof (or, in the case of the Class 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8, Class 11-F8, Class 12-S3, Class 12-F3, Class 13-S2 and Class 13-F2 Certificates, on the Class 11-S1 Notional Amount, Class 11-F1 Notional Amount, Class 11-S5 Notional Amount, Class 11-F5 Notional Amount, Class 11-S8 Notional Amount, Class 11-F8 Notional Amount, Class 12-S3 Notional Amount, Class 12-F3 Notional Amount, Class 13-S2 Notional Amount and Class 13-F2 Notional Amount (each as defined in this prospectus supplement), respectively), minus any Non-Supported Interest Shortfalls allocated to each such class on such Distribution Date (as described in this prospectus supplement under "The Pooling and Servicing Agreement--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans").

     As of any Distribution Date, the "INTEREST SHORTFALL" with respect to any class of Certificates means the sum of any portions of the Interest Accrual Amounts with respect to any previous Distribution Amounts which remain unpaid (before giving effect to distributions made on such Distribution Date).

     For any class of Certificates, the "CERTIFICATE RATE" is the per annum rate of interest specified for such class on the table on page S-5 hereof and described further in this prospectus supplement.

     The "CLASS 11-S1 NOTIONAL AMOUNT" with respect to any Distribution Date will equal the outstanding principal balance of the Class 11-M1 Certificates. The initial Class 11-S1 Notional Amount will be zero.

     The "CLASS 11-F1 NOTIONAL AMOUNT" with respect to any Distribution Date will equal the outstanding principal balance of the Class 11-L1 Certificates. The initial Class 11-F1 Notional Amount will be zero.

     The "CLASS 11-S5 NOTIONAL AMOUNT" with respect to any Distribution Date will equal the outstanding principal balance of the Class 11-M5 Certificates. The initial Class 11-S5 Notional Amount will be zero.

     The "CLASS 11-F5 NOTIONAL AMOUNT" with respect to any Distribution Date will equal the outstanding principal balance of the Class 11-L5 Certificates. The initial Class 11-F5 Notional Amount will be zero.

     The "CLASS 11-F8 NOTIONAL AMOUNT" with respect to any Distribution Date will equal the outstanding principal balance of the Class 11-L8 Certificates. The initial Class 11-F8 Notional Amount will be zero.

     The "CLASS 11-S8 NOTIONAL AMOUNT" with respect to any Distribution Date will equal the outstanding principal balance of the Class 11-M8 Certificates. The initial Class 11-S8 Notional Amount will be zero.

     The "CLASS 12-S3 NOTIONAL AMOUNT" with respect to any Distribution Date will equal the outstanding principal balance of the Class 12-M3 Certificates. The initial Class 12-S3 Notional Amount will be zero.

     The "CLASS 12-F3 NOTIONAL AMOUNT" with respect to any Distribution Date will equal the outstanding principal balance of the Class 12-L3 Certificates. The initial Class 12-F3 Notional Amount will be zero.

     The "CLASS 13-S2 NOTIONAL AMOUNT" with respect to any Distribution Date will equal the outstanding principal balance of the Class 13-M2 Certificates. The initial Class 13-S2 Notional Amount will be zero.

     The "CLASS 13-F2 NOTIONAL AMOUNT" with respect to any Distribution Date will equal the outstanding principal balance of the Class 13-L2 Certificates. The initial Class 13-F2 Notional Amount will be zero.

     The "SCHEDULED PRINCIPAL BALANCE" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied prepayments, the payment of principal due on such first day of the month and any reduction of the principal balance of such Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

     Interest will accrue on the Certificates at their respective Certificate Rates during the calendar month immediately preceding the month in which the related Distribution Date occurs, in each case calculated on the basis of a 360-day year of twelve 30-day months (each such period, an "INTEREST ACCRUAL PERIOD"). The Certificate Rates on the Class A Certificates are as follows:

     (i) The Certificate Rate on the Class 11-A1, Class 11-A2, Class 11-A3, Class 11-A4, Class 11-A5, Class 11-A6, Class 11-A7 and Class 11-A8 Certificates will be a per annum rate equal to the Group 11 Net WAC (as defined in this prospectus supplement). The Certificate Rate on the Class 11-A Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 5.686% per annum;

     (ii) The Certificate Rate on the Class 11-M1, Class 11-M5 and Class 11-M8 Certificates will be a per annum rate equal to the greater of (a) (i) the Group 11 Net WAC (as defined in this prospectus supplement) minus (ii) 0.25% and (b) zero. The Certificate Rate on the Class 11-M1, Class 11-M5 and Class 11-M8 Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 5.436% per annum. Commencing with the Interest Accrual Period related to the Distribution Date in March 2012, the Certificate Rate on the Class 11-M1, Class 11-M5 and Class 11-M8 Certificates will be a per annum rate equal to the Group 11 Net WAC (as defined in this prospectus supplement);

     (iii) The Certificate Rate on the Class 11-S1, Class 11-S5, Class 11-S8, Class 12-S3 and Class 13-S2 Certificates for the Interest Accrual Period related to the first Distribution Date will equal approximately 0.25% per annum. Commencing with the Interest Accrual Period related to the Distribution Date in March 2012, the Certificate Rate on the Class 11-S1, Class 11-S5 and Class 11-S8 Certificates will be zero and the Class 11-S1, Class 11-S5 and Class 11-S8 Certificates will no longer be entitled to receive distributions of interest. Commencing with the Interest Accrual Period related to the Distribution Date in March 2014, the Certificate Rate on the Class 12-S3 Certificates will be zero and the Class 12-S3 Certificates will no longer be entitled to receive distributions of interest. Commencing with the Interest Accrual Period related to the Distribution Date in March 2017, the Certificate Rate on the Class 13-S2 Certificates will be zero and the Class 13-S2 Certificates will no longer be entitled to receive distributions of interest;

     (iv) The Certificate Rate on the Class 11-L1, Class 11-L5 and Class 11-L8 Certificates Certificates will be a per annum rate equal to the greater of (a)
(i) the Group 11 Net WAC (as defined in this prospectus supplement) minus (ii) 0.50% and (b) zero. The Certificate Rate on the 11-L1, Class 11-L5 and Class 11-L8 Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 5.186% per annum. Commencing with the Interest Accrual Period related to the Distribution Date in March 2012, the Certificate Rate on the Class 11-L1, Class 11-L5 and Class 11-L8 Certificates be a per annum rate equal to the Group 11 Net WAC (as defined in this prospectus supplement);

     (v) The Certificate Rate on the Class 11-F1, Class 11-F5, Class 11-F8, Class 12-F3 and Class 13-F2 Certificates for the Interest Accrual Period related to the first Distribution Date will equal approximately 0.50% per annum. Commencing with the Interest Accrual Period related to the Distribution Date in March 2012, the Certificate Rate on the Class 11-F1, Class 11-F5 and Class 11-F8 Certificates will be zero and the Class 11-F1, Class 11-F5 and Class 11-F8 Certificates will no longer be entitled to receive distributions of interest. Commencing with the Interest Accrual Period related to the Distribution Date in March 2014, the Certificate Rate on the Class 12-F3 Certificates will be zero and the Class 12-F3 Certificates will no longer be entitled to receive distributions of interest. Commencing with the Interest Accrual Period related to the Distribution Date in March 2017, the Certificate Rate on the Class 13-F2 Certificates will be zero and the Class 13-F2 Certificates will no longer be entitled to receive distributions of interest;

     (vi) The Certificate Rate on the Class 12-A1, Class 12-A2, Class 12-A3 and Class 12-A4 Certificates will be a per annum rate equal to the Group 12 Net WAC (as defined in this prospectus supplement). The Certificate Rate on the Class 12-A1, Class 12-A2, Class 12-A3 and Class 12-A4 Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 5.946% per annum;

     (vii) The Certificate Rate on the Class 12-M3 Certificates will be a per annum rate equal to the greater of (a) (i) the Group 12 Net WAC (as defined in this prospectus supplement) minus (ii) 0.25% and (b) zero. The Certificate Rate on the Class 12-M3 Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 5.696% per annum. Commencing with the Interest Accrual Period related to the Distribution Date in March 2014, the Certificate Rate on the Class 12-M3 Certificates will be a per annum rate equal to the Group 12 Net WAC (as defined in this prospectus supplement);

     (viii) The Certificate Rate on the Class 12-L3 Certificates Certificates will be a per annum rate equal to the greater of (a) (i) the Group 12 Net WAC (as defined in this prospectus supplement) minus (ii) 0.50% and (b) zero. The Certificate Rate on the Class 12-L3 Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 5.446% per annum. Commencing with the Interest Accrual Period related to the Distribution Date in March 2014, the Certificate Rate on the Class 12-L3 Certificates be a per annum rate equal to the Group 12 Net WAC (as defined in this prospectus supplement);

     (ix) The Certificate Rate on the Class 13-A1, Class 13-A2 and Class 13-A3 Certificates will be a per annum rate equal to the Group 13 Net WAC (as defined in this prospectus supplement). The Certificate Rate on the Class 13-A1, Class 13-A2 and Class 13-A3 Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 6.036% per annum.

     (x) The Certificate Rate on the Class 13-M2 Certificates will be a per annum rate equal to the greater of (a) (i) the Group 13 Net WAC (as defined in this prospectus supplement) minus (ii) 0.25% and (b) zero. The Certificate Rate on the Class 13-M2 Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 5.786% per annum. Commencing with the Interest Accrual Period related to the Distribution Date in March 2017, the Certificate Rate on the Class 13-M2 Certificates will be a per annum rate equal to the Group 13 Net WAC (as defined in this prospectus supplement);

     (xi) The Certificate Rate on the Class 13-L2 Certificates will be a per annum rate equal to the greater of (a) (i) the Group 13 Net WAC (as defined in this prospectus supplement) minus (ii) 0.50% and (b) zero. The Certificate Rate on the 13-L2 Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 5.536% per annum. Commencing with the Interest Accrual Period related to the Distribution Date in March 2017, the Certificate Rate on the Class 13-L2 Certificates be a per annum rate equal to the Group 13 Net WAC (as defined in this prospectus supplement);

     "GROUP 11 NET WAC" means, as of any Distribution Date, the weighted average of the Net Mortgage Rates of the Group 11 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Scheduled Principal Balances as of that date.

     "GROUP 12 NET WAC" means, as of any Distribution Date, the weighted average of the Net Mortgage Rates of the Group 12 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Scheduled Principal Balances as of that date.

     "GROUP 13 NET WAC" means, as of any Distribution Date, the weighted average of the Net Mortgage Rates of the Group 13 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Scheduled Principal Balances as of that date.

     Certificate Rate with Respect to the Pool II Subordinated Certificates

     On any Distribution Date, the Certificate Rate on each class of Pool II Subordinated Certificates will equal the fraction, expressed as a percentage,
(I) the numerator of which will equal the sum of (i) the product of (x) Group 11 Net WAC and (y) the excess of the aggregate Scheduled Principal Balance of the Group 11 Mortgage Loans over the aggregate outstanding principal balance of the Class 11-A Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "GROUP 11 SUBORDINATED AMOUNT"), (ii) the product of (x) Group 12 Net WAC and (y) the excess of the aggregate Scheduled Principal Balance of the Group 12 Mortgage Loans over the aggregate outstanding principal balance of the Class 12-A Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "GROUP 12 SUBORDINATED AMOUNT") and
(iii) the product of (x) Group 13 Net WAC and (y) the excess of the aggregate Scheduled Principal Balance of the Group 13 Mortgage Loans over the aggregate outstanding principal balance of the Class 13-A Certificates (prior to giving effect to distributions to be made on such Distribution Date) (such excess the "GROUP 13 SUBORDINATED AMOUNT")," and along with each of the Group 11 Subordinated Amount and the Group 12 Subordinated Amount, a "POOL II SUBORDINATED AMOUNT") and (II) the denominator of which will equal the sum of the Group 11 Subordinated Amount, the Group 12 Subordinated Amount and the Group 13 Subordinated Amount. The initial Certificate Rate with respect to each class of Pool II Subordinated Certificates will be approximately 5.813%.

     "POOL II AGGREGATE SUBORDINATED AMOUNT" means the sum of the Group 11 Subordinated Amount, the Group 12 Subordinated Amount and the Group 13 Subordinated Amount.

PRINCIPAL (INCLUDING PREPAYMENTS)

     Solely for purposes of allocating distributions of principal among the Class 11-A Certificates, the Class 11-A1 Certificate will be considered to consist of six components, described in this prospectus supplement as "CLASS 11-A1 COMPONENT A," "CLASS 11-A1 COMPONENT B," CLASS 11-A1 COMPONENT C," "CLASS 11-A1 COMPONENT D," "CLASS 11-A1 COMPONENT E" and "CLASS 11-A1 COMPONENT F" (collectively, the "CLASS 11-A1 COMPONENTS"). The initial principal balances of the Class 11-A1 Component A, Class 11-A1 Component B, Class 11-A1 Component C, Class 11-A1 Component D, Class 11-A1 Component E and Class 11-A1 Component F will be $240,557,395, $83,207,605, $66,955,000, $60,356,000, $22,508,000 and
$139,448,000, respectively.

     (A) On each Distribution Date prior to the Pool II Credit Support Depletion Date, distributions in respect of principal will be made on each Distribution Date to the Class A Certificates as described below.

     Allocation of the Class 11-A Optimal Principal Amount

     On each Distribution Date, the Class 11-A Optimal Principal Amount (defined in this prospectus supplement) will be distributed to (i) the Class 11-A1 Components and (ii) the Class 11-A2 Certificates, pro rata, based upon (i) the aggregate outstanding principal balance of the Class 11-A1 Components and (ii) the outstanding principal balance of the Class 11-A2 Certificates, as follows:

          (I) to Class 11-A1 Component A, Class 11-A1 Component B, Class 11-A1 Component C, Class 11-A1 Component D, Class 11-A1 Component E and Class 11-A1 Component F, sequentially, as follows:,

               (a) first, to the Class 11-A1 Component A and Class 11-A1 Component B, pro rata, based on the outstanding principal balances of such components, until the principal balance of each such component has been reduced to zero;

               (b) second, sequentially, to the Class 11-A1 Component C, Class 11-A1 Component D, Class 11-A1 Component E and Class 11-A1 Component F, in that order, until the principal balance of each such component has been reduced to zero;

          (II) to the Class 11-A2 Certificates, until the principal balance of such class has been reduced to zero.

     Each of the Class 11-A Certificates (other than the Class 11-A2 Certificates) will be entitled to distributions based upon such class's proportionate share of amounts allocated to the components related to such class giving effect to any exchanges with respect to the Class 11-A Certificates. On each Distribution Date that the outstanding principal balance of the Class 11-A1 Certificates is greater than zero, the Class 11-A1 Certificates will be entitled to receive a proportionate share of the principal distributions (and will be allocated a proportionate share of Realized

Losses) allocated to the Class 11-A1 Component A, Class 11-A1 Component B, Class 11-A1 Component C, Class 11-A1 Component D, Class 11-A1 Component E and Class 11-A1 Component F. On each Distribution Date that the outstanding principal balance of the Class 11-A3 Certificates is greater than zero, the Class 11-A3 Certificates will be entitled to receive a proportionate share of the principal distributions (and will be allocated a proportionate share of Realized Losses) allocated to the Class 11-A1 Component A. On each Distribution Date that the outstanding principal balance of the Class 11-A4 Certificates is greater than zero, the Class 11-A4 Certificates will be entitled to receive a proportionate share of the principal distributions (and will be allocated a proportionate share of Realized Losses) allocated to the Class 11-A1 Component B, Class 11-A1 Component C and Class 11-A1 Component D. On each Distribution Date that the outstanding principal balance of the Class 11-A5 Certificates is greater than zero, the Class 11-A5 Certificates will be entitled to receive a proportionate share of the principal distributions (and will be allocated a proportionate share of Realized Losses) allocated to the Class 11-A1 Component E and Class 11-A1 Component F. On each Distribution Date that the outstanding principal balance of the Class 11-A6 Certificates is greater than zero, the Class 11-A6 Certificates will be entitled to receive a proportionate share of the principal distributions (and will be allocated a proportionate share of Realized Losses) allocated to the Class 11-A1 Component A, Class 11-A1 Component B and Class 11-A1 Component C. On each Distribution Date that the outstanding principal balance of the Class 11-A7 Certificates is greater than zero, the Class 11-A7 Certificates will be entitled to receive a proportionate share of the principal distributions (and will be allocated a proportionate share of Realized Losses) allocated to the the Class 11-A1 Component D and Class 11-A1 Component E. On each Distribution Date that the outstanding principal balance of the Class 11-A8 Certificates is greater than zero, the Class 11-A8 Certificates will be entitled to receive a proportionate share of the principal distributions (and will be allocated a proportionate share of Realized Losses) allocated to the Class 11-A1 Component F.

     Allocation of the Class 12-A Optimal Principal Amount

     On each Distribution Date, the Class 12-A Optimal Principal Amount (defined in this prospectus supplement) will be distributed to the Class 12-A Certificates, as follows:

     Concurrently:

          (I) 95.7791863082%, sequentially, to the Class 12-A1, Class 12-A2 and Class 12-A3 Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

          (II) 4.2208136918%, to the Class 12-A4 Certificates, until the principal balance of such class has been reduced to zero.

     Allocation of the Class 13-A Optimal Principal Amount

     On each Distribution Date, the Class 13-A Optimal Principal Amount (defined in this prospectus supplement) will be distributed to the Class 13-A Certificates, as follows:

     Concurrently:

          (I) 95.7788578274%, sequentially, to the Class 13-A1 and Class 13-A2 Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

          (II) 4.2211421726%, to the Class 13-A3 Certificates, until the principal balance of such class has been reduced to zero.

     (B) On each Distribution Date on or after the Pool II Credit Support Depletion Date, all principal and interest distributions in respect of the Pool II Mortgage Loans will be paid, first, to each class of the Class II-A Certificates, the sum of (i) the Interest Accrual Amount with respect to each such class and (ii) the Interest Shortfall with respect to each such class and, second, to each class of the Class II-A Certificates as a payment of principal thereon, pro rata, in the case of interest, based on the amount of interest distributable and in the case of principal, based upon their respective outstanding balances and not in accordance with the priorities set forth above.


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     Principal distributions made on each class of Certificates will be paid pro rata among the Certificates of such class in accordance with their respective outstanding principal balances. The "CLASS 11-A OPTIMAL PRINCIPAL AMOUNT," the "CLASS 12-A OPTIMAL PRINCIPAL AMOUNT" and the "CLASS 13-A OPTIMAL PRINCIPAL AMOUNT" (each, a "CLASS II-A OPTIMAL PRINCIPAL AMOUNT") mean generally as of any Distribution Date, an amount, not in excess of the applicable Class II-A Principal Balance equal to the sum of: (a) an amount equal to the applicable Class II-A Percentage of the principal portion of all Monthly Payments whether or not received, which were due on the related Due Date on outstanding Mortgage Loans in the related Group as of such Due Date; (b) an amount equal to the applicable Class II-A Prepayment Percentage of all principal prepayments received during the related Principal Prepayment Period on Mortgage Loans in the related Group; (c) with respect to each Mortgage Loan in the related Group not described in (d) below, an amount equal to the applicable Class II-A Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related Principal Prepayment Period, net of related unreimbursed servicing Advances and net of any portion thereof which, as to any Mortgage Loan in the related Group, constitutes a late collection with respect to which an advance has previously been made; (d) with respect to each Mortgage Loan in the related Group with respect to which the related Mortgage Loan has become a Liquidated Mortgage Loan (defined below) during the calendar month preceding such Distribution Date, an amount equal to the lesser of (i) the applicable Class II-A Percentage of an amount equal to the principal balance of such Mortgage Loan in the related Group (net of advances with respect to principal) as of the Due Date immediately preceding the date on which the related Mortgage Loan became a Liquidated Mortgage Loan and (ii) the applicable Class II-A Prepayment Percentage of the net liquidation proceeds, if any, with respect to such Liquidated Mortgage Loans in the related Group (net of any unreimbursed advances); (e) with respect to each Mortgage Loan in the related Group repurchased during the calendar month preceding such Distribution Date, an amount equal to the applicable Class II-A Prepayment Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the applicable Class II-A Certificateholders); and (f) while none of the Pool II Subordinated Certificates remains outstanding, the excess of the outstanding principal balance of the Class 11-A Certificates, the Class 12-A Certificates or the Class 13-A Certificates, as applicable (calculated after giving effect to reductions thereof on such Distribution Date with respect to amounts described in (a)-(e) above), over the outstanding principal balance of the Mortgage Loans in the applicable Group as of such date (giving effect to any advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Loans that have not been passed through to the Certificateholders).

     A "LIQUIDATED MORTGAGE LOAN" is a Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, liquidation proceeds or otherwise, have been recovered.

     As of any Distribution Date, the "CLASS 11-A PERCENTAGE," the "CLASS 12-A PERCENTAGE" and the "CLASS 13-A PERCENTAGE," (each, a "CLASS II-A PERCENTAGE") will equal a fraction, expressed as a percentage, the numerator of which is the applicable Class II-A Principal Balance and the denominator of which is the outstanding principal balance of the Mortgage Loans in the applicable Group as of such date (giving effect to any advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Loans that have not been passed through to the Certificateholders) immediately prior to the Due Date in the month of such Distribution Date.

     The "CLASS 11-A PRINCIPAL BALANCE," the "CLASS 12-A PRINCIPAL BALANCE" and the "CLASS 13-A PRINCIPAL BALANCE" (each, a "CLASS II-A PRINCIPAL BALANCE") mean, generally, as of any Distribution Date, (a) the applicable Class II-A Principal Balance for such Certificate Group for the preceding Distribution Date less (b) amounts distributed to the applicable Class II-A Certificateholders on such preceding Distribution Date allocable to principal (including advances) and any losses allocated to the applicable Class II-A Certificates; provided that the Class 11-A Principal Balance on the first Distribution Date will be the initial principal balance of the Class 11-A Certificates, which is expected to be approximately $640,048,000, the Class 12-A Principal Balance on the first Distribution Date will be the initial principal balance of the Class 12-A Certificates, which is expected to be approximately $188,376,000 and the Class 13-A Principal Balance on the first Distribution Date will be the initial principal balance of the Class 13-A Certificates, which is expected to be approximately $249,577,000.

     The "CLASS 11-A PREPAYMENT PERCENTAGE," the "CLASS 12-A PREPAYMENT PERCENTAGE" and the "CLASS 13-A PREPAYMENT PERCENTAGE" (each, a "CLASS II-A PREPAYMENT PERCENTAGE") mean, generally, as of any


                                      S-180

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Distribution Date up to and including the Distribution Date in February 2014,
100%; as of any Distribution Date in the first year thereafter, the applicable Class A Percentage plus 70% of the applicable Subordinated Percentage for such Distribution Date; as of any Distribution Date in the second year thereafter, the applicable Class A Percentage plus 60% of the applicable Subordinated Percentage for such Distribution Date; as of any Distribution Date in the third year thereafter, the applicable Class A Percentage plus 40% of the applicable Subordinated Percentage for such Distribution Date; as of any Distribution Date in the fourth year thereafter, the applicable Class A Percentage plus 20% of the applicable Subordinated Percentage for such Distribution Date; and as of any Distribution Date after the fourth year thereafter, the applicable Class A Percentage; provided that, if any Class A Percentage as of any such Distribution Date is greater than the initial applicable Class A Percentage, each Class A Prepayment Percentage shall be 100%; and provided further that whenever the Class A Percentage equals 0%, the Class A Prepayment Percentage will equal 0%; and provided further, however, that no reduction of any Class A Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding principal balance of the Mortgage Loans with respect to all three Mortgage Groups, each taken individually, delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Issuing Entity) does not equal or exceed 50% of the related Subordinated Percentage of the outstanding principal balance of the Mortgage Loans in the related Pool with respect to the related Pool as of such date and (ii) cumulative Realized Losses with respect to each of the three Mortgage Groups do not exceed (a) 30% of the related Pool II Subordinated Amount as of the date of issuance of the Certificates (the "POOL II ORIGINAL SUBORDINATED PRINCIPAL BALANCE") if such Distribution Date occurs in the year beginning with and including the seventh anniversary of the first Distribution Date, (b) 35% of the related Pool II Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the eighth anniversary of the first Distribution Date, (c) 40% of the related Pool II Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the ninth anniversary of the first Distribution Date, (d) 45% of the related Pool II Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the tenth anniversary of the first Distribution Date, and (e) 50% of the related Pool II Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the eleventh anniversary of the first Distribution Date or thereafter, provided, notwithstanding the foregoing, if the following conditions are met:

     (i) the related Pool II Aggregate Subordinated Percentage is greater than or equal to twice such percentage calculated as of the Closing Date;

     (ii) the outstanding principal balance of all Mortgage Loans in each Mortgage Group delinquent 60 days or more (including Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of the related Pool II Subordinated Amount (without giving effect to any payments on such Distribution Date), does not equal or exceed 50%; and

     (iii) cumulative Realized Losses with respect to the Mortgage Loans in each Mortgage Group do not exceed, as a percentage of the related Pool II Subordinated Amount as of the Closing Date plus the pro rata portion (based upon the outstanding principal balance of each outstanding Certificate Group) of the Pool II Subordinated Amount for each Mortgage Pool for which the related Class A Certificates have been reduced to zero,

          (a) for any Distribution Date on or prior to the February 2010 Distribution Date, 20%, or

          (b) for any Distribution Date after the February 2010 Distribution Date, 30%,

then the related Class A Prepayment Percentage for such Distribution Date will equal:

     (i) for any Distribution Date on or prior to the February 2010 Distribution Date, the related Class A Percentage plus 50% of the related Subordinated Percentage, or

     (ii) for any Distribution Date after the February 2010 Distribution Date, the related Class A Percentage.


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

     As of any Distribution Date, the "CLASS 11-A SUBORDINATED PERCENTAGE" means the difference between 100% and the Class 1-A Percentage, the "CLASS 12-A SUBORDINATED PERCENTAGE" means the difference between 100% and the Class 12-A Percentage and the "CLASS 13-A SUBORDINATED PERCENTAGE" (each, a "POOL II SUBORDINATED PERCENTAGE"). As of any Distribution Date, the "CLASS 11-A SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class 11-A Prepayment Percentage, the "CLASS 12-A SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class 12-A Prepayment Percentage and the "CLASS 13-A SUBORDINATED PREPAYMENT PERCENTAGE" means the difference between 100% and the Class 13-A Prepayment Percentage (each, a "POOL II SUBORDINATED PREPAYMENT PERCENTAGE").

     Each of (i) the Class 1-A Certificates, collectively, (ii) the Class 2-A Certificates, collectively, (iii) the Class 3-A Certificates, collectively, (iv) the Class 4-A Certificates, collectively, (v) the Class 5-A Certificates, collectively, (vi) the Class 6-A Certificates, collectively, (vii) the Class 7-A Certificates, collectively, (viii) the Class 8-A Certificates, collectively,
(ix) the Class 9-A Certificates, collectively, (x) the Class 10-A Certificates, collectively, (xi) the Class 11-A Certificates, collectively, (xii) the Class 12-A Certificates, collectively and (xiii) the Class 13-A Certificates, collectively is sometimes referred to in this prospectus supplement as a "CERTIFICATE GROUP."

     Allocation of the Pool II Subordinated Optimal Principal Amount

     On each Distribution Date, distributions in respect of principal will be made to each class of Pool II Subordinated Certificates up to an amount equal to the portion of the Pool II Subordinated Optimal Principal Amount (defined below) allocable to such class, calculated as described below.

     The "POOL II SUBORDINATED OPTIMAL PRINCIPAL AMOUNT" means generally as of any Distribution Date, an amount, not in excess of the aggregate outstanding principal balance of the Pool II Subordinated Certificates, equal to the sum of the amounts with respect to each of Mortgage Group 11, Mortgage Group 12 and Mortgage Group 13 of: (a) an amount equal to the applicable Pool II Subordinated Percentage of the principal portion of all Monthly Payments whether or not received, which were due on the related Due Date on related outstanding Mortgage Loans in the related Group as of such Due Date; (b) an amount equal to the applicable Pool II Subordinated Prepayment Percentage of all principal prepayments with respect to related Mortgage Loans received during the related Principal Prepayment Period; (c) with respect to each Pool II Mortgage Loan not described in (d) below, an amount equal to the applicable Pool II Subordinated Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related Principal Prepayment Period, net of related unreimbursed servicing Advances and net of any portion thereof which, as to any Pool II Mortgage Loan, constitutes a late collection with respect to which an Advance has previously been made; (d) with respect to each Pool II Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, an amount equal to the portion (if any) of the net liquidation proceeds with respect to such Mortgage Loan (net of any unreimbursed Advances) that was not included in the Class II-A Optimal Principal Amount with respect to such Distribution Date; and (e) with respect to each Pool II Mortgage Loan repurchased during the related Principal Prepayment Period, an amount equal to the applicable Pool II Subordinated Prepayment Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the Pool II Subordinated Certificateholders).

     On each Distribution Date, the Pool II Subordinated Optimal Principal Amount will be allocated among the outstanding classes of Pool II Subordinated Certificates entitled to receive distributions in respect thereof on such Distribution Date, as described in the second succeeding sentence. Each such class will be allocated its pro rata portion of the Pool II Subordinated Optimal Principal Amount based upon the outstanding principal balances of all classes of Pool II Subordinated Certificates entitled to distributions in respect of the Pool II Subordinated Optimal Principal Amount on such Distribution Date. On each Distribution Date, the Pool II Subordinated Optimal Principal Amount will be allocated among the following classes of Certificates: (i) any class of Pool II Subordinated Certificates which has current Pool II Credit Support (defined in this prospectus supplement) (before giving effect to any distribution of principal thereon on such Distribution Date) greater than or equal to the original Pool II Credit Support for such class; (ii) the class of Pool II Subordinated Certificates having the lowest numerical class designation of any outstanding class of Subordinated Certificates which does not meet the criteria in (i) above; and (iii) the Class II-B5 Certificates if all other outstanding classes of Pool II Subordinated Certificates meet the criteria in (i) above or if no other class of Pool II Subordinated Certificates is outstanding; provided, however, that no class of Pool II Subordinated Certificates will receive any distribution in respect of the Pool II Subordinated Optimal Principal Amount on any Distribution Date if on such Distribution Date any class of Pool II Subordinated Certificates having a lower numerical class designation than such class fails to meet the criteria in (i) above. After the allocations in (i) through (iii) above, any remaining portion of the Pool II Subordinated Optimal Principal Amount shall be allocated to the class of Pool II Subordinated Certificates having the lowest numerical class designation of any outstanding class of Pool II Subordinated Certificates. For the purposes of (ii) above, the Class II-M Certificates will be deemed to have a lower numerical class designation than each class of Class II-B Certificates.

     Each class of Pool II Subordinated Certificates (other than the Class II-B5 Certificates) will have the benefit of a level of credit support, expressed as a percentage of the aggregate outstanding principal balance of the Pool II Certificates ("POOL II CREDIT SUPPORT"). Pool II Credit Support for such classes of Certificates will equal in each case the percentage obtained by dividing the aggregate outstanding principal balance of all classes of Pool II Subordinated Certificates having higher numerical class designations than such class by the aggregate outstanding principal balance of all outstanding classes of Pool II Certificates (for this purpose, the Class II-M Certificates shall be deemed to have a lower numerical class designation than each class of Class II-B Certificates). Generally, the level of Pool II Credit Support for any class will decrease to the extent Realized Losses are allocated to any class of Pool II Subordinated Certificates having a higher numerical class designation and will increase to the extent that any class or classes of Pool II Certificates not subordinated to such class receive a disproportionate portion of payments (including prepayments) of principal on the Pool II Mortgage Loans.

ADDITIONAL RIGHTS OF THE CLASS A-R CERTIFICATEHOLDER

     The Class A-R Certificate will remain outstanding for so long as the Issuing Entity shall exist, whether or not such Certificate is receiving current distributions of principal or interest. In addition to distributions of principal and interest distributable as described under "Distributions to Certificateholders," the holder of the Class A-R Certificate will be entitled to receive (i) the amounts, if any, of the Available Distribution Amount remaining in the Certificate Account on any Distribution Date after distributions of principal and interest on the Certificates on such date and (ii) the proceeds of the assets of the Issuing Entity, if any, remaining in the assets of the Issuing Entity on the final Distribution Date for the Certificates, after distributions in respect of any accrued and unpaid interest on such Certificates, and after distributions in respect of principal have reduced the principal balances of the Certificates to zero. It is not anticipated that there will be any material assets remaining in the assets of the Issuing Entity at any such time or that any material distributions will be made with respect to the Class A-R Certificate at any time. See "Federal Income Tax Consequences--Income from Residual Certificates" in the prospectus.

SUBORDINATED CERTIFICATES AND SHIFTING INTERESTS

     With respect to each Mortgage Pool, the rights of the Class M Certificateholders to receive distributions with respect to the Mortgage Loans of such Mortgage Pool will be subordinated to the rights of the related Class A Certificateholders, and the rights of the holders of each class of Class B Certificates to receive distributions with respect to the Mortgage Loans of such Mortgage Pool will be subordinated to the rights of the holders of the Class A Certificates, the Class M Certificates, and each class of Class B Certificates having a lower numerical class designation than such class of Class B Certificates, each to the extent described below. With respect to each Mortgage Pool, the subordination provided by the Class M and Class B Certificates is intended to enhance the likelihood of regular receipt by the Class A Certificateholders of the full amount of monthly distributions due them and to protect the Class A Certificateholders against losses. With respect to each Mortgage Pool, the subordination provided by each class of Class B Certificates is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates, the Class M Certificates, and each class of Class B Certificates having a lower numerical class designation than such class of Class B Certificates of the full amount of monthly distributions due them and to protect such Certificateholders against losses.

     On each Distribution Date payments to the Class I-A Certificateholders will be made prior to payments to the Class I-M and Class I-B Certificateholders, payments to the Class I-M Certificateholders will be made prior to payments to the Class I-B Certificateholders, payments to the Class I-B1 Certificateholders will be made prior to payments to the Class I-B2 Certificateholders and the Pool I Non-Offered Class B Certificateholders and payments to the Class I-B2 Certificateholders will be made prior to payments to the Pool I Non-Offered Class B

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Certificateholders. If on any Distribution Date on which the aggregate outstanding principal balance of the Class I-M and Class I-B Certificates is greater than zero and the Class I-A Certificateholders are paid less than the Class I-A Optimal Principal Amount for such date, the interest of the Class I-A Certificateholders in the assets of the Issuing Entity relating to Mortgage Pool I will increase so as to preserve the entitlement of the Class I-A Certificateholders to unpaid principal of the Pool I Mortgage Loans and interest thereon. This may have the effect of increasing the proportionate interest of the Class I-A Certificateholders in the assets of the Issuing Entity relating to Mortgage Pool I.

     On each Distribution Date payments to the Class II-A Certificateholders will be made prior to payments to the Class II-M and Class II-B Certificateholders, payments to the Class II-M Certificateholders will be made prior to payments to the Class II-B Certificateholders, payments to the Class II-B1 Certificateholders will be made prior to payments to the Class II-B2 Certificateholders and the Pool II Non-Offered Class B Certificateholders and payments to the Class II-B2 Certificateholders will be made prior to payments to the Pool II Non-Offered Class B Certificateholders. If on any Distribution Date on which the aggregate outstanding principal balance of the Class II-M and Class II-B Certificates is greater than zero and the Class II-A Certificateholders are paid less than the Class II-A Optimal Principal Amount for such date, the interest of the Class II-A Certificateholders in the assets of the Issuing Entity relating to Mortgage Pool II will increase so as to preserve the entitlement of the Class II-A Certificateholders to unpaid principal of the Pool II Mortgage Loans and interest thereon. This may have the effect of increasing the proportionate interest of the Class II-A Certificateholders in the assets of the Issuing Entity relating to Mortgage Pool II.

     The holders of the Class I-A Certificates will be entitled to receive the Class I-A Prepayment Percentage of the applicable percentage of the amount of principal prepayments and certain other unscheduled amounts of principal received on the Pool I Mortgage Loans as described above. This will have the effect of initially accelerating principal payments to the holders of the Class I-A Certificates and reducing their proportionate interest in the assets of the Issuing Entity relating to Mortgage Pool I and correspondingly increasing (in the absence of offsetting Realized Losses) the Credit Support of each class of Pool I Subordinated Certificates having Pool I Credit Support. See "--Distributions to Pool I Certificateholders" and "--Principal (Including Prepayments)" above. Increasing the interest of the Class I-M and Class I-B Certificates in the assets of the Issuing Entity relating to Mortgage Pool I relative to that of the Class I-A Certificates is intended to preserve the availability of the benefits of the subordination provided by the Class I-M and Class I-B Certificates.

     The holders of the Class II-A Certificates will be entitled to receive the Class II-A Prepayment Percentage of the applicable percentage of the amount of principal prepayments and certain other unscheduled amounts of principal received on the Pool II Mortgage Loans as described above. This will have the effect of initially accelerating principal payments to the holders of the Class II-A Certificates and reducing their proportionate interest in the assets of the Issuing Entity relating to Mortgage Pool II and correspondingly increasing (in the absence of offsetting Realized Losses) the Credit Support of each class of Pool II Subordinated Certificates having Pool II Credit Support. See "--Distributions to Pool II Certificateholders" and "--Principal (Including Prepayments)" above. Increasing the interest of the Class II-M and Class II-B Certificates in the assets of the Issuing Entity relating to Mortgage Pool II relative to that of the Class II-A Certificates is intended to preserve the availability of the benefits of the subordination provided by the Class II-M and Class II-B Certificates.

ALLOCATION OF LOSSES WITH RESPECT TO MORTGAGE POOL I

     All Realized Losses on the Pool I Mortgage Loans (other than Excess Losses (defined below)) generally will be allocated first, to the Pool I Non-Offered Class B Certificates until the principal balance of the Pool I Non-Offered Class B Certificates has been reduced to zero; second, to the Class I-B2 Certificates until the principal balance of the Class I-B2 Certificates has been reduced to zero; third, to the Class I-B1 Certificates until the principal balance of the Class I-B1 Certificates has been reduced to zero; fourth, to the Class I-M Certificates until the principal balance of the Class I-M Certificates has been reduced to zero; and fifth, to the Class I-A Certificates, allocated to the Class I-A Certificates related to the Mortgage Group experiencing such Realized Losses, pro rata based upon their outstanding principal balances, until the aggregate principal balances of such Class I-A Certificates have been reduced to zero; provided, however, that any portion of any Realized Loss (other than Excess Losses (defined below)) that would otherwise be allocated to the Class 1-A3, Class 1-A4 or Class 1-A5 Certificates in accordance with this paragraph will instead be allocated to the Class 1-A6 Certificates until the principal balance of the Class 1-A6 Certificates has been reduced to zero; provided further, however, that any portion of any Realized Loss (other than Excess Losses (defined below)) that would otherwise be allocated to the Class 1-A1 Certificates in accordance with this paragraph will instead be allocated to the Class 1-A2 Certificates, until the principal balance of the Class 1-A2 Certificates have been reduced to zero; provided further, however, that after the principal balance of the Class 1-A6 Certificates has been reduced to zero, any portion of any Realized Loss (other than Excess Losses (defined below)) that would otherwise be allocated to the Class 1-A3 Certificates in accordance with this paragraph will instead be allocated to the Class 1-A4 Certificates, until the principal balance of the Class 1-A4 Certificates have been reduced to zero; provided further, however, that any portion of any Realized Loss (other than Excess Losses (defined below)) that would otherwise be allocated to the Class 2-A1, Class 2-A2 or Class 2-A3 Certificates in accordance with this paragraph will instead be allocated to the Class 2-A4 Certificates until the principal balance of the Class 2-A4 Certificates has been reduced to zero; provided further, however, that, after the principal balance of the Class 2-A4 Certificates has been reduced to zero, any portion of any Realized Loss (other than Excess Losses (defined below)) that would otherwise be allocated to the Class 2-A1 Certificates in accordance with this paragraph will instead be allocated to the Class 2-A2 Certificates until the principal balance of the Class 2-A2 Certificates has been reduced to zero; provided further, however, that any portion of any Realized Loss (other than Excess Losses (defined below)) that would otherwise be allocated to the Class 3-A1 Certificates in accordance with this paragraph will instead be allocated to the Class 3-A2 Certificates until the principal balance of the Class 3-A2 Certificates has been reduced to zero; provided further, however, that any portion of any Realized Loss (other than Excess Losses (defined below)) that would otherwise be allocated to the Class 4-A1 Certificates in accordance with this paragraph will instead be allocated to the Class 4-A2 Certificates until the principal balance of the Class 4-A2 Certificates has been reduced to zero; provided further, however, that any portion of any Realized Loss (other than Excess Losses (defined below)) that would otherwise be allocated to the Class 5-A1 Certificates in accordance with this paragraph will instead be allocated to the Class 5-A2 Certificates until the principal balance of the Class 5-A2 Certificates has been reduced to zero; provided further, however, that any portion of any Realized Loss (other than Excess Losses (defined below)) that would otherwise be allocated to the Class 6-A1 Certificates in accordance with this paragraph will instead be allocated to the Class 6-A2 Certificates until the principal balance of the Class 6-A2 Certificates has been reduced to zero; provided further, however, that any portion of any Realized Loss (other than Excess Losses (defined below)) that would otherwise be allocated to the Class 7-A1 Certificates in accordance with this paragraph will instead be allocated to the Class 7-A2 Certificates until the principal balance of the Class 7-A2 Certificates has been reduced to zero; provided further, however, that any portion of any Realized Loss (other than Excess Losses (defined below)) that would otherwise be allocated to the Class 8-A1 Certificates in accordance with this paragraph will instead be allocated to the Class 8-A2 Certificates until the principal balance of the Class 8-A2 Certificates has been reduced to zero; provided further, however, that any portion of any Realized Loss (other than Excess Losses (defined below)) that would otherwise be allocated to the Class 9-A1 Certificates in accordance with this paragraph will instead be allocated to the Class 9-A2 Certificates until the principal balance of the Class 9-A2 Certificates has been reduced to zero; and, provided further, however, that any portion of any Realized Loss (other than Excess Losses (defined below)) that would otherwise be allocated to the Class 10-A1 Certificates in accordance with this paragraph will instead be allocated to the Class 10-A2 Certificates until the principal balance of the Class 10-A2 Certificates has been reduced to zero.

     A "REALIZED LOSS" is generally the amount, if any, with respect to any defaulted Mortgage Loan which has been liquidated in accordance with the Agreement, by which the unpaid principal balance and accrued interest thereon at a rate equal to the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of certain expenses) at the time such defaulted Mortgage Loan was liquidated.

     Excess Fraud Losses, Excess Bankruptcy Losses and Excess Special Hazard Losses (collectively, "EXCESS LOSSES") will be allocated to the Class A Certificates in the related Certificate Pool, the Class M Certificates and Class B Certificates, pro rata based upon their respective outstanding principal balances, multiplied in the case of the Class M and Class B Certificates by a fraction the numerator of which is the Pool II Subordinated Amount for the Group having such Excess Loss and the denominator of which is the sum of the Pool II Subordinated Amounts for all Groups.

     With respect to Mortgage Pool I, the aggregate amount of Realized Losses that may be allocated in connection with Special Hazard Losses (defined below) on the Mortgage Loans (the "POOL I SPECIAL HAZARD AMOUNT") to the Pool I Subordinated Certificates will initially be equal to approximately $26,416,725.65. As of each anniversary of the Cut-off Date, the Pool I Special Hazard Amount generally will be reduced, but not


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increased, to an amount equal to the lesser of (i) the Pool I Special Hazard
Amount as of the previous anniversary of the Cut-off Date less the sum of all amounts allocated to the Pool I Certificates in respect of Special Hazard Losses on the Pool I Mortgage Loans since such previous anniversary or (ii) the Pool I Adjustment Amount. The "ADJUSTMENT AMOUNT" with respect to each anniversary of the Cut-off Date will be equal to 1.00% multiplied by the aggregate outstanding principal balance of the Pool I Mortgage Loans.

     A "POOL I SPECIAL HAZARD LOSS" is a loss incurred in respect of any defaulted Pool I Mortgage Loan as a result of direct physical loss or damage to the Mortgaged Property, which is not insured against under the standard hazard insurance policy or blanket policy insuring against hazard losses which the Servicer is required to cause to be maintained on each Mortgage Loan. See "Servicing of the Mortgage Loans--Hazard Insurance" in the Prospectus.

     "POOL I EXCESS SPECIAL HAZARD LOSSES" are Pool I Special Hazard Losses in excess of the Pool I Special Hazard Amount.

     The aggregate amount of Realized Losses incurred on defaulted Pool I Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans ("POOL I FRAUD LOSSES") that may be allocated to the Pool I Subordinated Certificates (the "POOL I FRAUD LOSS AMOUNT") will initially be equal to approximately $79,250,176.95. The Pool I Fraud Loss Amount will be reduced, from time to time, by the amount of Pool I Fraud Losses allocated to the related Certificates. As of any date of determination after the Cut-off Date, the Pool I Fraud Loss Amount generally will be equal to (X) prior to the third anniversary of the Cut-off Date, an amount equal to (1) 1.00% of the aggregate principal balance of all of the Pool I Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated to the Pool I Certificates with respect to Pool I Fraud Losses on the Pool I Mortgage Loans since the most recent anniversary of the Cut-off Date up to such date of determination and (Y) from the third to (but excluding) the fifth anniversary of the Cut-off Date, an amount equal to (1) 0.50% of the aggregate principal balance of all of the Pool I Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated to the Pool I Certificates with respect to Pool I Fraud Losses on the Pool I Mortgage Loans since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Pool I Fraud Loss Amount will be zero.

     "POOL I EXCESS FRAUD LOSSES" are Pool I Fraud Losses in excess of the Pool I Fraud Loss Amount.

     The aggregate amount of Realized Losses that may be allocated in connection with Bankruptcy Losses on the Pool I Mortgage Loans (the "POOL I BANKRUPTCY AMOUNT") to the Pool I Subordinated Certificates will initially be equal to approximately $150,000.00. As of any date of determination, the Pool I Bankruptcy Amount will be reduced, from time to time, by the amount of the Bankruptcy Losses allocated to the Pool I Certificates.

     A "BANKRUPTCY LOSS" is a Deficient Valuation Reduction or a Debt Service Reduction. With respect to any Mortgage Loan, a "DEFICIENT VALUATION REDUCTION " is the amount, if any, by which a valuation by a court of competent jurisdiction of the Mortgaged Property is less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "DEBT SERVICE REDUCTION" is any reduction in the amount which a Mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

     "POOL I EXCESS BANKRUPTCY LOSSES" are Bankruptcy Losses in excess of the Pool I Bankruptcy Amount.

     Amounts actually paid at any time to the Class I-M and Class I-B Certificateholders in accordance with the terms of the Agreement will not be subsequently recoverable from the Class I-M and Class I-B Certificateholders.

ALLOCATION OF LOSSES WITH RESPECT TO MORTGAGE POOL II

     All Realized Losses on the Pool II Mortgage Loans (other than Excess Losses (defined below)) generally will be allocated first, to the Pool II Non-Offered Class B Certificates until the principal balance of the Pool II Non-Offered Class B Certificates has been reduced to zero; second, to the Class II-B2 Certificates until the principal balance of the Class II-B2 Certificates has been reduced to zero; third, to the Class II-B1 Certificates until the


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principal balance of the Class II-B1 Certificates has been reduced to zero;
fourth, to the Class II-M Certificates until the principal balance of the Class II-M Certificates has been reduced to zero; and fifth, to the Class II-A Certificates, allocated to the Class II-A Certificates related to the Mortgage Group experiencing such Realized Losses, until the aggregate principal balances of such Class II-A Certificates have been reduced to zero; provided, however, that any Realized Losses on the Pool II Mortgage Loans (other than Excess Losses (defined below)) that are allocated to the Class 11-A Certificates (other than the Class 11-A2 Certificates) directly in accordance with this paragraph will be allocated pro rata among the Class 11-A1 Components based upon their outstanding principal balances; provided further, however, that any portion of any Realized Loss (other than Excess Losses (defined below)) that would otherwise be allocated to the Class 11-A1, Class 11-M1, Class 11-L1, Class 11-A3, Class 11-A4, Class 11-A5, Class 11-M5, Class 11-L5, Class 11-A6, Class 11-A7, Class 11-A8, Class 11-M8 or Class 11-L8 Certificates in accordance with this paragraph will instead be allocated to the Class 11-A2 Certificates until the principal balance of the Class 11-A2 Certificates has been reduced to zero; provided further, however, that any portion of any Realized Loss (other than Excess Losses (defined below)) that would otherwise be allocated to the Class 12-A1, Class 12-A2, Class 12-A3, Class 12-M3 or Class 12-L3 Certificates in accordance with this paragraph will instead be allocated to the Class 12-A4 Certificates, until the principal balances of the Class 12-A4 Certificates have been reduced to zero; and provided further, however, that any portion of any Realized Loss (other than Excess Losses (defined below)) that would otherwise be allocated to the Class 13-A1, Class 13-A2, Class 13-M2 or Class 13-L2 Certificates in accordance with this paragraph will instead be allocated to the Class 13-A3 Certificates until the principal balance of the Class 13-A3 Certificates has been reduced to zero.

     A "REALIZED LOSS" is generally the amount, if any, with respect to any defaulted Mortgage Loan which has been liquidated in accordance with the Agreement, by which the unpaid principal balance and accrued interest thereon at a rate equal to the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of certain expenses) at the time such defaulted Mortgage Loan was liquidated.

     With respect to Mortgage Pool II, Excess Fraud Losses, Excess Bankruptcy Losses and Excess Special Hazard Losses (collectively, "EXCESS LOSSES") will be allocated to the Class A Certificates in the related Group, the Class II-M Certificates and Class II-B Certificates, pro rata based upon their respective outstanding principal balances, multiplied in the case of the Class II-M and Class II-B Certificates by a fraction the numerator of which is the Pool II Subordinated Amount for the Group having such Excess Loss and the denominator of which is the sum of the Pool II Subordinated Amounts for all Pool II Groups.

     With respect to Mortgage Pool II, the aggregate amount of Realized Losses that may be allocated in connection with Special Hazard Losses (defined below) on the Mortgage Loans (the "POOL II SPECIAL HAZARD AMOUNT") to the Pool II Subordinated Certificates will initially be equal to approximately $11,572,683.09. As of each anniversary of the Cut-off Date, the Pool II Special Hazard Amount generally will be reduced, but not increased, to an amount equal to the lesser of (i) the Pool II Special Hazard Amount as of the previous anniversary of the Cut-off Date less the sum of all amounts allocated to the Pool II Certificates in respect of Special Hazard Losses on the Pool II Mortgage Loans since such previous anniversary or (ii) the Pool II Adjustment Amount. The "ADJUSTMENT AMOUNT" with respect to each anniversary of the Cut-off Date will be equal to 1.00% multiplied by the aggregate outstanding principal balance of the Pool II Mortgage Loans.

     A "POOL II SPECIAL HAZARD LOSS" is a loss incurred in respect of any defaulted Pool II Mortgage Loan as a result of direct physical loss or damage to the Mortgaged Property, which is not insured against under the standard hazard insurance policy or blanket policy insuring against hazard losses which the Servicer is required to cause to be maintained on each Mortgage Loan. See "Servicing of the Mortgage Loans--Hazard Insurance" in the Prospectus.

     "POOL II EXCESS SPECIAL HAZARD LOSSES" are Pool II Special Hazard Losses in excess of the Pool II Special Hazard Amount.

     The aggregate amount of Realized Losses incurred on defaulted Pool II Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans ("POOL II FRAUD LOSSES") that may be allocated to the Pool II Subordinated Certificates (the "POOL II FRAUD LOSS AMOUNT") will initially be equal to approximately $33,705,129.21. The Pool II Fraud Loss Amount will be reduced, from time to time, by the amount of Pool II Fraud Losses allocated to the related Certificates. As of any date of determination after the Cut-off Date, the Pool II Fraud Loss Amount generally will be equal to (X) prior to the third anniversary of the Cut-off Date, an amount equal to (1)

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1.00% of the aggregate principal balance of all of the Pool II Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated to the Pool II Certificates with respect to Pool II Fraud Losses on the Pool II Mortgage Loans since the most recent anniversary of the Cut-off Date up to such date of determination and (Y) from the third to (but excluding) the fifth anniversary of the Cut-off Date, an amount equal to (1) 0.50% of the aggregate principal balance of all of the Pool II Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated to the Pool II Certificates with respect to Pool II Fraud Losses on the Pool II Mortgage Loans since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Pool II Fraud Loss Amount will be zero.

     "POOL II EXCESS FRAUD LOSSES" are Pool II Fraud Losses in excess of the Pool II Fraud Loss Amount.

     The aggregate amount of Realized Losses that may be allocated in connection with Bankruptcy Losses on the Pool II Mortgage Loans (the "POOL II BANKRUPTCY AMOUNT") to the Pool II Subordinated Certificates will initially be equal to approximately $284,255.08. As of any date of determination, the Pool II Bankruptcy Amount will be reduced, from time to time, by the amount of the Bankruptcy Losses allocated to the Pool II Certificates.

     A "BANKRUPTCY LOSS" is a Deficient Valuation Reduction or a Debt Service Reduction. With respect to any Mortgage Loan, a "DEFICIENT VALUATION REDUCTION " is the amount, if any, by which a valuation by a court of competent jurisdiction of the Mortgaged Property is less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "DEBT SERVICE REDUCTION" is any reduction in the amount which a Mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

     "POOL II EXCESS BANKRUPTCY LOSSES" are Bankruptcy Losses in excess of the Pool II Bankruptcy Amount.

     Amounts actually paid at any time to the Class II-M and Class II-B Certificateholders in accordance with the terms of the Agreement will not be subsequently recoverable from the Class II-M and Class II-B Certificateholders.

                        FEDERAL INCOME TAX CONSIDERATIONS

     The Seller intends to cause elections to be made to treat the Issuing Entity as including one or more real estate mortgage investment conduits ("REMICS") in a tiered structure for federal income tax purposes. The Offered Certificates (other than the Class A-R Certificate, Exchangeable Initial Certificates and Exchangeable Certificates) will represent regular interests in a REMIC. The Class A-R Certificate will represent the sole class of residual interest in each of the REMICs. The Exchangeable Initial Certificates and the Exchangeable Certificates will represent beneficial ownership of interests in certain underlying REMIC regular interests corresponding to those certificates.

     All Certificateholders (other than the holder of the Class A-R Certificate) will be required to use the accrual method of accounting with respect to interest income on the REMIC regular interests represented by the Certificates, regardless of their normal method of accounting. Holders of Offered Certificates that have original issue discount will be required to include amounts in income with respect to such Certificates in advance of the receipt of cash attributable to such income. The REMIC regular interests represented by the Class 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8, Class 11-F8, Class 12-S3, Class 12-F3, Class 13-S2 and Class 13-F2 Certificates will, and the REMIC regular interests represented by the other classes of Offered Certificates (other than the Class A-R Certificate) may, be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used in computing the amount and rate of accrual of original issue discount includible periodically with respect to the Offered Certificates will be 25% CPB. See " Prepayment and Yield Considerations." No representation is made that prepayments on the Mortgage Loans will occur at these rates or any other rate.

     The REMIC interests represented by the Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code and (ii) "real estate assets" within the meaning of section 856(c)(5)(B) of the

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Code, in each case to the extent described in this prospectus supplement and in the prospectus. Interest on the REMIC regular interests represented by the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code to the same extent that income of the REMICs (treating them as a single REMIC for this purpose) is income described in section 856(c)(3)(B) of the Code; provided, however, that, if at least 95 percent of the assets of the REMICs (treating them as a single REMIC for this purpose) are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, then all of the income on the REMIC regular interests represented by the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property."

     The current backup withholding rate is 28%. This rate is scheduled to adjust for taxable years after 2010.

ADDITIONAL CONSIDERATIONS FOR THE EXCHANGEABLE INITIAL CERTIFICATES AND EXCHANGEABLE CERTIFICATES

     The arrangement under which the Exchangeable Initial Certificates and Exchangeable Certificates are created (the "Exchangeable Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. Certain underlying REMIC regular interests will be the assets of the Exchangeable Pool, and each class of Exchangeable Initial Certificates and Exchangeable Certificates will represent beneficial ownership of an interest in one or more of such underlying REMIC regular interests or portions thereof corresponding to that class of Exchangeable Initial Certificates or Exchangeable Certificates. See the discussion under "Federal Income Tax Consequences--Tax Treatment of Exchangeable Certificates" in the prospectus. For purposes of that discussion, (i) the Class 11-A1, Class 11-A3, Class 11-A4, Class 11-A5, Class 11-A6, Class 11-A7, Class 11-A8, Class 12-A3 and Class 13-A2 Certificates will represent beneficial ownership of proportionate interests in the underlying REMIC regular interests corresponding to such classes of Certificates and (ii) the Class 11-M1, Class 11-S1, Class 11-L1, Class 11-F1, Class 11-M5, Class 11-S5, Class 11-L5, Class 11-F5, Class 11-M8, Class 11-S8, Class 11-L8, Class 11-F8, Class 12-M3, Class 12-S3, Class 12-L3, Class 12-F3, Class 13-M2, Class 13-S2, Class 13-L2 and Class 13-F2 Certificates will represent beneficial ownership of disproportionate interests in the underlying REMIC regular interests corresponding to such classes of Certificates.

     The exchange of an Exchangeable Certificate for the related Exchangeable Initial Certificates as described in this prospectus supplement under "Description of the Certificates--Exchangeable Certificates" will not be a taxable exchange. Rather, the investor will be treated as owning the same combination of proportional interests in the related underlying REMIC regular interests as such investor was treated as owning prior to the exchange. See "Federal Income Tax Consequences--Tax Treatment of Exchangeable Certificates" in the prospectus.

CLASS A-R CERTIFICATE

     The holder of the Class A-R Certificate must include the taxable income or loss of the REMICs in determining its federal taxable income. The Class A-R Certificate will remain outstanding for federal income tax purposes until there are no Certificates of any other class outstanding. Prospective investors are cautioned that the Class A-R Certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includible by the holder of the Class A-R Certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The Class A-R Certificate will be considered a "NONECONOMIC RESIDUAL INTEREST," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfer of the Class A-R Certificate will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due, (iv) will not cause income from the Class A-R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the

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transferee or another U.S. taxpayer and (v) will not transfer the Class A-R
Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Additionally, the Class A-R Certificate generally may not be transferred to certain persons who are not U.S. Persons (as defined in this prospectus supplement). See "Description of the Certificates--Restrictions on Transfer of the Class A-R Certificate" in this prospectus supplement and "Federal Income Tax Consequences--REMIC Certificates; --Income from Residual Certificates; --Taxation of Certain Foreign Investors; --Transfers of Residual Certificates" in the prospectus.

     An individual, trust or estate that holds the Class A-R Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Trust Fund in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class A-R Certificate may not be recovered until termination of the Trust Fund. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class A-R Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize as income any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The Internal Revenue Service may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the Internal Revenue Service. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the Class A-R Certificate should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R Certificate may be significantly lower than would be the case if the Class A-R Certificate were taxed as a debt instrument, or may be negative.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" in the prospectus.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibits "DISQUALIFIED PERSONS" with respect to a plan subject thereto (collectively, a "PLAN") from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans subject to that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans subject to Title I of ERISA in certain circumstances. Any Plan fiduciary proposing to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the Offered Certificates. The Class A-R Certificate may not be acquired by a Plan. Therefore, references in the following discussion to the Offered Certificates do not apply, in general, to the Class A-R Certificates. See "ERISA Considerations" in the prospectus.

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     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA Considerations described in this prospectus supplement and in the prospectus, subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary deciding whether to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted JPMorgan Chase & Co. and its Affiliates an exemption (Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14797 (March 28, 2002), as amended) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

     Among the general conditions that must be satisfied for the Exemption to apply are the following:

     (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund, other than in the case of Designated Transactions;

     (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (or in the case of Designated Transactions, four) highest generic rating categories by a Rating Agency identified in the Exemption, such as Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("MOODY'S") or Fitch Inc. ("FITCH");

     (4) the Trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

     (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Seller for the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement in which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

     (6) the Plan investing in the certificates is an "ACCREDITED INVESTOR" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Trust Fund must also meet the following requirements:

     (1) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     (2) certificates in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest rating categories of Fitch Ratings, Moody's or S&P for at least one year prior to the Plan's acquisition of certificates; and

     (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group) to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements:

     (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group at least fifty percent (50%) of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

     (2) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

     (3) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

     (4) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The term "DESIGNATED TRANSACTION" means a transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real estate or leasehold interests therein this prospectus supplement. The term "RESTRICTED GROUP" means the following entities (or any affiliate of any such entity): (a) either Seller, (b) the Underwriter,
(c) the Trustee, (d) the Servicer or (e) any obligor with respect to obligations or receivables included in either Seller constituting more than five percent of the aggregate unamortized principal balance of the assets in such Seller.

     Except as described below, it is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

     When the holder of the Exchangeable Initial Certificates in any Exchangeable Combination exchanges all or part of each class of such Exchangeable Initial Certificates for a proportionate interest in the related Exchangeable Certificates, the Exchangeable Certificates received will be eligible for relief under the Exemption to the same extent as the Exchangeable Initial Certificates exchanged, provided that all applicable provisions of the Exemption are satisfied, including but not limited to, the requirement that the rating of the Exchangeable Certificates from one Rating Agency at the time of such exchange is at least investment grade. If such rating is below investment grade, the Exchangeable Certificates may generally be acquired by an insurance company general account, as defined in Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60, if the acquisition and holding of the Exchangeable Certificates are covered and exempt under Sections I and III of PTCE 95-60.

     Because the characteristics of the Class A-R Certificate may not meet the requirements of the Exemption or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the Class A-R Certificate. Consequently, transfers of the Class A-R Certificate will not be registered by the Trustee unless the Trustee receives a representation from the transferee of the Class A-R Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that the transferee is not a Plan and is not directly or indirectly acquiring the Class A-R Certificate for, on behalf of or with any assets of any such Plan. Any purported transfer of the Class A-R Certificate or any interest therein in violation of such representation shall be void and of no effect, and the next preceding permitted beneficial owner will be treated as the beneficial owner of the Class A-R Certificate. The Trustee (or its agent or payment agent) shall be entitled, but not obligated, to recover from any holder of the Class A-R Certificate that was in fact a Plan and that held such Certificate in violation of such representation all payments made on such Class A-R Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to such last preceding beneficial owner.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption and PTE 83-1 (described in the prospectus), and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of ERISA, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of Certificates to a Plan is in no respect a representation by the Seller or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                            LEGAL INVESTMENT MATTERS

     The Class A and Class M Certificates offered by this prospectus supplement will constitute "MORTGAGE RELATED SECURITIES" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or federal or state banking, insurance or other regulatory authorities should review applicable rules, supervisory policies and guidelines, since certain restrictions may apply to investments in such classes. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether, and to what extent, the Class A and Class M Certificates constitute legal investments for such investors. See "Legal Investment Matters" in the prospectus.

     The Class B-1 and Class B-2 Certificates will not constitute "MORTGAGE RELATED SECURITIES" under SMMEA. The appropriate characterization of the Class B-1 and Class B-2 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class B-1 and Class B-2 Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class B-1 and Class B-2 Certificates will constitute legal investments for them.

     Except as to the status of the Class A and Class M Certificates as "MORTGAGE RELATED SECURITIES," no representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

                                 USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans.

                              PLAN OF DISTRIBUTION

     An underwriting agreement between the Depositor and the Underwriter governs the sale of the Offered Certificates. The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the Offered Certificates, before deducting expenses estimated to be $1,064,679.22, will be approximately 98.38% of the initial aggregate principal balance of the Offered Certificates. Under the underwriting agreement, the Underwriter has agreed to take and pay for all of the offered certificates, if any are taken. The Underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the Depositor and the proceeds from the sale of the Offered Certificates realized by the Underwriter will constitute underwriting discounts and commissions.

     The Depositor has agreed to indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, that are based on a claim that the prospectus, this prospectus supplement or the related registration statement, as from time to time amended or supplemented, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Depositor by the Underwriter).

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Dechert LLP, New York, New York and for the Underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Depositor by Dechert LLP.

                                     RATINGS

     It is a condition of the issuance of the Offered Certificates that they be rated as indicated on page S-5 by S&P ("S&P"), Fitch ("FITCH") and/or Moody's ("MOODY'S," and, together with S&P and Fitch, the "RATING AGENCIES"), as applicable.

     The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related Certificateholders under the Agreement. Such ratings take into consideration the credit quality of the related certificates, including any credit support providers, structural and legal aspects associated with such Offered Certificates, and to the extent to which the payment stream on the related Mortgage Group(s) is adequate to make the payments required by such Offered Certificates. Ratings on such Offered Certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

     The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agencies.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies and the Depositor has not provided information relating to the Offered Certificates offered by this prospectus supplement or the Mortgage Loans to any rating agency other than Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if another rating agency rates the Offered Certificates, what rating would be assigned to the Offered Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Offered Certificates may be lower than the rating assigned to the Offered Certificates by any, or all, of S&P, Fitch and Moody's.

     The rating assigned by Fitch and Moody's to the 11-S1, Class 11-F1, Class 11-S5, Class 11-F5, Class 11-S8, Class 11-F8, Class 12-S3, Class 12-F3, Class 13-S2 and Class 13-F2 Certificates do not address whether investors will recoup their initial investments.

     The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

     The rating assigned by the Rating Agencies to the Class A-R Certificate only addresses the return of the principal balance of such class and interest thereon at the applicable Certificate Rate.

                             INDEX OF DEFINED TERMS

1-Year CMT .............................................................    S-90
1-Year LIBOR ...........................................................    S-90
Accounts ...............................................................    S-37
Accredited Investor ....................................................   S-191
Adjustment Amount ......................................................   S-186
Advance ................................................................   S-138
Agreement ..............................................................    S-37
Assessment of Compliance ...............................................   S-140
Attestation Report .....................................................   S-140
Authenticating Agent ...................................................   S-136
Bank ...................................................................   S-140
Bankruptcy Loss ........................................................   S-186
BNY ....................................................................   S-142
Book-Entry Certificates ................................................   S-147
Cede ...................................................................   S-147
Certificate Account ....................................................   S-138
Certificate Group ......................................................   S-167
Certificate Owner ......................................................   S-147
Certificate Rate .......................................................   S-161
CHF ....................................................................   S-127
Class 1-A Certificates .................................................   S-146
Class 1-A Optimal Principal Amount .....................................   S-165
Class 1-A Percentage ...................................................   S-166
Class 1-A Prepayment Percentage ........................................   S-167
Class 1-A Principal Balance ............................................   S-166
Class 1-A Subordinated Percentage ......................................   S-168
Class 1-A Subordinated Prepayment Percentage ...........................   S-168
Class 2-A Certificates .................................................   S-146
Class 2-A Optimal Principal Amount .....................................   S-165
Class 2-A Percentage ...................................................   S-166
Class 2-A Prepayment Percentage ........................................   S-167
Class 2-A Principal Balance ............................................   S-166
Class 2-A Subordinated Percentage ......................................   S-168
Class 2-A Subordinated Prepayment Percentage ...........................   S-168
Class 3 Certificates ...................................................   S-146
Class 3-A Optimal Principal Amount .....................................   S-165
Class 3-A Percentage ...................................................   S-166
Class 3-A Prepayment Percentage ........................................   S-167
Class 3-A Principal Balance ............................................   S-166
Class 3-A Subordinated Percentage ......................................   S-168
Class 3-A Subordinated Prepayment Percentage ...........................   S-168
Class 4-A Certificates .................................................   S-147
Class 4-A Optimal Principal Amount .....................................   S-165
Class 4-A Percentage ...................................................   S-166
Class 4-A Prepayment Percentage ........................................   S-167
Class 4-A Principal Balance ............................................   S-166
Class 4-A Subordinated Percentage ......................................   S-168
Class 4-A Subordinated Prepayment Percentage ...........................   S-168
Class 5-A Certificates .................................................   S-147
Class 5-A Optimal Principal Amount .....................................   S-165
Class 5-A Percentage ...................................................   S-166
Class 5-A Prepayment Percentage ........................................   S-166
Class 5-A Principal Balance ............................................   S-166
Class 5-A Subordinated Percentage ......................................   S-168
Class 5-A Subordinated Prepayment Percentage ...........................   S-168
Class 6-A Certificates .................................................   S-147
Class 6-A Optimal Principal Amount .....................................   S-165
Class 6-A Percentage ...................................................   S-166
Class 6-A Prepayment Percentage ........................................   S-167
Class 6-A Principal Balance ............................................   S-166
Class 6-A Subordinated Percentage ......................................   S-168
Class 6-A Subordinated Prepayment Percentage ...........................   S-168
Class 7-A Certificates .................................................   S-147
Class 7-A Optimal Principal Amount .....................................   S-165
Class 7-A Percentage ...................................................   S-166
Class 7-A Prepayment Percentage ........................................   S-167
Class 7-A Principal Balance ............................................   S-166
Class 7-A Subordinated Percentage ......................................   S-168
Class 7-A Subordinated Prepayment Percentage ...........................   S-168
Class 8-A Certificates .................................................   S-146
Class 8-A Optimal Principal Amount .....................................   S-165
Class 8-A Percentage ...................................................   S-166
Class 8-A Prepayment Percentage ........................................   S-167
Class 8-A Principal Balance ............................................   S-166
Class 8-A Subordinated Percentage ......................................   S-168
Class 8-A Subordinated Prepayment Percentage ...........................   S-168
Class 9-A Certificates .................................................   S-146
Class 9-A Optimal Principal Amount .....................................   S-165
Class 9-A Percentage ...................................................   S-166
Class 9-A Prepayment Percentage ........................................   S-167
Class 9-A Principal Balance ............................................   S-166
Class 9-A Subordinated Percentage ......................................   S-168
Class 9-A Subordinated Prepayment Percentage ...........................   S-168
Class 10-A Certificates ................................................   S-147
Class 10-A Optimal Principal Amount ....................................   S-165
Class 10-A Percentage ..................................................   S-166
Class 10-A Prepayment Percentage .......................................   S-167
Class 10-A Principal Balance ...........................................   S-166
Class 10-A Subordinated Percentage .....................................   S-168
Class 10-A Subordinated Prepayment Percentage ..........................   S-168

Class 11-A Certificates ................................................   S-148
Class 11-A Optimal Principal Amount ....................................   S-180
Class 11-A Percentage ..................................................   S-180
Class 11-A Prepayment Percentage .......................................   S-180
Class 11-A Principal Balance ...........................................   S-180
Class 11-A Subordinated Percentage .....................................   S-182
Class 11-A Subordinated Prepayment Percentage ..........................   S-182
Class 11-A1 Component A ................................................   S-178
Class 11-A1 Component B ................................................   S-178
Class 11-A1 Component C ................................................   S-178
Class 11-A1 Component D ................................................   S-178
Class 11-A1 Component E ................................................   S-178
Class 11-A1 Component F ................................................   S-178
Class 11-A1 Components .................................................   S-178
Class 11-F1 Notional Amount ............................................   S-175
Class 11-F5 Notional Amount ............................................   S-175
Class 11-F8 Notional Amount ............................................   S-175
Class 11-S1 Notional Amount ............................................   S-175
Class 11-S5 Notional Amount ............................................   S-175
Class 11-S8 Notional Amount ............................................   S-175
Class 12-A Certificates ................................................   S-148
Class 12-A Optimal Principal Amount ....................................   S-180
Class 12-A Percentage ..................................................   S-180
Class 12-A Prepayment Percentage .......................................   S-180
Class 12-A Principal Balance ...........................................   S-180
Class 12-A Subordinated Percentage .....................................   S-182
Class 12-A Subordinated Prepayment Percentage ..........................   S-182
Class 12-F3 Notional Amount ............................................   S-175
Class 12-S3 Notional Amount ............................................   S-175
Class 13-A Certificates ................................................   S-148
Class 13-A Optimal Principal Amount ....................................   S-180
Class 13-A Percentage ..................................................   S-180
Class 13-A Prepayment Percentage .......................................   S-180
Class 13-A Principal Balance ...........................................   S-180
Class 13-A Subordinated Percentage .....................................   S-182
Class 13-A Subordinated Prepayment Percentage ..........................   S-182
Class 13-F2 Notional Amount ............................................   S-175
Class 13-S2 Notional Amount ............................................   S-175
Class I-A Certificates .................................................   S-147
Class I-A Optimal Principal Amount .....................................   S-165
Class I-A Percentage ...................................................   S-146
Class I-A Prepayment Percentage ........................................   S-167
Class I-A Principal Balance ............................................   S-166
Class I-B Certificates .................................................   S-147
Class II-A Certificates ................................................   S-148
Class II-A Optimal Principal Amount ....................................   S-180
Class II-A Percentage ..................................................   S-148
Class II-A Prepayment Percentage .......................................   S-180
Class II-A Principal Balance ...........................................   S-180
Class II-B Certificates ................................................   S-148
Class I-B1 Percentage ..................................................   S-146
Class I-B2 Percentage ..................................................   S-146
Class II-B1 Percentage .................................................   S-148
Class II-B2 Percentage .................................................   S-148
Class II-M Percentage ..................................................   S-148
Class I-M Percentage ...................................................   S-146
Clearstream Luxembourg .................................................   S-149
Code ...................................................................   S-152
Collection Account .....................................................   S-138
Compensating Interest ..................................................   S-137
CPB ....................................................................    S-92
CPR ....................................................................    S-92
Credit Scores ..........................................................    S-41
Custodian ..............................................................    S-37
Cut-off Date ...........................................................    S-37
Debt Service Reduction .................................................   S-186
Deficiency Amount ......................................................   S-157
Deficient Valuation Reduction ..........................................   S-186
Definitive Certificates ................................................   S-152
Depositor ..............................................................    S-37
Designated Transaction .................................................   S-192
Disqualified Persons ...................................................   S-190
Distribution Date ......................................................   S-154
DTC ....................................................................   S-147
Due Date ...............................................................    S-41
ERISA ..................................................................   S-190
Euroclear ..............................................................   S-149
Euroclear Operator .....................................................   S-151
European Depositories ..................................................   S-149
Excess Losses ..........................................................   S-185
Exchangeable Certificates ..............................................   S-153
Exchangeable Initial Certificates ......................................   S-153
Exchangeable Combinations ..............................................   S-153
Exemption ..............................................................   S-191
Financial Intermediary .................................................   S-149
Fitch ..................................................................   S-191
Group 1 Mortgage Loans .................................................    S-38
Group 1 Net WAC ........................................................   S-162
Group 1 Subordinated Amount ............................................   S-162
Group 2 Mortgage Loans .................................................    S-38
Group 2 Net WAC ........................................................   S-162
Group 2 Subordinated Amount ............................................   S-163
Group 3 Mortgage Loans .................................................    S-38
Group 3 Net WAC ........................................................   S-162
Group 3 Subordinated Amount ............................................   S-163
Group 4 Mortgage Loans .................................................    S-38
Group 4 Net WAC ........................................................   S-162
Group 4 Subordinated Amount ............................................   S-163
Group 5 Mortgage Loans .................................................    S-38
Group 5 Net WAC ........................................................   S-162
Group 5 Subordinated Amount ............................................   S-163
Group 6 Mortgage Loans .................................................    S-38
Group 6 Net WAC ........................................................   S-162
Group 6 Subordinated Amount ............................................   S-163
Group 7 Mortgage Loans .................................................    S-39
Group 7 Net WAC ........................................................   S-162
Group 7 Subordinated Amount ............................................   S-163
Group 8 Mortgage Loans .................................................    S-39
Group 8 Net WAC ........................................................   S-162

Group 8 Subordinated Amount ............................................   S-163
Group 9 Mortgage Loans .................................................    S-39
Group 9 Net WAC ........................................................   S-162
Group 9 Subordinated Amount ............................................   S-163
Group 10 Mortgage Loans ................................................    S-40
Group 10 Net WAC .......................................................   S-162
Group 10 Subordinated Amount ...........................................   S-163
Group 11 Mortgage Loans ................................................    S-41
Group 11 Net WAC .......................................................   S-174
Group 11 Subordinated Amount ...........................................   S-174
Group 12 Mortgage Loans ................................................    S-41
Group 12 Net WAC .......................................................   S-177
Group 12 Subordinated Amount ...........................................   S-178
Group 13 Mortgage Loans ................................................    S-41
Group 13 Net WAC .......................................................   S-177
Group 13 Subordinated Amount ...........................................   S-178
Interest Accrual Amount ................................................   S-160
Interest Accrual Period ................................................   S-161
Interest Shortfall .....................................................   S-160
Issuing Entity .........................................................    S-37
JPMAC ..................................................................   S-143
JPMorgan ...............................................................    S-37
JPMorgan Chase .........................................................   S-134
Liquidated Mortgage Loan ...............................................   S-166
Monthly Payments .......................................................    S-41
Moody's ................................................................   S-191
Mortgage Group .........................................................   S-155
Mortgage Group 1 .......................................................    S-38
Mortgage Group 2 .......................................................    S-38
Mortgage Group 3 .......................................................    S-38
Mortgage Group 4 .......................................................    S-38
Mortgage Group 5 .......................................................    S-38
Mortgage Group 6 .......................................................    S-38
Mortgage Group 7 .......................................................    S-38
Mortgage Group 8 .......................................................    S-38
Mortgage Group 9 .......................................................    S-38
Mortgage Group 10 ......................................................    S-38
Mortgage Group 11 ......................................................    S-40
Mortgage Group 12 ......................................................    S-40
Mortgage Group 13 ......................................................    S-40
Mortgage Loan Schedule .................................................   S-136
Mortgage Loans .........................................................    S-37
Mortgage Note ..........................................................    S-37
Mortgage Pool ..........................................................    S-37
Mortgage Pool I ........................................................    S-37
Mortgage Pool II .......................................................    S-37
Mortgage Pools .........................................................    S-37
Mortgage Rate ..........................................................   S-159
Mortgage Related Securities ............................................   S-193
Mortgaged Properties ...................................................    S-37
Net Mortgage Rate ......................................................   S-159
Noneconomic Residual Interest ..........................................   S-189
Non-recoverable Advance ................................................   S-138
Non-Supported Interest Shortfall .......................................   S-138
Offered Certificates ...................................................   S-147
Original Subordinated Principal Balance ................................   S-167
Originator .............................................................   S-141
Overcollateralized Group ...............................................   S-158
Participant ............................................................   S-150
Paying Agent ...........................................................    S-37
Plan ...................................................................   S-190
Pool I Aggregate Subordinated Amount ...................................   S-163
Pool I Aggregate Subordinated Percentage ...............................   S-158
Pool I Available Distribution Amount ...................................   S-155
Pool I Bankruptcy Amount ...............................................   S-186
Pool I Certificates ....................................................   S-159
Pool I Credit Support Depletion Date ...................................   S-159
Pool I Excess Bankruptcy Losses ........................................   S-186
Pool I Excess Fraud Losses .............................................   S-186
Pool I Excess Special Hazard Losses ....................................   S-186
Pool I Final Scheduled Distribution Date ...............................   S-147
Pool I Fraud Loss Amount ...............................................   S-186
Pool I Fraud Losses ....................................................   S-186
Pool I Modeling Assumptions ............................................    S-92
Pool I Mortgage Group ..................................................    S-38
Pool I Mortgage Loans ..................................................    S-37
Pool I Mortgage Note ...................................................    S-37
Pool I Non-Offered Class B Certificates ................................   S-159
Pool I Non-Offered Class B Percentage ..................................   S-146
Pool I Offered Certificates ............................................    S-88
Pool I Original Subordinated Principal Balance .........................   S-167
Pool I Privately-Offered Certificates ..................................   S-147
Pool I Senior Certificates .............................................   S-147
Pool I Special Hazard Amount ...........................................   S-185
Pool I Special Hazard Loss .............................................   S-186
Pool I Subordinated Amount .............................................   S-163
Pool I Subordinated Certificates .......................................   S-146
Pool I Subordinated Optimal Principal Amount ...........................   S-168
Pool I Subordinated Percentage .........................................   S-168
Pool I Subordinated Prepayment Percentage ..............................   S-168
Pool II Aggregate Subordinated Percentage ..............................   S-172
Pool II Available Distribution Amount ..................................   S-170
Pool II Bankruptcy Amount ..............................................   S-188
Pool II Certificateholders .............................................   S-101
Pool II Certificates ...................................................   S-173
Pool II Credit Support .................................................   S-183
Pool II Credit Support Depletion Date ..................................   S-173
Pool II Excess Bankruptcy Losses .......................................   S-188
Pool II Excess Fraud Losses ............................................   S-188
Pool II Excess Special Hazard Losses ...................................   S-187
Pool II Final Scheduled Distribution Date ..............................   S-149
Pool II Fraud Loss Amount ..............................................   S-187
Pool II Fraud Losses ...................................................   S-187
Pool II Modeling Assumptions ...........................................   S-105
Pool II Mortgage Group .................................................    S-40
Pool II Mortgage Loans .................................................    S-40
Pool II Non-Offered Class B Certificates ...............................   S-173
Pool II Non-Offered Class B Percentage .................................   S-148

Pool II Offered Certificates ...........................................   S-101
Pool II Original Subordinated Principal Balance ........................   S-181
Pool II Privately-Offered Certificates .................................   S-148
Pool II Senior Certificates ............................................   S-148
Pool II Special Hazard Amount ..........................................   S-187
Pool II Special Hazard Loss ............................................   S-187
Pool II Subordinated Amount ............................................   S-178
Pool II Subordinated Certificates ......................................   S-148
Pool II Subordinated Optimal Principal Amount ..........................   S-182
Pool II Subordinated Percentage ........................................   S-182
Pool II Subordinated Prepayment Percentage .............................   S-182
Prepayment Interest Shortfall ..........................................   S-137
Principal Prepayment Period ............................................   S-155
Rating Agencies ........................................................   S-194
Realized Loss ..........................................................   S-185
Record Date ............................................................   S-154
Regulation AB ..........................................................   S-140
Relevant Depository ....................................................   S-149
REMICs .................................................................   S-188
Restricted Group .......................................................    S-92
Rules ..................................................................   S-150
S&P ....................................................................   S-191
Scheduled Principal Balance ............................................   S-161
Seller .................................................................   S-143
Servicer ...............................................................    S-37
Servicer Remittance Date ...............................................   S-138
Servicing Fee ..........................................................   S-137
Servicing Fee Rate .....................................................   S-137
SMMEA ..................................................................   S-193
Sponsor ................................................................   S-142
Subservicers ...........................................................    S-37
Trustee ................................................................    S-37
Undercollateralized Group ..............................................   S-158
U.S. Person ............................................................   S-153

                                    ANNEX A:
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Chase Mortgage Finance Trust, Multi-Class Mortgage Pass-Through Certificates, Series 2007-A1 (the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven-calendar-day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset-backed certificate issues.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Relevant Depositories of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holder meets certain requirements and delivers appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Relevant Depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset-backed certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificate issues in same-day funds.

     Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depository, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.

     The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear account) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the United States from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. WITHHOLDING AGENT") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I. the Trustee or the U.S. withholding agent receives a statement--

     (a) from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that--

          (i)  is signed by the certificateholder under penalty of perjury,

          (ii) certifies that such owner is not a United States person, and

          (iii) provides the name and address of the certificateholder, or

     (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

          (i) is signed under penalty of perjury by an authorized representative of the financial institution,

          (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

          (iii) provides the name and address of the certificateholder, and

          (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

IV. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the IRS (for example, "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

     A holder holding book-entry certificates through Clearstream Luxembourg or Euroclear provides the forms and statements referred to above by submitting them to the person through which the holder holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     In addition, all holders holding book-entry certificates through Clearstream Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder:

I provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "United States persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

     The term "United States person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered United States persons.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    ANNEX B:
                 PERMITTED EXCHANGEABLE CERTIFICATE COMBINATIONS

         EXCHANGEABLE INITIAL CERTIFICATES                           EXCHANGEABLE CERTIFICATES
---------------------------------------------------   -------------------------------------------------------
                     ORIGINAL                                           RELATED MAXIMUM
EXCHANGEABLE       CERTIFICATE                        EXCHANGEABLE   CERTIFICATE PRINCIPAL
COMBINATIONS     RINCIPAL AMOUNT        COUPON           CLASSES             AMOUNT               COUPON
------------     ---------------   ----------------   ------------   ---------------------   ----------------
 EXCHANGEABLE
 COMBINATION 1
  Class 11-A1      613,032,000     Group 11 Net WAC    Class 11-M1      $613,032,000                (2)
                                                       Class 11-S1      $613,032,000 (1)            (3)

 EXCHANGEABLE
 COMBINATION 2
  Class 11-A1      613,032,000     Group 11 Net WAC    Class 11-L1      $613,032,000                (4)
                                                       Class 11-F1      $613,032,000 (1)            (5)

 EXCHANGEABLE
 COMBINATION 3
  Class 11-A1      613,032,000     Group 11 Net WAC    Class 11-A3      $240,557,395         Group 11 Net WAC
                                                       Class 11-A4      $210,518,605         Group 11 Net WAC
                                                       Class 11-A5      $161,956,000         Group 11 Net WAC

 EXCHANGEABLE
 COMBINATION 4
  Class 11-A5      161,956,000     Group 11 Net WAC    Class 11-M5      $161,956,000                (2)
                                                       Class 11-S5      $161,956,000 (1)            (3)

 EXCHANGEABLE
 COMBINATION 5
  Class 11-A5      161,956,000     Group 11 Net WAC    Class 11-L5      $161,956,000                (4)
                                                       Class 11-F5      $161,956,000 (1)            (5)

 EXCHANGEABLE
 COMBINATION 6
  Class 11-A1      613,032,000     Group 11 Net WAC    Class 11-A6      $390,720,000         Group 11 Net WAC
                                                       Class 11-A7      $ 82,864,000         Group 11 Net WAC
                                                       Class 11-A8      $139,448,000         Group 11 Net WAC

 EXCHANGEABLE
 COMBINATION 7
  Class 11-A8      139,448,000     Group 11 Net WAC    Class 11-M8      $139,448,000                (2)
                                                       Class 11-S8      $139,448,000 (1)            (3)

 EXCHANGEABLE
 COMBINATION 8

         EXCHANGEABLE INITIAL CERTIFICATES                           EXCHANGEABLE CERTIFICATES
---------------------------------------------------   -------------------------------------------------------
                     ORIGINAL                                           RELATED MAXIMUM
EXCHANGEABLE       CERTIFICATE                        EXCHANGEABLE   CERTIFICATE PRINCIPAL
COMBINATIONS     RINCIPAL AMOUNT        COUPON           CLASSES             AMOUNT               COUPON
------------     ---------------   ----------------   ------------   ---------------------   ----------------
  Class 11-A8      139,448,000     Group 11 Net WAC    Class 11-L8      $139,448,000                (4)
                                                       Class 11-F8      $139,448,000 (1)            (5)
 EXCHANGEABLE
 COMBINATION 9
     12-A3          50,197,000     Group 12 Net WAC       12-M3         $50,197,000                (6)
                                                          12-S3         $50,197,000 (1)            (3)
 EXCHANGEABLE
COMBINATION 10
     12-A3          50,197,000     Group 12 Net WAC       12-L3         $50,197,000                (7)
                                                          12-F3         $50,197,000 (1)            (5)
 EXCHANGEABLE
COMBINATION 11
     13-A2          58,967,000     Group 13 Net WAC       13-M2         $58,967,000                (8)
                                                          13-S2         $58,967,000 (1)            (3)
 EXCHANGEABLE
COMBINATION 12
     13-A2          58,967,000     Group 13 Net WAC       13-L2         $58,967,000                (9)
                                                          13-F2         $58,967,000 (1)            (5)

FOR A DESCRIPTION OF THE PRIORITY OF PRINCIPAL PAYMENTS TO THE EXCHANGEABLE CERTIFICATES SEE "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

(1) Notional Amount.

(2) The Certificate Rate on the Class 11-M1, Class 11-M5 and Class 11-M8 Certificates will be a per annum rate equal to the greater of (a) (i) the Group 11 Net WAC (as defined in this prospectus supplement) minus (ii) 0.25% and (b) zero. The Certificate Rate on the Class 11-M1, Class 11-M5 and Class 11-M8 Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 5.436% per annum. Commencing with the Interest Accrual Period related to the Distribution Date in March 2012, the Certificate Rate on the Class 11-M1, Class 11-M5 and Class 11-M8 Certificates will be a per annum rate equal to the Group 11 Net WAC (as defined in this prospectus supplement);

(3) The Certificate Rate on the Class 11-S1, Class 11-S5, Class 11-S8, Class 12-S3 and Class 13-S2 Certificates for the Interest Accrual Period related to the first Distribution date is expect to be approximately 0.25% per annum. Commencing with the Interest Accrual Period related to the Distribution Date in March 2012, the Certificate Rate on the Class 11-S1, Class 11-S5 and Class 11-S8 Certificates will be zero and the Class 11-S1, Class 11-S5 and Class 11-S8 Certificates will no longer be entitled to receive distributions of interest. Commencing with the Interest Accrual Period related to the Distribution Date in March 2014, the Certificate Rate on the Class 12-S3 Certificates will be zero and the Class 12-S3 Certificates will no longer be entitled to receive distributions of interest.

Commencing with the Interest Accrual Period related to the Distribution Date in March 2017, the Certificate Rate on the Class 13-S2 Certificates will be zero and the Class 13-S2 Certificates will no longer be entitled to receive distributions of interest;

(4) The Certificate Rate on the Class 11-L1, Class 11-L5 and Class 11-L8 Certificates Certificates will be a per annum rate equal to the greater of (a)
(i) the Group 11 Net WAC (as defined in this prospectus supplement) minus (ii) 0.50% and (b) zero. The Certificate Rate on the 11-L1, Class 11-L5 and Class 11-L8 Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 5.186% per annum. Commencing with the Interest Accrual Period related to the Distribution Date in March 2012, the Certificate Rate on the Class 11-L1, Class 11-L5 and Class 11-L8 Certificates be a per annum rate equal to the Group 11 Net WAC (as defined in this prospectus supplement);

(5) The Certificate Rate on the Class 11-F1, Class 11-F5, Class 11-F8, Class 12-F3 and Class 13-F2 Certificates for the Interest Accrual Period related to the first Distribution date is expect to be approximately 0.50% per annum. Commencing with the Interest Accrual Period related to the Distribution Date in March 2012, the Certificate Rate on the Class 11-F1, Class 11-F5 and Class 11-F8 Certificates will be zero and the Class 11-F1, Class 11-F5 and Class 11-F8 Certificates will no longer be entitled to receive distributions of interest. Commencing with the Interest Accrual Period related to the Distribution Date in March 2014, the Certificate Rate on the Class 12-F3 Certificates will be zero and the Class 12-F3 Certificates will no longer be entitled to receive distributions of interest. Commencing with the Interest Accrual Period related to the Distribution Date in March 2017, the Certificate Rate on the Class 13-F2 Certificates will be zero and the Class 13-F2 Certificates will no longer be entitled to receive distributions of interest;

(6) The Certificate Rate on the Class 12-M3 Certificates will be a per annum rate equal to the greater of (a) (i) the Group 12 Net WAC (as defined in this prospectus supplement) minus (ii) 0.25% and (b) zero. The Certificate Rate on the Class 12-M3 Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 5.696% per annum. Commencing with the Interest Accrual Period related to the Distribution Date in March 2014, the Certificate Rate on the Class 12-M3 Certificates will be a per annum rate equal to the Group 12 Net WAC (as defined in this prospectus supplement);

(7) The Certificate Rate on the Class 12-L3 Certificates will be a per annum rate equal to the greater of (a) (i) the Group 12 Net WAC (as defined in this prospectus supplement) minus (ii) 0.50% and (b) zero. The Certificate Rate on the Class 12-L3 Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 5.446% per annum. Commencing with the Interest Accrual Period related to the Distribution Date in March 2014, the Certificate Rate on the Class 12-L3 Certificates be a per annum rate equal to the Group 12 Net WAC (as defined in this prospectus supplement);

(8) The Certificate Rate on the Class 13-M2 Certificates will be a per annum rate equal to the greater of (a) (i) the Group 13 Net WAC (as defined in this prospectus supplement) minus (ii) 0.25% and (b) zero. The Certificate Rate on the Class 13-M2 Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 5.786% per annum. Commencing with the Interest Accrual Period related to the Distribution Date in March 2017, the Certificate Rate on the Class 13-M2 Certificates will be a per annum rate equal to the Group 13 Net WAC (as defined in this prospectus supplement);

(9) The Certificate Rate on the Class 13-L2 Certificates will be a per annum rate equal to the greater of (a) (i) the Group 13 Net WAC (as defined in this prospectus supplement) minus (ii) 0.50% and (b) zero. The Certificate Rate on the 13-L2 Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 5.536% per annum. Commencing with the Interest Accrual Period related to the Distribution Date in March 2017, the Certificate Rate on the Class 13-L2 Certificates be a per annum rate equal to the Group 13 Net WAC (as defined in this prospectus supplement);

PROSPECTUS

                       CHASE MORTGAGE FINANCE CORPORATION
                                   Depositor

                       Mortgage Pass-Through Certificates
                    (Issuable in Series by Separate Trusts)

                                   ----------

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

Except as provided in the prospectus supplement, neither the certificates of any series nor the related underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The certificates of each series will represent interests in the related issuing entity only and will not represent interests in or obligations of Chase Mortgage Finance Corporation or any of its affiliates.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

--------------------------------------------------------------------------------

EACH TRUST--

o will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

o    will own a pool consisting of one or more of the following types of assets:

          o fixed or adjustable interest rate, conventional mortgage loans which are secured by a first or second lien on a one- to four-family residential property, and

          o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae.

EACH POOL OF ASSETS--

o    will be sold to the related trust by Chase Mortgage Finance Corporation;

o will be serviced by JPMorgan Chase Bank, N.A. or any other entity that is identified in the prospectus supplement as the servicer, individually or together with other servicers.

EACH SERIES OF CERTIFICATES--

o    will represent interests in the related trust;

o may provide credit support for certain classes by "subordinating" certain classes to other classes of certificates; any subordinated classes will be entitled to payment subject to the payment of more senior classes and may bear losses before more senior classes;

o may be entitled to one or more of the other types of credit enhancement described in this prospectus; and

o    will be paid only from the assets of the related trust.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is November 27, 2006.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including, among other things:

     o the principal balances and/or interest rates of each class of certificates;

     o the timing and priority of payments of interest and principal for each class of certificates;

     o statistical and other information about the mortgage loans and other assets of the trust;

     o information about credit enhancement, if any, for each class of certificates; and

     o    the ratings for each class of offered certificates.

     IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. No one has been authorized to provide you with different information. The certificates are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     In this prospectus, the terms "depositor," "we," "us" and "our" refer to Chase Mortgage Finance Corporation.

     This prospectus and the accompanying prospectus supplement include cross-references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the accompanying prospectus supplement identify the pages where those sections are located. In addition, an index of defined terms can be found beginning on page 76 of this prospectus and at the end of the accompanying prospectus supplement.

     The depositor's principal executive office is located at 194 Wood Avenue South, Iselin, New Jersey 08830, and the depositor's telephone number is (732) 452-8000.

                                TABLE OF CONTENTS

SUMMARY INFORMATION .......................................................    1
   The Trust Fund .........................................................    1
   Principal Parties ......................................................    1
   The Mortgage Loans .....................................................    1
   Agency Securities ......................................................    1
   Private Label Mortgage-Backed Securities ...............................    1
   Distributions on the Certificates ......................................    1
   Credit Enhancement .....................................................    2
   Cash Flow Agreements ...................................................    2
   ERISA Considerations ...................................................    3
   Tax Status .............................................................    3
   Legal Investment .......................................................    3
RISK FACTORS ..............................................................    4
   Limited Liquidity for Certificates .....................................    4
   Limited Assets for Payment of Certificates .............................    4
   Credit Enhancement is Limited in Amount and Coverage ...................    4
   Certificateholders Bear the Risk of Losses on the Mortgage Pool ........    4
   Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives
      and Yields on Certificates ..........................................    5
DESCRIPTION OF THE CERTIFICATES ...........................................    6
   General ................................................................    6
   Categories of Classes of Certificates ..................................    7
   Distributions of Principal and Interest ................................    7
   Categories of Classes of Certificates ..................................    9
   Certificates Evidencing Interests in Agency Securities or Private Label
      Mortgage-Backed Securities ..........................................   12
      Exchangeable Certificates ...........................................   13
THE TRUST FUND ............................................................   13
MORTGAGE POOLS ............................................................   14
   Pre-Funding Account ....................................................   16
AGENCY SECURITIES .........................................................   17
   Ginnie Mae Certificates ................................................   17
   The Mortgage Loans Underlying Ginnie Mae Certificates ..................   18
   Ginnie Mae .............................................................   18
   Fannie Mae Certificates ................................................   18
   The Mortgage Loans Underlying Fannie Mae Certificates ..................   19
   Fannie Mae .............................................................   20
   Freddie Mac Certificates ...............................................   20
   The Mortgage Loans Underlying Freddie Mac Certificates .................   22
   Freddie Mac ............................................................   22
   Other Agency Securities ................................................   22
CREDIT ENHANCEMENT AND CASH FLOW AGREEMENTS ...............................   23
   General ................................................................   23
   Limited Guarantee of the Guarantor .....................................   23
   Subordination ..........................................................   23
   Cross-Support ..........................................................   24
   Pool Insurance .........................................................   24
   Primary Mortgage Insurance .............................................   25
   Special Hazard Insurance ...............................................   26
   Bankruptcy Bond ........................................................   27
   Repurchase Bond ........................................................   27
   Guaranteed Investment Contracts ........................................   28
   Reserve Accounts .......................................................   28
   FHA Insurance and VA Guaranty ..........................................   28
   Letter of Credit .......................................................   30
   Insurance Policies and Surety Bonds ....................................   31
   Cash Flow Agreements ...................................................   31
YIELD, MATURITY AND WEIGHTED AVERAGE LIFE CONSIDERATIONS ..................   31
CHASE MORTGAGE FINANCE CORPORATION ........................................   32
UNDERWRITING POLICIES .....................................................   33
SERVICING OF THE MORTGAGE LOANS ...........................................   34
   Collection and Other Servicing Procedures ..............................   34
   Private Mortgage Insurance .............................................   35
   Hazard Insurance .......................................................   35
   Advances ...............................................................   36
   Servicing and Other Compensation and Payment of Expenses ...............   36
   Resignation, Succession and Indemnification of the Servicer ............   37
THE POOLING AND SERVICING AGREEMENT .......................................   37
   Assignment of Mortgage Loans; Warranties ...............................   38
   Payments on Mortgage Loans; Collection Account .........................   39
   Repurchase or Substitution .............................................   39
   Certain Modifications and Refinancings .................................   40
   Evidence as to Compliance ..............................................   41
   The Trustee ............................................................   41
   Reports to Certificateholders ..........................................   42
   Events of Default ......................................................   42
   Rights Upon Event of Default ...........................................   43
   Amendment ..............................................................   43
   Termination; Purchase of Mortgage Loans ................................   44
MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS ..............................   44
   General ................................................................   44
   Foreclosure ............................................................   45
   Right of Redemption ....................................................   46

   Anti-Deficiency Legislation and Other Limitations on Lenders ...........   46
   Consumer Protection Laws ...............................................   47
   Enforceability of Due-on-Sale Clauses ..................................   47
   Applicability of Usury Laws ............................................   48
   Servicemembers Civil Relief Act ........................................   48
   Late Charges, Default Interest and Limitations on Prepayment ...........   49
   Environmental Considerations ...........................................   49
   Forfeiture for Drug, RICO and Money Laundering Violations ..............   50
LEGAL INVESTMENT MATTERS ..................................................   50
ERISA CONSIDERATIONS ......................................................   52
FEDERAL INCOME TAX CONSEQUENCES ...........................................   57
   General ................................................................   57
   REMIC Elections ........................................................   57
   REMIC Certificates .....................................................   58
   Tax Opinion ............................................................   58
   Status of Certificates .................................................   58
   Income from Regular Certificates .......................................   58
   Income from Residual Certificates ......................................   62
   Treatment of Certain Fees ..............................................   63
   Sale or Exchange of Certificates .......................................   64
   Taxation of Certain Foreign Investors ..................................   64
   Transfers of Residual Certificates .....................................   65
   Servicing Compensation and Other REMIC Pool Expenses ...................   68
   Reporting and Administrative Matters ...................................   68
   Non-REMIC Certificates .................................................   69
   Trust Fund as Grantor Trust ............................................   69
   Status of the Certificates .............................................   69
   Possible Application of Stripped Bond Rules ............................   69
   Taxation of Certificates if Stripped Bond Rules Do Not Apply ...........   70
   Taxation of Certificates if Stripped Bond Rules Apply ..................   71
   Sales of Certificates ..................................................   71
   Foreign Investors ......................................................   71
   Reporting ..............................................................   72
   Backup Withholding .....................................................   72
   Tax Treatment of Exchangeable Certificates .............................   73
PLAN OF DISTRIBUTION ......................................................   73
USE OF PROCEEDS ...........................................................   74
LEGAL MATTERS .............................................................   74
REPORTS TO CERTIFICATEHOLDERS .............................................   74
WHERE YOU CAN FIND MORE INFORMATION .......................................   74
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .........................   74
INDEX OF DEFINED TERMS IN PROSPECTUS ......................................   76

                              SUMMARY INFORMATION

This section briefly summarizes certain information from this prospectus. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of a series of certificates, you should read both this prospectus and the accompanying prospectus supplement in their entirety.

THE TRUST FUND

For each series of certificates, we will form a trust which will consist of one or more of the following types of assets: a pool of fixed or adjustable interest rate one- to four-family first or second lien mortgage loans or mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae. The certificates will represent beneficial ownership interests in the underlying trust fund assets. All payments to you will come only from the amounts received in connection with those assets. The trust fund will issue the certificates under a pooling and servicing agreement among the depositor, the servicer and the trustee and/or such other entity or entities specified in the prospectus supplement. See "The Trust Fund," "The Pooling and Servicing Agreement" and "Description of the Certificates."

PRINCIPAL PARTIES

     Issuing Entity: With respect to each series of certificates, the issuing entity will be the trust created for that series.

     Depositor: Chase Mortgage Finance Corporation, a Delaware corporation.

     Servicer: JPMorgan Chase Bank, N.A., a national banking association or such other entity or entities specified in the prospectus supplement, will service, and may act as master servicer with respect to, the mortgage loans included in the trust fund.

THE MORTGAGE LOANS

Each trust will own the related mortgage loans and certain other related property, as specified in the applicable prospectus supplement.

The mortgage loans in each trust fund:

o will be conventional, fixed or adjustable interest rate mortgage loans secured by first or second liens on one- to four- family residential properties;

o will have been acquired by the depositor from JPMorgan Chase Bank, N.A. and/or such other entity or entities specified in the prospectus supplement; and

o will have been originated by JPMorgan Chase Bank, N.A., or an affiliate or will have been acquired by JPMorgan Chase Bank, N.A., directly or indirectly from other mortgage loan originators.

See "Mortgage Pools."

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans and a description of the other property, if any, included in a particular trust fund.

AGENCY SECURITIES

If specified in the Prospectus Supplement, a Trust Fund may include mortgage pass-through securities issued or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or the Government National Mortgage Association. See "Agency Securities."

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the agency securities and a description of the other property, if any, included in a particular trust fund.

PRIVATE LABEL MORTGAGE-BACKED SECURITIES

If specified in the Prospectus Supplement, a Trust Fund may include private label mortgage-backed securities. See "Private Label Mortgage-Backed Securities."

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the private label mortgage-backed securities and a description of the other property, if any, included in a particular trust fund.

DISTRIBUTIONS ON THE CERTIFICATES

Distributions on the certificates entitled thereto will be made on the 25th day (or, if the 25th day is not a business day, the business day immediately following the 25th day) of each month or such other date specified in the prospectus supplement solely out of the payments received in respect of the assets of the related trust fund. The amount allocable to payments of principal and interest on any distribution date will be determined as specified in the prospectus supplement.

All distributions will be made pro rata to certificateholders of the class entitled thereto or by such other method as may be specified in the prospectus supplement. See "Description of the Certificates."

The aggregate original principal balance of the certificates will equal the aggregate distributions allocable to principal that such certificates will be entitled to receive. If specified in the prospectus supplement, the certificates of a series will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the related mortgage loans as of the first day of the month of creation of the trust fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying mortgage loans, net of servicing fees payable to the servicer and any primary or sub-services of the mortgage loans and any other amounts (including fees payable to the servicer as master servicer, if applicable) specified in the prospectus supplement. See "Description of the Certificates-Distributions of Principal and Interest."

The rate at which interest will be passed through to holders of certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time, in each case as specified in the prospectus supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the prospectus supplement. See "Description of the Certificates--Distributions of Principal and Interest."

CREDIT ENHANCEMENT

Subordination: A series of certificates may include one or more classes of senior certificates and one or more classes of subordinated certificates. The rights of the holders of subordinated certificates of a series to receive distributions will be subordinated to such rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate share of principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

o the preferential right of the senior certificateholders to receive, prior to any distribution being made to the related subordinated certificates on each distribution date, current distributions on the related mortgage loans of principal and interest due them on each distribution date out of the funds available for distributions on such date;

o the right of such holders to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of subordinated certificates; and/or

o the prior allocation to the subordinated certificates of all or a portion of losses realized on the underlying mortgage loans.

Other Types of Credit Enhancement: If we so specify in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including:

o    limited guarantee

o    mortgage pool insurance

o    primary mortgage insurance

o    special hazard insurance

o    mortgagor bankruptcy bond

o    repurchase bond

o    reserve fund

o    cross-support

o    insurance policy

o    surety bond

We will describe any credit enhancement in the applicable prospectus supplement.

CASH FLOW AGREEMENTS

     A trust fund may include cash flow agreements, including:

o    guaranteed investment contracts

o    interest rate exchange or swap agreements

o    interest rate cap or floor agreements

o    currency exchange agreements

     We will describe any cash flow agreements in the applicable prospectus supplement.

ERISA CONSIDERATIONS

If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code of 1986, as amended. See "ERISA Considerations."

TAX STATUS

The treatment of the certificates for federal income tax purposes will depend on:

o    whether a REMIC election is made with respect to a series of certificates;
     and

o if a REMIC election is made, whether the certificates are regular interests or residual interests.

See "Federal Income Tax Consequences."

LEGAL INVESTMENT

The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent such certificates constitute legal investments for you. See "Legal Investment Matters" in this prospectus and in the applicable prospectus supplement.

                                  RISK FACTORS

     You should consider, among other things, the following factors in connection with the purchase of certificates.

LIMITED LIQUIDITY FOR CERTIFICATES

     The liquidity for your certificates may be limited. You should consider that:

     o a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the certificates of any series; and

     o    the certificates will not be listed on any securities exchange.

LIMITED ASSETS FOR PAYMENT OF CERTIFICATES

     Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement:

     o the assets included in the related trust fund will be the sole source of payments on the certificates of a series;

     o neither the certificates of any series nor the underlying mortgage loans will represent an interest in or obligation of Chase Mortgage Finance Corporation, JPMorgan Chase Bank, N.A., Chase Home Finance LLC, or any of their affiliates; and

     o except as provided in the related prospectus supplement, neither the certificates of any series nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality.

CREDIT ENHANCEMENT IS LIMITED IN AMOUNT AND COVERAGE

     With respect to each series of certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including: subordination of other classes of certificates of the same series; a limited guarantee; a mortgage pool insurance policy; primary mortgage insurance policies; a special hazard insurance policy; mortgagor bankruptcy bond; a repurchase bond; guaranteed investment contracts; a reserve fund; cross-support; a letter of credit; an insurance policy or surety bond; in each case entered into with the entities, in the amounts, for the purposes and subject to the conditions specified in the prospectus supplement for that series.

     Regardless of the form of credit enhancement provided:

     o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and

     o may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses.

     In the event losses exceed the amount of coverage provided by any credit enhancement, or if losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related certificates (or by certain classes).

CERTIFICATEHOLDERS BEAR THE RISK OF LOSSES ON THE MORTGAGE POOL

     An investment in certificates evidencing interests in mortgage loans may be affected, among other things, by a decline in real estate values or changes in mortgage market rates. If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties in a particular mortgage pool, become equal to or greater than the value of mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in national or regional economic conditions could also cause an increase in rates of delinquencies, foreclosures and losses. To the extent that such losses are not covered by any subordination feature, applicable insurance policies or other credit enhancement, holders of the certificates of a series evidencing interests in such mortgage pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest of the defaulted mortgage loans. See "The Mortgage Pools."

RATE OF PREPAYMENT ON MORTGAGE LOANS MAY ADVERSELY AFFECT AVERAGE LIVES AND YIELDS ON CERTIFICATES

     The yield and average lives of the certificates of each series will depend in part on the rate of principal payment (including prepayments, liquidation due to defaults and mortgage loan repurchases) on the mortgage loans or the mortgage loans underlying the agency securities included in the trust fund. Prepayments on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the mortgage loans and prevailing mortgage rates (giving consideration to the cost of refinancing). In general, if mortgage interest rates fall below the interest rates on the mortgage loans, the rate of prepayment would be expected to increase (and the yields at which an investor in the certificates may be able to reinvest amounts received as payments on such investor's certificates may be lower than the yield on such certificates). Conversely, if mortgage rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease (and the amount of payments available to a certificateholder for reinvestment may be relatively low). Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions.

     The effect of prepayment rates upon the yield of the certificates will depend upon whether a particular certificate is purchased at a premium or at a discount. In particular:

     o the yield on classes of certificates entitling the holders thereof primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related mortgage loans; and

     o the yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans than other classes of certificates.

     In addition, the yield to investors in classes of certificates will be adversely affected to the extent that losses on the mortgage loans in the related trust fund are allocated to such classes and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans in the related trust fund. The classes of certificates identified in the applicable prospectus supplement as subordinated certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

                        DESCRIPTION OF THE CERTIFICATES

     The mortgage pass-through certificates (the "CERTIFICATES") of each series (each, a "SERIES") issued pursuant to a separate pooling and servicing agreement (each, an "AGREEMENT") entered into among Chase Mortgage Finance Corporation (the "DEPOSITOR"), JPMorgan Chase Bank, N.A. or any other entity identified in the Agreement as the Servicer (the "SERVICER") and a commercial bank or trust company named in the Prospectus Supplement, as trustee (the "TRUSTEE") for the benefit of holders of Certificates of that Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the trust fund relating to that Series (the "TRUST FUND"). The Agreement will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part, or in such similar form as will reflect the terms of a Series of Certificates described in the Prospectus Supplement. The following summaries describe the material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Depositor will provide any holder of certificates ("CERTIFICATEHOLDER"), without charge, on written request a copy of the Agreement for any Series. Requests should be addressed to Chase Mortgage Finance Corporation, 194 Wood Avenue South, Iselin, New Jersey 08830, Attention:
President. The Agreement relating to a Series of Certificates will be filed with the Securities and Exchange Commission in a report on Form 8-K within 15 days after the date of issuance of such Series of Certificates (the "DELIVERY DATE").

     The Certificates of a Series will be entitled to payment only from the assets included in the Trust Fund related to such Series and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor, the Servicer or any of their affiliates and will not be insured or guaranteed by any governmental agency or any other person. The Depositor's only obligations with respect to the Certificates will consist of its obligations pursuant to certain representations and warranties made by it. The Servicer's only obligations with respect to the Certificates will consist of its contractual servicing and/or master servicing obligations, including any obligation to make advances under certain limited circumstances specified herein of delinquent installments of principal and interest (adjusted to the applicable Remittance Rate (defined herein)), and its obligations pursuant to certain representations and warranties made by it.

     Except as specified in the Prospectus Supplement, the mortgage loans held by each Trust Fund (the "MORTGAGE LOANS") will not be insured or guaranteed by any governmental entity or by any other person. To the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans are not advanced by the Servicer or any other entity or paid from any applicable credit enhancement arrangement, such delinquencies may result in delays in the distribution of payments to the holders of one or more classes of Certificates, and such losses will be borne by the holders of one or more classes of Certificates.

GENERAL

     The Certificates of each Series will be issued in fully-registered form only. The minimum original certificate principal balance or notional principal balance that may be represented by a Certificate will be specified in the Prospectus Supplement. The original certificate principal balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     The Certificates of a Series will be transferable and exchangeable on a certificate register (the "CERTIFICATE REGISTER") to be maintained at the corporate trust office of the Trustee for the related Series or such other office or agency maintained for such purposes by the Trustee in New York City (or at the office of the certificate registrar specified in the related Prospectus Supplement). No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

CATEGORIES OF CLASSES OF CERTIFICATES

     Each Series of Certificates will be issued in a single class or in two or more classes. The Certificates of each class will evidence the beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal, in the aggregate amount of the original certificate principal balance, if any, of such class of Certificates as specified in the Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the certificate principal balance or notional principal balance of such Certificates from time to time at the Certificate Rate, if any, applicable to such class of Certificates as specified in the Prospectus Supplement. If specified in the Prospectus Supplement, one or more classes of a Series of Certificates may evidence beneficial ownership interests in separate groups of assets included in the related Trust Fund.

     If specified in the Prospectus Supplement, the Certificates will have an aggregate original certificate principal balance equal to the aggregate unpaid principal balance of the Mortgage Loans as of the close of business on the first day of the month of creation of the Trust Fund (the "CUT-OFF DATE") after deducting payments of principal due on or before, and prepayments of principal received on or before, the Cut-Off Date and in the aggregate will bear interest equal to the weighted average of the Remittance Rates. The "REMITTANCE RATE" will equal the rate of interest payable on each Mortgage Loan minus the Servicer's servicing fee, the servicing fee of any third party servicer of the Mortgage Loans and such other amounts (including fees payable to the Servicer as master servicer, if applicable) as are specified in the Prospectus Supplement. The Certificates may have an original certificate principal balance as determined in the manner specified in the Prospectus Supplement.

     Each class of Certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) in reference to an index, or (c) otherwise (each, a "CERTIFICATE RATE"), in each case as specified in the Prospectus Supplement. One or more classes of Certificates may provide for interest that accrues, but is not currently payable ("ACCRUAL CERTIFICATES"). With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date (as defined below under "Distributions of Principal and Interest") will be added to the aggregate certificate principal balance of such class of Certificates on that Distribution Date.

     A Series of Certificates may include one or more classes entitled only to distributions (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below) or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A Series of Certificates may consist of one or more classes as to which distributions will be allocated (i) on the basis of collections from designated portions of the assets of the Trust Fund, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time or otherwise, in each case as specified in the Prospectus Supplement.

     The taking of action with respect to certain matters under the Agreement, including certain amendments thereto, will require the consent of the holders of the Certificates. The voting rights allocated to each class of Certificates will be specified in the Prospectus Supplement. Votes may be allocated in different proportions among classes of Certificates depending on whether the Certificates of a class have a notional principal balance or a certificate principal balance.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

General.

     Distributions of principal and interest at the applicable Certificate Rate (if any) on the Certificates will be made to the extent of funds available from the related Trust Fund on the 25th day (or if such 25th day is not a business day, on the business day next following such 25th day) of each calendar month (each, a "DISTRIBUTION DATE"), commencing in the month following the issuance of the related Series, or on such other date as is specified in the Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a "RECORD DATE"). Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, if specified in the Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Certificateholder, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

     Distributions allocable to principal and interest on the Certificates will be made by the entity specified in the Prospectus Supplement as the paying agent (the "PAYING AGENT") out of, and only to the extent of, funds in a separate account established and maintained under the Agreement for the benefit of holders of the Certificates of the related Series (the "COLLECTION ACCOUNT"), including any funds transferred from any Reserve Account. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Distributions to any class of Certificates will be made pro rata to all Certificateholders of that class or by the other method described in the Prospectus Supplement. If so specified in the Prospectus Supplement, the amounts deposited into the Collection Account as described below under "The Pooling and Servicing Agreement-Payments on Mortgage Loans; Collection Account" will be invested in the eligible investments specified in the Agreement and all income or other gain from such investments will be deposited in the Collection Account and will be for the benefit of the Servicer or other entity specified in the Prospectus Supplement and subject to withdrawal from time to time.

     DISTRIBUTIONS OF INTEREST. Interest will accrue on the aggregate certificate principal balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of Certificates entitled to interest from the date, at the Certificate Rate and for the periods (each, an "INTEREST ACCRUAL PERIOD") specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Accrual Certificates) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate certificate principal balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate certificate principal balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding certificate principal balance as so adjusted.

     DISTRIBUTIONS OF PRINCIPAL. The aggregate certificate principal balance of any class of Certificates entitled to distributions of principal generally will be the aggregate original certificate principal balance of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, as specified in the Prospectus Supplement, increased on each Distribution Date by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     If so specified in the Prospectus Supplement, one or more classes of senior Certificates will be entitled to receive all or a disproportionate percentage of the payments or other recoveries of principal on a Mortgage Loan which are received in advance of their scheduled due dates and not accompanied by amounts of interest representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS" or "PREPAYMENTS") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of

Certificateholders will have the effect of accelerating the amortization of such Certificates while increasing the interests evidenced by the remaining Certificates in the Trust Fund.

CATEGORIES OF CLASSES OF CERTIFICATES

     The Certificates of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Certificates may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable Prospectus Supplement.

CATEGORIES OF CLASSES                   DEFINITION
-------------------------------------   ----------------------------------------
                                        PRINCIPAL TYPES

"ACCRETION DIRECTED".................   A Class that receives principal payments
                                        from the accreted interest from
                                        specified Accrual Classes. An Accretion
                                        Directed Class also may receive
                                        principal payments from principal paid
                                        on the Mortgage Loans for the related
                                        Series.

"COMPONENT CERTIFICATES".............   A Class consisting of "COMPONENTS." The
                                        Components of a Class of Component
                                        Certificates may have different
                                        principal and/or interest payment
                                        characteristics but together constitute
                                        a single class and do not represent
                                        severable interests. Each Component of a Class of Component Certificates may be identified as falling into one or more of the categories in this chart.

"EXCHANGEABLE CERTIFICATES"..........   A Class that may be exchanged for
                                        another Class under terms specified in
                                        the related Prospectus Supplement.

"LOCKOUT CLASS" (sometimes also
   referred to as a "NAS CLASS").....   A Class that is designed to receive no
                                        principal payments or a
                                        disproportionately small portion of
                                        principal payments from the first
                                        Distribution Date until a Distribution
                                        Date specified in the related Prospectus
                                        Supplement.

"MEZZANINE CERTIFICATES".............   A Class that is entitled to receive
                                        payments of principal and interest on
                                        each Distribution Date only after the
                                        Senior Certificates have received their
                                        full principal and interest entitlements and prior to any distributions of principal and interest on the classes of Subordinated Certificates.

"NOTIONAL AMOUNT CLASS"..............   A Class having no principal balance and
                                        bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

"PLANNED AMORTIZATION CLASS" (also
   sometimes referred to as a "PAC").   A Class that is designed to receive
                                        principal payments using a
                                        pre-determined principal balance
                                        schedule derived by assuming two
                                        constant prepayment rates for the
                                        underlying Mortgage Loans. These two
                                        rates are the endpoints for the
                                        "structuring range" for the Planned
                                        Amortization Class. The Planned
                                        Amortization Classes in any Series of
                                        Certificates may be subdivided into
                                        different categories (e.g., Planned
                                        Amortization Class I ("PAC I") Planned
                                        Amortization Class II ("PAC II") and so
                                        forth) derived using different
                                        structuring ranges.

CATEGORIES OF CLASSES                   DEFINITION
-------------------------------------   ----------------------------------------
"SCHEDULED AMORTIZATION CLASS".......   A Class that is designed to receive
                                        principal payments using a
                                        pre-determined principal balance
                                        schedule but is not designated as a
                                        Planned Amortization Class or Targeted
                                        Amortization Class. The schedule is
                                        derived by assuming either two constant
                                        prepayment rates or a single constant
                                        prepayment rate for the underlying
                                        Mortgage Loans. In the former case, the
                                        two rates are the endpoints for the
                                        "structuring rate" for the Scheduled
                                        Amortization Class and such range
                                        generally is narrower than that for a
                                        Planned Amortization Class. Typically,
                                        the Support Class for the applicable
                                        Series of Certificates generally will
                                        represent a smaller percentage of the
                                        Scheduled Amortization Class than a
                                        Support Class generally would represent
                                        in relation to a Planned Amortization
                                        Class or a Targeted Amortization Class.

"SENIOR CERTIFICATES"................   A Class that is entitled to receive
                                        payments of principal and interest on
                                        each Distribution Date prior to the
                                        Classes of Subordinated Certificates.

"SENIOR SUPPORT CERTIFICATES"........   A Class of Senior Certificates that
                                        bears certain losses allocated to one or more Classes of Senior Certificates after the Classes of Subordinated
                                        Certificates are no longer outstanding.

"SEQUENTIAL PAY CLASS"...............   Classes that are entitled to receive
                                        principal payments in a prescribed
                                        sequence, that do not have predetermined principal balance schedules and that, in most cases, are entitled to receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A single Class that is entitled to receive principal payments before or after other Classes in the same Series of Certificates may be identified as a Sequential pay Class.

"STRIP CLASS"........................   A Class that is entitled to receive a
                                        constant proportion, or "strip," of the
                                        principal payments on the underlying
                                        Mortgage Loans.

"SUBORDINATED CERTIFICATES"..........   A Class that is entitled to receive
                                        payments of principal and interest on
                                        each Distribution Date only after the
                                        Senior Certificates and Classes of
                                        Subordinated Certificates with higher
                                        priority of distributions, if any, have
                                        received their full principal and
                                        interest entitlements.

CATEGORIES OF CLASSES                   DEFINITION
-------------------------------------   ----------------------------------------
"SUPER SENIOR CERTIFICATES"..........   A Class of Senior Certificates that will
                                        not bear its share of certain losses
                                        after the Classes of Subordinated
                                        Certificates are no longer outstanding
                                        for so long as one or more other
                                        specified Classes of Senior Certificates are outstanding.

"SUPPORT CLASS" (also sometimes
   referred to as a "COMPANION
   CLASS")...........................   A Class that is entitled to receive
                                        principal payments on any Distribution
                                        Date only if scheduled payments have
                                        been made on specified Planned
                                        Amortization Classes, Targeted
                                        Amortization Classes and/or Scheduled
                                        Amortization Classes.

"TARGETED AMORTIZATION CLASS" (also
   sometimes referred to as a "TAC").   A Class that is designed to receive
                                        principal payments using a
                                        pre-determined principal balance
                                        schedule derived by assuming a single
                                        constant prepayment rate for the
                                        underlying Mortgage Loans.

                                        INTEREST TYPES

"COMPONENT CERTIFICATES".............   A Class consisting of "Components." The
                                        Components of a Class of Component
                                        Certificates may have different
                                        principal and/or interest payment
                                        characteristics but together constitute
                                        a single class and do not represent
                                        severable interests. Each Component of a Class of Component Certificates may be identified as falling into one or more of the categories in this chart.

"FIXED RATE CLASS"...................   A Class with an interest rate that is
                                        fixed throughout the life of the Class.

"FLOATING RATE CLASS"................   A Class with an interest rate that
                                        resets periodically based upon a
                                        designated index and that varies
                                        directly with changes in such index.

"INVERSE FLOATING RATE CLASS"........   A Class with an interest rate that
                                        resets periodically based upon a
                                        designated index and that varies
                                        inversely with changes in such index and with changes in the interest rate payable on the related Floating Rate
                                        Class.

"VARIABLE RATE CLASS"................   A Class with an interest rate that
                                        resets periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage
                                        Loans.

"INTEREST-ONLY CLASS"................   A Class that is entitled to receive some
                                        or all of the interest payments made on
                                        the Mortgage Loans and little or no
                                        principal. Interest-Only Classes have
                                        either a nominal principal balance or a
                                        notional amount. A nominal principal
                                        balance represents actual principal that will be paid on the Class. It is referred to as nominal since it is extremely small compared to other
                                        Classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest-Only Class that is not entitled to any distributions in respect of principal.

"PRINCIPAL-ONLY CLASS"...............   A Class that does not bear interest and
                                        is entitled to receive only
                                        distributions in respect of principal.

CATEGORIES OF CLASSES                   DEFINITION
-------------------------------------   ----------------------------------------
"ACCRUAL CLASS"......................   A Class that accretes the amount of
                                        accrued interest otherwise distributable on such Class, which amount will be added as principal to the principal balance of such Class on each applicable
                                        Distribution Date. Such accretion may
                                        continue until some specified event has
                                        occurred or until such Accrual Class is
                                        retired.

"STEP-UP CLASS"......................   A Class that bears interest at one or
                                        more higher, or "stepped-up" Certificate
                                        Rates for a period of time specified in
                                        the related Prospectus Supplement before resetting to a lower Certificate Rate that will remain fixed thereafter.

CERTIFICATES EVIDENCING INTERESTS IN AGENCY SECURITIES OR PRIVATE LABEL MORTGAGE-BACKED SECURITIES

     General. The Depositor will cause the Agency Securities (the "UNDERLYING SECURITIES") to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will authenticate and deliver the Certificates. Each Underlying Security will be identified in a schedule appearing as an exhibit to the Agreement (the "UNDERLYING SECURITIES SCHEDULE"), which will specify as to each Underlying Security the original principal amount and outstanding principal balance as of the Cut-Off Date, the annual pass-through rate and the maturity date.

     Unless otherwise specified in the related Prospectus Supplement or in the Agreement, the Depositor will represent and warrant to the Trustee, among other things, that the information contained in the Underlying Securities Schedule is true and correct and that immediately prior to the transfer of the Underlying Securities to the Trustee, the Depositor had good title to, and was the sole owner of, each Underlying Security and there had been no other sale or assignment thereof.

     Payments on the Underlying Securities. Except as otherwise provided in the related Prospectus Supplement, a Certificate Account meeting the requirements of the Agreement will be established in the name of the Trustee. The Trustee will deposit in the Certificate Account as received all payments on the Underlying Securities received in respect of periods after the Cut-Off Date.

     Distributions on the Certificates. Except as otherwise provided in the related Prospectus Supplement, on each Distribution Date, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of each Class either (i) the specified interest of such Class in the distributions on the pool of Underlying Securities times the aggregate of all amounts representing principal or interest, or both, on deposit in the Certificate Account as of the Distribution Date or any other date set forth in the related Prospectus Supplement, less the Servicing Fee and certain other amounts specified in the related Agreement, or (ii) in the case of a Series of Certificates comprised of Classes that have been assigned a Stated Balance and Certificate Rate, payments of interest and payments in reduction of the Stated Balance in the priority and amounts, and calculated in the manner, set forth in the related Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or Sub-classes of which have been assigned a Stated Balance, distributions in reduction of the Stated Balance of such Certificates will be made on each Distribution Date for such Series to the Certificates of the holders of the Class or Sub-class then entitled to receive such Certificate distributions until the aggregate amount of such distributions has reduced the Stated Balance of such Certificates to zero. Allocation of distributions in reduction of the Stated Balance will be made to each Class or Sub-class of such Certificates in the order specified in the related Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Unless otherwise specified in the related Prospectus Supplement, distributions in reduction of the Stated Balance of each Certificate of a Class or Sub-class then entitled to receive such distributions will be made pro rata among the Certificates of such Class or Sub-class.

     Unless otherwise specified in the related Prospectus Supplement, the maximum amount which will be distributed in reduction of Stated Balance to holders of Certificates of a Class or Sub-class then entitled thereto on distributed in reduction of Stated Balance to holders of Certificates of a Class or Sub-class then entitled thereto on any Distribution Date will equal, to the extent funds are available, the sum of (i) the amount of the interest, if any, that has accrued but is not yet payable on the compound interest certificates of such Series from the prior Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date) (the "ACCRUAL REMITTANCE AMOUNT"); (ii) the Certificate Distribution Amount; and
(iii) to the extent specified in the related Prospectus Supplement, the applicable percentage of the Excess Cash Flow specified in such Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the "CERTIFICATE DISTRIBUTION AMOUNT" with respect to a Distribution Date will equal the amount, if any, by which the then outstanding Stated Balance of the Certificates of the related Classes or Sub-classes of such Series (before taking into account the amount of interest accrued on any Class or Sub-class of compound interest certificates of such Series to be added to the Stated Balance thereof on such Distribution Date) exceeds the Asset Value, as defined in the related Prospectus Supplement, of the Underlying Securities relating to such Series as of the end of the related due period specified in the related Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates one or more Classes or Sub-classes of which have been assigned a Stated Balance, "EXCESS CASH FLOW" represents the excess of (i) the interest evidenced by such Classes or Sub-classes of Certificates in the distributions received on the Underlying Securities relating to such Series in the due period preceding a Distribution Date for such Series (and, in the case of the first due period, the amount deposited in the Certificate Account on the closing date for the sale of such Certificates), together with income from the reinvestment thereof, over (ii) the sum of all interest accrued, whether or not then payable, on the Certificates of such Classes or Sub-classes since the preceding Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date), the Certificate Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Certificates of such Class or Sub-class pursuant to any special distributions in reduction of Stated Balance during such due period.

     The stated balance (the "STATED BALANCE") of a Certificate of a Series at any time represents the maximum specified dollar amount (exclusive of interest at the related Certificate Rate) to which the holder thereof is entitled from the cash flow on the Underlying Securities for such Series, and will decline to the extent distributions in reduction of Stated Balance are received by such holder. The Original Stated Balance of each Class or Sub-class within a Series that has been assigned a Stated Balance will be specified in the related Prospectus Supplement.

     Special Distributions. To the extent specified in the Prospectus Supplement relating to a Series of Certificates one or more Classes or Sub-classes of which have been assigned a Stated Balance and have other than monthly Distribution Dates, such Classes or Sub-classes may receive special distributions in reduction of their Stated Balance ("SPECIAL DISTRIBUTIONS") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the mortgage loans underlying the Underlying Securities or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for such Series and available to be distributed to the holders of the Certificates of such Classes or Sub-classes may be less than the sum of (i) the interest scheduled to be distributed to the holders of the Certificates of such Classes or Sub-classes and (ii) the amount to be distributed in reduction of principal balance of such Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of principal balance would be made on the next Distribution Date.

Exchangeable Certificates

General. If specified in the related prospectus supplement, a Series of Certificates may include one or more classes that are exchangeable certificates ("Exchangeable Certificates"). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of Exchangeable Certificates.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the prospectus supplement. The Classes of Certificates that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of Exchangeable Certificates will be referred to as a "combination." Each combination of Exchangeable Certificates will be issued by the related issuing entity and, in the aggregate, will represent a distinct combination of uncertificated interests in the issuing entity. At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the Certificates of a Series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of Certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of Exchangeable Certificates in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of Exchangeable Certificates.

Exchanges. If a holder elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, the following three conditions must be satisfied:

o the aggregate principal balance of the Exchangeable Certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

o the aggregate amount of interest payable on each Distribution Date with respect to the Exchangeable Certificates received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

o the class or classes of Exchangeable Certificates must be exchanged in the applicable proportions, if any, described in the related prospectus supplement. There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include: o A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of Exchangeable Certificates with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

o An interest-only class and a principal only class of Exchangeable Certificates may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other Exchangeable Certificates that have different principal payment characteristics. Examples of these types of combinations include:

o A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of Exchangeable Certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of Exchangeable Certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

o A class of Exchangeable Certificates that is a Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, and a class of Exchangeable Certificates that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Security, Planned Amortization Certificate or Targeted Amortization Certificate, as applicable, may be exchangeable, together, for a class of Exchangeable Certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an Exchangeable Certificateholder to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the Certificateholder may not be able to obtain the desired class of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange. A Certificateholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the securities and payment of the administrative fee. A Certificateholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the Certificateholder of record as of the applicable record date.

                                 THE TRUST FUND

     The Trust Fund for any Series of Certificates may include one or more of the following types of trust fund assets:

     o a mortgage pool of fixed or adjustable interest rate one- to four-family first or second lien mortgage loans, and

     o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae ("AGENCY SECURITIES").

     Each Series of Certificates will evidence the interest specified in the related Prospectus Supplement in a separate Trust Fund. Certificateholders will have interests only in such Trust Fund, and will have no interest in the Trust Fund created with respect to any other Series of Certificates.

     Mortgage Loans and Agency Securities will be purchased by the Depositor or an affiliate in the open market or in privately negotiated transactions, including transactions with affiliates. The following is a brief description of the Mortgage Pools and Agency Securities expected to be included in the Trust Fund.

     If specific information respecting the Mortgage Pools or Agency Securities is not known to the Seller at the time the Certificates initially are offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report of Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates.

                                 MORTGAGE POOLS

     Each mortgage pool (a "MORTGAGE POOL") will consist of one- to four-family residential mortgage loans evidenced by promissory notes (each, a "NOTE") secured by first or second mortgages or first or second deeds of trust or other similar security instrument (each, a "MORTGAGE") creating a first or second lien on properties (each, a "MORTGAGED PROPERTY"). When each Series of Certificates is issued, the Depositor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee for the benefit of the holders of the Certificates of that Series, and will receive the Certificates in exchange therefor. Certain Certificates evidencing interests in a Trust Fund may not form part of the offering made pursuant to this Prospectus and the related Prospectus Supplement.

     The Mortgaged Properties in each Mortgage Pool may consist of single-unit dwellings, two-, three- and four-unit detached, townhouse or rowhouse dwellings, condominium and planned-unit development ("PUD") units and such other types of homes or units as are described in the applicable Prospectus Supplement, and may include vacation and second homes and investment properties (i.e. one- to four-family properties owned for investment purposes and rented to generate income). The applicable Prospectus Supplement will contain information concerning the originators of the Mortgage Loans and the underwriting standards employed by such originators.

     All Mortgage Loans will (i) be secured by Mortgaged Properties located in one of the states of the United States or the District of Columbia, and (ii) be of one or more of the following types of Mortgage Loans:

     (1)Fully-amortizing Mortgage Loans, each with a 10- to 40-year term at origination, interest (the "MORTGAGE RATE") at a fixed rate and level monthly payments over the term of the Mortgage Loan.

     (2)Interest-only Mortgage Loans or Mortgage Loans that contain an interest-only period.

     (3)Adjustable-Rate Mortgage Loans ("ARMS" or "ARM LOANS"), which may include loans providing for negative amortization.

     Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "PRIMARY MORTGAGE INSURANCE POLICY"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement. The "LOAN-TO-VALUE RATIO" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan to the lesser of (i) the sales price for such property at the time the Mortgage Loan is closed and
(ii) the appraised value of the Mortgaged Property at origination or, in the case of refinancings, the value set forth in the appraisal, if any, obtained by the loan originator in connection with such refinancing. Each Mortgage Loan will also be covered by a Standard Hazard Insurance Policy, as described under "Servicing of the Mortgage Loans--Hazard Insurance" below.

     In addition, other credit enhancements acceptable to the rating agency (or agencies) rating the Certificates may be provided for coverage of certain risks of default or losses. See "Credit Enhancement" herein.

     If specified in the related Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans subject to buy-down plans ("BUY-DOWN MORTGAGE LOANS") pursuant to which the monthly payments made by the borrowers under the related Notes (each, a "BORROWER") will be less than the scheduled monthly payments on the Buy-Down Mortgage Loan, the resulting difference to be drawn from an amount contributed by the seller of the property securing the mortgage (the "MORTGAGED PROPERTY") or another source at the time of origination of the Buy-Down Mortgage Loan and placed in a trust or custodial account (the "BUY-DOWN FUND") (such amount hereinafter referred to as the "BUY-DOWN RESERVE"). The applicable Prospectus Supplement or Current Report (as defined below) will contain information, with respect to any Buy-Down Mortgage Loans, concerning limitations on the interest rate payable by the Borrower initially, on annual increases in the interest rate, on the length of the buy-down period, and on the Buy-Down Fund. The repayment of a temporary Buy-Down Mortgage Loan is dependent on the ability of the Borrower to make larger monthly payments after the Buy-Down Reserves have been depleted and, for certain Buy-Down Mortgage Loans, while such funds are being depleted. The inability of the Borrower to make larger monthly payments may lead to a default on the Buy-Down Mortgage Loan or, if the Borrower is able to obtain refinancing on favorable terms, a prepayment of such loan. See "Yield, Maturity and Weighted Average Life Considerations."

     The Prospectus Supplement for a Series of Certificates may specify that the related Mortgage Pool contains Cash-Out Refinance Loans, GPM Loans, GEM Loans, Bi-Weekly Loans or Cooperative Loans.

     "CASH-OUT REFINANCE LOANS" are Mortgage Loans that have been used for refinancing for the purpose of removing equity from the related Mortgaged Properties.

     "GPM LOANS" are Mortgage Loans which provide for fixed, level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time or
(3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

     "GEM LOANS" are fixed rate, fully amortizing Mortgage Loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter.

     "BI-WEEKLY LOANS" are fixed rate, conventional, fully amortizing Mortgage Loans secured by a first mortgage on one- to four-family residential properties that provide for payments of principal and interest by the Borrower once every two weeks.

     "COOPERATIVE LOANS" are Mortgage Loans which are evidenced by promissory notes secured by a lien on the shares issued by private, cooperative housing corporations ("COOPERATIVES") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative ("COOPERATIVE DWELLINGS").

     The Prospectus Supplement for each Series of Certificates will specify the approximate aggregate principal balance of the related Mortgage Loans (within the percentage or dollar range specified therein). The Prospectus Supplement for each Series of Certificates will contain information regarding the Mortgage Loans that are expected to be included in the related Mortgage Pool, including among other things, information, as of the applicable Cut-Off Date and to the extent then specifically known to the Depositor, as to (i) the aggregate principal balance of the Mortgage Loans, (ii) the aggregate principal balance or percentage by aggregate principal balance of Mortgage Loans secured by each type of property, (iii) the original terms to maturity of the Mortgage Loans, (iv) the smallest and largest in principal balance at origination of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance or percentage by aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans and (viii) the average outstanding principal balance of the Mortgage Loans. If specific information with respect to the Mortgage Loans is not known at the time the related Series of Certificates is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "CURRENT REPORT"). A copy of the Agreement with respect to a Series of Certificates will be attached to the related Current Report and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement.

     The Depositor's assignment of the Mortgage Loans to the Trustee will be without recourse. The Depositor or another party identified in the applicable Prospectus Supplement will make certain representations concerning the Mortgage Loans, including that no Mortgage Loan in a Mortgage Pool evidenced by Certificates will be more than one month delinquent as of the date of the initial issuance of the Certificates. For a description of other representations that will be made by the party specified in the applicable Prospectus Supplement concerning the Mortgage Loans, see "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties." The Depositor's obligations with respect to the Mortgage Loans will be limited to any representations and warranties made by it in, as well as its contractual obligations under, the Agreement for each Series of Certificates. These obligations consist primarily of the obligation under certain circumstances to repurchase or replace Mortgage Loans as to which there has been a material breach of the Depositor's representations and warranties which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan or to cure such breach, and of the obligation, under certain circumstances, to ensure the timely payment of premiums on certain insurance policies and bonds. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties."

     In addition, to the extent specified in the applicable Prospectus Supplement, in the event of delinquencies in payments of principal and interest on the Mortgage Loans in any Mortgage Pool, the Servicer (or, if so indicated in the applicable Prospectus Supplement, another entity) will advance cash in amounts described herein under "The Pooling and Servicing Agreement--Advances" and "--Payments on Mortgage Loans; Collection Account." The Servicer is not required to make any advance that it determines in its good faith judgment not to be ultimately recoverable under any applicable policy of insurance ("INSURANCE PROCEEDS") or out of the proceeds of liquidation of a Mortgage Loan ("LIQUIDATION PROCEEDS"). Each month, the Trustee (or such other paying agent as may be specified in the applicable Prospectus Supplement) will be obligated to remit to Certificateholders of each Series all amounts relating to the Mortgage Loans due to the Certificateholders to the extent such amounts have been collected or advanced by the Servicer or such other entity and remitted to the Trustee pursuant to the terms of the Agreement for such Series. See "Description of the Certificates--Distributions of Principal and Interest."

     There can be no assurance that real estate values will remain at present levels in the areas in which the Mortgaged Properties will be located. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the properties subject to the Mortgage Loans included in such Mortgage Pool, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. To the extent that such delinquencies, foreclosures and losses are not covered by applicable credit enhancements described in the relevant Prospectus Supplement, the losses resulting therefrom will be borne by holders of the Certificates of the Series evidencing interests in such Mortgage Pool. With respect to any Series as to which Subordinated Certificates (defined herein) shall have been issued, such losses will first be borne by the holders of Subordinated Certificates as a result and to the extent of the subordination in right of payment of the Subordinated Certificates to the senior Certificates and as a result of first allocating such losses to reduce the certificate principal balance of such Subordinated Certificates.

     Because the principal amounts of Mortgage Loans decline monthly as principal payments, including prepayments, are received, the fractional undivided interest in principal evidenced by each Certificate in a Series multiplied by the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool will decline correspondingly. The principal balance represented by a Certificate, therefore, ordinarily will decline over time.

PRE-FUNDING ACCOUNT

     To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Certificates will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Certificates (not to exceed one year) having an aggregate principal balance approximately equal to the amount on deposit in the pre-funding account (the "Pre-Funded Amount") for such series on the date of such issuance. In no event will the Pre-Funded Amount exceed 50% of the proceeds of the offering of the related series of Certificates.

                               AGENCY SECURITIES

GINNIE MAE CERTIFICATES

     The Ginnie Mae certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "GINNIE MAE SERVICERS") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holders of the Ginnie Mae certificates of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

     The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

     Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "GUARANTY AGREEMENT") between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

     Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

     With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates, while under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

THE MORTGAGE LOANS UNDERLYING GINNIE MAE CERTIFICATES

     Unless otherwise specified in the Prospectus Supplement, mortgage loans underlying the Ginnie Mae certificates included in the Trust Fund for a Series will consist of housing loans insured by the FHA ("FHA LOANS") and/or housing loans partially guaranteed by the VA ("VA LOANS"), all of which are assumable by a purchaser. Ginnie Mae certificates securing a Series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans, Buy-Down Mortgage Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by manufactured homes, single family properties or multifamily properties.

     All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

     Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

     The Ginnie Mae certificates included in the Trust Fund for a Series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Certificates of that Series. The Ginnie Mae certificates and underlying mortgage loans will be described in the Prospectus Supplement.

GINNIE MAE

     The Government National Mortgage Association ("GINNIE MAE") is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD") under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code, or by other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

FANNIE MAE CERTIFICATES

     Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the Prospectus Supplement, each pool consists of mortgage loans secured by a first or second lien on a one- to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

     Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Certificates of a Series secured by the Fannie Mae certificates.

     Unless otherwise specified in the Prospectus Supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose names the Fannie Mae certificates are entered in the books of the Federal Reserve Bank of New York (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

THE MORTGAGE LOANS UNDERLYING FANNIE MAE CERTIFICATES

     Unless otherwise specified in the Prospectus Supplement for a Series of Certificates, mortgage loans underlying Fannie Mae certificates in the Trust Fund for a Series will consist of:

     o fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("CONVENTIONAL LOANS");

     o    fixed-rate level payment FHA Loans or VA Loans;

     o    adjustable rate mortgage loans;

     o    GEM Loans, Buy-Down Mortgage Loans or GPM Loans; and

     o mortgage loans secured by one- to four-family attached or detached residential housing units, including Cooperative Dwellings, or by multifamily properties.

     Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Loans are expected to be between either eight to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between .50 and 2.50 percentage points greater than the annual interest rate for the Fannie Mae certificate (or the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security), and, under a special servicing option (pursuant to which the mortgagee or other servicer is reimbursed by Fannie Mae for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between .55 and 2.55 percentage points greater than the annual Fannie Mae certificate interest rate (or the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security).

     The Trust Fund for a Series of Certificates may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Series. The Fannie Mae certificates and underlying mortgage loans will be described in the Prospectus Supplement.

FANNIE MAE

     Fannie Mae ("FANNIE MAE") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States governmental agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital- surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

FREDDIE MAC CERTIFICATES

     The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC POOL") purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

     Under Freddie Mac's Cash Program, with respect to PC Pools formed prior to June 1, 1987, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after that date, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates cannot exceed the pass-through rate on the Freddie Mac certificates by more than 200 basis points.

     Under this program, Freddie Mac purchases groups of whole mortgage loans from a number of sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by Freddie Mac. No loan or participation is purchased by Freddie Mac at greater than 100% of the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a PC Pool for a Freddie Mac certificate issued under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a PC Pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. However, beginning with PC Pools formed on or after June 1, 1987, the range of interest rates on the mortgages in Cash Program PC Pools will not exceed 100 basis points.

     Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a PC Pool may not exceed 200 basis points, and beginning with PC Pools formed in December 1987 under the Guarantor Program, the range of the interest rates on the mortgage loans in a PC Pool will not exceed 100 basis points.

     The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

     Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

     o    30 days following foreclosure sale;

     o    30 days following payment of the claim by any mortgage insurer; or

     o    30 days following the expiration of any right of redemption.

     In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Holders of Freddie Mac certificates are entitled to receive their pro rata shares of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to have received the payments.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Certificates of the related Series.

     Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

THE MORTGAGE LOANS UNDERLYING FREDDIE MAC CERTIFICATES

     Unless otherwise specified in the Prospectus Supplement, each PC Pool underlying the Freddie Mac certificates in the Trust Fund for a Series will consist of first or second lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the Prospectus Supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are Conventional Loans and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

     The Trust Fund for a Series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Certificates of the Series. The Freddie Mac certificates and underlying mortgage loans will be described in the Prospectus Supplement.

FREDDIE MAC

     The Federal Home Loan Mortgage Corporation ("FREDDIE MAC") is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. Sections 1451-1459) on July 24, 1970 (the "FREDDIE MAC ACT"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions, and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Guarantor Program under which Freddie Mac purchases mortgages from sellers in exchange for Freddie Mac certificates representing interests in the mortgages so purchased. Transactions under the Guarantor Program have resulted in a significant increase in the volume of Freddie Mac's purchases of mortgages and sales of Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as is practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

OTHER AGENCY SECURITIES

     If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other governmental agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other governmental agencies or government-sponsored agencies will be described in that Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

                  CREDIT ENHANCEMENT AND CASH FLOW AGREEMENTS

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guarantee policy, limited guarantee or other similar instrument (a "LIMITED GUARANTEE") issued by an entity named in the Prospectus Supplement (the "GUARANTOR"), the subordination of one or more classes of the Certificates of such Series, cross-support features, the establishment of one or more reserve accounts, the use of a pool insurance policy, primary mortgage insurance policies, bankruptcy bond, special hazard insurance policy, repurchase bond, guaranteed investment contract or letter of credit, insurance policy, surety bond or any combination of the foregoing. As described in the Prospectus Supplement, certain Mortgage Loans may be FHA insured or VA guaranteed Mortgage Loans. Any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of the resulting deficiencies.

LIMITED GUARANTEE OF THE GUARANTOR

     If specified in the Prospectus Supplement, certain obligations of the Servicer under the related Agreement may be covered by a Limited Guarantee, limited in scope and amount, issued by the Guarantor. If so specified, the Guarantor may be obligated to take either or both of the following actions in the event the Servicer fails to do so: make deposits to the Collection Account (a "DEPOSIT GUARANTEE"); or make advances (an "ADVANCE GUARANTEE"). Any such Limited Guarantee will be limited in amount and a portion of the coverage of any such Limited Guarantee may be separately allocated to certain events. The scope, amount and, if applicable, the allocation of any Limited Guarantee will be described in the related Prospectus Supplement.

SUBORDINATION

     If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Certificates of a Series (the "SUBORDINATED CERTIFICATES") will instead be payable to holders of one or more other classes of such Series (the "SENIOR CERTIFICATES") under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated Certificateholders that will be distributable to senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Subordinated Certificates could experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts (a "RESERVE ACCOUNT") established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the Servicer or the holders of any class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

     If specified in the Prospectus Supplement, one or more classes of Certificates may bear the risk of certain losses on defaulted Mortgage Loans not covered by other forms of credit enhancement prior to other classes of Certificates. Such subordination might be effected by reducing the certificate principal balance of the Subordinated Certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such Certificates, or by another means specified in the Prospectus Supplement.

     If specified in the Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior Certificates and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of Subordinated Certificates, payments to holders of Subordinated Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the Prospectus Supplement.

CROSS-SUPPORT

     If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

POOL INSURANCE

     In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Depositor will obtain one or more pool insurance policies. Any such policies may be in lieu of or in addition to any obligations of the Depositor or the Servicer in respect of the Mortgage Loans. Such pool insurance policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on the Mortgage Loans up to the amounts specified in the Prospectus Supplement or the Detailed Description and for the periods specified in the Prospectus Supplement. The Servicer will agree to use its best reasonable efforts to maintain in effect any such pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the Trustee and the Certificateholders. The pool insurance policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policy, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe any provisions of a pool insurance policy that are materially different from those described below.

     Any pool insurance policy may provide that no claims may be validly presented thereunder unless (i) any required primary mortgage insurance policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-Off Date; (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens, except certain permitted encumbrances; and (v) the Servicer has advanced foreclosure costs. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the Principal Balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Servicer on behalf of the Trustee and the Certificateholders, or (b) to pay the amount by which the sum of the Principal Balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses, and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the pool insurance policy or any primary mortgage insurance policy.

     In general, no pool insurance policy will insure (and many primary mortgage insurance policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of a representation of the Depositor (or another party) and in such event might give rise to an obligation on the part of the Depositor (or such other party) to purchase or replace the defaulted Mortgage Loan if the breach materially and adversely affects the interests of Certificateholders and cannot be cured.

     As specified in the Prospectus Supplement, the original amount of coverage under any pool insurance policy will be reduced over the life of the related Series of Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Material Legal Aspects of the Mortgage Loans--Foreclosure". Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by one or more classes of Certificateholders unless assumed by some other entity, if and to the extent specified in the Prospectus Supplement.

     Since any mortgage pool insurance policy may require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the pool insurer, such policy may not provide coverage against hazard losses. The hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below. As a result, certain hazard risks will not be insured against and will therefore be borne by Certificateholders, unless otherwise assumed by some other entity, as specified in the Prospectus Supplement.

PRIMARY MORTGAGE INSURANCE

     If and to the extent specified in the related prospectus supplement, the Servicer will maintain or cause to be maintained a primary mortgage insurance policy with regard to certain of the Mortgage Loans. The Servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of that series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Mortgage Loan and reimbursement of certain expenses, less:

          -all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

          -hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Mortgage Loan;

          -amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

          -claim payments previously made by the insurer; and

          -unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

          -fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Mortgage Loan;

          -failure to construct the property subject to the Mortgage Loan in accordance with specified plans;

          -physical damage to the property; and

          -the Servicer not being approved as a Servicer by the insurer.

     Evidence of each primary mortgage insurance policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Mortgage Loan. The Servicer, on behalf of itself, the Trustee and the Certificateholders, is required to present claims to the insurer under any primary mortgage insurance policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Servicer on behalf of itself, the Trustee and the Certificateholders shall be deposited in the related Collection Account for distribution.

SPECIAL HAZARD INSURANCE

     In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Depositor will obtain one or more special hazard insurance policies with respect to the Mortgage Loans. Such a special hazard insurance policy will, subject to limitations described below and in the Prospectus Supplement, protect holders of Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in hazard insurance policies. See "Servicing of the Mortgage Loans--Hazard Insurance" below. Any special hazard insurance policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each special hazard insurance policy may be limited to a specified percentage of the aggregate principal balance as of the Cut-Off Date of the Mortgage Loans. Any special hazard insurance policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid by the Servicer.

     Subject to the foregoing limitations, any special hazard insurance policy may provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Servicer, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under clause (i) above will satisfy the condition under any pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under clause (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under the related pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

BANKRUPTCY BOND

     In the event of a bankruptcy of a Borrower, the bankruptcy court may establish the value of the Mortgaged Property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the Borrower. If so provided in the related Prospectus Supplement, the Servicer will obtain a bankruptcy bond or similar insurance contract (the "BANKRUPTCY BOND") for proceedings with respect to Borrowers under the Bankruptcy Code. Any such Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the secured principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     Any such Bankruptcy Bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such Bankruptcy Bond in respect of the related Mortgage Loans, to the extent specified in the related Prospectus Supplement, and will not be restored.

     In lieu of a Bankruptcy Bond, the Servicer may obtain a Limited Guarantee to cover such bankruptcy-related losses.

REPURCHASE BOND

     If so specified in the related Prospectus Supplement, the Servicer will be obligated to purchase any Mortgage Loan (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Mortgage Loan. Such obligation may be secured by a surety bond or other instrument or mechanism guaranteeing payment of the amount to be paid by the Servicer.

GUARANTEED INVESTMENT CONTRACTS

     If so specified in the Prospectus Supplement, on or prior to the Delivery Date, the Trustee will enter into a guaranteed investment contract (a "GIC") pursuant to which all amounts deposited in the Collection Account, and if so specified the Reserve Accounts, will be invested by the Trustee and under which the issuer of the GIC will pay to the Trustee interest at an agreed rate per annum with respect to the amounts so invested.

RESERVE ACCOUNTS

     If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit, other instruments or obligations or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Servicer on the Delivery Date in one or more Reserve Accounts established by the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Servicer has any obligation to make such a deposit, certain amounts to which the subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested in "ELIGIBLE INVESTMENTS," which will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other Eligible Investments described in the Agreement. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the related Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

FHA INSURANCE AND VA GUARANTY

     The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

     Under both the FHA and VA programs the servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ("FHA/VA CLAIM PROCEEDS") and reductions in FHA/VA Claim Proceeds received.

     FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Housing Act, and the United States Housing Act of 1937, as amended. FHA Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of the appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.


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

     The monthly or periodic insurance premiums for FHA Loans will be collected by the servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and, in general, provide for conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Loan, a servicer is limited in its ability to initiate foreclosure proceedings. If it is determined by a servicer or HUD that a default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of the scheduled payments of principal and interest (the "SCHEDULED PAYMENTS") for a specified period, which payments are to be made up on or before the maturity date of the FHA Loan, or the rescheduling or other adjustment of payments due under the FHA Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a servicer in partial or full satisfaction of amounts due under the FHA Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under an FHA Loan before a servicer may initiate foreclosure proceedings.

     HUD terminated its assignment program for borrowers, effective April 25, 1996. Borrowers who did not request the assignment of their mortgages to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose defaults were caused by circumstances beyond their control.

     On March 20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development, No. 73C 334 (N.D. Ill.), granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of a prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Loans.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related servicer will be obligated to purchase any such debentures issued in satisfaction of a defaulted FHA Loan for an amount equal to the principal balance of the debenture.

     The amount of insurance benefits generally paid by FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts necessary to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other means of acquiring possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the FHA Loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

     Although FHA insurance proceeds include accrued and unpaid interest on the defaulted FHA Loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture interest rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a servicer has not met FHA timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

     VA Loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan


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

guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $50,750.

     With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

     In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "NO-BID"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

     When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "BUYDOWN"). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut- off date.

     In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Loans could be substantial.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement. Under a letter of credit, the bank issuing such letter of credit will be obligated to honor draws thereunder in an aggregage fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of assets in the trust fund on the related Cut-off Date or of the initial aggregate balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the bank issuing the letter of credit will expire at the earlier of the date specified in the related Propectus Supplement or the termination of the Trust Fund.


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

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange or swap agreements, interest rate cap or floor agreements, currency exchange agreements. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such cash Flow Agreement.

                   YIELD, MATURITY AND WEIGHTED AVERAGE LIFE
                                 CONSIDERATIONS

     The yields to maturity and weighted average lives of the Certificates will be affected primarily by the rate and timing of principal payments received on or in respect of the Mortgage Loans and mortgage loans underlying the Agency Securities. Such principal payments will include scheduled payments as well as Principal Prepayments (including refinancings) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties (including amounts paid by insurers under applicable insurance policies), from purchase by the Depositor of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan), purchase by the Servicer of Mortgage Loans modified by it in lieu of refinancing thereof and from the repurchase by the Depositor of all of the Mortgage Loans or Agency Securities in certain circumstances. See "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans." The yield to maturity and weighted average lives of the Certificates may also be affected by the amount and timing of delinquencies and losses on the Mortgage Loans and mortgage loans underlying Agency Securities. The yield, maturity and weighted average life considerations discussed herein are applicable to the Mortgage Loans included in a Trust Fund as well as to those mortgage loans underlying Agency Securities.

     A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, delinquencies and losses. For a Trust Fund comprised of Mortgage Loans, these factors may include the age of the Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of the Mortgages, the characteristics of the mortgagors, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, servicing decisions, prevailing mortgage market interest rates in relation to the interest rates on the Mortgage Loans, the availability of mortgage funds, the use of second or "home equity" mortgage loans by mortgagors, the availability of refinancing opportunities (including refinancing opportunities offered by JPMorgan Chase Bank, N.A. to existing Borrowers or to its affiliates), the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties and, where investment properties are securing the Mortgage Loans, tax-related considerations and the availability of other investments. The rate of principal payment may also be subject to seasonal variations.

     The rate of principal prepayments on pools of conventional housing loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates were to rise above the


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

interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below interest rates on the Mortgage Loans. The timing of changes in the rate of prepayments may significantly affect a Certificateholder's actual yield to maturity, even if the average rate of principal payments is consistent with a Certificateholder's expectation. In general, the earlier a prepayment of principal, the greater the effect on a Certificateholder's yield to maturity. As a result, the effect on a Certificateholder's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the related Series of Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     To the extent described in the applicable Prospectus Supplement, the effective yields to Certificateholders will be lower than the yields produced by the interest rates on the Certificates because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest to Certificateholders will be made in the month following the month of accrual.

     When a Mortgage Loan prepays in full, the Borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. When a partial prepayment of principal is made on a Mortgage Loan, the Borrower generally will not be required to pay interest on the amount of the partial prepayment during the month in which such prepayment is made. In addition, a full or partial prepayment will not be required to be passed through to Certificateholders until the month following receipt.

     If and to the extent specified in the applicable Prospectus Supplement, under the Agreement, if a full or partial voluntary prepayment of a Mortgage Loan is made and does not include the full amount of interest on such Mortgage Loan which would have been due but for such prepayment to and including the end of the month in which the prepayment takes place, the servicer will be obligated to pay the interest thereon at the Remittance Rate from the date of prepayment through the end of such month (each such payment, a "COMPENSATING INTEREST PAYMENT"), provided that the aggregate of such Compensating Interest Payments by the Servicer with respect to any Distribution Date will not exceed the aggregate servicing fee to which the Servicer is entitled in connection with such Distribution Date. The Servicer will not be entitled to reimbursement for such Compensating Interest Payments. Consequently, to the extent the Servicer is so obligated, neither partial nor full Prepayments will reduce the amount of interest passed through to Certificateholders the following month from the amount which would have been passed through in the absence of such prepayments. If the Servicer is not obligated to make Compensating Interest Payments, or if such payments are insufficient to cover the interest shortfall, partial or full prepayments will reduce the amount of interest passed through to Certificateholders, as described in the applicable Prospectus Supplement.

     Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                       CHASE MORTGAGE FINANCE CORPORATION

     Chase Mortgage Finance Corporation (the "DEPOSITOR"), was incorporated in the State of Delaware on December 4, 1986 as a wholly-owned, limited-purpose finance subsidiary of J. P. Morgan Chase & Co. The Depositor maintains its principal office at 194 Wood Avenue South, Iselin, New Jersey 08830. Its telephone number is (732) 452-8000.

     As described herein under "The Mortgage Pools," "Underwriting Policies," and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" the only obligations, if any, of the Depositor with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans under certain circumstances. The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.


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

     As specified in the related Prospectus Supplement, the Servicer with respect to any Series of Certificates evidencing interests in Mortgage Loans may be an affiliate of the Depositor. The Depositor anticipates that it will acquire Mortgage Loans in the open market or in privately negotiated transactions, which may be through or from an affiliate.

     None of the Depositor, J. P. Morgan Chase & Co., JPMorgan Chase Bank, N.A., Chase Home Finance, LLC, nor any of their affiliates, will insure or guarantee the Certificates of any Series.

                             UNDERWRITING POLICIES

     Except as otherwise set forth in the related Prospectus Supplement, the Depositor expects that the originator of a Mortgage Loan will have applied, in a standard procedure which complies with applicable federal and state laws and regulations, underwriting standards which are intended to evaluate the mortgagor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. FHA Loans and VA Loans will comply with the underwriting policies of FHA and VA, respectively. Except as described below or in the related Prospectus Supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders generally during the period of origination.

     Certain states where the Mortgaged Properties are located may have "anti-deficiency" laws requiring, in general, that lenders providing credit on one- to four-family properties look solely to the property for repayment in the event of foreclosure. The Depositor expects that the underwriting standards applied with respect to the Mortgage Loans (including in states with anti-deficiency laws) will require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. See "Material Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional mortgage loans. There can be no assurance, however, that the past pattern of appreciation in value of the real property securing these loans will continue.

     The adequacy of a Mortgaged Property as security will be determined by appraisal. With respect to a Mortgage Loan made in connection with the Borrower's purchase of the Mortgaged Property, the "appraised value" is the lower of the purchase price or the amount determined by the appraiser. The appraiser must personally inspect the property and will prepare a report which customarily includes a market data analysis based on recent sales of comparable homes and, when deemed applicable, a replacement cost analysis based on the current cost of constructing a similar home.

     The Depositor expects that each prospective Borrower will be required to complete an application which will include information with respect to the applicant's assets, liabilities, income, credit history, employment history and personal information, and furnish an authorization to apply for a credit report which summarizes the Borrower's credit history with local merchants and lenders and any record of bankruptcy. With respect to establishing the applicant's ability to make timely payments on the loans given his or her income and fixed obligations other than housing expenses, the Depositor expects that each originator will have followed procedures generally acceptable to the Fannie Mae and Freddie Mac, except as otherwise described in this Prospectus or a Prospectus Supplement.

     The Depositor will obtain representations and warranties from the seller of the Mortgage Loan (which may or may not be the originator) that the Mortgage Loan was originated in accordance with the underwriting guidelines described above or such other policies as the Depositor may require from time to time. Any Mortgage Loan must be repurchased or substituted for by the seller, unless such Mortgage Loan is otherwise demonstrated to be includible in the Mortgage Pool to the satisfaction of the Depositor. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties."

     The foregoing underwriting policies may be varied for particular Series of Certificates to the extent set forth in the related Prospectus Supplement.

                        SERVICING OF THE MORTGAGE LOANS

     With respect to each Series of Certificates, the related Mortgage Loans will be serviced by JPMorgan Chase Bank, N.A. (or such other entity identified in the Prospectus Supplement), acting alone or, as master servicer, through one or more direct servicers. If JPMorgan Chase Bank, N.A. acts as master servicer with respect to a Series, the related Agreement will provide that JPMorgan Chase Bank, N.A. shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans, that any servicing agreement entered into between JPMorgan Chase Bank, N.A. and a direct servicer will be deemed to be between JPMorgan Chase Bank, N.A. and the direct servicer alone and that the Trustee and the Certificateholders will have no claims, obligations, duties or liabilities with respect to any such agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Subject to the terms of the Agreement, the Servicer generally will be obligated to service and administer the Mortgage Loans in accordance with the specific procedures set forth in the Fannie Mae Seller's Guide and Fannie Mae Servicing Guide, as amended or supplemented from time to time, and, to the extent such procedures are unavailable, in accordance with the mortgage servicing practices of prudent mortgage lending institutions.

     The Servicer will be responsible for using its best reasonable efforts to collect all payments called for under the Mortgage Loans and shall, consistent with each Agreement, follow such collection procedures as it deems necessary and advisable with respect to the Mortgage Loans. Consistent with the above, the Servicer, may, in its discretion, (i) waive any late payment charge and (ii) if a default on the related Mortgage Loan has occurred or is reasonably foreseeable, arrange with the mortgagor a schedule for the liquidation of a delinquency. In the event of any such arrangement the Servicer will be responsible for distributing funds with respect to such Mortgage Loan during the scheduled period in accordance with the original amortization schedule thereof and without regard to the temporary modification thereof.

     The Servicer will be obligated to use it best reasonable efforts to realize upon a defaulted Mortgage Loan in such manner as will maximize the payments to Certificateholders. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the mortgagor or other person, foreclose against such property and proceed for the deficiency against the appropriate person. See "Material Legal Aspects of the Mortgage Loans-Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments. The amount of the ultimate net recovery (including the proceeds of any pool insurance or other guarantee), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan will be distributed to the related Certificateholders on the next Distribution Date following the month of receipt. If specified in the Prospectus Supplement, if such net recovery exceeds the Principal Balance of such Mortgage Loan plus one month's interest thereon at the Remittance Rate, the excess will be paid to the Servicer as additional servicing compensation. The Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgaged Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds in respect of the related Mortgage Loan.

     If a Mortgaged Property has been or is about to be conveyed by the mortgagor, the Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under applicable law or such enforcement would adversely affect or jeopardize coverage under any related primary mortgage insurance policy or pool insurance policy. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer, with the consent of the insurer under any insurance policy implicated thereby, may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note. Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Mortgage Loans--Enforceability of Due-on-Sale Clauses". In


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

connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

     The Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to mortgagors on balances in such account or accounts to the extent required by law.

PRIVATE MORTGAGE INSURANCE

     Each Agreement will obligate the Servicer to exercise its best reasonable efforts to maintain and keep in full force and effect a private mortgage insurance policy on all Mortgage Loans that have a Loan-to-Value Ratio in excess of 80%.

     A private mortgage insurance policy may provide that, as an alternative to paying a claim thereunder, the mortgage insurer will have the right to purchase the Mortgage Loan following the receipt of a notice of default, at a purchase price equal to the sum of the principal balance of the Mortgage Loan, accrued interest thereon and the amount of certain advances made by the Servicer with respect to the Mortgage Loan. The mortgage insurer may have such purchase right after the borrower has failed to make three scheduled monthly payments (or one payment if it is the first payment due on the Mortgage Loan) or after any foreclosure or other proceeding affecting the Mortgage Loan or the Mortgaged Property has been commenced. The proceeds of any such purchase will be distributed to Certificateholders on the applicable Distribution Date. A mortgage insurer may be more likely to exercise such purchase option when prevailing interest rates are low relative to the interest rate borne by the defaulted Mortgage Loan, in order to reduce the aggregate amount of accrued interest that the insurer would be obligated to pay upon payment of a claim.

HAZARD INSURANCE

     The Servicer will cause to be maintained for each Mortgaged Property a standard hazard insurance policy. The coverage of such policy is required to be in an amount at least equal to the maximum insurable value of the improvements which are a part of such property from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. All amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of property subject to the related Mortgage or property acquired by foreclosure or amounts released to the related mortgagor in accordance with the Servicer's normal servicing procedures) will be deposited in the Collection Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, pollution, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, the Agreement will require that flood insurance be maintained in an amount representing coverage not less than the least of (i) the principal balance owing on such Mortgage Loan from time to time, (ii) the maximum insurable value of the improvements which are a part of such property from time to time or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Depositor may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance."


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

     Most of the properties securing the Mortgage Loans will be covered by homeowners' insurance policies, which, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the lesser of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

     The Servicer will cause to be maintained on any Mortgaged Property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of the related Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure, plus accrued interest and the Servicer's good-faith estimate of the related liquidation expenses to be incurred in connection therewith.

     The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Mortgage Loan, one or more blanket insurance policies covering hazard losses on the Mortgage Loans. The Servicer will pay the premium for such policy on the basis described therein and will pay any deductible amount with respect to claims under such policy relating to the Mortgage Loans.

ADVANCES

     To the extent specified in the Prospectus Supplement, in the event that any Borrower fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Servicer will be obligated to advance the entire amount of such payment adjusted in the case of any delinquent interest payment to the applicable Net Mortgage Rate. This obligation to advance will be limited to amounts which the Servicer reasonably believes will be recoverable by it out of liquidation proceeds or otherwise in respect of such Mortgage Loan. The Servicer will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, the Servicer will be entitled to reimbursement for any such advance
(i) from Liquidation Proceeds or Insurance Proceeds received if such Mortgage Loan is foreclosed prior to any payment to Certificateholders in respect of the repossession or foreclosure and (ii) from receipts or recoveries on all other Mortgage Loans or from any other assets of the Trust Fund, for all or any portion of such advance which the Servicer determines, in good faith, may not be ultimately recoverable from such liquidation or insurance proceeds (a "NONRECOVERABLE ADVANCE"). Any Nonrecoverable Advance will be reimbursable out of the assets of the Trust Fund. The amount of any scheduled payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a Borrower providing for the postponement or modification of the due date or amount of such scheduled payment. If specified in the Prospectus Supplement, the Trustee for the related Series will make advances of delinquent payments of principal and interest in the event of a failure by the Servicer to perform such obligation.

     Any such obligation to make advances may be limited to amounts due holders of certain classes of Certificates of the related Series or may be limited to specified periods or otherwise as specified in the Prospectus Supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of all or a portion of the difference between the Mortgage Rate for such Mortgage Loan and the related Remittance Rate. In addition to its primary compensation, the


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

Servicer will retain all assumption fees, late payment charges and other miscellaneous charges, all to the extent collected from Borrowers. In the event the Servicer is acting as master servicer under an Agreement, it will receive compensation with respect to the performance of its activities as master servicer.

     The Servicer generally will be responsible for paying all expenses incurred in connection with the servicing of the Mortgage Loans (subject to limited reimbursement as described under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Collection Account"), including, without limitation, payment of any premium for any Advance Guarantee, Deposit Guarantee, Bankruptcy Bond, repurchase bond or other guarantee or surety, payment of the fees and the disbursements of the Trustee and the independent accountants, payment of the compensation of any direct servicers of the Mortgage Loans, payment of all fees and expenses in connection with the realization upon defaulted Mortgage Loans and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer may assign any of its primary servicing compensation in excess of that amount customarily retained as servicing compensation for similar assets.

RESIGNATION, SUCCESSION AND INDEMNIFICATION OF THE SERVICER

     The Agreement will provide that the Servicer may not resign from its obligations and duties as servicer or master servicer thereunder, except upon determination that its performance of such duties is no longer permissible under applicable law or with the consent of the Depositor and all of the Certificateholders. No such resignation will become effective until the Trustee or a successor has assumed the Servicer's servicing obligations and duties under such Agreement. The Guarantor's obligations under any Advance Guarantee or Deposit Guarantee will, upon issuance thereof, be irrevocable, subject to certain limited rights of assignment as described in the Prospectus Supplement if applicable.

     The Agreement will provide that neither the Depositor nor the Servicer nor, if applicable, the Guarantor, nor any of their respective directors, officers, employees or agents, shall be under any liability to the Trust Fund or the Certificateholders of the related Series for taking any action, or for refraining from taking any action, in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Servicer nor, if applicable, the Guarantor, nor any such person, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will also provide that the Depositor, the Servicer and, if applicable, the Guarantor and their respective directors, officers, employees and agents are entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Depositor nor the Servicer nor, if applicable, the Guarantor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to the Servicer's servicing responsibilities under such Agreement or the Guarantor's payment obligations under any Limited Guarantee, respectively, and which in its respective opinion may involve it in any expense or liability. Each of the Depositor, the Servicer and, if applicable, the Guarantor may, however, in its respective discretion undertake any such action which it may deem necessary or desirable in respect of such Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and, if applicable, the Guarantor, will be entitled to be reimbursed therefor from amounts deposited in the Collection Account.

     Any corporation into which the Servicer may be merged or consolidated or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation succeeding to the business of the Servicer, which assumes the obligations of the Servicer, will be the successor of the Servicer under each Agreement.

                      THE POOLING AND SERVICING AGREEMENT

     This Prospectus summarizes the material provisions of the Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement


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

applicable to a particular Series of Certificates. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE LOANS; WARRANTIES

     At the time of issuance of each Series of Certificates, the Depositor will cause the Mortgage Loans in the Trust Fund represented by that Series of Certificates to be assigned to the Trustee, together with all principal and interest due on or with respect to such Mortgage Loans, other than principal and interest due on or before the Cut-Off Date and Prepayments of principal received before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing such Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for that Series (the "MORTGAGE LOAN SCHEDULE"). The Mortgage Loan Schedule will include, as to each Mortgage Loan, information as to the outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the Mortgage Rate, the current scheduled monthly payment, the number of months remaining until the stated maturity date of each Note and the location of the related Mortgaged Property.

     In addition, the Depositor will, as to each Mortgage Loan, deliver to the Trustee (i) the Note, endorsed to the order of the Trustee by the holder/payee thereof without recourse; (ii) the "buy-down" agreement (if applicable); (iii) a Mortgage and Mortgage assignment meeting the requirements of the Agreement; (iv) all Mortgage assignments from the original holder of the Mortgage Loan, through any subsequent transferees to the transferee to the Trustee; (v) the original lender's title insurance policy, or other evidence of title, or if a policy has not been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company; (vi) as to each Mortgage Loan, an original certificate of Primary Mortgage Insurance Policy (or copy certified to be true by the originator) to the extent required under the applicable requirements for the Mortgage Pool; and (vii) such other documents as may be described in the applicable Prospectus Supplement. Except as expressly permitted by the Agreement, all documents so delivered are to be original executed documents; provided, however, that in instances where the original recorded document has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy containing a certification of the appropriate judicial or other governmental authority of the jurisdiction, and the Servicer shall cause the originals of each Mortgage and Mortgage assignment which is so unavailable to be delivered to the Trustee as soon as available.

     The Trustee will hold such documents for each Series of Certificates in trust for the benefit of all Certificateholders of such Series. The Trustee is obligated to review such documents for each Mortgage Loan within 270 days after the conveyance of the Mortgage Loan to it. If any document is found by the Trustee not to have been executed or received or to be unrelated to the Mortgage Loan identified in the Agreement, the Trustee will promptly notify the Depositor. The Depositor, or another party specified in the applicable Prospectus Supplement, will be required to cure such defect or to repurchase the Mortgage Loan or to provide a substitute Mortgage Loan. See "Repurchase or Substitution" below.

     In the Agreement for each Series, the Depositor or another party described in the Agreement (the "REPRESENTING PARTY") will make certain representations and warranties with respect to the Mortgage Loans. The representations and warranties in each Agreement will generally include that (i) the information set forth in the Mortgage Loan Schedule is true and correct in all material respects at the date or dates with respect to which such information is furnished; (ii) each Mortgage constitutes a valid and enforceable first or second lien on the Mortgaged Property, including all improvements thereon (subject only to (A) the lien of current real property taxes and assessments, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and not adversely affecting the value of the Mortgaged Property and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage); (iii) each Primary Mortgage Insurance Policy is in full force and effect, and (except where noted in the Agreement) each Mortgage Loan which has a Loan-to-Value Ratio greater than 80% is subject to a Primary Mortgage Insurance Policy; (iv) at the date of initial issuance of the Certificates, no Mortgage Loan was more than 30 days delinquent in payment, no Mortgage Loan had more than one delinquency in excess of 30 days during the preceding 12-month period; (v) at the time each Mortgage Loan was originated and, to the best knowledge of the Representing Party, at the date of initial issuance of the Certificates, there are no delinquent taxes, assessments or other outstanding charges affecting the Mortgaged Property; (vi) each Mortgage Loan was originated in compliance with and complied at the time of origination in all material respects with applicable laws, including usury, equal credit opportunity and disclosure laws; (vii) each Mortgage Loan is covered by a lender's title insurance policy insuring the priority of the lien of the Mortgage in the original principal amount of such Mortgage Loan, and each such policy is in full force and effect; and (viii) immediately prior to the assignment to the Trust Fund the Depositor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any lien, claim, charge, encumbrance or security interest of any kind.

     Upon the discovery or notice of a breach of any of such representations or warranties which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Depositor or the applicable party will cure the breach or repurchase such Mortgage Loan or will provide a substitute Mortgage Loan in the manner described under "Repurchase or Substitution" below. This obligation to repurchase or substitute constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach of representations and warranties.

     The Agreement for a Series of Certificates may provide that the Servicer may, at its sole option, purchase from the Trust Fund, at the price specified in the Agreement, any Mortgage Loan as to which the related Borrower has failed to make full payments as required under the related Note for three consecutive months.

PAYMENTS ON MORTGAGE LOANS; COLLECTION ACCOUNT

     It is expected that the Agreement for each Series of Certificates will provide that the Servicer will establish and maintain a Collection Account in the name of the Trustee for the benefit of the Certificateholders. The amount at any time credited to the Collection Account will be fully-insured to the maximum coverage possible or shall be invested in Permitted Investments, all as described in the applicable Prospectus Supplement. In addition, an account (a "CERTIFICATE ACCOUNT") may be established for the purpose of making distributions to Certificateholders if and as described in the applicable Prospectus Supplement.

     The Servicer will deposit in the Collection Account, as described more fully in the applicable Prospectus Supplement, amounts representing the following collections and payments (other than in respect of principal of or interest on the Mortgage Loans due on or before the Cut-Off Date and Prepayments of principal received before the Cut-Off Date): (i) all installments of principal and interest on the applicable Mortgage Loans and any principal and/or interest required to be advanced by the Servicer that were due on the immediately preceding Due Date, net of servicing fees due the Servicer and other amounts, if any, specified in the applicable Prospectus Supplement; (ii) all amounts received in respect of such Mortgage Loans representing late payments of principal and interest to the extent such amounts were not previously advanced by the Servicer with respect to such Mortgage Loans, net of servicing fees due the Servicer; (iii) all Principal Prepayments (whether full or partial) on such Mortgage Loans received, together with interest calculated at the Mortgage Rate (net of servicing fees due the Servicer) to the end of the calendar month during which such Principal Prepayment shall have been received by the Servicer, to the extent received from the mortgagor or advanced by the Servicer, as described under "Servicing of the Mortgage Loans-Advances" herein; and (iv) any amounts received by the Servicer as Insurance Proceeds (to the extent not applied to the repair or restoration of the Mortgaged Property) or Liquidation Proceeds.

REPURCHASE OR SUBSTITUTION

     The Trustee will review the documents delivered to it with respect to the assets of the applicable Trust Fund within 270 days after execution and delivery of the related Agreement. If any document required to be delivered by the Depositor is not delivered or is found to be defective in any material respect, then within 90 days after notice of such defect, the Depositor will (a) cure such defect, (b) remove the affected Mortgage Loan from the Trust Fund and substitute one or more other mortgage loans therefor or (c) repurchase the Mortgage Loan from the Trustee for a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance

Rate from the date on which interest was last paid by the applicable Borrower or Advanced by the Servicer to the first day of the month in which such purchase price is to be distributed to the related Certificateholders and the aggregate of any unreimbursed Advances. This repurchase and substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders against the Depositor for a material defect in a document relating to a Mortgage Loan.

     The Depositor will agree, within 90 days of the earlier of the discovery by the Depositor or receipt by the Depositor of notice from the Trustee or the Servicer of its discovery of any breach of any representation or warranty of the Depositor set forth in the related Agreement with respect to the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan (a "DEFECTIVE MORTGAGE LOAN") or the value of a Mortgage Loan, to either (a) cure such breach in all material respects, (b) repurchase such Defective Mortgage Loan at a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid by the applicable Borrower or Advanced by the Servicer to the first day of the month in which such purchase price is to be distributed to the related Certificateholders and the aggregate of any unreimbursed Advances or
(c) remove the affected Mortgage Loan from the Trust Fund and substitute one or more other mortgage loans or contracts therefor. This repurchase or substitution obligation will constitute the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders for any such breach.

     If so specified in the Prospectus Supplement for a Series where the Depositor has acquired the related Mortgage Loans, in lieu of agreeing to repurchase or substitute Mortgage Loans as described above, the Depositor may obtain such an agreement from the entity which sold such mortgage loans, which agreement will be assigned to the Trustee for the benefit of the holders of the Certificates of such Series. In such event, the Depositor will have no obligation to repurchase or substitute mortgage loans if such entity defaults in its obligation to do so.

     If a mortgage loan is substituted for another Mortgage Loan as described above, the new mortgage loan will have the following characteristics, or such other characteristics as may be specified in the Prospectus Supplement: (i) a Principal Balance (together with any other new mortgage loan so substituted), as of the first Distribution Date following the month of substitution, after deduction of all payments due in the month of substitution, not in excess of the Principal Balance of the removed Mortgage Loan as of such Distribution Date (the amount of any difference, plus one month's interest thereon at the applicable Net Mortgage Rate, to be deposited in the Collection Account on the business day prior to the applicable Distribution Date), (ii) a Mortgage Rate not less than, and not more than one percentage point greater than, that of the removed Mortgage Loan, (iii) a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed Mortgage Loan, (iv) a Loan-to Value Ratio at origination not greater than that of the removed Mortgage Loan, and (v) in the reasonable determination of the Depositor, be of the same type, quality and character (including location of the Mortgaged Property) as the removed Mortgage Loan (as if the defect or breach giving rise to the substitution had not occurred) and be, as of the substitution date, in compliance with the representations and warranties contained in the Agreement.

     If a REMIC election is to be made with respect to all or a portion of a Trust Fund, any such substitution will occur within two years after the initial issuance of the related Certificates.

CERTAIN MODIFICATIONS AND REFINANCINGS

     The Agreement will permit the Servicer to modify any Mortgage Loan upon the request of the related Borrower, and will also permit the Servicer to solicit such requests by offering Borrowers the opportunity to refinance their Mortgage Loans, provided in either case that the Servicer purchases such Mortgage Loan from the Trust Fund immediately following such modification. Any such modification may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any such purchase will be for a price equal to 100% of the Principal Balance of such Mortgage Loan, plus accrued and unpaid interest thereon to the date of purchase at the applicable Remittance Rate, net of any unreimbursed advances of principal and interest thereon made by the Servicer. Such purchases may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and Borrowers request (and/or the Servicer offers) modifications as an alternative to refinancings through other mortgage originators. If a REMIC election is made with respect to all or a portion of the related Trust Fund, the Servicer will indemnify the REMIC against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC as a result of any such modification or purchase.

     The Agreement will provide that if the Servicer in its individual capacity agrees to refinance any Mortgage Loan as described above, such Mortgage Loan will be assigned to the Servicer by the Trustee upon certification that the Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon at the Remittance Rate has been deposited in the Collection Account.

EVIDENCE AS TO COMPLIANCE

     The Agreement will provide that a firm of independent public accountants will furnish to the Trustee on or before April 15 (or such other date as set forth in the Prospectus Supplement) of each year, beginning with April 15 (or such other date as set forth in the Prospectus Supplement) in the fiscal year which begins not less than three months after the date of the initial issue of Certificates, a statement as to compliance by the Servicer with certain standards relating to the servicing of the Mortgage Loans.

     The Agreement will also provide for delivery to the Trustee on or before April 15 (or such other date as set forth in the Prospectus Supplement) of each fiscal year, beginning with April 15 (or such other date as set forth in the Prospectus Supplement) in the fiscal year which begins not less than three months after the date of the initial issue of the Certificates, a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

THE TRUSTEE

     Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and the Servicer. In addition, the Depositor and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Fund relating to a particular Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document, and will not be accountable for the use or application by the Depositor or Servicer of any funds paid to the Depositor or Servicer in respect of the Certificates or the related assets, or amounts deposited into the Collection Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

     The Trustee may resign at any time, and the Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Depositor will be obligated to appoint a successor Trustee, any such successor to be approved by the Guarantor if so specified in the Prospectus Supplement in the event that the Guarantor has issued any Limited Guarantee with respect to the Certificates. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Servicer or the Paying Agent (as specified in the Agreement) will mail to Certificateholders and such other parties specified in the Agreement a statement prepared by it and generally setting forth, to the extent applicable to any Series, among other things:

          (i) The aggregate amount of the related distribution allocable to principal, separately identifying the amount allocable to each class;

          (ii) The amount of such distribution allocable to interest separately identifying the amount allocable to each class;

          (iii) The amount of servicing compensation received by the Servicer in respect of the Mortgage Loans during the month preceding the month of the Distribution Date;

          (iv) The aggregate certificate principal balance (or notional principal balance) of each class of Certificates after giving effect to distributions and allocations, if any, of losses on the Mortgage Loans on such Distribution Date;

          (v) The aggregate certificate principal balance of any class of Accrual Certificates after giving effect to any increase in such certificate principal balance that results from the accrual of interest that is not yet distributable thereon;

          (vi) The aggregate amount of any advances made by the Servicer included in the amounts distributed to Certificateholders on such Distribution Date;

          (vii) If any class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the Mortgage Loans; and

          (viii) The aggregate Principal Balance of Mortgage Loans which were delinquent as to a total of one, two or three or more installments of principal and interest or were in foreclosure.

     The Servicer will provide Certificateholders which are federally insured savings and loan associations, banks or insurance companies with certain reports and with access to information and documentation regarding the Mortgage Loans included in the Trust Fund sufficient to permit such entities to comply with applicable regulations of the Office of Thrift Supervision or other relevant regulatory authorities.

EVENTS OF DEFAULT

     Events of Default under the Agreement with respect to a Series of Certificates will consist of: (i) any failure by the Servicer in the performance of any obligation under the Agreement which causes any payment required to be made under the terms of the Certificates or the Agreement not to be timely made, which failure continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by Certificateholders representing not less than 25% of the Voting Rights of any class of Certificates; (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer in the Certificates or in the Agreement which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders representing not less than 25% of the Voting Rights of all classes of Certificates; (iii) the entering against the Servicer of a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (iv) the consent by the Servicer to the appointment of a conservator, receiver, liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; (v) the admission by the Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable insolvency or


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

reorganization statute, the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations; and
(vi) notice by the Servicer that it is unable to make an Advance required to be made pursuant to the Agreement.

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under the Agreement remains unremedied by the Servicer, the Trustee, or holders of Certificates evidencing interests aggregating more than 50% of such Certificates, may terminate all of the rights and obligations of the Servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements, provided that if the Trustee had no obligation under the Agreement to make advances of delinquent principal and interest on the Mortgage Loans upon the failure of the Servicer to do so, or if the Trustee had such obligation but is prohibited by law or regulation from making such advances, the Trustee will not be required to assume such obligation of the Servicer. The Servicer shall be entitled to payment of certain amounts payable to it under the Agreement, notwithstanding the termination of its activities as servicer. No such termination will affect in any manner the Guarantor's obligations under any Limited Guarantee, except that the obligation of the Servicer to make advances of delinquent payments of principal and interest (adjusted to the applicable Remittance Rate) will become the direct obligations of the Guarantor under the Advance Guarantee until a new servicer is appointed. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution with a net worth of at least $15,000,000 and is a Fannie Mae or Freddie Mac approved seller/servicer in good standing and, if the Guarantor has issued any Limited Guarantee with respect to the Certificates, approved by the Guarantor, to act as successor to the Servicer, as servicer, under such Agreement. In addition, if the Guarantor has issued any Limited Guarantee with respect to the related Series of Certificates, the Guarantor will have the right to replace any successor servicer with an institution meeting the requirements described in the preceding sentence. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under such Agreement.

     No holder of Certificates will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any class evidencing, in the aggregate, 25% or more of the interests in such class have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Agreement may be amended by the Depositor, the Servicer and the Trustee, and if the Guarantor has issued any Limited Guarantee with respect to the Certificates, with the consent of the Guarantor, but without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to take any action necessary to ensure continuing compliance with Regulation AB promulgated under the Securities Act of 1933 and the Exchange Act of 1934 (as the same may be amended from time to time) to take any action necessary to ensure continuing treatment of the Trust Fund as to which a REMIC election has been made, to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Internal Revenue Code of 1986, as amended (the "CODE") or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Certificateholders of that Series or cause the Trust Fund to fail to qualify as a REMIC. The Agreement may also be amended by the Depositor, the Servicer and the Trustee with the consent of holders of Certificates evidencing interests


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

aggregating not less than 66(2)/3% of all interests of each class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of Certificateholders of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) change the percentage requirement for the Servicer to repurchase all remaining Mortgage Loans from the Trust Fund or (iii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such affected class then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

     The obligations of the parties to the Agreement for each Series will terminate upon (i) the purchase of all the Mortgage Loans or Agency Securities, as described in the applicable Prospectus Supplement or (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or Agency Security, or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement. In no event, however, will the trust created by an Agreement continue beyond the expiration of 21 years from the death of the survivor of the descendants living on the date of the Agreement of a specific person named in such Agreement. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder, and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

     As described in the applicable Prospectus Supplement, the Agreement for each Series may permit, but not require, the Depositor, the Servicer or another party to purchase from the Trust Fund for such Series all remaining Mortgage Loans, Agency Securities, and all property acquired in respect of such assets, at a price described in the Prospectus Supplement, subject to the condition that the aggregate outstanding principal balance of the Mortgage Loans or Agency Securities for such Series at the time of purchase shall be less than a percentage of the aggregate principal balance at the Cut-Off Date specified in the Prospectus Supplement. The exercise of such right will result in the early retirement of the Certificates of that Series.

                  MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of the material legal aspects of mortgage loans.

GENERAL

     The Mortgages will be either deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee or the trustee of an inter vivos revocable trust (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. In the case of an inter vivos revocable trust, there are three parties because title to the property is held by the trustee under the trust instrument of which the home occupant is the primary beneficiary; at origination of a mortgage loan, the primary beneficiary and the trustee execute a mortgage note and the trustee executes a mortgage or deed of trust, with the primary beneficiary agreeing to be bound by its terms. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the borrower/homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are


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governed by the law of the state in which the real property is located, as well as by federal law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

FORECLOSURE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. In either event, the amounts expended are added to the balance due on the junior loan, and the rights of the junior mortgagee may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.


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

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that the lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.

     Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

RIGHT OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     ANTI-DEFICIENCY STATUTES

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     BANKRUPTCY LAWS

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies in connection with the collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan of reorganization to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and


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reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 11 or Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. If the borrower has filed a petition under Chapter 13, federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured solely by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees, if specifically provided for, and costs to the extent the value of the security exceeds the debt.

     TAX LIENS

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Mortgage Loan.

CONSUMER PROTECTION LAWS

     Substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws and their implementing regulations include the federal Truth in Lending Act (and Regulation Z), Real Estate Settlement Procedures Act (and Regulation X), Equal Credit Opportunity Act (and Regulation B), Fair Credit Billing Act, Fair Credit Reporting Act, Fair Housing Act, as well as other related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors rescinding the mortgage loans against either the originators or assignees.

     For Truth in Lending violations, one of the remedies available to the borrowers under certain affected non-purchase money mortgage loans is rescission, which, if elected by the borrower, would serve to cancel the loan and merely require the borrower to pay the principal balance of the mortgage loan, less a credit for interest paid, closing costs and prepaid finance charges.

     The Depositor or another Representing Party will represent in the Agreement that all applicable laws, including the Truth in Lending Act, were complied with in connection with origination of the Mortgage Loans. In the event that such representation is breached in respect of any Mortgage Loan in a manner that materially and adversely affects Certificateholders, the Depositor or such Representing Party will be obligated to repurchase the affected Mortgage Loan at a price equal to the unpaid principal balance thereof plus accrued interest as provided in the Agreement or to substitute a new mortgage loan in place of the affected Mortgage Loan.

ENFORCEABILITY OF DUE-ON-SALE CLAUSES

     Unless the Prospectus Supplement indicates otherwise, all of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions contained in the Garn-St Germain Act and


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regulations promulgated by Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the OTS which preempt state law restrictions on the enforcement of due-on-sale clauses.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of three years or less and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board as succeeded by the OTS also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Servicer to enforce due-on-sale clauses may result in the Trust Fund including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the transferor's Mortgage Loan. Any inability of the Servicer to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first or second mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     Under the Agreement for each Series of Certificates, the Depositor will represent and warrant to the Trustee that the Mortgage Loans have been originated in compliance in all material respects with applicable state laws, including usury laws.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a borrower who enters military service after the origination for such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service ordered to federal duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability for the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application for the Relief Act will be allocated on a pro rata basis to the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.


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

     Under the applicable Agreement, the Servicer will not be required to make deposits to the Collection Account for a Series of Certificates in respect of any Mortgage Loan as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and Certificateholders will bear such loss.

LATE CHARGES, DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENT

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ENVIRONMENTAL CONSIDERATIONS

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "CONSERVATION ACT") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates. Moreover, certain federal statutes and


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certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "ENVIRONMENTAL LIEN"). All subsequent liens on such property generally are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related Series.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act ("RICO"), the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                            LEGAL INVESTMENT MATTERS

     The Prospectus Supplement for each Series of Certificates will specify, which, if any, of the classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("NON-SMMEA CERTIFICATES") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of Certificates that (i) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (ii) are part of a Series evidencing interests in a Trust Fund consisting of mortgage loans secured by among other things, a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain multifamily loans, originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities", such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the


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United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(1) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities and residual interests in mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", and with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations


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concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose requirements on employee benefit plans (including retirement plans and arrangements, collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or the Code (collectively, "PLANS") and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that, in general, the assets of a Plan subject to ERISA be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan or who provides investment advice with respect to the assets of a Plan for a fee generally is considered to be a fiduciary of such Plan. Accordingly, before authorizing the investment of the assets of a Plan, a fiduciary should consider (i) whether the investment is for the exclusive benefit of Plan participants and beneficiaries, (ii) whether the investment satisfies the applicable diversification requirements, (iii) whether the investment is in accordance with the governing Plan documents and instruments, and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries should also consider ERISA's prohibition on improper delegation of control over, or responsibility for, the assets of a Plan. In addition to the imposition by ERISA of general fiduciary standards of conduct, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST") and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

     The United States Department of Labor (the "DOL") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "PLAN ASSET REGULATION"). The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be the assets of the Plan unless certain exceptions apply.

     Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust Fund. In such an event, the Seller, the Master Servicer, the Trustee, any insurer of the Mortgage Loans and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code ("SIMILAR LAW"), with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The Plan Asset Regulation contains a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. Pursuant to Section 3(42) of ERISA, equity investment in the entity will not be significant if immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by "benefit plan investors." The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis. However, pursuant to Section 3(42) of ERISA, an entity shall be considered to hold plan assets only to the extent of the percentage of the equity interest in the entity held by benefit plan investors. "Benefit Plan Investor" means an employee benefit plan subject to Part 4 of Title I of ERISA, a plan to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of any such plan by reason of a plan's investment in the entity.

     An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset


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

Regulation. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

     Even if securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions with persons who provide services to Plans; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "INVESTOR-BASED EXEMPTIONS").

     It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions. Nevertheless, a Plan generally should not purchase such securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

     The DOL has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

     DOL Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") exempts from the prohibited transaction rules of ERISA and Section 4975 of the Code certain transactions relating to the servicing and operation of residential mortgage pool investment trusts and the direct or indirect sale, exchange, transfer and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by either first or second mortgages, or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

     PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of (A) one percent of the aggregate principal balance of all covered pooled mortgage loans or (B) one percent of the principal balance of the largest covered mortgage; (ii) the existence of a pool trustee who is not an affiliate of the

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pool sponsor (other than generally in the event of a default by the pool sponsor which causes the pool trustee to assume duties of the sponsor pursuant to the terms of the pooling and servicing agreement); and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

     Although the Trustee for any Series of Certificates will be unaffiliated with the Servicer, there can be no assurance that the first or third conditions of PTCE 83-1 referred to above will be satisfied with respect to any Certificates. In addition, the nature of a trust fund's assets or the characteristics of one or more classes of a related Series of Certificates may not be included within the scope of PTCE 83-1 or any other class exemption under ERISA.

     In the case of any Plan with respect to which the Depositor, the Servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will apply only if, in addition to the other requirements: (i) the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in certificates; (ii) the Plan pays no more for the certificates than would be paid in an arm's-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of certificates to the Plan; (iv) the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of certificates is acquired by persons independent of the Depositor, the Servicer, the insurer and the trustee. Before purchasing certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of any other prohibited transaction exemptions, the Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan in reliance on PTCE 83-1.

     The DOL has issued to each of a number of underwriters of mortgage and asset-backed securities an individual prohibited transaction exemption (the "EXEMPTION"), each of which was amended by Prohibited Transaction Exemption ("PTE") 97-34, PTE 2000-58 and PTE 2002-41, and which is applicable to certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets (including single and multi-family residential mortgage loans, home equity loans or receivables, and manufactured housing loans and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

     The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder. First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans, manufactured housing loans or receivables and home equity loans or receivables backing certain types of certificates, as described below (referred to collectively as "loans")). Third, unless the certificates are issued in Designated Transactions (as defined below) and are backed by fully-secured loans, they may not be subordinated. Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of Designated Transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, A Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc (each, a "RATING AGENCY"). Fifth, the trustee generally cannot be an affiliate of any member of the Restricted Group (as defined below), other than the underwriter. Sixth, (i) the sum of all payments made to, and retained by, the underwriters must represent not more than reasonable compensation for underwriting the certificates; (ii) the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and (iii) the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person's services under the agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of certificates, and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. "DESIGNATED TRANSACTION" means a transaction in which the assets underlying the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single family residential, multi-family residential, commercial real estate or leasehold interests therein. "RESTRICTED GROUP" means, with respect to a class of Certificates: (i) the underwriter; (ii) the Depositor; (iii) the Servicer; (iv) the insurer; (v) the trustee; (vi) the counterparty in any Swap (as defined below) held as an asset of the trust fund; and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as the date of the initial issuance of the Certificates.

     The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date (the "DOL PRE-FUNDING PERIOD") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met. First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%). Second, all loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency. Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial insurance of the certificates by the trust fund. Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the trust fund on the closing date. Fifth, either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the seller or
(ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date. Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement. Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency, and
(i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency. Finally, certain disclosure requirements must be met.

     PTE 2000-58 amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets on or after November 13, 2000 eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral.

     In the case where the certificates are backed by trust fund assets which are residential, home equity, multi-family or commercial loans which are Designated Transactions, the amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a Rating

Agency and to be subordinated. In addition, one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that (a) the rights and interests evidenced by certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same trust fund, (b) such certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

     In the event that certificates do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

     PTE 2000-58 also permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the trust fund, an interest-rate cap contract (collectively, a "SWAP" or "SWAP AGREEMENT") is a permitted trust fund asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and (e) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer or Depositor.

     An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index, with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE INTEREST RATE"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the Swap relates, or
(ii) the portion of the principal balance of such class represented by obligations ("ALLOWABLE NOTIONAL AMOUNT"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("LEVERAGED"); (e) has a final termination date that is either the earlier of the date on which the trust terminates or the related class of certificates are fully repaid; and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating Agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates, and such fiduciary is either (i) a "qualified professional asset manager" under PTCE 84-14, (ii) an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.


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     In "rating dependent Swaps" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year). In the event that the Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such a ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class, (iii) after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, the assets of such plans may be invested in securities without regard to the ERISA considerations described above, subject to the provisions of Similar Law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.


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     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to the availability of any other prohibited transaction exemptions, including PTE 83-1 and the Exemption. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code. The sale of Certificates to a Plan is in no respect a representation by any party that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion represents the opinion of Dechert LLP as to the material federal income tax consequences of purchasing, owning and disposing of Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. It is recommended that investors consult their own tax advisors regarding the Certificates.

     For purposes of this discussion, unless otherwise specified, the term "Owner" will refer to the beneficial owner of a Certificate.

REMIC ELECTIONS

     Under the Internal Revenue Code of 1986, as amended (the "CODE"), an election may be made to treat the Trust Fund related to each Series of Certificates (or segregated pools of assets within the Trust Fund) as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the Certificates of any class will represent either "regular interests" in a REMIC within the meaning of Section 860G(a)(1) of the Code ("REGULAR CERTIFICATES") or "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code ("RESIDUAL CERTIFICATES"). The Prospectus Supplement for each Series of Certificates will indicate whether an election will be made to treat the Trust Fund as one or more REMICs, and if so, which Certificates will represent Regular Certificates and which will represent Residual Certificates.

     If a REMIC election is made, the Trust Fund, or each portion thereof that is treated as a separate REMIC, will be referred to as a "REMIC POOL". If the Trust Fund is comprised of two REMIC Pools, one will be a "MASTER REMIC" and one a "SUBSIDIARY REMIC". The assets of the Subsidiary REMIC will consist of the Mortgage Loans and related Trust Fund assets. The assets of the Master REMIC will consist of all of the regular interests issued by the Subsidiary REMIC.

     The discussion below under the heading "REMIC Certificates" considers Series for which a REMIC election will be made. Series for which no such election will be made are addressed under "Non-REMIC Certificates".

REMIC CERTIFICATES

     The discussion in this section applies only to a Series of Certificates for which a REMIC election is made.

TAX OPINION.

     Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of Certificates for which a REMIC election is made, Dechert LLP, counsel to the Depositor, will deliver an additional opinion, dated as of the date of such issuance, that with respect to each such Series of Certificates, under then existing law and assuming compliance by the Depositor, the Servicer and the Trustee for such Series


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with all of the provisions of the related Agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the Certificates of such Series will represent either Regular Certificates or Residual Certificates.

STATUS OF CERTIFICATES.

     The Certificates will be:

     o assets described in Section 7701(a)(19)(C) of the Code (relating to the qualification of certain corporations, trusts, or associations as real estate investment trusts); and

     o "real estate assets" under Section 856(c)(5)(B) of the Code (relating to real estate interests, interests in real estate mortgages, and shares or certificates of beneficial interests in real estate investment trusts), in each case to the extent the assets of the related REMIC Pool are so treated; provided, in each case, that if at all times 95% or more of the assets of the REMIC Pool qualify under the foregoing Code sections, then the Certificates will so qualify in their entirety. Interest on the Regular Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that the income of the REMIC Pool is so treated; provided, that if at all times 95% or more of the assets of the REMIC Pool qualify as "real estate assets" under Section 856(c)(5)(B) of the Code, then all interest on the Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     The rules described in the preceding paragraph will be applied to a Trust Fund consisting of two REMIC Pools as if the Trust Fund were a single REMIC holding the assets of the Subsidiary REMIC.

INCOME FROM REGULAR CERTIFICATES.

     GENERAL. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

     Except as otherwise noted, the discussion below is based upon regulations adopted by the Internal Revenue Service applying the original issue discount rules of the Code (the "OID REGULATIONS").

     ORIGINAL ISSUE DISCOUNT. Certain Regular Certificates may have "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

     The total amount of original issue discount on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the class of Certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are unconditionally and actually payable at least annually over the entire life of the Certificates and
(ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest, in which case all such interest would be included in the Regular Certificate's stated redemption price at maturity. The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of Accrual Certificates, and, as discussed below, Interest Only Certificates. An "Interest Only Certificate" is a Certificate entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in "Income from Regular Certificates--Variable Rate Regular Certificates".

     With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that


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event, Interest Only Certificates would always have original issue discount.
Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such Certificate, then the rules described below under "Premium" would apply. The Prepayment Assumption is the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related Supplement.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions should be determined in accordance with the Prepayment Assumption.

     The Owner of a Regular Certificate must include in income the original issue discount that accrues for each day on which the Owner holds such Certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

     PV End + Dist - PV Beg

Where:

     o PV End = present value of all remaining distributions to be made as of the end of the period;

     o Dist = distributions made during the period includible in the stated redemption price at maturity; and

     o PV Beg = present value of all remaining distributions as of the beginning of the period.

     The present value of the remaining distributions is calculated based on (i) the original yield to maturity of the Regular Certificate, (ii) events (including actual Prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular Certificate will be calculated based on its issue price, assuming that the Certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

     Assuming the Regular Certificates have monthly Distribution Dates, discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

     The daily portions of original issue discount will increase if prepayments on the underlying Mortgage Loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the classes of Regular Certificates of a Series change, any increase or decrease in the present value of the remaining payments to be made on any such class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

     If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such Certificate.

     ACQUISITION PREMIUM. If an Owner of a Regular Certificate acquires such Certificate at a price greater than its "adjusted issue price," but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such Certificate and reduced by the amount of all previous distributions on such Certificate of amounts included in its stated redemption price at maturity.


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     MARKET DISCOUNT. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a Certificate over the Owner's adjusted basis in the Certificate. The Owner of a Certificate with market discount must report ordinary interest income, as the Owner receives distributions on the Certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the Certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the Certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

     In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or
(b) alternatively, either (i) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that Certificate.

     An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under "Original Issue Discount". Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

     Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the Certificate and included in income (as gain from the sale or exchange of the Certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

     PREMIUM. A Regular Certificate, other than an Accrual Certificate or, as discussed above under "Original Issue Discount", an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount is considered to be purchased at a premium. The Owner may elect under Section 171 of the Code to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

     SPECIAL ELECTION TO APPLY OID RULES. In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

     RETAIL REGULAR CERTIFICATES. For purposes of the original issue and market discount rules, a repayment in full of a Retail Certificate that is subject to payment in units or other increments, rather than on a pro rata basis with other Retail Certificates, will be treated in the same manner as any other prepayment.

     VARIABLE RATE REGULAR CERTIFICATES. The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from certain "variable


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rate debt instruments" (or "VRDIS"). A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest, (2) applying the original issue discount rules of the Code to that fixed rate instrument, and (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

     A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15% or if less, 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than or equal to
0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

     In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service has issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Until further guidance is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

     SUBORDINATED CERTIFICATES. Certain Series of Certificates may contain one or more classes of Subordinated Certificates. In the event there are defaults or delinquencies on the related Mortgage Loans, amounts that otherwise would be distributed on a class of Subordinated Certificates may instead be distributed on other more senior classes of Certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of Subordinated Certificates will be required to report income without giving effect to delays and reductions in distributions on such Certificates attributable to defaults or delinquencies on the Mortgage Loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a Subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner will eventually be allowed a loss (or be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of Subordinated Certificates should consult their tax advisors on these points.

INCOME FROM RESIDUAL CERTIFICATES.

     TAXATION OF REMIC INCOME. Owners of Residual Certificates in a REMIC Pool ("RESIDUAL OWNERS") must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

     The taxable income of a REMIC Pool is determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to Mortgage Loans, other debt obligations or REMIC regular interests held or treated for federal income tax purposes as held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable


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servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of "negative original issue discount," if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

     If the Trust Fund consists of a Master REMIC and a Subsidiary REMIC, the OID Regulations provide that the regular interests issued by the Subsidiary REMIC to the Master REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests are not treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Subsidiary REMIC.

     A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

     A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

     LOSSES. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in "Taxation of Certain Foreign Investors"), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

     EXCESS INCLUSIONS. A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an "excess inclusion," is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (i) 120% of the federal long-term rate under Section 1274(d) of the Code for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (ii) the adjusted issue price of the Certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Certificate, plus the amount of daily accruals on the Certificate for all prior quarters, decreased (but not below zero) by any prior distributions on the Certificate. If the aggregate value of the Residual Certificates is not considered to be "significant," then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The regulations that have been adopted under Sections 860A through 860G of the Code (the "REMIC REGULATIONS") do not contain such a rule.

     Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternative minimum taxable income of a Residual Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternative minimum tax operating loss deduction.

     Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

     DISTRIBUTIONS. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner


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will recognize gain (treated as gain from the sale or exchange of its Residual
Certificate) to the extent of such excess. See "Sale or Exchange of Certificates" below.

     PROHIBITED TRANSACTIONS; SPECIAL TAXES. Net income recognized by a REMIC Pool from "prohibited transactions" is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property." A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (i) engage in prohibited transactions in which it recognizes a significant amount of net income, (ii) receive contributions of property that are subject to tax, or (iii) derive a significant amount of net income from foreclosure property that is subject to tax.

     In addition, on December 23, 1996, the Internal Revenue Service released final regulations under Section 475 of the Code relating to the requirement that a dealer mark certain securities to market. These regulations provide that a REMIC residual interest that is acquired on or after January 4, 1995 is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark to market rules.

TREATMENT OF CERTAIN FEES.

     An individual, trust or estate that holds a Residual Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the Mortgage Loans and other administrative expenses of the Trust Fund in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in a Residual Certificate may not be recovered until termination of the Trust Fund. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of a Residual Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The Internal Revenue Service may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method of accounting without consent of the Internal Revenue Service. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to a Residual Certificate should consult its tax advisors.

     The method of taxation of Residual Certificates described in this section can produce a significantly less favorable after-tax return for a Residual Certificate than would be the case if the Certificate were taxable as a debt instrument. Also, a Residual Owner's return may be adversely affected by the excess inclusions rules described above. In certain periods, taxable income and the resulting tax liability for a Residual Owner may exceed any distributions it receives. In addition, a substantial tax may be imposed on certain transferors of a Residual Certificate and certain Residual Owners that are "pass-thru" entities. See "Transfers of Residual Certificates" below. Investors should consult their tax advisors before purchasing a Residual Certificate.

SALE OR EXCHANGE OF CERTIFICATES.

     An Owner will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the Certificate. The adjusted basis in a


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Certificate will equal the cost of the Certificate, increased by income previously recognized, and reduced (but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.

     Except as described below, any gain or loss on the sale or exchange of a Certificate held as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Certificate has been held for more than one year, or one year or less. Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution, and (ii) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such Certificate were 110% of the applicable federal rate under Section 1274(d) of the Code.

     A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.

     Except as provided in Treasury regulations, the wash sale rules of Section 1091 of the Code (relating to the disallowance of losses on the sale or disposition of certain stock or securities) will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091 of the Code) any REMIC residual interest, or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

TAXATION OF CERTAIN FOREIGN INVESTORS.

     REGULAR CERTIFICATES. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate provided such Owner
(i) is not a "10-percent shareholder", related to the issuer, within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation, related to the issuer, described in Section 881(c)(3)(C) of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person. If the Owner is a partnership or other type of pass-through entity that is not treated as the beneficial owner of the income with respect to the Certificate, the Owner generally must receive the statement described in the previous sentence from the Owner's partners or other beneficial owners of the income with respect to the Certificate and may be required to forward such statements to the Trustee. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the Certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the "branch profits tax").

     The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     RESIDUAL CERTIFICATES. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate (other than with respect to excess inclusions) provided that
(i) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (ii) in the case of a Residual Certificate in a REMIC Pool holding Mortgage Loans, the Mortgage Loans were originated after July 18, 1984.


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Excess inclusions are subject to a 30% withholding tax in all events
(notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

     With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the Trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the Trustee reasonably determines is required to be withheld. If the Trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

     Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

TRANSFERS OF RESIDUAL CERTIFICATES.

     Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

     DISQUALIFIED ORGANIZATIONS. In order to comply with the REMIC rules of the Code, the Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless (i) the proposed purchaser provides to the Trustee an "affidavit" (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a "disqualified organization" (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "BOOK-ENTRY NOMINEE") and
(ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

     If, despite these restrictions, a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such Certificate and (ii) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     A disqualified organization may hold an interest in a REMIC Certificate through a "pass-thru entity" (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false; provided that all partners of an "electing large partnership" (as defined in the Code) are deemed to be disqualified organizations for purposes of such tax.

     For these purposes, (i) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis, and (ii) "pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity.


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

     FOREIGN INVESTORS. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the Certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the Certificate has "tax avoidance potential." A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

     (i) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

     (ii) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

     A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's Mortgage Loans will prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption.

     The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the Certificate in connection with a U.S. trade or business) is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

     In light of these provisions, the Agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (i) such person holds the Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI, or (ii) the transferee delivers to both the transferor and the Trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

     NONECONOMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, a transfer of a "noneconomic" Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. If such a transfer is disregarded, the transferor will continue to be treated as the owner of the Residual Certificate and will therefore be liable for any taxes due in respect of the daily portions of income allocable to such Residual Certificate.

     A Residual Certificate (including a Certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (i) the present value of the expected future distributions on the Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions on the Certificate, at or after the time at which taxes on the anticipated excess inclusions accrue, in an amount sufficient to pay the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists where the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

     (i) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

     (ii) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

     (iii) the transferee must represent that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax


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treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding clause (ii), the "transferee representation requirement"); and

     (iv) the transfer must satisfy either the "asset test" or the "formula test".

     A transfer satisfies the "asset test" if the following three conditions are satisfied:

     (i) for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

     (ii) the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or cooperative) that will not hold the Residual Certificate through a foreign permanent establishment (an "ELIGIBLE CORPORATION") and that agrees in writing that any subsequent transfer of the Residual Certificate will be to an Eligible Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

     (iii) a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment actually made to the transferee), that the taxes associated with the Residual Certificate will not be paid.

     A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the Residual Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic Residual Certificate does not exceed the sum of:

     (i) the present value of any consideration given to the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code. However, if the transferee has been subject to the alternative minimum tax under section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then the tax rate specified in section 55(b)(1)(B) may be used in lieu of the highest rate specified in section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic residual interest to pay more consideration to the transferee than would otherwise be the case.

     All transfers of Residual Certificates will be subject to certain restrictions under the Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

SERVICING COMPENSATION AND OTHER REMIC POOL EXPENSES.

     Under Section 67 of the Code, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury


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regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

     In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a "single-class REMIC" as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.

REPORTING AND ADMINISTRATIVE MATTERS.

     Annual reports will be made to the Internal Revenue Service, and to Holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under "Status of Certificates" and, where relevant, allocated amounts of servicing fees and other expenses described in Section 67 of the Code. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and expenses described in Section 67 of the Code.

     The Trustee will sign and file federal income tax returns for each REMIC Pool. To the extent allowable, the Trustee will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the Trustee will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

     An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

NON-REMIC CERTIFICATES.

     The discussion in this Section applies only to a Series of Certificates for which no REMIC election is made.

TRUST FUND AS GRANTOR TRUST.

     Upon issuance of each Series of Certificates, Dechert LLP, counsel to the Depositor, will deliver an additional opinion, dated as of the date of such issuance, to the effect that, under then current law, assuming compliance by the Depositor, the Servicer and the Trustee with all the provisions of the Agreement (and such other agreements and representations as may be referred to in the opinion), the Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

     Under the grantor trust rules of the Code, each Owner of a Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans (and any related assets) or other assets included in the Trust Fund. The Owner will include in its gross income, gross income from the portion of the Mortgage Loans or other assets allocable to the Certificate, and may deduct its share of the expenses paid by the Trust Fund that are allocable to the Certificate, at the same time and to the same extent as if it had directly purchased and held such interest in the Mortgage Loans or other assets and had directly received payments thereon and paid such expenses. If an Owner is an individual, trust or estate, the Owner will be allowed deductions for its share of Trust Fund expenses (including reasonable servicing fees) only to the extent that the sum of those expenses and the Owner's other miscellaneous itemized deductions exceeds 2% of adjusted gross


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

income, and will not be allowed to deduct such expenses for purposes of the alternative minimum tax. Distributions on a Certificate will not be taxable to the Owner, and the timing or amount of distributions will not affect the timing or amount of income or deductions relating to a Certificate.

STATUS OF THE CERTIFICATES.

     The Certificates, other than Interest Only Certificates, will be:

     o "real estate assets" under Section 856(c)(5)(B) of the Code (relating to the qualification of certain corporations, trusts, or associations as real estate investment trusts); and

     o assets described in Section 7701(a)(19)(B) of the Code (relating to real estate interests, interests in real estate mortgages, and shares or certificates of beneficial interests in real estate investment trusts), to the extent the assets of the Trust Fund are so treated. Interest income from such Certificates will be "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code to the extent the income of the Trust Fund qualifies under that section. An "INTEREST ONLY CERTIFICATE" is a Certificate which is entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in an Issuing Entity and that has either a notional or nominal principal amount. Although it is not certain, Certificates that are Interest Only Certificates should qualify under the foregoing Code sections to the same extent as other Certificates.

POSSIBLE APPLICATION OF STRIPPED BOND RULES.

     In general, the provisions of Section 1286 of the Code (the "STRIPPED BOND RULES") apply to all or a portion of those Certificates where there has been a separation of the ownership of the rights to receive some or all of the principal payments on (i) a Mortgage Loan held by the Trust Fund, (ii) a REMIC regular interest held by the Trust Fund, (iii) a mortgage loan or REMIC regular interest held by an entity that is treated for federal income tax purposes as a grantor trust and in which the Trust Fund holds an equity interest or (iv) a debt instrument other than a Mortgage Loan held by the Trust Fund (any mortgage loan, REMIC regular interest or debt instrument described in any of clauses (i) through (iv), an "Underlying Debt Obligation") from the right to receive some or all of the related interest payments. Certain Non-REMIC Certificates may be subject to these rules either because they represent specifically the right to receive designated portions of the interest or principal paid on the Underlying Debt Obligations, or because the servicing fee is determined to be excessive (each, a "STRIPPED CERTIFICATE").

     Each Stripped Certificate will be considered to have been issued with original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, which may be prior to the receipt of the cash attributable to such income. For these purposes, under original issue discount regulations, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. The Internal Revenue Service has indicated that with respect to certain mortgage loans, original issue discount would be considered zero either if (i) the original issue discount did not exceed an amount that would be eligible for the de minimis rule described above under "REMIC Certificates--Income From Regular Certificates--Original Issue Discount", or (ii) the annual stated rate of interest on the mortgage loan was not more than 100 basis points lower than on the loan prior to its being stripped. In either such case the rules described above under "REMIC Certificates--Income From Regular Certificates--Market Discount" (including the applicable de minimis rule) would apply with respect to the mortgage loan.

TAXATION OF CERTIFICATES IF STRIPPED BOND RULES DO NOT APPLY.

     If the Stripped Bond Rules do not apply to a Certificate, then the Owner will be required to include in income its share of the interest payments on the Underlying Debt Obligation held by the Trust Fund in accordance with its tax accounting method, except that where the Underlying Debt Obligation is a REMIC regular interest the accrual method must be used. The Owner must also account for discount or premium on the Underlying Debt Obligation if it is considered to have purchased its interest in the Underlying Debt Obligation at a discount or premium. An Owner will be considered to have purchased an interest in each Underlying Debt


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

Obligation at a price determined by allocating its purchase price for the Certificate among the assets held by the Trust Fund in proportion to their fair market values at the time of purchase. It is likely that discount on Underlying Debt Obligations that are not REMIC regular interests would be considered to accrue and premium would be amortized, as described below, based on an assumption that there will be no future prepayments of the Mortgage Loans, and not based on a reasonable prepayment assumption.

     DISCOUNT. The treatment of any discount relating to an Underlying Debt Obligation will depend on whether the discount is original issue discount or market discount. Discount at which an Underlying Debt Obligation is purchased will be original issue discount only if the Underlying Debt Obligation itself has original issue discount; the issuance of Certificates is not considered a new issuance of a debt instrument that can give rise to original issue discount. An Underlying Debt Obligation will be considered to have original issue discount if the greater of the amount of points charged to the Borrower, or the amount of any interest foregone during any initial teaser period, exceeds 0.25% of the stated redemption price at maturity times the number of full years to maturity, or if interest is not paid at a fixed rate or a single variable rate (disregarding any initial teaser rate) over the life of the Underlying Debt Obligation. It is not anticipated that the amount of original issue discount, if any, accruing on the Underlying Debt Obligation in each month will be significant relative to the interest paid currently on the Underlying Debt Obligation, but there can be no assurance that this will be the case.

     In the case of an Underlying Debt Obligation that is considered to have been purchased with market discount that exceeds a de minimis amount (generally, 0.25% of the stated redemption price at maturity times the number of whole years to maturity remaining at the time of purchase), the Owner will be required to include in income in each month the amount of such discount that has accrued through such month and not previously been included in income, but limited to the amount of principal on the Underlying Debt Obligation that is received by the Trust Fund in that month. In the case of Underlying Debt Obligations that provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues. Any market discount that has not previously been included in income will be recognized as ordinary income if and when the Underlying Debt Obligation is paid in full. For a more detailed discussion of the market discount rules of the Code, see "REMIC Certificates--Income from Regular Certificates--Market Discount" above.

     In the case of market discount that does not exceed a de minimis amount, the Owner will be required to allocate ratably the portion of such discount that is allocable to an Underlying Debt Obligation among the principal payments on the Underlying Debt Obligation and to include the discount in ordinary income as the related principal payments are made (whether as scheduled payments or prepayments).

     PREMIUM. In the event that an Underlying Debt Obligation is purchased at a premium, the Owner may elect under Section 171 of the Code to amortize such premium under a constant yield method based on the yield of the Underlying Debt Obligation to such Owner, provided that such Underlying Debt Obligation was originated after September 27, 1985. Premium allocable to an Underlying Debt Obligation originated on or before that date should be allocated among the principal payments on the Underlying Debt Obligation and allowed as an ordinary deduction as principal payments are made (whether as scheduled payments or prepayments).

TAXATION OF CERTIFICATES IF STRIPPED BOND RULES APPLY.

     If the Stripped Bond Rules apply to a Certificate, income on the Certificate will be treated as original issue discount and will be included in income as it accrues under a constant yield method. More specifically, for purposes of applying the original issue discount rules of the Code, the Owner will likely be taxed as if it had purchased a newly issued, single debt instrument providing for payments equal to the payments on the interests in the Underlying Debt Obligation allocable to the Certificate, and having original issue discount equal to the excess of the sum of such payments over the Owner's purchase price for the Certificate (which would be treated as the issue price). The amount of original issue discount income accruing in any taxable year will be computed as described above under "REMIC Certificates--Income from Regular Certificates--Original Issue Discount". It is possible, however, that the calculation must be made using as the Prepayment Assumption an assumption of zero prepayments. If the calculation is made assuming no future prepayments, then the Owner would be allowed to deduct currently any negative amount of original issue discount produced by the accrual formula.


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

     Different approaches could be applied in calculating income under the Stripped Bond Rules. For example, a Certificate could be viewed as a collection of separate debt instruments (one for each payment allocable to the Certificate) rather than a single debt instrument. Also, in the case of an Interest-Only Certificate, it could be argued that certain regulations governing contingent payment debt obligations apply. It is recommended that Owners consult their own tax advisors regarding the calculation of income under the Stripped Bond Rules.

SALES OF CERTIFICATES.

     A Certificateholder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted tax basis in the Certificate. In general, such adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased (but not below zero) by the amount of any distributions received thereon, the amount of any losses previously allowable to such Owner with respect to such Certificate and any premium amortization thereon. Any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset, subject to the potential treatment of gain as ordinary income to the extent of any accrued but unrecognized market discount under the market discount rules of the Code, if applicable.

FOREIGN INVESTORS.

     Except as described in the following paragraph, an Owner that (i) is not a U.S. person (as defined under "REMIC Certificates--Taxation of Foreign Investors" above), (ii) is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate and (iii) is not actually or constructively the holder of a 10% or greater interest in the issuer of the Underlying Debt Obligation or a controlled foreign corporation with respect to which the issuer of the Underlying Debt Obligation is a related person (all within the meaning of the Code) will not be subject to United States income or withholding tax in respect of a Certificate (assuming the Underlying Debt Obligation was originated after July 18, 1984), if the Owner provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is not a U.S. person. If the Owner is a partnership or other type of pass-through entity that is not treated as the beneficial owner of the income with respect to the Certificate, the requirements of the preceding sentence must also be satisfied by the Owner's partners or other beneficial owners of the income with respect to the Certificate and the Owner generally must receive the statement described in the previous sentence from the Owner's partners or other beneficial owners of the income with respect to the Certificate and may be required to forward such statements to the Trustee. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. Income effectively connected with a U.S. trade or business will be subject to United States federal income tax at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

     In the event the Trust Fund or a grantor trust in which the Trust Fund owns an interest acquires ownership of real property located in the United States in connection with a default on an Underlying Debt Obligation, then any rental income from such property allocable to an Owner that is not a U.S. person generally will be subject to a 30% withholding tax. In addition, any gain from the disposition of such real property allocable to an Owner that is not a U.S. person may be treated as income that is effectively connected with a U.S. trade or business under special rules governing United States real property interests. The Trust Fund may be required to withhold tax on gain realized upon a disposition of such real property by the Trust Fund at a 35% rate.

REPORTING

     Tax information will be reported annually to the Internal Revenue Service and to Holders of Certificates that are not excluded from the reporting requirements.

BACKUP WITHHOLDING

     Distributions made on a Certificate and proceeds from the sale of a Certificate to or through certain brokers may be subject to a "backup" withholding tax of 30% (which rate is scheduled to adjust in the future as a result of


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

recent U.S. tax legislation) unless, in general, the Owner of the Certificate complies with certain procedures or is a corporation or other person exempt from such withholding. Any amounts so withheld from distributions on the Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Owner's federal income tax.

Tax Treatment of Exchangeable Certificates

     Exchangeable Certificates Representing Proportionate Interests in Two or More Regular Securities

     The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each Regular Security corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each Regular Security underlying that exchangeable security as described under "--Income from Regular Certificates." If a beneficial owner of an exchangeable security acquires an interest in two or more underlying Regular Securities other than in an exchange described under "Exchangeable Certificates" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying Regular Securities in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying Regular Securities in proportion to their relative fair market values at the time of sale.

     Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to original issue discount, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more Regular Securities, those Regular Securities could be treated as a single debt instrument for original issue discount purposes. In addition, if the two or more Regular Securities underlying an exchangeable security were aggregated for original issue discount purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying Regular Securities, (ii) sell one of those related Regular Securities and (iii) retain one or more of the remaining related Regular Securities, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying Regular Securities sold and the related Regular Securities retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the Regular Securities sold using its basis allocable to those Regular Securities. Also, the beneficial owner then must treat the Regular Securities underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those Regular Securities. Accordingly, the beneficial owner must accrue interest and original issue discount with respect to the Regular Securities retained based on the beneficial owner's basis in those Regular Securities.

     As a result, when compared to treating each Regular Security underlying an exchangeable security as a separate debt instrument, aggregating the Regular Securities underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the trustee's lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each Regular Security underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Regular Securities underlying an exchangeable security were aggregated, the timing of accruals of original issue discount applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Regular Securities underlying the Exchangeable Certificates should be aggregated for original issue discount purposes.

     Exchangeable Certificates Representing Disproportionate Interests in Regular Securities. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the Regular Security corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payment on the underlying Regular Securities. If an exchangeable security entitles the holder to payments of principal and interest on an underlying Regular Security, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying Regular Security to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying Regular Security, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

     Under Section 1286 of the Code, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to Regular Securities under "--Income from Regular Certificates."

     If the exchangeable security has original issue discount, the beneficial owner must include the original issue discount in its ordinary income for federal income tax purposes as the original issue discount accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue original issue discount using a method similar to that described with respect to the accrual of original issue discount on a Regular Security under "--Income from Regular Certificates." A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating original issue discount would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying Regular Securities.

     In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences should they fail to do so.

     The rules of Section 1286 of the Code also apply if (i) a beneficial owner of Regular Securities exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and
(iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related Regular Securities. As of the date of such a sale, the beneficial owner must allocate its basis in the Regular Securities between the part of the Regular Securities underlying the Exchangeable Certificates sold and the part of the Regular Securities underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any original issue discount with respect to the retained Exchangeable Certificates as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges Regular Securities for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see "-- Treatment of Exchanges" below.

     Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of Regular Securities allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "--Income from Regular Certificates."

     Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "--Treatment of Exchanges" below) a combination of Exchangeable Certificates that may be exchanged for underlying Regular Securities, the owner should be treated as owning the underlying Regular Securities, in which case Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

     It is not clear whether Exchangeable Certificates subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or original issue discount derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates under these provisions of the Code.

     Treatment of Exchanges. If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under "Exchangeable Certificates" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to won after the exchange the same combination of interests in each related underlying Regular Security that it owned immediately prior to the exchange.

                              PLAN OF DISTRIBUTION

     The Depositor may sell Certificates of each Series to or through underwriters (the "UNDERWRITERS") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Depositor intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

     The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor or any affiliate thereof may purchase some or all of one or more classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement and may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of the Certificates, Underwriters may receive compensation from the Depositor or from the purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters and any discounts or commissions received by them from the Depositor and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "ACT"). Any such Underwriters or agents will be identified, and any such compensation received from the Depositor will be described, in the applicable Prospectus Supplement.

     It is anticipated that the underwriting agreement pertaining to the sale of any Series or class of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all such Certificates if any are purchased.

     Under agreements which may be entered into by the Depositor, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Depositor against certain liabilities, including liabilities under the Act.

     If so indicated in the Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.


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     The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                                USE OF PROCEEDS

     Substantially all of the net proceeds from the sale of each Series of Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans underlying the Certificates of such Series. Proceeds may also be used to purchase credit enhancement or cash flow agreements for the benefit of the holders of all or certain Classes of Certificates of a Series or for general purposes. Application of proceeds will be further described in the related prospectus supplement.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Certificates offered hereby, including certain federal income tax matters, will be passed upon for the Depositor by Dechert LLP, New York, New York.

                         REPORTS TO CERTIFICATEHOLDERS

     The Servicer will provide to the holders of Certificates of each Series, annually and on each Distribution Date, reports concerning the Trust Fund related to such Certificates. See "The Pooling and Servicing Agreement--Reports to Certificateholders". The Servicer will file with the Commission such reports with respect to the Trust Fund for a Series of Certificates as are required under the Exchange Act and the rules and regulations of the Commission thereunder until the completion of the reporting period required by Rule 15d-1 under the Exchange Act.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Depositor filed a registration statement (the "REGISTRATION STATEMENT") relating to the Certificates with the Securities and Exchange Commission (the "SEC" or the "COMMISSION"). This Prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Room of the Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 100 F. Street, NE, Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1300, 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the officers referred to above. Copies of any documents incorporated into this Prospectus by reference will be provided, at no cost, to each person to whom a Prospectus is delivered, upon written or oral request directed to the Depositor at 194 Wood Avenue South, Iselin, New Jersey 08830, telephone number
(732) 452-8000.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the Depositor to "incorporate by reference" information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that the Depositor files later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information rather than on any different information included in this Prospectus or the accompanying Prospectus Supplement. The Depositor incorporates by reference any future annual, monthly and special SEC


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

reports (other than reports on Form 10-K) filed by or on behalf of the Trust until the termination of the offering of the Certificates.

     As a recipient of this Prospectus, you may request a copy of any document the Depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the Depositor at 194 Wood Avenue South, Iselin, New Jersey 08830, telephone number (732) 452-8000.


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                      INDEX OF DEFINED TERMS IN PROSPECTUS

1998 Policy Statement......................................................   51
Accretion Directed.........................................................    9
Accrual Certificates.......................................................    7
Accrual Class..............................................................   12
Accrual Remittance Amount..................................................   13
Act........................................................................   73
Advance Guarantee..........................................................   23
Agency Securities..........................................................   13
Agreement..................................................................    6
Allowable Interest Rate....................................................   54
Allowable Notional Amount..................................................   55
ARM Loans..................................................................   14
ARMs.......................................................................   14
Average Interest Rate......................................................   56
Bankruptcy Bond............................................................   27
Bi-Weekly Loans............................................................   15
Book-Entry Nominee.........................................................   65
Borrower...................................................................   15
Buydown....................................................................   30
Buy-Down Fund..............................................................   15
Buy-Down Mortgage Loans....................................................   14
Buy-Down Reserve...........................................................   15
Cash Flow Agreement........................................................   31
Cash-Out Refinance Loans...................................................   15
CERCLA.....................................................................   49
Certificate Account........................................................   39
Certificate Distribution Amount............................................   13
Certificate Rate...........................................................    7
Certificate Register.......................................................    6
Certificateholder..........................................................    6
Certificates...............................................................    6
Code.......................................................................   43
Collection Account.........................................................    8
Commission.................................................................   74
Companion Class............................................................   11
Compensating Interest Payment..............................................   32
Component Certificates.....................................................    9
Components.................................................................    9
Conservation Act...........................................................   49
Conventional Loans.........................................................   19
Cooperative Dwellings......................................................   15
Cooperative Loans..........................................................   15
Cooperatives...............................................................   15
Current Report.............................................................   16
Cut-Off Date...............................................................    7
Defective Mortgage Loan....................................................   40
Delivery Date..............................................................    6
Deposit Guarantee..........................................................   23
Depositor..................................................................    6
Designated Transaction.....................................................   54
Distribution Date..........................................................    7
DOL........................................................................   52
DOL Pre-Funding Period.....................................................   54
EDGAR......................................................................   74
Eligible Corporation.......................................................   67
Eligible Investments.......................................................   28
Environmental Lien.........................................................   50
ERISA......................................................................   52
Excess Cash Flow...........................................................   13
Exchangeable Certificate..................................................    13
Exemption..................................................................   53
EYS Agreement..............................................................   56
Fannie Mae.................................................................   20
FHA........................................................................   18
FHA Loans..................................................................   18
FHA/VA Claim Proceeds......................................................   28
Fixed Rate Class...........................................................   11
Floating Rate Class........................................................   11
Freddie Mac................................................................   22
Freddie Mac Act............................................................   22
Garn-St Germain Act........................................................   47
GEM Loans..................................................................   15
GIC........................................................................   28
Ginnie Mae.................................................................   18
Ginnie Mae Servicers.......................................................   17
GPM Loans..................................................................   15
Guarantor..................................................................   23
Guaranty Agreement.........................................................   17
Housing Act................................................................   18
HUD........................................................................   18
Insurance Proceeds.........................................................   16
Interest Accrual Period....................................................    8
Interest Only Certificate..................................................   69
Interest-Only Class........................................................   11
Inverse Floating Rate Class................................................   11
Letter of Credit...........................................................   30
Leveraged..................................................................   55
Limited Guarantee..........................................................   23
Liquidation Proceeds.......................................................   16
Loan-to-Value Ratio........................................................   14
Lockout Class..............................................................    9
Master REMIC...............................................................   58
Mezzanine Certificates.....................................................    9
Mortgage...................................................................   14
Mortgage Loan Schedule.....................................................   38
Mortgage Loans.............................................................    6
Mortgage Pool..............................................................   14
Mortgage Rate..............................................................   14
Mortgaged Property.........................................................   14
NAS Class..................................................................    9
NCUA.......................................................................   51


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No-Bid.....................................................................   30
Nonrecoverable Advance.....................................................   36
Non-SMMEA Certificates.....................................................   50
Note.......................................................................   14
Notional Amount Class......................................................    9
OCC........................................................................   51
OID Regulations............................................................   58
OTS........................................................................   48
PAC........................................................................    9
PAC I......................................................................    9
PAC II.....................................................................    9
Parties in Interest........................................................   52
Paying Agent...............................................................    8
PC Pool....................................................................   20
Planned Amortization Class.................................................    9
Plans......................................................................   52
Pre-Funding Account........................................................   16
Prepayments................................................................    8
Primary Mortgage Insurance Policy..........................................   14
Principal Prepayments......................................................    8
Principal-Only Class.......................................................   11
PTCE 83-1..................................................................   52
PTE........................................................................   53
PUD........................................................................   14
Rating Agency..............................................................   54
Record Date................................................................    8
Registration Statement.....................................................   73
Regular Certificates.......................................................   57
Relief Act.................................................................   48
REMIC......................................................................   57
REMIC Pool.................................................................   58
REMIC Regulations..........................................................   63
Remittance Rate............................................................    7
Representing Party.........................................................   38
Reserve Account............................................................   23
Residual Certificates......................................................   57
Residual Owners............................................................   62
Restricted Group...........................................................   54
RICO.......................................................................   50
Scheduled Amortization Class...............................................   10
Scheduled Payments.........................................................   29
SEC........................................................................   73
Senior Certificates........................................................   10
Senior Support Certificates................................................   10
Sequential Pay Class.......................................................   10
Series.....................................................................    6
Servicer...................................................................    6
Similar Law................................................................   52
SMMEA......................................................................   50
Special Distributions......................................................   13
Stated Balance.............................................................   13
Step-up Class..............................................................   12
Strip Class................................................................   10
Stripped Bond Rules........................................................   69
Stripped Certificate.......................................................   69
Subordinated Certificates..................................................   10
Subsidiary REMIC...........................................................   58
Super Senior Certificates..................................................   11
Support Class..............................................................   11
Swap.......................................................................   55
Swap Agreement.............................................................   55
TAC........................................................................   11
Targeted Amortization Class................................................   11
Title V....................................................................   48
Trust Fund.................................................................    6
Trustee....................................................................    6
Underlying Securities......................................................   12
Underlying Securities Schedule.............................................   12
Underwriters...............................................................   72
VA.........................................................................   18
VA Loans...................................................................   18
Variable Rate Class........................................................   11
VRDIs......................................................................   61


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

                          $3,751,829,100 (Approximate)

                   CHASE MORTGAGE FINANCE TRUST SERIES 2007-A1

                                 Issuing Entity

                       CHASE MORTGAGE FINANCE CORPORATION

                                    Depositor

                            JPMORGAN CHASE BANK, N.A.

                                    Servicer

                             CHASE HOME FINANCE LLC

                               Sponsor and Seller

                                  (CHASE LOGO)

         MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-A1

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                                    JPMORGAN

You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until May 27, 2007.

                                FEBRUARY 26, 2007